This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

Exhibit 99.3

- 2025

As of December 31, 2025

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.










Bruce Woodbury Beltway



כולל:

Chapter A - Description of Company's Business.

Chapter B - BOD Report

Chapter C - Financial Statements
Asset Valuations:
1. Oakland City Center;
2. The Marq;
3. 110 William St.

Chapter D - Additional Info Report

Chapter E – Director Statements

PACIFIC OAK CAPITAL ADVISORS

3857 Birch St
Newport Beach, CA 92660-2616

PACIFIC OAK

Chapter A – Description of Company's Business

Table of Contents

Part One - Description of General Development of the Business of the Company
1.1. The activity of the Company and description of its business development......6
1.2. The Company's Field of Operation......48
1.3. Investments in the Company's equity and transactions in its shares since eshtablishment......51
1.4. Dividend Distribution......52

Part Two – Other Information
1.5. Financial Information of the Company's field of operation......54
1.6. General environment and the effect of exogenous factors on the activity of the Company......55

Part Three – Description of the Business of the Company by Fields of Operation
1.7. The Income Producing Property Sector......64
1.7.1. General information on the field of operation......64
1.7.2. Breakdown of data in the income-producing real estate sector – aggregate...78
1.7.3. The income-producing real estate of the Company – breakdown by field of operation......80
1.7.4. Expected income from signed lease agreements......86
1.7.5. Key tenants......87
1.7.6. Investment Land – aggregate disclosure......88
1.7.7. Acquisition and sale of properties......89
1.7.8. Material properties......93
1.7.9. Highly material properties......98
1.7.10. Adjustments required at Company level......120
1.7.11. Marketing......121
1.7.12. Competition......122
1.7.13. Working capital......122
1.8. The Hotel Sector......123
1.8.1. The structure of the field of operation and the changes applicable thereto ..123
1.8.2. The legislative and regulatory restrictions applicable to the hotel sector.....123
1.8.3. Technological changes which materially affect income-producing real estate – hotels......124
1.8.4. Critical success factors in the sector of income-producing real estate– hotels124
1.8.5. The strategy of the Company with regard to its hotel......126
1.8.6. Hotel sector breakdown......126
1.8.7. Additional details about hotel real estate properties (classified as fixed assets)130

Part Four – Matters Concerning the Activities of the Company
1.9. Human Capital......131
1.10. Fixed Assets and Real Estate......132
1.11. Financing and Credit......133
1.12. Insurance......154
1.13. Taxation......155

1.14. Material Agreements 160
1.15. Partnership Agreements....166
1.16. Obejctives and Business Strategy and Forecast of Next Year's Developments173
1.17. Legal Oroceedings....174
1.18. Discussion of Risk Factors 175

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Part One – Description of General Development of the Business of the Company

Definitions

"Company"	Pacific Oak SOR (BVI) Holdings, Ltd.
"Securities Law"	The Securities Law – 1968.
"Reports Regulations"	The Securities Regulations (Periodic and Immediate Reports), 1970.
"REIT " or **"Trust"**	Pacific Oak Strategic Opportunity REIT Inc. is a corporation organized in the State of Maryland and that chose to be classified as a REIT (A Real Estate Investment Trust) pursuant to the federal income tax law (Internal Revenue Code of 1986). The REIT is a reporting company in the United States in accordance with the US securities laws and the Securities and Exchange Commission. However, the securities of the REIT are not listed for trading and therefore the Trust is not traded on a stock exchange. For further details see the REIT Law Description Appendix (as such is defined below).
"Partnership"	Pacific Oak Strategic Opportunity Limited Partnership (formerly KBS Strategic Opportunity Limited Partnership), a limited partnership that was organized in the State of Delaware and which is fully owned under a chain of ownership by the REIT. For additional details see Section 1.1.6.3 below. The partnership fully owns (100%) issued and paid-up share capital of the Company.

"Pacific Oak Properties"	Pacific Oak SOR Properties LLC is a Limited Liability Company, organized in the State of Delaware, that is held by the Company (100%) and holds through a chain of ownership the assets of the REIT's real estate.
"New Consulting Company"	Westdale Asset Management, LTD., a limited partnership incorporated according to the laws of the State of Texas, in the US, which provides asset management services for Company's properties beginning January 31, 2026, based on the terms of the advisory agreement between the parties (hereinafter: **The New Advisory Agreement**). For details of the New Advisory Agreement, which replaces the Management Agreement and the Back to Back Agreement, see the below Section 1.1.2.5.
"New Consulting Agreement"	An agreement for the provision of asset management services to the Company and its properties by the New Consulting Company, except for the residential properties held via Pacific Oak Residential Trust. For details of the New Advisory Agreement, see the below Section 1.1.2.5.

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"Management Accounting Agreement"	Agreement for the provision of accounting and financial services to the Company by R2 Advisors (a private company incorporated in California), headed by Company's current Chief Accounting Officer, Mr. Ryan Schluttenhofer. For details of the Management Accounting Agreement, see the below Section 1.1.2.5.
"Pacific Oak Holdings"	Pacific Oak Holdings, LLC is an limited liability company incorporated in the State of Delaware, which holds all the rights in the previous Management Company, the shareholders of which, under a final chain of holdings, are Messrs. Keith Hall (hereinafter: "**Keith**") and Peter McMillan III (hereinafter: "**Peter**"), which serves as the CEO of the REIT and Director and President and Chairman of the Board of Directors of the REIT, respectively, and Messrs. Peter M. Bren and Charles Schreiber, serving in managerial positions in the Management Company (hereinafter: "**Founders of the Previous Management Company**"). Messrs. Keith and Peter also served as the CEO and Director and the President and Director of the Company, respectively. On December 16, 2025 and January 28, 2026 Messrs. Peter McMillan III and Keith Hall concluded their term as directors and officers of the Company.

"Previous Management Company"	Pacific Oak Capital Advisors LLC, a limited liability company incorporated in the State of Delaware which is under the full control of Pacific Oak Holdings Group, LLC, which provided management, operation, financing, and consulting services to the REIT.
"Previous Management Agreement"	A Management Agreement between the REIT and the Management Company, the details of which are specified in section 5 of the REIT Law Description Appendix (as such is defined below), and which was terminated beginning January 31, 2026.
"Back-to-Back Agreement"	A Back-to-Back Management Agreement between the REIT and the Company which is designated for the REIT to comply with the payment to the Management Company and receive management services from the REIT in accordance with the Management Agreement as specified in Section 1.1.6.4 below. The Back-to-Back Agreement was terminated on January 31, 2026 and replaced with the New Advisory Agreement. See the below Section 1.1.2.5 for details.
"Pacific Oak Group"	The Previous Management Company, Pacific Oak Holdings, and additional companies held by the Founders of the Previous Management Company, as such are defined below (severally and jointly).
"SEC"	The United States Securities and Exchange Commission, which is the government agency responsible for the supervision of the US capital markets.

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4 As of the date of the release of the report, grounds have materialized for calling Series B and Series D debentures for immediate repayment. For details, see the preface to Part E (Dedicated Disclosure for Debenture Holders) of Company's December 31, 2025 Report of the Board of Directors, appended to Part B of this Periodic Report (hereinafter: The Board Report). In this regard, see also Part V of the Board Report for details of the materialization of grounds for the immediate repayment of Debentures Series B and Series D). 1 Reference number: 2024-01-622230. "Shelf Prospectus" A Shelf Prospectus of the Company dated November 30, 2022, which was published on November 29, 2022 (reference number: 2022-01- 144649)1, not effective as of November 29, 2025. "Deed of Trust (Series B)" Deed of Trust of the Debentures (Series B) of the Company signed between the Company and Resnik Paz Nevo Trusts Ltd., the Trustee of the holders of the Debentures (Series B) of the Company, on February 12, 2020. "Debentures (Series B)" The Debentures (Series B) of the Company, not convertible into shares, which were initially offered to the public as part of the Shelf Offering Report dated February 12, 2020. "Debentures (Series C)" The Debentures (Series C) of the Company, not convertible into shares, which were initially offered to the public as part of the Shelf Offering Report dated July 6, 2023. Series C debentures were repaid in full on August 17, 2025. "Debentures (Series D)" The Debentures (Series D) of the Company, not convertible into shares, which were initially offered to the public as part of the Shelf Offering Report dated April 21, 2024. "Debentures" The Debentures (Series B) and the Debentures (Series D). "Report Date" December 31, 2025. "2024 Periodic Report" The Periodic Report of the Company as of December 31, 2024, which was published on March 31, 2025 (reference number: 2025-01-022627). "REIT Law Description Appendix" Appendix A to this Chapter "Important Details in Connection with the REIT". "Sqf." or "SF" Square feet. The conversion from square feet to square meters is carried out so that each 10 Sqf are equal to 0.9290 sqm. For example, a 5,000 Sqf property is equal to an area of 464.5 square meters. "Acre" The conversion from acres to square meters is carried out so that each single acre is equal to 4,046.87 sqm. For example, a 10-acre property is equal to an area of approximately 40,460.87 sqm. 5 Additionally, on February 17, 2026, after the reporting date of the financial statements, S&P Global Ratings Maalot announced, at the Company's request, the termination of the rating for the Company and its debentures, so that as of close to this report's publication date, the Company and its debentures are not rated. Prior to the said termination of the rating, the Company and its debentures were rated 'ilCCC' due to increased risks of a default event. 6 1.1. The activity of the Company and description of its business development 1.1.1. General The Company is a Debenture Company, as this term is defined in the Companies Act, established as part of the Pacific Oak Group. Beginning January 31, 2026, the Company and the REIT are no longer considered a part of the Pacific Oak Group. See the below Section 1.1.2.5 for details. The Company's current strategy focuses on current operation and realization of its current properties. The Company is not currently focused on new acquisitions. The Company works to preserve and enhance the value of its properties by leasing vacant spaces, stabilizing properties, implementing targeted improvements at the property level, optimal management of its obligations, orderly sale processes of its properties, refinancing of loans, as well as various strategic transactions. The Company strives to maximize realizable value of its properties and improve its liquidity and financial outcomes. It should be noted that in previous periods, the Company primarily focused on investing in opportunistic real estate. For further details, see Section 1.1 of Chapter A of the Company's 2024 periodic report. In this context, it should be noted, as stated in Section 1.1.3.A below, that in accordance with the Tel Aviv District Court's decision dated February 4, 2026 (Insolvency Case 3409-12-25) (hereinafter: "the Court"), the Company published a notice convening a creditors' meeting that includes holders of Debenture (Series B), holders of Debenture (Series D) of the Company, and additional creditors, the agenda of which includes approval of a debt settlement in accordance with the provisions of Article 85 of the Insolvency and Economic Rehabilitation Law, 5778-2018. The aforementioned meeting is scheduled for April 23, 2026. For details regarding the proposed debt settlement to be discussed in the aforementioned creditors' meeting, see the Company's immediate report dated April 7, 2026 (reference number: 2026-01-032324), the information of which is presented in this report by way of reference. 1.1.2. Significant developments in the Company's business in the past year and subsequent to the date of the report 1.1.2.1. Depreciation of Investment Real Estate For the year ending December 31, 2025, the Company recorded depreciation of approximately USD 266.8 million (based on 100%, Company's share is approximately USD 264.8 million) in the value of Investment Real Estate, primarily due to sale of Company's properties (the Georgia 400 and Crown Pointe – as part of proceedings managed by the lenders in the properties, along with sale proceedings associated with the Lincoln Court property), as well as current appraisals by an 7 independent appraiser conducted on all of Company's properties as part of preparations of Company's December 31, 2025 financial statements. Note that during the three-month period ending December 31, 2025, the Company recorded a drop of approximately USD 58 million (based on 100%, Company's share is approximately USD 57.5 million), primarily in connection with the following properties: - The PORT property portfolio recorded a drop of approximately USD 34.3 million based on an appraisal of the property for December 31, 2025. The value of the property on the Company's books as of December 31, 2025 is approximately USD 360.6 million. - The Eight & Nine Corporate Centre property recorded a drop of approximately USD 17.1 million based on an appraisal of the property for December 31, 2025. The value of the property on the Company's books as of December 31, 2025 is approximately USD 55 million. For details of depreciation in the value of Company's investment real estate as of June 30, 2025 and September 30, 2025, see Section 2.1 of Company's Q2/25 Report of the Board of Directors and Section 2.3 of Company's Q3/25 Report of the Board of Directors (hereinafter: "Q2 Board Report" and "Q3 Board Report", respectively). For details of the Company's assessments regarding the sales of its properties in the next two years, see Section 3.5 of Chapter B (Board of Directors' Report of this report).

1.1.2.2. **Property sales over the past year and up to around the date of the release of the report**

Following are details of major property sales by the Company over the past year and up to around the date of the release of the report:

Property	Sale Closing Date	Book Value Prior to Engaging in the Sale	Property Debt Prior to Closing the Sale	Sale Proceeds	Cash Generated by the Company from the Sale	Debt Balance on the Property following Sale Closing	Additional Details
(USD millions)							
Georgia 400	July 7, 2025	66.4	39.5	39.1	0	1.5 (unsecured debt)	Following discussions with the property lender, the parties have agreed that the financial guarantee amount provided by Pacific Oak SOR Properties, LLC (Company's 100% subsidiary) remaining after repayment of the aforementioned loan shall total approximately USD 200 thousand. For details, see Company's immediate reports dated July 9, 2025 (Reference Number: 2025-01-050490), the contents of which are included in this report by way of reference. It shall be noted that the consideration received upon sale of the property was significantly lower that the property's value on the Company's books, prior to closing the sale transaction, since the sale was made as a distressed sale managed by the lender.
Crown Pointe	November 25, 2025	54.7	54.7	38	0	0	Sale process managed by the lender, subsequent to which the Company has no remaining debt towards the lender. For details, see Company's immediate reports dated October 4, 2025, and November 26, 2025, the contents of which are included in this report by way of reference. It shall be noted that the consideration received upon sale of the property was significantly lower that the property's value on the Company's books prior to closing the sale transaction, since the sale was made as a distressed sale managed by the lender.

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Property	Sale Closing Date	Book Value Prior to Engaging in the Sale	Property Debt Prior to Closing the Sale	Sale Proceeds	Cash Generated by the Company from the Sale	Debt Balance on the Property following Sale Closing	Additional Details
(USD millions)							
353 Sacramento	June 2025	The Associated Company holding the property relinquished the property to the lender as part of a Deed in Lieu transaction which included sale of the loan (which totaled approximately USD 112.0 million) to another lender (Note Sale). As a result, the Associated Company holding the property is no longer held by the Company. It shall be clarified that the aforementioned investment was previously disposed on Company's financial statements.					

(*) For details of the sale of the S-REIT shares after the reporting date of the financial statements, see Section 1.2.3 below.

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1.1.2.3. **Updates regarding the 110 William property**

A. On April 1, 2026, after the reporting date of the financial statements, the New York City municipal tenant, the Department of Citywide Administrative Services (hereinafter: "**DCAS**") announced the revocation of the substantial completion certificate that was issued on December 5, 2025, for the third phase under the lease agreement for the property, on the grounds that the improvement works in the relevant area – which it had previously required – were not completed, and therefore, DCAS stated that it will not occupy the areas of the third phase of the lease agreement and that it will not commence payment of rent to the property company. DCAS further stated that the aforesaid revocation of the substantial completion certificate occurred after the date by which the property company was required to complete all improvement works at the property in accordance with the terms of the lease agreement; accordingly, DCAS is entitled to exercise all rights and remedies available to it in respect of the failure to meet the aforesaid timelines, including termination of the lease agreement. DCAS also requested that by April 15, 2026, the property company provide it with a detailed plan and schedule for completing the required improvement works.

For details, see the Company's immediate report dated April 3, 2026 (reference number: 2026-01-031667), the details in which are presented in this report by way of reference.

B. Further to Subsection A above, in the Company's estimation, there are no material improvements remaining for the property company to complete for DCAS, and the Company believes – based on information provided to it by the property company – that most of them will be completed in the coming weeks.

Concurrently, the Company is examining with its legal counsel for this matter the possibilities available thereto in light of DCAS's notice, including possible initiation of legal actions. It shall be noted that the Company sent a notice to DCAS demanding that it commence payment of rent and also pay expense reimbursement/indemnity amounts totaling approximately USD 19 million.

C. The Company estimates that there is no material change in the costs required to complete the improvement works at the property for DCAS compared to prior estimates; however, due to the delay in receiving payments from DCAS as described above, the property company has incurred a cash flow deficit of approximately USD 6 million. The Company is examining the possibilities available thereto in order to support the property company in addressing said deficit.

As of the report's publication date, the Company is not complying with the full repayments of the senior loan in respect of the property and is negotiating this matter with the lender. In addition, toward the last maturity date of said loan (in July 2026), the Company is negotiating with the lender regarding the exercise of the extension option granted to the property company under the loan

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agreement for an additional year, where a key condition on the lender's part for such extension is that DCAS will commence payment of rent.

It should be noted that, up to shortly before this report's publication date, interest payments in respect of the senior loan were not paid, in the total amount of approximately USD 1.5 million.

In addition, the Company also not complying with the repayments of the Mezzanine loan for the property and is negotiating this matter with the lender. It should be noted that, up to shortly before this report's publication date, interest payments in respect of the Mezzanine loan were not paid, in the total amount of approximately USD 1.9 million.

D. The Company engaged with a leading broker in the U.S. to market the property starting in January 2027.

Notwithstanding the foregoing, it is clarified that there is no certainty regarding the date on which DCAS will enter the third phase under the lease agreement and commence payment of rent, if at all; nor is there certainty that the option to extend the final maturity date of the current loans on the property can be exercised. See also the Company's immediate report dated April 5, 2026 (reference number: 2026-01-031863).

E. It should be noted that during the three-month period ended December 31, 2025, a decrease in the property's value of approximately $61 million was recorded (on a 100% basis; the Company's share amounts to approximately $54.9 million). The property’s book value (on a 100% basis, which the Company does not consolidate in its financial statements) is approximately $422.1 million.

1.1.2.4. **Updates regarding the PORT properties**

A. Further to the report dated March 30, 2026 (reference number: 2026-01-029336), during April 2026, the Company has completed the changes to the PORT board of directors, the Company has appointed two new directors, and all five of the former directors have resigned. In addition, the Company is preparing to appoint a Chief Restructuring Officer (CRO) for PORT, in order to supervise the proceedings of selling the PORT properties.

B. The Company is preparing to advance the sale of individual residential units (retail) and is simultaneously examining options for the sale of residential unit portfolios.

C. The loan on the PORT properties, which was provided by the lender Freddie Mac, has been extended until May 1, 2026.

D. The maturity date of the loans provided by the lender MetLife was extended until May 10, 2026, and as part of the said extension, the interest rate on the aforementioned loans was updated to an annual interest rate of 7.43% (in lieu of 3.9% for Loan C and 3.99% for Loan D).

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12 For the extension of the said two loans, the Company paid the lender an extension fee of approximately USD 369 thousand. The borrowing entity has the option to further extend the maturity date until June 10, 2026, subject to: (1) no occurrence of a default event or significant decrease in the income from the properties secured under the loan that would affect debt servicing ability (Low Debt Service); (2) the borrowing entity presents evidence, to the lender's satisfaction, that it is working on refinancing the loan with a third-party lender; (3) the borrowing entity bears all costs involved in the additional extension (such as attorneys' fees); and (4) the borrowing entity pays an extension fee of 0.25% of the outstanding loan amount at that time. The borrowing entity must notify the lender by April 24, 2026, if it wishes to exercise the extension option as mentioned above. For further details regarding the aforementioned extension, see the Company's immediate report dated April 13, 2026 (reference number: 2026-01-033492), the information of which is incorporated in this report by way of reference. E. The Company is negotiating the refinancing of all loans on the PORT properties with Klirmark, based on the memorandum of understanding approved by the meeting of the Company's debenture holders, and estimates that this step will be completed during April 2026. For further details regarding the aforesaid memorandum of understanding, see the immediate report published by the Trustee on February 16, 2026 (reference number: 2026-10- 015108 and 2026-10-015106, as applicable). It is hereby clarified that there is no certainty that the negotiations with Clearmark will materialize into a binding financing agreement, and there is also no certainty that the negotiations with the current lenders to extend the maturity dates will succeed and that the maturity dates will be extended. 1.1.2.5. Agreement with the REIT to replace the Management Company, terminate the Management and Back to Back agreements and changes to Company's Board of Directors A. On January 22, 2026, further to the approval of Company's Board of Directors and its debenture holders, the Company engaged in three agreements: (1) Agreement with the REIT formalizing payments from the Company to the REIT and bringing the term of the Previous Management Company to an end, as well as engagement in the agreements described in the below Subsections (II) and (III). (2) A new asset management agreement with the New Management Company, the main terms of which are presented in the below Section 1.14; (3) A new accounting management agreement, the main terms of which are presented in the below Section 1.14. 13 Concurrently, as communicated to the Company, on January 24, 2026, the REIT gave notice to the Previous Management Company (which also served as the consultant for the REIT) that it was bringing the advisory agreement to an end beginning January 31, 2026, and beginning on that date, the Previous Management Company ceased serving as Company's management Company and the New Management Company and the accounting management firm began providing services to the Company in accordance with the agreements with them, as described above and in the below Section 1.14. For details, see Company's immediate reports dated January 18, 2026 (reference number: 2026-01-007414 and 2026-01-007417), January 24, 2026 (reference number: 2026-009279), the contents of which are included in this report by way of reference. B. On December 16, 2025, Mr. Peter McMillan III announced his resignation from Company's Board of Directors and from his position as Company President (for details see Company's report dated December 17, 2025, Reference Number: 2025-01-100829). Additionally, further to the contents of the above Section A, the REIT notified the Company on January 28, 2026 that it had ended the term of Mr. Keith Hall as CEO and Director of the Company (as well as of the REIT). For details see the report dated January 29, 2026 (Reference Number: 2026-01-013083). Concurrently, and further to the resolution passed by Company's debenture holders (as published by the Trustee on January 25, 2026, Reference Number: 2026-10-009457 and 2026-10-009455), Mr. Ronen Nakar was appointed CEO and Chairman of the Board of Directors of the Company, and Ms. Varda Klal and Mr. Itay Dean as Company's External Directors. For additional details, see Company's immediate reports dated January 28, 2026, and January 29, 2026 (Reference Numbers: 2026-01-010209, 2026-01-010637, 2026-01-101638 and 2026-01-010639, respectively), the contents of which are included in this report by way of reference.2 C. For details of the announcement by Ms. Michal Marom Brikman and Ms. Vered Mor Porat that there were ending their term with the Company as independent director and external Director, as applies, beginning January 31, 2026, as well as the announcement by Mr. Ron Haddasi of his intention to end his term as a director for the Company once it releases its results for Q1/26 (in May 2026), see Company's immediate reports dated January 20, 2026, and February 5, 2026 (Reference Numbers: 2026-01-007888 and 2026-01- 013083), the contents of which are included in this report by way of reference. 1.1.2.6. Bridge Loans from the Trustee of Company's Debentures A. On December 24, 2025, the Trustee for Debentures (Series B and D), on behalf of the debenture holders, provided the Company with a bridge loan totaling 2 Additionally, see the Trustee's reports published on January 25, 2026 (reference numbers: 2026-10-009455 and 2026-10-009457), the information on which is presented in this by way of reference. 14 USD 3.8 million (out of a facility amount of up to USD 5 million approved by holders of Company's debentures), bearing interest at an annual rate of 20%. B. During February 2026, following the report on the financial position, the Trustee for Debentures (Series B and D), on behalf of the debenture holders, provided the Company with an additional bridge loan in the amount of USD 6.2 million (an additional loan in the amount of USD 5 million approved by holders of Company's debentures and an amount of USD 1.2 million of the bridge loan described in Section A above), bearing interest at an annual rate of 20%. The balance of the outstanding principal balance of the aforementioned bridge loans obtained from the Trustee for Company's debenture holders as of December 31, 2025 totaled approximately USD 3.8 million, and as of around the date of the release of the report totals USD 10 million. For additional information on the terms of these loans, see the reports filed by the Trustee on February 2, 2026, Reference Numbers: 2026-01-011842 and 2026-01-011841 as well as the reports of December 16, 2025 (Reference Numbers: 2025-01-100388 and 2025-01-100389) and of December 23, 2025 2025 (Reference Numbers: 2025-01-102840 and 2025-01-102844), the contents of which are included in this report by way of reference. 15 1.1.2.7. Updated Regarding Rest of the Company's properties and financing agreements It should be noted that with respect to all existing loans in which Pacific Oak SOR Properties (a wholly-owned subsidiary of the Company) provided a guarantee under which it covenanted to comply with financial covenants of a minimum Net Worth nature, it is not in compliance with such covenant as of the date of the Statement of Financial Position, with the exception of the senior loan for the 110 William property, in which the said subsidiary is in compliance with the aforementioned covenant. It shall also be noted that in the loans of investee companies of the Company in which guarantees were provided by an additional subsidiary of the Company (Pacific Oak SOR US Properties II), such guarantees were assigned to Pacific Oak SOR Properties, which indirectly holds the majority of the Company's properties. See the Company's structure of holdings attached as Appendix B to this report. Furthermore, it should be noted that another wholly-owned subsidiary of the Company, Pacific Oak SOR Equity Holdings X LLC, which provided a financial guarantee in connection with two out of the four loans taken in connection with the Company's residential property portfolio, is in compliance with the minimum Net Worth financial covenants set forth in such guarantees. # Property name Loan balance amount as of December 31, 2025 (USD thousands) (*) Maturity Date (as of December 31, 2025) Details of negotiations 1 Q&C Hotel)*()**( 21,725 February 6, 2026 (in lieu of the original maturity date of July 29, 2025) A. The Company is working to sell the property. B. Since the property wasn’t sold yet, on November 13, 2025, Company received a Notice of Event of Default bearing the date of October 30, 2025 from the lender, according to which failure to repay the loan on its due date (July 29, 2025) constitutes a default event on that loan, since as of that date the loan bears interest at the default rate of 5%, and that lender is reserving all of its rights provided for by the loan agreements. See also the Company's immediate report on this matter dated November 14, 2025 (Reference No.: 2025-01-087323). C. The Company and the lender have agreed on the extension of the final maturity date to February 6, 2026, while upon the relapse of the said date, the Company is therefore at a maturity default. D. As of the date of this report, accrued interest that is not paid is approximately USD 1.3 million. E. As of around the date of the report, discussions are ongoing with the lender, as part of which the option of his disposal of the debt as part of a sale process to be managed by the lender, including a deed in lieu, and this as part of an overall settlement for sale of the Richardson Office property. It shall be clarified that the parties have yet to reach understandings on the matter as of the date of the report, and there is no certainty that such understandings will be reached.

16 # Property name Loan balance amount as of December 31, 2025 (USD thousands) (*) Maturity Date (as of December 31, 2025) Details of negotiations For details of the negotiations with the said lender in connection with the sale of the Richardson Office property, see this table below. 2 Richardson Office Portfolio)*()**( 11,782 February 6, 2026 (in lieu of the original maturity date of July 29, 2025) A. As stated in previous Company reports, the Company is working to sell the property and, in this context, entered into a sale agreement that also includes the Richardson Lands for total consideration of approximately USD 28 million for both properties. B. As stated in the Company's previous reports, the current lender on the property opposes the sale transaction due to a dispute regarding the price of the property's release from the loan; accordingly, as of shortly before this report's publication date, the Company, through its legal counsel in the U.S., commenced legal proceedings against the said lender in order to enable the said sale transaction nevertheless. C. At the same time, a negotiation is taking place with the potential buyer regarding an option whereby, at the first stage, it will purchase only the Richardson Lands (which is pledged to the lender Whitehawk). D. As of the date of this report, accrued interest that is not paid is approximately USD 0.3 million. E. It should be noted that as part of the loan structure for the property, there is at all times a mechanism by which the property corporation (the borrower) transfers the cash flow generated from the property to a designated account for servicing loan repayments. It should be noted that there is no cash sweep controlled by the lender. 3 Madison Square )*()^( 20,040 November 30, 2025 On January 7, 2026, the Company received a letter from the lender notifying the Company that the passing of the loan's maturity date on November 30, 2025 constitutes an event of default, and that the lender is demanding repayment of the entire loan amount of approximately USD 20.46 million (including principal, accrued interest, and related expenses) within 15 days from the date of the letter (January 22, 2026), and that should the loan not be repaid within the stated timeframe, the lender intends to exercise all remedies available under the loan agreement and by law, including but not limited to legal proceedings against the borrowing entity and the guarantor (Pacific Oak SOR Properties, LLC, a 100% subsidiary of the Company). As of the date of this report, accrued interest that is not paid is approximately USD 1.1 million. Accordingly, as stated in the Company's immediate report dated March 31, 2026, on March 30, 2026, the Arizona court accepted on March 19, 2026, a request submitted by the lender for the appointment of a Receiver in order to manage and operate the property and, inter alia, to protect the lender's rights in connection with the property and the loan, including the assignment to the lender of all cash flow generated by the property. In addition, subject to the lender's approval, the Receiver may act to market and sell the property. 4 Lincoln Court )*()^( 31,325 August 7, 2025 A. The final maturity date is overdue (on August 7, 2025) and the matter constituted a technical default on the terms of the loan agreement, due to which the loan bears additional interest at an arrears rate of 5%. 17 # Property name Loan balance amount as of December 31, 2025 (USD thousands) (*) Maturity Date (as of December 31, 2025) Details of negotiations B. In that regard The Company received a notice from the lender bearing the date august 8, 2025, according to which, the term loan matured on August 7, 2025, that failure to pay in full constitutes a maturity-date default, the lender demands immediate payment of approximately $31.53 million, with default interest accruing from August 18, 2025, and expressly reserving all lender rights and remedies. C. As of the report's publication date, a Cash Sweep mechanism is activated for the property. D. As of the date of this report, accrued interest that is not paid is approximately USD 2.7 million. E. As stated in the Company's immediate report dated April 12, 2026 (reference number: 2026-01-033370)3, on April 8, 2026, the Company (through a 100% consolidated company) entered into a conditional sale agreement for the property with a third-party buyer, for a total consideration of USD 24.6 million (hereinafter: "the Sale Transaction" and "the Sale Agreement", as applicable). If the Sale Transaction is closed, the proceeds from the Sale Transaction, after closing costs and fees4, will be used to repay the current loan on the property. It should be noted that since the last loan repayment date (August 7, 2025) has passed, the property's sale process is being conducted in coordination with the current lender of the property (hereinafter: "the Lender"), who has agreed to the sale price but has conditioned its final consent to close the Sale Transaction on reaching an additional agreement between itself, the Company, and the potential buyer regarding the remaining loan balance in the amount of approximately USD 6.7 million. This position of the lender is based on the existence of a full financial guarantee provided by a subsidiary of the Company (Pacific Oak SOR Properties, LLC), and the lender's claims of breaches due to the property company's non-compliance with the debt coverage ratio (springing DSCR). It should be noted that as of this report's publication date, the Company and the lender disagree about the scope of the loan amount that the Company will owe after closing the Sale Transaction and are negotiating the matter. In light of the above, there is no certainty that the Company and the lender will reach an agreement on the matter and that the Sale Transaction will be closed and executed. Below are additional details regarding the Sale Agreement: - Shortly after entering into the Sale Agreement, the buyer deposited an amount of USD 250 thousand with an escrow agent as a deposit on account of the Sale Transaction's proceeds, which will become non-refundable at the end of the due diligence period (as such is defined below). 3 The information of which is presented in this report by way of reference. 4 Closing costs to third parties. 18 # Property name Loan balance amount as of December 31, 2025 (USD thousands) (*) Maturity Date (as of December 31, 2025) Details of negotiations - The due diligence period is until April 13, 2026, and after which, the buyer will deposit an additional amount of approximately USD 250 thousand, which will also become non-refundable. - In addition to completing the due diligence period and reaching an agreement regarding the settlement of the remaining loan balance as mentioned above, closing the transaction is also subject to customary conditions in transactions of this type, including issuance of a Title Policy to the buyer and receipt of all consents and approvals required for the sale. - The scheduled date for closing the Sale Transaction under the Sale Agreement is April 27, 2026. 5 Eight & Nine Corporate Centre)*( 19,142 February 9, 2026 A. During February 2026, after the reporting date of the financial statements, the Company and the lender entered into an agreement for the extension of the maturity date to February 9, 2027. As part of the agreements with the lender, the lender provided the property company with an amount of approximately USD 1.2 million in favor of leasing activity in the property (lender reserves for lease-up). The total balance of the loan on the property after providing the said amount is approximately USD 20.2 million. B. Additionally, the parties agreed to update the financial covenants of Company's Subsidiary (100%), Pacific Oak SOR Properties, LLC, which serves as guarantor under the loan agreement, whereby the financial covenant of net worth was canceled and a liquid asset covenant of no less than USD 10 million was added. C. It should be noted that a major tenant in the property, who is leasing approximately 76 thousand sq.ft., is expected to vacate the leasehold within twelve months, which is expected to lower the property's occupancy rate to approximately 60%. In this context, the lender reserves for lease-up is intended to support the Company's efforts to lease out the vacant areas in the property. D. As part of the existing loan structure, cash flow generated by the property is subject to a mechanism like a cash sweep pursuant to the monthly cash waterfall, under which the lender applies amounts first to current interest due, then applies 50% of excess cash flow to principal amortization and distributes the remaining 50% to the Company. 6 Whitehawk Loan secured by land parcels in the Park Highlands and Richardson properties and the West 210 31st land )^^( )*( 80,000 December 1, 2027 A. Pursuant to the terms of the aforementioned loan agreement, the materialization of grounds for calling Series B and D debentures for immediate repayment, so long as no waiver has been issued, including a temporary waiver, of the aforementioned right on the part of the debenture holders, even when such right is not exercised, constitutes grounds for calling the loan for immediate repayment, due to which the loan bears additional interest at an arrears rate of 3%. B. Due to the existence of a breach event under the loan agreement, the Company is negotiating with the lender Whitehawk the continuation of the loan period, the possibility of granting the lender Whitehawk a second mortgage on the land properties of Park Highlands, and the possibility of making a partial repayment of the loan as part of closing the sale of Richardson Land as stated above. 19 # Property name Loan balance amount as of December 31, 2025 (USD thousands) (*) Maturity Date (as of December 31, 2025) Details of negotiations C. It should be noted that as of the date of this report, the Company has not been informed of any changes to the timetable of the sale transaction of Park Highlands land and it is proceeding as planned. In this regard, Whitehawk informed the Company that the buyer has deposited therewith the monthly deferral fees it is required to pay as part of the acquisition agreement, and these were used for the monthly interest payments of the loan. D. In addition, as of around the date of the release of the report, Company has not received notice from the lender regarding calling a loan for immediate repayment and the Company has recognized an additional default interest of approximately USD 1.2 million. 7 Loan from the Bank of America Loan Secured by the properties Park Centre, 1180 Raymond, The Marq, and Oakland City Center )*( 152,636 September 1, 2026 Further to the Company's immediate report dated February 17, 2026 (reference number: 2026-01-015474), the Company is continuing with the negotiations with the lender to enter into a Forbearance Agreement, under which the lender will grant a forbearance period until August 31, 2026, during which, subject to compliance with the terms of the agreement as set forth below, the lender will not exercise its rights due to the Notice of Default on the loan and will not collect the monthly principal and interest payments required under the loan agreement. It should be clarified that the memorandum of understanding is not binding and the lender reserves all its rights and claims in connection with the loan agreement. During the aforesaid Forbearance period, the Company and the property companies will be required to meet the following conditions: A. Upon entering into the Forbearance agreement, the Company will be required to transfer to a designated deposit account the net cash flow generated from the properties (a Cash Sweep mechanism). Due to the aforementioned discussions, as of around the date of the release of the report, a cash sweep mechanism has been initiated in the properties, which will remain in force until the end of the Forbearance period. B. A Cash Trap mechanism will be activated in all properties. C. The Company will be required to meet milestones for the marketing and sale of all properties in coordination with and the approval of the lender, so that the 1180 Raymond property will be sold by June 2026 and the three other properties will be sold by August 2026. D. Failure to meet the milestones for the sale of the properties will constitute a breach of the terms of the Forbearance Agreement. It should be noted that entering into such an agreement is also intended to regulate the Company's failure to make loan repayments (principal and interest), and the compliance of the Company's Subsidiary (100%), Pacific Oak

#	Property name	Loan balance amount as of December 31, 2025 (USD thousands) (*)	Maturity Date (as of December 31, 2025)	Details of negotiations
				SOR Properties, LLC, which serves as guarantor for the loan agreement, was not in compliance with the Net Worth[5] financial covenant, which obligates it as guarantor in accordance with the loan terms. - Concurrently, as part of the discussions on a forbearance agreement described above, as of the date of the release of the report the Company and the lender are operating under an understanding by which the aforementioned cash sweep mechanism has already been initiated. - It is noted that the property companies did not pay the monthly interest payments on the loan since September 2025, and as of close to this report's publication date, accrued interest that is not paid is approximately USD 8.3 million. - It is further noted that concurrently with the negotiations with the lender as aforesaid, the Company is working to market and sale the four properties pledged to said loan. It shall be clarified that there is no certainty that the aforesaid negotiations shall materialize into entering into a forbearance agreement.
8	**Loans on the PORT property portfolio**	Loan A: 31,793	December 1, 2025	For details of the PORT properties and the aforementioned loans see the above Section 1.1.2.4.
		Loan B: 10,523	March 1, 2026	
		Loan C: 54,796	April 10, 2026	
		Loan D: 93,043	April 10, 2026	
9	(*) **110 William**	Senior Loan: 305,342	July 5, 2026	For details on the property and its financing, see the above Section 1.1.2.3.
		Mezzanine Loan: 21,000	July 5, 2026	

(*) Non-recourse loans.

(**) The loan agreements include cross default and cross collateral clauses between the Q&C Hotel and Richardson Office Portfolio properties, so that a default on one of the loans shall constitute a default on the other.

---

5 The net worth required of Pacific Oak SOR US Properties, LLC per the loan agreement is USD 250 million, and as of December 31, 2025, it is not in compliance with said covenant.

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(^) As part of the loan agreements on the properties Lincoln Court and Madison Square, Pacific Oak SOR US Properties LLC (Company's 100% subsidiary) has provided a financial guarantee of 100% of the loan principal.

(^^) The loan from the lender White Hawk is a loan, under which Pacific Oak SOR Properties LLC provided a full financial guarantee (covering 100% of the loan principal amount) for all the obligations of the borrowing entities under the loan.

(^^^)The loans in the PORT portfolio are non-recourse loans, where, as part of Loans C and D (lender: MetLife), Pacific Oak SOR Equity Holdings X LLC (a wholly owned subsidiary of the company, which indirectly holds the rights to certain of the Company's single-family residential properties, including the Opportunity Zone investment) provided full financial guarantees (covering 100% of the loan principal amount) for all the obligations of the borrowing entities.

Company's estimates regarding the sale of properties, finalizing discussions with lenders on arrangements for the loans and/or their refinancing as well as the potential ramifications of sales and discussions with lenders as noted in the table above constitute forward-looking information as this term is defined in the Securities Act, 1968, and are based on ongoing discussions between the Company and potential buyers, discussions with current and potential lenders, the manner of Company's understanding of the terms of the loan agreements as well as Company's past experience. The aforementioned information may not materialize at all or may materialize in a manner which differs from the aforementioned should the discussions described above fail to develop into blinding sale agreements and sale transactions, or should arrangements or refinancing agreements fail to be finalized with lenders, or should it become apparent that the final interpretation of the loan agreements differs from the manner they are perceived by the Company as of today, as applies, due to adverse changes in the markets and operating regions in which the properties are located as well as due to the materialization of the risk factors set forth in Section 1.18 of Part A of this Periodic Report.

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1.1.2.8. **Engagement in a senior financing agreement valued at USD 80 million in connection with land parcels in the Park Highlands and Richardson properties and the 210 West 31st land property – as well as a full early repayment of Debentures (Series C)**

On July 29, 2025, Company finalizing engagement in a financing agreement valued at approximately USD 80.0 million in connection with land parcels in the Park Highlands and Richardson properties and the 210 West 31st land property (hereinafter in this current subsection: **"The Financing Agreement"** or **"The Whitehawk Loan"**).

For details of the designated use of the financing funds, see Company's July 3, 2025 immediate report[6].

Upon finalizing the aforementioned engagement, the properties pledged unto Company's Series C debentures were released and an amount of approximately USD 44.83 million was deposited in the Trust Account for the purpose of a full early repayment of Company's Series C debentures. Furthermore, the loan funds were used for interest payments on Company's Series B and D debentures on July 31, 2025. For details of the aforementioned loan agreement, see the below Section 1.11.11. Further to the aforementioned, on August 17, 2025 Company's Series C debentures were repaid under the terms of a full early repayment. For details see Company's reports of July 30, 2025[7]-and August 17, 2025[8].

For details of the materialization of grounds for the immediate repayment of the loan as well as its standing with the lender, see the above Section 1.1.2.7. Note that as of around the date of the release of the report, the Company has not received notice from the lender regarding calling the loan for immediate repayment.

1.1.2.9. **Bridge Loans Provided by the Previous Management Company**

A. Over the course of 2025 the Company was provided bridge loans by the Previous Management Company (during it term as Company's management Company) via Company's sole shareholder (the Partnership):

(1) In February 2025 – Bridge loan totaling approximately USD 8 million, the terms of which were amended on June 26, 2025, so that interest on the loan was adjusted from 12% to 10% and so that the final maturity date was extended, similar to the bridge loan in the below Section (2), to the earlier of (a) July 1, 2028; (b) The occurrence of a capital event (sale or refinancing generating cash flows) associated with the PORT properties, and this against providing the management Company collateral by way of preferred equity or similar legal instrument in the PORT properties, similar to the aforementioned bridge loan. For

6 Reference number: 2025-01-054703, the contents of which are included in this report by way of reference.

7 Reference number: 2025-01-056559, the contents of which are included in this report by way of reference.

8 Reference number: 2025-01-056496, the contents of which are included in this report by way of reference.

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additional details regarding the aforementioned bridge loan, see Company's immediate report of June 28, 2025 (Reference Number: 2025-01-046068) and Regulation 22 of Part D of Company's 2024 Periodic Report (Reference Number: 2025-01-022627), the contents of which are included in this report by way of reference.

(2) In June 2025 – Bridge loan totaling approximately USD 2 million, under the same terms described in the above Section (1), used for interest payment on Company's Series C debentures, which were repaid shortly around the date of the release of the report. For additional details regarding the aforementioned bridge loan, see Company's immediate report of June 28, 2025 (Reference Number: 2025-01-046068), the contents of which are included in this report by way of reference.

(3) On January 29, 2026, after the reporting date of the financial statements, the sole shareholder of the Company has informed the Company that it has received a notice of default and perseverance of rights from the Previous Management Company. The notice claimed, *inter alia*, that the Company did not pay interest payments and, as a result, the loan is in default, and there is cause to call for immediate repayment. As of close to this report's publication date, the shareholder is studying the claims included in the said notice to reserve all of its legal rights.

B. Note that as of the date of the report the aforementioned loans have not been repaid.

C. <u>Disagreements between the REIT and the Previous Management Company:</u>

(1) Pursuant to communication by the REIT's US representative to the Company on January 5, 2026, in which he claims no documentation of the Back to Back component between the Partnership and the Company exists, and the only document in existence is the loan agreement between the Partnership and the management company.

(2) Note that the management company has communicated to the Company that it categorically rejects the position of the REIT and that it is reserving all rights and claims in this matter.

(3) That same communication by the representative of the REIT also noted that the maturity date of the bridge loan, as noted in Section 1.2 of the Immediate Report and as confirmed based on materials provided to the Board of Directors by Company's management, as described above, does not correspond with the contents of the loan agreement between the Partnership and the management company (an agreement which as communicated to the Company was worded following the approval of Company's Board), and this in the following details:

(4) The final maturity date is scheduled for the earlier of either (a) June 30, 2028 (in lieu of July 1, 2028, as noted in the Immediate Report); (b) the

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24 closing date for the sale of all or part of the shares in Pacific Capital Residential Trust, Inc. (hereinafter: "PORT") and other PORT shares issued subsequent to June 26, 2025 (in place of the occurrence of a capital event (sale or refinancing generating cash flow) in connection with single-family properties held by the Company via PORT, as noted in the Immediate Report); or (c) the date on which the lender declares an immediate repayment of the loan is required due to the materialization of grounds for calling for immediate repayment (a clause not included in the confirmation by Company's Board and in the Immediate Report). (5) Note that the Previous Management Company has communicated to the Company that it categorically rejects the position of the REIT and that it is reserving all rights and claims in the matter. For details, see also Company's immediate report dated January 24, 2026 (Reference Number: 2026-01-009278). D. Receipt of a letter from the counsel to the Company's Previous Management Company On March 27, 2026, after the reporting date of the financial statements, a letter was received by the Company with respect to PORT entities, from the counsel to the Company's Previous Management Company (Pacific Oak Capital Advisors, LLC) (hereinafter: "POCA"), the terms of which are summarized below: POCA delivered to the Company's sole shareholder (Pacific Oak Strategic Opportunity Limited Partnership) a notice dated January 29, 2026, stating that the Company's sole shareholder failed to make the interest payments in respect of the bridge loan provided by POCA, which constitutes an event of default under the loan agreement. Accordingly, POCA states that it is enforcing the collateral granted to it under the loan agreement (a pledge over shares of Pacific Oak Residential Trust, Inc.) and demands that all proceeds received in connection with such shares be transferred to it, including: (a) dividend distributions from PORT; (b) distributions from the sale of properties of PORT, refinancing in PORT, or similar transactions; (c) funds arising from liquidation proceedings; and (d) in- kind distributions. The Company and its advisers are reviewing the foregoing letter. 1.1.3. Discussions between the Company and the Trustee and Representatives of Company's Series B and D Debenture Holders Following is a summary of the primary steps and resolutions taken and adopted as part of the aforementioned discussions: 25 A. In-principal proposals for a settlement with the holders of Debentures (Series B) and the holders of Debentures (Series D), and a creditors' meeting to approve the debt settlement On December 1, 2025, the Trustee for the holders of Debentures (Series B and Series D) initiated insolvency proceedings against the Company (Insolvency Case 3409-12-25), within which, on December 26, 2025, a request was filed to convene creditors' meetings for the purpose of approving a debt settlement (and on January 14, 2026, an updated debt settlement proposal was submitted). In accordance with the decision of the Tel Aviv District Court dated February 4, 2026 (hereinafter: "the Court"), the Company published a notice regarding the convening of a creditors' meeting that includes the holders of Debentures (Series B) and the holders of Debentures (Series D) of the Company, and additional creditors whose agenda includes approval of a debt settlement pursuant to the provisions of Article 85 of the Insolvency and Economic Rehabilitation Law, 5778-2018. The said meeting is scheduled for April 23, 2026. For details regarding the proposed debt settlement to be discussed in the aforementioned creditors' meeting, see the Company's immediate report dated April 7, 2026 (reference number: 2026-01-032324), the information of which is presented in this report by way of reference. B. Objection to filing an application for an order to commence insolvency proceedings against the Company On March 10, 2026, the meetings of the holders of Debentures (Series B and Series D) resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company (pursuant to the Insolvency and Economic Rehabilitation Law), in accordance with the mechanism set out in Section 35H(d2b)(1) of the Securities Law. For details, see the Trustee's reports published on March 10, 2026 (reference numbers: 2026-10-021287 and 2026-10-021289), the information of which is presented in this report by way of reference. Nevertheless, since the objection by the holders was made at meetings attended by holders of debentures representing approximately 60% of the remaining balance of Series B and approximately 64% of the remaining balance of Series D, whereas the Securities Law requires the presence of at least 75%, the Trustee is legally obligated to file an application for an order to commence proceedings, and indeed, such an application was filed on March 31, 2026 (Insolvency Case 2343-04-26). It should be clarified that the two legal proceedings were consolidated and are scheduled for a hearing on April 28, 2026. See also Company’s immediate report of April 3, 2026 (Reference Number: 2026-01- 031669), the contents of which are included in this report by way of reference. C. Approval of entering into a memorandum of understanding for the refinancing of the PORT property portfolio 26 On February 18, 2026, after the reporting date of the financial statements, the meetings of the holders of Debentures (Series B and Series D) approved entering into a memorandum of understanding and a detailed agreement for the purpose of refinancing the current loans secured by the PORT property portfolio. In the meetings, an aggregated counting mechanism was approved for the two series' votes, pursuant to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected among the alternatives presented. For details, see the Trustee's report published on February 19, 2026 (reference numbers: 2026-10-016106 and 2026-10-016107), the information of which is presented in this report by way of reference. D. Approval of granting a full exemption from liability for the new officers and the management company of the Company On February 15, 2026, after the reporting date of the financial statements, the meetings of the holders of Debentures (Series B and Series D), by way of a special resolution, approved granting a full exemption from liability and waiver of claims vis-à-vis the new officers (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itai Dayan), and also granting a full exemption from liability and waiver of claims vis-à-vis R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers of R2 Advisors, LLC, in connection with the management services provided to the Company. For details, see the Trustee's reports published on February 15, 2026 (reference numbers: 2026-10-015018, 2026-10-015021, 2026-10-015018, and 2026-10-015021). E. Approval of deferring payment dates in respect of the Debentures (Series B and Series D) and authorizing the Trustee to grant an additional deferral During the reporting period and up to shortly prior to this report's publication, the meetings of the holders of Debentures (Series B and Series D) approved several resolutions in connection with deferring the repayment dates of Debentures (Series B and Series D). The most recent resolutions in this regard are as follows: - On March 17, 2026, after the reporting date of the financial statements, the meeting of the holders of Debentures (Series B) approved deferring the payment date of the principal and interest to June 1, 2026 (in lieu of April 1, 2026). In addition, the meeting approved, by way of a special resolution, authorizing the Trustee to defer the said payment dates by an additional month beyond that. For details, see the report dated March 17, 2026 (reference number: 2026-10-023577), presented in this report by way of reference. - On March 17, 2026, after the reporting date of the financial statements, the Trustee for the Debentures (Series D) notified of the exercise of the authority granted thereto at the debenture holders' meeting (as detailed above), and of an additional deferral of the interest payment dates, such 27 that the effective date was deferred to April 18, 2026 and the payment date was deferred to April 30, 2026. For details, see the Trustee's report published on March 17, 2026 (reference number: 2026-10-023585), the information of which is presented in this report by way of reference. F. Approval to use funds held in the Interest Cushion Account for the purpose of extending loans to the Company During the reported period and up to shortly before this report's publication date, the holders of Debentures (Series B and Series D) approved the extension of two loans in an aggregate amount of approximately USD 10 million from the "Interest Cushion" funds of both series for the benefit of the Company. For details, see Section 1.1.2.6 above. For details, see the Trustee's reports published on December 16 and 17, 2025 (reference numbers: 2025-10-100388, 2025-10-100389, and 2025-10-100659), December 24, 2025 (reference numbers: 2025-10-102840 and 2025-10-102844), January 22, 2026 (reference numbers: 2026-10-009107 and 2026-10-009112), February 2, 2026 (reference numbers: 2026-10-011841 and 2026-10-011842), and February 15, 2026 (reference numbers: 2026-10-015018 and 2026-10-015021). G. Promotion of entering into a property management agreement with the company Westdale in lieu of the Company's Management Company For details, see Section 1.1.2.5 above. For details, see the Trustee's reports published on December 14, 2025 (reference numbers: 2025-10-099180 and 2025-10-099186), as well as the Trustee's reports dated January 22, 2026 (reference numbers: 2026-10-009107 and 2026-10-009112), the information of which is presented in this report by way of reference. H. Approval of entering into a management agreement with R2 Advisors, LLC On January 22, 2026, after the reporting date of the financial statements, the meetings of the holders of Debentures (Series B and Series D) approved entering into a management agreement with R2 Advisors, LLC. For details, see the Trustee's reports published on January 22, 2026 (reference numbers: 2026- 10-009107 and 2026-10-009112), the information of which is presented in this report by way of reference. I. Authorization of the representative body and the U.S. Counsel to approve the sale of S-REIT shares The meetings of the holders of Debentures (Series B and Series D) approved that the Company may sell the S-REIT shares owned by the Company. For details, see the Trustee's report published on December 9, 2025 (reference numbers: 2025-10-098064 and 2025-10-098067), as well as the Trustee's reports dated February 2, 2026 (reference numbers: 2026-10-011841 and 2026- 10-011842) and March 16, 2026 (reference numbers: 2026-10-023141 and 2026-10-023143).

28 J. Resolutions in connection with transactions proposed for the sale of the PORT properties - On September 28, 2025, the holders of Debentures (Series B) and the holders of Debentures (Series D) rejected a transaction for the sale of 1,799 residential properties from the PORT property portfolio, as well as the Company's proposal to proceed with a transaction for the sale of 281 residential properties from the PORT property portfolio (located in Michigan). For additional details, see Section 2.15 of Chapter A of the Company's Q3 2025 report. - On December 8, 2025, the meetings of the holders of Debentures (Series B and Series D) approved a resolution authorizing the representative body and the U.S. Counsel (jointly) to approve that the Company may sell up to an aggregate of 50 residential units from the PORT property portfolio, notwithstanding the provisions of the letter of undertaking dated August 19, 2025 (reference number: 2025-01-061824). For details, see the Trustee's report published on December 9, 2025 (reference numbers: 2025-10-098064 and 2025-10-098067), the information of which is presented in this report by way of reference. - On February 4, 2026, after the reporting date of the financial statements, the meetings of the holders of Debentures (Series B and Series D) rejected the proposal to approve the Company's entering into a memorandum of understanding for the sale of all PORT properties (2,078 residential homes), and also rejected the Company's entering into the memorandum of understanding published by the Company on January 16, 2026 (reference number: 2026-01-009534). For details, see the Trustee's reports published on February 4, 2026 (reference numbers: 2026-10-012504 and 2026-10-012507), the information of which is presented in this report by way of reference. K. Approval of entering into the Richardson sale transaction On November 24, 2025, the meetings of the holders of Debentures (Series B and Series D) approved a resolution instructing the Trustee to notify the Company that the debenture holders agree that the Company will enter into the transaction for the sale of the Richardson office property and the Richardson land (as detailed in the Company's report dated August 27, 2025, reference number: 2025-01-064592) for total sale proceeds of USD 26 million. For details, see the Trustee's reports published on November 24, 2025 (reference numbers: 2025-10-091189 and 2025-10-091194), the information of which is presented in this report by way of reference. L. Stand Still to Reznik Paz Nevo Trusts Ltd., the Trustee for the holders of Company's Debentures (Series B and Series D) 29 On August 19, 2025, the Company reported that a Stand Still was executed in favor of Reznik Paz Nevo Trusts Ltd., the Trustee for the holders of Company's Debentures (Series B and Series D), and in favor of the holders of Debentures (Series B and Series D), in the form attached to the said immediate report (reference number: 2025-01-061824) (hereinafter in this subsection: "the Reference Report"). Appendix A to the Stand Still was attached to the Company's immediate report dated August 26, 2025 (reference number: 2025- 01-063982). For additional details, see the Reference Report, the information of which is presented in this report by way of reference. M. Resolution to instruct the negotiations pursuant to the debt arrangement principles document On August 3, 2025, the meetings of the holders of Debentures (Series B and Series D) approved issuing instructions to the Trustee, the joint representative body of the holders of Debentures (Series B and Series D), the Trustee's counsel, and debenture holders of all series, to negotiate with the Company for the purpose of reaching a debt arrangement based on the debt arrangement principles document. For details, see the Trustee's reports published on August 3, 2025 (reference numbers: 2025-10-057382 and 2025-10-057382), the information of which is presented in this report by way of reference. N. Resolution to notify the Company of the debenture holders' objection to entering into the financing agreement On July 27, 2025, the meetings of the holders of Debentures (Series B and Series D) approved a resolution instructing the Trustee to notify the Company and the Company's officers that the debenture holders object to the Company entering into the senior financing agreement entered into by the Company as detailed in Section 2.8 of Chapter A of the Company's Q3 2025 report. For additional details, including reports regarding the correspondence between the Trustee's counsel and the Company on this matter, see the Company's immediate report dated July 23, 2025 (reference number: 2025-01-054703), and the Trustee's reports published on July 27, 2025 (reference numbers: 2025- 10-055800 and 2025-10-055801). O. Appointment of officers : - Appointment of a U.S. counsel to the joint representative body, the Trustee for the debenture series, and the debenture holders On July 31, 2025, the meetings of the holders of Debentures (Series B, Series C and Series D) approved the appointment of Mr. Amir Giryes as a U.S. counsel for the joint representative body, the Trustee for the debenture series, and the Company's debenture holders. For details, see the Trustee's reports published on July 31, 2025 (reference numbers: 2025-10-057195, 2025-10-057198, and 2025-10- 30 057200), the information of which is presented in this report by way of reference. - Appointment of U.S. legal counsel to the joint representative body, the Trustee for the debenture series, and the debenture holders On July 31, 2025, the meetings of the holders of Debentures (Series B, Series C, and Series D) approved the appointment of Adv. Michael Friedman of the law firm of Chapman and Cutler LLP as U.S. legal counsel for the joint representative body, the Trustee for the debenture series, and the debenture holders. For details, see the Trustee's reports dated July 31, 2025 (reference numbers: 2025-057195, 2025-10-057198, and 2025-10-057200). - Appointment of a member of the joint representative body On July 28, 2025, the meetings of the holders of Debentures (Series B, Series C, and Series D) resolved that the joint representative body of the debenture holders will appoint one representative member. In those meetings, the candidate who received the highest number of votes on an aggregated basis was Mr. Ofer Gazit. For additional details, see the Trustee's reports published on July 28, 2025 (reference numbers: 2025-10-056076, 2025-10-056083, and 2025- 10-056087), the information of which is presented in this report by way of reference. - Appointment of legal counsel to the Trustee, the debenture holders, and the joint representative body On July 28, 2025, the meetings of the holders of Debentures (Series B, Series C, and Series D) approved the appointment of legal counsel for the Trustee, the debenture holders, and the joint representative body. The candidates who received the highest number of votes on an aggregated basis were Adv. Raanan Klir and Adv. Alon Benyamini from the law firm Erdinast, Ben Nathan, Toledano & Co. For additional details, see the Trustee's reports published on July 28, 2025 (reference numbers: 2025-10-056076, 2025-10-056083, and 2025- 10-056087). - Appointment of a joint representative body On July 21, 2025, the meetings of the holders of Debentures (Series B, Series C, and Series D) resolved to appoint a joint representative body for the debenture holders of all the Company's debenture series. For additional details, see the Trustee's reports published on July 21, 2025 (reference numbers: 2025-10-054205, 2025-10-054219, and 2025- 31 10-054221), the information of which is presented in this report by way of reference. 1.1.4. The REIT has established a Special Committee and engaged with a Financial Advisor The REIT (which indirectly holds all of the shares in the Company) has notified the Company that on October 14, 2025, in light of its financial position, the standstill agreed to with holders of Company's debenture holders and its discussions with holders of Company's debentures, the Board of Directors of the REIT has resolved to establish a special committee (hereinafter: "The Special Committee") comprised of independent directors of the REIT, which shall examine strategic alternatives for the REIT. Within the framework of such process, and as communicated to the Company by the REIT, on November 3, 2025 the Special Committee engaged with Robert A. Stanger & Co., Inc. (hereinafter in this subsection: "the Financial Advisor") to act as financial advisor for the REIT and the Special Committee. Furthermore, the REIT has reached out, via its representatives, to the Trustee for Company's debenture holders and representation for Company's debenture holders requesting that they take part in settlement discussions Company is holding with debenture holders. It shall be noted that the Company was informed by the REIT, that following understandings between the Company and the REIT in late January 2026, the REIT is not expected to use the services of the financial advisor in the future. 1.1.5. Year and form of incorporation The Company was established and incorporated on December 18, 2015 (hereinafter: the "Company's Date of Establishment") as a private company limited by shares, in accordance with the provisions of the British Virgin Islands (BVI) Business Companies Act, 2004. The Company was established for the purpose of raising capital from the public in Israel, through the issue of non-convertible Debentures on the Tel Aviv Stock Exchange, to invest in residential, office and retail income-producing properties in the US. As of the date of the first issuance of the Debentures to the public in Israel, the Company is a debentures company within the meaning of the term in the Companies Law. 1.1.6. Background and history 1.1.6.1. Upon its establishment, the Company was a part of the KBS group that commenced in 1992, prior to the establishment of the REIT and the Previous Management Company upon the establishment of KBS Realty Advisors (hereinafter: "KBS

32 Realty") By the deceased Mr. Peter Bren and Mr. Charles Schreiber as a Private Equity investment trust the activity of which was investment consultancy in the field of real estate in the United States. In the year 2005, Messrs. Keith Hall and Peter McMillan III joined the KBS Group and together with the deceased Mr. Peter Bren and Mr. Charles Schreiber established KBS Capital Advisors LLC, the Previous Management Company. Over the years, members of the KBS Group were involved in large-scale real estate transactions in the US, and developed long standing relationships with real estate service providers, such as brokers and investment advisors. In 2019, in light of the process of establishing the Pacific Oak Group and separating the REIT (and additional REITs which were managed by the previous management company) from the KBS Group, the name of the REIT has been changed to Pacific Oak Strategic Opportunity REIT, the name of the Company has been changed to its current name, and the REIT entered into a management agreement with the management company (Pacific Oak Capital Advisors LLC), which up until January 2026 also served as the Company's management company. For further information regarding the process of establishing the Pacific Oak Group and about the Group as well as the separation from the KBS Group, see Section 1.1.4 of Chapter A of the 2023 Periodic Report. Moreover, a merger between the REIT and Pacific Oak Strategic Opportunity REIT II (another REIT included in the Pacific Oak Group) (hereinafter: "SOR II") was closed on October 5, 2020, in which the Company absorbed (through a dedicated company) all the assets and liabilities of SOR II. On that date, SOR II ceased to exist9. The transferred assets and liabilities included three income-producing real estate properties for office use, two properties for hotel use, one income-producing real estate property for residential use, and a land classified as investment real estate for development for retail/office use. Holdings of financial assets measured at fair value through profit and loss were also transferred. For details of said merger, see Section 1.14 below. In addition, for details in respect of the management agreement and the Back-to-Back agreement, which remained in effect through January 31, 2026, see Section 4 of Appendix A to this Chapter A – details of the REIT. As noted in the above Section 1.1.2.5, the REIT has notified the management company that it was bringing the agreement with it to and end beginning 9 For details of the completion of the merger of the REITs, see the Immediate Report of the Company and the appendices thereto dated October 6, 2020 (reference number: 2020-01-099730), the information of which is presented in this report by way of reference. In addition, for details of the merger agreement and the manner of the approval thereof by the REITs and the institutions of the Company, see section 1.13B of the 2019 Periodic Report, as well as the Immediate Reports of the Company of February 20, 2020 (reference number: 2020-01-014884) and January 31, 2020 (reference number: 2020-01-009655), the information of which is presented in this report by way of reference. 33 January 31, 2026, and beginning on that date, the Company and the REIT no longer receive services from the Pacific Oak Group. 1.1.7. Absence of a demarcation of business activities agreement between the Company and the REIT As of the date of the report, there is no arrangement between the Company, the New Management Company and the REIT, regarding the demarcation of business activities. 1.1.8. Details of the REIT 1.1.8.1. Type of incorporation of the REIT in the US A. The REIT is a corporation-type company, which was incorporated in the State of Maryland on October 8, 2008, which is classified as a Real Estate Investment Trust (REIT), in accordance with the Internal Revenue Code of 1986, beginning with the taxable year ended December 31, 2010. The REIT reports to the US Securities and Exchange Commission (SEC) even though its securities are not traded on any stock exchange and therefore is an untraded reporting REIT. The REIT is subject to the provisions of the Securities Exchange Act, 1934 and is required to submit immediate reports, annual and quarterly reports to the SEC. It shall be noted that the REIT has informed the Company that it will cease to submit annual and quarterly reports. 10 B. The corporate governance of the REIT is controlled in accordance with the amended bylaws ("the Charter") as of January 2010 (hereinafter: the "Trust Regulations"), a Second Schedule of the Amended and Restatement Bylaws of August 6, 2009, and a Third Schedule of said Bylaws of November 1, 2019 (hereinafter: the "Bylaws"). C. In order to preserve its classification as a REIT, the REIT is required to distribute an accumulated annual dividend in the amount of 100% of its taxable income (calculated without dividends paid or net capital income, and are not necessarily equal to the net income calculated according to accounting standards customary in the US and the net profit in the financial statements). Insofar as the REIT complies with the distribution terms for being classified as a REIT, it shall not be liable to federal income tax on the income distributed thereby as dividends to the REIT's shareholders. The board of directors of the 10 See a report of the REIT on the SEC website: https://www.sec.gov/ix?doc=/Archives/edgar/data/1452936/000145293626000014/pacoaksor- 20260224.htm 34 REIT may set forth higher distribution rates than required to be classified as a REIT, subject to its financial status and other relevant factors, as determined by the REIT's board of directors. D. Holding more than 10% of the REIT's shares shall be classified as a controlling shareholder of the REIT11. Therefore, the REIT's Charter prohibits a shareholder to hold more than 9.8% of the REIT's shares12, and there is no controlling shareholder of the REIT. It shall be noted that notwithstanding the foregoing, the REIT's board of directors may allow certain shareholders to hold more than the said number of shares; however, holdings of less than five (5) shareholders shall not exceed 50% of the REIT's shares in the second half of a calendar year. As of December 31, 2025, the REIT is held by approximately 17,000 shareholders, and there is no single individual holding more than 5.4% of the REIT's share capital. Given the limitation on the holdings of the REIT's shares as aforesaid (a limitation of holding more than 9.8% of the REIT's capital by a single holder), given the fact that the REIT is also holding, indirectly, 100% of the interests in the Company, and given the fact that there is no controlling shareholder of the REIT, the Company believes that there is no controlling shareholder of the Company, as such term is defined in the Securities Law. For additional details on the REIT, including material corporate governance incorporation documents, statutory requirements to receive REIT status, see section 1 of the REIT Law Description Appendix. For details regarding the issuance of the REIT's shares in the United States in 2009, see below in Section 1.14. 1.1.8.2. Details of the Partnership Pacific Oak Strategic Opportunity Limited Partnership is a limited partnership incorporated in the State of Delaware and holds 100% of the issued and paid-up share capital of the Company. The Partnership is wholly owned by the REIT (under a final chain of holdings)13, as specified in section 2 of the REIT Law Description Appendix. 1.1.8.3. Single-Family Residential Property Management Agreement Starting December 2024, the Company's single-family residential properties (PORT properties) are managed by a third-party management company specializing in the management of single-family residentials, a part of the Second Avenue Group, 11 U.S Code Title 26 §318. 12 13 The REIT is the direct holder of the Partnership being the sole general partner holding 0.1% of the interests in the partnership and through Pacific Oak Strategic Opportunity Holdings, of which the REIT is the sole member, and holds 99.9% of the interests in the Partnership. 35 whose headquarters are located in the City of Tampa in the State of Florida (hereinafter: "The New Single Family Residential Management Company"). The New Single Family Residential Management Company is not affiliated with the REIT or with Company's management company and does not form a part of the Pacific Oak Group, and therefore, beginning with the date of the aforementioned engagement, management fees associated with the activities of PORT properties are not paid to management companies of the Pacific Oak Group. Beginning on that date, the New Single Family Residential Management Company has replaced the previous entities (of the Pacific Oak Group) which had been providing management services to PORT properties under the same terms as the existing agreements, as described in Regulation 21b of Part D of this Periodic Report, and this excluding the force of such services agreements, which has been extended through December 2026, with an option to renew the agreement on an annual basis with the agreement of both parties. For details regarding the terms of management agreements in the PORT properties, see Regulation 21b of Part D of this Periodic Report. 1.1.8.4. The Previous Management Agreement between the REIT and the Previous Management Company, the Back-To-Back Agreement, which is no longer in effect as of January 31, 2026 A. The REIT and the Previous Management Company had an agreement which was renewed annually14, subject to the approval of the Conflict of Interests Committee of the REIT (for an unlimited number of one-year periods) whereby the Previous Management Company provided the REIT with consulting services in connection with the management of the REIT, including property location and operating services, making investment decisions to acquire and sell properties on behalf of the Company, loan and financing structure services for the Company, creating a budget and monitoring implementation in the properties of the Company, managing the investor relations of the Company, etc. (hereinabove and hereinafter: "the Management Agreement"). It is clarified that the Company was not a party to the Management Agreement and any payment was made pursuant to the Back-to-Back agreement, except for with regard to the single-family residential properties held through PORT, the management of which was excluded from the Management Agreement in 2022 as specified in Subsection C below. For details regarding the Previous 14 In November 2024, the institutions of the REIT renewed the management agreement for one year (which shall be in effect from November 2024 until November 2025) under the same terms of the previous management agreement, except for updating the asset management fees from 0.75% to 1% starting November 1, 2023. For details, see section 4 of the Appendix, The Laws of the REIT. It should be noted that the REIT and the Management Company are each entitled to terminate the Management Agreement upon 60 day's written notice for any reason without eligible for a termination fee.

Management Agreement and the Back-To-Back Agreement, see the REIT Laws Description Appendix.

It shall be noted that the Company's audit committee has reviewed once a year the feasibility of the Back-To-Back Agreement. For details of the management fees paid pursuant to the agreement during 2025, see Regulation 21 of Chapter D (Additional Details Report) of this periodic report.

For additional details about such management agreements in effect during the Reporting Period as well as the new Management Agreements, see Regulation 21 of Chapter D (Additional Details Report) of this Periodic Report.

1.1.8.5. It should be noted that the Company undertakes, as long as it is in its power, to meet the conditions required to uphold the status of the REIT as a REIT. For additional details see section 5.13 to the Deed of Trust for Debentures (Series B), section 5.4 to the Deed of Trust for Debentures (Series C), and section 5.4 to the Deed of Trust for Debentures (Series D).

For further details of the REIT and special instructions applicable thereto, including the provisions of corporate governance in the regulations and bylaws thereof, see the REIT Law Description Appendix.

1.1.9. **List of the structure of holdings of the Company as of the publication date of the Report**

See **Holding Structure Appendix** of this report. To clarify, the holdings diagram is divided into 2 separate pages for graphic reasons only.

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1.1.10. **Following is a list of the Company's Investment Real Estate Properties, as of December 31, 2025**

1.1.10.1. **Investment Real Estate – income generating office buildings (data is per 100%, in USD thousands unless expressly noted otherwise)**

#	Property name, *City and state*	General details about the property	Company share of the property	Accounting treatment	Property acquisition date	Total rentable area (in sq.ft.) / land area (in acres)	Fair value (1)	Debt Balance as of December 31, 2025	LTV (property debt to value ratio)	Final maturity date (excluding extension periods)	Nominal Interest as of December 31, 2025	Occupancy as of December 31, 2025	Annual income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	FFO (2)
1.	**Richardson Portfolio** *Richardson, Texas*	Portfolio consisting of two office buildings, with a rentable area of 180,970 SF and 242,382 SF (respectively), located in Richardson, Texas.	100%	Consolidation	November 2011	428,030	21,000	11,782	56%	February 2026[15]	The higher of: SOFR + 3.5% or 7.5% plus a 5% default rate in effect starting with February 2026)	52.5%	6,554	1,607	657
2.	**Eight & Nine Corporate Centre** *Franklin, Tennessee*	Two five-story office buildings located in Franklin, a suburb of Nashville, Tennessee. The buildings are located on a 27.6-hectare plot of land.	100%	Consolidation	June 2018	318,167	55,000	19,142	35%	February 2027[16]	The higher of either SOFR+4.9% or 8.9%	90.6%	9,456	6,226	3,537
3.	**110 William Street** *Manhattan, New York*	A 32-story office located in Manhattan, New York City, NY. Note that as set forth in the above Section 1.1.2.3, a material tenant (a municipal entity of the City of New York) is scheduled to take	100% of the common shares and 77.5% of the Preferred	(book value – Equity Method)	May 2014	928,157	422,100	326,343	77%	July 2026[17]	**Senior Loan Component**: SOFR + 2% **Leasehold Improvement**	Occupancy rate per the lease agreement with DCAS: 98.5%[18]	16,418	(1,585)	(22,538)

[15] For details of the status with the lender, see Section 1.1.2.7 above.

[16] The loan agreement includes an extension option of three periods of one year each (through February 9, 2029). The Company exercised one extension option and the loan was extended from February 2026 to February 2027.

[17] The loan includes two extension options of one year each (until July 2028), subject to customary terms in agreements of this type, as specified in Section 1.11.11 below.

[18] The occupancy rate according to the current lease agreements in the property. It shall be noted that the tenant DCAS has not yet entered the third phase of the lease agreement in the property. For details, see Section 1.1.2.3 above.

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#	Property name, *City and state*	General details about the property	Company share of the property	Accounting treatment	Property acquisition date	Total rentable area (in sq.ft.) / land area (in acres)	Fair value (1)	Debt Balance as of December 31, 2025	LTV (property debt to value ratio)	Final maturity date (excluding extension periods)	Nominal Interest as of December 31, 2025	Occupancy as of December 31, 2025	Annual income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	FFO (2)
		occupancy of the property in H1/25. See disclosure in the format of a highly material property in Section 1.7.9.1 below.	Equity shares Effective share: 64.71%								**Loan Component**: SOFR + 3% **Mezzanine:** SOFR + 15%	Effective occupancy rate: 29.4%			
4.	**Lincoln Court** *Campbell, CA*	A 3-story office building located in Campbell, a suburb of Jose San in Silicon Valley, California. The building, accessible by public transportation, is a 10-minute drive from San Jose International Airport and within walking distance of shopping and dining centers.	100%	Consolidation	May 2016	123,529	24,600	31,325	127%	August 2025[19]	SOFR + 3.25% (+5% default rate)	52.4%	3,703	1,422	(1,706)
5.	**Madison Square** *Phoenix, AZ*	The complex consisting of three 2-6 story office buildings, a five-story parking lot, a building that was formerly used as an armory which is located in the CBD of Phoenix, Arizona. The complex received an "Energy Star" rating for energy efficiency.	90%	Consolidation	October 2017	313,758	24,700	20,040	81%	November 2025[20]	WSJ Prime + 1.00% or 8.50% (+5.00% default)	46.9%	4,925	1,606	(262)
6.	**Park Centre** *Austin, Texas*	Office property consisting of three office buildings, located in Austin, TX.	100%	Consolidation	March 2013	205,096	19,200	152,636	89%	September 2026[21]	SOFR + 2.75% (+3% default)	49.2%	3,659	1,540	316

[19] The loan includes three extension options of one year each (through 2029), subject to customary terms in agreements of this type, including compliance with a Debt Coverage Ratio of no less than 1.35. It shall be noted that as of close to the report's publication date, the borrower is not in compliance with the said ratio and a Cash Sweep mechanism has been activated in the property.

[20] Based on understandings between the borrowing entity and the property lender, the maturity date has been extended to April 2025. As of close to this report's publication date, the Company is actively negotiating with the current lender to update the terms of the loan agreement and regarding the possibility of refinancing the property.

[21] It shall be noted that the extension options granted to the borrowers as part of the loan agreement were not exercised since the loan is at default. For details of the status with the lender, see Section 1.1.2.7 above. For details of the terms of the loan agreement, see Section 1.11.11 below.

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#	Property name, *City and state*	General details about the property	Company share of the property	Accounting treatment	Property acquisition date	Total rentable area (in sq.ft.) / land area (in acres)	Fair value (1)	Debt Balance as of December 31, 2025	LTV (property debt to value ratio)	Final maturity date (excluding extension periods)	Nominal Interest as of December 31, 2025	Occupancy as of December 31, 2025	Annual income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	FFO (2)
7.	**The Marq (Marquette Plaza)** *Minneapolis, Minnesota*	A 15-story office building in Minneapolis, MN, which was built in 1976 and renovated in 2002. The building is located on a 2.5 dunam plot of land and includes a rentable area of 534,536 square feet. See disclosure in the format of a material property in Section 1.7.8.1 below.	100%	Consolidation	March 2018	522,656	64,030	Blanket loan on the properties: 1180 Raymond; The Marq; Oakland City Center; Park Centre	Blanket loan on the properties: 1180 Raymond; The Marq; Oakland City Center; Park Centre	Blanket loan on the properties: 1180 Raymond; The Marq; Oakland City Center; Park Centre	Blanket loan on the properties: 1180 Raymond; The Marq; Oakland City Center; Park Centre	78.6%	14,181	6,644	1,900
8.	**Oakland City Center** *Oakland, CA*	Two office buildings in the heart of Oakland, California. The buildings are located near retail, dining and cultural centers as well as near the closest BART (Bay Area Rapid Transit) station in the aforesaid business center of the city of San Francisco. See disclosure in the format of a highly material property in Section 1.7.9.2 below.	100%	Consolidation	August 2017	368,032	57,400					44.8%	10,815	1,952	(1,666)

(1) It should be noted that the fair value as of December 31, 2025, of the above properties (excluding the 353 Sacramento property) is in accordance with valuations executed by an external appraiser on December 31, 2025, or based on the price set forth in property sale agreements, as applicable. For details regarding the property sale agreements and updates in connection with the properties, see Section 1.1.2.7.

(2) It should be noted that the FFO does not includes asset management fees applying to the properties.

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1.1.10.2. **Investment real estate property– residential income-producing buildings – apartment buildings** (data are per 100%, in USD thousands unless expressly specified otherwise)

#	Property name, *City and state*	General details about the property	Company share of the property	Accounting treatment	Property acquisition date	# of residential units	Fair value (2)	Debt Balance as of December 31, 2025	LTV (property debt to value ratio) (1)	Debt Maturity Date	Interest as of December 31, 2025	Occupancy rate as of December 31, 2025	Annual income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	FFO (3)
1.	**1180 Raymond** *Newark, New Jersey*	A rental apartment building located in Newark, New Jersey with 317 housing units and 3 commercial units under free-market terms and a total rental area of 268,688 SF.	100%	Consolidation	August 2013	317 (and 3 commercial units)	60,300	Blanket loan on the properties: 1180 Raymond; The Marq; Oakland City Center; Park Centre. See details in Section 1.11.11 above				87.4%	8,213	4,342	1,594

(1) It should be noted that the Fair Value as of December 31, 2025, is based on appraisals performed by an independent appraiser as of December 31, 2025.

(2) It should be noted that the FFO rate does not include asset management fees in connection with the properties.

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1.1.10.3. **Investment real estate properties – residential Single-Family properties** (data is in accordance with 100%, in USD thousands unless expressly provided otherwise)

Portfolio, *City and state*	General details about the property	Company share of the property	Accounting treatment	Property initial acquisition date	Number of properties in the portfolio	Fair value (1)	Debt Balance as of December 31, 2025	Nominal Interest as of December 31, 2025	LTV (property debt to value ratio)	Final date of debt repayment	Occupancy rate as of December 31, 2025	Annual income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	FFO (2)
Single Family properties held through PORT[22]	2,077 real estate single-family properties, which mostly include 3-bedroom residential units with an average area of approximately 1,478 sq.ft. each and are spread in 18 states in the US.	100%	Consolidation	November 2019	2,077	360,598	Loan A: 31,793 Loan B: 10,523 Loan C: 54,796 Loan D: 92,857	Loan A: 4.74% + 4.00 default Loan B: 4.72% Loan C: 3.90% (updated to 7.43% after the reporting date of the financial statements) Loan D: 3.99% (updated to 7.43% after the reporting date of the financial statements)	52%	Loan A: April 2026 Loan B: April 2026 Loan C: April 2026 (updated to March 2026 after the reporting date of the financial statements) Loan D: April 2026 (updated to March 2026 after the reporting date of the financial statements)	92%	36,436	19,703	10,272

(1) It shall be noted that the FFO rate does not include asset management fees in relation to the properties.

22 Pacific Oak Residential fund, through which the Company holds Single Family properties.

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The following table presents the fair value of the Single-Family properties, divided by states:

US State	AL	AR	DE	GA	IA	IL	IN	MI	MO	MS	NC	OH	OK	SC	TN	TX	WI
Fair value as of December 31, 2025	(in USD thousands)																
	22,706	2,327	557	3,811	519	28,670	12,701	90,297	2,457	6,147	12,875	37,137	25,977	4,309	42,146	65,006	2,957

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1.1.10.4. **Hotel real estate properties classified as fixed assets – transferred to the Company within the merger of the REIT with SOR II**

#	Property name *City, State*	General property details (main use)	Company share of the property	Accounting treatment	No. of rooms	Acquisition date	Value (cost basis)	Debt balance as of December 31, 2025	LTV (debt to property value ratio[23]) (%)	Final repayment date of the debt	Nominal interest rate as of December 31, 2025	Income for the year ended December 31, 2025	Annual NOI for the year ended December 31, 2025	FFO
1.	**Queen & Crescent** *New Orleans, LA*	A 196-room hotel consisting of two historic buildings located in the heart of the business district of New Orleans, Louisiana. The hotel has a fitness center as well as areas for private events. The hotel is operated by the hotel division of the Encore real estate group under the international "Marriott" hotel brand. For details in the disclosure format of a material property, see section 1.8 below.	90%	Cost	196	October 2020[24]	20,200	21,725	108%	February 2026[25]	The higher of either SOFR + 3.5% or 7.5% (+5% default)	7,597	1,327	(702)

23 The debt ratio for the purpose of calculating the LTV is net of restricted cash held by the lenders.

24 The rights of the property were transferred to the Company as part of the merger between the REIT and SOR II. The property was acquired by SOR II in December 2015.

25 It should be noted that the aforementioned loan is subject to cross-lien with the loan on the Richardson Office Portfolio property.

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1.1.10.5. **Real estate property for investment – Land** (details are per 100%, in USD thousands unless expressly provided otherwise)

#	Property name, *City and state*		General details about the property	Company share of the property	Accounting treatment	Property acquisition date	land acreage (in acres)	Fair value(1)	Occupancy rate as of December 31, 2025	Income for the year ending December 31, 2025	Annual NOI for the year ending December 31, 2025	Debt balance as of December 31, 2025	Nominal Interest as of December 31, 2025	Final Maturity Date of the Debt (following extension periods)	LTV (property debt to value ratio)
1.	**Park Highlands** *Las Vegas, Nevada*	Plot of land included in Village II	Vacant undeveloped land, included in Village II and consists of most of the area thereof, located in North Las Vegas, Nevada. For details and a disclosure in the format of a material property, see section 1.7.8 below.	100%	Consolidation	December 2011, 2013	144.98	62,261	-	-	-	Company's rights to the property are pledged under the Whitehawk loan. For details of the aforementioned loan, see the below Section 1.11.11.			
		Plots of land included in Village II	Vacant undeveloped land included in the Park Highlands property, Village II. For details and a disclosure in the format of a material property, see section 1.7.8 below.	100%	Consolidation	December 2011, 2013	38.35	39,880	-	-	-				
2.	**Richardson Land I&II** *Richardson, Texas*		Two plots spanning a total of 25.4 acres, located in the proximity of Company's two office buildings known as the Richardson Portfolio.	100%	Consolidation	November 2011; September 2014	Land I – 14	4,441	-	-	-				
							Land II – 11.4	2,559	-	-	-				
3.	**210 West 31st Street** *Manhattan, NY*		Land held by the Company (together with a third-party partner) under a lease until 2114 (ground lease) located in the borough of Manhattan, New York, between Madison Square Garden and Penn Station. The Company and the partner in the property intend to demolish the current structure on the land (a 3-story office and retail building) and replace it with a 10-story retail building with an all-glass front with a wooden deck on the roof. The Company is examining, together with the partner in the property, the options available thereto in connection with this property, including the advancement of the plan for the construction of the aforesaid new structure.(^) In addition, the City of New York, in the jurisdiction of which the property is located, is considering a process of expropriation of the aforesaid property as well as a number of other properties adjacent thereto for public use. As of the date of the report, no formal proceedings have yet been started in this regard. The Company estimates that if the expropriation process is carried out, the Company will be entitled to monetary compensation for the expropriation in the amount of the fair market value of the property as it shall be on that date. The Company and the owners of properties adjacent to the aforesaid property are considering various options available thereto in this regard. It should be emphasized that as of the date of publication of the report, no official process has been started and no time frame has been determined for this matter.	80%[26]	Consolidation	December 2016	0.2	24,700	-	-	-				

[26] For details of the lease agreement in the property, see the Immediate Report published by the Company following the completion of the merger between the REIT and SOR II dated October 6, 2020 (reference number: 2020-01-099730), the information of which is presented in this report by way of reference.

44

(^) The information with regard to the plans of the Company for the property, is considered forward-looking information under the meaning of the term in the Securities Law, 1968 (hereinafter: the "**Securities Law**" and "**Forward-Looking Information**", as applicable) and is based on the estimates and plans of the Company. The aforesaid information may not materialize if the Company does not receive the required permits (including permits at the state and local level) and/or unexpected changes occur in the local real estate market and/or there will be a significant deterioration in the US economy and in New York City in particular.

(1) It should be noted that the Fair Value as of December 31, 2025, of the Park Highland property and the Richardson Lands is in accordance with the sale agreements for such properties. For 210 West 31st Street, the Fair Value is based on appraisals performed by an independent appraiser as of December 31, 2025.

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1.2. The Company's Fields of Operation

As of the date of the report, the Group operates in two segments – (a) investment real estate, which is divided into several uses as stated below (and land classified as investment land); (b) the hotel sector (hereinafter: "**Investment Real Estate Segment**", "**Hotel Segment**" and jointly "**Operation Segments**", as applicable).

As part of the Operating Segments, the Company operates throughout the United States through consolidated companies and associated companies which hold under a chain of holdings real estate properties, lands, and hotels. The Company also holds financial assets as well as investments in financial instruments (as specified in section 1.2.3 below).

1.2.1. Investment real estate

The Company operates in the field of investment real estate in the United States for the following uses:

A. Offices;

B. Residential buildings and Residential single-family properties (through Pacific Oak Residential Trust, Inc.); and

C. Undeveloped plots of land (which are also classified in the Company's Financial Statements as investment real estate).

The Company's investment real estate activity includes buying, bettering, maintenance, financing, operating, leasing, and selling real estate properties of various uses in the United States.

For further details, see Section 1.7.6 below and Note 5 to the Financial Statements concerning investment property.

1.2.2. Hotel Sector

The Company operates in the United States hotel area; the Company's hotel property is held by an investee company, as are the hotel's operating entities. See Section 1.8 below for more information.

1.2.3. Financial assets

As of December 31, 2025, the Company holds 64.1 units of shares in S-REIT (mark: CMOI) [27]: at fair value of approximately USD 15.1 million, which are classified as

---

[27] Keppel Pacific Oak US REIT – A REIT whose units are listed for trade on the Singapore Stock Exchange.

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financial assets for sale, as follows. For details, see Note 9 to the Financial Statements.

The Company completed the sale of S-REIT units subsequent to the date of the financial position, as set forth below:

- On March 18, 2026, the sale of approximately USD 36.1 million S-REIT units was completed for a gross consideration of approximately USD 5.5 million, net of selling costs and commissions.
- Following March 18, 2026, and through April 15, 2026, the sale of approximately 12.9 million additional S-REIT units was completed for a gross consideration of approximately USD 2.4 million, before selling costs and negligible commissions.

The gross consideration per unit from the aforementioned sales was approximately 19% lower than the closing price of the S-REIT units on the eve of the sale transactions, and approximately 29% lower than the average price of the S-REIT units during the 30 trading days preceding the sales.

Following the completion of the said sales, the Company continues to hold approximately 15 million S-REIT units.

1.2.4. As of December 31, 2025, the Company holds 124 Series A shares of Pacific Oak Opportunity Zone Fund I, LLC, a Real Estate Investment Trust for investment in real estate properties under construction in Opportunity Zone areas, the value of the aforesaid shares of which are approximately USD 31,669 thousand. It should be noted that since the Company has no ability to influence the course of business of the Pacific Oak Opportunity Zone Fund I, the investment is recorded in the books as an investment in a joint transaction (for details, see Note 11 to the financial statements).

It should be noted that since these shares are privately held and not traded on any public market, the investment is characterized by very low liquidity. Therefore, its realization may take a lengthy period and may depend on various factors, such as realizations of the Trust's properties or liquidity events at the Trust's level. The result of such realizations may generated the Company with amounts that differ significantly from the value of said class shares as presented in the Company's books.

1.2.5. **<u>Operating regions</u>**

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Due to the Company's wide geographic dispersion across different states in the US (24 states[28] as of the report date) the Company has classified its properties in the field of investment real estate into 7 main geographic regions[29]:

Texas, New York, Tennessee, California, Nevada, Michigan, Minnesota, and "Other" (a category which includes properties located in Georgia (where properties of the Company were sold over the course of 2025), New Jersey, Alabama, Arkansas, Delaware, Iowa, Illinois, Indiana, Missouri, Mississippi, North Carolina, Ohio, Wisconsin, South Carolina, Louisiana, Arizona, and Oklahoma).

---

[28] The description of the geographical dispersion includes all the properties held by the Company, including the single-family properties held by PORT. It does not refer to the dispersion of the Company's holdings in financial assets through profit or loss or the investment in a financial instrument described in Section 1.2.3 above.

[29] In this regard, "**main region**" – the smallest geographical region in which there are properties which exceed 5% of the total fair value of the properties in this field of activity.

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1.3. Investments in the Company's equity and transactions in its shares since establishment

Below are details on investments in the equity of the Company and allotment of securities by the Company from its establishment until the publication date of the report:

Manner of investment	Investors	Date of investment	Number of ordinary shares with no par value	Consideration received (in USD thousands)
Issue of shares on the date of establishment of the Company	Pacific Oak Strategic Opportunity Limited Partnership[30]	December 18, 2015	10,000	---
Issuance of shares to the Partnership on the date of the transfer of rights	Pacific Oak Strategic Opportunity Limited Partnership[28]	March 8, 2016	10,000	---

[30] Formerly, KBS Strategic Opportunity Limited Partnership.

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1.4. Dividend Distribution

There is no distributable balance as of December 31, 2025.

It should be noted that in general, there are no restrictions on the current transfer of funds between the Company's investees and the Company. In this regard it should be noted that in accordance with operating agreement of Pacific Oak Properties (formerly, KBS Properties) the distribution of dividends from Pacific Oak Properties to the Company, shall be made on the dates and in the sums as shall be determined by the Company, at its sole discretion, as the sole shareholder of Pacific Oak Properties, subject to the laws of the State of Delaware[31].

1.4.1. Dividend Distributions Restrictions

Below please see dividend distribution restrictions provided in the Company's Deeds of Trust regarding dividend distribution. The terms used in this Section hereinbelow shall bear the meaning ascribed to them in the relevant Deeds of Trust, respectively.

Form of the term	Debenture Trust Deed (Series B)	Debenture Trust Deed (Series D)
(1) The Company's Consolidated Nominal Equity (as such term is defined in the Deeds of Trust (Series B), (Series C), and (Series D), as applicable, not including minority interest) as of the conclusion of the last quarter, prior to the distribution of the dividend, with a deduction of the dividend to be distributed, will be no less than:	USD 500 million	USD 550 million
(2) The Adjusted NOI (as such term is defined in the Deeds of Trust (Series B), (Series C), and (Series D), as applicable) will be no less than an amount of:	USD 40 million	USD 40 million
(3) The ratio of the CAP Adjusted Net Financial Debt (as such terms are defined in the Deeds of Trust (Series B) and (Series C), as applicable) will not exceed:	70%	70%
(4) As of the date of the Board of Directors' resolution regarding the distribution, no cause exists for the immediate repayment of the Debentures (Series B) and Debentures (Series D)		
(5) As of the date of the Board of Directors' Resolution regarding the distribution, no "Warning Signs", as such term is defined in Article 10(b)(14) of the Reporting Regulations, exist in the Company;		
(6) As of the date of the Board of Directors' Resolution regarding the distribution, the Company is in compliance with all of its undertakings to the Debenture Holders, in accordance with the provisions of the Deeds of Trust.		
(7) The distribution does not derogate from the Company's capacity to repay its Debentures.		

Notwithstanding of the aforesaid in Section 5.9.3 of the Deeds of Trust in connection with distribution restrictions, it should be noted and emphasized, as mentioned in

[31] As a rule, the law in the State of Delaware forbids a Limited Liability Company incorporated in the State of Delaware, USA (hereinafter: "**LLC**") to make distributions to its members if, after the distribution, its total liabilities exceed the fair value of its assets. In the event of an illegal distribution to a shareholder, he will be required to return the prohibited distribution amount to the LLC only if the shareholder had known that the distribution was illegal, and in any event, the shareholder will not be subject to return the illegal distribution to the LLC after the passing of 3 years from the date of distribution.

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section 5.9.3 of the said Deed of Trust, that the REIT must uphold certain U.S regulatory distribution restrictions, in accordance with which the REIT is required to distribute up to 100% of its taxable income to its shareholders, in order to be classified as a REIT and thus be entitled to the tax benefits awarded to REIT in the U.S as described in the REIT Law Description Appendix (hereinafter: "**REIT Mandatory Distribution**"). Further to the foregoing, it should be emphasized that in order to uphold the REIT Mandatory Distribution, a distribution of dividends in the Company in order to uphold the REIT Mandatory Distribution shall not be subject to the aforesaid Distribution Restrictions, specified in sections 5.9.1 and 5.9.2 of the Deeds of Trust and the aforesaid distribution shall be made as necessary in order for the REIT to uphold the REIT Mandatory Distribution.

1.4.2. **Following are details of the dates and amounts of dividends declared and distributed in the last two year (hereinafter: the "Distributions"):**

Date of the dividend approval by the Board of Directors	Dividend distribution amount (USD thousands)	Compliance with the distribution test and the Distribution restriction as specified in section 1.4.1 above	Additional details of the distribution in accordance with the relevant Immediate Report presented by way of reference
May 16, 2024	5,000	Yes	Dated May 16, 2024 (Ref. No. 2024-01-048133)

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Part Two – Other Information

1.5. Financial information of the Company's field of operation

Below is the financial information for the investment real estate segment and the hotel sector for the years 2023, 2024, and 2025 based on the consolidated financial statements of the Company (USD thousands):

	2025					2024					2023				
	Offices	**Land**	**Residential[32]**	**Hotel**	**Other**	**Offices**	**Land**	**Residential[30]**	**Hotel**	**Other**	**Offices**	**Land**	**Residential[30]**	**Hotel**	**Other**
Total income	69,043	-	45,153	7,597	-	81,372	2,919	45,379	9,061	(3,532)	81,759	3,389	56,082	9,153	(4,850)
Total cost of income	51,852	-	18,193	6,277	-	46,589	495	24,695	6,237	843	46,499	2,108	30,130	6,945	(78)
Operating profit (loss), net before financing expenses	(199,077)	(12,378)	(38,833)	(12,537)	(87,509)	(98,139)	3,855)]	(19,215)	1,371	(26,813)	(105,597)	(6,915)	9,618	(150)	(19,592)
Net profit (loss)	(285,666)	(12,378)	(48,264)	(13,085)	(87,509)	(131,367)	(23,484)	(28,492)	(981)	(63,639)	(134,109)	(6,842)	(7,660)	(2,362)	(62,538)
Profit (loss) from ordinary activities attributable to the Owners	(283,694)	(12,378)	(48,264)	(11,655)	(87,509)	(127,778)	(23,484)	(28,492)	216	(63,639)	(135,074)	(6,158)	(7,025)	(2,057)	(61,900)
Profit (loss) from ordinary activities attributable to non-controlling interests	(48)	(1,923)	-	(1,431)	-	(3,590)	-	-	(1,196)	-	327	(684)	(635)	(305)	-
Total assets in the Statement of Financial Position	409,144	133,841	429,013	22,399	15,079	710,284	194,965	430,071	33,624	118,715	601,441	269,972	712,979	48,847	260,292
Total liabilities in the Statement of Financial Position	(283,293)	(89,796)	(200,772)	(23,642)	(331,142)	(367,299)	(31,586)	(200,233)	(23,465)	(337,173)	(356,042)	(36,374)	(274,744)	(26,957)	(416,524)
Increase (decrease) in the value of investment property	(201,878)	(12,378)	(52,554)	-	-	(82,191)	(6,041)	(34,908)	-	-	(97,515)	(8,191)	(7,575)	-	-

[32] Including apartment buildings and residential homes.

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1.6. General environment and the effect of exogenous factors on the activity of the Company

The Company's area of activity is affected by various macroeconomic factors. Below are details of the key economic factors which, as of the report date, have or are expected to have a significant impact on the Company's business results or the Company's development:

1.6.1. Macroeconomic financial review of the US

The US economy is one of the largest and most developed economies in the world, constituting approximately 14.75% of global GDP[33], and as of the end of 2025, its revenues amount to more than approximately 20% of total global revenues[34], even though its population constitutes approximately 4.19% of the world's population[35].

Inflation rates

During 2025, US annual inflation recorded an increase to approximately 2.9% as of late 2025, from 2.7% in late 2024. Note that inflation is still higher than the 2% target rate set by the US Federal Reserve.[36] Note that the market is expecting lower inflation in 2026[37].

Figure 1 – 12-month US inflation [38]

Figure 2 – US unemployment rate over the past two decades

1.6.2. The table below presents macro-economic figures for each of the US States in which the Company operates, with reference to the data relevant to the income property market:

33 The data on the US GDP rate were taken from: https://www.statista.com/statistics/270267/united-states-share

34 The data of the revenues of the US compared to the rest of the world were taken from the website of the Office of the United States Trade Representative, at http://ustr.gov

35 The data on U.S. population size were taken from the Federal Census Authority website, at: Population Clock

36 Details on U.S. inflation were taken from the website: The Fed – Inflation (PCE)

37 Information on 2026 inflation expectations retrieved from the Statista website, at: Projected inflation rate U.S. 2010-2030 | Statista

38 The data on inflation were taken from: https://www.statista.com/statistics/273418/unadjusted-monthly-inflation-rate-in-the-us

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	Population[39] (millions)			Unemployment rate[40]			GDP[41] (USD trillions)			Main financial sectors[42]
Year	**2023**	**2024**	**2025**	**2023**	**2024**	**2025**	**2023**	**2024**	**2025 (as of end of Q3-25)**	
USA	334.91	341.48	341.78	3.7%	4.1%	4.4%	28.42	29.82	31.09	Health; technology; building; retail; manufacture of consumables
Texas	30.50	31.29	31.70	4%	4.09%	4.3%	2.69	2.82	2.93	Education and health; entertainment and tourism; production; financial services; construction and energy; IT
New York	19.57	19.86	20.0	4.5%	4.31%	4.6%	2.21	2.37	2.49	Financial services; health; professional services; retail; production; education services
Nevada	3.19	3.26	3.28	5.4%	5.57%	5.2%	0.26	0.27	0.28	Aerospace; health; mining; IT manufacturing; green energy; tourism and entertainment[43]
California	38.96	39.43	39.35	5.1%	5.32%	5.5%	3.90	4.12	4.29	Agriculture; energy; services; movies; tourism; production; technology[44]
Georgia	11.02	11.18	11.30	3.4%	3.51%	3.6%	0.85	0.89	0.93	Tourism; mining; agriculture; energy
New Jersey	9.267	9.50	9.54	5.1%	4.53%	5.4%	0.82	0.85	0.89	Financial services; production; technology; public sector; health and medicine; transportation
Minnesota	4.57	4.59	4.61	3.7%	4.34%	4.2%	0.32	0.33	0.34	Mining; agriculture; energy; production; Services
Michigan	3.19	3.26	3.28	5.4%	5.57%	5.2%	0.26	0.27	0.28	Medical devices; health care; IT and Cybersecurity; Fertilizer; Auto
Louisiana	38.96	39.43	39.35	5.1%	5.32%	5.5%	3.90	4.12	4.29	Oil and natural gas; aviation and space; water management; agriculture;

1.6.3. US Office Real Estate

Over the past few years, the US commercial and office real estate market continued to face significant challenges, mainly the continuation of the hybrid work trend and the increase in interest rates, trends that largely began during the outbreak of the Coronavirus epidemic starting in 2020. At the same time, in the first half of 2025, a recovery trend was recorded in the sector, with "positive net absorption"[45] along with positive demand throughout the year in more than half of the U.S. office real estate markets. In addition, there was a slowdown in the negative occupancy trend, with the smallest rate of increase since 2020, and although the vacancy rate remained high

39 The data on the U.S. population were taken from the National Census website, at: https://www.census.gov/

40 The data on the unemployment rate was taken from the website of the US Department of Labor, at: https://www.bls.gov/eag/

41 The data on GDP was taken from the website of the Department of Economic Analysis at the U.S. Department of Commerce at: https://www.bea.gov/index.htm

42 The data on major industries were taken from the Investopedia website, entitled: The 5 Industries Driving the U.S. Economy (investopedia.com) and from the website at: https://www.worldatlas.com/

43 The data about Nevada was taken from the website of the Nevada Ministry of Economy, at: Key Industries - Nevada Governor's Office of Economic Development (nv.gov)

44 The data about California was taken from the Britannica website: California - Manufacturing | Britannica

45 The difference between the spaces leased and the spaces vacated during a certain period. This metric is used in the office real estate market as a tool to measure supply and demand in the market.

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compared to historical data, competition for high-quality properties increased. While the net absorption rate for all of 2025 remained negative (minus 6.7 million sq.ft.), this is a more moderate figure compared to the average negative net absorption of the previous five years (minus 50.5 million sq.ft.).[46]

Office real estate in the State of Texas – Texas is the second largest state in the US, with an estimated population of approximately 32 million[47] and GDP of approximately USD 2.9 trillion as of the end of 2025.[48] In recent years, Texas population has been characterized with a positive migration trend, mainly due to significant employment centers in the energy, services, oil, and construction industries. The office vacancy rate in Greater Dallas-Fort Worth was 24.6% as of the end of 2025, an increase of approximately 0.2% compared to 2024, due to the entry of new spaces into the market. Average office rents increased by 4.4% in the past year, reaching a peak of USD 32.01 per square foot[49].

Office real estate in the State of California – The office real estate market in California is divided into several areas, the three central of which are: Los Angeles, San Francisco, and Silicon Valley, which house many mega-corporations such as Google and Uber.

As of Q4/25, the California office market demonstrated relative stability. The Greater San-Francisco area, overall office occupancy dropped to 33.1% in late 2025, an improvement from the 34.2% figure in late 2024[50]. Silicon Valley improved more meaningfully, with vacancies at approximately 19.4% in late 2025, down from 21.7% during the same period last year[51]. In the Greater Los Angeles area, the market maintained relative stability, with vacancy of 23.4% compared to the end of 2025, compared to 23.5% in late 2024[52].

Office Real estate in New York City[53] (specifically the Manhattan area) – New York City spans 786 sqkm and its urban area is one of the most populated urban areas

---

46 The data was taken from the Cushman & Wakefield website and is available at: https://www.nmrk.com/insights/market-report/dallas-market-reports

47 For details of the population rate in Texas, see: Texas Population 2024 (Demographics, Maps, Graphs)

48 For details of the Texas GDP, see: GDP by State | U.S. Bureau of Economic Analysis (BEA)

49 The data was taken from the website of the real estate agency Newmark and is available at the link: https://www.nmrk.com/insights/market-report/dallas-market-reports

50 Data from a report by Cushman & Wakefield for the Greater San Francisco area (Q4 2025) available at: https://assets.cushmanwakefield.com/-/media/cw/marketbeat-pdfs/2025/q4/us-reports/office/san-francisco_americas_marketbeat_office_q42025.pdf?rev=27943cd23f0d4ced9147eaa35830e069

51 Data from a report by Cushman & Wakefield for Silicon Valley (Q4 2025) available at: https://assets.cushmanwakefield.com/-/media/cw/marketbeat-pdfs/2025/q4/us-reports/office/silicon-valley_americas_marketbeat_office_q4-2025_v2.pdf?rev=1611bc096d0141829555ebe3e9fdf8c0

52 Data from a report by Cushman & Wakefield for Los Angeles (Q4 2025) available at: https://assets.cushmanwakefield.com/-/media/cw/marketbeat-pdfs/2025/q4/us-reports/office/la_americas_marketbeat_office_q42025.pdf?rev=be5966a3992d4f7d86a238a6b174a882

53 Figures were retrieved from real estate agency's JLL's website, and are available at:

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in the US, and one of the largest in the world. Greater New York is divided into five boroughs, as follows: (1) Manhattan; (2) Bronx; (3) Brooklyn; (4) Queens and (5) Staten Island. Manhattan is the most densely populated borough, in which the majority of the city's economic activity is concentrated, while Brooklyn is the most populated borough. The City's economy is primarily a service-based economy.

Over the course of 2024, the occupancy rate in office properties in the borough recorded an upward trend, while the rental prices did not yet return to their pre-Covid prices. Over the course of 2025, the scope of leasing offices in New York increased by 32.3%, from 24.3 million sq.ft. to 31 million sq.ft., and the occupancy rate increase accordingly.[54]

1.6.4. **Residential Single Family Real Estate Properties in the US[55]**

Over the course of 2025, the US market remained stable with a slight downward trend in the number of housing transactions compared to 2024. Approximately 679 thousand new homes were sold during the year, compared to approximately 688 thousand in 2024, along with sales of approximately 4.06 million existing homes in 2025, similar to 2024 figures (approximately 4.06 million).[56]

Note that the average sale price for a new home was approximately USD 521.1 thousand in 2025 (compared to approximately USD 514.5 thousand in 2024), [57] while the mean price for the purchase of an existing home was in late 2025 (as of December) approximately USD 405.1 thousand (compared to approximately USD 407.5 thousand in late 2024) [58]. Such stability was also recorded in vacancy rates for residential properties, which came in at approximately 7.2% in 2025 compared to

http://www.us.jll.com/united-states/en-us/research/property/office

Note that Company did not request consent for including the information presented below, which is publicly available information.

54 The data was taken from the NYC comptroller's website, and is available at: NYC's Office Market: Doom Loop or Boom Loop?

55 Data was taken from the House Canary website at: https://www.corelogic.com/intelligence/us-home-investor-activity-steadily-increased-third-quarter and https://www.housecanary.com/wp-content/uploads/2023/11/housecanary-rental-report_q3-23.pdf

56 Data from the website of the US Census Bureau at https://www.bea.gov/index.php/news/2026/gdp-advance-estimate-4th-quarter-and-year-2025 and the website of the National Association of Realtors in the US, https://www.nar.realtor/research-and-statistics/housing-statistics/existing-home-sales.

57 Data from the report on New Residential Sales available at the website of the US Census Bureau https://www.census.gov/construction/nrs/pdf/newressales.pdf (summary data for 2024 and 2025).

58 Data from the Federal Reserve's economic information database (FRED – Federal Reserve Economic Data), at which aggregates the official figures of the National Association of Realtors (NAR) at https://fred.stlouisfed.org/series/HOSMEDUSM052N (the Median Sales Price of Existing Homes index), and an NAR press release: "Existing-Home Sales Ascended 2.2% in December", published on January 24, 2025 and available at https://www.globenewswire.com/news-release/2025/01/24/3014955/0/en/Existing-Home-Sales-Ascended-2-2-in-December.html

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approximately 6.9% in 2024[59], as well as mean rents, at approximately USD 1,464 in 2025, compared to approximately 1,475 in 2024[60].

1.6.5. **The Hotel Industry in the United States**

Following the recovery in the US Hotel sector from the Covid-19 pandemic, 2025 occupancy came in at 62.3%, a drop of 1.2% compared to 2024. Average Daily Revenue was USD 160.54, an increase of 0.9% compared to 2024. RevPAR was USD 100.02, lower by 0.3% compared to 2024, for the first time since 2020[61].

The New Orleans Hotel Segment – The greater New Orleans area saw mixed performance in Q1/25, with occupancy at 66.6% compared to 68.5% during the same period last year, while average ADRs increased significantly to USD 220.87, compared to USD 189.86 during the same period last year[62].

1.6.6. **Macro-economic influences which have, or are expected to have, a significant impact on the business results and development of the Company:**

During 2025, the U.S. Federal Reserve has reduced the federal interest rate in several increments, to a rate of 3.5%-3.75% as of close to the publication date of this report, after several years in which the federal interest rates have been raised.

Additionally, in 2025, the inflation moderation trend that characterized the US economy in recent years was relatively moderated, at a rate of approximately 2.7% in annual terms. Therefore, the Company does not recognize a material impact of the inflation rates on its operation and properties.

Changes in the federal interest rate in the United States are an external factor which, as of the report's date, might have a material impact on the business outcomes of the Company, as follows:

A. **Impact on Company's current financing at variable interest rate** –As of December 31, 2025, approximately 56% of the total loans of the Consolidated Company and its share of associated companies (including Debentures (Series B) and Debentures (Series D)) as well as approximately 40.4% of the total loans of the Consolidated Company (including Debentures (Series B) and Debentures (Series D)) excluding its share of associated companies) carry variable interest rate.

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[59] Data from the US Department of Commerce's Economic Analysis Department at https://www.census.gov/housing/hvs/files/currenthvspress.pdf

[60] Data from the US Department of Commerce's Economic Analysis Department at https://www.census.gov/housing/hvs/files/currenthvspress.pdf

[61] Information on the US hotel sector in 2025 compared to 2024 are available at CoStar - U.S. hotels report first full-year occupancy, RevPAR declines since 2020

[62] Data from the Newmark report title Hotel Insights – New Orleans, LA 1Q 2025, available at https://nmrk.imgix.net/uploads/documents/hotel-nsights/Newmark_VA_Hotel-Nsights-Report_New-Orleans_LA.PDF

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In this regard, it shall be noted that in connection with the Company's variable-interest loans in the amount of approximately USD 247.3 million (which include amounts of loans of associated companies), the Company engaged in agreements for hedging interest changes (interest rate caps) which are intended to provide protection against significant changes in the federal interest and will provide the Company some protection against future increases of the federal interest rate.

Below are data regarding the mixture of loans of the consolidated Company (including Debentures (Series B) and Debentures (Series D)), carrying fixed and variable interest, as of a date close to the report's publication:

Total consolidated debt carrying variable interest (USD thousands)	Weighted variable interest (%)	Total consolidated debt carrying fixed interest, including debentures (USD thousands)	Weighted fixed interest (%)	Effective interest rate (weighted variable and fixed interest) (%)
336,650	10.53%	495,706	6.63%	8.21%

Below are data regarding the mixture of loans of the consolidated Company (including the Debentures (Series B), Debentures (Series C), and Debentures (Series D)) and its share of associated companies, carrying fixed and variable interest, as of a date close to the report's publication:

Total consolidated debt and Company's share in associated companies carrying **variable** interest (USD thousands)	Weighted variable interest (%)	Total consolidated debt carrying **fixed** interest and Company's share in associated companies, including debentures (USD thousands)	Weighted fixed interest (%)	**Effective** interest rate (weighted variable and fixed interest) (%)
630,359	9.02%	495,706	6.63%	7.97%

B. **Impact on Company's new financing** – a decrease in the federal interest rate may expand the Company's options in taking new loans or refinancing current loans under favorable terms compared to loans taken while the federal interest rate was higher. On the other hand, an increase in the federal interest rate causes Company's options in taking new loans or refinancing current loans to include less favorable terms than in previous times, and may also entail additional requirements made by lenders (such as requirements for higher equity and/or additional financial covenants), and may adversely affect the return on Company's future investments, income and business opportunities which include a financing component. It should be noted that as of around the date of the release of the report, all of the Company's loans are classified as Short-term Loans. For details on the status of this loan, see the above Section 1.1.27.

C. **Impact on Company's asset worth** – changes in the federal interest rate may impact the capitalization rates used for appraisals and may affect the value of

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Company's properties. An increase in federal interest rates may cause an increase in capitalization rates in Company's properties while a decrease in federal interest rates may cause a decrease in capitalization rates in Company's properties. It shall be noted that should the depreciations in properties' value continue over time, it may adversely affect the Company's options to realize its properties in the real estate market. In this regard, the Company recorded an increase in the capitalization rates in the Company's office properties such that it range between 6% and 10% in 2025 compared to a range between 5.5% and 9% in 2024.

D. For details regarding appraisals of Company's material and highly material properties, see Sections 1.7.8 and 1.7.9 below.

The Company's estimates with regard to the possible impact of the inflation and the federal interest rate raises on the Company's operation, income, profit, and financial status constitute forward-looking information, as such term is defined in the Securities Law. Such estimates are based on the information currently available to the Company and may not materialize, inter alia due to unexpected changes and fluctuations in the markets or due to the materialization of the risk factors described in Section 1.18 below, thus there is uncertainty with regard to any effects which may result therefrom to the Company and the operation thereof.

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A- 60 Part Three – Description of the Business of the Company by Fields of Operation 1.7. The income-producing property sector 1.7.1. General information on the field of operation 1.7.1.1. Structure of field of operation and changes therein As specified in Section 1.2 above and as of the date of the report, the Company is operating in the Investment Real Estate Field in the United States through US limited liability companies (LLC) holding ownership rights in a portfolio of office and residential income-producing real estate as well as land as specified in section 1.7.1.2 below. The day-to-day management of the Company, including the acquisition/ sale/ operation of properties, is carried out by the Management Company in accordance with the Back-to-Back Management Agreement and the management agreement of the single-family residential properties (PORT), as specified in Section 1.1.6.4 above. 1.7.1.2. Breakdown of the portfolio of the Company by usage type As of December 31, 2025, the property portfolio of the Company in the field of operations includes offices properties representing approximately 48.7% of the value of the properties of the Company, the residential properties which account for approximately 51.8% of the properties of the Company (of which residential proprieties – Multi-Family units which account for approximately 7% of the values of the company's assets and Single-Family houses which account for approximately 44.8% of the value of the company). For details of the Company's properties, see Section 1.1.8 above. 1.7.1.3. Mix of tenants in the income-producing real estate field A. Free Market-Rent tenants As of the report date, most of the properties of the Company in the Office Real Estate Sub-Segment as well as the majority of the properties of the Company in the Free Market-Rent Residential Real Estate Sub-Segment are rented to independent tenants the rental fees of which are determined in negotiations with the Group, except for 167 single-family properties (held by the Company as part of the PORT portfolio), which constitute 6.8% of the single-family properties to which a supervised rent program is applicable. For details of the major changes that occurred with the tenants in the various properties of the Company during 2025, see Appendix C of the Board of Directors' Report. B. Restriction applicable to rent in Single Family properties (in the PORT portfolio) A- 61 As stated above in Section A, there are 167 Single Family properties in PORT portfolio (constituting about 6.8% of the PORT portfolio properties) in which the rental price is subsidized by a government agency. In accordance with the subsidy program, the government authority determines a controlled rent price paid by the tenant, and it pays the Company the difference between such a controlled rental price and the market rental price. It should be noted that the Company can retire at any time from such a control program and switch to a rental model under market conditions. 1.7.1.4. Material terms and conditions of the rental agreements of the Company in the operating field A. Lease Agreements in the Real Estate Properties for Offices As stated above, the majority of the properties of the Company are office and commercial properties. The rental agreements of these properties are subject to negotiations between the Management Company/Property Manager and the tenants. Therefore, the rental agreements differ from one another. That notwithstanding, the table below lists the material terms in general of the office and commercial property rental agreements: Parameter Offices Purpose of the lease The property is to be used for designated purposes only; the tenant may not deviate from these purposes without receipt of the written approval of the lessor. Rental term The period of the lease is subject to negotiated terms and conditions. A basic period is typically determined, ranging between 3 years and up to 12.5 years, with an option to extend the rental period for an additional period of between one year to five years. Note that as of December 31, 2024, the average term of lease agreements in the Company's office properties is 3.2 years. Basic rental fees Rental fees are paid on a monthly basis on the 1st of each month. Most of the lease agreements in the markets in which the Company operates include a mechanism of increasing rent from year to year. Typically, such mechanism includes an increase of the rental fees compared to those of the previous year by the Consumer Price Index or a rate ranging 2%-5% (as set forth by the specific agreement) – whichever rate is higher. It shall be noted that some of the lease agreements in which the Company engages grant incentive for tenants, such as a free-rent period ranging between one and three months. Participation in expenses The tenant shall pay the lessor his pro rata share in accordance with the forecasted operating budget, of all the expenses involved in operating and managing the property, as well as municipal taxes and additional payments by law (hereinafter: the "Additional Payments"). The tenant shall pay the lessor the estimated pro rata share thereof in 12 equal payments on the 1st of each month. At the end of the year or close thereto the lessor will calculate the actual operating costs. If the estimated operating costs are lower than the actual expenses, the tenant shall pay the lessor the difference, and if the estimated operating costs exceed the actual expenses, the lessor shall deduct these amounts from the tenant's debts. Sub-leases The tenant is not entitled to assign the rights thereof in the leasehold or sell these rights pursuant to the agreement. Collateral The tenant will place a deposit with the lessor to secure payment of the rental fees over the term of the lease. If the tenant fails to pay the monthly rent and/or if the lessor is required to make payments in lieu of the tenant, the lessor will be entitled to exercise the deposit A- 62 Parameter Offices unilaterally for the payment of these excess costs and any other damage caused to the leasehold as a consequence thereof. If the tenant fulfils his obligations under the agreement, he will be entitled, at the end of the lease, to receive the deposit without interest. If the tenant fails to comply with all the terms of the rental agreement, the lessor will be entitled to hold the deposit until the tenant's debts shall be paid in full, in accordance with the agreement. Lease termination option by the tenant due to failure to meet goals Some agreements provide the tenant with termination options subject to giving prior written notice to the lessor, provided there was damage to the leasehold as a result of which the tenant was unable to use the property as provided in the rental agreement. Indemnity The tenant undertakes to indemnify the lessor for any complaint or claim filed against a person in the premises of the rented property. Insurance The tenant undertakes to purchase an insurance policy that will cover damages to the property and insurance cover for its employees in accordance with the terms of the agreement and it will be required to provide the lessor with proof of the policy. Eviction of tenants If the tenant fails to vacate the premises on the date determined between the parties, the rental fees charged to the tenant, in the period subsequent to such date, shall be 150% of the basic rent; without undermining other remedies to which the lessor is entitled under any applicable law. Liability The lessor is exempt from liability in the event of damage, except in cases where the reason for the damage is negligence by the lessor. In the cases set forth in the agreement in connection with fire damages, or another disaster, the lessor and the tenant, or the lessor at its sole discretion, may terminate the agreement. The tenant is responsible for the maintenance of the property and the repair of damages caused by the tenant. The tenant shall also pay the operating expenses related to the rented property (electricity, water, gas, telephone, etc.). The lessor is responsible for the maintenance of public spaces, electricity for lights and lighting fixtures, air-conditioning at defined hours, expendable materials for toilets, cleaning services for external windows, supervision of the building, a maintenance person present during regular working hours and trash disposal. Compliance with laws and regulations The tenant undertakes to comply with all municipal regulations, federal laws, and state laws relevant to the rented property as well as the lessor's instructions as reflected in the lease agreement. The tenant undertakes to follow the relevant rules and regulations for the treatment of hazardous materials, including the prohibited use of hazardous materials in the area of the rented property. The agreement shall not be assigned or pledged without the lessor's prior consent, except for irregular cases specified in the agreement. The lessor has the right to subordinate the lease to any lien it deems fit. The lessor has the right to transfer the tenant to a similar area in the building. B. Residential Real Estate Lease Agreements – Single Family Most of the Company's residential properties are Single-family class properties. The Lease agreements of the properties are similar in nature and general principles, for the most part, to the terms that are summarized in the following table: Item Description Purpose of the Lease An agreement to rent an apartment (hereinafter, respectively, in this table: "the agreement" and "the leased property" or "the property"), which is signed between the property company or its representative and an individual – the tenant (hereinafter, respectively, in this table: "the lessor" and "the lessee"). The agreement restricts the use of the property for private residential purposes only. A- 63 Item Description Lease Period The rental period is usually for a period of one to two years. In most rental agreements, after this period, if one of the parties has not given notice at least 60 days in advance of its termination, the rental will automatically renew monthly. In some of the leases, a mechanism for raising rents is established each year as part of the renewal of the rental period. Payment of Lease Fees Rents will be paid once a month no later than the first day of each month for the following month. Late payment from the said date constitutes a breach of the agreement and will usually give the right to an agreed compensation. Participation in Expenses For the most part – the care of the garden, the fixtures, the lighting systems, the gas and the air conditioning in the lease are the tenant's responsibility, who will bear their maintenance and repair costs Sub-leases and assignment of rights Rental in a sub-leased and / or the introduction of alternative tenants is prohibited for to the property, without the written permission of the Lessor. Collateral The tenant is required to deposit a security deposit with the Lessor in the amount stipulated in the agreement (usually one month of rent), the purpose of which is to secure the tenant's obligations under the agreement (hereinafter in this subsection: "deposit"). The deposit will be returned to the lessee, without interest, less charges arising from breach of his obligations in the agreement within a period not exceeding 60 days. Renovations The tenant is not allowed to make changes to the lease, including installations or repairs, without the written consent of the Lessor. Under rental agreements in some states, a written approval request will not be required in urgent cases specified in the rental agreements, such as a fire, flood and power outage. Breaches Violation of the agreement's provisions, including non-compliance with terms and payment dates, abandonment of the leased property and other grounds accepted in such agreements will usually constitute a fundamental breach of the lease agreement which will establish grounds for termination of an agreement. Option to cancel the agreement by the Lessor The tenant may not cancel the agreement without providing compensation to the Lessor. Notwithstanding the foregoing, leasing agreements in some states provide exceptional cases where the tenant may have the right to early termination of the agreement, such as: delayed delivery of the leasehold to the tenant without notice from the Lessor, material breach of the Lessor's obligations under the agreement, special obligation due to military service. Evacuating Tenants Upon termination of the agreement or an early termination in accordance with the provisions of the agreement, the tenant undertakes to evacuate the leased property and return it in a clean and proper condition. If the leased property is not evacuated and / or returned in a clean and proper condition, the Lessor may evacuate it and, according to the lease agreements in some states, also keep or sell his belongings, as well as impose the required cleaning and repair costs, including forfeiture of the deposit. In addition, the Lessor has a contractual right to vacate the tenant if he did not meet the rent payments or due to other violations. As long as the tenant has not vacated, he will be charged a monthly fee, which will usually be higher than the monthly rent for the use of the property Insurance and responsibility for damage In some states – it is the tenant's responsibility to insure the leased property with third party insurance. The tenant shall be liable for any damage caused to the leased property by an act or omission, whether by him or by anyone on his behalf; except if the damage was caused by force majeure that the tenant could not prevent. Agreed compensation Without derogating from the foregoing, the rental agreements provide for agreed damages / indemnity, which will be applied to the tenant separately from any compensation or other payment for breaches and separately from the cancellation fee, for: non-payment of the rent up to the date stipulated in the agreement; leaving the leased property at an earlier date than the date specified in the agreement, not according to the terms of the agreement; and sometimes smoking in the leased property or keeping animals without the Lessor's permission. 1.7.1.5. Structure of the competition in the industry and changes therein, see Section 1.7.12 below. 1.7.1.6. Critical success factors in the operating field

A- 64 The Company believes that critical success factors in the real estate market are primarily as follows: 1. Locating favorable transactions and business opportunities in the market with high profit potential and positive demographic trends; 2. Expertise in the selection of locations, acquisitions, development, rental and management of office and retail centers as well as rental apartment buildings; 3. Experience and ability to negotiate and carry out complex transactions; 4. Financial strength which permits investment of equity and the ability to secure financing on favorable terms for the purchase of properties; 5. Highly skilled human capital with experience and knowledge in the operation of real estate properties; 6. Ties with different types of major financially robust anchor tenants. 1.7.1.7. Main entry and exit barriers in the operating field Entry barriers – The ability to identify locations with strong supply and demand mechanisms as well as attractive purchase prices; the ability to invest significant capital; the ability to secure complex financing transactions; the ability to lease and manage a wide portfolio of properties. Exit barriers – Realization of real estate: the ability to realize real estate properties either individually or as a portfolio is subject to supply and demand on the market at any time, depending on restrictions which may be included in financing agreements. 1.7.1.8. Restrictions, legislation, standards, and special constraints applicable to the operating field A. Legislation restrictions and special constraints stemming from the ownership of income-producing properties, real estate title insurance A title insurance policy (hereinafter: "Title Insurance") is an insurance policy attributed to a specific property and conferring on the insured, who submits an insurance claim in good faith compliant with the terms of the policy, insurance cover up to the amount specified in the policy, in any event of loss or damage incurred due to a defect which originates prior to the issuance date of the policy, in favor of the Title Insurance acquired by the insured in the property or due to inability of the insured to legally transfer the title to a third party. Such defects include also claims against the insured on the grounds that as of the closing date, the seller did not make all the payments it was due to make with respect to the sale of the property, including all the taxes due on the property, wherein nonpayment thereof creates a lien on the property. Unlike most types of insurance, this insurance covers both past and future events. Title insurance on real estate also provides protection against latent defects. The A- 65 policy also includes the insurance company's undertaking to indemnify the insured for the legal costs expended as part of protecting its title in the property, provided the claim was submitted based on justifiable cause and in accordance with the terms of the policy. Title insurance is acquired in specific cases in favor of a mortgage Lender in the property. Title Insurance policies are subject to the provisions of the laws of New York, as the case may be, which mandate coverage in certain cases and allow a limited list of general exclusions, as set out below, in which the insurer will be exempt. The standard version of Title Insurance includes four customary exclusions which, if fulfilled, will deny the insured compensation in spite of the injury to the right thereof in the property. The following are the exclusions: a. Defects connected to the planning and constructions laws. b. Expropriation of the property by the State. c. Defects, conflicting claims and other matters which: (1) The insured created or to which it agreed or which it took upon itself; (2) Could not be discovered in an examination and therefore was not known to the insurer but was known to the insured on or before the policy issuance date and were not disclosed; (3) Did not cause the insured any damage or loss; (4) Were created after the policy issuance date; (5) Were created due to the insured's breach of his obligation to pay the consideration for the property. d. Lack of commerciality of the property, such as where a third party is not interested in purchasing, renting, or lending money against the property. The cover under the Title Insurance policy is granted solely to the purchaser of the policy, but the policy remains in effect if the purchaser transfers the rights thereof to another property, wherein the policyholder is sued by the new owner of the property for representations made thereby in connection with the property and relating to the period prior to the purchase of the policy. B. Environmental laws applicable to the Company In accordance with federal, state, and local rules and regulations pertaining to environmental protection, the relevant companies in the Group may be responsible for the identification and repair of damages and pollutions in properties which are and/or were owned by the REIT Group. The aforesaid stems from the fact that the owners and/or operators (including a tenant) of properties may be required to identify hazardous or toxic materials or fuel emissions or the risk of emissions in the aforesaid property and to remove or remediate them, and they may be liable towards government entities or third parties for damages to the property, enquiry, cleaning and follow up costs incurred by these parties in connection with an actual or expected pollution. In A- 66 addition, previous owners or operators of a property may also be considered liable in the event that the cause of the pollution or damage occurred when they were the owners or operators of the property. The aforesaid laws usually impose responsibility for the disposal of pollutants regardless of who was actually responsible, whether the owners and/or operators did or did not know about the existence of pollutants or did or did not cause the pollutants. The liability pursuant to these rules may be jointly and severally for the total amount of the enquiry, treatment and follow-up costs that have been or will be incurred due to actions taken, although a party which is subject to joint and several liability, may also be entitled to participation from other identifiable responsible and solvent liable parties, in respect of their fair share of the costs. These costs may be considerable and in certain cases even exceed the value of the property. The existence of a pollutant or failure to act adequately to clean the polluted real estate could hurt the Group's ability to sell or rent the property or to take loans while using the property as collateral which could damage the investment thereof. To the best knowledge of the Company, it has no material exposure to the aforesaid defects. It should be noted that as part of the process of purchasing a property, the Company conducts an environmental survey in order to identify environmental hazards as mentioned above that require cleaning and adaptation work to the land or building after its purchase or that limit their use (for example, contaminated land cannot be used for residential purposes and will be limited to industrial use only). The results of the survey and its implications for the property are usually priced by the parties in a property purchase or sale transaction. C. Legislative restrictions and special constraints applicable to the income- producing property field The rental of properties is subject to legislation which stipulates terms that are prohibited in rental agreements, the cognitive undertakings of the lessor (namely, the undertakings applicable to the lessor notwithstanding the provisions of any agreement) which regulate the measures to be taken when evicting tenants from the property notwithstanding the provisions of any rental agreement. In the states in which the REIT operates there are no significant restrictions on operating field, except for restrictions / control / regulatory provisions in connection with the 421a Program as described above. For details on key provisions applicable to rental agreements with tenants, see section 1.7.1.4 above. D. Unique Limitations and Constraints Arising from the Ownership of Properties Classified as Single-Family Properties A- 67 Fair Housing Act – The Fair Housing Act (hereinafter: "FHA") is a federal law engrossed in 1968 that is intended to forbid discrimination in the field of residential leasing on the basis of race, skin-color, ethnic origin, religion, gender, family situation, disability, financial ability, etc. E. Process of foreclosing on properties by a senior lender The placing of a first lien on estate properties assets in favor of the U.S. lenders can and is done in one of two different ways: The first is a Mortgage, the and the second is a Deed of Trust. This depends on the local law in which the property is located. It should be noted that, for the most part, only one of these ways is possible in a relevant state, but there are several states in the United States where both are applicable. For example, in New York State, a lien would be imposed by means of a Mortgage while in the state of Texas a lien would be imposed by means of a Deed of Trust. Loans in the United States may be of a "non-recourse" classification (non- recourse loan), which is to say that in the event of a breach, the lender can be repaid through the sale of the mortgaged property, after using the available remedies, including the exercise of the asset, but cannot "re-claim" and make a claim against the borrower themselves (the property corporation holding the mortgaged property rights) for any amount that exceeds the sale of the aforementioned property. Non-recourse loans usually include a list of exceptions to the said rule, in which the lender can re-claim against the borrower, such as showing equal representations, fraud, embezzlement, opening insolvency proceedings at the borrower level or violations linked to the environment (these exceptions are known as non-recourse carveout, which is It is usually the same as the bad acts included in the non-recourse carveout guarantee, also known as the Bad Boy guarantee). (1) Occurrence of Breach of Loan In the event that a breach of a loan occurs such that triggers standing for the immediate repayment of the specific loan, the borrower will act in accordance with the applicable loan agreement law applicable in that State, in the context of either a judicial or non-judicial proceeding. (2) Process to Collect Property in States in which the Collection Process is Done Outside of the Context of Legal Proceedings (non-judicial) In states such as Texas or Georgia, the Deed of Trust allows the exercise of the securitized collateral collection process (Foreclosure) not through the Court, but rather by means of the sale of the property by the Trustee, who represents the lender. The aforementioned rights of the lender to sell the property is arranged pursuant to the conditions that exist in the loan documents known by the name "Power of Sale", that provides the lender

A- 68 the right to act in a non-judicial real estate proceeding, as detailed below. Timetables for selling a property under such a foreclosure sale vary from state to state, but as a rule, the lender is required to first notify the borrower of such sale several days prior to the sale (the number of days varies from state to state, for example, 21 days in the state of Texas and more than 90 days in other states) as well as post an ad or several public ads about the sale several days before the sale is made (hereinafter: "the notice to the public"). The sale of a property under the aforementioned procedures (foreclosure sale) that is not part of a legal proceeding (non-judicial) is not carried out under the supervision of a court or other municipal body. It should be noted that sale through the aforementioned procedure (non-judicial) is sold for the highest price (hereinafter: the "Pricing Procedure") and the proceeds of the sale will be used to cover the expenses of the sale process, repayment of the loan balance to the lender and the balance, as the case may be, be distributed in accordance with the obligee's arrangements. In some states, such as the state of California, the lender has the right to apply for such a sale process through and under the supervision of a court (Judicial). However, in view of the length of time of the proceeding and the expenses involved, for the most part borrowers do not opt for a collection procedure under the aforementioned court supervision. The reason for choosing to exercise the option to have the procedure take place under the supervision of a court is usually because of the ability of the lender to demand a deficiency judgment as detailed below. This right does not usually exist when exercised in a non-judicial proceeding. The announcement to the public of the sale of an asset in a foreclosure sale itself through a non-judicial procedure (foreclosure sale), but by way of an "auction" for the highest price, constitutes an attempt to obtain the fair value (the price depending on market conditions) of the property that is sold. However, such short timetables may make it difficult for potential purchasers to perform the required inspections or obtain the necessary financing as is done in a regular purchase procedure between a willing buyer and a willing seller and therefore the sale price at the end of the aforementioned process may be lower than the market price. In addition, it should be noted that the borrower and the lender may participate in the Pricing Procedure themselves and sometimes shorten the participation in the Pricing Procedure with the borrower himself or anyone on his behalf. To the best of the Company's knowledge, there are no "Discount" rates common in the market in the context of the aforementioned property collection process. A- 69 It should be noted that the borrower has the right to initiate legal proceedings and to request that such sale proceeding be stopped and/or delayed (for example, if the public notice was not properly given or if the borrower appeals against loan's immediate repayment). After such a motion by the borrower, the court will decide whether to grant a temporary restraining order to stop the sales process (temporary restraining order or an injunction) and after a hearing in court (court) it will be decided whether the borrower's arguments raise grounds for opening the legal process. Similarly, it should be noted that in the event that no bids are received during the process of the foreclosure sale, in connection with the property offered for sale, the borrower can continue to hold the rights in the property and lender is permitted to initial an additional sales procedure at a later time, so long as there still exists an immediate repayment. Together with this, it should be noted that for the company's position, in this case most often, the borrower will be the highest bidder in light of its ability to make an offer not in cash but against the payment of all or part of the debt. (3) Process to Collect Property in States in which the Collection Process is Done in the Context of Legal Proceedings (judicial) In states such as Florida and New York, the collateral collection process is supervised by a local court, which means the opening of legal proceedings (judicial) by the lender against the borrower in order to exercise its rights under the loan agreement. When the lender wins the legal process, they are entitled to sell the relevant property at auction for the highest price. Generally, in order to initiate foreclosure proceedings (Foreclosure), the lender must file a Summons and Complaint (summons and complaint) in the relevant state court. The process of filing the claim involves filing various documents, paying a fee, and providing the claim documents by the lender (now the plaintiff) on the borrower (now the defendant) in a procedure known as the service of process. In accordance with the rules applicable in each state, the defendant (the borrower) has a time limit for filing an answer (usually between 20 and 30 days), a defense and any counterclaims against the lender, after which most often a document disclosure process (Discovery) begins. In addition, at this stage the lender may request the court to appoint a receiver to manage the property and/or collect rents during a trial. In the event that the borrower (defendant) fails to respond to such claim, the court may rule on a "Decision in Breach" (default judgment), which means If the borrower (defendant) responds to A- 70 the claim but does not provide sufficient substantial basis for the borrower's claims and there are no material factual disagreements between the parties, the borrower may require the court an immediate decision (summary judgment), which is usually done when there is only one party without going through a full trial. This is done by filing a motion for an expedited ruling (motion for summary judgment) on the whole file. As with the underlying proceeding, the borrower is given the opportunity to object to the Motion and the lender is given the opportunity to file a Reply. The court may issue a judgment under summary judgment on the entire case, refuse summary judgment, and order a trial or hearing to decide certain issues. The timelines for the decision of the court vary between the different states and may also be influenced by the existing caseload in the relevant court. In some cases, court decisions are often made during the hearing. After a decision is made between the court in favor of the lender, either under summary judgment or under the full legal process, a court will issue a judgment of foreclosure after which the property is publicly auctioned. The auctioneers may participate in the auction and may offer to pay the full amount of the loan, including expenses and accrued interest, while other parties may participate in the auction to offer the purchase of cash or cash equivalents. If the proceeds from the sale are not taxable, the lender may request that the court award a deficiency judgment against the borrower and any guarantors for the loan amount, less than the market value of the property or the actual sale price of the property. Recourse and loans of this kind can be issued for deficiency judgment against the borrower only in cases where the borrower and/or guarantor performed prohibited actions (Bad boy acts) as defined in the loan and/or guarantee agreements. In some states, at the time of payment during the proceeding and prior to final sale, the borrower will be granted the right to redemption, which is the legal right to pay the total debt for the restitution of the property, up to the sale. The borrower also has the right to appeal any order or judgment and is entitled to receive an order to delay proceedings under conditions to be determined by the court. F. The Economic Substance Law in the British Virgin Islands On January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act of 2018 (hereinafter referred to as "the Act") came into force in the British Virgin Islands. The Act is applicable to companies incorporated in the British Virgin Islands which during the period specified in the Act are operating in and generating A- 71 income from activities defined by the Act as "relevant activities". Such company the Act applies thereto is required to comply with requirements of "economic substance" set forth in the Act in accordance with and in relation to the relevant activity in which it operates. Additionally, the Act requires companies incorporated in the British Virgin Islands (whether or not such are required to comply with the "economic substance" requirements) to provide information regarding their activities to the BVI's International Tax Authority (hereinafter in this subsection: "ITA") annually, in order to examine their compliance with the requirements of the Act. In this regard it shall be noted that in accordance with the BVI law, failure to comply with the "economic substance" requirements exposes the company to a civil financial penalty, whereas failure to comply with the said requirement to provide information to the ITA without satisfactory explanation or the intentional provision of erroneous information constitute a criminal offence. A company incorporated in the British Virgin Islands which is a foreign resident for tax purposes (with regard to the BVI)63 is exempt from the "economic substance" requirements, but is required to provide information to the ITA regarding their activities and their tax residency location. As specified in Section 1.13.3 below, the Company is look-through for tax purposes and therefore, and based on an analysis executed by the Company in this regard, the Company has submitted, through its registered agent in the BVI, a report reflecting the Company's opinion that it is exempt from the "economic substance" requirements. 1.7.1.9. Property purchase and exercise policy Broadly speaking, due to ongoing discussions between the Company and holders of its debentures since the second half of 2025, as detailed in the above Section 1.1.3, the Company has not been executing its business strategy as it had in previous years and has not taken steps to acquire new properties. Instead, and due to the position of Company's property portfolio, the Company, via the New Management Company, has recently been taking steps to sell properties in coordination with holders of Company's debentures in order to generate liquidity for the Company. In prior years, the Management Company was responsible for the management of the day-to-day operations of the REIT's property portfolio. Additionally, the Previous Management Company was responsible for locating and presenting investment opportunities suitable for the REIT's investment strategy and developing a property realization strategy. The property acquisition and sale policy are supervised and guided by the Board of Directors of the REIT and guided thereby: 63 Provided that they are not a resident for tax purposes in a jurisdiction area included in the "blacklist" of the European Union.

(1) As a general rule, the Company's business strategy focused on investing in properties that have the potential to generate future profits, without limiting to a particular type of asset or geographic area in the United States.

(2) The Company focused on the acquisition of real estate properties termed as opportunistic purchases (from here the name "Opportunity REIT") with the goal of improving the property in order to raise rental fees and occupancy rates.

(3) The Company operated through the Previous Management Company, to locate, acquire and develop residential and commercial properties in strong high-demand areas and positive demographic trends, with rental potential for anchor tenants. Additionally, the Company will examine investment opportunities in properties that are unstable, or properties that aren't income-producing, such as land, in which the investment strategy is based on holding and managing it for the purpose of increasing its value.

(4) The Company's investment was implemented through the purchase of individual properties or a portfolio of properties, REITs, or other holdings (shares) in companies with an investment policy as similar to that of the Company.

(5) The Company analyzed potential investments with emphasis on parameters such as: location, nearby public facilities, such as: schools, community institutions, etc., well-developed public transport and transport.

(6) The Company examined the realization of properties while examining the risk inherent in the property against the potential return and future profit inherent in the property. It should be noted that as part of a real estate acquisition process, the Company usually set an internal and theoretical target for realizing its investment considering many variables such as the purpose of the business plan, the expiry of material leases on the property in time-limited fiscal plans and more. After the acquisition, the Company, through the Management Company, continually monitors changes in the market and the property as well as changes in the Company's situation in order to update the Company's realization strategy in relation to a specific asset in real time.

A- 72

1.7.2. **<u>Breakdown of data in the income-producing real estate sector – aggregate</u>**

1.7.2.1. Summary of operation field results

Below is a summary of the financial results of the operating field for the three-year period ended December 31, 2025[64]:

Parameter	For the year ended December 31,		
	2025	2024	2023
	USD thousands		
Field activity income (consolidated)	121,793	135,199	181,461
Revaluation gains or (losses) (consolidated)	(266,810)	(123,140)	(283,222)
Operating profit (loss) (consolidated)	(350,334)	(146,651)	64,519
NOI (consolidated)	45,471	56,340	69,733
Total NOI (Company share)	43,656	62,816	63,881
NOI from identical properties (consolidated)	45,471(*)	56,340(*)	67,385
NOI from identical properties (Company share)	43,656	62,816	63,881

(*) The decrease is mainly due to the sale of properties during 2024 and 2025.

1.7.2.2. A table of economic parameters by geographic regions

Geographic region – USA:

Macroeconomic Parameters:[65]	For the year ended December 31,		
	2025	2024	2023
Gross domestic product (PPP) (USD trillion)	30.6	29.3	27.8
Per capita product (PPP) (in USD thousand)	89.6	86.1	82.5
Gross domestic product growth rate (PPP)	4.1%	4.4%	5.9%
Per capita gross domestic product growth rate (PPP)	4.1%	4.4%	5.9%
Inflation rate[66]	2.6%	2.7%	3.2%
Average yield on long-term domestic government debt[67]	4.2%	4.6%	3.9%
Rating of long-term government debt on the last day of the year[68]	AA+	AA+	AA+

64 Including the 110 William and 353 Sacramento properties according to 100%.

65 PPP figures are based on publications by the International Monetary Fund in October 2023, available at the IMF website (World Economic outlook database, October 2023). Gross Domestic Product and Per Capita figures were obtained from the aforementioned website, while data on growth was calculated using standard formulas. Note that the Company did not request the consent of the aforementioned to include such figures, which are publicly available.

66 The data regarding the United States' inflation rate were taken from the United States' Bureau of Labor Statistics website at http://bls.gov

It is noted that the Company did not contact the Bureau of Labor Statistics for permission to include the above information, as it is published information available to the public.

67 The information about the average long-term domestic government debt is based on data from the United States Department of the Treasury with respect to government debenture revenue for a period of 30 years, at the following address: https://tradingeconomics.com/united-states/government-bond-yield

68 The data about the rating of the United States' long term government debt by S&P was taken from the Trading Economics website at https://tradingeconomics.com

A- 73

Macroeconomic Parameters:[65]	For the year ended December 31,		
	2025	2024	2023
Local currency exchange rate against the dollar on the last day of the year[69]	NIS 3.19	NIS 3.65	NIS 3.63

For reviews on the general environment in the regions in which the Company operates, as described in the chapter "Description of the Business Affairs of the Company", see section 1.6 above.

[69] The data about exchange rate for domestic currency as against the dollar for the last date of the year was taken from the website of the Bank of Israel, at the address of https://www.boi.org.il/

A- 74

1.7.3. **The income-producing real estate of the Company – breakdown by field of operation**

1.7.3.1. Breakdown of spaces of income-producing real estate by area and use[70] (in SF)

Regions	Uses	Offices			Residential			Total			Percentage of the total area of the properties		
		31.12.25	**31.12.24**	**31.12.23**	**31.12.25**	**31.12.24**	**31.12.23**	**31.12.25**	**31.12.24**	**31.12.23**	**31.12.25**	**31.12.24**	**31.12.23**
		SF											
TX	Consolidated	634,068	634,935	633,126	495,093	495,093	476,277	1,129,161	1,130,028	1,109,403	17.5%	15.70%	14.83%
	Company share	634,068	634,935	633,126	495,093	495,093	476,277	1,129,161	1,130,028	1,109,403	17.5%	15.70%	14.83%
NY	Consolidated	928,157	928,157	928,157	-	-	-	928,157	556,894	556,894	14.4%	7.74%	7.44%
	Company share	835,341	835,341	835,341	-	-	-	835,341	556,894	556,894	13.0%	7.74%	7.44%
CA	Consolidated	491,908	648,521	648,494	-	-	224,755	491,908	648,521	873,249	7.6%	9.01%	11.67%
	Company share	491,908	648,521	648,494	-	-	202,280	491,908	648,521	850,774	7.6%	9.01%	11.37%
TN	Consolidated	317,022	315,299	315,299	415,857	415,857	415,857	732,879	731,156	731,156	11.4%	10.16%	9.77%
	Company share	317,022	315,299	315,299	415,857	415,857	415,857	732,879	731,156	731,156	11.4%	10.16%	9.77%
MI	Consolidated	-	-	-	582,351	588,009	588,009	582,351	588,009	588,009	9.0%	8.17%	7.86%
	Company share	-	-	-	582,351	588,009	588,009	582,351	588,009	588,009	9.0%	8.17%	7.86%
Other	Consolidated	804,572	804,572	804,572	1,766,511	1,796,687	2,102,262	2,571,083	2,601,259	3,868,773	40.0%	36.2%	51.7%
	Company share	776,381	776,381	776,381	1,766,511	1,796,687	2,079,787	2,542,892	2,573,068	3,846,298	39.5%	35.8%	51.6%
Total	**Consolidated**	**3,175,727**	**3,899,784**	**3,897,945**	**3,259,812**	**3,295,646**	**3,582,405**	**6,435,539**	**7,195,431**	**7,480,350**	**100%**	**100%**	**100%**
	Company share	**3,054,720**	**3,899,784**	**3,897,945**	**3,259,812**	**3,295,646**	**3,559,930**	**6,314,532**	**7,195,431**	**7,457,875**	**100%**	**100%**	**100%**
Percentage of the total area of the properties	Consolidated	49.3%	54.20%	52.11%	50.7%	45.80%	47.89%	100%	100%	100%	100%	100%	100%
	Company share	48.4%	54.20%	52.27%	51.6%	45.80%	47.73%	100%	100%	100%	100%	100%	100%

[70] Not including undeveloped plots of land in the Park Highlands I and Park Highlands II properties in the state of Nevada and the Richardson Land in the state of Texas.

B- 75

1.7.3.2. Breakdown of fair value of income-producing real estate by regions and uses [71]

Regions	Uses	Offices			Residential			Total			Percentage of the total area of the properties		
		31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23
		In USD thousands											
TX	Consolidated	40,200	67,040	72,399	65,133	67,696	66,898	105,333	134,736	139,297	9.50%	9.2%	9.1%
	Company share	40,200	67,040	72,399	65,133	67,696	66,898	105,333	134,736	139,297	9.93%	9.2%	9.1%
NY	Consolidated	422,100	414,809	251,336	-	-	-	422,100	414,809	251,336	38.06%	28.2%	16.5%
	Company share	379,890	335,775	251,336	-	-	-	379,890	335,775	251,336	35.83%	22.8%	16.5%
CA	Consolidated	82,000	129,392	216,743	-	-	111,756	82,000	129,392	328,499	7.39%	8.8%	21.5%
	Company share	82,000	129,392	216,743	-	-	100,580	82,000	129,392	317,323	7.73%	8.8%	20.8%
TN	Consolidated	55,000	70,711	172,540	39,605	39,678	50,033	94,605	110,389	122,573	8.53%	7.5%	8.0%
	Company share	55,000	70,711	72,540	39,605	39,678	50,033	94,605	110,389	122,573	8.92%	7.5%	8.0%
MI	Consolidated	-	-	-	99,275	100,274	54,657	99,275	100,274	54,657	8.95%	6.8%	3.6%
	Company share	-	-	-	99,275	100,274	54,657	99,275	100,274	54,657	9.36%	6.8%	3.6%
Other	Consolidated	88,730	321,333	331,712	216,885	258,691	297,961	305,615	580,024	629,673	27.56%	39.5%	41.3%
	Company share	82,260	317,264	327,654	216,885	258,691	297,961	299,145	575,955	625,615	28.21%	39.2%	41.0%
Total	**Consolidated**	**688,030**	**1,003,285**	**944,730**	**420,898**	**466,339**	**581,305**	**1,108,928**	**1,469,624**	**1,526,035**	**100%**	**100%**	**100%**
	Company share	**639,350**	**920,182**	**940,672**	**420,898**	**466,339**	**570,129**	**1,060,248**	**1,386,521**	**1,510,801**	**100%**	**100%**	**100%**
Percentage of the total area of the properties	Consolidated	62.04%	68.27%	61.91%	37.96%	37.14%	37.14%	100%	100%	100%	100%	100%	100%
	Company share	60.30%	66.37%	62.26%	39.70%	36.69%	36.69%	100%	100%	100%	100%	100%	100%

[71] Not including undeveloped plots of land in the Park Highlands I and Park Highlands II properties in the state of Nevada and the Richardson Land in the state of Texas.

B- 76

1.7.3.3. Breakdown of NOI by region and use [72]

Regions	Uses	Offices			Residential			Total			Percentage of the total area of the properties		
		31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23
		In USD thousands											
TX	Consolidated	3,147	1,370	1,492	2,344	2,557	2,458	5,491	3,927	4,695	14%	7%	8%
	Company share	3,147	1,370	1,492	2,344	2,557	2,458	5,491	3,927	4,695	14%	7%	8%
NY	Consolidated	-1,585	(104)	4,893	-	-	-	-1,585	(104)	-	-4%	7%	8%
	Company share	-1,426	(88)	3,166	-	-	-	-1,426	(88)	-	-4%	7%	8%
CA	Consolidated	3,374	9,408	12,037	-	-	5,297	3,374	9,408	14,828	9%	0%	0%
	Company share	3,374	9,408	10,260	-	-	4,508	3,374	9,408	14,349	9%	0%	0%
TN	Consolidated	6,644	6,093	5,599	2,054	2,241	1,895	8,698	8,334	7,494	23%	16%	25%
	Company share	6,644	6,093	5,599	2,054	2,241	1,895	8,698	8,334	7,494	23%	16%	24%
MI	Consolidated	-	-	-	2,213	2,444	2,070	2,213	2,444	2,070	6%	14%	13%
	Company share	-	-	-	2,213	2,444	2,070	2,213	2,444	2,070	6%	14%	13%
Other	Consolidated	7,832	20,915	19,213	12,053	15,886	16,590	19,885	36,801	32,893	52%	-	-
	Company share	7,671	20,756	19,213	12,053	15,886	17,378	19,724	36,642	33,372	52%	-	-
Total	**Consolidated**	**19,412**	**37,682**	**43,234**	**18,664**	**20,684**	**26,240**	**38,076**	**58,366**	**59,910**	**100%**	**100%**	**100%**
	Company share	**19,410**	**37,539**	**39,730**	**18,664**	**20,684**	**26,239**	**38,074**	**58,223**	**59,910**	**100%**	**100%**	**100%**
Percentage of the total area of the properties	Consolidated	51%	59%	62%	49%	36%	38%	100%	100%	100%	100%	100%	100%
	Company share	51%	60%	60%	49%	36%	41%	100%	100%	100%	100%	100%	100%

[72] Not including undeveloped plots of land in the Park Highlands I and Park Highlands II properties in the state of Nevada and the Richardson Land in the state of Texas.

B- 77

1.7.3.4. Breakdown of revaluation gains and losses by region and use [73]

Regions	Uses	Offices			Residential			Total			Percentage of the total area of the properties		
		31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23	31.12.25	31.12.24	31.12.23
		In USD thousands											
TX	Consolidated	-24,524	-7,188	-11,542	-5615	-2,120	-457	-31,647	-9,308	-11,999	10%	5%	6%
	Company share	-24,524	-7,188	-11,542	-5615	-2,120	-457	-31,647	-9,308	-11,999	11%	5%	6%
NY	Consolidated	-94,222	-24,748	-23,012	0	-	-	-95,204	-24,748	-23,012	31%	14%	11%
	Company share	-84,780	-20,541	-23,012	0	-	-	-85,684	-20,541	-23,012	30%	12%	11%
CA	Consolidated	-40,566	-34,282	-139,886	0	-26,617	-7,988	-47,766	-60,899	-147,874	14%	33%	68%
	Company share	-40,566	-34,282	-139,886	0	-26,617	-7,189	-47,766	-60,899	-147,075	14%	35%	68%
TN	Consolidated	-17,825	-2,967	-5,156	-4905	-1,858	-372	-23,608	-4,825	-5,528	8%	3%	3%
	Company share	-17,825	-2,967	-5,156	-4905	-1,858	-372	-23,608	-4,825	-5,528	8%	3%	3%
MI	Consolidated	-	-	-	-5302	-2,026	-406	-6,229	-2,026	-406	2%	1%	0%
	Company share	-	-	-	-5302	-2,026	-406	-6,229	-2,026	-406	2%	1%	0%
Other	Consolidated	-76,187	78,703-	25,886-	-30,714	2,287-	1,371-	-110,131	80,990-	27,257-	36%	44%	13%
	Company share	-65,574	77,840-	26,603-	-30,714	374	1,371-	-99,518	77,465-	27,974-	34%	144%	13%
Total	**Consolidated**	-253,324	**-147,888**	**-205,482**	-46,536	**-34,908**	**-10,594**	**(313,603)**	**-182,796**	**-216,076**	100%	**100%**	**100%**
	Company share	-233,269	**-142,818**	**-206,199**	-46,536	**-32,247**	**-9,795**	**(293,548)**	**-175,064**	**-215,994**	100%	**100%**	**100%**
Percentage of the total area of the properties	Consolidated	84%	81%	95%	16%	19%	5%	100%	100%	100%	100%	100%	100%
	Company share	83%	82%	95%	17%	18%	5%	100%	100%	100%	100%	100%	100%

[73] Not including undeveloped plots of land in Park Highlands I and Park Highlands II in the state of Nevada and the Richardson Land in the state of Texas.

B- 78

1.7.3.5. Breakdown of average rent per SF or unit (for residential, office or commercial use, as applicable), by area** and actual use, in USD for the relevant period[74]

Areas / Uses	Offices (^)			Residential		
	For the year ended on Dec 31			For the year ended on Dec 31		
	2025	2024	2023	2025	2024	2023
TX	24.06	21.76	21.49	1,747 (SFR)	1,555 (SFR)	1,402 (SFR)
NY	47.18	54.64	50.13	-	-	-
CA	54.57	53.31	61.83	-	- [75]	2,419 (per unit)
TN	33.62	32.93	32.93	1,289 (SFR)	1,134 (SFR)	1,134 (SFR)
MI	0	0	0	2,346 (SFR)	2,117 (SFR)	2,117 (SFR)
Other	19.69	21.54	-	1,666 (SFR)	1,358 (SFR)	1,358 (SFR)

(**) In the United States it is customary to review average rental fees on residential units for rent by housing unit and not by SF, and therefore the figures in this column above are average rent per residential unit.

(^) Rent per SF on an annual basis (annualized straight line per square foot).

1.7.3.6. Breakdown of average occupancy rates, by area and actual use during the relevant period[76]

Areas / Uses	Offices			Residential		
	For the year ended on Dec 31			For the year ended on Dec 31		
	2025	2024	2023	2025	2024	2023
TX	51.5%	59.54%	55.57%	90.6%	90.30%	91.18%
NY	98.5%	29.38%	32.43%	-	-	-
CA	46.7%	58.46%	63.64%	0	94.52%	94.52%
TN	90.6%	83.50%	83.50%	92.8%	94.50%	94.50%
MI	0	0	0	93.1	96.00%	96.00%
Other	67.5%	70.3%	68.6%	92.8%	93.00%	93.63%

[74] Not including undeveloped plots of land in Park Highlands I and Park Highlands II in the state of Nevada and the Richardson Land in the state of Texas.

[75] The property Lots at Noho (apartment building) was sold during 2024.

[76] Not including undeveloped plots of land in Park Highlands I and Park Highlands II in the state of Nevada and the Richardson Land in the state of Texas.

B- 79

1.7.3.7. Breakdown of number of income producing properties, by area and actual use during the relevant period[77]

Uses / Areas	Offices			Residential		
	For the year ended on Dec 31			For the year ended on Dec 31		
	2025	2024	2023	2025	2024	2023
TX	2	2	2	340 (SFR)	340 (SFR)	340 (SF)
NY	1	1	1	0	0	0
CA	2	3	3	0	- [78]	1 (apartment building)
TN	1	1	1	298 (SFR)	298 (SFR)	298 (SFR)
MI	0	0	0	321 (SFR)	325 (SFR)	325 (SFR)
Other	2	4	4	1,118 (SFR)	1,131 (SFR)	2,219 (SFR)

(*) For details of property sales over the past year, see the below Section 1.1.2.2.

1.7.3.8. Breakdown of average rates of return (by value at the end of the period) in practice by area (*) and actual use in USD during the relevant period[79]

Uses / Areas	Offices			Residential		
	For the year ended on Dec 31			For the year ended on Dec 31		
	2025	2024	2023	2025	2024	2023
TX	7.9%	4.4%	4.6%	3.1%	6.8%	4.0%
NY	0.0%	0.0%	1.3%	0%	0	0%
CA	3.8%	4.4%	4.7%	0%	0%	4.5%
TN	12.1%	8.6%	8.6%	3.0%	5.6%	5.6%
MI	0%	0%	0%	3.1%	2.4%	2.4%
Other	8.8%	7.8%	6.6%	5.6%	3.9%	4.6%

77 Not including undeveloped plots of land in Park Highlands I and Park Highlands II in the state of Nevada and the Richardson Land in the state of Texas.

78 The property Lots at Noho (apartment building) was sold during 2024.

79 Not including undeveloped plots of land in Park Highlands I and Park Highlands II in the state of Nevada and the Richardson Land in the state of Texas.

B- 80

1.7.4. **Expected income from signed lease agreements**

The majority of the agreements signed with tenants for residential properties are usually only one-year agreements. Listed below are details of the expected revenues with respect to signed lease agreements of office properties for rent (only)

:Area[80]	Income recognition period	Assuming non-exercise of tenant option period			Assuming exercise of tenant options		
		Income from fixed components (USD thousands)	Number of ending agreements	Area with ending agreements (SF)	Income from fixed components (USD thousands)	Number of ending agreements	Area with ending agreements (SF)
Texas	2026	7,854	21	335,860	7,854	21	335,860
	2027	5,956	18	257,661	5,956	18	257,661
	2028	5,051	9	220,465	5,051	9	220,465
	2029	2,809	10	122,405	2,809	10	122,405
	2030 **and thereafter**	1,618	12	50,032	1,618	12	50,032
	Total	23,290	70	986,423	23,290	70	986,423
New York[81]	2026	43,139	4	909,377	43,139	4	909,377
	2027	41,134	2	878,250	41,134	2	878,250
	2028	40,616	1	871,197	40,616	1	871,197
	2029	40,616	2	871,197	40,616	2	871,197
	2030 **and thereafter**	2,840	5	814,205	2,840	5	814,205
	Total	168,345	14	4,344,226	168,345	14	4,344,226
California[82]	2026	3,637	6	64,846	3,637	6	64,846
	2027	2,762	7	49,638	2,762	7	49,638
	2028	1,480	3	26,648	1,480	3	26,648
	2029	1,087	3	19,456	1,087	3	19,456
	2030 **and thereafter**	403	7	12,648	403	7	12,648
	Total	9,369	26	173,236	9,369	26	173,236
Tennessee	2026	9,615	3	284,315	9,615	3	284,315
	2027	6,419	4	196,116	6,419	4	196,116
	2028	5,894	5	181,891	5,894	5	181,891
	2029	5,088	3	158,400	5,088	3	158,400
	2030 **and thereafter**	2,011	7	98,345	2,011	7	98,345
	Total	29,026	22	919,067	29,026	22	919,067

80 It should be noted that the Company does not have office properties in Michigan and therefore this state is not included in this table. Furthermore, in light of the uncertainty surrounding the Company's operations, the table above does not include an assumption of option exercises by tenants of the properties.

81 It should be noted that the aforesaid information includes 100% of rental income in the 110 William project, which is held through an affiliated company of the Company. It shall be noted that as of December 31, 2025, the Company has effective holders of 90% of the property.

82 It should be noted that the aforesaid information includes income (100%) from the property known as 353 Sacramento held by an affiliated company (55%) of the Company.

B- 81

B- 82

1.7.5. **Key tenants**

As of the date of Report, the Company has no key tenants the revenues of which account for 10% of the income of the Company during the relevant period. For the main parameters in the rental agreements which the REIT contracts in the field of operation, see section 1.7.1.4 above.

For details of the lease agreement signed with the City of New York in the 110 William property, see Section 1.7.9.1.D below.

Below is a segmentation of income from rent in office properties, annualized (Annualized Base Rent[83]), divided into states, as of December 31, 2025:

State[84]	Income from rent in office properties (USD thousands)	Percentage of total income from office properties
California	3,637	5%
New York	43,139	62%(1)
Tennessee	9,615	14%
Texas	7,854	11%

(1) Based on consolidated total income. The Company's office property in NY is held through an associated company (joint venture).

Below is a segmentation of income from rent in Company's consolidated office properties, annualized (Annualized Base Rent), divided into tenant's field of operation, as of December 31, 2025:

Tenant's field of operation	Income from rent in office properties (USD thousands)	Percentage of total income from office properties
Public administration	46,155	52.4%
Health care and social assistance services	9,314	10.6%
Professional, Scientific and Technical Services	5,924	6.7%
Manufacturing computer systems and associated services	5,679	6.4%
Insurance and associated activities	3,058	3.5%
Real estate and brokerage	3,045	3.5%
Other (*)	14,959	17.0%

(*) In this regard, "other" means industries representing less than 3% of the total income from rent.

83 In this regard, "**Annualized**" for the Annualized Base Rent means – income from lease agreements annualized according to the relevant date, adjusted according to the "straight line" method, while averaging the income from rent over the lease period for free of rent period and for changes in rental fees during the lease period with the tenant.

84 It should be noted that the Company does not have office properties in Michigan and therefore this state is not included in this table.

B- 83

1.7.6. **Investment Land – aggregate disclosure**

Area	Variables		Year Ending December 31	
			2025	**2024**
Las Vegas, NV	Amount at which the lands are presented in the financial statements at end of year (consolidated) (in USD thousand)		102,141	102,141[85]
	Total land area at end of year (SF thousand)		7,986	7,986
	The total building rights in the lands, according to the approved plans, by use (SF thousands)	**Residential**	7,986	7,986
		Commercial	0	0
		Office	0	0
Richardson, TX	Amount at which the lands are presented in the financial statements at end of year (consolidated) (in USD thousand)		7,000	22,080
	Total land area at end of year (SF thousand)		1,106	1,106
	The total building rights in the lands, according to the approved plans, by use (SF thousands)	**Residential**	218	218
		Commercial	889	889
		Office	0	0
210 West 31st Street, NY	Amount at which the lands are presented in the financial statements at end of year (consolidated) (in USD thousand)		24,700	29,000
	Total land area at end of year (SF thousand)		9	9
	The total building rights in the lands, according to the approved plans, by use (SF thousands)	**Residential**	--	--
		Commercial	--	--
		Office	--	--

[85] The change compared to 2023 is mainly due to the sale of plots of land in the Park Highlands Village I and Village II during 2024.

B- 84

1.7.7. **Acquisition and sale of properties**

Area		Parameters	For the year ended December 31		
			2025	2024	2023
TX	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0
	Sold properties	Number of properties sold in the year	0	0	0
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	0	0	0
		NOI of the properties sold in the year (consolidated) (USD thousands)	0	0	0
		Area of the properties sold in the year (SF)	0	0	0
NY	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0
	Sold properties	Number of properties sold in the year	0	0	0
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	0	0	0
		NOI of the properties sold in the year (consolidated) (USD thousands)	0	0	0
		Area of the properties sold in the year (SF)	0	0	0
NV	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0
	Sold properties	Number of properties sold in the year	0	334 acres of land for developme nt	186 acres of land for developme nt
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	0	116,515	81,200
		NOI of the properties sold in the year (consolidated) (USD thousands)	0	0	0
		Area of the properties sold in the year (SF)	0	334 acres of land for developme nt	186 acres of land for developme nt
GA	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0

B- 85

Area		Parameters	For the year ended December 31		
			2025	2024	2023
	Sold properties	Number of properties sold in the year	2	45 single family homes	0
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	77,100	8,300	0
		NOI of the properties sold in the year (consolidated) (USD thousands)	6,384	338	0
		Area of the properties sold in the year (SF)	939,563	62,093	0
CA	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0
	Sold properties	Number of properties sold in the year	0	1	0
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	0	92,500	0
		NOI of the properties sold in the year (consolidated) (USD thousands)	0	3,374	0
		Area of the properties sold in the year (SF)	0	224,755	0
Other	Acquired properties	Number of properties acquired in the year	0	0	0
		Cost of the properties acquired in the year (consolidated) (USD thousands)	0	0	0
		Actual NOI of the properties acquired (consolidated) (USD thousands)	0	0	0
		Area of the properties acquired in the year (SF thousands)	0	0	0
	Sold properties	Number of properties sold in the year	16 single family homes	44 single family homes	1 office building in the Madison Square property 274 single family properties in south-eastern USA
		Realization consideration of the properties sold in the year (consolidated) (USD thousands)	2,540	13,800	43,600
		NOI of the properties sold in the year (consolidated) (USD thousands)	120	331	1,813
		Area of the properties sold in the year (SF)	22,077	60,714	412,167

(1) During the course of 2025, the Company sold several properties as follows:

- In July 2025, a transaction was closed for the sale of the Center 400 Georgia property, to a third-party buyer, for total gross consideration of approximately USD 39.1 million. For details, see the Company's

B- 86

immediate report dated July 9, 2025 (reference number: 2025-01-050490).

- In November 2025, a transaction was closed for the sale of the office property Crown Pointe, to a third-party buyer, for total gross consideration of USD 38 million. For details, see the Company's immediate report dated November 26, 2025 (reference number: 2025-01-092384).

- During the first half of 2025, transactions were closed for the sale of 17 residential homes (single family), to a third-party buyer, for gross consideration of approximately USD 2.2 million. For details, see Section 2.9 of the Company's Board of Directors report for Q3 2025.

- In July 2025, the 353 Sacramento property was transferred to the lender as part of a Deed in Lieu transaction, as part of the sale of the loan to another lender (Note Sale). For details, see Section 2.10 of the Company's Board of Directors report for Q3 2025.

(2) During the course of 2024, the Company sold several properties as follows:

- In 2024, transactions for the sale of 89 single-family residential properties to third-party buyers have been closed, for gross consideration, before closing costs and fees[86], of approximately USD 13.8 million. See details in Section 1.1.1.3 and 1.1.2.2 of Chapter A of the 2024 Periodic Report.

- A transaction for the sale of the property Lofts at NoHo Commons was closed in September 2024 for total gross consideration, before closing costs and fees[87], of approximately USD 92.5 million. See details in Section 1.1.1.3 and 1.1.2.2 of Chapter A of the 2024 Periodic Report

- A transaction for the sale of 122 acres in the property land Park Highlands Village I (Phase 4) (hereinafter: "**Village I**"), which included, inter alia, Pledged Property #1 which was pledged in favor of the holders of Debentures (Series C)[88], was closed in October 2024, for total gross consideration of approximately USD 76 million. See details in Section 1.1.1.3 and 1.1.2.2 of Chapter A of the 2024 Periodic Report .

- Approximately 212.14 acres were sold in December 2024 in Village II (209.14 acres of which of the area of Pledged Property #2 which was pledged in favor of the holders of Debentures (Series C)), for gross

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86 Including Closing Credits costs, tax, closing costs to parties, sale fee of 1% to the management company in accordance with the terms of the PORT advisory agreement.

87 Including Closing Credits costs, tax, closing costs to parties, sale fee of 1% to the management company in accordance with the terms of the PORT advisory agreement.

88 64.89 in the land of Park Highlands Village I (Phase 4).

B- 87

consideration of approximately USD 101 million. See details in Section 1.1.1.3 and 1.1.2.2 of Chapter A of the 2024 Periodic Report .

(3) <u>During the course of 2023, the Company sold several properties as follows:</u>

- During Q4 of 2023, a transaction for the sale of 274 single-family residential properties in south-eastern USA was closed, through PORT, for gross consideration, before closing costs and fees[89], in the amount of approximately USD 43.6 million. For details, see Section 1.1.1.3 above and Section 1.7.7 of Chapter A of the Company's Periodic Report for 2023.

- On October 3, 2023, a transaction to sell an area of approximately 114.73 acres of undeveloped land in Phase 3 of Village I of the property (which includes residential building rights) was closed for gross consideration of approximately USD 57 million, including a deposit amount of approximately USD 7.5 million. For details, see Section 1.1.1.3 above and Section 1.7.7 of Chapter A of the Company's Periodic Report for 2023. See also the report dated October 4, 2023 (reference no.: 2023-01-112737), the information of which is presented by way of reference.

- In June 2023, the sale of one of four office buildings included in the Madison Square property, located in the CBD of Phoenix, AZ (held by a consolidated company (90%) of the Company), was closed for gross consideration[90] of approximately USD 6.4 million. For details, see Section 1.1.1.3 above and Section 1.7.7 of Chapter A of the Company's Periodic Report for 2023.

- In February 2023, the Company sold a total of approximately 71.32 acres of land in the Park Highlands property for a total consideration of approximately USD 40 million. For details, see Section 1.1.1.3 above and Section 1.7.7 of Chapter A of the Company's Periodic Report for 2023, as well as Immediate Reports published by the Company on February 18, 2023, and February 25, 2023 (reference no.: 2023-01-020460 and 2023-01-112737, respectively), the information of which is presented in this report by way of reference.

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89 Including Closing Credits costs, tax, closing costs to parties, disposition fee of 1% to the management company of PORT Properties in accordance with the terms of the management agreement therewith.

90 Before Closing Credits, and before closing costs to third parties and a disposition fee of 1% to be paid by the Company to the management company in accordance with the terms of the Back-to-Back agreement.

B- 88

1.7.8. **<u>Material properties</u>**

As of December 31, 2025, the Company has three properties in the operating field which are considered material investment properties, the carrying amount of which constitutes 5% or more of total Company assets as of December 31, 2025 and/or the revenues attributed thereto constitute 5% or more of the total consolidated revenues of the Company in 2025.

1. Eight & Nine Corporate Center – Office Building – Franklin, Tennessee;
2. 1180 Raymond – Rental Apartment Building – Newark, New Jersey;
3. Park Highlands – Land Plot – North Las Vegas, Nevada.

B- 89

1.7.8.1. Income generating property – Eight & Nine Corporate Center

Eight & Nine Corporate Center (In USD thousand, unless stated otherwise)		Year/ Period	Informational Details											Additional data required pursuant to Regulation 8B(I) in the event that a material valuation or a highly material valuation was used to determine the value of the data				
			Book value at end of period	Fair value at end of period	Rental income in the period	Actual NOI in the period	Yield (%)	Adjusted yield (%)	Yield on cost (%)	LTV	Revaluation gains (losses)	Occupancy rates at end of period	Average rental price per unit (per month) (USD)	Appraiser	The valuation model used by the appraiser	Additional assumptions in the valuation		
																Capitalization rates	Representative NOI (USD)	Representative occupancy rate
Area	Franklin, Tennessee	**Dec. 2025**	55,000	55,000	9,456	6,226	11.3%	11.3%	8.4%	35%	(17,824)	90.6%	2.8	Kroll, Inc.	Income Approach	Terminal Cap Rate: 8.50% Discount Rate: 11.0%	Range of: 5,127-7,517	Range of: 90.6%-91%
Functional currency	USD	**Dec. 2024**	70,710	70,710	8,720	5,983	8.5%	8.5%	8.1%	28.3%	(2,966)	83.5%	2.7			Terminal Cap Rate: 7.75% Discount Rate: 9.0%	Range of: 5.609-7.478	Range of: 88.2%-91%
Main use	Offices	**Dec. 2023**	72,540	72,540	8,866	5,776	8.0%	8.0%	7.8%	- Note that on December 31, 2023, the property did not carry any debt	(5,156)	90.8%	2.6			Terminal Cap Rate: 7.5% Discount Rate: 8.75%	Range of: 5,638-7,528	Range of: 86.8%-90%
Original cost (USD thousand)	74,178	Two office buildings of five stories each located in the City of Franklin, a suburb of Nashville, Tennessee. The buildings are located on approximately 27.6 dunam of land. (^) It should be noted that a major tenant, who leases approximately 76 thousand sq.ft., is expected to vacate the leasehold within twelve months, which is expected to reduce the occupancy rate at the property to approximately 66%. In this context, it shall be noted that as part of the agreements with the lender, the lender has provided a loan of USD 1.2 million intended to support the Company's efforts to lease the vacant areas in the property.																
Company share (%)	100%																	
Area (SF)	316,334																	

(1) It shall be noted that the fair value of the property as of December 31, 2025 is based on an appraisal conducted by an independent appraiser for December 31, 2025.
(2) It should be noted that the fair value of the property as of December 31, 2024, is in accordance with valuations performed by an external valuer as of September 30, 2024, plus capital investments (Capex) on the properties until December 31, 2024.
(3) It should be noted that the fair value of the above properties as of December 31, 2023, is in accordance with valuations carried out by an external valuer as of September 30, 2023, plus capital investments (Capex) on the properties until December 31, 2023.

B- 90

1.7.8.2. Income generating property – 1180 Raymond

1180 Raymond (In USD thousand, unless stated otherwise)		Year/ Period	Informational Details											Additional data required pursuant to Regulation 8B(I) in the event that a material valuation or a highly material valuation was used to determine the value of the data				
			Book value at end of period	Fair value at end of period	Rental income in the period	Actual NOI in the period	Yield (%)	Adjusted yield (%)	Yield on cost (%)	LTV[91]	Revaluation gains (losses)	Occupancy rates at end of period	Average rental price per unit (per month) (USD)	Appraiser	The valuation model used by the appraiser	Additional assumptions in the valuation		
																Capitalization rates	Representative NOI (USD)	Representative occupancy rate
Area	Newark, New Jersey	Dec. 2025	60,300	60,300	8,213	4,342	7.1%	7.1%	8.2%	76%	(11,088)	87%	2,481	Kroll, Inc.	Income approach	Terminal Cap Rate: 5.50% Discount Rate: 7.25%	Range of: 3,156-4,183	Range of: 83.6%-88.6%
Functional currency	USD	Dec. 2024	70,744	70,744	8,918	4,944	7.0%	7.0%	9.3%	56.2%	4,758	92%	2,417			Terminal Cap Rate: 5.50% Discount Rate: 7.25%	Range of: 3,440-4,664	Range of: 95.3%-96%
Main use	Apartment Rental	Dec. 2023	63,337	63,337	8,539	4,692	7.4%	7.4%	8.8%	56.2%	413	96%	2,407			Terminal Cap Rate: 5.5% Discount Rate: 6.75%	Range of: 3,032-4,206	Range of: 91.5%-96%

Original cost (USD thousand)	53,100
Company share (%)	100%
Area (SF)	268,688

Rental apartment building in Newark, New Jersey, comprising 317 free market rental units and 3 retail units totaling 268,688 Sqf of leasable area.

Notes:

(1) It shall be noted that the fair value of the property as of December 31, 2025 is based on an appraisal conducted by an independent appraiser for December 31, 2025.

(2) It should be noted that the fair value of the property as of December 31, 2024, is in accordance with valuations performed by an external valuer as of September 30, 2024, plus capital investments (Capex) on the properties until December 31, 2024.

(3) It should be noted that the fair value of the above properties as of December 31, 2023, is in accordance with valuations carried out by an external valuer as of September 30, 2023, plus capital investments (Capex) on the properties until December 31, 2023.

The property is pledged as part of the Bank of America loan. For details see the below Section 1.11.11.

[91] LTV of all the properties pledged in favor of the Bank of America loan.

B- 91

1.7.8.3. Material Investment Land – Park Highlands

Park Highlands, Las Vegas, Nevada		Reporting Period	Financial Data						Figures in connection with the planning status of the land, as of the date of the report				
			Details of Fair Value and Appraisals			Details of Appraisal and Underlying Assumptions			Description of Current Status		Description of Planning Status in Permit Stage		
			Fair Value at End of Period (Cons.) (USD thousands)	Book Value at End of Period (Cons.) (USD thousands)	Annual Reappraisal Gains (Cons.) (USD thousands)	Appraiser and Experience	Valuation Model	Additional Underlying Assumptions	Current Designation	Current Building Rights	Planned Designation	Planned Building Rights	Description of Progress in Permit Stage
Land Reserve	Park Highlands	**2025**	102,140	102,140	(1,871)	Colliers	Comparison Method	Value based on the current sale agreement in connection with the land	Residential building rights and mixed-use retail and residential use. Primary building rights in the Pledged Property No. 2 land are residential rights and mixed-use retail residential use. Notwithstanding, note that allocation of building rights in the entirety of the Village II land into the subplots pledged unto holders of Series C debentures has not yet been completed. The aforementioned allocation will take place in the future, as needed. The aforementioned development is subject to a development agreement approved by the local municipality, which outlines the basic rights and obligations associated with development of the property, including the aforementioned building rights. Also note that the aforementioned rights may be revised based on development processes in the land.		Relevant plans were initially filed with the northern Las Vegas local municipality in 2020. As noted above, the Company has engaged in an agreement for sale of the property and will advance continued planning based on discussions with future buyers. Note that the primary contractor, Pacific Oak SOR Highlands TRS, is responsible for the final technical design of the project, based on the designation established in the development agreement mentioned in this table, above. Note that technical studies (on traffic, drainage, water, sewage etc.) supporting development of the project were approved by the northern Las Vegas local municipality.		
Area	Las Vegas, Nevada												
Functional currency	USD												
Location	Northern Las Vegas, Nevada												
Land Acquisition Date	December2011	**2024**	102,140	102,140	(6,040)			**Comparable 1**: NE cnr Losee Road @ Tropical Parkway, 35.34 acres, zoned residential, USD 468.8 acre **Comparable 2**: NEWC US 215 & Reverse, 32.92 acres, zoned residential, USD 580/acre **Comparable 3**: Centennial/Wof Alpine Ridge, 61.17 acres, zoned residential, USD 497.4/acre **Comparable 4**: I-215 ad Reverse Street, 34.63 acres, zoned residential, USD 466.5/acre **Comparable 5**: NWQ of 215 Freeway and Lossee Road, 114.73 acres, zoned residential, USD 500/acre					
Entity's Share (Actual) %	100%(*)												
Presentation Method on Consolidated Statements	Consolidation	**2023**	252,038	252,038	2,268			**Comparable 1**: NE cnr Losee Road at Tropical Parkway, 35.35 acres, zoned residential, $468.8/acre **Comparable 2**: NWC US 215 & Revere, 32.92 acres, zoned residential, $580/acre **Comparable 3**: Centennial/Wolf Alpine Ridge, 61.17 acres, zoned residential, $497/acre **Comparable 4**: I-215 and Revere Street, 34.64 acres, zoned residential, $466/acre					
Original Cost (USD thousands)	42,000												

Notes:

- It shall be noted that in 2017, the Company increased its holding share in the project from 50.1% up to 100%, with the cost of these acquisitions totaling USD 37.9 million. The Company holds 100% of the common members' equity in Park Highlands I and Park Highlands II. Note further that in September 2016, a subsidiary of the Company, which held a portion of the rights in the aforementioned land, sold to several accredited investors 820 preferred Class-A shares (which do not grant voting rights in the entity holding the property) in return for USD 800 thousand, and 1,927 preferred Class-B shares (which do not grant voting rights in the entity holding the property) in return for USD 1,900 thousand. Note that the aforementioned preferred shares pay a 10% dividend and grant priority upon distribution.
  To the best of the Company's knowledge, as of December 31, 2025, said preferred shares are held by one such accredited investor, Victor Calandra Trust, who petitioned to the Tel Aviv District Court to join as a creditor to the proceeding taking place between the Company and its debenture holders. The Tel Aviv District Court accepted its petition on March 26, 2026.
- It shall be noted that the decrease in the property's value between 2023 and 2025 was due to the sale of land areas in the property in accordance with the sale agreements applicable thereto, the main principles of which are presented below.

B- 92

B- 93

A.1. Following are the main terms of the sale agreement

Engagement date	March 11, 2024, and amendment to the agreement date October 18, 2024
Planned date of closing the transaction, if closed	**First installment**: December 2024 – this phase was completed as scheduled. **Second installment**: December 2026 **Third installment**: December 2027 In accordance with the provisions of the sale agreement, under certain circumstances there is an option for the parties to postpone the dates of closing the sale transaction as aforesaid.
Total land area included in the sale transaction	**Total**: approx. 454.31 acres **First installment**: approx. 212.14 acres sold (209.14 acres of which out of the area of the Pledged Property). **Second installment**: the transaction shall be closed with respect to approx. 130.77 acres (in lieu of 242.17 acres) (114.98 acres of which out of the area of the Pledged Property (in lieu of 144.98 acres)). **Third installment**: the transaction shall be closed with respect to approx. 111.40 acres (30 acres of which out of the area of the Pledged Property).
Total gross consideration from the sale transaction[92]	**Total gross consideration for the entire sale transaction**: USD 195 million. Not including an addition of up to approx. USD 9.3 million for extension fee as described in the table above. **Consideration paid on the date of the first installment**: approx. USD 91 million (approx. USD 89.97 million of which attributed to the Pledged Property). **Consideration payable on the date of the second installment**: approx. USD 52.29 million (approx. USD 46 million of which attributed to the Pledged Property). **Consideration payable on the date of the third installment**: approx. USD 51.654 million (approx. USD 13.9 million of which attributed to the Pledged Property).
Pending terms for closing the transaction	The sale agreement includes customary terms for transactions of this type, for each phase, including obtaining regulatory permits from relevant municipal entities for the land development plans of Village II to be submitted to said entities by the buyer. Additionally, depositing an amount securing the completion of infrastructure works (as defined below) and providing guarantee for reimbursement of deposit amounts out the transaction's consideration (as described below) shall also be a pending term for closing the transaction. It shall be noted that the due diligence period granted to the buyer has ended and been completed.
Deposit funds out of the transaction's consideration	In total, the buyer has deposited in escrow deposit funds in the total amount of USD 10 million which were released to the Company on the date of completing the first installment and are on account of the third installment of the transaction. Concurrently, Pacific Oak SOR Properties LLC (a 100% subsidiary of the Company) has provided guarantee to the buyer that the deposit funds shall be reimbursed thereto in case of termination of the sale agreement due to default of the agreement on the Company's part.
Payment of extension fees by the buyer to the Company	For postponing the expected dates for closing the transaction as aforesaid, starting December 1, 2025, and up to the date of closing the second installment of the sale transaction, the buyer shall pay the Company monthly extension fees of 6% of the consideration amount for the second and third installments – namely, approx. USD 520 thousand per month. After closing the second installment and up to the date of closing the third installment, the buyer shall pay the Company monthly extension fees of 6% of the consideration amount for the third installment – namely, approx. USD 258 thousand per month. The total amount of said extension fees shall be paid to the Company as aforesaid, assuming that the transaction's closing installment shall be paid on the aforesaid dates rather than earlier dates, amount up to approx. USD 9.3 million, and shall be non-refundable to buyer, and are in addition to the price of the transaction.
Deposit for financing infrastructure works	An amount of approx. USD 3.75 million out of the first installment's consideration were deposited in a "hold back escrow account" in order to secure the completion of infrastructure works on the area of Village I that the buyer of Village I (a third-party buyer) has undertaking to perform in accordance with the sale agreement therewith. Such infrastructure works are required also for the buyers of Village II for the future development of Village II (hereinafter: **"Required Infrastructure Works"** and **"the Infrastructure Deposit"**). The funds of the Infrastructure Deposit shall be released to the Company upon completing the infrastructure works, or, alternatively, shall be used to perform said works.

92 Before future development costs, closing costs and credits, taxes, transaction's costs to third parties, and 1% disposition fee to the management company in accordance with the back-to-back agreement.

B- 94

1.7.9. **Highly material properties**

As of December 31, 2025, the Group has three properties in the operating field which are considered highly material investment properties, wherein the amount in which they are presented constitutes 10% or more of the total properties of the Company as of December 31, 2025; and/or the income attributed thereto constitutes 10% or more of total consolidated income for the year 2025.

1. 110 William Street – Office Building – Manhattan, New York.
2. Oakland City Center – Office Building – Oakland, California.
3. The Marq – Office Building – Minneapolis, Minnesota.

B- 95

1.7.9.1. **Highly material property – 110 William**

A. Presentation of the property

110 William (Effective Company share in the property – 90%[93]; data in USD thousands)	**Details as of December 31, 2025**
Property name:	110 William Street
Brief description of the property:	A 32-stories office building located at the heart of Manhattan's financial district, and at a walking distance of higher education institutions, shopping centers, transportation institutions, and highly accessible to public transportation.
Property location:	110 William Street, Manhattan, New York
Floor area – divided by use:	leasable area of 928,157 SF.
Holding structure of the property:	As specified below
Effective Company share of the property:	The Company indirectly holds 100% of the ordinary shares of the property company and 77.5% of the preferred equity shares in the preferred equity company. The effective share of the Company in the property company is 90%.
Names of the partners in the property:	The preferred equity rights in the company are held by Investo CMI Investments, a private investment trust specializing in real estate.
Date of acquisition of the property:	May 2014
Details of legal rights in the property:	Ownership
Situation of registration of legal rights:	Registered ownership
Significant unused building rights:	---
Special issues:	For details regarding the lease agreement with the City of New York, see this section below.
Method of presentation in the Financial Statements:	Book value

Below are additional details of the property:

A.1. **Holdings' structure of the affiliated company**

[93] 100% of the ordinary interest and 77.5% of the preferred equity interests.

B- 96


Pacific Oak SOR (BVI) Holdings, Ltd.
100%
Pacific Oak SOR Properties LLC
100%
Pacific Oak SOR Acquisition XXV LLC
100%
Pacific Oak SOR 110 William JV LLC
77% Preferred Interest
100% Common Interest
Pacific Oak SOR SREF III 110 William LLC
100%
110 William Mezz III LLC
100%
110 William Property Investors III LLC
100%
110 William

A.2. **The preferred equity agreement in the property:**

Company in which the preferred equity was invested	Pacific Oak SOR SREF III 110 WILLIAM LLC A company which indirectly holds 100% of the rights to the property company of the property (hereinafter in this subsection: "**the Preferred Equity Company**"). As customary with regard to preferred equity, the terms for the provisions of said preferred equity were determined in the operating agreement of the Preferred Equity Company.
Provider of preferred equity	A financial company held indirectly by CMI Investments (hereinafter: '**the Preferred Equity Partner**").
Date of provision of preferred equity	July 5, 2023
Original facility amount	USD 85.7 million The Preferred Equity Partner was granted 22.5% of the preferred equity rights of the Preferred Equity Company, by converting the Mezz loan that was associated with the property before entering into said agreement, in the amount of approximately USD 85.7 million, into preferred equity. The Company was granted 77.5% of the preferred equity rights in the Preferred Equity Company, against its investment undertaking (an additional investment in the property in the amount of approximately USD 105 million, that the Company has undertaken to make gradually as the renovations of the property progress. It is noted that as of close to the report's publication date, the Company invested the required amounts and complied with said undertaking.
Payments of preferred yield and principal	Distributions of net cash flow of the Preferred Equity Company shall be made at least one a quarter. Following are the key principles of the distribution waterfall according to the operating agreement of the Preferred Equity Company[94]: (1) 90% to the Company (by the chain of holdings) and 10% to the Preferred Equity Partner, until the Company receives 10% IRR. (2) 75% to the Company (by the chain of holdings) and 25% to the Preferred Equity Partner, until the Company receives 15% IRR.

94 It is noted that in the event that any of the parties fails to invest the amounts required thereof in the Preferred Equity Company, the other partner shall be entitled to distributions until they receive the full amount of their investment, and in the event that one of the parties provides a loan to the Preferred Equity Company, the said loan provider party shall be entitled to distributions until the loan is repaid.

B- 97

	(3) to the Company and the Preferred Equity Partner, according to their proportionate rate of holding in the preferred equity, *pari passu*.
Yield rate of the preferred equity partner	7%
Date of redemption of preferred equity	After the Preferred Equity Partner receives their full investment (the original facility amount), plus 7% IRR, as aforesaid, the preferred equity rights of the Preferred Equity Partner in the property are redeemed, such that the Company holds 100% of the preferred equity rights in the property and shall be entitled to the full distribution funds from the Preferred Equity Company. It is noted that after 42 months since the preferred equity provision date, the Preferred Equity Partner shall have the right to advance the sale of the property to a third party, subject to a right of first refusal granted to the Company.
Collateral	Preferred equity rights as specified above.
Additional undertakings	The Company shall serve as the managing member and be responsible for the management of the Preferred Equity Company's business. The Preferred Equity Partner shall be co-manager with the Company which is the managing member (hereinafter, jointly, in this subsection: "**the Parties**"), and the consent thereof shall be required for major decisions, such as, *inter alia*: (a) change of and deviation from a business plan approved by the Parties; (b) sale of the property or rights therein; (c) acquisition of other real estate properties; (d) entering into agreements with affiliated parties; (e) entering into financing and refinancing agreements associated with the property and investments in the property. It is clarified that until the delivery of all the areas designated to be leased to the municipal entity, the Company may make material decisions as aforesaid even without the consent of the Preferred Equity Partner, provided that such are required to comply with the lease agreement with the municipal agency, do not breach the terms of the senior loan on the property, and do not require any additional loans and/or capital investments from the Preferred Equity Partner.
Breach event	The Company's failure to comply with its aforesaid investment undertaking shall constitute a breach event of the agreement and shall grant the Preferred Equity Partner the right to advance the sale of the property to a third party, subject to a right of first refusal granted to the Company. As aforesaid, as of the report's publication date, the Company complied with said investment undertaking.

A.3. **Following is a numerical example (for illustration purpose only) of the manner of calculating the profit waterfall mechanism described above, taking into account the assumptions specified below:**

It shall be emphasized that the following example is presented in this report to illustrate the mechanism of the profit waterfall and is based on the hypothetic assumption of selling the property as specified below, and the foregoing does not indicate any intention of the Company to sell the property.

A. The fair value described refers to the value of the property as of December 31, 2025, while the data are according to hundred percent (100%) of the property's value;

B. The debt balance due to the loan taken (as described in the tables in Section F below) is in accordance with the fair value as of December 31, 2025:

Calculation parameter	USD thousands
Fair value according to the valuation made as of December 31, 2025 (100%)	422,100

B- 98

Calculation parameter	USD thousands
Additional assets (liabilities) (net)	(36,966)
Debt balance (in USD thousands) as of December 31, 2025	(326,343)
Balance of distributable amount (to all the partners) (in USD thousands)	58,791

Distribution according to the profit waterfall, in accordance with the partnership agreement of the associated company (the data in this table are in USD thousands):

Balance of distributable amount: 58,791			
Step	**Manner of distribution**	**Total amount distributable to the Company** (indirectly holding 100% of the ordinary shares of the property company and 77.5% of the preferred equity shares in the preferred equity company)	**Amounts distributed to the preferred equity partner** (holding 22.5% of the preferred equity shares in the preferred equity company)
First	90% to the Company (indirectly) and 10% to the preferred equity partner, until the Company receives a 10% return on its investment (IRR).	52,911	5,880
Second	75% to the Company (indirectly) and 25% to the preferred equity partner, until the Company receives a 15% return on its investment (IRR).	0	0
Third	To the Company and the preferred equity partner in accordance with their proportionate holding share in the preferred equity, *pari passu*.	0	0
Total		**52,911**	**5,880**

A.4. Full dilution of the rights of the previous partner in the property

In light of entering into the lease and financing agreements in the property as specified in this section, and given the fact that the previous partner of the Company in the property (40%)[95] has notified that they cannot participate in the cost of leasehold improvements, an agreement was signed in July 2023 to sell all the holdings of said partner to the Company, in consideration of 10% of the future profit to be generated to the Company from distributions from the property and/or the sale of the property. The payment of said consideration is subject to the Company completing an IRR of at least 17% compared to its investment in the property, and that the capital multiplier shall be at least 2.0. For details of the partnership agreement with the previous partner in the property, see Section 1.7.9.1 of the 2021 Periodic Report.

95 To the best of the Company's knowledge, a company controlled by Savanna, a private investment fund specializing in real estate (by a final chain of holdings).

B- 99

B- 100 B. Key data (USD thousands unless otherwise specified) 110 William (Effective Company share in the property – 90%96; data in USD thousands) 2025 2024 2023 On property acquisition date Fair value at end of year 422,100 )***( 464,900 386,400 (*) Acquisition/ establishment cost (USD thousands) 261,100 Book value at end of year 422,100 464,900 386,400 Acquisition date May 2014 Revaluation profit or loss (94,222) (24,748) (35,402) Occupancy rate (%) 97% Average occupancy rate (%) (**) 98.5% 29.4% 32.4%97 NOI (commercial currency) 12,615 Total revenues 16,418 15,890 24,474 Average rental fee per SF (month/year) (USD) 3.93 4.55 4.18 Average rental fee per SF (month/year) (USD) in new leases signed over the year 0 - - NOI (USD thousands) (1,585) (93) 4,894 Adjusted NOI (USD thousands) (1,585) 4 4,894 Actual yield rate (%) 0.0% 0.0% 1.3% Adjusted yield rate (%) 0% 0% 1.3% Number of renters at end of reporting year (#) 16 17 28 (*) For details regarding the appraisals of the property for 2023, 2024, and 2025, see Section H below. (**) The said occupancy rate is in accordance with the signed lease agreements in the property. It shall be noted that the NYC tenant DCAS has not yet entered to the third phase of the property or started paying rent. For details, see Section 1.1.2.3 above. (***) It should be noted that the fair value of the above properties as of December 31, 2025, is in accordance with valuations performed by an external valuer as of December 31, 2025. The decrease in the property's value compared to 2024 is mainly due to an increase in estimated operating expenses in connection with the property, which cause a decrease in the cash flow expected from the property as well as an increase in capitalization rates. C. Revenue and cost breakdown (in USD thousands unless otherwise indicated) 110 William (Effective Company share in the property – 90%98; data in USD thousands) 2024 2023 2022 Revenue: From rental fees – fixed 16,418 15,890 24,474 Variable components 0 0 0 96 100% of the ordinary interest and 77.5% of the preferred equity interests. 97 It shall be noted that a municipal company of New York City is expected to enter the property gradually between October 2024 and September 2025, such that following its full entry, it will lease most of the vacant areas in the property. For details of said lease agreement, see Section 1.7.9.1.D below. 98 100% of the ordinary interest and 77.5% of the preferred equity interests. B- 101 110 William (Effective Company share in the property – 90%98; data in USD thousands) 2024 2023 2022 Total net income 16,418 15,890 24,474 Costs: Total management, maintenance, operation costs, credit losses, and real estate taxes and insurance (*) Fixed costs 18,003 15,983 7,190 Variable costs 0 - 12,376 NOI: (1,585) (93) 4,893 Operating Profit (*):] (315) (106) 4,973 (*) Not including profits and losses from revaluation. D. Key tenants in the property: In July 2023, the Company entered into a lease agreement with a municipal entity of New York City (the Department of Citywide Administrative Services) (hereinafter: "the Municipal Entity" or "the Tenant") for the lease of approximately 640.74 thousand SF in the property (out of a total of approximately 928.15 thousand SF in the property), in favor of the New York City Administration for Children's Services, such that is expected to bring the property to full occupancy after the Tenant enters. The Tenant shall enter the property gradually, in three stages (of approximately 200 thousand SF each) according to the rate of completion of the Tenant Improvements in the property that the Company has undertaken to execute at its expense (hereinabove and hereafter: "Leasehold Improvements" and "Stages of Delivery"). It shall be noted that the municipal tenant has not yet entered into the third phase of the property nor started paying rent. For details of the current status with the lender, see also Section 1.1.2.3 above. Following are the main terms of the lease agreement: Agreement Lease agreement signed between the property company of 110 William (hereinafter: "the Lessor") and a municipal entity of the Coty of New York – Department of Citywide Administrative Services (hereinafter: "the Tenant"). Leasehold An area of approximately 640,744 SF in the 110 William property (out of a total of approximately 928,157 SF in the property) (hereinafter: "the Property"). Property Improvements The Lessor is required to implement Tenant Improvement in the Property, in accordance with the improvements plan approved by the Tenant and to substantially complete them within 26 months after the date of engagement. It is noted that in accordance with the provisions of the agreement, said Tenant Improvements shall be executed in three stages, the first of which is expected to be complete during October 2024, and the third in September 2025 (hereinafter: "Stages of Delivery"). Tenant's participation in property improvement expenses The Tenant shall indemnify the Lessor for 24% of the property improvement expenses, up to a total amount of approximately USD 34 million. Said reimbursement shall be paid to the Lessor in three installments upon completion of each stage of delivery. Rental term The lease is for a period of approximately 20 years (hereinafter in this subsection: "Rental Term"). The Tenant may renew its Rental Term by two extension periods of 5 years each, in all or part of the area leased thereto, subject to an advance notice of 24 months, B- 102 for rental fees of 95% of the rental fees customary in the market in which the Property is located, as such shall be at the time.99 Rental fees After the delivery of the first stage, the Tenant shall pay a non-recurrent amount of USD 3 million, and after the delivery of the second stage, the Tenant shall pay an additional amount of USD 6 million. Upon completion of the third and final stage of delivery (after occupying the entire leasehold), within 26 months after the date of engagement in the lease agreement, the Tenant shall start paying the annual rental fees, on a monthly basis, which shall be updated each 5 years: (a) approximately USD 28 million in the first 5 years; (b) approximately USD 30.7 million in the following 5 years; (c) approximately USD 33.3 million in the following 5 years; and (d) approximately USD 35.8 million in the final 5 years of the Rental Term. Participation in operating expenses The Tenant shall carry approximately 69.1% of the expenses associated with the operation of the Property and the taxes required by law on account of the Property. Sub-leases and assignment of rights The tenant may sub-lease the leasehold, with the Lessor's consent, provided that 50% of the gains generated to the Tenant as a result of such sub-lease are transferred to the Lessor (insofar as the sub-lease rental fees are higher than the rental fees according to this lease agreement). Lease termination option by the Tenant The Tenant is entitled to terminate the lease agreement early with respect of some of the leased areas (except for 2nd-11th floors and the entrance lobby), per its own discretion during the Rental Terms on two occasions: (a) 12 years after the Rental Term started; and (b) 15 years after the Rental Term started. Such, subject to paying an early termination fee100 and providing a 24-month advance notice to the Lessor. Additionally, the Tenant may terminate the lease agreement in the following cases: (a) delay in the completion of property improvement works and completion of stages of delivery, which was not remedied within 180 days; (b) non-compliance with regulatory requirements for the Property's occupancy; (c) cessation of essential services to Tenant which damage their ability to use the leasehold, subject to an early notice and a remedy right for the Lessor; (d) substantial damage caused to the leasehold (such as due to fire), the repair period thereof exceeds the periods stated in the agreements; € expropriation of the leasehold by government authority. Lease termination option by the Lessor The Lessor is entitled to terminate the lease agreement early in the event of late payment of the Rental Fees beyond the remedy periods entitled to the Tenant. Lease of additional spaces The Tenant has the Right of First Offer to lease additional spaces in the Property, if such become vacant, at a price equal to 100% of the Rental Fees customary in the market in which the Property is located, as such shall be at the time. Other terms of the lease shall be adjusted such that they apply to the new leased spaces. Should the Tenant choose to lease such additional spaces, they shall be leased "as-is", without any requirement to implement leasehold improvements. E. Revenue expected from signed lease agreements 110 William (Effective Company share in the property – 90%101; data in USD thousands) Year ending December 31, 2026 Year ending December 31, 2027 Year ending December 31, 2028 Year ending December 31, 2029 Year ending December 31, 2030 and thereafter (USD thousands) Fixed components 42,271 40,143 40,023 39,160 607,472 Variable components - - - - - Total 42,271 40,143 40,023 39,160 607,472 99 As customary in agreements of this type, the lease agreements sets forth a procedure for determining the rental fees customary in the leasehold market. such procedure includes presenting comparable data and reaching out to external arbitration in case of conflict. 100 An amount to be calculated according to 20-year amortization, which reflects the cost of costs of leasehold improvements not indemnified, brokerage fee, equipment installation and moving costs. 101 100% of the ordinary interest and 77.5% of the preferred equity interests. B- 103 F. Specific financing (USD thousands unless otherwise specified) 110 William Street (Effective Company share in the property – 90%102; data in USD thousands) Senior Loan Mezzanine Loan (financial data in USD thousands, unless otherwise noted) Principal balances in the Statement of Financial Position (USD thousands) December 31, 2025 Presented as short-term loans 305,343 21,000 Presented as long-term loans: 0 0 December 31, 2024 Presented as short-term loans - 0 Presented as long-term loans: 277,635 0 December 31, 2023 Presented as short-term loans - 0 Presented as long-term loans: 248,700 0 Fair value as of December 31, 2025: 305,343 21,000 Amount of the original loan: 248,660 (prior to increasing the financing component for renovation work, as described below) USD 21 million (prior to the injection of an additional USD 3 million from the lender for leasehold improvements subsequent to the Statement of Financial Position date) As reported in the immediate report dated January 18, 2026, the lender exercised its right to make a protective advance and injected an amount of USD 3 million into the property‑owning entity, which amount was added to the loan principal, for the purpose of funding improvements to the property. Total loan after increase: 305,353 (after the TI component available to the Company was increased by approximately USD 56.7 million) As set forth in the Immediate Report dated January 18, 2026103, the Lender exercised its right to make a protective advance and infused a total of $3 million into the Property Company, which was added to the principal amount of the loan, for the purpose of capital improvements on the property. Reference No. 2026- 01-007118, the information of which is incorporated into this report by way of reference. Date of the original loan: July 5, 2023 May 9, 2025 102 100% of the ordinary interest and 77.5% of the preferred equity interests. 103 Reference No. 2026-01-007118, the information of which is incorporated into this report by way of reference.

110 William Street (Effective Company share in the property – 90%[102]; data in USD thousands)	**Senior Loan**	**Mezzanine Loan**
(financial data in USD thousands, unless otherwise noted)		
Effective interest rate as of December 31, 2025 (%):	Senior loan component: SOFR + 2%[104] Leasehold improvement component: SOFR + 3%[105]	SOFR + 15%
Dates of principal and interest payments:	Balloon loan bearing only monthly interest installments. The loan principal shall be paid in full on the maturity date. Final repayment date: July 5, 2026 For details of the possible extension of the final repayment date until July 5, 2028, see Section 1.11.11 below.	Balloon loan bearing only monthly interest installments. The loan principal shall be paid in full in July 2026. Note that the borrowing entity (the Associated Company holding the property) has been granted an option to extend the final maturity date by two additional extension periods of one year each, and that the borrowing entity may undertake an early repayment of this loan without being charged an early repayment premium.
Key financial covenants:	Customary covenants in agreements of this type; for details, see Section 1.11 below. For addition details of this loan, see Section 1.11.11 below.	Customary covenants in agreements of this type; for details, see Section 1.11 below.
Other key covenants (including: tenant leaving, property value, etc.):		
Does the company meet the key covenants or financial covenants at the end of the reporting period	As of December 31, 2025, and the report date, the property company is not in compliance with the monthly interest payments in connection with the loan and is negotiating the matter with the lender. It shall be noted that Pacific Oak SOR Properties, LLC, a subsidiary of the Company, is in compliance with the net worth financial covenant (a requirement that said rate shall not be lower than USD 100 million).	As of December 31, 2025, and the report date, the property company is not in compliance with the monthly interest payments in connection with the loan and is negotiating the matter with the lender. It shall be noted that Pacific Oak SOR Properties, LLC, a subsidiary of the Company, is not in compliance with the net worth financial covenant (a requirement that said rate shall not be lower than USD 100 million).
Is it a non-recourse loan [yes/no]	Yes	Yes
Does the company meet the terms of the loan agreement	No. In light of the non-compliance of the guarantors as aforesaid, there is a technical default of the loan. for details of updates regarding the property, see Section 1.1.2.3 above.	

104 In the first and second extension periods, if such are exercised, the annual interest rate shall be SOFR+2.5% and SOFR+3%, respectively.

105 In the first and second extension periods, if such are exercised, the annual interest rate shall be SOFR+3% (no change from the original interest rate) and SOFR+3.5%, respectively.

B- 104

G. Encumbrances and material legal restrictions in the property

Type		Details	**The amount secured by the charge (consolidated) (USD thousands)** December 31, 2025
Encumbrances			
Senior Loan - Mortgage	First ranking	First ranking encumbrance on all the rights of the borrower in the property, including property and land fixtures, future receipts, rights in profits, legal rights, and rent.	305,343
Mezzanine Loan	First ranking	First degree pledge on all of the rights to the property entity.	21,000
Senior Loan Guarantees		Pacific Oak SOR Properties, a company held 100% by the Company (hereinafter: "**The Guarantor**"), has provided customary guarantees in agreements of this type, including Bad-	Upon completion of the investment obligation in 2024, the Completion and Carry guarantees remain in force.

B- 105

Type	Details	The amount secured by the charge (consolidated) (USD thousands) December 31, 2025
	Boy guarantee, Completion guarantee[106] to secure the completion of the leasehold improvements in accordance with the new lease agreement in the property, Funding guarantee restricted to an amount of USD 105 million to secure the investment undertaking of the Company in said amount for leasehold improvements, and Carry guarantee for the current interest payments of the loan and expenses associated with the loan and the property associated with the loan. Note that the Company's investment undertaking was met as aforesaid during Q4-2024. For details of non-compliance by the guarantor entity with the Net Worth financial covenants, see the below Section 1.11.2.F.	
Mezzanine Loan Guarantees	Pacific Oak SOR Properties, a company held 100% by the Company has provided a full financial guarantee for the obligations of the borrowing entity pursuant to the loan agreement. For details of non-compliance by the guarantor entity with the Net Worth financial covenants, see the below Section 1.11.2.F.	21,000

H. Details of valuation

110 William (Effective Company share in the property – 90%[107]; data in USD thousands)	2025	2024	2023
Value as set in the appraisal	422,100	403,600[108]	386,400[109]
Book value in the associated company's books	422,100	403,600	386,400
Assessor name	Duff & Phelps (a Kroll business)		
Is assessor independent?	Yes	Yes	Yes
Is there an indemnity agreement?	Yes	Yes	Yes
Valuation validity date	December 31, 2025	September 30, 2024	September 30, 2023
Valuation model	Income Approach		
Major assumptions used in valuation – Income Approach			
Gross leasable area taken into account in calculation (SF)	928,157		
1+ year occupancy rate (%)	98.8%	100%	95% (**)
2+ year occupancy rate (%)	98.8%	100%	95% (**)
Representative occupancy rate of rentable area for valuation purposes (%)	Range of: 93.8%-98.8%	Range of: 33%-94%[110]	Range of:

106 Guarantee to secure the contractual liabilities associated with the construction requirements of the property companies (typically in connection with completion of works when due and in proper quality).

107 100% of the ordinary interest and 77.5% of the preferred equity interests.

108 It should be noted that the fair value of the above properties as of December 31, 2024, is according to valuations carried out by an external appraiser as of September 30, 2024, plus capital investments (Capex) in the properties until December 31, 2024.

109 It should be noted that the fair value of the above properties as of December 31, 2023, is according to valuations carried out by an external appraiser as of December 31, 2023.

110 Over a 10-year period.

B- 106

110 William (Effective Company share in the property – 90%[107]; data in USD thousands)		2025	2024	2023
				38%-94%[111]
Available cash flow[112] for evaluation purposes +1		14,334	(62,908)	(66,118)
Available cash flow for evaluation purposes +2		22,110	25,902	(10,340)
Available cash flow for evaluation purposes +3		25,520	22,353	27,272
Available cash flow for evaluation purposes +4		24,783	26,125	23,459
Available cash flow for evaluation purposes +5		24,386	26,337	28,528
Available cash flow for evaluation purposes +6		28,562	23,741	29,532
Available cash flow for evaluation purposes +7		29,231	29,076	27,106
Available cash flow for evaluation purposes +8		29,395	29,590	32,501
Available cash flow for evaluation purposes +9		29,352	29,654	32,667
Available cash flow for evaluation purposes +10		16,274	30,052	32,836
Representative NOI for evaluation purposes		Range of: 25,464-29,975	Range of[125]: 8,534-30,344	Range of[125]: 9,845-33,080
Period until theoretical realization		11 years	12 years	10 years
Multiplier/yield rate on theoretical realization (reversionary rate)		Terminal Cap Rate: 6.0%	Terminal Cap Rate: 5.5%	Terminal Cap Rate: 5.75%
Discount rate for evaluation purposes (%)		7.0%	6.50%	6.50%
Sensitivity analysis				
Occupancy rate	5% increase	100%	100%	95%
	5% decrease	93.8%	95%	85%
Capitalization rate	0.25% increase	6.25%	5.75%	6.00%
	0.25% decrease	5.75%	5.25%	5.50%
Average rental fees per rented unit	1% increase	19,701	22,014	24,184
	1% decrease	19,701	22,014	24,184

(**) The occupancy rates presented in the valuation assumptions for the years 2023, 2024, and 2025 (approximately 38%, 32.81% and 98.5%, respectively) are different from those brought in the occupancy rates in the years +1 and +2 since the valuations took into account an increase in the property's leasing rate due to engagement in a long-term lease agreement in an extensive portion of the property with the City of New York as aforesaid in Section D above.

[111] Over a 10-year period.

[112] In this regard, "**available cash flow**", is cash flow (calculated as NOI less tenant improvements budget, rental commissions and investment for capital improvements in the rented property) before debt coverage, financing costs, and taxes.

B- 107

1.7.9.2. **Highly Material Property – Oakland City Center**

A. Presentation of the property

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	**Details as of December 31, 2025**
Property name:	Oakland City Center
Brief description of the property:	Two office buildings in the heart of the business center of the City of Oakland, California. The buildings are in the proximity of a retail, dining and leisure center as well as close to the nearest BART station (Bay Area Rapid Transit) to San Francisco.
Property location:	505 14th Street & 1300 Clay Street, Oakland, CA 94612
Floor area – divided by use:	Two office buildings with 368,032 Sqf of combined leasable area.
Holding structure of the property:	The property is fully held (100%) by the Pacific Oak SOR II Oakland City Center LLC property company, which is fully held (100%) by Pacific Oak SOR II Acquisitions VII, LLC, which is fully held (100%) by Pacific Oak SOR US Properties II LLC, which is indirectly fully held (100%) by Pacific Oak SOR US Properties LLC, which fully owned (100%) by the Company. See the above Section 1.1.8 for details.
Effective Company share of the property:	100%
Names of the partners in the property:	--
Date of acquisition of the property:	August 2017 (a property transferred to the Company as part of the SOR II merger).
Details of legal rights in the property:	Ownership
Situation of registration of legal rights:	Title
Significant unused building rights:	---
Special issues:	--
Method of presentation in the Financial Statements:	Consolidation

B. Key data (USD thousands unless otherwise specified)

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	**2025**	**2024**	**2023**	**On property acquisition date**	
Fair value at end of year	57,400	88,709	117,278	Acquisition/ establishment cost (USD thousands)	153,322
Book value at end of year	57,400	88,709	117,278	Acquisition date	August 2017
Revaluation profit or loss	(31,494)	(29,407)	(59,544)	Occupancy rate (%)	92%
Average occupancy rate (%) (**)	45.2%	56.3%	60.9%	NOI (commercial currency)	8,408
Total net revenues	10,815	13,404	14,471		
Average rental fee per SF (month/year) (USD)	4.5	4.4	4.4		

B- 108

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	2025	2024	2023	On property acquisition date
Average rental fee per SF (month/year) (USD) in new leases signed over the year	-[113]	-[114]	-[114]	
NOI (USD thousands)	1,952	4,085	5,183	
Actual yield rate (%)	3.4%	4.6%	4.4%	
Adjusted yield rate (%)	3.4%	3.9%	3.9%	
Number of renters at end of reporting year (#)	24	37	41	

C. Revenue and cost breakdown (in USD thousands unless otherwise indicated)

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	2024	2023	2022
Revenue:			
From rental fees – fixed	10,815	13,404	14,471
Total net income	10,815	13,404	14,471
Expenses:			
Management, Maintenance and Operations	8,863	6,618	6,512
Total Expenses:	8,863	9,319	9,287
NOI:	1,952	4,085	5,183
Operating Profit (*):]	1,063	4,085	5,183

D. Key tenants in the property:

As of December 31, 2025, the Company has no anchor tenants the income form which generates at least 20% of the income from the property.

E. Revenue expected from signed lease agreements

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	Year ending December 31, 2026	Year ending December 31, 2027	Year ending December 31, 2028	Year ending December 31, 2029	Year ending December 31, 2030 and thereafter
	(USD thousands)				
Fixed components	8,624	8,435	7,803	7,060	17,230
Variable components	-	-	-	-	-
Total	8,624	8,435	7,803	7,060	17,230

F. Specific financing (USD thousands unless otherwise specified)

113 No lease agreements were signed during the aforementioned periods.

114 No lease agreements were signed during the aforementioned periods.

B- 109

The property is financed by way of a blanket loan associated with the Raymond 1180, Oakland City Center, The Marq and Park Center. See the below Section 1.11.11 for details.

<table>
<tr><th colspan="4">Financing</th></tr>
<tr><th colspan="3">Oakland City Center (data based on 100%; Entity's share of the property – 100%)</th><th>Loan</th></tr>
<tr><td colspan="4">(financial data in USD thousands, unless otherwise noted)</td></tr>
<tr><td rowspan="6">Principal balances in the Statement of Financial Position

(USD thousands)</td><td rowspan="2">December 31, 2025</td><td>Presented as short-term loans</td><td>152,636</td></tr>
<tr><td>Presented as long-term loans:</td><td>0</td></tr>
<tr><td rowspan="2">December 31, 2024</td><td>Presented as short-term loans</td><td>8,400</td></tr>
<tr><td>Presented as long-term loans:</td><td>148,436</td></tr>
<tr><td rowspan="2">December 31, 2023</td><td>Presented as short-term loans</td><td>18,400</td></tr>
<tr><td>Presented as long-term loans:</td><td>156,836</td></tr>
<tr><td colspan="3">Fair value as of December 31, 2025:</td><td>152,636
(*) The loan was provided in connection with the properties Oakland City Center, The Marq, 1180 Raymond, and Park Centre. See details in Section 1.11.11 below.</td></tr>
<tr><td colspan="3">Amount of the original loan:</td><td>175,234</td></tr>
<tr><td colspan="3">Date of the original loan:</td><td>August 28, 2023</td></tr>
Effective interest rate as of December 31, 2025 (%):	7.28%
Dates of principal and interest payments:	Monthly principal payments of approximately USD 700 thousand and monthly interest payments.
Key financial covenants:	As of December 31, 2025, the borrowing entities are not in compliance with the loan repayments and the said blanket loan is at a technical default due to non-compliance of a subsidiary of the Company's, as the guarantor, in the net worth financial covenant. As of close to this report's publication date, there are negotiations with the lender to enter into a forbearance agreement. For details of the loan agreement, see Section 1.11.11 below, and for details of the status with the lender, see Section 1.1.2.7 above.
Other key covenants (including: tenant leaving, property value, etc.):	
Does the company meet the key covenants or financial covenants at the end of the reporting period	
Is it a non-recourse loan [yes/no]	

G. Encumbrances and material legal restrictions in the property

Blanket loan associated with the Raymond 1180, Oakland City Center, The Marq and Park Center. See the below Section 1.11.11 for details.

Type		**Details**	**The amount secured by the charge (consolidated) (USD thousands)** December 31, 2025
Encumbrances			
Mortgage	First ranking	First ranking encumbrance on all the rights of the borrower in the properties known as 1180 Raymond, The Marq, Oakland City Center, and Park Centre (hereinafter: "**the Properties**"),	152,636

B- 110

Type		Details	The amount secured by the charge (consolidated) (USD thousands) December 31, 2025
		including property and land fixtures, future receipts, legal rights, and rent associated with the Properties.	
Guarantee	Bad Boy[115]	Pacific Oak SOR Properties, a company held 100% by the Company (hereinafter: **"The Guarantor"**), has provided customary guarantees in agreements of this type, including Bad-Boy guarantee.	-

H. Details of valuation

Oakland City Center (data based on 100%; Entity's share of the property – 100%)	**2025**	**2024**	**2023**
Value as set in the appraisal	57,400	88,600	115,500
Assessor name	Kroll		
Is assessor independent?	Yes	Yes	Yes
Is there an indemnity agreement?	Yes	Yes	Yes
Valuation validity date	December 31, 2025	September 30, 2024[116]	September 30, 2023[117]
Valuation model	Income Approach		
Major assumptions used in valuation – Income Approach			
Gross leasable area taken into account in calculation (SF)	367,347		
1+ year occupancy rate (%)	98.8%	90%	94%
2+ year occupancy rate (%)	98.8%	90%	94%
Representative occupancy rate of rentable area for valuation purposes (%)	Range of: 45.2%-84.0%	Range of: 59%-90%	Range of: 66%-94%
Available cash flow[118] for evaluation purposes +1	(7,460)	1,153	(2,136)
Available cash flow for evaluation purposes +2	1,817	(1,355)	3,536
Available cash flow for evaluation purposes +3	3,776	4,556	1064
Available cash flow for evaluation purposes +4	9,612	10,231	11,813
Available cash flow for evaluation purposes +5	10,262	10,546	11,762
Available cash flow for evaluation purposes +6	479	9,123	10,802
Available cash flow for evaluation purposes +7	(2,009)	(2,395)	8,859
Available cash flow for evaluation purposes +8	6,133	6,715	(1,664)
Available cash flow for evaluation purposes +9	7,383	9,829	10,035
Available cash flow for evaluation purposes +10	6,697	11,989	12,705

115 Note that in the event that the borrower initiates an insolvency proceeding, the guarantor shall guarantee all the borrower's undertakings pursuant to the loan agreement.

116 Note that the fair value of the above properties as of December 31, 2024 is based on appraisals conducted by an external advisor for September 30, 2024, with the addition of CapEx in the properties through December 31, 2024.

117 Note that the fair value of the above properties as of December 31, 2023 is based on appraisals conducted by an external advisor for September 30, 2023, with the addition of CapEx in the properties through December 31, 2023.

118 In this regard, **"available cash flow"**, is cash flow (calculated as NOI less tenant improvements budget, rental commissions and investment for capital improvements in the rented property) before debt coverage, financing costs, and taxes.

B- 111

Oakland City Center (data based on 100%; Entity's share of the property – 100%)		2025	2024	2023
Representative NOI for evaluation purposes		Range of[119]: 3,168-10,346	Range of[120]: 4,881-13,307	Range of[121]: 4,604-14,326
Period until theoretical realization		11 years	10 years	10 years
Multiplier/yield rate on theoretical realization (reversionary rate)		Terminal Cap Rate: 9.50%	Terminal Cap Rate: 9%	Terminal Cap Rate: 8%
Discount rate for evaluation purposes (%)		Discount Rate – 10.50%	Discount Rate – 10%	Discount Rate: 8.75%
Sensitivity analysis				
Occupancy rate	5% increase	100%	95%	99%
	5% decrease	93.8%	85%	89%
Capitalization rate	0.25% increase	9.75%	8.75%	7.75%
	0.25% decrease	9.25%	8.25%	7.25%
Average rental fees per rented unit	1% increase	22,801	20,714	18,151
	1% decrease	22,801	20,714	18,151

119 Over 10 years.

120 Over 10 years.

121 Over 10 years.

B- 112

1.7.9.3. **Highly material property – The Marq**

A. Presentation of the property

The Marq (Data based on 100% ownership; Company share in the property – 100%)	Details as of December 31, 2025
Property name:	The Marq (Marquette Plaza)
Brief description of the property:	A 15 story office building located in the Minneapolis, Minnesota business center, constructed in 1972 and renovated in 2002. The property is located in the area of cultural establishments and shopping centers and is accessible to public transportation.
Property location:	Minneapolis, Minnesota
Floor area – divided by use:	522,656 Sqf
Holding structure of the property:	The property is fully held (100%) by the Pacific Oak SOR Marquette Plaza, LLC property company, which is fully held (100%) by Pacific Oak SOR Acquisition XXXIII LLC, which is fully held (100%) by Pacific Oak SOR Properties LLC, which is fully owned (100%) by the Company. See the above Section 1.1.8 for details.
Effective Company share of the property:	100%
Names of the partners in the property:	---
Date of acquisition of the property:	March 2018
Details of legal rights in the property:	Ownership
Status of registration of legal rights:	Registered ownership
Significant unused building rights:	---
Special issues:	--
Method of presentation in the Financial Statements:	Consolidation

B. Key data (USD thousands unless otherwise specified)

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)	2025	2024	2023	On property acquisition date	
Fair value at end of year	64,030	88,187	97,706	Acquisition/ establishment cost (USD thousands)	89,403
Book value at end of year	64,030	88,187	97,706	Acquisition date	March 2018
Revaluation profit or loss	(24,890)	(9,115)	(6,171)	Occupancy rate (%)	70%
Average occupancy rate (%)	78.5%	83.5%	83.5%	NOI (USD thousands)	6,282
Total net revenues	14,181	14,692	15,385		
Average rental fee per SF (month/year) (USD)	1.6	1.71	1.47		
Average rental fee per SF (month/year) (USD) in new leases signed during year (no new leases during these periods)	0	0	0		
NOI (USD thousands)	6,644	7,470	8,311		

B- 113

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)	2025	2024	2023	On property acquisition date
Actual yield rate (%)	10.4%	8.5%	9.3%	
Adjusted yield rate (%)	10.4%	8.5%	9.3%	
Number of renters at end of reporting year (#)	24	26	27	

C. Revenue and cost breakdown (in USD thousands unless otherwise indicated)

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)	2025	2024	2023
Revenue:			
From rental fees – fixed	14,181	14,692	15,385
Total net income	14,181	14,692	15,385
Costs:			
Management, maintenance, and operation	7,537	7,222	7,074
Total costs:	7,537	7,222	7,074
NOI:	6,644	7,470	8,311
Operating Profit (*):	5,616	6,442	7,283

D. Key tenants in the property:

As of December 31, 2025, there is no anchor tenant or tenant in the property, the income from which generates at least 20% of the income of the property.

E. Revenue expected from signed lease agreements

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)	Year ending December 31, 2026	Year ending December 31, 2027	Year ending December 31, 2028	Year ending December 31, 2029	Year ending December 31, 2030 and thereafter
	(USD thousands)				
Fixed components	7,892	7,160	5,660	3,528	8,161
Variable components	-	-	-	-	-
Total	7,892	7,160	5,660	3,528	8,161

F. Specific financing (USD thousands unless otherwise specified)

Current financing on the property via a blanket loan on the Raymond; The Marq; Oakland City Center and Park Centre properties. See the below Section 1.11.11 for details.

B- 114

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)			**Loan**
(financial data in USD thousands, unless otherwise noted)			
Balances in the Statement of Financial Position	**December 31, 2025**	**Presented as short-term loans**	152,636
		Presented as long-term loans:	0
	December 31, 2024	**Presented as short-term loans**	8,400
		Presented as long-term loans:	148,436
	December 31, 2023	**Presented as short-term loans**	18,400
		Presented as long-term loans:	156,834
Fair value as of December 31, 2025 (USD thousands):			152,636
Amount of the original loan (USD thousands):			188,000(*) (*) The loan was provided in connection with the Raymond 1180, The Marq, Oakland City Center, and Park Center properties. See the below Section 1.11.11 for details.
Date of the original loan:			June 2018
Effective interest rate as of December 31, 2025 (%):			9.42%
Repayment dates of principal (and interest balances):			Monthly principal payments of approx. USD 700 thousand and monthly interest payments. Maturity Date: September 1, 2026. Note that the borrowing entities may complete a full early repayment of the loan at any time without being charged an early repayment premium[122].
Key financial covenants:			As of December 31, 2025, the borrowing entities are not in compliance with the loan repayments and the said blanket loan is at a technical default due to non-compliance of a subsidiary of the Company's, as the guarantor, in the net worth financial covenant. As of close to this report's publication date, there are negotiations with the lender to enter into a forbearance agreement. For details of the loan agreement, see Section 1.11.11 below, and for details of the status with the lender, see Section 1.1.2.7 above.
Other key covenants (including: tenant leaving, property value, etc.):			
Does the company meet the key covenants or financial covenants at the end of the reporting year			
Is it a non-recourse loan [yes/no]			Yes
Does the company meet the terms of the loan agreement			No

G. Encumbrances and material legal restrictions in the property

Blanket loan on the Raymond; The Marq; Oakland City Center and Park Centre properties. See the below Section 1.11.11 for details.

---

[122] Beginning September 1, 2025, the borrowing property entities which are a party to the loan have failed to complete principal payments totaling approximately USD 2,100 thousand and interest payments totaling approximately USD 3,535 thousand in connection with the loan, for the months of September through November 2025. The aforementioned failure to complete payments is the subject of a formal dialogue between the lender and the Company on a restructuring of the loan (for additional details on the status of the loan, see the immediate report of December 7, 2025 (Reference Number: 2025-01-097092).

B- 115

Type		Details	The amount secured by the charge (consolidated) (USD thousands) December 31, 2025
Mortgage	First ranking	First ranking encumbrance on all the rights of the borrower in the properties known as 1180 Raymond, The Marq, Oakland City Center, and Park Centre (hereinafter: **"the Properties"**), including property and land fixtures, future receipts, legal rights, and rent associated with the Properties.	152,636
Guarantees	Bad Boy[123]	Pacific Oak SOR Properties, a company held 100% by the Company (hereinafter: **"The Guarantor"**), has provided customary guarantees in agreements of this type, including Bad-Boy guarantee.	0

H. Details of valuation

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)	**2025**	**2024**	**2023**
value set in valuation (in commercial currency)	64,030	88,250	97,360
Assessor name	Kroll		
Is assessor independent?	Yes	Yes	Yes
Is there an indemnity agreement?	Yes	Yes	Yes
Valuation validity date	Dec. 31, 2025	Sep. 30, 2024[124]	Sep. 30, 2022[125]
Assessment model	Income Approach		
Major assumptions used in valuation – Income Approach			
Gross leasable area taken into account in calculation (SF)	522,656		
1+ year occupancy rate (%)	80%	85%	88%
2+ year occupancy rate (%)	80%	85%	88%
Representative occupancy rate of rentable area for valuation purposes (%)	Range of:[126] 76.9%-80%	Range of:[127] 83.18%-85%	Range of:[128] 87%-88%
Available cash flow[129] for evaluation purposes +1	5,943	6,152	6,660
Available cash flow for evaluation purposes +2	921	3,792	5,102
Available cash flow for evaluation purposes +3	37	4,557	6,063
Available cash flow for evaluation purposes +4	3,705	7,067	7,078
Available cash flow for evaluation purposes +5	6,880	1,896	7,861

123 Note that in the event that the borrower initiates an insolvency proceeding, the guarantor shall be liable to all the borrower's undertakings pursuant to the loan agreement.

124 Note that the fair value of the aforementioned properties as of December 31, 2024 is based on appraisals performed by an external appraiser for September 30, 2024, with the addition of CapEx in the properties through December 31, 2024.

125 Note that the fair value of the aforementioned properties as of December 31, 2023 is based on appraisals performed by an external appraiser for September 30, 2023, with the addition of CapEx in the properties through December 31, 2023.

126 Over 10 years.

127 Over 10 years.

128 Over 10 years.

129 In this regard, "**available cash flow**", is cash flow (calculated as NOI less tenant improvements budget, rental commissions and investment for capital improvements in the rented property) before debt coverage, financing costs, and taxes.

B- 116

The Marq (Marquette Plaza) (Data based on 100% ownership; Company share in the property – 100%)		**2025**	**2024**	**2023**
Available cash flow for evaluation purposes +6		8,189	6,812	4,024
Available cash flow for evaluation purposes +7		2,599	8,798	8,663
Available cash flow for evaluation purposes +8		8,911	3,155	9,357
Available cash flow for evaluation purposes +9		8,636	7,592	5,320
Available cash flow for evaluation purposes +10		4,157	8,089	6,942
Representative NOI for evaluation purposes		Range of:[130] 5,833-9,264	Range of:[131] 6,582-10,242	Range of:[132] 7,163-9,281
Period until theoretical realization		10 years	10 years	10 years
Multiplier/yield rate on theoretical realization (reversionary rate)		Terminal Cap Rate: 9.25%	Terminal Cap Rate: 8.25%	Terminal Cap Rate: 7.75%
Discount rate for evaluation purposes (%)		Discount Rate: 10.75%	Discount Rate: 9.25%	Discount Rate: 8.75%
Sensitivity analysis		**(USD thousands)**		
Occupancy rate	5% increase	85%	90%	93%
	5% decrease	75%	80%	83%
Capitalization rate	0.25% increase	9.50%	8.50%	8.00%
	0.25% decrease	9.00%	8.00%	7.50%
Average rental fees per rented unit	1% increase	13,983	13,848	15,425
	1% decrease	13,983	13,848	15,425

(*) The decline in the value of the property between the years 2025 and 2024 is primarily due to higher cap rates during those periods and a decline in property occupancy. For details, see the property's appraisal attached to this report.

130 10 year period.

131 10 year period.

132 10 year period.

B- 117

1.7.10. **Adjustments required at Company level**

1.7.10.1. **Fair value adjustment to values in the Statement of Financial Position**

All the real estate properties held by the REIT are presented at fair value in accordance with valuations performed by independent professional appraisers, except for the real estate properties for hotel use, which are classified as permanent assets and are presented in the Company's statements based on costs.

1.7.10.2. **FFO (Funds from Operations)**

	FFO (*)		
	For the year ended December 31		
	2025	**2024**	**2023**
	(USD thousands)		
Net profit (loss)	(446,902)	(247,963)	(213,515)
Adjustments: In accordance with the Fourth Schedule to the Securities Regulations (Prospectus Details and Draft Prospectus – Structure and Form), 5729-1969			
Neutralization of secondary activity (hotel operation)	2,538	(39)	(1,993)
Profit and loss from changes in fair value of investment real estate	266,810	123,140	113,281
Non-recurring or extraordinary income/expenses	(18,500)	6,033	4,487
Loss or reversal of loss due to impairment under IAS 36 (including impairment of an investment measured at book value) or profit from a purchase at an opportunistic price	12,521	6,400	0
Profit/loss from changes in fair value or from sale of financial instruments	(1,925)	11,995	718
Non-recurring tax expenses[133]	-	10,000	6,576
Adjustments (as detailed above) relating to associated companies or joint ventures measured at book value	86,767	21,180	32,143
FFO according to the ISA approach (*)	(98,691)	(69,254) **	(58,299)
Adjustments attributable to non-controlling rights in FFO	(1,925)	(1,071)	(1,625)
FFO according to the ISA approach attributable to the Company's shareholders (*)	(100,616)	(70,325) **	(59,924)
Of which: FFO from current operation	(100,616)	(70,325) **	(59,924)
Adjustments for non-controlling rights in FFO	0	0	0
FFO according to the ISA approach attributable to the Company's shareholders	(100,616)	(70,325)	(59,924)
Of which: FFO according to the ISA approach attributable to the Company's shareholders from current operation	(100,616)	(70,325)	(59,924)

* FFO is not a financial measure based on generally accepted accounting principles; this measure is calculated in accordance with the guidelines of the Israeli Securities Authority; the measure represents accounting net

133

B- 118

profit for the period, neutralizing non-recurring income and expenses (including profit or loss due to property revaluations), property sales, depreciation and amortization, and other types of profit; the use of this measure is common in assessing the performance of income-producing real estate companies; the adjustments required from accounting profit are detailed in this table.

1.7.11. **Marketing**

The marketing of the Group is managed and supervised by the Management Company, domiciled in Newport Beach, California, and it is focused on the development and implementation of marketing and branding strategies, preparation of marketing materials, management, and media relations as well as preparation and coordination of press reports etc.

Marketing of properties (for office, retail, and residential purposes) – marketing is carried out through the property Management Company which were appointed by the Management Company, occasionally by rental brokers which report to the property manager. The Management Company is responsible for monitoring the marketing strategy.

B- 119

1.7.12. **Competition**

The Company faces material competition from competitors with respect to acquisitions and/or sale of properties from peer companies including other REITs, commercial banks, insurance companies, private equity funds, hedge funds and other investors, which have access to larger sources of financing than the Company.

The competition may cause the Company to pay higher prices on potential investments, which could affect the Company's financial results. In addition, at the property level, there is fierce competition over tenant occupancy, especially in office buildings, where potential tenants have a wide range of rental properties to choose from, which could force the Company to lower rental prices and offer tenants more favorable terms.

1.7.13. **Working capital**

As of December 31, 2025, the Company has a working capital deficit in the amount of USD 629.6 million in the consolidated financial statements, attributed to the Company's loans, all of which are classified as short-term loans. The Company has a working capital deficit in the amount of approximately USD 319.7 million in its separate (Solo) financial statements, mainly due to the repayments of the Company's Debentures (Series B), which are also classified as short-term loans.

Additionally, the Company has positive cash flow from current operation on its Consolidated Financial Statements (of approximately USD 21 million) and a positive cash flow from current operation on its Solo Financial Statements (of approximately USD 10.7 million).

In this regard see also the table below:

(USD thousands)	As of December 31, 2025	Adjustments (for the 12-month period)	Total
Current assets	321,818	-	321,818
Current liabilities	895,853	-	895,853
Surplus (deficit) of current assets over current liabilities	(574,035)	-	(574,035)

See Section 3.4 of Part B (Report of the Board of Directors) of this report for further information.

B- 120

1.8. The Hotel Sector

General information on the operating segment

As of the report date, the Company has one hotel property, the Queen & Crescent hotel in Louisiana

The hotel property of the Company is held as follows: the property (the building) is held through a Property Company while the operation of the hotel (namely, contracting with suppliers, primarily a Hotel Management Company) is carried out through an Operating Company. The aforesaid Property Company and Operating Company are held by the Company under a chain of holdings as specified in section 1.1.7 above. It should be noted that the hotel property of the Company is classified as fixed assets in the financial statements thereof.

1.8.1. The structure of the field of operation and the changes applicable thereto

Further to the foregoing in section 1.6.7 above, the hotel industry is characterized by a frequent need to make large investments and regular maintenance of hotels, in order to maintain the level of the product and face the increasing competition with current and new hotels. The Queen & Crescent Hotel is operated by the hotel division of the Encore real estate group (an income-producing real estate investment corporation specializing in, among other things, hotel property management) under the "Marriott" international hotel brand, The Management Companies which manage the hotel properties are obliged, in light of their status and competition in the industry, to meet quality standards and a service consciousness in accordance with the procedures of each brand and chain. For details of the management agreements with the aforesaid Management Companies, see section 1.15.1 below.

1.8.2. **<u>The legislative and regulatory restrictions applicable to the hotel sector</u>**

Commercial activity in general and hotel activity in the United States in particular are subject to laws, regulation, and legislation at the federal and state levels. In addition, since the United States is a common law country, legal precedents of the supreme courts in the United States and in the relevant states also shape the norms which apply to the hotel industry. In accordance with the hotel management agreements, it is the responsibility of the aforesaid Management Companies to obtain the necessary licenses to operate the hotel together with the assistance of the Company required for this purpose.

The following are the main regulations and restrictions which apply to hotel owners and operators in the United States, including the Management Companies which operates the hotels for the aforesaid hotel owners:

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In this regard, it should be noted that under the hotel management agreement, the Management Company of the hotel has undertaken to the Operating Company (held by the Company under a chain of holdings) that it will indemnify the Operating Company for damages caused thereto by the non-compliance of the Management Company with the hotel regulations.

(1) **At the federal level** – business owners, including hotel managers in the United States, are required to comply with the provisions relevant to their occupation in Chapters 15, 29 and 42 of the American Code of Law with the regard to commercial businesses, labor, and employment laws as well as health, sanitation, and public welfare laws, respectively (US Code: Title 15 - Trade & Commerce; US Code: Title 29 - Labor; Title - Welfare & Public Health). In addition, hotel managers are subject to the provisions of the United States Federal Legislature, including the provisions of Chapters 9, 21, and 29 in respect of food sanitation, the sale of alcohol, and the employment of workers, respectively (CFR: Chapter 9 – Animal and Animal products; Chapter 21 - Food and Drugs; Chapter 29 - Labor). In addition, the provisions of federal legislation for business owners which deal with, among other things, business licensing, waste and sewage treatment, fire safety, pollution, and the environment, use of hazardous materials and the protection of privacy are also applicable.

(2) **At the state level** – in the State of Louisiana, hotel owners and operators are required to comply with the relevant provisions of the laws of those states, including food sanitation regulations, regulations in respect of buildings open to the public, among other things, with regard to earthquake protection, noise and heat insulation standards, use of hazardous materials, preservation of the environment, sale of alcohol and the management of gambling houses, safety regulations and building codes, regulations of means of payment and more.

1.8.3. **Technological changes which materially affect the sector of income-producing real estate – hotels**

In recent years, there has been a trend of widespread use of social media and search engines (online travel agents) based on the wisdom of the masses, such as Trip Advisor, Booking.com and Expedia, which operate in the field of tourism and provide immediate and up-to-date information about hotels and also rates the hotels.

1.8.4. **Critical success factors in the sector of income-producing real estate – hotels**

A. The Company estimates that the critical success factors in the hotel industry are:

(1) The location of the hotels in attractive areas of demand;

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(2) The management of the hotels by leading and experienced management companies;

(3) Customer accessibility and customer retention;

(4) An efficient management system for the purpose of maximizing the revenue potential of the hotel;

(5) Branding and differentiation of hotels in respect of competitors, among other things, by careful design and facilities appropriate to the branding and the location of the hotels;

(6) Maintaining the hotels at an adequate physical level;

(7) Access to financing resources - both for the purpose of financing the acquisition and for the purpose of maintaining the hotel, daily maintenance, and the upgrading of hotel facilities;

(8) Increasing the advertising exposure of the hotel and the brand.

B. A list of suppliers for hotel management

The main suppliers in the sector of activity are the hotel management companies which manage the hotels (hereinafter: the "**Hotel Management Companies**") as well as service providers in the food and beverage sector. For details of the management agreements with the aforesaid Management Companies, see Section 0 below. In addition, as is customary in the hotel business, the Hotel Operating Companies (held by the Company as specified in Section 1.1.7 below) (hereinafter: the "**Hotel Operating Company**") and the Hotel Management Company enter into agreements with third parties to provide services and equipment in a variety of areas such as computer, telephony, marketing, and advertising services as well as infrastructure testing and maintenance. The cost of these agreements ranges from a few hundred dollars per month to tens of thousands of dollars per month (such as agreements for the installation and maintenance of a fire extinguishing system). It should be noted that the agreements signed as part of these engagements are usually signed for a period of several years wherein the Hotel Operating Company and/or the Hotel Management Company have the possibility of terminating the agreement at any time.

C. The main entry and exit barriers in the sector of activity

Entry barriers

(1) Experience in hotel management/contracting with a leading hotel Management Company;

(2) Equity and the availability of external funding resources for the acquisition of hotels and routine maintenance;

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(3) Building the branding and reputation of the hotel;

(4) Gaining a unique customer base through, among other things, advertising, and marketing, which also involves investing many resources and is inherently a gradual procedure which may take some time;

(5) Access to business opportunities for the acquisition of hotels.

Exit barriers

(1) Given that the hotel sector is a property-dependent industry, the main exit barrier is the ability to realize the properties themselves at the requested value;

(2) In the event of demand for other use of the property – the change may be subject to statutory restrictions associated with the designation change of the land or the property, as applicable;

(3) Ability to cancel or terminate current agreements and undertakings (lease agreements, agreements with suppliers, collaboration agreements, etc.).

D. <u>Substitutes for the hotel operations of the Company</u>

(1) Short-term apartment sublets ("**Sublet**");

(2) Apartment swaps mutual hosting and casual hosting using online platforms (for example, "**Airbnb**").

(3) Hotels located in the proximity of the hotels of the Company.

1.8.5. **<u>The strategy of the Company with regard to its hotel</u>**

As specified in Section 1.1.2.7 above, the Company is taking steps to sell the property in order to generate liquidity.

1.8.6. **<u>Hotel sector breakdown</u>**

The following is a summary of the financial results by area of activity for the years 2023, 2024, and 2025:

A. <u>Segmentation of revenue and profitability of operations in the United States</u>

The hotels are designated for groups and individuals, tourists and businesspeople. As a result, hotel sales are divided between a large number of customers from diverse market segments, including people on vacation, businesspeople, conference guests, etc. As a result thereof, and naturally for the type of activity, the public using the hotel services is extensive and diverse.

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Below is data on the distribution of hotel revenues, in accordance with the main services in their field of activity, in USD thousands and as a percentage of total revenues for the years 2023, 2024, and 2025.

	Queen & Crescent		
	For the year ended December 31		
	2025	2024	2023
Rooms	6,665	7,886	7,981
Food and beverage	526	697	752
Other	405	478	419
Total	7,596	9,061	9,153

B. Customers

The hotel property does not rely on a particular type of customer or customers and there is no customer the revenues of which exceed 10% or more of the total hotel revenue. The operating income of the hotel derives from many customers and diverse market segments, including local and international tourists, businesspeople, groups, and individuals, as well as guests of professional conferences. It should be emphasized that the customer group is divided into several types in accordance with the method of marketing: customers (arriving as part of a group, transient customers as well as customers who arrive as a result of business agreements. The following are the details of the distribution of revenue in the hotel sector by customer segmentation:

		Queen & Crescent		
		2025	2024	2023
Groups **	**Average unit income per day**	242.49	176.22	185.9
	Occupancy rate (%)	8.04%	7.68%	8.35%
	RevPAR (USD) *	19.49	13.53	15.52
Transient guests	**Average unit income per day**	160.62	170.46	172.28
	Occupancy rate (%)	44.47%	28.18%	28.32%
	RevPAR (USD) *	53.64	48.04	48.79
Business agreements ***	**Average unit income per day**	172.25	176.28	182.72
	Occupancy rate (%)	27.7%	25.68%	25.86%
	RevPAR (USD) *	42.11	45.27	47.24

(*) The RevPAR is calculated by multiplying the average unit income per day by the occupancy rate of each type, relative to all the hotel rooms.

(**) Income from reservations of ten rooms or more at the same time.

(***) Income from rooms rented to companies or government bodies. It should be clarified that this is not an advance order backlog.

C. Marketing and distribution

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The marketing of the guest rooms is performed by the Hotel Management Companies (as such are defined in Section 1.15.1 below), in accordance with the hotel budget. The main marketing channels of the hotels are specified below:

(1) Internet systems, reservation call centers, and mobile apps;

(2) Contracting with agents who feed potential customers.

D. Reservation backlog

The Company does not have a binding reservation backlog due to the nature of its activities, which permits short-time reservation cancellations.

E. Competition

The competition in the hotel industry is characterized by a large number and a variety of competitors.

The direct competitors in the operation of the hotel activity of the Company are hotels located in the same geographical areas as the hotels of the Company which have similar characteristics to the hotels of the Company. The direct competitors of the Queen & Crescent Hotel include Le Pavillon, The AC New Orleans, The International House and The Omni Hotel New Orleans.

The indirect competitors of the Queen & Crescent hotel are competitors who offer accommodation services with characteristics that are different to those of the hotels of the Company such as Airbnb, as well as non-boutique hotels in the New Orleans area.

F. Seasonality

The hotel industry is affected by the seasonality factor, which is a critical factor in customer behavior. Below are details of the distribution of hotel occupancy rates by quarters for 2023, 2024, and 2025.

	Queen & Crescent		
	2025	**2024**	**2023**
Q1	62.2%	76.51%	73.24%
Q2	53.9%	66.75%	70.24%
Q3	37.2%	39.68%	60.05%
Q4	59.3%	67.31%	62.53%
Annual average	53.1%	62.96%	66.52%

G. Human capital

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In accordance with the provisions of the hotel management agreements specified in Section 1.15.1 below, the manpower in the hotel properties is employed by the Hotel Management Companies (third parties) wherein the aforesaid Management Companies has sole discretion with regard to the employment, dismissal, promotion, supervision, training, and compensation of these employees. Under the aforesaid management agreement, the Operating Company bears the costs of employing the employees in the hotel properties; however, it should be emphasized it is not considered to be the "employer" of those employees.

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1.8.7. **Additional details about hotel real estate property (classified as fixed assets)**

Queen & Crescent		Information details - data in accordance with 100%, in USD thousands, unless otherwise specified									
		Year	**Book value at the end of the period**	**Income in the period**	**Actual NOI in the period**	**Yield rate (%)**	**Adjusted yield rate in the period (%)**	**Debt to asset ratio (LTV) (%)**	**Occupancy rate at the end of the period (%)**	**RevPAR (^)**	**CapEx**
Area	New Orleans	**2025**	20,200(**)	7,597	1,327	7%	6.6%	108%	59%	91.88	61
Operating currency	USD thousands										
Main use	Hotel	**2024**	33,624(*)	9,061	2,186	7%	7%	65.33%	62.96%	109.94	568
Original cost[134]	50,684										
Property acquisition date:	December 2015	**2023**	40,634	9,153	2,209	5.44%	5.44%	60.49%	63.22%	111.56	93
Company share in the property (%)	90%										
The effective holding rate of the Company in the property (%) as of December 31, 2025 following inclusion of the current distribution waterfall mechanism in the property[135]	90%	<u>Notes</u>: (a) A 196-room hotel consisting of two historic buildings located in the heart of the business district of New Orleans, Louisiana. (b) For details of the main points of the partnership agreement in the property, see Section 0 below. (c) For details of the hotel management agreement with a third-party operator, see Section 1.15.1 below. <u>Additional notes</u>: (^) The RevPAR is calculated by multiplying the average unit income per day by the occupancy rate for each of the types, relative to all hotel rooms. (*) The decline in the property's carrying value between 2024 and 2023 is primarily due to depreciation in 2024. (**)The decrease in the value of the property on the books between 2024-2025 is primarily due to a drop in hotel performance (decrease in occupancy rates) during over the year. For details of an existing property loan, see the above Section 1.1.2.7.									

[134] Property acquisition cost.

[135] For details see Section 1.15 below.

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Part Four – Matters Concerning the Activities of the Company

1.9. Human Capital

1.9.1. The Group's organizational structure

Through late January 2026 the Company formed a part of the Pacific Oak Group operates from management headquarters in Los Angeles, California. In addition, the Pacific Oak Group has regional office in Costa Mesa, California. The Previous Management Company provided the Company with management services within the framework of the Back to Back Agreement, as described in the above Section 1.1.6.5.

Beginning January 31, 2026, the Company's main US offices are located in Newport Beach, California and management services are provided by the New Management Company and the Accounting Management company.

1.9.2. Key persons

<u>Dependence on the Management Company</u>

In the Company's opinion, the Company is dependent on New Management Company and the Accounting Management company, since they are fundamental to Company's asset management and comptroller operations.

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1.10. Fixed Assets and Real Estate

Through January 31, 2026, the offices of the Group were located in the offices of the Pacific Oak Group, whereas the management headquarters are located in Los Angeles, California. It should be clarified that the offices of the Pacific Oak Group are not part of the properties held by the Company.

Beginning January 31, 2026, the Company's main US offices are located in Newport Beach, California.

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1.11. Financing and Credit

1.11.1. Credit for the income-producing property activity field

General

Current through the report date, the Group finances its operations from several major sources: (a) proceeds of the initial public offering implemented by the REIT; (b) the proceeds of the Debentures raised by the Company on the Tel Aviv Stock Exchange; (c) banking corporations – bank financing, mainly through senior loans and occasionally through mezzanine loans (as specified below); (d) realization of properties from the portfolio of the Company (such as the Singapore Transaction and the sale of individual properties).

The Company typically uses bank financing for a group of properties and/or for a single property through a company which holds the interest in the property (hereinafter: the "**Borrower**") wherein the loan is typically a non-recourse loan, with no recourse to the Borrower, which holds the properties, and is secured, *inter alia*, by pledging the rights of the Borrower in the property, as the case may be (hereinafter: "**Senior Loan**"). The REIT also occasionally obtains bank financing in addition to the Senior Loan, through the LLC which wholly owns the Borrower (hereinafter: the "**Mezzanine Corporation**"), wherein this is typically a non-recourse loan, without recourse to the Borrower, secured by the Mezzanine Corporation's rights in the Borrower.

Loan amounts are usually up to 50%-60% of the property value at the time of acquisition with the period of the aforementioned loans are with terms commencing between 3-5 with an extension. For the most part, the interest rate for these loans is a variable interest rate (for details of the Company's loans carrying variable interest, see Section 1.11.7 above). It should be noted that the effective average interest rate for outstanding loans with variable interest as of the report date was 9.02%.

Typically, the loan agreements allow the Borrower to repay the loan earlier than the contracted maturity date. Such early repayment may be subject to payment of a fee/premium to the Lender. Some of the loans confer on the Borrower the option to extend the loan maturity date, under the same terms, subject to payment of a loan extension fee and compliance with financial covenants set forth in the loan agreements, including compliance with LTV and debt coverage ratios.

The Company seeks to enter into loan agreements at periods that are appropriate to the specific investment strategy for each property and in such a way that it also provides flexibility to act for the sale of the property, sometimes without an early repayment penalty. In loans where the interest rate is a variable interest rate, the Company aims to enter into agreements that will allow the loans to be refinanced

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B- 132 through a fixed interest loan without an early repayment penalty. Thus, the Company monitors its exposure to the risks associated with a variable interest rate loan. Financing agreements typically stipulate that the Borrower is required to comply with certain stipulations including, but without derogating from the generality of the foregoing, prohibition on use of the property for any purpose other than as listed in the financing agreement, prohibition on further assignment of rights in the land, replacement of the property manager, beyond assignment to the Borrower as set forth below and/or on additional liens on the land without the prior consent of the Lender etc. 1.11.2. Liens to secure financing All of the Company's real estate properties are pledged to financial entities as part of loans obtained for property financing. A. Guarantees to secure repayment of liabilities by the borrower or borrowers For most loans of the Company and under certain circumstances, a limited guarantee is provided by Pacific Oak SOR Properties, LLC, or Pacific Oak SOR US Properties II, LLC for no consideration, to secure repayment of the Borrower's obligations to the Lender upon occurrence of certain events listed on the guarantee, the main points of which are as follows (hereinafter: the "Guarantee", as the case may be): (1) The Guarantee is provided to the Lender with respect to any loss and/or damage and/or obligation and/or expenses and/or costs incurred by the Lender due to the following actions, including any obligation by the Borrower to the Lender pursuant to the loan agreement (including prohibited transfer of the pledged property): (1) false representation or fraud by the Lender or by the Guarantor; (2) failure to collect rental fees to cover current expenses of the pledged property or for other needs (such as the appointment of a Receiver); (3) improper use and/or embezzlement of tenant deposit funds; (4) improper use and/or embezzlement of insurance receipts and/or failure to pay insurance premium; (5) physical vandalizing of the property; (6) gross negligence or criminal act resulting in seizure of the pledged property; (7) failure to pay real estate taxes and/or expenses with respect to the pledged property (hereinafter: "Bad Acts"). Notes that upon the occurrence of Bad Acts, the Guarantor entity shall be liable for the entirety of the violation amount. (2) In part of the loan agreements, Pacific Oak Properties or Pacific Oak SOR US Properties II, LLC, or in the case of the PORT Properties, Pacific Oak B- 133 SOR Equity Holdings X, LLC, provided a Guarantee for the Borrowers obligations, limited in amount, including the payment of principal and interest (hereinafter: "Financial Guarantee"), and this as follows: - Pacific Oak SOR Properties LLC (Company's 100% Investee Company) has provided a full financial guarantee (covering 100% of the loan principal) in connection with loans on the Lincoln Court and Madison Square properties. The balance of the loans on the aforementioned properties as of December 31, 2025 totals approximately USD 51.4 million. - Pacific Oak SOR Equity Holdings X LLC (100% Investee Company of the company indirectly holding the rights to Company's single- family residential properties), has provided full financial guarantees (covering 100% of the loan principal) for two of the four loans obtained in connection with Company's single-family residential property portfolio. The balance of the loans on the aforementioned properties as of December 31, 2025 totals approximately USD 147.7 million. - Further to the aforementioned, in July 2025 Pacific Oak SOR Properties LLC and Pacific Oak SOR Properties II LLC provided full financial guarantees for all of the obligations of the borrowing entities in a loan provided in connection with the Park Highlands, Richardson Lands and 210 West 31st St. properties totaling approximately USD 80 million. For details of the guarantee and the terms of the aforementioned loan see the below Appendix A (Material Loans). (3) In conformity with the Guarantee, the guarantor undertakes, notwithstanding provisions of the loan agreement whereby the loan is a non-recourse loan, that the guarantor (jointly with other guarantors, if any) would guarantee the Borrower's undertakings as described briefly in subsection (a) above. (4) The Guarantee is absolute and irrevocable and shall be effective from the issue date thereof through full repayment of the Borrower's undertakings pursuant to the loan agreement (including secured future debt) and as part of the Guarantee; the guarantor waives all legal protection awarded thereto by law. It should also be noted that the guarantor is not entitled to transfer or allocate their obligations to any third party. (5) In accordance with the Guarantee, the guarantor is not permitted to exercise any right of subrogation or right to any receipts, whether by payment set forth in the Guarantee agreement, or through offset or B- 134 application for the funds of the Lender, whether by receipt thereof from the Lender or by any other way to which they may be entitled, for as long as all the Lender undertakings have not been fully repaid, as well as fees and expenses for which the guarantor is liable. The guarantor shall indemnify the Lender against any claim, loss, damage or debt arising from and with respect to the Guarantee agreement, except for any claim, loss, damage or debt arising from gross negligence or malicious act by the Lender. B. Undertakings to indemnify in the event of a breach of environmental regulation: In addition to the above, some Lenders require that the property owner and/or Pacific Oak Properties shall provide an environmental indemnity agreement, whereby it shall indemnify the Lender and/or anyone on behalf thereof with respect to any breach of environmental regulation (including environmental protection, hazardous materials, pollution and clean-up) (hereinafter: "Environmental Regulation") and/or any loss arising from such breach (hereinafter: the "Indemnity Commitment"). The Indemnity Commitment is restricted to certain indemnity events (such as breach of environmental regulation, use of hazardous materials etc.) and is limited to an amount equal to the maximum amount that may be payable by the indemnity provider without affording them protection under US bankruptcy laws. In accordance with the Indemnity Commitment, the indemnity provider agrees, notwithstanding the provisions of the loan agreement whereby the loan is a non-recourse loan, to indemnify (severally and jointly with other indemnity providers, if any) the Lender for any indemnity events and waives all legal protection awarded thereto under the law. Provisions of sections 1.11.2(c)-(e) also apply with regard to the Indemnity Commitment. C. Assignment of rent (1) The Borrower absolutely assigns and transfers to the Lender all rental fees and income from the pledged property, present and future136. Notwithstanding, the Lender grants the Borrower authorization, which may be rescinded, to operate and manage the pledged property and to collect rental fees from tenants, including through an associated Management Company; 136 It should be emphasized that the actual assignment of the receipts to the lender is made only after the lender informs the borrower in writing of the breach of the undertakings thereof in connection with the loan agreement and/or the lien. B- 135 (2) The Borrower undertakes not to change the terms and conditions of rental agreements and/or terminate rental agreements (other than in the normal course of business) and not to waive any undertaking of the tenant, or allow the advancing of the date of the receipt of rental fees by more than 30 days, without the prior written consent of the Lender; (3) The Borrower undertakes to indemnify the Lender for any liability, loss or damage incurred due to the rental or assignment and for any claims or demands on the rights assigned thereto, which would arise from the Borrower being in breach of provisions of the assignment agreement, if any, or for any claims or demands against the Lender; (4) Upon occurrence of a breach event or soon thereafter, the Lender is entitled (in person or through a proxy), at their sole discretion and without prior notice, enter the property and take full possession thereof in order to take any action required for the management and operation of the property, including, without derogating from the generality of the foregoing, perform repairs and improvements to the property, collect rental fees, amend rental agreements and take any action as part thereof, all as the Lender shall see fit. The Lender shall be permitted to add to the Borrower's debt any cost incurred due to such management and operation of the property, if any; (5) The borrower certifies that they have not previously assigned the rent, that the property is free of all other liens and that the borrower took no action which may prevent the Lender from exercising their rights pursuant to the aforementioned assignment; (6) The assignment of rights shall expire upon full repayment of the loan principal and interest thereof, as well as repayment of all other charges by the Borrower in conjunction with the loan and assignment agreements, if any. D. Event of Debt Default in one of the Companies held by the Company: In the event of a breach of a loan of agreement at the property-level, pursuant to the company's loan documents, the remedies available to the lender are include the actual exercises of collection on the collateral as described above, as well as other standard common remedies available to the lender and regulated by law and/or the loan documents (as follows – Provision for immediate repayment of the loan, filing of a loan claim against the lender, appointment of a special receiver, offsetting deposits deposited with the lender against the loan, taking over accounts or rent payments (e.g. providing tenants that rents will be paid directly to the lender), possession of the loaned asset). Although the loan documents do not specify this, the lender and the borrower may negotiate the return of the property to the lender (deed in lieu of foreclosure) while the lender will forgive the borrower (and the guarantor, if applicable) for their obligations in connection with the relevant loan and its other terms (and all subject to the consent of the parties, as mentioned). In addition, the lender has the right to exercise the relevant remedies in connection with the guarantees granted to him in connection with the relevant loan.

E. Cross Default and Cross Collateral

As of the date of the report, among the various loans that exist on the Company's various properties; there is no Cross Collateral (cross-lien) and no Cross Default (cross-breach)[137], except for the following:

- The loan agreement associated with the properties 1180 Raymond; The Marq; Oakland City Center; and Park Centre includes a single senior loan secured by all of the said properties and includes cross-collateral and cross-default clauses. For details of said loan agreement, see Section 1.11.11 below.

- The loan agreement associated with the Q&C Hotel and Richardson Office properties includes a cross default between the loan components of the two properties, so that a violation event in one of the aforementioned loan agreements is deemed a violation of the other agreement. For additional details see the below Section 1.11.8.

- The senior loan agreement on the 110 William property includes a cross-default clause between the loan's components, such that a breach event in one component of the loan on the property constitutes a breach of the other component of the loan on the property as well. For details of said loan agreement, see Section 1.11.11 below.

- The Whitehawk loan agreement, secured by land parcels in the Park Highlands, Richardson Lands and 210 West 31st St. properties, includes a cross collateral clause between the aforementioned properties as well as a cross default clause with Company's debentures, so that the materialization of grounds for calling Company's debentures for immediate repayment also constitutes grounds for the immediate repayment of this loan. For additional

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137 Cross-collateral is collateral provide to the lender on a number of properties to secure one or more loans. On the other hand, cross-default is a contractual term pursuant to which the breach of one loan is considered an immediate breach of another loan.

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details of the loan agreement, see the above Section 1.1.2.8 and the below Section 1.11.11.

F. Financial Obligations of the Borrower and the Guarantor

With some of loans taken out by the Company's held companies, the borrower and the guarantor, as the case may be, pledged to maintain various financial ratios such as debt coverage ratio,[138] minimum net worth (net worth) and minimum liquid assets.

These financial ratios are usually reviewed quarterly and are cured, if required, through partial repayment of the debt. Over the term of a cure period defined in the agreement, a breach of financial ratio may in each of the loans constitute grounds for bringing the loan to maturity or constituting a trigger for transferring the proceeds of the asset to designated lender-controlled deposit accounts (cash sweep event) is a cause to reconsider afresh the financial rations or other relationship (on tougher terms) determined in the loan agreement for a period of a number of months, for the most part, to cancel the aforementioned trigger and the funds that were deposited in the aforementioned deposit account are released and refunded to the company.

It should be noted that in all the current loans on the Company's properties, except for the PORT properties and the loan on the property Eight & Nine Corporate Centre, consolidated companies of the Company (100%), Pacific Oak Properties has provided guarantees under which they undertook to comply with a net worth financial covenant, which they are not in compliance as of the reporting date of the financial statements and as of close to this report's publication date.

These loans include the loans provided by Bank of America as well as the senior loans on the 110 William property, which are in default due to non-compliance as stated above. For details regarding the status of the loans on the Company's properties, see Section 1.1.2.7 above.

Below is a breakdown of how the Company meets such financial agreements in connection with material loans of the Company (loans each of which, as of December 31, 2024, constitute at least 5% of the Company's total balance sheet) as well as in connection with loans provided for real estate properties (each) generating NOI for the Company of at least 5% of the Company's NOI as of December 31, 2025:

[138] Debt Service Cover Ratio is equal to the ratio between the net operating income of the property (as defined in the loan agreement, and for the period defined in the loan agreement) and payments on the loan (principal and interest) (for a period defined in the loan agreement).

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Property Name	Debt Balance through December 31, 2025 (USD thousands)	Effective interest rate current through December 31, 2025	Cumulative NOI arising from the assets at the end of the period – December 31, 2025 (in USD Thousands)	Total cash and available cash through the property company (in USD Thousands)	Terms about the Cash Sweet Event terms in the loan agreements
Eight & Nine Corporate Centre Mortgage Loan	19,142	8.90%	6,226	355	Due to a breach of a net worth covenant by a subsidiary of the Company serving as a guarantor, a cash sweep mechanism was activated in the property.
Lincoln Court	31,325	11.92%	1,422	707	Due to a maturity default a cash sweep mechanism was activated in the property
Bank of America (1180 Raymond; The Marq; Oakland City Center; Park Centre)	152,636	9.42%	14,489	5,592	In light of non-compliance with loan repayments, as part of a dialogue with the lender regarding entering into a Forbearance agreement for the property with a cash sweep component. As of the date of the release of the report, the Company and the lender are operating under an understanding that the aforementioned cash sweep mechanism has already been activated. For details, see Section 1.1.2.7 above.

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1.11.3. **<u>Change of Control event in the Company</u>**

Most of the loan agreements and operating agreements of the company with third parties have limits on transfer of control of the borrower (the property company) in a way that changes the control, and may constitute grounds for a default on the relevant loan or a default on relevant operating agreement.

1.11.4. **<u>Restrictions applicable to the Company upon receipt of financing</u>**

To the best of the knowledge of the Company, it is not subject to any restriction and/or prohibition with regard to additional credit. However, the Company will not deviate from the leverage limit of 75%, in accordance with the leverage limit which applies to a REIT. For details of the leverage limit, see section 3 in the Appendix Description of the Laws of the REIT.

1.11.5. **<u>Raising Debentures from the Public in Israel</u>**

Following are the details of the raising of Debentures from the public over the past three years:

Date of Issuance	Type of issuance	Issuance volume	Total gross proceeds (NIS thousands)	Additional Details
July 2023	Public offering of Debentures (Series C) of the Company pursuant to the shelf offering report dated July 6, 2023	NIS 319,622,000 par value Debentures (Series C)	approx. 319,600	See the shelf offering report
July 2023	Private allocation to investors and classified investors by way of series expansion of Debentures (Series C) of the Company.	NIS 20,700,000 par value Debentures (Series C)	20,493	See the Company's immediate report regarding the private allocation
November 2023	Private allocation to investors and classified investors by way of series expansion of Debentures (Series C) of the Company.	NIS 19,678,000 par value Debentures (Series C)	approx. 20,071	See the Company's immediate report regarding the private allocation
April 2024	Public offering of Debentures (Series D) of the Company pursuant to the shelf offering report dated April 21, 2024.	NIS 288,103,000 par value Debentures (Series D)	approx. 287,238	See the shelf offering report
August 2024	Private offering by way of series expansion of Debentures (Series C) of the Company pursuant to the shelf offering report dated August 18, 2024.	NIS 298,960,000 par value Debentures (Series D)	approx. 299,438	See the Company's immediate report regarding the results of the public offering

For details of the terms of the Debentures and additional information required pursuant to Article 10 (b) (13) of the Report Regulations and the Eighth Schedule of

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the Report Regulations, see Part E, Chapter B of the Board of Directors Report on the situation of the Business of the Corporation, attached to this annual report.

1.11.6. **<u>Summary of balances of fixed-interest loans</u>**

	Balance (USD thousands)	Weighted interest rate	Average duration (years)
Loans from banks and financial institutions at fixed interest, secured by a lien, as of December 31, 2025	189,969	3.3%	<1 year

1.11.7. **<u>Variable-interest credit</u>**

Below are data regarding variable interest credit provided to the Company (in consolidation) by financing entities (without taking into account default rates).

Change mechanism	Credit amount as of December 31, 2025	Maximum interest rate in 2025	Minimum interest rate in 2025	Interest rate immediately prior to the publication date of the report
SOFR + 2.75%	152,636	6.41%	7.26%	6.62%
SOFR + 3.25%	31,325	6.91%	7.76%	7.12%
SOFR + 3.50%	33,507	7.16%	8.01%	7.37%
SOFR + 4.90%	19,142	8.90%	8.90%	8.90% (minimum floor)
SOFR + 6.50%	80,000	10.16%	11.01%	10.37%
WSJ Prime + 1.00%	20,040	8.50%	8.50%	8.50% (minimum floor)

1.11.8. **<u>Entering into financing agreements of the Company's properties in 2025 and until the report date</u>**

A. For details of the Whitehawk Financing, see the above Section 1.1.2.8 and the below Section 1.11.11.

B. For details of loans from the Previous Management Company, see the above Section 1.1.2.9.

C. For details of bridge loans from the Trustee for holders of Company's Debentures, see the above Section 1.1.2.6.

1.11.9. **<u>Restrictions on Obtaining Credit</u>**

As foresaid in this section above, in part of the financing agreements to which the subsidiaries of the REIT are a party, the borrowing company is required to undertake various financial covenants and additional undertakings, the non-compliance of which, in some cases, are grounds for immediate repayment by the Lender, in

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accordance with the terms in the financing agreements, which is customary for such agreements.

1.11.10. **The estimations of the Company regarding whether new resources will be required in the coming year to cover its ongoing operations**

The Company estimates that in order to cover the current operation of its business in the coming year, it will be required to close transactions for the sale of its properties, which shall generated cash flow, as well as reach debt settlement with the Company's debenture holders.

1.11.11. **Material loans as of December 31, 2025**

For details of material financing agreements in connection with the properties of the Company, each constituting at least 5% of the assets of the Company and at least 10% of the total of the loans of the Company, see the table below.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
110 William[140]	110 William Property Investors III, LLC	Lender Group led by a financial entity	July 2023	Senior loan component in the amount of: 239,060	Balloon loan carrying only monthly interest payments.	239,073	July 5, 2026[141]	First lien on all of the borrower's rights to the property, including property and land fixtures, future receipts, legal rights	SOFR + 2%[142] Note that the Company entered into a rate cap agreement for the SOFR component, such that it does not	Pacific Oak SOR Properties, a company held 100% by the Company (hereinafter: **"The Guarantor"**), has provided customary guarantees in agreements of	The Guarantor has undertaken to comply with the following financial covenants: (a) Minimum net worth[145] of no less than USD 100 million, while during the extension periods, if exercised, the Guarantor shall be required to comply with a minimum net worth	**For details of the status with the lender, see Section 1.1.2.3 above.** **Early repayment:** The borrower may repay the loan in full early repayment subject to payment of the early repayment fee.[147] Following July 5, 2024, such early repayment shall not require an early repayment fee. During the extension periods, if exercised, the borrower may repay the loan in full early repayment subject to payment of an early repayment fee in the amount of 0.5% of the loan balances during the first
				Leasehold improvement loan component[148]: 66,270, of which USD	Loan principal shall be repaid in full on the loan	66,270						

139 Not including the ability to extend the period.

140 For details of the additional Mezzanine loan on the property, see Section 1.7.9.1.F above.

141 Borrower may extend the final repayment date by two extension periods of one year each (until July 5, 2028), subject to meeting customary terms in agreements of this type, including: For exercising the first extension option: substantial completion of the leasehold improvements for the first two stages of delivery of the spaces intended to be leased by the municipal entity and the delivery thereof in accordance with the terms of the lease agreement signed therewith, and the municipal entity starting to pay rent for said leasehold. For exercising the second extension period: (a) substantial completion of the third delivery stage, delivery thereof to the municipal entity, and receipt of rent for said leasehold; (b) borrower complies with a Debt Yield ratio of no less than 7.5% as of the end of the first extension option period, and (c) payment of extension fee of 0.25% of the outstanding loan principal balance. The Debt Yield ratio according to the loan agreement is the net operating income from the property divided by the outstanding balance of the loan principal amount. Note that the borrower may execute a partial repayment of the loan in order to comply with said Debt Yield ratio. Note that as of the date of the report the borrowing entity is not in compliance with the ratio requirements for exercising the aforementioned first extension option described above. Additionally, additional terms for exercising the said extension options are that the NYC tenant occupies all the areas of the lease agreement and starts paying rent.

142 During the first and second extension periods, if exercised, the annual interest rate shall be SOFR+2.5% and SOFR+3%, respectively.

145 Net Worth according to the provisions of the loan agreements is the difference between total assets (other than the property associated with said loan) and total liabilities.

147 The amount of which is equal to the total interest payments that were due during the first 12 months of the loan period, less the interest payments that were already paid up to that date.

148 A loan facility obtained for the purpose of financing investments in the property (tenant improvements, lease commissions and capital expenditures), which the borrowing entity may utilize in addition to its investment undertaking noted in the Guarantees column of the table above.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
				9,610 thousand have been provided upon the loan provision and the remainder released in phases based on progress in improvement works on the property	repayment date.			and rent related to the property.	exceed 5.50%. SOFR + 3%[149] Note that the Company entered into a rate cap agreement for the SOFR component, such that it does not exceed 5.50%.	this type, including Bad-Boy guarantee, Completion guarantee[143] to secure the completion of the leasehold improvements in accordance with the new lease agreement in the property, Funding guarantee restricted to an amount of USD 105 million to secure the investment undertaking of the Company in said amount for leasehold improvements[144], and Carry guarantee for the current interest payments of the loan and expenses associated with	of no less than USD 75 million; (b) Liquidity[146] of no less than USD 10 million. As of the report date, the minimum net worth of the Guarantor is approx. USD 160.8 million and its liquidity is approx. USD 30.2 million; therefore, the Guarantor entity is in compliance with the Net Worth financial covenant.	extension period and 0.75% of the loan balance during the second extension period. **Standard undertakings by the Borrower as against the Lender, the breach of which will trigger immediate repayment, include:** (1) Compliance with all legal and regulatory requirements; (2) Maintaining the pledged properties in proper maintenance; (3) Provision of timely financial data; (4) Compliance with various taxes, fees and levies as required by law; (5) Holding an effective insurance policy in accordance with the terms of the loan agreement, including against damages and natural disasters; (6) An undertaking that the borrower will not change the terms of the management agreement agreed upon under the terms of the loan agreement without the lender's consent. (7) Compliance with the requirements of a Special Purpose Entity. **Grounds for immediate repayment:** The loan agreement contains standard grounds to call for immediate repayment, including: (1) Failure to comply with loan repayments beyond the remedy period as set forth in the loan agreement; (2) Misrepresentations;

143 Guarantee to secure the contractual liabilities associated with the construction requirements of the property companies (typically in connection with completion of works when due and in proper quality).

144 The investment guarantee shall gradually decrease as the funds of the Company's investment undertaking are injected.

146 Liquidity according to the provisions of the loan agreements is the value of liquid assets free of any charge, such as cash, liquid deposits, marketable securities, etc.

149 During the first and second extension periods, if exercised, the annual interest rate shall be SOFR+3% (no change from the original interest rate) and SOFR+3.5%, respectively.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
										the loan and the property associated with the loan.		(3) Bankruptcy event by the borrowers, the property companies that hold the pledged properties, or the Guarantor. (4) Cross Default and Cross Collateral clauses, such that a breach event in one component of the loan causes a breach in the other component as well. **Other undertakings:** Starting as of the loan provision date, the cash flow generated by the property shall be transferred to a dedicated deposit account for Cash Sweep, until the substantial completion of the leasehold improvements for the spaces intended to be leased by the municipal entity in accordance with the terms of the lease agreement therewith, the delivery of said spaces to the municipal entity, and the payment of rent therefor by the municipal entity.
1180 Raymond; The Marq; Oakland City Center; Park Centre	1180 Raymond Urban Renewal, LLC; Pacific Oak SOR Marquette Plaza, LLC; Pacific Oak SOR II Oakland City Center, LLC; Pacific Oak SOR Austin	Financial entity	August 28, 2023	188,000	Monthly principal payments of approx. USD 700 thousand as well as monthly interest payments. Additionally, the borrowers are required to repay a principal amount of	152,636	September 1, 2026[150]	First lien on all of the borrowers' rights to the properties, including properties' and lands' fixtures, future receipts, legal rights, and rent related to the properties.	SOFR + 2.75% (plus 3.0% Default rate)	Pacific Oak SOR Properties, LLC, a company held 100% by the Company (hereinafter: **"The Guarantor"**), has provided customary guarantees in agreements of this type, including Bad-Boy guarantee and financial	The Guarantor has undertaken to comply with the following financial covenants: (a) Minimum tangible net worth[151] of no less than USD 250 million; (b) Value of liquid assets[152] of no less than USD 10 million. As of December 31, 2025, the Guarantor's net worth is approx. USD 215.4 million and the value of its liquid assets is approx. USD 30.2	**For details of the status with the lender, see Section 1.1.2.7 above.** **Early repayment:** The borrowers may repay the loan in full early repayment at any time without having to pay an early repayment fee. **Release of properties from pledge to the loan:** The borrowers may release the properties from being pledged to the loan by executing a partial early repayment in accordance with the mechanism set forth in the loan agreement. **Standard undertakings by the Borrower as against the Lender, the breach of which will trigger immediate repayment, include:**

150 Borrowers may extend the final repayment date by two extension periods of one year each (until September 1, 2028), provided that customary terms in agreements of this type are met on each extension date, including compliance with LTV ratio of no less than 75% and compliance with a Debt Service Coverage Ratio of no less than 1.05:1.00. Note that the borrowers may execute a partial early repayment of the loan amount balance in order to comply with said ratios for extending the final repayment date.

151 Net Worth according to the provisions of the loan agreement is the difference between total assets and total liabilities.

152 Liquidity according to the provisions of the loan agreement is the value of liquid assets free of any charge, such as cash, liquid deposits, marketable securities, etc.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
	Suburban Portfolio, LLC				approx. USD 10 million by December 1, 2023, and an additional principal amount of approx. USD 10 million by December 1, 2024. Of which all amounts were paid prior to their due dates.					guarantee to secure the undertaking of the borrowers to repay an amount of approx. USD 10 million of the principal amount by December 1, 2023, plus the interest payments until said date. The financial guarantee is restricted to the amount of said undertaking. Of which all amounts were paid prior to their due dates. It shall be noted that all the aforesaid amounts were paid up to the aforesaid dates.	million and therefore the Guarantor is not in compliance with the financial covenant, **which constitutes a violation of the loan terms.** Note that in accordance with ongoing discussions with the lender on a forbearance agreement, as of around the date of the release of the report, the cash sweep mechanism is in force in the properties. For details of ongoing discussions with the lender, see Section 1.1.2.7.	(1) Compliance with all legal and regulatory requirements; (2) Maintaining the pledged properties in proper maintenance; (3) Provision of timely financial data; (4) Compliance with various taxes, fees and levies as required by law; (5) Obtaining the lender's advance approval in order to enter into lease agreements under terms different than those agreed as part of the loan agreement; (6) Holding an effective insurance policy in accordance with the terms specified in the loan agreement, including against damages and natural disasters; (7) An undertaking that the borrower will not change the terms of the management agreement agreed upon under the terms of the loan agreement without the lender's consent. (8) Compliance with the requirements of a Special Purpose Entity. **Grounds for immediate repayment:** The loan agreement contains standard grounds to call for immediate repayment, including: (1) Failure to comply with loan repayments beyond the remedy period specified in the loan agreement; (2) Misrepresentations; (3) Prohibited transfer of rights[153]; (4) Bankruptcy event by the borrowers, the property companies that hold the pledged properties, or the Guarantor. **Cross Collateral:** Securing the loan by the four properties constitutes cross collateral on said properties, such that the occurrence of grounds to call for the

153 Any transfer of rights in the pledged properties and the borrowers constitutes a prohibited transfer and requires the advance approval of the lender. However, the loan agreement specifies types of transfers regarded as "permitted transfers" which do not require the lender's consent. For example, a transfer of rights after which Pacific Oak Strategic Opportunity REIT, Inc., shall hold (indirectly) at least 51% of the rights in the borrowers.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
												immediate repayment with regard to one of the borrowers grants the lender rights with regard to all the pledged properties.
PORT II MetLife Loan	PORT II Properties 2020-1 LLC	MetLife	April 21, 2021	100,000	Balloon loan bearing monthly interest payments only. The outstanding principal amount shall be repaid on the final repayment date.	92,857	April 10, 2026 The final repayment date was extended after the reporting date of the financial statements until May 10, 2026[154]	Pledge on the rights to residential properties in the PORT portfolio	For USD 60,000 thousand: 3.90% For USD 40,000 thousand: 4.15% It shall be noted that after the reporting date of the financial statements, the interest rate on the was updated , as part of the amendment of the loan agreement to a rate of 7.43%	PACIFIC OAK SOR EQUITY HOLDINGS X LLC, a company fully held by the Company (hereinafter: **The Guarantor**) has provided a full financial guarantee.	The Guarantor has undertaken to comply with a financial covenant requiring a minimum Net Asset of no less than USD 75 million. As of December 31, 2025, the aforementioned figure is USD 84.8, and therefore the Guarantor is in compliance with the aforementioned financial covenant.	**For details of the status with the lender, see Section 1.1.2.4 above.** **Early repayment:** The borrowers may repay the loan in full early repayment subject to payment of an early repayment premium. **Standard undertakings by the Borrower as against the Lender, the breach of which will trigger immediate repayment, include:** (1) Compliance with all legal and regulatory requirements; (2) Maintaining the pledged properties in proper maintenance; (3) Provision of timely financial data; (4) Compliance with various taxes, fees and levies as required by law; (5) Holding an effective insurance policy in accordance with the terms specified in the loan agreement, including against damages and natural disasters; (6) An undertaking that the borrower will not change the terms of the management agreement agreed upon under the terms of the loan agreement without the lender's consent. (7) Compliance with the requirements of a Special Purpose Entity. **Grounds for immediate repayment:** The loan agreement contains standard grounds to call for immediate repayment, including:

154 The borrowing entity has the option to further extend the maturity date until June 10, 2026, subject to: (1) no occurrence of a default event or significant decrease in the income from the properties secured under the loan that would affect debt servicing ability (Low Debt Service); (2) the borrowing entity presents evidence, to the lender's satisfaction, that it is working on refinancing the loan with a third-party lender; (3) the borrowing entity bears all costs involved in the additional extension (such as attorneys' fees); and (4) the borrowing entity pays an extension fee of 0.25% of the outstanding loan amount at that time. The borrowing entity shall inform the lender by April 24, 2026, whether it wishes to exercise said extension option.

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Property Name	The Borrowing Company	The Lender	Loan provision date	Original loan facility amount (USD thousands)	Number of Payments – Principal / Interest	Principal Balance as of December 31, 2025 (USD thousands)	Final repayment date[139]	Mortgages/ liens/ assignment of rent/ guarantees	Annual interest	Guarantees	Financial Undertakings	Notes/ immediate repayments
												(1) Failure to comply with loan repayments beyond the remedy period specified in the loan agreement; (2) Misrepresentations; (3) Guarantor's violation of its financial obligations.

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B- 148 Following are the primary details regarding the financing agreement in connection with land parcels in the Park Highlands and Richardson property and the 210 West 31st land property dated July 29, 2025: Borrowing Entities Company's consolidated companies which hold land in the Park Highlands and Richardson properties and the 210 West 31st land property (hereinafter: The Pledged Properties)155. Borrower US financial entity Loan Origination Date July 29, 2025 Original Loan Facility Amount USD 80 million Loan Principal as of September 30, 2025 (USD thousands) USD 80 million Loan Interest Rate SOFR +6.5% (SOFR shall be no less than 3.5%)156 and interest addition at an arrears rate of 3%. Principal and Interest Payments Monthly interest payments only. The principal amount shall be paid on the final repayment date or in the partial early repayments detailed below. Note that of the loan funds, approximately USD 7.5 million shall be used as an interest cushion from which monthly interest payments to the borrower shall be remitted. Note that the Borrowing Entities have undertaken that the amount in the interest cushion account shall total no less than the amount required for the monthly interest payment on the loan (hereinafter: "Loan Interest Cushion Account"). Note that any payment of extension fees received, if at all, as part of an agreement for sale of the Park Highlands land, shall be deposited in the aforementioned Interest Cushion Account157. For details of the Park Highlands land sale agreement see Section 1.7.8.3.a.1 above (hereinabove and hereinafter: "The Park Highlands Sale"). Partial Principal Repayments and Final Maturity Date Final Maturity Date The final maturity date shall be the earlier of (A) December 1, 2027, or, if the third and final phase of the Park Highlands Sale has not been completed by that date and no loan default event is ongoing, by March 1, 2028; (B) On the date on which the third and final phase of the Park Highlands Sale is completed. Partial Repayment Dates: Upon completing the second phase of the Park Highlands Sale (scheduled for December 2026)158, a partial early repayment totaling approximately USD 45 million shall be undertaken, with the addition of unpaid cumulative interest and an exit fee of approximately 4% of the redeemed amount. Upon completing the third phase of the Park Highlands Sale, a partial early repayment totaling approximately USD 35 million shall be undertaken, with the addition of unpaid cumulative interest in an exit fee of approximately 4% of the redeemed amount. Option for Early Repayment Voluntary Early Repayment Initiated by the Borrowing Entities The Borrowing Entities may at any time complete a full or partial early repayment (in an amount of no less than USD 500 thousand) with the addition of a 4% exit fee. Mandatory Early Repayment Further to the aforementioned partial repayment dates in connection with the Park Highlands Sale, the Borrowing Entities must use the entire net consideration received, if any, in connection with the Pledged Properties, as detailed below, for the purpose of a full or partial early repayment: (A) Sale of any of the Pledged Properties; (B) A refinancing of 155 Pacific Oak SOR Tule Springs Owner TRS, LLC, Pacific Oak SOR Tule Spring Village 2 Parcels Owner, LLC, Pacific Oak SOR Palisades III, LLC, Pacific Oak SOR Palisades IV, LLC, 210 West 31st Street Owner, LLC. 156 In the case of an immediate loan repayment event, the lender may choose to revise the variable interest rate component to Prime. 157 Such extension fees may total up to approximately USD 9 million. 158 Note that under certain circumstances the parties to the Park Highlands Sale may agree to postpone the closing dates of the aforementioned sale. B- 149 a property from among the Pledged Properties; (C) Equity investments received in connection with the Pledged Properties; (D) Any other proceeds received in connection with the Pledged Properties. Loan Collateral A first degree pledge on all of the rights of the Borrowing Entities to the Pledged Properties, including any annexes to the properties and their land159, future proceeds, legal rights, as well as rental fees associated with the properties. A first degree pledge on all of the rights to the Borrowing Entities. Guarantees Guarantee A Company's indirectly held Investee Companies which hold (directly and indirectly, as applies) the Borrowing Entities have each provided, jointly and severally, a full financial guarantee for all of the obligations of the Borrowing Entities under the loan agreement (hereinafter: The Guarantor Entities). The companies providing the guarantees in connection with the Park Highlands property – Pacific Oak SOR Park Highlands, LLC, Pacific Oak SOR Park Highlands II, LLC, Pacific Oak SOR XXXVII, LLC, The companies providing the guarantees in connection with the Richardson Lands property – Pacific Oak SOR Richardson Holdings, LLC, Pacific Oak SOR Richardson Holdings II, LLC The companies providing the guarantees in connection with the 210 West 31st St. property – Pacific Oak SOR II 210 West 31st Street JV, LLC, Pacific Oak SOR II 210 West 31st Street, LLC and Pacific Oak SOR II Acquisition VI, LLC Guarantee B Pacific Oak SOR Properties LLC (held directly by the Company at 100%) has provided the guarantee described below (hereinafter: "Pacific Oak Properties", "Properties Guarantees", and "Properties Guarantors", as applies). Until such time as a written extension is reached on the maturity of Company's Series B and D debentures, if reached, to a date later than the date for completing the second phase of the Park Highlands Sale (scheduled for December 2026), the Properties Guarantees shall serve as a financial guarantee of all of the obligations of the Borrowing Entities under the Loan Agreement. Following the date on which a written agreement is reached on an extension of Series B and D debentures, if reached, the Properties Guarantees shall constitute Bad Boy and Carry guarantees160. Financial Covenants Obligations The Borrowing Entities, the Guarantor Entities and the Properties Guarantors undertake that at no time shall the loan amount exceed a total of (a) 50% of the fair value of the Pledged Properties; less (B) an amount of up to approximately USD 18.9 million charged to the properties entities holding the Park Highlands should a third party who owns land adjacent to the Park Highlands land be required to fund infrastructure work on his land provided the buyer in the Park Highlands Sale fails to complete such infrastructure work as undertaken by the latter by 2028 (hereinafter: Park Highlands Infrastructure Development Obligation). Note that with progress made by the buyer with this infrastructure work, scheduled to conclude by the time the second phase of the Park Highlands Sale is completed, the aforementioned liability shall be gradually reduced until it is terminated. Grounds for Immediate Repayment Standard terms for such loan agreements as well as the following terms: Blanket Loan, Cross Collateral between the Pledged Properties – Note that the guarantee of the loan by the Pledged Properties constitutes cross collateral on the aforementioned properties, so that the materialization of grounds for calling for immediate repayment in connection with any of the Borrowing Entities shall grant the lender rights in connection with all of the Pledged Properties. Cross Default A. Failure by one of the Properties Guarantors to remit other loan payments in an amount exceeding approximately USD 20 million or should any of the Properties Guarantors' lenders be afforded grounds for calling the aforementioned loan for immediate 159 Excluding Parcel 2.09A in Park Highlands, which shall be under a first degree pledge at the time the second phase of the Park Highlands sale is completed (scheduled for December 2026). 160 Guarantee for payments such as taxes and lease fees on the property 210 West 31st Street. B- 150 repayment, even when not exercised, shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment. Note that such an event associated with the Pacific Oak Properties Guarantor may be remedied by way of a UCC lien on the aforementioned. B. Company's failure to remit any payment to holders of its Series B or D debentures on time or should grounds materialize for Company's debenture holders to call Company's debentures for immediate repayment, even if such right is not exercised, shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment. Concurrently, pursuant to the terms of the aforementioned loan, the materialization of the right to call Series B and Series D debentures for immediate repayment, as materialized in the manner set forth in the above Section __, so long as no waiver, including a temporary waiver, has been obtained from Debentures Holders for the aforementioned right, even if such right is not exercised, constitutes grounds for calling the loan for immediate repayment. Note that as of around the date of the release of the report, the Company has not received notice from the lender regarding calling the loan for immediate repayment. C. The transpiring of any of the events detailed below in connection with the Properties Guarantors and/or the Borrowing Entities and/or the Guarantor Entities and/or the Company and/or the REIT shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment: (1) A ruling is issued for an amount exceeding the existing insurance coverage against such claim or other ruling which may have a material adverse effect, or a seizure of a property from among the aforementioned property entities which has not been lifted within 30 days. (2) Should any government authority (whether in the US or outside of it) restrict their operations and/or if their license for any material activity is revoked. (3) An ongoing insolvency proceeding (voluntary or unforced). D. If the Park Highlands Infrastructure Development Obligation is not completed and canceled by the completion of the second phase of the Park Highlands Sale. E. A Change of Control Event – (A) A change of control event in the REIT (where an individual or a group hold more than 10% of the shares of the REIT); (B) should the REIT cease to directly and/or indirectly hold and control the Borrowing Entities or the Guarantors (C) Should the Company cease to directly and/or indirectly hold and control all of the capital rights in the Properties Guarantors; (D) Should the Properties Guarantors cease to directly and/or indirectly hold and control the Borrowing Entities or the Guarantor Entities indirectly held by them, as applies; (E) any change of control event in the articles of association and/or loan documents (in an amount exceeding USD 20 million) of the REIT, the Company and the Properties Guarantors. F. Should Company's management Company (Pacific Oak Capital Advisors) be repaid an approximately USD 10 million loan provided to the Company at a date prior to the completion of the second phase of the Park Highlands Sale, excluding a repayment of approximately USD 2 million which is included among the uses of the loan proceeds as detailed in this table, below. G. In connection with the Park Highlands Sale agreement (hereinafter in this current subsection: "The Sale" or "The Sale Agreement"): (1) In the case of termination of the sale agreement; (2) A materially adverse amendment of the terms of the sale agreement without lender's consent; (3) If extension fees are not remitted on time by the buyer; (4) The second phase of the Sale is not completed by December 1, 2026 (or March 1, 2027, if no grounds have materialized for calling the loan for immediate repayment); (5) The third phase of the Sale is not completed by December 1, 2027 (or March 1, 2028, if no grounds have materialized for calling the loan for immediate repayment); (6) A default event in the Sale agreement which is not remedied within 5 days prior to the conclusion of the remedy period afforded for such in the Sale agreement. H. In the case of termination of the lease agreement for the 210 West 31st property, a default event in the latter and/or an amendment or materially adverse change without borrower's consent as well as the transpiring of a violation event of the aforementioned B- 151 which is not remedied within 5 days prior to the conclusion of the remedy period afforded for such in the aforementioned agreement. Additional Details For additional details of standard terms for such loans engaged in by the Company over the ordinary course of its business, see Section 1.11.1 of Part A of Company's 2024 Periodic Report161. Undertaking for Use of the Loan Funds The Borrowing Entities have undertaken towards the lender that the proceeds of the loan shall be used for the following: (A) Company's general and working capital expenses; (B) The full repayment of Company's Series C debentures; (B) Funding of interest payments on Company's Series B and D debentures at a total of up to approximately USD 13.1 million; (C) Funding of the loan's Interest Cushion Account; (D) Repayment of a bridge loan provided by the management company used for interest payments to Series C debenture holders, not to exceeds USD 2 million; (E) Payment of deferred payments to the management company in an amount not to exceed USD 5 million along with transaction expenses, costs and expenses associated with the loan at the subject of this report. Note that approximately USD 1.625 million of the loan proceeds have been paid to the lender in the form of financing fees. Furthermore, the Borrowing Entities have undertaken to refrain from using the loan proceeds for the acquisition of US securities on margin or for the repayment of loans provided for such purchases of securities. 161 Reference Number: 2025-01-022627, the contents of which are included in this report by way of reference.

1.11.12. **<u>Loans scheduled to mature during the 12-month period beginning around the date of the release of the report</u>**

Following are details of past due loans or those scheduled to mature in 2026. For details of the status of these loans and properties, see Section 1.1.2.4 (regarding the PORT properties) and 1.1.2.7 for the other properties.

#	Property name	Loan principal balance as of December 31, 2025 (USD thousands)	Last repayment date (without extension periods)	LTV as of December 31, 2025
1.	**Bank of Americal Loan** (Park Centre, The Marq, Oakland City Center and 1180 Raymond)	152,636	09/01/2026 (Monthly Payment Default)	76%
2.	**WhiteHawk Loan** (Richardson Land, Park Highlands Land and 210 West 31st Street)	80,000	12/01/2027	60%
3.	**Lincoln Court**	31,325	08/07/2025	99%
4.	**Madison Square**	20,040	11/30/2025	127%
5.	**Residential Homes**	199,969	10/05/2026	55%
6.	**Q&C Hotel**	21,728	06/02/2026	108%
7.	**Richardson Office**	11,782	06/02/2026	56%

(*) The loans on the Q&C Hotel and Richardson Office include cross collateral and cross default clauses.

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1.12. Insurance

The Group has taken out a comprehensive insurance policy for its properties and its activities as part of the REIT's comprehensive policy. The insurance covers customary risks including building insurance, construction insurance, liability insurance and bodily damage insurance. At the same time, the Company advises its tenants to purchase a property insurance policy for the properties which they rent. Company management believes that the Group's insurance policy is adequate and covers the customary risks associated with the business activities and experience of the Group.

In management's opinion, the Company is adequately insured in accordance with requirements of the lending entities in each of its properties.

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1.13. Taxation

1.13.1. See note 2(12) of the financial statements as of December 31, 2025, which are annexed to this periodic report.

1.13.2. The company is a company incorporated in the British Virgin Islands. The company is not subject to tax in the British Virgin Islands. According to the tax law of the United ·States, the company is a transparent ·company (Look Through Entity), which is that the company is not liable for tax purposes, and the tax is borne by its shareholders. It is clarified that to the extent that the company's shareholders (hereinafter referred to in this subsection only: "**controlling shareholder**") does not pay any tax amounts arising from the-company's tax ·liability-and·/ or any other tax ·liability of the ·controlling shareholder, American tax authorities do not have a right of recourse to the company (Recourse). It should be noted that the American tax authorities do not become a credit of the Company in the event that the controlling shareholder does not pay the tax amounts arising from the Company's tax liability and/or any other tax liability (including in the event of a bankruptcy on their repayments), and because the American tax authorities are not a specific credit of the company, they cannot impose foreclosures, etc., on the company's assets specifically.

1.13.3. Pursuant to the tax laws of the United States, in addition to being a look-through company for purposes of American tax law, the companies that are held by the company as well as new companies that are created by the companies for the purpose of holding assets in the future[162] (hereinafter in this subsection: "**The Held Companies**"), are entities that are look-throughs for purposes of American tax law, which have no tax obligations for income arising from its activities except to the controlling shareholder. The takeaway from the aforementioned, is that aside from real estate taxes, the companies and held companies have no tax obligations (hereinafter in this subsection: "**The Tax Obligations**"). If the consolidated companies stop being a look-through for purposes of tax at any time (hereinafter in this subsection: "**The Cut-Off Date**") for any reason whatsoever, then through the cut-off date for tax liability is imposed on the controlling shareholders and thereafter on the consolidated company, subject to the following.

1.13.4.

A. The REIT[163] and the Company have pledged that, as long as there is a balance of debentures in circulation and subject to existing tax laws, the company and the companies that they hold (hereinafter: "**The Consolidated Company**"), will not elect to be treated like corporations (Corporations) but will continue to

[162] Companies of the LLC class, or partnerships; as opposed to non-look-through corporations for tax purposes acquired by the Company and similar, or which the Company may acquire in the future at its discretion, such as the REIT.

[163] Pacific Oak Strategic Opportunity REIT, Inc., which is the controlling shareholder of the company, which holds (indirectly) the entire issued and paid-up share capital of the Company.

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be considered as look-throughs for purposes of American tax (hereinafter in this subsection: "**Obligation to maintain look-through status for tax purposes**"). It should be clarified that the obligation to maintain such look-through status for tax purposes is a forward-looking commitment and an undertaking by the REIT and the Companies, and a breach by them creates an obligation on them[164] for immediately repayment of the Debentures.

B. With respect to the held companies: Pursuant to the American tax code, turning a look-through company into a closed corporation ("Uncheck the Box") creates a tax event treated as if the shareholders of the company (hereinafter in this subsection referred to for simplicity as the "**the controlling shareholder**") transferred the assets and liabilities to the company in exchange for the existing shares in the Company (hereinafter referred to in this subsection as "**Theoretical Transfer**"). Theoretical transfers are exempt from tax and are a tax-deferred event.[165] In the case of theoretical transfer, the tax basis of the company in the property held by the company, are the tax basis transferred to the controlling shareholders in the properties held by the company, and the tax basis of the controlling shareholders in the company's shares are the same basis that they had on the eve of the theoretical transfer to the company.

That is to say that to the extent that the controlling shareholder violates its commitment to maintain the look-through for tax purposes of the of the companies that are held and thereby cause that the held companies stop being look-throughs for tax purposes,[166] and change over to being "closed", the tax basis of the assets are the historic tax basis of the controlling shareholder in the properties (which may be close to or equal to zero). In this event, from the date of aforementioned "closing", when collecting properties, the company may be subject to tax liability for the full discrepancy between the sale price and the tax basis as it was with the controlling shareholder and for which no deferred taxes were disclosed in the financial statements. In addition, from the moment

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164 Unlike the situation in which the said breach is not under the control of the controlling shareholder. It is clarified that if, as a result of involuntary breach (for example, due to a bankruptcy proceeding by the controlling shareholder), the Company ceases to be a look-through for tax purposes, the event will constitute grounds for the immediate repayment of the debentures, as opposed to breach of the controlling shareholder's personal undertaking.

165 A tax event is deferred until the date that the controlling shareholder sells his shares or is considered for purposes of the tax law of the United States as a person who sold their shares as a taxable event or until the company sells assets or is considered for purposes of tax law of the United States to sell assets as a taxable event. **It should be noted that to the extent that the terms of American tax law that are not exempted and a deferred tax event have not been met, this will be considered a taxable event for the controlling shareholder and the aforementioned applies pursuant to Section 1.12.5.a above.**

166 Unlike the breach of the controlling party's liability for look-through taxes in connection with the company itself (the BVI) and not in connection with the American corporations held by the company, then it is expected that the market value (Step-up) will be attributed to assets and a new tax base will be created.

B- 155

B- 156 of closing, the company will be subject to taxes for its ongoing operations (income from leasing property, income from the sale of property, etc.). It is clarified that this event will generally only occur in the event that the controlling party violates the obligation to maintain look-through tax status, and the company itself will participate in the aforementioned breach.167 In addition, this event will constitute grounds for the immediate repayment of the company's debentures and breach of obligation to maintain look-through status to the controlling shareholder. 1.13.5. A. In any other event168 in which the controlling shareholder transfers all their shares169 in the company to the third party, including to the debenture holders (hereinafter: "the new controlling shareholders"), either voluntarily or involuntarily, the event will be considered a tax event for the controlling shareholder170 who transfers their shares in the Company and the new controlling shareholders will incur a cost to the shares at the market value of the company's shares and at the same time create a new tax base for assets held by the company, which is expected to be created at the market value of those assets (hereinafter: the "New Tax Base"). It should be noted that in such a case, this will not necessarily have an effect on the continued look-through of the company for tax purposes. Consequently, in a situation where the company continues to be a look-through for tax purposes, in the event of the collection of assets by the company, no tax will be imposed on the consolidated company. In the event of the collection of such properties at a lower consideration than the new tax base,171 no tax will be imposed on the new controlling shareholders and in the event of the collection of assets by the consolidated company is higher than the new tax basis, 172 a tax on the new controlling shareholders will be imposed. 167 This is because in order for the corporations held to cease to be a look-through for tax purposes, the corporations themselves must report to the US tax authorities their election to stop being look-through entities. 168 Including an event where the BVI ceases to be a look-through as a result of a breach of by the controlling shareholder of the obligations to maintain the look-through status for tax purposes, but the held corporations continue to be look-through companies as specified in footnote 163 above. 169 It should be noted that in the sale of some shares by the controlling shareholder (as opposed to the sale of all the shares), the foregoing section shall apply mutatis mutandis, pro rata, according to the holding rate to be transferred to the controlling shareholder. 170 It is clarified that even at such a tax event, the tax authorities will not become the creditor of the company in the event that the controlling shareholder did not pay the taxable tax as a result of this event and the provisions of section 1.13.2 above apply. 171 As adjusted from time to time according to tax principles. 172 As adjusted from time to time according to tax principles. B- 157 B. Alternatively, to the extent that there is a change in the look-through status for tax purposes of the company, and this changes to a closed as a result of the aforementioned events, then in the event of realization of the properties by the consolidated company, for a lower value than the new tax basis173, the company will record a loss for tax purposes and the consolidated company will not be subject to tax; while in the event of a realization of assets by the company for a value higher than the new tax basis174, a tax will be imposed on the consolidated company. C. In the event that the assets determine a new tax basis that is less than the amount of the debt to the bondholders and consequently the bondholders will incur a loss (hereinafter in this subsection: "the loss"), then once the new tax basis has been established and assets valued higher than the new basis are realized (hereinafter referred to in this subsection: "The Profit"), the aforementioned loss on the debentures held by individuals who are not American, shall not be offset in the United States from profit arising from the sale of real estate properties, or profits from the sale of shares, and with respect to losses of share value in Israel, it will be offset to the extent there is any offset of the loss, subject to the personal tax status of each of the holders. 1.13.6. It should be clarified that in the event of an immediate repayment of the debentures that will result in the appointment of a receiver to the Company (hereinafter referred to in this subsection as the "Receiver") who will act to collect its assets (hereinafter "Bankruptcy Repayment Proceedings"), no change is expected in the tax status of the company from the perspective of holders of Debentures so long as the shares remain in the hands of the controlling shareholder and/or as long as the company remains a look-through for tax purposes. 1.13.7. It is clarified that, as outlined above, the company chart detailed above, in general includes the relevant tax principles that apply under American tax method in connection with the matters addressed in this Section, but the company does not have the ability to accurately estimate the situations described in Sections 1.13.4 and 1.13.5 above or the implications of those situations, including the extent of exposure, if any, to the Company, as these situations depend on many circumstances and are not easy to predict in a reasonable manner, where the company is active, including its compliance with various requirements pursuant American tax law, risk of legislative change, and so forth. Nothing in the aforementioned description, in this current Section 1.13 is intended to replace tax advice that the Debenture Holder and/or Trustee and/or special manager shall take in the event that the Debentures of the company are subject to immediate repayment. 173 As adjusted from time to time according to tax principles. 174 As adjusted from time to time according to tax principles. B- 158 1.13.8. Real Estate Tax (tax that is essentially similar to Arnona in Israel) – to the best of the company's knowledge, real estate taxes are calculated by the local authority after examining various information items. This information includes relevant market sales in the same year (if any), operating expenses and rent analysis to see if these have increased, decreased, or remained unchanged, the economic situation in the market in general and a number of other factors. Similarly, the local authority may consider increasing real estate taxes that have not been imposed on the property in the past, and this was done in order to not impose an excessive burden on the property. 1.13.9. Real Estate Taxes – Given the geographic distribution of the company in the United States, tax payments for holding real estate properties are subject to the tax payments at various rates pursuant to the places where the properties are located. B- 159 1.14. Material Agreements A. The Back-to-Back management agreement For details of the Back-to-Back agreement, which was in effect through January 31, 2026, see Appendix A (Details of the REIT). B. The asset management agreement with the New Management Company, which went into effect January 31, 2026 Following are the main terms of the agreement: Primary Services A. Locating and engaging with employees and various service providers (such as insurance agents, consultants, brokers, contractors, property managers, attorneys, etc.) for the purpose of providing the services in accordance with this agreement; B. Conducting negotiations in connection with Company's loans and financing; C. Monitoring and tracking relevant markets and assisting in the preparation of reports on the value of Company's properties; D. Monitoring and evaluating the performance of Company's properties, providing day-to- day management services to the Company and supervising the managerial and operating activities associated with Company's investments; E. Formalizing and supervising the implementation of a strategy for the management, advancement, operation, maintenance, improvement, financing and refinancing, marketing, lease and sale of properties; F. Assisting the Board of Directors in formalizing and implementing Company's financial policy with regard to properties, including with regard to opportunities for the investment in and the financing and sale of properties; G. Supervising the work of property managers, including physically visiting the properties; H. Supervising property budgets prepared by property managers. Note that the aforementioned services do not include accounting services provided to the Company, compliance with the regulatory requirements of the REIT or services associated with securities. Authorities of the New Management Company The New Management Company may act in Company's name in all matters associated with Company's properties as part of the ordinary course of business within and approved annual budget and in accordance with the provisions of the law, except for in connection with the following resolutions, which would require the advance authorization of the Company's Board of Directors and its committees (as applies): A. Property improvement works exceeding USD 500 thousand other than those approved as part of the annual budget; B. Refinancing, debt restructuring, a material change to an existing financing agreement or the obtaining of new debt other than those approved as part of the annual budget; C. Property sales; D. Engagements with entities associated with the New Management Company. Note that the Company's Board of Directors may at any time modify the details of the services and authorities described above. Consideration for the Services : The New Management Company shall be entitled to the following considerations: Asset Management Fees: (a) the higher of: (i) 2% of the gross income generated from the property over the past quarter, excluding single-family residential properties held by the Company via PORT; (ii) USD 10 thousand for each property (excluding PORT properties); (b) for Company's holdings in Pacific Oak Opportunity Zone Fund I, LLC, USD 10 thousand. Disposition Fees: 0.25% of the sale price of properties based on contractual sale prices agreed to from the time of this agreement, excluding single-family residential properties held by the Company via PORT. Expenses Reimbursements: The New Management Company shall be entitled to reimbursement of reasonable expenses incurred during the provision of the services. Agreement Term A. The agreement will remain in effect through January 22, 2027 (hereinafter: The Initial Agreement Period), to be renewed automatically for additional one-year periods each time, unless terminated in the manner described below.

B- 160 B. Following the Initial Agreement Period, the Company may bring the agreement to a conclusion for any reason whatsoever subject to providing 30-day advance notice. C. During the Initial Agreement Period, the Company may terminate the agreement in connection with one or more properties subject to 30 day advance notice, and in such a case the New Management Company shall be entitled to management fees equal to the lower of the following: (i) The management fees scheduled for payment for the property until the conclusion of the Initial Agreement Period; (ii) Management fees for a six-month period based on average management fees paid for that property over the course of the Initial Agreement Period. D. Note that when the Company terminates the agreement following the Initial Agreement Period, the New Management Company shall be entitled to disposition fees associated with sale transactions which were pending during the agreement period as well as sale transactions closed within a period of nine months following termination of the agreement as described above. E. The New Management Company may terminate the agreement at any time, for any reason, with the provision of 30-day advance notice, and in such a case shall be entitled to asset management fees through the agreement end date and to disposition fees as described in the above Section D. Indemnification The agreement includes an undertaking by the Company to exempt, indemnify and limit the liability of the New Management Company or anyone on its behalf except for acts such as gross negligence and fraud. Miscellaneous The agreement also includes the acknowledgment by the Trustee for Company's debenture holders according to which he grants the New Management Company a waiver and release for services, except for acts such as gross negligence and fraud. C. The accounting management agreement which went into effect January 31, 2026 Following are the main terms of the agreement: Primary Services The accounting management Company will coordinate and support corporate accounting and bookkeeping services, provide regulatory filing support, including in coordination with third parties such as CBRE (which provides the Company with external comptrolling and bookkeeping services), as well as tax and compliance coordination, corporate cash management support, insurance and risk management support, and corporate governance support. Furthermore, Company's incumbent chief accounting officer, who forms a part of the managerial team, may, at his exclusive discretion and with no obligation on his part, continue serving as Company's Chief Accounting Officer, and this subject to the aforementioned services subjected to his exclusive discretion and which may be terminated or relinquished by him at any time and without cause, notice or liability, and which shall not expand any fiduciary or managerial duties beyond those required by law, and that he shall at all times be covered under the maximum scope of indemnification, advancement of expenses and officers insurance provided to Company's senior officers. Agreement Term A. The agreement shall initially remain in force for a period of 12 months from the engagement date (and subject to early conclusion as described above). The parties to the agreement may elect to extend it by way of a written agreement between them. B. Each of the parties to the agreement (the Company and the accounting management firm) may terminate the agreement for any reason whatsoever subject to 60-day advance notice. C. Each of the parties to the agreement may terminate the agreement by written notice when the other party to the agreement has committed a fundamental violation of the agreement, such as, failure to remit payments, confidentiality breach, fraud, gross negligence, etc., which has not been remedied within 10 days from the date of receiving notice of the aforementioned violation. Consideration The accounting management firm shall be entitled to the following consideration for the services: (1) Monthly base fee of USD 80.9 thousand; (2) Payment of USD 50 thousand on February 1; (3) Payment of USD 100 thousand on April 1; B- 161 (4) Payments of USD 150 thousand each, in for equal installments on May 1, August 1, November 1, and January 1. Expenses Reimbursement: the Manager shall be entitled to reimbursement of out-of-pocket expenses up to USD 12.5 thousand each month. Indemnification and Limited Liability Undertaking The agreement includes an undertaking by the Company to defend, indemnify and hold harmless the Manager, his employees and entities associated with him in connection with the services provided subject to the agreement, except for in the case of gross negligence, wilful misconduct or fraud. The agreement includes an undertaking that the Manager shall not be held liable towards the Company for damages, except for violations such as confidentiality breaches, gross negligence, fraud, wilful misconduct, etc. D. Framework of Agreements Associated with Management of the PORT Properties Following is a brief summary of the main terms of the services agreements with Second Avenue (a third-party to the Company) in connection with residential properties held by the Company via Pacific Oak Residential Trust II Inc. and Pacific Oak Residential Trust Inc. (hereinafter jointly: PORT and The PORT Properties, as applies). Note that through December 2024 the aforementioned management services had been provided by an entity associated with the Previous Management Company, and starting December 2024 those same services are provided at the same terms by Second Avenue. (1) Advisory Agreement – An agreement between PORT and Second Avenue (hereinafter: PORT Advisor) for the provision of advisory services in connection with the PORT Properties and their operations (financial consulting, identifying potential investments in transactions for PORT, including determining the method of financing, and providing asset management services). The Advisory Agreement shall initially remain in force through December 19, 2026, and may be renewed for additional periods of one year each, subject to the mutual consent of the Company and the PORT Advisory Company. In return for the aforementioned services, the PORT Advisor shall be entitled to the following fees: (a) Acquisition fees at a rate of 1% of the property acquisition cost175, including associated costs; (b) Quarterly asset management fee at a rate of 0.25% of the value of the PORT Properties in that quarter; (c) Disposition fees equal to 1% when the PORT Advisor provides substantial assistance in a transaction. Furthermore, in the case of an event involving PORT, such as an initial public offering (in contrast with the aforementioned private issuance), sale of the majority of the PORT Properties or interests, conversion into 175 When a property is acquired jointly with partners, PORT will pay 1% of its relative share in the acquired property. B- 162 a NAV REIT (hereinafter: Engagement Ending Event) or PORT's termination of the Advisory Agreement without cause, the PORT Advisor shall be entitled to incentive fees based on a mechanism derived from PORT performance from the time it was acquired by the Company in November 2019 and until the transpiring of such an event. Note that the replacement of the PORT Advisor by the aforementioned New Single Family Residential Property Management Company in December 2024 did not constitute such an Engagement Ending Event and did not entitle it to incentive fees. Note that PORT will indemnify the PORT Advisor for expenses incurred in connection with the provision of the aforementioned services, but not for the cost of wages and remuneration paid by the PORT Advisor to its employees for those services. (2) Property Management Agreement – An agreement between PORT and the PORT Advisor for the provision of property management services to PORT Properties, primarily services associated with leasing, operations, maintenance and rent collection. The Property Management Agreement shall remain in force through December 19, 2026, and may be renewed for additional periods of one year each, subject to the mutual consent of the Company and the PORT Advisory Company. In return for the aforementioned services, the PORT Advisor shall be entitled to the following fees: (a) A fee for collected rental revenues, to be paid monthly at a rate of between 6-8% of actual rent collected based on tiers of collected amounts176; (b) as well as leasing fees equal to half of monthly rent for a new lease and USD 100 for every lease renewal; (c) application fees paid by tenants and half of additional tenant payments (such as late fees). (3) Furthermore, in the case of an Engagement Ending Event, the PORT Advisor shall be entitled to termination fees equal to the management fees it had been entitled to during the most recent twelve-month period multiplied by two, and in case of termination of the agreement without cause by PORT, to termination fees equal to the management fees it had been entitled to during the most recent twelve-month period multiplied by three. E. Lease agreement with the City of New York in the 110 William property For details of the aforementioned lease, see the above Section 1.7.9.1.D. F. The merger agreement between the REIT and SOR II 176 For rental revenues up to USD 50 million a year – an 8% fee; for rental revenues beyond this amount and up to USD 75 million a year – a 7% fee; for rental revenues beyond this amount – 6%. B- 163 On February 19, 2020, a merger agreement was signed between the REIT and Pacific Oak Strategic Opportunity REIT II (hereinafter: "SOR II" and "the Merger", as applicable), another REIT which was also managed by the Previous Management Company, which was closed on October 5, 2020. For additional details regarding the merger, see Company's Immediate Report dated October 6, 2020 on all its appendices (reference number: 2020-01- 099730), the contents of which are referenced in this report. Furthermore, for details regarding the merger agreement and the manner of its authorization by the REIT's and Company's institutions, see Section 1.13b to the 2019 Periodic Report, as well as Company's immediate reports dated February 20, 2020 (reference number: 2020-01-014884) and January 31, 2020 (reference number: 2020-01-009655), the contents of which are referenced in this report. G. The Singapore Transaction On November 8, 2017 (hereinafter in this subsection: the "Completion Date"), the Singapore Transaction was completed, in which 11 of the Company's properties (hereinafter: the "Sold Properties") were sold to the subsidiaries of Keppel-KBS US REIT, a REIT established in Singapore which, concurrent with the closing of the Singapore Transaction, completed the issuance of its units for trading on the Singapore Stock Exchange (hereinafter: "S-REIT"), in consideration of a total amount of USD 804 million (before transaction costs and refunds) (hereinabove and hereinafter: the "Consideration" and "Singapore Transaction", as the case may be). As part of the outline of the Singapore Transaction, the Company received 43,999,500 S-REIT units, which after exercise of the right of over-allotment granted to the underwriters in the transaction, the Company's holding percentage stands at approximately 7% of the total S-REIT units. The Company reports its holdings in S-REIT as a financial asset at fair value through profit or loss. As of around the date of the report, as well as following the allocation of additional S-REIT units to the Company as part of the sale of the 125 John Carpenter property to the S-REIT, Company indirectly controls approximately 6.1% of shares in the S-REIT. For further details of the Singapore Transaction, see the Immediate Reports of October 15, 25 and November 9, 2017 (reference numbers: 2017-01-098670, 2017-01-101700, and 2017-01-105207, respectively), the information of which is presented in this report by way of reference. For details regarding the sale of the 125 John Carpenter property, as part of which Company was allocated additional units in S-REIT, see Company's immediate report dated November 3, 2019 (reference number: 2019-01-102793), the contents of which are referenced in this report. H. Issuance of the REIT's shares in the US in 2009 On January 8, 2009, the REIT submitted a Registration Statement (S-11) to SEC, and in November 2009, it implemented a share issuance procedure

B- 164 pursuant to a prospectus, in accordance with the American securities laws. The REIT's shares issued in the U.S. are shares issued as aforesaid pursuant to a prospectus but are not listed for trade, and therefore their issuance was subject to the "blue sky" laws, according to which only Suitable Investors are entitled to take part on the issuance. In accordance with said laws, a suitable investor is an investor who has, inter alia: (1) net worth of at least USD 250,000; or (2) gross annual income of at least USD 70,000 and net worth of at least USD 70,000. As part of the issuance, the REIT offered the suitable investors 140,000,000 shares, divided as follows: 100,000,000 common shares were offered to suitable investors to be acquired in the Primary Offering, and 40,000,000 shares shall be offered in the future as part of a Dividend Reinvestment Plan (hereinafter: "DRP Plan"). Starting as of November 2012, the Company is no longer offering shares to suitable investors in a primary offering, and currently only current shareholders may buy common shares through the DRP Plan. The shares of the REIT were marketed and distributed to suitable investors in the United States, as aforesaid, by the company Pacific Oak Capital Market Group LLC, a subsidiary fully owned by Pacific Oak Holdings (formerly KBS Holdings), that has marketed and distributed the shares of the REIT to suitable investors in the United States (hereinafter: "the Distributor"). In consideration for marketing and distributing the Company's shares, the Distributor received sale commissions and dealer manager fees. In addition, the REIT implemented a Share Redemption Plan (hereinafter: "SRP Plan"), which allows a limited early redemption to Company shareholders subject to the terms set forth in the SRP Plan. It shall be noted that on July 16, 2024, the board of directors of the REIT decided to suspend the SRP Plan effective as of July 30, 2024, until further notice. B- 165 1.15. Partnership Agreements As part of its activities in the Investment Real Estate Field, the REIT entered into joint venture agreements with third parties unrelated to the Company and/or to the controlling shareholder, except for their being partners as specified above and below. As of December 31, 2025, the REIT's consolidated subsidiaries and affiliated company constitute parties to partnership agreements in connection with the holdings in the following properties: The properties Madison Square, Q&C Hotel, and 210 West Street are held through consolidated subsidiaries; and 110 William Street held by an associated company. The following are the main details with respect to the joint venture agreements specified above. For details of the preferred equity agreement which regulates the rights of the partner in 110 William Street, see section 1.7.9.1.A.2 above. It shall be noted that in accordance with the operation agreements of the associated companies of the Company, the partners (if there are such) are not entitled to rights in the event of insolvency. Said operation agreements do not include any provisions which may derogate the Debenture Holders' ability to realize their rights in accordance with the Deed of Trust, subject to the known order of priority of the Debenture Holders. B- 166 Company name Agreement description Manner of managing the Company and resolutions requiring a special majority Distribution of dividends/Promote Sale, transfer rights or adding partners Separation mechanism PACIFIC OAK SOR II 210 West 31st Street, LLC (hereinafter in this subsection: the "Joint Company") The Joint Company holds under a final chain of holdings the full ownership rights in the property - 210 West 31st Street (hereinafter in this subsection: the "Property") Partnership agreement signed on October 28, 2016 between ONYX 31ST STREET, LLC (20%) (hereinafter: the "Partner") and PACIFIC OAK SOR II 210 WEST 31st STREET JV, LLC (80%) (hereinafter: "Pacific Oak", and together with the Partner: the "Partners"). Management: Pacific Oak is responsible for the day-to-day management and decision-making in connection with the issues related to the day-to-day operations of the Joint Company. Basic decisions: The following decisions require written approval from the Partner: A. Amendment of the partnership agreement of the Joint Company; B. Violation of the rights of distribution of the partner or the dilution of the rights thereof; C. Acquisition of a property besides the property. D. Illegal actions or actions which abuse the control of the Company. E. Material change in the business of the Joint Company and entry into insolvency proceedings. Distributions will be performed by a decision of Pacific Oak in accordance with the order of distribution below: First step: Distribution to the Partners in accordance with the proportional share until Pacific Oak has received a return rate (IRR) on the initial investment thereof in the amount of 12%; Second step: 65% to Pacific Oak and 35% to the Partner, until Pacific Oak has received a return rate (IRR) of 17%; Third Step: 50% to Pacific Oak and 50% to the Partner. Notwithstanding the foregoing, as long as the Partner is not in breach, then on the date of the initial financing of the Company secured by the property, and prior to the distribution specified in sections (1) - (3), an amount equal to 20% of the capital contribution made by the Partners will be distributed to the Partner only. Except for transfers defined in the agreement as permitted transfers, no partner will be permitted to perform any transfer of the rights of the Company without the prior written consent of the other partner (at the sole and absolute discretion thereof). Permitted transfers are: (1) transfer between partners; (2) transfer followed by which Pacific Oak Strategic Opportunity REIT II, Inc. (hereinafter: the "REIT") will continue to control and hold, directly or indirectly, at least 51% of the ownership rights in PACIFIC OAK; (3) Pacific Oak shall be entitled to transfer the full rights held thereby to a related company177 of Pacific Oak without the consent of the Partner; (4) transfer of rights in the Partner as long as one of the managers of the Partner shall continue to hold, directly or indirectly, at least 25% of the ownership in the Partner, and will have the ability to direct the operations thereof. (1) The partnership agreement gives Pacific Oak the exclusive right to initiate a procedure of the sale of their holdings in the Joint Company, subject to an accepted mechanism of the first right of refusal of the Partner. (2) The partnership agreement gives the Partner the right to initiate a separation procedure from Pacific Oak, in accordance with the BUMBY178 mechanism, which is accepted in such agreements. Pacific Oak SOR II Q&C Property lV, LLC (hereinafter in this subsection: the "Joint Company") Partnership Agreement signed on October 12, 2015 between EH Q&C, LLC (10%) (hereinafter: the "Managing Partner") and Pacific Oak SOR II Q&C lV, LLC (90%) (hereinafter: "Pacific Oak", and Management: The Managing Partner is responsible for the day-to-day management and decision-making in connection with the issues related to the day-to-day operations of the Joint Company. Material decisions: The following decisions require the approval of all the Partners: Distributions will be performed by a decision of Pacific Oak in accordance with the order of distribution below: First step: Distribution to the Partners in accordance with the Except for transfers defined in the agreement as permitted transfers, no partner will be permitted to perform any transfer of the rights of the Company without the prior written consent of the other partner (1) The partnership agreement gives Pacific Oak the exclusive right to initiate a procedure of the sale of their holdings in the Joint Company, 177 A company related to Pacific Oak – any entity in which the REIT holds at least 51% of the ownership in that entity. 178 BUMBY – Buy Me Buy You – a mechanism which permits the proposing party to offer the offeree party the acquisition of the rights thereof in the Company at a suggested price, and in the event of a refusal to acquire the rights, the proposing party will acquire the rights of the offeree at the same price. B- 167 Company name Agreement description Manner of managing the Company and resolutions requiring a special majority Distribution of dividends/Promote Sale, transfer rights or adding partners Separation mechanism The Joint Company holds under a final chain of holdings the full ownership rights in the property - Queen & Crescent Hotel (hereinafter in this subsection: the "Property") together with the Partner: the "Partners "). A. Change or deviation from the business plan and/or the annual budget as well as expenses which deviate from the budget or the partnership agreement179; B. Transfer or pledge of a right in the Joint Company not in accordance with the provisions of the partnership agreement; C. Acquisition of real estate rights or ownership or part thereof; D. Entering into a financing agreement for the property; E. Amendment, change or termination of a rental agreement in the property or in the hotel management agreement; F. Granting a guarantee, indemnity or creating a pledge in favor of a third party; G. Loan of funds belonging to the Company or to a subsidiary to any entity; H. Liquidation or break-up of the Company or subsidiary thereof; I. Initiating insolvency proceedings; J. Partition of a property or part thereof; K. Performing a prohibited action in accordance with the classification requirements of Pacific Oak Strategic Opportunity REIT II, Inc. as a REIT; L. Owner's loan or additional capital injection; M. Correction, amendment or termination of a franchise agreement or entry into an alternate agreement Termination of the term of office of the Managing Partner: If there is cause180 for dismissal which has not been remedied, PACIFIC OAK is entitled to remove the Managing Partner from the position thereof as the Manager of the Joint Company. Pacific Oak is entitled to remove the Managing Partner from the position thereof as the Manager even without cause for dismissal, however in this case the right thereof will not expire with regard to the "Basic Decisions" in connection with the following matters: (1) adding liabilities or undertakings to the Joint Company; (2) performing material acquisitions; (3) infringement proportional share until Pacific Oak has received a return rate (IRR) on the initial investment thereof in the amount of 12% and an equity multiple of 1.4; Second step: 80% to Pacific Oak and 30% to the Partner, until Pacific Oak has received a return rate (IRR) of 20%; Third step: 70% to Pacific Oak and 30% to the Partner. until Pacific Oak has received a return rate (IRR) of 20%; Fourth step: 60% to Pacific Oak and 40% to the Managing Partner. It should be noted that in the event of the dismissal of the Managing Partner from the position thereof as the Manager due to cause for dismissal, all the profits will be distributed in accordance with the proportionate share of each partner. (at the sole and absolute discretion thereof). Permitted transfers are: (1) transfer between partners; (2) transfer followed by which Pacific Oak Strategic Opportunity REIT II, Inc. (hereinafter: the "REIT") will continue to control and hold, directly or indirectly, at least 51% of the ownership rights in PACIFIC OAK; (3) Pacific Oak shall be entitled to transfer the full rights held thereby to a related company181 of Pacific Oak without the consent of the Managing Partner; (4) transfer of rights in the Managing Partner as long as one of the managers thereof or key person thereof shall continue to hold at least 51% of the ownership in the Managing Partner, and will have the ability to direct the operations thereof and the operations of Encore Enterprises. subject to an accepted mechanism of the first right of refusal of the Managing Partner. (2) The partnership agreement gives the Managing Partner the right to initiate a separation procedure from Pacific Oak, in accordance with the BUMBY182 mechanism, which is accepted in such agreements. 179 Except for small expenses – up to USD 10,000 per single expense or a total of USD 50,000 for an annual expense. 180 Including fraud and breach of trust, conviction of a crime, a material breach of the partnership agreement, a change of control event of the Managing Partner and the existence of an insolvency proceeding in the Joint Company without the consent of PACIFIC OAK. 181 A company related to Pacific Oak – any entity in which the REIT holds at least 51% of the ownership in that entity. 182 BUMBY – Buy Me Buy You – a mechanism which permits the proposing party to offer the offeree party the acquisition of the rights thereof in the Company at a suggested price, and in the event of a refusal to acquire the rights, the proposing party will acquire the rights of the offeree at the same price.

B- 168 Company name Agreement description Manner of managing the Company and resolutions requiring a special majority Distribution of dividends/Promote Sale, transfer rights or adding partners Separation mechanism of the distribution rights of the partner or dilution of the rights thereof; (4) material change in the business of the Joint Company and entry into insolvency proceedings PACIFIC OAK SOR II/VERUS Grace Court, LLC (hereinafter in this subsection: the "Joint Company") The Joint Company holds under a final chain of holdings the full ownership rights in the property - Madison Square (hereinafter in this subsection: the "Property") Partnership agreement signed on August 31, 2017 between VERUS GRACE COURT, LLC (9.9%) (hereinafter: the "Partner"), and VERUS PARTNERS, LLC (0.1%) (hereinafter: the "Manager", and jointly "VERUS Partners"), and between Pacific Oak SOR II Grace Court JV LLC, (90%) (hereinafter: "Pacific Oak", and jointly with VERUS Partners: the "Partners"). Management: The Manager is responsible for the day-to-day management and decision-making in connection with the issues related to the day-to-day operations of the Joint Company. Material decisions: A. Any change or deviation from the business plan and/or the annual budget as well as expenses which deviate from the budget or the partnership agreement183; B. Transfer or pledge of a right in the Joint Company not in accordance with the provisions of the partnership agreement; C. Acquisition of real estate rights or ownership or part thereof; D. Entering into a financing agreement for the property; E. Amendment, change or termination of a rental agreement in the property; F. Granting a guarantee, indemnity or creating a pledge in favor of a third party; G. Liquidation or break-up of the Company or subsidiary thereof; H. Initiating insolvency proceedings; I. Partition of a property or part thereof; J. Performing a prohibited action in accordance with the classification requirements of Pacific Oak Strategic Opportunity REIT II, Inc. as a REIT; K. Owner's loan or additional capital injection; L. Converting the rights of the Partners to secured rights; M. Correction or amendment of the partnership agreement, accompanying agreements and/or lease agreements Pacific Oak is entitled to require the Manager to make a material decision, and is entitled to act to make a material decision even contrary to the position of the VERUS Partners, except in connection with the following matters: (1) addition of liabilities or debts to the Joint Company; (2) performing material acquisitions; (3) infringement of the distribution rights of VERUS partners or dilution of the rights thereof; (4) material change in the business of the Joint Company and entry into insolvency proceedings (these decisions will be hereinafter referred to as: the "Basic Decisions"). Distributions will be performed by a decision of Pacific Oak in accordance with the order of distribution below: First step: Distribution to the Partners in accordance with the proportional share until Pacific Oak has received a return rate (IRR) on the initial investment thereof in the amount of 12%; Second step: 80% to the Partners in accordance with the proportional share and 30% to the VERUS partners; It should be noted that in the event of the dismissal of the Manager from the position thereof as the Manager due to cause for dismissal, all the profits will be distributed in accordance with the proportionate share of each partner. Except for transfers defined in the agreement as permitted transfers, no partner will be permitted to perform any transfer of the rights of the Company without the prior written consent of the other partner (at the sole and absolute discretion thereof). Permitted transfers are: (1) transfer between partners; (2) transfer followed by which Pacific Oak Strategic Opportunity REIT II, Inc. (hereinafter: the "REIT") will continue to control and hold, directly or indirectly, at least 51% of the ownership rights in PACIFIC OAK; (3) Pacific Oak shall be entitled to transfer the full rights held thereby to a related company186 of Pacific Oak without the consent of the Managing Partner; (4) transfer of rights in the VERUS Partner as long as at least one of the managers thereof or key person thereof shall continue to hold at least 50% of the ownership in the VERUS Partner, and will have the ability to direct the operations thereof. The partnership agreement gives Pacific Oak the exclusive right to initiate a procedure of the sale of their holdings in the Joint Company, subject to an accepted mechanism of the first right of refusal of the VERUS Partners. 183 Except for small expenses – up to USD 5,000 per single expense or a total of USD 10,000 for an annual expense. 186 A company related to Pacific Oak – any entity in which the REIT holds at least 51% of the ownership in that entity. B- 169 Company name Agreement description Manner of managing the Company and resolutions requiring a special majority Distribution of dividends/Promote Sale, transfer rights or adding partners Separation mechanism Termination of the term of office of the Manager: If there is cause184 for dismissal which has not been remedied, PACIFIC OAK is entitled to remove the Manager from the position thereof as the Manager of the Joint Company. Pacific Oak is entitled to remove the Manager from office even without cause for dismissal, but in this case, the right of VERUS partners in connection with the basic decisions as stated above will not expire. In the event of dismissal without cause185, however, in this case, the rights of the VERUS partners will not expire in connection with the aforesaid Basic Decisions. 184 Including fraud and breach of trust, conviction of a crime, a material breach of the partnership agreement, a change of control event of the Verus Partner and the existence of an insolvency proceeding in the Joint Company without the consent of PACIFIC OAK. 185 In the event of dismissal of the Manager without cause for dismissal, the Joint Company will continue to pay the Manager an annual management fee of USD 40,000. B- 170 1.15.1. Hotel property management agreements Property name (Hotel name) Parties to the agreement Agreement period Services provided Consideration for provided services Miscellaneous Queen & Crescent Hotel (hereinafter: the "Hotel") A. Pacific Oak SOR II Q&C Operations, LLC - the Property Management Company and Pacific Oak SOR II Q&C Operations JV, LLC, which holds all the rights in the Property Management Company (hereinafter collectively: the "Operating Company"). And Encore Hospitality, LLC (hereinafter: the "Management Company") B. The Operating Company also entered into a franchise agreement (hereinafter: the "Franchise Agreement") with the global "Marriott" chain (hereinafter: "Marriott"), in which the Operating Company was granted a license to establish and operate the hotel using proprietary systems and markings belonging to Marriott187. A. Management agreement – a period of 20 years starting from December 17, 2015. The end of the agreement period will be on December 17, 2035. Subject to compliance with the terms specified in the agreement, the Management Company is entitled to extend the period by an additional 5 years. B. The Franchise Agreement – a period of 25 years, starting on December 17, 2015. The end of the Franchise Agreement period will be on December 16, 2040. Cancellation of the management agreement: Cancellation of the agreement will be possible in one of the following cases: A. Sale of the hotel. B. Non-compliance with the operating profit targets188 C. Non-compliance with the REVPAR189 index relative to the REVPAR index of comparable hotels for two consecutive years. D. Change of control in the Management Company without obtaining the consent of the Operating Company. E. Cancellation of the agreement due to a cause arising from the terms of the The Management Company is responsible for the management, operation and maintenance of the hotel in an efficient and meticulous manner in accordance with the management agreement, Marriott standards in accordance with the Franchise Agreement, and in accordance with the requirements of any law, and will provide all services usually provided by comparable hotels. A. Basic management fee: basic annual management fee at the rate of 4% of the gross profit191. B. The Operating Company will pay Marriott for the Franchise Agreement a monthly franchise fee at the rate of 5% of the gross room revenue, as well as 1.5% of the gross room revenue for marketing. Budget: The Operating Company will be responsible for providing the necessary funds for the efficient operation and management of the hotel in accordance with the approved annual operating forecast, in the event that the revenue from the hotel will not be sufficient for this purpose. Right of first refusal: The sale of the hotel to a competitor of Marriott will be subject to the right of first refusal by Marriott. Dedicated renovation account: The Management Company will make a provision in a dedicated account for the purposes of renovation, repair and renovation of the hotel and equipment, which will be owned by the Operating Company in which it will provide each year the higher amount between that required in the Franchise Agreement or the financing agreements. If there is no such requirement, the amount will be 5% of the gross income Insurance: The Operating Company is obligated to enter into insurance policies relevant to the operations of the hotel and that required by the management agreement, the Franchise Agreement, and the financing agreements. Indemnity: The Operating Company will indemnify the Management Company as well as the managers and employees thereof for any liability imposed thereon as a result of the operation and management of the hotel, unless the liability was created due to intentional or negligent acts of any of the aforesaid, excluding Bad Acts, and the Management Company will indemnify the Operating Company in respect of any liability imposed thereon in respect of the actions of the Management 187 In 2016 the hotel was branded as the Marriott Autograph Collection hotel. 188 Non-compliance with 90% of the annual target set in the estimated operating profit in the annual forecast for two consecutive years will be considered non-compliance with this target. 189 Revenue Per Available Room – The index is calculated by dividing the net income from the rooms divided by the number of rooms available at the hotel, in accordance with a calculation to be performed by Smith's STAR Report. 191 All the income deriving from the operation of the hotel, calculated on an accrual basis. B- 171 Property name (Hotel name) Parties to the agreement Agreement period Services provided Consideration for provided services Miscellaneous Franchise Agreement or financing agreements. F. Acquisition of the Managing Partner, EH Q&C, LLC, by Pacific Oak. G. Cancellation of any material license or permit required by the Management Company for the proper operation of the hotel190. H. Control of damage to the hotel which the Operating Company decided not to repair or restore. I. The agreement will be terminated in the event of cancellation of the Franchise Agreement in respect of damage to the hotel which has not been repaired by the Operating Company. J. Breach by one of the parties to the management agreement which was not corrected by the party to the breach. Company arising from fraud or deception, claims of the employees of the Management Company or any breach of the management agreement including in respect of damages caused thereto as a result of the non-compliance of the Management Companies with the regulatory provisions applicable to the hotel sector. Employees: The personnel in the hotel will be employed by the Management Company and it has the sole discretion with regard to the employment, dismissal, promotion, supervision, training, and compensation of all hotel employees. The Management Company will be the employer of all the employees, and the Operating Company will not be considered an employer in any event. Intellectual property: The computer software and trade secrets relating to the operation and management of the hotel belong to the Management Company. The trademarks and hotel name belong to Marriott. Transfer of rights: The Management Company is not entitled to assign the share thereof in this agreement or delegate any of the undertakings thereof, without the consent of the Operating Company. The Operating Company is entitled to assign the share thereof in this agreement subject to providing prior notice to the Management Company only, without the need for the consent thereof. Placing the agreement as collateral or a transfer of rights in a merger or consolidation, or issuance to the public is permitted without the consent of the other party. 190 Provided that prior to the cancellation of the Operating Company a replacement will be named for the Management Company which will be approved by Marriott.

B- 172 1.16. Objectives and Business Strategy and Forecast of Next Year's Developments Broadly speaking, due to ongoing discussions between the Company and holders of its debentures since the second half of 2025, the Company has not been executing its business strategy as it had in previous years and has not taken steps to acquire new properties. Instead, and due to the position of Company's property portfolio, the Company, via the New Management Company, has recently been taking steps to sell properties in coordination with holders of Company's debentures in order to generate liquidity for the Company. Furthermore, the Company is working with debenture holders to maximize the remaining potential in Company's properties. For details of Company's business strategy in prior years, see Section 1.16 of Part A of the 2024 Annual Report. B- 173 1.17. Legal Proceedings As of the date of the Report, the Company is not a party to any material legal proceedings except as detailed below: For details regarding the motion to approve the filing of a class-action lawsuit against the Company and members of Company's Board of Directors, filed with the Financial Department of the District Court of Tel Aviv and received by the Company on September 11, 2025, see Company's report of September 11, 2025 (Reference Number: 2025-01-068917). Additionally, see the details in Section 1.1.3 above regarding the legal proceedings of the Company in order to approve the debt settlement. B- 174 1.18. Discussion of Risk Factors The management of the REIT believes that the operating activities of the REIT are exposed to the following major risk factors: 1.18.1. Macro-economic risks A. Downturn in the US economy The Company operates in the US real estate markets and is therefore exposed to the risks deriving from activity in this area (such as political risk, currency risk and local economic risks). A downturn in the US economy could lead to a decrease in demand for residential rental apartments in in certain areas, including in part of those in which the Company operates and, as a result, could lead to a decrease in rental fees collected in these areas. In addition, a recession or a slowdown in the US economy could hurt demand for retail centers and increase the supply of retail space for rent, thereby increasing the risk that the Company's tenants will not renew their rental agreements at the end of the rental period. Changes in the local market could lower property prices, which could hurt the Company's ability to refinance its loans under more favorable terms than the current terms. In addition, a downturn in the US economy could affect the REIT's ability to buy and sell income-producing properties. 1.18.2. Industry risks A. Interest rate The Company is exposed to changes in market interest rates. Part of the properties held by the Company serve as collateral for mortgage-backed loans with a variable rate repayment mechanism. As a result, changes in the US interest rates directly affect the Company's mortgage payments. In addition, an increase in interest rates could decrease the Company's ability to finance the acquisition of properties and may reduce the ability to refinance its properties by way of recycling current loans for lower interest rates. For details, see section 1.6.8 above. B. Tenant Solvency The Company is exposed to the tenant payment ability. A decrease in the payment ability of the tenants in the properties of the Company may result in the early termination of the rental agreements and the eviction of tenants from the properties, or the lack of renewal of current lease agreements. C. Single-Family investment sector B- 175 The investment in single-family assets is a relatively "young" industry that developed at the end of the previous decade. Therefore, the potential of the single-family property market has not yet been established over the long term, and the Company is exposed to the resulting risks, including the inability to generate significant profits. D. Exposure to competition in the hotel industry The hotel activity sector is exposed to competition from various entities as specified in section 1.8.4.D above. The aforesaid competition may lead to a decrease in overnight accommodation prices and/or occupancy rates, which may harm the profitability of hotels. E. Exposure to input price increases An increase in costs such as wages, property taxes, etc., may affect the profitability of hotels. F. Hotel management by third parties The Company, by virtue of being held by the REIT, cannot operate or manage its own hotel type real estate properties and therefore, as specified in section 1.15.1 above, the management and operation of the hotel properties of the Company is conducted through hotel management companies (third parties). If the agreements with those hotel management companies will come to an end for any reason, the Company will be required to enter into new management agreements with alternative hotel management companies for the hotel properties, if necessary, within a reasonable time. 1.18.3. Company-specific risks A. The status of the REIT As aforesaid, the controlling shareholder is fully owned (under a final chain of holdings) by the REIT, which is required to comply with the regulatory conditions in accordance with the US Internal Revenue Code such as undertakings to distribute 100% of its taxable income, leverage restriction etc. These and other provisions may impede the Company's ability in terms of financing or realization of properties and could prevent it from pursuing certain business opportunities. In addition, any change in legislation could impact the REIT and, consequently, the Company will have to make changes that are not necessarily to the Company's benefit. B. Exchange rate risks The Company's activities are carried out in US dollars. Since part of the capital will be raised in Israel, the Company could be exposed to changes in the NIS-

B- 176 USD exchange rate, where the appreciation of the NIS vis-à-vis the USD could have a negative impact on the Company's financial results. In order to reduce such exposure, the Company has entered into transactions to hedge changes in the exchange rate. C. Financial market risks The Company is exposed to financial market risks in connection with its investments in real estate securities, risks which may be reflected by a negative change in the value of those securities Market prices of such securities are volatile, and therefore their actual exercise price at the time of sale may be materially different (based on market value) from that reported in the Company's financial statements. The fluctuations in the market value of securities in the real estate sector may derive from a number of factors, including changes in the underlying characteristics of the issuer of the security, the relative sale of alternative investments, interest rates, delays, and market terms in general. In addition, the amount realized when selling any securities may be affected by the quantity of securities sold in that sale. It should be noted that the Company does not intend to enter into hedging transactions in connection with its investments in real estate securities. D. Availability and cost of credit Changes in the cost of financing and the availability of loans and debt have an impact on the Company's business and profitability. More stringent US bank policy with regard to credit, could lead to a downturn in the economy in general and in the real estate market in particular. In addition, a general difficulty in raising debt and/or capital on the stock market could also raise financing costs and make it harder for the Company to finance its day-to-day activities, to purchase or develop properties or to refinance existing debts. E. Focusing on a single industry As of December 31, 2024, approximately 47.7% of the total assets of the Company are in the Office Investment Real Estate Field which exposes the Company to the sectoral risks of office space rentals. As a result, a decrease in the field as a result of a slowdown in the US economy, lateral government cuts etc., could materially affect the Company's operating results, financial position and cash flows. Meanwhile, it is noted that over the years, the Company has taken action in order to diversify its portfolio and decrease its exposure to the field of office real estate, such that in 2015, approximately 71.9% of the value of Company's property portfolio was associated with office properties while as of December 31, 2025, approximately only 55.4%. Geographical concentration B- 177 As aforesaid, the Company holds income-producing real estate properties spanning over approximately 24 states throughout the United States. whereas, as of December 31, 2025 approximately 11.8% of the properties of the Company are concentrated in the states of California. As a result, the Company is exposed to negative developments such as an economic slowdown, massive layoffs, changes in demand for office real estate properties due to local market terms, or demographic changes within such state, which may have a material impact on the Company. F. Insolvency issues The company is a foreign company incorporated in the British Virgin Islands, which offered bonds to the Israeli public. Accordingly, and in accordance with the provisions of section 39A of the Securities Law, various provisions of the Companies Law apply to the Company, as set out in Part B of the Fourth Schedule to the Securities Law, and the Company undertook provisions in connection with a compromise and arrangement under the Insolvency and Rehabilitation Act, 2018 (2018), Including Chapter III of Part J, which deals with the approval of a material debt settlement with a debenture company, and these provisions apply in addition to the provisions of the Company's Articles of Association and the British Virgin Islands Law. In addition, the company, its subsidiaries, the controlling shareholders and the officers undertook irrevocable prospectus obligations set out in Chapter 5 of the Company's Shelf Offering and in its Deeds of Trust, regarding the applicability of the Israeli law and various obligations related to insolvency proceedings, the principal of which are not to object to the trustee's request and/or holding Which will be filed with an Israeli court for the purposes of Israeli law regarding compromise and settlement and insolvency, as far as other relevant obligations listed in Chapter 5 are filed. Notwithstanding the foregoing, in the case of insolvency laws, the laws may apply in each of the three territories, Israel, the British Virgin Islands and the United States (both with regard to local authority and relevant authority). However, in view of the above and subject to the Company's obligations, the subsidiary companies, the controlling shareholders and the officers as specified in this prospectus and including in the trust deed, then insolvency proceedings, which are not according to Israeli law and/or in courts outside Israel, can only result from a foreign creditor's claim. To the extent that a bankruptcy proceeding is initiated, which is not according to Israeli law and in a foreign court, arising out of a foreign creditor's claim, the Company will do the best that it can to claim "forum non-conveniens" and everything is subject to the relevant law. B- 178 Also, in the case of a foreign creditor, it should be noted that the Company undertakes under the Mutual Notes that it does not take credit from non-Israeli financial institutions and does not grant liens to non-Israeli financial institutions, except for credit facilities that may be provided by US financial institutions for the purpose of conducting leveraged transactions. The exchange of the shekel against the dollar in relation to the debentures issued by the company, through the provision of specific liens to secure the same credit facilities, will make it clear that the company will be able to make guarantees in connection with its activities in the investees. When conducting international insolvency proceedings, the courts are required to consider which of the proceedings – the foreign or Israeli proceeding – is the main proceeding and which is the secondary proceeding. Hence, as determined by a court in Israel or by a foreign court, the procedure in Israel is a secondary process, the legal meaning for the bondholders will be that the competent court will be a foreign court, and that they will have to conduct the insolvency proceedings in the foreign state. Accordingly, the powers of the Israeli court will be limited and the remedies that bondholders can receive from the Israeli court may also be limited. In light of all the above, the Company estimates that the degree of risk impact on the Company is small. It should be noted that in the event of insolvency proceedings in Israel, there is no certainty that foreign courts in the British Virgin Islands and/or the United States will enforce the decisions and judgments by virtue of such insolvency proceedings in Israel. In addition, insofar as parallel insolvency proceedings are initiated in addition to those in Israel and in foreign territories, then there is no certainty that foreign courts will recognize the procedure in Israel. Without derogating from the foregoing, it will be made clear that the Company's assets are located in the United States and therefore the collection of the assets will be carried out in accordance with US law. G. Cyber Risks Within its operations, Company makes use of computing systems and computerized information databases managed by the Management Company, which store confidential information and data on Company's financial operations as well as personal information concerning employees of the management company, tenants of Company's properties, clients, collections, and agreements with service providers. Note that Company's computing and data systems are based on and make use of shelf software and are supported by external IT service providers which provide consultancy and support on the subject. At the same time, cyber-attacks in the technological world in recent years have grown increasingly complex and may cause damage to Company's B- 179 databases and miscellaneous damages, including loss or theft of information and financial expenses to restore the computing system. Note that Company continuously maps the entirety of its computing systems, including using the aforementioned IT service providers and its internal cybersecurity and IT infrastructure committee, in order to review any gaps, if any, concerning data security and protection of unauthorized access. Company from time to time updates these systems as required, on its own and via experts and service providers on its behalf. Note that Company has implemented a cyber disaster event recovery protocol. 1.18.4. The following table presents the risk factors specified above according to their characteristics – macro-economic risk, industry risks, and company-specific risks. These risk factors were rated based on estimates made by the Company's management, based on the current circumstances as of the report's publication date, according to their estimated impact on the Company's business: Impact of the risk factor on the Company's business Low Medium High Macro-economic risks + Downturn in the US economy Industry risks + Interest rate + Tenant solvency + Single-Family investment sector + Exposure to competition in the hotel industry + Exposure to input price increases + Hotel management by third parties Company-specific risks + Status of the REIT + Exchange rate risks + Financial market risks + Availability and cost of credit + Focusing on a single industry + Geographical concentration + Insolvency issues + Cyber Risks The Company's assessments regarding the above risk factors, including the degree of impact of such risk factors on the Company, includes forward-looking information, which is based on information available to the Company as of the date of report as well as the Company's estimates and plans. The Company may in the future be exposed to additional risks and the impact of each risk factor, if it materializes, could differ from the Company's assessments.

Holding Structure Appendix

B- 180


Pacific Oak SOR (BVI) Holdings, Ltd.
100%
CA Capital Management Services III, Inc.
100%
Pacific Oak SOR Properties LLC



100%
Pacific Oak SOR Acquisition VIII, LLC
100%
Pacific Oak SOR Richardson Portfolio JV LLC
90%
JP- Pacific Oak Richardson Holdings LLC
100%
JP- Pacific Oak Richardson Acquisition I LLC
100%
JP Palisades I LLC
JP Palisades II LLC
100%
Palisades I
Palisades II
6.1%
S-REIT
100%
Pacific Oak SOR Acquisition XI LLC
100%
1180 Raymond Urban Renewal LLC
100%
1180 Raymond
100%
Pacific Oak SOR Acquisition XXXIII LLC
100%
Pacific Oak SOR Marquette Plaza LLC
100%
Marquette Plaza
Pacific Oak SOR Park Highlands TRS LLC
100%
Pacific Oak SOR Acquisition XXII LLC
100%
Pacific Oak SOR Park Highlands II JV LLC
100%
Pacific Oak SOR Acquisition VII LLC
100%
Pacific Oak SOR Park Highlands JV LLC
100%
Pacific Oak TRS Services LLC
100%
Pacific Oak SOR Park Highlands II LLC
0.5%
1.48%
Pacific Oak SOR Park Highlands LLC
99.75%
0.25%
Pacific Oak SOR Tule Springs Owner TRS LLC(1)
Park Highlands II
100%
Pacific Oak Acquisition XXXVII, LLC
100%
Pacific Oak SOR Tule Springs Village II Parcelles Owner, LLC
Village II
100%
Pacific Oak SOR Acquisition XVIII LLC
100%
Pacific Oak SOR Austin Suburban Portfolio LLC
100%
Park Centre
100%
Pacific Oak SOR Acquisition XXXIV, LLC
100%
Pacific Oak SOR 8 & 9 Corporate Centre, Inc.
100%
8 & 9 Corporate Centre
100%
Pacific Oak SOR Acquisition XXV LLC
100%
Pacific Oak SOR 110 William JV LLC
77% Preferred Interest
100% Common Interest
Pacific Oak SOR SREF III 110 William LLC
100%
110 William Mezz III LLC
100%
110 William Property Investors III LLC
100%
110 William
100%
Pacific Oak SOR Acquisition XXVII LLC
100%
Pacific Oak SOR SOR Richardson Land JV, LLC
90%
Pacific Oak SOR Richardson Holdings II LLC
100%
Palisades IV LLC
100%
Richardson Land I
100%
Pacific Oak SOR Acquisition VIII LLC
100%
Pacific Oak SOR SOR Richardson Portfolio JV, LLC
90%
Pacific Oak SOR Richardson Holdings LLC
100%
Palisades III LLC
100%
Richardson Land II
מקרא:
קרקע להשקעה
נכסי משרדים
נכסי מגורים : סינגל פמילי
נכסי מגורים : בתי דירות
נכס לשימוש מלונאי
חברה מאוחדת
חברה כלולה
נכסים פיננסים
נכסי נדל"ן בהקמה

(1) לפרטים אודות החזקות במניות בכורה (אשר אינן מקנות זכות הצבעה) ראו בסעיף 1.7.8.3 לפרק א'.



Pacific Oak SOR (BVI) Holdings, Ltd.
(BVI Company)
100%
Pacific Oak SOR Properties LLC (DE)
100%
Pacific Oak SOR II Holdings, LLC (MD)
100%
Pacific Oak SOR II, LLC (MD)
100%
Pacific Oak Strategic Opportunity Holdings II LLC
0.1% (GP)
99% (LP)
Pacific Oak Strategic Opportunity Limited Partnership II
100%
Pacific Oak SOR US Properties II LLC
5%
Investment In Pacific Oak Opportunity Zone Fund I
100%
Pacific Oak SOR II TRS Holdings
100%
Pacific Oak SOR II Q&C TRS JV, LLC
90%
Pacific Oak SOR II Q&C Operations JV, LLC
100%
Pacific Oak SOR II Q&C Operations, LLC
100%
Pacific Oak SOR II Acquisition II, LLC
100%
Pacific Oak SOR II Q&C JV, LLC
90%
Pacific Oak SOR II Q&C Property JV, LLC
100%
Pacific Oak SOR II Q&C Property, LLC
100%
Q&C Hotel
100%
Pacific Oak SOR II Acquisition IV, LLC
100%
Pacific Oak SOR II Lincoln Court, LLC
100%
Lincoln Court
100%
Pacific Oak SOR II Acquisition VI, LLC
100%
Pacific Oak SOR II 210 West 31st Street JV, LLC
80%
Pacific Oak SOR II 210 West 31st Street, LLC
100%
210 West 31st Street Owner, LLC
100%
210 West 31st Street
100%
Pacific Oak SOR II Acquisition VII, LLC
100%
Pacific Oak SOR II Oakland City Center, LLc
100%
Oakland City Center
100%
Pacific Oak SOR II Acquisition VIII, LLC
100%
Pacific Oak SOR II Grace Court JV, LLC
90%
Pacific Oak SOR II/VERUS Grace Court, LLC
100%
Pacific Oak/VERUS GC Phoenix, LLC
100%
Madison Square^ I, II, III, IV and Parking Garage
100%
Pacific Oak/VERUS Armory and Land, LLC
100%
Madison Square^ Armory Building and Land


100%
Pacific Oak SOR Equity Holdings X LLC
100%
Pacific Oak SOR X Acquisition III LLC
100%
Pacific Oak SOR X Acquisition II LLC
100%
SOR Port Holdings LLC
100%
Pacific Oak SOR PAC OAK OPP ZONE FUND I, LLC
41.0%
Pacific Oak Opportunity Zone Fund I, LLC
100%
Pacific Oak Residential Trust Inc.
100%
PORT OP GP, LLC
0.088%
99.912%
PORT OP, LP
100%
Pacific Oak Residential Trust II, Inc.
100%
PORT II OP LP
100%
Single Family Portfolios (6)


מקרא:
קרקע להשקעה
נכסי משרדים
נכסי מגורים : סינגל פמילי
נכסי מגורים : בתי דירות
נכס לשימוש מלונאי
חברה מאוחדת
חברה כלולה
נכס פיננסי
נכסי נדל"ן בהקמה

* חברת התפעול של הנכס Springmaid Beach Resort.

חברת התפעול של הנכס Q&C Hotel.

^ לשעבר - Grace Court.

APPENDIX A

Key Details regarding the REIT

Definitions

For the sake of convenience, below are definitions of the key terms in this chapter (which are identical to those included in Chapter A of this Report – Description of the Corporation and its Activity).

"The Company"	Pacific Oak SOR (BVI) Holdings Ltd.
"The REIT"	Pacific Oak Strategic Opportunity REIT, Inc. which was incorporated in the State of Delaware and selected to be classified as a REIT (Real Estate Investment Trust) in accordance with the Internal Revenue Code of 1986, as amended. However, the bonds of the REIT are not listed for trade and therefore the REIT is not traded on the stock exchange.
"The Partnership"	Pacific Oak Strategic Opportunity Limited Partnership, a limited partnership incorporated in the State of Delaware, wholly-owned, under a chain of holdings, by the REIT. For further details see section 6A.1 below. The partnership holds the entire (100%) issued and paid-up share capital of the Company and is the direct controlling shareholder therein.
"Pacific Oak Holdings"	Pacific Oak Holdings LLC is a limited liability corporation that was incorporated in the State of Delaware, which holds the full rights in the Previous Management Company.
"The Previous Management Company"	Pacific Oak Capital Advisors LLC is a limited liability corporation that was incorporated in the State of Delaware and is wholly controlled by Pacific Oak Holdings which, until January 31, 2026, provided management, operating, financing, and consulting services to the REIT.
"Federal Tax Code"	The U.S. Internal Revenue Code of 1986, as amended or as replaced by a parallel law.

1

2 Introduction The direct controlling shareholder in the Company is the Partnership that holds 100% of the issued and paid-up share capital of the Company. The Partnership is 100% held, through a final chain of holdings, by the REIT, which is holding 100% (indirectly through additional companies) of the interests in the Partnership. It is noted that in accordance with the provisions of this chapter below, with regard to REITs (Real Estate Investment Trusts), there is an ownership restriction in the Charter, pursuant to which a shareholder is prohibited from holding more than 9.8% of the REIT’s issued and paid-up capital. In practice, as of the report date, no person holds more than 5.4% of the REIT's issued and paid-up share capital, and the REIT does not have a controlling shareholder. Therefore, in the Company's opinion, there is no controlling shareholder therein, within the meaning of this term in the Securities Law of 5728-1986. This section deals with a concise and non-exhaustive description of material provisions (regulatory and contractual) that are applicable to the REIT. This chapter has been included in order to enable the reader to understand the holding structure of the REIT (which holds 100% of the Company's share capital through a chain of holdings). This chapter is based, among others, on material provisions of the Federal Tax Code, regulations which have been issued thereunder, rulings, administrative procedures published by the IRS, as well as court judgments, all in accordance with existing law and subject to changes which may occur, to the extent that they may occur in the future, and subject to the current interpretations of the law, inasmuch as they exist. The aforesaid amendments may have retroactive effect. There is no certainty that the IRS or a US court will not raise objections and even sustain opposing positions to the tax implications described in this chapter below. The description below is based on the basic premise that the REIT and the investee companies thereof will act in accordance with the incorporation documents thereof. This chapter is not to be deemed a substitute for individual tax advice by experts, taking into account each investor's unique circumstances. For details on the structure of holdings in the REIT, see section 6(a)(4) below. General The REIT is a corporation that was incorporated in the State of Maryland on October 8, 2008 and is classified as a Real Estate Investment Fund (REIT) pursuant to The Internal Revenue Code of 1986 (hereinafter: "the Federal Tax Law"), commencing from the tax year that ended on December 31, 2010.The REIT is a reporting corporation in the United States pursuant to US securities laws and the regulations of the Securities and Exchange Commission ("SEC"). The REIT is a reporting corporation1 in the US as stated, since it initially offered its shares to 1 With respect thereto the REIT submits reports to the SEC report system, including annual financial reports pursuant to Form 10-K, quarterly financial reports pursuant to Form 10-Q, and current reports pursuant to Form 10-K, among others. Subsequent to December 31, 2025, the REIT notified the SEC that it intends to 3 the public in 2009. These shares have never been listed for trading and therefore the REIT is not traded on any stock exchange. For details on the REIT's disclosure filings on the SEC's EDGAR system, see http://www.sec.gov. 1. Below is a concise explanation and highlights on the REIT as well as material corporate governance provisions applicable thereto: 1.1 Federal Income Tax Requirements for U.S. REIT (Real Estate Investment Trust) Qualification In accordance with the Federal Income Tax Law, in order to qualify as Real Estate Investment Trust, a corporation is required, inter alia, to fulfill all the main terms set forth below: A. The REIT shall be managed by a board of directors. B. The shareholders of the REIT hold securities transferrable to either third parties or to the REIT (i.e. the securities may be sold pursuant to the terms of the IPO, as shall be determined by the REIT). C. Insofar as the REIT complies with the requirements to qualify as a REIT, it shall not pay Federal income tax on its taxable net income2. It shall be noted that subsidiaries of the REIT which are U.S. taxable REIT subsidiaries are liable to tax on their net oncome in accordance with the Federal Tax Law regulations applicable thereto. If the REIT ceases to fulfill any of these requirements, it shall be liable for the Federal corporate tax applicable in the state of incorporation. In this regard, it is noted that as of the report date, the REIT is in compliance with all the conditions to qualify as one and does not pay Federal corporate tax as aforesaid. D. The beneficial ownership of the REIT shares will be held by at least 100 persons or more; E. As of the second half of the second year following the REIT's classification as such, less than 5 shareholders shall not hold (directly or indirectly) more than 50% of the value of the shares of the REIT. F. The compliance of the REIT with two (2) annual gross income tests as follows: (1) "75% Test": At least 75% of gross annual revenues of the REIT (excluding revenues from sale of properties classified as real estate inventory, revenues from prohibited transactions, certain hedging transactions, income from absolving of debts, and gain from specific foreign currency transactions) must result from rent revenues from rental properties (real) (hereinafter: "Rent from Rental Properties"), gain from sale of those properties, interest no longer file the 2025 Form 10-K and any future Form 10-K and Form 10-Q. However, the REIT intends to continue filing Form 8-K for material events, including quarterly financial statements of the Company, in accordance with International Financial Reporting Standards. 2 Which would be distributed by the Company to its shareholders, if applicable. 4 revenues from extending loans secured by real estate properties or rights to real estate property (hereinafter: "Interest Revenues"), dividend distributions from other REITs and revenues from new short-term investments (hereinafter: "the 75% Test"); (2) "95% Test": At least 95% of gross revenues of the REIT in the tax year (excluding revenues from prohibited transactions, income from absolving of debts, hedging transactions and gain from foreign currency transactions) must result from a combination of revenues under the 75% Test above and from dividend distributions, interest and gain from sale or transfer of securities (not necessarily of real estate companies) (hereinafter: "the 95% Test"). Certain hedging transactions will be excluded from both the numerator and the denominator for the 75% Test and the 95% Test (the 75% Test and the 95% Test, hereinafter jointly known as: the "Income Test"). G. At the end of each calendar quarter, the REIT must comply with the following tests with regards to the type of assets held thereby (hereinafter: "Asset Test"), as follows: (1) 75% of the value of REIT assets is to include a combination of real estate properties, cash or cash equivalents, U.S. government securities and, under certain circumstances, temporary holdings of shares or debt acquired by new capital of the REIT. In this regard, the term "real estate properties" also includes interests in real estate properties as well as: shares and debt instruments issued by other traded REITs, chattel backing loans also backed by real estate properties (provided that the value of such chattel does not exceed 15% of the market value of the aforementioned backing property) and chattel property leased in conjunction with leasing of real estate properties provided that rent attributed to such chattel does not exceed 15% of the aforesaid rent income. Assets not included under the aforementioned test, which shall be known known as the 75% Asset Test, shall be subject to the tests as follows: (2) The REIT is limited to holding shares of another company, valued in excess of 5% of total REIT assets (hereinafter: "the 5% Test"). (3) The REIT may not hold more than 10% of the securities (capital or voting rights) of any non-REIT company (hereinafter: "the 10% Test"). (4) The 5% Test and the 10% Test shall not apply to REIT holdings in TRSs3 or in other corporations fully held thereby and classified as a REIT (qualified REIT subsidiaries). Moreover, the 10% Test shall not apply to holding of certain types of debt ("straight debt") or other securities, as set forth below. For the purpose of the 10% Test only, the holding rate of the REIT in properties held by a partnership or a pass-through company for tax purposes shall be determined in accordance with the relative share of the REIT of the 3 Taxable investee companies of the REIT, if they exist (taxable REIT subsidiary). 5 securities which will be issued by that partnership or pass-through company for tax purposes (except for exceptions specified in the Federal Tax Code). (5) The total market value, on aggregate, of REIT holdings in TRSs or in other tangible assets other than real estate properties, such as furniture or other equipment, may not exceed 20% of the value of the assets of the REIT. (6) The REIT may not hold debt issued by traded REITs in excess of 25% of its value (provided that the aforesaid debt will not be classified as real estate property without the inclusion of the aforesaid debt in the definition of "real estate property"); H. The distribution test For a corporation to be classified as a REIT, it must perform an annual dividend distribution (which does not derive from its capital gains, namely. capital gains dividends) to its shareholders, as follows: • 90% of the REIT taxable income, with the adjustments to be specified below (which are calculated without deducting paid dividends or net capital gains). • 90% of the REIT's profit after-tax, insofar as the tax applies, from properties that were acquired within a Foreclosure (the process of acquiring a property within an insolvency proceeding), as specified below, net of the surplus derived from non-cash income above the 5% threshold of the REIT's taxable income threshold, as specified below (which are calculated without deducting paid dividends or net capital gains). It should be clarified that as of the report date, the Company was advised by the REIT that the REIT is in compliance with the aforementioned conditions and is classified as a REIT under the Federal Income Tax Law. The Company has undertaken, insofar as it is within its control, to comply with the aforesaid conditions so that the REIT status of the Company is not affected.

6 1.2 Structure of the REIT As aforesaid, the REIT holds 100% of the ownership rights in the Partnership (through a chain of holdings). The ownership is carried as set forth below: A. The REIT directly holds 0.1% of the Partnership as the single general partner; B. The REIT holds 100% of the ownership rights in the limited partner4 in the Partnership, which has a 99% interest in the Partnership. The REIT is the single limited partner in the Partnership. Therefore, the REIT holds 100% of the ownership rights in the Partnership. The chart below, which is the structure of holdings in the Partnership and in the Corporation as of the report date, illustrates the foregoing as of the report date: 4 Pacific Oak Strategic Opportunity Holdings LLC, an LLC that was incorporated in the State of Delaware. 7 1.3 Material corporate governance provisions applicable to the REIT Main incorporation documents: The REIT’s main incorporation documents are Second Articles and Amendment and Restatement dated December 2019 (hereinafter: "the Articles") and Amended and Restated Bylaws (hereinafter: "the Bylaws"). The following table presents the key issues in the REIT's Articles and Bylaws The REIT's Stock Ownership Restriction in the REIT's Stock The REIT's Board of Directors Appointment of Directors Independent Directors Duty of Care and Fiduciary Duty of the REIT's Directors Powers of the Board of Directors In accordance with the Articles, the REIT is entitled to issue up to 1,000,000,000 common stock with $0.01 par value (hereinafter: "common stock") and 10,000,000 preferred stock with $0.01 par value (hereinafter: "preferred stock"). The REIT’s board of directors is authorized to reclassify unsplit stock and to issue additional stock without obtaining shareholder approval. Pursuant to the US law, a holding of more than 10% in the REIT shall be considered control of the REIT5. Therefore, there is an ownership restriction in the Articles, pursuant to which shareholders are prohibited from holding more than 9.8% of the REIT’s stock. Notwithstanding the foregoing, the REIT’s board of directors may permit certain shareholders to hold more than the amount of shares as stated, without derogating from the holding restriction in accordance with five (5) shareholders may not hold more than 50% of the REIT’s stock in the second half of a calendar year6. As of the report date, there is no single shareholder in the REIT that holds more than 9.8% of the REIT's share capital and in practice, the biggest shareholder in the REIT holds 3.3% of the REIT's stock. In line with the Articles, the REIT’s board of directors is composed of five directors, while the number may increase or decrease in accordance with the Bylaws, but shall not be less than 3 directors. In accordance with the Articles, most of the directors must be independent directors. As of the report date, the REIT's board of directors is composed of 5 directors, 3 of whom are independent directors. The REIT’s board of directors shall recommend candidates for election serve on the REIT’s board, while a conflict of interests committee (as defined below) shall compose a list of candidates for independent director (hereinafter, jointly: "the Candidates"). The candidates will be chosen by an ordinary majority of shareholders attending, whether in person or by proxy, in a general meeting of REIT shareholders that convenes once in a calendar year. If the office of a director is vacated during the year, the REIT's board of directors may elect a new director by an ordinary vote and this director shall serve until the next annual general meeting of shareholders. Each director shall serve for a one-year period from the day he was elected by the general meeting and until his substitute is elected (whether he is an ordinary or independent director). An independent director is a person who is not an officer and/or employee of the REIT, the Management Company or an associated company, in the two years prior to his appointment. In addition, independent directors in the REIT should comply with the directives of the New York Stock Exchange (hereinafter: "NYSE") regarding independent directors7. A member of the REIT’s board of directors is required to fulfill his duty in good faith, in the best interest of the REIT and in the best interest of the shareholders. The members of the REIT's board directors are liable to the REIT and its shareholders, by virtue of their fiduciary duties. A member of the REIT's board of directors must act cautiously as would any prudent person in similar situations and under similar circumstances, including a reasonable inquiry during the performance of acts. The members of the REIT's board of directors are not required to devote most of their time to matters relating to the REIT's business and are only required to devote the time needed to fulfill their duties. The REIT is acting in accordance with the guidelines of the board of directors. The duty of the board of directors is to supervise the activities of the Management Company and to make all material decisions relating to the REIT’s business. The board of directors chose to engage the Management Company to manage the REIT’s day-to-day activities and its asset portfolio subject to the supervision of the REIT's board of directors. The board of directors is authorized to appoint committees as it sees fit, provided the majority of members in these committees are independent directors. 5 U.S. Code Title 26 Section 318. 6 The information was taken from the SEC’s website and is available at: http://www.sec.gov/answers/reits.htm. It is noted that the Company did not apply for consent to include the said information since it is published information. 7 For additional details on the standards stipulated by the NYSE regarding independent directors see the NYSE website at: http://tinyurl.com/o8hh9n7. It is noted that the Company did not apply for consent to include the said information since it is published information. 8 Conflict-of-Interests Committee Audit Committee Liquidation of the REIT (disposition of its Assets) Distribution of Dividends Leverage Limit The committee is entirely composed of independent directors. It is authorized to act on the following issues: 1. Prepare a list of candidates for the shareholders to appoint as independent directors in the REIT, who will be elected in the annual general meeting of shareholders of the REIT (hereinafter: "the General Meeting") 2. Remuneration of independent directors; 3. Annual re-approval of the Management Agreement; 4. Discussion and approval of transactions in accordance with the Management Agreement; 5. Any other issue with a potential conflict of interests; 6. Discussion and resolutions regarding liquidation of the REIT. The committee is entirely composed of independent directors. It is authorized to act on the following issues: 1. Review of the REIT's external auditors. 2. The integrity of the REIT's accounting processes and internal audit. 3. Compliance with legal and regulatory requirements. 4. The performance of the REIT’s external auditor. It should be noted that the REIT’s Articles provide that if the REIT’s common shares are not offered to the public by July 31, 2019 (hereinafter: "the liquidation date" and "the liquidation", as the case may be), then the REIT shall: (1) request the shareholders' approval to liquidate the REIT, or alternatively; (2) apply to the Conflict-of-Interests Committee (as it is defined in section 6(a)(1) above). The Conflict-of-Interests Committee, which is composed of independent directors, may, under the circumstances of the matter, and provided the Conflict-of- Interests Committee has decided this is in the best interests of the REIT's ordinary shareholders (by a majority of the votes) to postpone the date of liquidation (hereinafter: "Decision to postpone the liquidation date"). If a decision is adopted to postpone the liquidation date, the members of the Conflict-of-Interests Committee shall review the aforesaid decision at least once a year. In addition, if the REIT requests its shareholders to liquidate the REIT as stated, and failed to obtain the shareholders' approval to liquidate the REIT, the Articles do not require the REIT to list its shares for trading or to liquidate the REIT, and do not require the Conflict-of-Interests Committee to examine the issue of liquidating the REIT in the future. If the REIT requests its shareholders to approve the liquidation of the REIT and they grant their approval, then the REIT shall act in an orderly fashion to dispose of its assets in accordance with a predetermined plan to be determined. Meanwhile, on April 4, 2018, the meeting of the shareholders of the REIT approved the removal of the aforesaid clause from the articles of association of the REIT and the cancellation thereof and on December 18, 2019, the aforesaid articles of association of the REIT were amended and the aforesaid clause with regard to the liquidation mechanism was removed therefrom. 8 The REIT shall declare the distribution of dividends provided that the cash flows affected by the investments, activity and financial position of the REIT allow it. In order to maintain its status as a REIT, it is required to pay out 90% of its taxable income (which is calculated net of dividends paid or net capital gains and are not necessarily equal to the net income as it is calculated in conformity with US GAAP). If the REIT meets the conditions of dividend distribution to qualify as a REIT, it shall not be liable to Federal income tax on the taxable income distributed as dividend to the REIT's shareholders9. In general, the REIT plans to distribute 100% of its taxable income so that no portion of its income will be subject to Federal corporate tax. The REIT's board of directors may determine higher distributions than those required to maintain its status as a REIT, subject to its financial condition and other relevant factors as shall be determined by the REIT's board of directors. The REIT's Articles prescribed a leverage ratio of 75% of the value of the borrower's assets (hereinafter: "Leverage Limit"). It is noted that by a majority resolution, the Conflict-of-Interests Committee may increase the leverage limit. 8 For details, see the Immediate Report of the Company of December 24, 2019 (Reference no.: 2019-01-123529), the information of which is included in this periodic report by way of reference. 9 For details on the Company's commitments, as it is within its control, to meet the conditions that maintain its status as a REIT, including in connection with the distribution of dividends, see section 1.4.3 of the Prospectus. 9 1.4 Previous Advisory Agreement between the REIT and the Previous Management Agreement (hereinafter: the " Management Agreement ")10 and the Back-to-Back Agreement Following are details of the Previous Management Agreement and the Back-to- Back Agreement, which are no longer in effect as of January 31, 2026, following the date of the report on the financial position. For details see Section 1.1.8.5 of Part A to this Periodic Report. For details of the terms of the management and services agreements which came into effect beginning January 31, 2026, see Sections 1.1.2.5 and 1.14 of Part A to this Periodic Report, as well as Company’s immediate reports dated January 18 and 24, 2026 (Reference Numbers: 2026-01-007414, 2026-01-007417 and 2026-01- 009279, respectively). The Management Agreement A. The REIT engaged with the 1.4 Previous Management Company in the Management Agreement, according to which the Previous Management Company provided various management services to the REIT. The Previous Management Agreement was renewable annually by the REIT's conflict-of-interests committee (for unlimited number of periods of one-year each). It shall be noted that the Company was not a party to the Management Agreement and operated only in accordance with the Back-to-Back Agreement as will be specified below. B. Beginning September 2022, the REIT and the Previous Management Company amended the Management Agreement between them such that the management of the residential properties held by the Company through Pacific Oak Residential Trust Inc (hereinafter in this subsection: "PORT" and "PORT Properties", as applicable) and the operation of PORT are excluded from application of the Management Agreement. The foregoing was done as part of preparations considered at the time for advancing a procedure of a private issuance of PORT's common stock in the United States, which required the establishment of an independent management mechanism for the PORT Properties. Note that beginning December 2024, management services are provided to PORT properties via a third-party management company, as noted in Section 1.1.8.5 of Part A of this periodic report. The Back-to-Back Agreement 10 For details on an agreement between the Company and the REIT, which shall remain in effect as long as debentures of the Company are traded on the Tel Aviv Stock Exchange until the final maturity of the Debentures (Series B) and/or until the Previous Management Company shall no longer provide management services to the REIT, whichever is earlier, pursuant to which the Company will incur the cost of the management services (back-to-back) by virtue of the Advisory Committee (which is detailed in section 1.4), so that the Previous Management Company will continue to provide the required management services to the REIT, the transferred companies, and the transferred properties – see Regulation 21 of Chapter D (Additional Details Report) enclosed to this report.

10 C. On March 8, 2016, an agreement between the Company and the REIT first entered into effect, constituting a back-to-back agreement with the Advisory Agreement, which would be in effect until the final repayment of the outstanding debentures and/or until the Previous Management Company ceases to provide management services to the REIT, whichever comes first. (hereinafter: "the Back-to-Back Agreement"). For details regarding the Back-to-Back Agreement, see Section 1.4.2 below. D. Further to the foregoing in subsection (B) above with regard to the exclusion of the management of the PORT Properties from application of the Management Agreement, in September 2022, the Company engaged in a series of agreements with companies owned by the same ownership as the Previous Management Company to provide services for the PORT Properties, similar to the services provided to the Company until said date by the Back-to-Back Agreement. For details, see Regulation 22 of Chapter D of the 2022 Periodic Report. Concurrently, over the course of December 2024, the management company for Company’s residential properties (PORT) (which is an entity independent of the Company) was sold to a third party management company which specializes in the management of single family residentials, known as Residential Homes For Rent, LLC, headquartered in Tampa, Florida (hereinafter: The New Residential Property Management Company). The New Residential Property Management Company is unaffiliated with the REIT or Company’s management company and does not form a part of Pacific Oak, and therefore, beginning with the aforementioned engagement date, management fees in connection with PORT property operations are no longer paid to management companies of the Pacific Oak Group. 1.4.1 Below are the main terms of the Previous Management Agreement (in effect through January 31, 2026): A. The services provided by the Previous Management Company: (1) Providing financial consulting services to the Company, including market research and statistical analysis of the assets, activities, and business objectives of the Company; (2) Identify potential investments for the REIT; perform due diligence with regard to those investments and present them to the REIT, negotiate on behalf of the REIT, determine conditions for investments in potential properties, including the financing of investments as well as actual implementation of the aforesaid transactions subject to the approval of the REIT; (3) Asset management services the main ones of which are: i. Locating and entering into agreements with various employees and service providers (such as insurance agents, brokers, 11 contractors, property managers, attorneys, etc.) for the proper operation of the assets of the REIT; ii. Entering into asset management agreements; iii. Monitoring the activity in each of the assets of the REIT; iv. Monitoring and determining that the policy and strategy of the REIT is implemented and realization of the asset portfolio of the REIT; v. Consulting with and guiding the officers of the REIT with regard to formulating financial policy; vi. Supervising the activities of the managers of the REIT assets including examining the asset budgets (current operations, asset improvements, etc.); vii. Management the relations of the REIT with its various partners in property investments; viii. Consulting with the officers of the REIT with regard to regarding property sales opportunities. (4) Administrative services for the day-to-day management of the REIT, including accounting services, purchase of insurance policies; supervise the REIT’s compliance with tax requirements; submit expense reports to the conflict-of-interests committee, etc.; (5) Services related to the issue of securities (if necessary) of the REIT (it should be noted that the consideration for these services were excluded in the Back-to-Back Agreement); (6) Investor relations with the REIT’s shareholders; (7) Other services as shall be determined from time to time by the conflict-of-interests committee (Sections 1-7 above shall hereinafter be jointly referred to as: "Management Services"). B. Consideration for management services: In return for providing the aforesaid management services, the Previous Management Company shall be entitled to payments as follows: It shall be noted that the Previous Management Company was permitted, at its exclusive discretion, to defer the date of receiving the remuneration amounts specified below. An amount that the Previous Management Company choses to defer its receipt shall not bear interest. Meanwhile, as stated above in Section 1.4.B, the residential properties held through PORT are excluded from the fees specified in subsections (1)-(3) below. 12 (1) Acquisition fees – the REIT shall pay the Previous Management Company a management fee of 1.0% of the amount paid for the properties (including related expenses). If the acquisition of the property was made as part of a joint venture, the REIT shall pay the Previous Management Company 1.0% of the amount paid to the Company for its pro-rata share of the joint venture. (2) Fees for asset management services i. Management fees for assets that are not real property – this fee will be paid for investments in loans or assets that are not real properties, on a monthly basis, whereby each month the REIT shall pay the Previous Management Company 1/12 of 1%11 of an amount calculated as the lower of: (1) The amount paid for the purchase or financing of a loan or another investment, with the addition of all the expenses and payments related to the purchase or the financing of the loan or the other investment, as stated, in addition to the amount of a debt related to or used in favor of the purchase or financing of the investment; (2) the outstanding amount of a loan or another investment with the addition of all the expenses and payments involved in the purchase or financing of the investment, based on the timing of the calculation. ii. Management fees for real property – this fee will be paid in respect of real property, on a monthly basis, such that each month the REIT shall pay 1/12 of 0.75% of the amount paid or allocated to purchase the real property, with the addition of all the expenses and payments related to the purchase of the property, as well as the amount required for the development, continued construction or renovation of the property, in addition to the amount of a debt related to or used in favor of the purchase of the property. iii. With regard to properties that were purchased as part of a joint venture, the fee shall be determined based on the REIT's pro rata share in the property with the addition of the REIT's pro rata share in any expense or additional payment which is related to the purchase of the property. (3) Asset disposition fee A fee paid for significant contribution to the disposition of the property. The REIT shall pay the Previous Management Company or 11 On January 18, 2024, pursuant to the approval by the REIT Fund's Conflict-of-Interest Committee, the Previous Management Company and the REIT have amended the management agreement, such that the asset management fees are increased from 0.75% to 1% starting as of November 1, 2023. 13 its associated companies 1.0% of the purchase price determined in the sale contract, if the sale transaction included the payment of a fee to a third party unrelated to the Previous Management Company (hereinafter – "Third Party"). The fee paid to the Management Company or its associated companies shall not exceed the fee paid to the Third Party; in addition, the total fee paid to the Previous Management Company or its associated companies with the addition of the fee paid to the Third Party, shall not exceed 6.0% of the purchase price determined in the sale contract. The conflict-of- interests committee shall determine whether the Previous Management Company made a significant contribution toward the completion of the transaction, which entitles it to a fee as set forth above. (4) Subordinated participation in the net cash flow Once the ordinary shareholders in the REIT receive an aggregate dividend amount (from the date of establishment of the REIT) which reflects: (1) any return on the net equity invested by the shareholders; and (2) un-accrued annual interest in the amount of 7.0% of their investment in the REIT, the Previous Management Company shall be entitled to receive the amount of the difference between: (a) 15% of the total net cash flow of the REIT, whether it was derived from continued activities or from the net proceeds of a sale or any other income. For these purposes, "Net Proceeds of a Sale" means the total amount of proceeds which the REIT is entitled to receive for the sale of a property, net of all expenses in connection with the sale of the property, plus an asset management fee for the Management Company; and (b) the value of the performance fees paid to the management company preceding the Previous Management Company, KBS Capital Advisors LLC, by way of the allotment of blocked shares (RSU) of the REIT. With regard to payments to the Previous Management Company, it should be noted that the management agreement includes a payment section for subordinated participation in incentive fees which is excluded from the Back-to-Back Agreement. It should be noted that the aforementioned fees were determined on market terms. For details on fees paid by the Company to the Previous Management Company by virtue of the Back-to-Back Agreement, see Regulation 21 of the Additional Details Report. C. Additional provisions in the Management Agreement: (1) Reimbursement of expenses – The REIT shall reimburse the Previous Management Company on a quarterly basis for all expenses

14 incurred by the Previous Management Company in connection with the purchase of assets and any loans taken on behalf of the REIT (including expenses in respect of unrealized potential purchases). These expenses include: attorney fees, due diligence (including valuations, surveys and environment-related assessments), travel expenses, communication expenses, accounting and bookkeeping expenses as well as other expenses related to the purchase of real estate properties and/or assets related to real estate. The REIT shall reimburse the Previous Management Company for any expenses relating to the provision of management services to the REIT, such as administrative, advertising and marketing expenses, rent, payroll expenses and IT related expenses, which are directly attributable to the REIT. The Previous Management Company or companies related to the Previous Management Company will not be reimbursed for payroll expenses in respect of which the Previous Management Company receives purchase fees, management fees or asset disposition fees (except for reimbursement of expenses for travels and communications), and the Previous Management Company will not be reimbursed for payroll expenses and/or benefits which are paid by the Previous Management Company to officers of the REIT. In addition, the Previous Management Company shall be entitled to reimbursement of expenses for the issuance of securities of the REIT up to an amount not exceeding 15% of the gross amount of any issue. It should be clarified that the aforesaid reimbursement of expenses section is excluded from the Back-to-Back Agreement. It should be noted that if the amount of reimbursement of future expenses payable for the past quarter exceeds the higher of (a) 2% of the value of the assets of the REIT in the books thereof, or (b) 25% of the total net income of the REIT, calculated in the aforesaid four sequential quarters of the aforesaid quarter, the Previous Management Company will not be entitled to reimbursement of expenses, except with the approval of the Conflict of Interest Committee of the REIT. (2) Validity of the Agreement – The Management Agreement shall remain in effect for a period of one year from the date of signing thereof. With the consent of both parties, the agreement may be renewed for an unlimited number of one-year periods. The Conflict of Interests Committee shall examine the conduct of the Management Company on an annual basis before approving the extension of the Advisory Agreement. The Management Agreement is currently in effect until November 1, 2025. 15 (3) Early termination of the Agreement – The Previous Management Company and the REIT are each entitled to terminate the Management Agreement with a 60-day prior notice for any reason whatsoever without being entitled to completion fees12. (4) Indemnification – In accordance with the Advisory Agreement, the REIT is required to indemnify the Previous Management Company and/or anyone on its behalf, for any liability and/or damage and/loss caused to the Previous Management Company and/or anyone on its behalf in the fulfillment of his/her duties, unless the said indemnification is prohibited by the Articles. (5) Restricted business – The Previous Management Company and/or anyone on its behalf may engage in other activities in addition to the management of the REIT, without any restriction. The Previous Management Company has undertaken to notify the board of directors of any existing or expected conflict of interests between the additional activities engaged by the Previous Management Company and the management of the REIT. 1.4.2 Back-to-Back agreement between the Company and the Previous Management Company The management services and the remuneration therefor under the Back-To- Back Agreement are the same to the terms of the REIT Advisory Agreement set forth in section 1.4.1 above, except for the consideration for the following services which are excluded from the Back-To-Back Agreement (namely, are not included therein and the Company is not requested to pay for them to the REIT Fund): A. Remuneration for services in connection with the issuance of securities (if necessary) of the REIT (as specified in section 1.4.1 above); B. Compensation for subordinated participation in incentive fees (as set forth in section 1.4.1 above); C. Reimbursement of expenses in connection with the issuance of securities of the REIT up to an amount not exceeding 15% of the gross consideration for each issue (as specified in section 1.4.1 above); D. Performance Fee in connection with the early termination of the Consultation Agreement (as specified in section 1.4 above). 12 As updated on November 1, 2020, in comparison with a 90-day notice period for the Previous Management Company and a 30-day notice for the REIT which were included in the early termination clause prior to the aforesaid amendment. 16 Additionally, as mentioned above, the residential properties held through PORT were excluded from application of the Management Agreement in September 2022 and thereafter, and thus also from the Back-to-Back Agreement. In this regard, it should be noted that the Audit Committee of the Company reviewed the feasibility of the Back-to-Back Agreement annually. A-1 PACIFIC OAK SOR (BVI) Holdings Ltd. ("the Company") Chapter B – Board of Directors' Report regarding the State of Affairs of the Company as of December 31, 2025 The Board of Directors of the Company hereby submits the Board of Directors' Report of the Company for the year ending on December 31, 2025 (hereinafter: "the Reporting Date of the Financial Statements") and as of the Report Date, prepared in accordance with the Securities Regulations (Periodic and Immediate Reports), 5730-1970 (hereinafter: "the Reporting Regulations"). The explanations presented below refer to the Company in accordance with its consolidated financial statements for December 31, 2025, which are attached as Chapter C to this periodic report (hereinafter: "the Financial Statements"). The terms used in this chapter shall have the same meaning as defined in Chapter A above regarding the Company's Description and Operation. As of the date of the release of the report, grounds have materialized for calling Debentures (Series B and D) for immediate repayment to due to cessation of rating, Company's noncompliance with financial covenants in accordance with the deeds of trust of the debentures as of December 31, 2025, as well as a Going Concern note in Company's financial statements. For details, see the below Part E (Dedicated Disclosure for Company's Debenture Holders). Note that on February 17, 2026 S&P Global Ratings Maalot LTD announced it was ending the rating of Company's debenture's. For details see Maalot's announcement (Reference Number: 2026-15-015594).

Part One – A brief description of the Company and the business environment thereof

1. The Company and the business environment thereof

The Company is 100% held by Pacific Oak Strategic Opportunity Limited Partnership (hereinafter: "**the Partnership**"), which is fully held by Pacific Oak Strategic Opportunity REIT Inc. (hereinafter: "**the REIT**"). The REIT does not have a controlling shareholder; therefore, it is the Company's opinion that the Company does not have a controlling shareholder by a final chain of holdings (as such term is defined in the Securities Law, 5728-1968; hereinafter: "**the Securities Law**"). For further information regarding the control of the Company, see Regulation 21A of Chapter D (Additional Details of the Company) attached to this periodic report (hereinafter: "**Chapter D**").

For details regarding the Company, its business environment, its business activities, its assets, etc., see Chapter A regarding the description of the Company's business attached to this periodic report.

2. Events during and subsequent to the reporting period

For details regarding developments associated with the Company's business over the past year, including acquisition, sales, and financing transactions, policy and goals for the upcoming years, etc., see Section 1.1.2 of Chapter A to this report.

3. Financial Position as of December 31, 2025

Board's explanations of Company's financial position, performance, equity, and its cash flows for the year ended December 31, 2025 (all figures are in USD thousands unless noted otherwise):

A-2

3.1. Analysis of the main changes in the financial position of the Company:

Item	Balance as of December 31,		Company explanations for material balances and changes
	2025	2024	
	USD thousands		
Current assets	321,818	100,876	The increase compared to 2024 is primarily due to the classification of the properties Richardson Office and Land, Madison Square and Lincoln Court under Properties Held, portion of residential properties held through PORT, along with land parcels in the land property known as Park Highlands, as sellable properties.
Non-current assets	687,658	1,386,783	The decrease compared to 2024 is primarily due to a drop of approximately USD 576 million in the value of Company's investment real estate properties, which was primarily due to: (a) Classification of the Richardson Office and Land properties under Properties Held for Sale (a total of approximately 25 million); (b) Classification of land parcels in the land property known as Park Highlands under Properties Designated for Sale (a total of approximately USD 52.3 million); (c) Reclassification of some of the residential properties held through PORT as sellable properties (approximately USD 109.2 million); (d) Classification of the Lincoln Court property as Held for Sale (a total of approximately USD 24.6 million); (e) Classification of the Madison Square property as Held for Sale (a total of approximately USD 24.7 million); (f) Sale of the Georgia 400 property (a total of approximately USD 29.4 million); (g) Sale of the Crown Pointe property (approximately USD 38.0 million); and (h) A decrease of approximately USD 92.3 million in Company's investment in joint ventures, mainly in connection with the 110 William property, for a decrease of approximately USD 95.2 million in the property's fair value.
Total assets	1,009,476	1,487,659	--
Current liabilities	895,853	237,141	The increase compared to 2024 is primarily due to the reclassification of a significant portion of the Company's loans, in the amount of approximately USD 644.4 million, from Non-Current Liabilities to Current Liabilities, and this due to technical defaults due to a failure to make loan payments and a failure on the part of the Company's Investee Companies to comply with the financial covenants they had undertaken as part of a guarantee of these loans. The amounts also include a sum of approximately USD 173.6 million classified as Current Liabilities due to the classification of the properties as designated for sale.
Non-current liabilities	32,792	722,615	The decrease compared to 2024 is primarily due to the classification of loans as Current Liabilities in place of Non-Current Liabilities, as described above.
Equity attributed to owners	80,489	523,989	The decrease from the 2024 Periodic Report (as of December 31, 2024) is due to a loss attributed to shareholders. For details of the depreciation in the value of the Company's properties, see the above Section 3.2.

A-3

Item	Balance as of December 31,		Company explanations for material balances and changes
	2025	2024	
	USD thousands		
Non-Controlling Rights	342	3,914	No material change.
Total equity	80,831	527,903	--
Total liabilities and equity	1,009,476	1,487,659	--

A-4

3.2. Analysis of the main operating results based on the consolidated financial statements:

Item	For the year ending December 31,			Company explanations for material balances and changes
	2025	2023	2023	
	USD thousands			
Income from lease of Investment Real Estate, Reimbursements from Tenants, and Other	114,196	126,138	136,380	The decrease compared to the year ending December 31, 2024 is primarily due to the sale of the Loft at NoHo residential property in September 2024, the Georgia 400 Center property in July 2025, and Crown Pointe in November 2025. All three properties were classified as income generating properties, and so their sale led to a decline in operating income and expenses.
Investment Real Estate Operating Expenses	(70,045)	(71,982)	(78,659)	
Income from Hotel Operations	7,597	9,061	9,153	The decrease compared to the year ending December 31, 2024 is primarily due to the overall decrease in the occupancy and the activity of the Q&C Hotel.
Hotel Operating Expenses	(6,277)	(6,877)	(6,945)	
Gross Income	45,471	56,340	59,929	-
General and administrative expenses	(6,267)	(7,425)	(4,932)	-
Debt restructuring charges	(1,508)	0	0	-
Depreciation and Amortization	(964)	(1,178)	(1,263)	-
Management Fees to Related Parties	(13,991)	(15,622)	(15,415)	-
Goodwill Depreciation	(949)	-	(4,487)	-
Depreciation of Fixed Asset (property plant and equipment – hotel)	(12,521)	(6,400)	-	The decrease is due to depreciation in the value of the Q&C Hotel due to a drop in activity.
Fair value adjustments of investment properties, net	(266,810)	(123,140)	(113,281)	The change in fair value over the course of the year ending December 31, 2025 is primarily due a depreciation in the value of the Company's properties: (a) Georgia 400 Center (approximately USD 34.6 million) and Crown Pointe (approximately USD 39.4 million), following their sale; (b) and the Eight & Nine Corporate Center (approximately USD 17.8 million), the Marq (approximately USD 24.9 million), Richardson Office and Land (approximately USD 19.8 million), Park Center (approximately USD 12.3 million), the residential properties held through PORT (approximately USD 34.3 million), Lincoln Court (approximately USD 16.3 million), and Oakland City Center (approximately USD 31.5 million) properties.

A-5

Item	For the year ending December 31,			Company explanations for material balances and changes
	2025	2023	2023	
	USD thousands			
				For details of appraisals of the Marq, Eight & Nine Corporate Centre and Oakland City Center properties, see Section 3 of Part 4 of this report, as well as Section 1.7.8 and 1.7.9 of Part A of this Periodic Report.
Company's Share in Gains (Losses) from Non-Consolidated Joint Ventures	(92,794)	(49,226)	(43,187)	The increase in Company's share in the losses of non consolidated joint ventures compared to the year ending December 31, 2024 is primarily due to adjustments due to an adjustment of a loss of approximately USD 94.2 million related the fair value of investment real estate associated with the 110 William property over the course of the year ending December 31, 2025.
Operating Profit (Loss)	(350,334)	(146,651)	(122,636)	-
Other (Loss) Income	(1,250)	1,764	3,347	-
Financing Income (Expense) from Financial Assets according to Fair Value via Profit and Loss	1,925	(11,995)	(718)	The increase in financing income for the year ending December 31, 2025, is mainly due to the change in fair value of the shares of Keppel Pacific Oak US REIT (the REIT-S) (financial assets measured at fair value per profit and loss)
Financing Expenses	(76,136)	(71,892)	(68,216)	-
Gain (Loss) From Disposal of Debt	19,449	(6,033)	-	The gain from the disposal of debt during the year ending December 31, 2025 is primarily due to the disposal of debt associated with the Crown Point property. This property was pledged as part of a USD 54.7 million loan, and was sold for a gross price of USD 38.0 million. Since the Company or its subsidiaries did not provide a guarantee as part of this loan, and so the lien burdening the property was terminated and the Company recognized a gain from the aforementioned debt disposal.
Exchange Rate Differentials Due to Foreign Currency Transactions	(40,556)	(3,156)	(18,712)	The change is due to fluctuations in the USD/NIS exchange rate.
Pretax Profit (Loss)	(446,902)	(237,963)	(206,935)	-
Income Tax	0	(10,000)	(6,576)	-
Net Profit (Loss)	(446,902)	(247,963)	(213,511)	-
Net Profit (Loss) Attributed to Shareholders	(443,500)	(243,177)	(212,214)	-

A-6

Item	For the year ending December 31,			Company explanations for material balances and changes
	2025	2023	2023	
	USD thousands			
Net Profit (Loss) Attributed to Non-Controlling Rights	(3,402)	(4,786)	(1,297)	-

A-7

3.3. **Analysis of the liquidity and financing resources of the Company:**

Item	Balance for			Company explanations for material balances and changes
	1-12/2025	1-12/2024	1-12/2023	
	USD thousands			
Cash flow from Current Operations	25,085	44,173	50,442	The decrease compared to 2024 is primarily due to the timing of annual cash flows between the period, as well as lower NOI during the reporting period, mostly due to sale of the Lofts at NoHo Commons residential property in September 2024.
Cash flow from (for) investment activities	57,624	150,835	52,101	The decrease in Company's cash flows from investment operations in 2025 is primarily due to approximately USD 70.5 million in sale proceeds from the sale of investment real estate properties in 2025, compared to a total of approximately USD 242.3 million from the sale of investment real estate in 2024. The aforementioned decrease was partially offset by investment operations during the year ending December 31, 2024, including capital investments in joint ventures totaling approximately USD 79.5 million in connection with the 110 William property (the Company's effective share is 90%) and increase in improvements to investment real estate properties totaling approximately USD 18.7 million.
Cash flow from (for) financing activities	(125,667)	(233,708)	(101,685)	The decrease in the cash used for financing operations during 2025 is primarily due to a decrease of approximately USD 203 million in Company's debt repayments. This decrease was partially offset by cash proceeds from debt issuances lower by approximately USD 89.0 million.
The effect of the changes in the Exchange rate on the cash and cash equivalent balances	(938)	(536)	(157)	-

A-8

3.4. **Financing and Liquidity**

A. As of December 31, 2025, the Company is presenting a working capital deficit of approximately USD 574 million on its consolidated financial statements, attributed to loans scheduled to mature in the 12 month period following the date of the report on the financial position, and which have therefore been classified as Short Term Loans. These loans include: (1) Company's Debentures (Series B) totaling approximately NIS 388.3 million (approximately USD 121.7 million as of December 31, 2025) and Debentures (Series D) totaling approximately NIS 587 million (approximately USD 184 million as of December 31, 2025); (2) Mortgage loans totaling approximately USD 190 million associated with the PORT residential properties (due to mature in December 2025-April 2026); (3) Mortgage loans in the amount of approximately USD 336.7 million which are in a technical default, mainly the loan from Bank of America in the amount of approximately USD 152.6 million (secured by the properties Oakland City Center, The Marq, Raymond, and Park Center) and the loan from lender Whitehawk in the amount of approximately USD 80 million (secured by the properties Park Highlands, Richardson Lands, and 210 West 31st).

B. The Company is presenting a working capital deficit of approximately USD 319.7 million on its solo financial statements, primarily due to debenture payments, as detailed above.

C. For the year ended December 31, 2025, the Company is also presenting positive working capital (of approximately USD 25.1 million) on its consolidated statements, and positive cash flows from current operations (of approximately USD 10.7 million) in its solo statements.

For the three-month period ended December 31, 2025, the Company had positive cash flows from current operation in the consolidated reports (in the amount of approximately USD 3.2 million) and positive cash flows from current operation in its separate (Solo) reports (in the amount of approximately USD 0.9 million).

In this regard, see also:

(In USD thousands)	As of December 31, 2025	Adjustment (for a 12-month period)	Total
Current assets	321,818	-	321,818
Current liabilities	895,853	-	895,853
Surplus (deficit) of current assets over current liabilities	(574,035)	-	(574,035)

A-9

3.5. **<u>Disclosure in accordance with Section 10(b)(4) of the Periodic and Immediate Reporting Regulations and Projected Cash Flows Disclosure to Finance Repayment of Company's Obligations</u>**

3.5.1. Company's December 31, 2025 consolidated financial statements include a Red Flag, as the term is defined in Regulation 10(b)(14) of the Reporting Regulations, applies to the Company due to the opinion of Company's Auditing Accountants, which includes a call to attention regarding significant doubts for Company's continued existence as a Going Concern (in this regard, see Note 1 to the Financial Statements). The Company is therefore appending cash flow projections for the next 2 years. Such a Red Flag was also included in Company's June 30 and September 30, 2025 financial statements.

3.5.2. As of the date of the release of this report, in order for the Company to be able to maintain its ongoing operations, several steps would have to be completed in the near future, including the refinancing of loans and the sale of real estate properties, all of which are subject to authorizations as part of the Standstill Arrangement and additional third party authorizations. These plans are subject to changes based on market conditions in the commercial real estate credit environment, the current interest landscape, leasing challenges and transaction values in certain markets, achieving a settlement with Company’s debenture holders and other factors beyond the Company’s control, so that there is no certainty that the Company would be able to successfully execute its plans and meet its existing and projected obligations on their due date. The uncertainty surrounding the Company’s places may dissolve to some extent in the case of the potential sale of the residential homes (the PORT Properties) and successful negotiations on a settlement with debenture holders and other lenders. Since these plans are beyond the Company’s control and are contingent on the aforementioned third party authorizations, the Company’s management and Board of Directors have reached the conclusion that there are material doubts regarding the Company’s ability to continue as a Going Concern.

3.5.3. **Following are the primary working assumptions underlying the projected cash flows presented below:**

I. Company management is assuming that in the properties in which the Company is assuming a positive equity, it will be able to, subject to successful resolutions to discussions with lenders, extend the maturity dates of loans or refinance them, including for past due loans or those classified as Short Term on Company's consolidated financial statements.

II. The Company is assuming that during the cash flow projection period it will be able to finalize several additional transactions for some of its income generating real estate properties as well as additional properties, as detailed in this current section, below.

A-10

III. The table below includes distribution of profits from Investee Companies, both from retained earnings as well as from repayment of capital investments, which based on the operating agreements of such associated companies, retained earnings are distributed to the partners based on the profit distribution mechanism established in the operating agreements.

In this regard, see the forward-looking information clause in the below Section 3.5.4.

3.5.4. The table below aggregates two-year projected cash flows, in millions:

	For the period between 1/2026 through 12/2026	**For the period between 1/2027 through 12/2027**
	USD millions	
Cash Balance at Start of Period	**0.6**	2.0
Cash Flows from Ongoing Operations		
Solo General and Administrative Expenses	(5.0)	(4.0)
Total Cash Flows from Ongoing Operations	(5.0)	(4.0)
Cash Flows from Investment Operations		
Distributions from Investee Companies, net (***)	7.1	98.5
Cash Flows from Investment Operations	7.1	98.5
Cash Flows for Financing Operations		
Release for debt service obligations(****)	6.2	0
Distribution for debt service obligations (****)	(7.0)	(3.0)
Interest Payments on Debentures (Bonds Payable)	0	(70.3)
Total Cash Flows for Financing Operations	(0.8)	(73.3)
Total Net Cash Flows for the Period	1.3	21.2
Cash Balance at the End of Period	2.0	23.2

Note that data in the above cash flow projections are based on Company's solo figures.

(*) The aforementioned cash flow does not include a termination fee to the management company of the PORT properties (Second Avenue Group), which the Company may be required to pay, and an amount it doesn't know to estimate at the publication date of this report, since both the amount of such termination fee and the actual need to pay it are determined, *inter alia*, by the circumstances of the agreement's termination (if terminated), the mechanism deriving from the performance of the PORT properties, and the timing of the agreement's termination.

A-11

(**) Note that assumptions pertaining to cash flows to be generated from the sale of residential homes held via PORT may be revised to a significant degree due to the uncertainty surrounding these sales, including the nature of the sale (in bulk or retail), the timing of the sales, CapEx figures and the cost of servicing the debt until the sale.

(***) Cash flow assumptions do not include the sale of properties in sale proceedings led by current property lenders as the Company does not expect to generate any cash flows from these sales. Additionally, net operating income (NOI) combined with financing costs are a net figure and grouped within Cash Flows from Investment Operations and Distributions from Investee Companies, net.

(****) These sections refer to financing received from the trust account and returned to it.

3.5.5. <u>Assumptions underlying the cash flow projections for the two year period beginning with the reporting date of the financial statements:</u>

The Company is currently involved in discussions with representation of holders of Company's Debentures (Series B and D) in order to change the terms of the debt, as part of a legal proceeding taken to approve a debt settlement between the Company and its creditors. Pursuant to the decision of the Tel Aviv District Court dated February 4, 2026, a creditors' meeting is expected to be held on April 23, 2026, while the agenda of this meeting includes the approval of a debt settlement in accordance with the provisions of Article 85 of the Insolvency and Economic Rehabilitation Law, 5778-2018. For details regarding the proposed debt settlement and the aforementioned creditors' meeting, see the Company's immediate report dated April 7, 2026 (reference number: 2026-01-032324), the information of which is presented in this report by way of reference.

Note that in its assumptions detailed below, the Company has assumed that Company's debenture holders will not object to such steps, and would also refrain from calling Company's debt for immediate repayment, even should grounds materialize for calling Company's debt for immediate repayment during the period covered by the cash flow projections. Per the proposed settlement, the maturity date of Debentures (Series B) and Debentures (Series D) and other creditors of the Company is scheduled for June 30, 2028, in one installment, subject to the provisions regarding a mandatory early redemption.

Note that the aforementioned cash flow projections reflect the principles and working assumptions made also for the proposed debt settlement, as aforesaid, as well as the Company's working assumptions regarding negotiations with lenders and regarding the realization values of the Company's properties. These projections are extremely sensitive to changes in market conditions, in the execution of property realizations, in decisions on the part of lenders and other uncertainties, which may lead actual results to materially differ from the estimates presented.

(1) Distributions from investee companies, net

For the period between 1/2026 through 12/2026:

A-12

- Such distributions primarily comprise of: a total of approximately USD 5.7 million from the sale of land areas in Park Highlands to be generated by the sale transaction of such areas for consideration of approximately USD 52.3 million, of which approximately USD 45 million will be used for partial repayment of the WhiteHawk loan as part of releasing the areas from the aforementioned loan, as well as closing cost in the amount of approximately USD 1.6 million.
- A total of approximately USD 10.6 million from the sale of S-REIT shares (financial assets).
- A total of USD 9.1 million resulting from the sale of 390 residential homes (held through PORT) for consideration of approximately USD 67.7 million, as well as increases from the current loan on the PORT properties in the amount of approximately USD 4.6 million. Out of the proceeds of such sale transaction, approximately USD 56.5 million will be used for partial repayment of current loans on the properties, and approximately USD 6.7 million for closing costs.

For the period between 1/2027 through 12/2027

Such distributions primarily comprise of:

- A total of USD 16.8 million, which will result from the sale of 1,189 additional residential homes (held through PORT) for consideration of approximately USD 206.4 million. Of the proceeds from such sale transaction, approximately USD 163.7 million will be used for repayment of current loans on the properties, approximately USD 20.4 million for closing costs, and approximately USD 5.5 million for additional debt service.

  It should be noted that after the year ending December 31, 2027, the Company estimates that additional cash flow will be generated from the sale of the remaining residential homes, which at that time are not expected to be encumbered by debt.

- A total of approximately USD 23.4 million from the sale of the remaining land areas in Park Highlands, which will result from the sale transaction of such areas for consideration totaling approximately USD 49.9 million, of which approximately USD 25 million will be used for repayment of the WhiteHawk loan as part of releasing the areas from the aforementioned loan, as well as closing cost in the amount of approximately USD 1.5 million.

- Distributions in the amount of approximately USD 63.6 million, which will result from the associated company (joint venture) holding the 110 William property from the sale of the said property for an estimated total

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consideration of approximately USD 422.1 million, of which approximately USD 326.3 million will be used for repayment of the current loans on the property, as well as additional debt service and closing cost in the amount of approximately USD 17.9 and USD 7.6 million, respectively. The distribution is based on the Company's effective holding share of the property, which is 90%.

The assumptions and projected cash flows detailed above are forward-looking information as such term is defined in the Securities Law of 5728-1968, which includes, *inter alia*, forecasts, assessments, estimates, and other information related to future events or matters, the realization of which is uncertain and not solely dependent on the Company but also on many other factors, including obtaining the consent of debenture holders for sales and financings. These assessments are based on the information currently available to the Company regarding its operations, past experience of the Company, the ongoing dialogue with lenders, potential buyers and brokers, as applicable. This information may not materialize or may materialize differently than stated should the aforementioned discussions fail to develop into binding sales and financings based on the times tables presented above or at all, as applies, due to various factors including due to adverse changes in the markets and regions where the properties are located and due to the realization of the risk factors detailed in Section 1.18 of Chapter A of this Periodic Report. Furthermore, assumptions underlying the cash flow projections may not materialize should the proposed debt settlement not approved.

Note further that due to ongoing violations of the terms of loan agreements in connection with Company's properties, as described in Section 1.1.2.7 of Part A of this Periodic Report, the Company may be forced into sales which may lead to proceeds from the sale of such properties to be lower, at times even materially, than the fair value of the properties as of the date of this report.

With regard to property sales – Due to the possibility of forced sales and/or accelerated sale schedules, the Company believes that the sale prices of the assets may be significantly lower than their book values. With regard to the sale of S-REIT shares, note that a bulk sale of marketable securities within a short timeframe may result in lower proceeds than sale over an extended period of time. Furthermore, proceeds from the sale of residential homes held via PORT may be revised significantly due to the uncertainty surrounding these sales, including the nature of the sale (in bulk or retail), the timing of the sales, CapEx figures and debt servicing costs until the sale.

3.5.6. **Concurrently, as arising from the aforementioned, based on cash flow projections prepared by the Company, as noted above, and considering information in the Company's possession as of the date of this report, it will not**

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have available the amounts required for the full repayment of its obligations to its creditors including the debenture holders.

3.5.7. Further to the continued uncertainty presented following the cash flow projection assumptions in the above Section 3.5.5, following are Company's estimates regarding the potential effect of the aforementioned on the Company's equity:

	Amount	Notes
Equity as of December 31, 2025	80	
Adjustments:		
Investment properties (*)	(68)	Adjustment in respect of a potential sale of properties as part of rapid sale processes as described above.
Investments in Joint Ventures	(23)	Adjustment in respect of potential transaction costs for the sale of the 110 William property, and an adjustment for the illiquidity of the Company's holdings in Opportunity Zone.
Closing costs	(36)	Adjustment in respect of expected transaction costs in connection with the sale of all residential properties held through PORT, the sale of 8&9 Corporate Center, and the Park Highlands lands.
Equity after adjustments (**)	(47)	

(*) It should be noted that there is uncertainty regarding the consideration that may be generated from the sale of PORT properties and the properties pledged to Bank of America, in light of the pace of sales which is higher than required under the emerging terms of the refinancing agreement for existing loans on the PORT Properties and discussions around a forbearance agreement with Bank of America for the properties pledged to it (the assumption regarding such properties is that their sale price will not exceed their debt to the lender).

(**) The equity adjustments do not include financing expenses (including the impact of exchange rates), capital investments in PORT assets, and operating profit/loss.

In addition, the above does not include does not include a termination fee to the management company of the PORT properties (Second Avenue Group), which the Company may be required to pay, and an amount it doesn't know to estimate at the publication date of this report, since both the amount of such termination fee and the actual need to pay it are determined, *inter alia*, by the circumstances of the agreement's termination (if terminated), the mechanism deriving from the performance of the PORT properties, and the timing of the agreement's termination.

3.5.5. **Following is an analysis of differences between projected cash flows for 2026 as included in the Company's Periodic Report[1] (Previous Cash Flow Projections) and actual cash flow figures for the period ending December 31, 2025:**

[1] Appended to Part B of the 2025 Periodic Report.

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	For the period from 1/2025 through 12/2025 as presented in the Previous Cash Flow Projections	For the period from 1/2025 through 12/2025 – Actual	Explanations
	(USD thousands)		
Cash Balance at start of Period	**704**	**704**	-
Cash Flows from Ongoing Operations			
Net Distributions from Investee Companies due to ongoing Operations	61,566	15,792	The forecast for 2025 included distributions of approximately USD 13.9 million from investee companies, which did not materialize due to debt service requirements as well as operational constraints at the properties and deterioration at the property level.
Solo General and Administrative Expenses	(3,622)	(5,130)	-
Total Cash Flows from Ongoing Operations	**24,640**	10,662	-
Cash Flows from Investment Operations			
Net Distributions from Investee Companies	103,018	65,868	-
Total Cash Flows from Investment Operations	**103,018**	**65,868**	The forecast for 2025 included: (a) a partial sale of the residential home properties (PORT), expected to generate cash flow of approximately USD 60 million; (b) distributions of approximately USD 55.9 million from the associated company holding the 110 William property; and (c) cash flow of approximately USD 14 million from the sale of marketable securities. The forecasts described above did not materialize during 2025. In practice, during 2025, the Company entered into a loan from the lender Whitehawk in the amount of approximately USD 80 million, which was partially offset by the repayment of the Company's Debentures (Series C) in the amount of approximately USD 30 million.
			-
Cash Flows for Financing Operations			
Fundraising from New Financings	64,000	10,000	The forecast for 2025 included the raising of debentures in the amount of approximately USD 64 million, which did not materialize. In practice, during 2025, a bridge loan was received from the Company's previous

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	For the period from 1/2025 through 12/2025 as presented in the Previous Cash Flow Projections	For the period from 1/2025 through 12/2025 – Actual	Explanations
	(USD thousands)		
			management company in the amount of approximately USD 10 million.
Debentures (Series B) Principal Payments	(20,653)	(21,081)	-
Debentures (Series C) Principal Payments	(10,218)	(41,514)	The forecast for 2025 included a partial repayment of the Debentures (Series C); in practice, the Debentures (Series C) were repaid in full from the proceeds of the Whitehawk lender loan, as aforesaid.
Debenture Interest Payments (Bonds Payable)	(27,295)	(26,746)	-
Release of restricted cash	0	2,729	
Total Cash Flows for Financing Operations	**5,834**	**(76,612)**	-
Total Cash Flows for the Period	**167,773**	**(82)**	-
Cash Balance at End of Period	**168,477**	**622**	-

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3.6. FFO (Funds From Operations)

See Section 1.7.10.2 of Chapter A of the Periodic Report.

3.7. Net Operating Income (NOI)

Below is information with respect to the Net Operating Income (NOI) (profit from property rental and operation thereof) of the Group:

The management of the Company estimates that the NOI data is one of the most important parameters in valuating income-producing real estate. The result of dividing this by the customary discount rate in the geographical area in which the property is located ("**Cap Rate**") is one of the indicators for determining the value of the property (in addition to other indicators, such as: the market value of similar properties in the area, the sale price per square meter built from recent transactions, etc.). In addition, the NOI data is used to measure the free cash flow available for service of a financial debt taken to finance the purchase of the property, while investments in renovations and maintenance of the current property are deducted from the total NOI.

It should be noted that NOI:

(a) does not reflect cash flow provided by current operations in accordance with GAAP;

(b) does not reflect cash available for financing all of the Group's cash flows, including its capacity to make distributions;

(c) should not be considered a substitute for net income, in evaluating the Group's operating results.

(d) is not audited nor reviewed by the auditors of the Company.

Below is NOI information for the Company (not including its pro-rata share of NOI of associates and jointly-controlled entities):

NOI	For the year ended December 31		
	2025	2024	2023
	USD thousands		
	45,471	56,340	59,929

(1) The decrease in NOI between the years 2023 and 2024 compared to the same period last year is mainly due to the sale of 89 single-family residential properties as well as the sale of the property Lofts at NoHo during 2024.

(2) The decrease in NOI between the years 2025 and 2024 compared to the same period last year is primarily due to sale of the Loft at NoHo Commons property in September 2024, and lower NOI from the Q&C Hotel.

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Part Two – Corporate Governance

1. General

Pursuant to Article 39a(a) of the Securities Act (hereinafter: "**Article 39a**"), the provisions of the Companies Act and the regulations set forth in the Securities Act, 1968 (hereinafter: "**The Securities Act**") apply to companies incorporating outside of Israel and which has offered its shares or warrants to the Israeli public, all as set forth in the Fourth Addition (Part B) to the Securities Act. Whereas Company's nonconvertible warrants have been offered to the Israeli public by way of a prospectus, and have been listed for trading on the Exchange, pursuant to Israeli law, as described above, the provisions of Article 39a apply to the Company, and therefore various provisions of the Companies Act apply to it (including provisions pertaining to the appointment of external directors, and internal auditor and an audit committee) as detailed in Part B of the Fourth Addition to the Securities Act, and these provisions apply in addition to the provisions set forth in Company's incorporation documents and the laws of the British Virgin Islands.

Pursuant to the 2019 Shelf Prospectus, (as the term is defined in the above Section A – Descriptions of the Entity's Business) in September 2019, the Insolvency and Financial Rehabilitation legislation, 2018 (hereinafter: "**the Insolvency Law**") came into effect, which includes, inter alia, instructions which have replaced certain sections contained in Corporate law regarding compromises and settlements (including Mark C, in Section G, Chapter 2, which deals with financial rehabilitation, as well as Section 3, Part 10, which concerns approval of a material debt settlement by a debentures company), which applies as of the date the Insolvency Legislation came into effect.

2. Charitable Contributions

The Company does not have a current permanent policy with regard to charitable donation nor does it have any existing commitment to make charitable donations in the future. During the report period, the Company did not make any material donations.

3. Composition of the Board of Directors

A. As of around the date of the release of the report, the Company's Board of Directors is comprised of four (4) directors who all possess financial accounting expertise:

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- Mr. Ronen Nakar (Company's Chairman of the Board of Directors and CEO);
- Mr. Ron Hadassi (External Director);
- Ms. Varda Kalal (External Director);
- Mr. Itay Dayan (External Director).

For additional details of members of the Board, see Regulation 26 of Part D of this Periodic Report as well as the immediate report regarding the appointment of Mr. Ron Hadassi as an external Director for the Company beginning July 7, 2025 and the appointment of Mr. Itay Dayan as external Director for the Company, Ms. Varda Klal as external Director for the Company and Mr. Ronen Nakar as Chairman of the Board of Directors, beginning January 28 and 29, 2026 (Reference Numbers, respectively: 2025-01-058855, 2026-01-010209, 2026-01-010639, 2026-01-010638 and 2026-01-010637, respectively.

B. Over the course of 2025 and up to around the date of the release of the report, the following members of the Board and management concluded their term with the Company:

- On October 15, 2025, the Company's Chairman of the Board of Directors, Ms. Jody Kremerman, notified the Company of its resignation. For details, see Company's October 16, 2025 report[2];
- On November 13, 2025, Mr. Kenneth Glenn Yee notified the Company of his resignation from the Company's Board. For details, see Company's November 13 2025 report[3];
- On December 16, 2025, Mr. Peter McMillan the III notified the Company of his resignation from the Company's Board. For details, see Company's December 7, 2025 report[4].

- On January 19, 2026, Ms. Michal Marom Brikman notified the Company of her resignation from the Company's Board. For details, see Company's January 20, 2025 report[5];
- On January 19, 2026, Ms. Vered Mor Porat notified the Company of her resignation from the Company's Board. For details, see Company's January 20, 2025 report[6];

---

2 Reference Number: 2025-01-076322, the contents of which are included in this report by way of reference.

3 Reference Number: 2025-01-08724, the contents of which are included in this report by way of reference.

4 Reference Number: 2025-01-100829, the contents of which are included in this report by way of reference.

5 Reference Number: 2025-01-08724, the contents of which are included in this report by way of reference.

6 Reference Number: 2026-01-007888, the contents of which are included in this report by way of reference.

A-20

- On January 28, 2026, the Company's sole shareholder notified the Company that it was bringing the term of Mr. Keith David Hall as Chairman of the Board of Directors and CEO of the Company, effective immediately. For details, see the Company's January 29, 2026 report[7].

C. Note that on February 5, 2026, Mr. Ron Hadassi notified the Company of his intention to resign from its Board of Directors following the release of its Q1/26 financial statements. For details, see the Company's February 5, 2026 report[8].

4. Directors with accounting and financial expertise

At the meeting of the Board of Directors on March 28, 2016, the Board of Directors decided, under Article 92 (a) (12) of the Companies Law, that the appropriate minimum number of directors with accounting and financial expertise, including external directors (which will be appointed in accordance with the provisions of the Companies Law) is two (including external directors (hereinafter: the "**Appropriate Minimum Number**"). The Appropriate Minimum Number was determined while taking into consideration, among other things, the size of the Company, its areas of activity and the nature of the accounting and financial issues arising from the examination of the financial position of the Company as well as the preparation and approval of its financial statements. In this regard, it should be noted that as of this report's publication date, all four members of Company's Board of Directors possess accounting and financial expertise.

5. **Independent Directors**

The Company articles do not include any provision in regard to the number of independent Directors. It is noted that as of this report's publication date, the Company has 3 External Directors and no independent director.

6. **Internal Auditor**

Below are relevant details regarding the internal auditor during the Report Period:

Auditor name:	Doron Rosenblum
Service as of:	December 12, 2019
Compliance with provisions of the law:	The internal auditor complies with the terms set forth in Section 3(A) of the Internal Audit Law, 5752-1992 (hereinafter: "**the Internal Audit Law**").

---

[7] Reference Number: 2026-01-010640, the contents of which are included in this report by way of reference.

[8] Reference Number: 2026-01-013083, the contents of which are included in this report by way of reference.

A-21

	To the best of Company's knowledge, and as it was notified by the internal auditor, the internal auditor complies with the provisions of Article 146(B) of the Companies Law and the provisions of Article 8 of the Internal Audit Law.
Holding Company's securities:	The internal auditor, per their own statement, does not hold any securities of the Company or an entity affiliated with the Company, as such term is defined in the fourth addendum to the Reports Regulations.
Business/material affiliations with Company:	The internal auditor does not have any material business affiliation or other material affiliation with the Company or an entity affiliated with the Company, as such term is defined in the fourth addendum to the Reports Regulations. The internal auditor provides the internal audit services as an external service provider. The internal auditor is not a party of interest in the Company, is not an officer of the Company, and is not related to any of the above. The internal auditor does not have any role in the Company, which creates or may create a conflict of interests with their role as the internal auditor of the Company and their sole position in the Company is as the internal auditor of the Company. To the best of Company's knowledge, the internal auditor is a professional internal auditor and is a partner and owner of Ezra Yehuda – Rosenblum – consulting, risk management and control, Ltd.
Appointment of internal auditor:	On December 12, 2019, following a recommendation by members of the Audit Committee of the Company, the Company's Board of Directors approved the appointment of Mr. Doron Rosenblum to serve as the internal auditor of the Company. Company's organs concluded, after carefully examining Mr. Rosenblum's education and may years of experience and after examining his skills, taking into account, inter alia, the type, size, scope of operation, and complexity of the Company, that Mr. Rosenblum is the most qualified candidate for the position of the Company's internal auditor.
Auditor's supervisor in the organization:	The organ supervising the internal auditor is the Chair of the Board of Directors.
Audit plan:	During 2025, the following issues were examined: (a) risk survey; (b) management of the Oaklan property; and (c) operations in the single family residential sector.
Scope of employment:	Scope of employment in 2025 – approximately 407 hours of work for an annual fee of USD 26 thousand.
Professional standards:	The internal auditor, per their own statement, conducts their audit in accordance with the professional international standards of IIA, including professional guidelines of IIA Israel – the Israeli Institute of Internal Auditors. The Company's board of directors estimates, based on statements made by the internal auditor and their experience, that the internal audit is executed in accordance with acceptable professional standards for internal audits.
Internal auditor's report:	The internal auditor has submitted their reports in writing to the Audit Committee and the management of the Company. The findings of the 2025 audit were delivered to the Company's management, and discussions of the findings of the audit with the Audit Committee, participated by the internal auditor, took place on May 2025 and February 2026.
Access to information:	The internal auditor is granted free access to documents, information, and information systems of the Company and investee companies thereof in the US, including financial data, all for the purpose of fulfilling their duties and in accordance with the provisions of Article 8 of the Internal Audit Law. For said purpose, inter alia, the internal auditor intends to visit the US and audit the investee companies of the Company.
Remuneration:	The remuneration for the internal auditor is calculated based on the hours of work actually invested thereby, in accordance with an hourly rate agreed upon therewith in advance, which does not change in accordance with the outcomes of the audit. The Audit Committee and the Board of Directors believe that said remuneration for the internal auditor is reasonable and does not affect the professional judgement of the internal auditor when preparing the audit.

7. Details regarding the Company's auditing accountant

The auditing accountant of the Company is Kost Forer Gabbay & Kasierer – Ernst & Young.

The audit fees (including audit-related services) paid to Kost Forer Gabbay & Kasierer – Ernst & Young for the year 2025 amounted to $470 thousand.

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In addition, audit fees paid to EY offices in the U.S. in support of Kost Forer Gabbay & Kasierer – Ernst & Young amounted to $932 thousand.

Wages were established in negotiations between Company management and the auditing accountant, based on the scope of the work, its nature and market terms. The organ authorizing the wages is Company's Board of Directors, which authorizes Company's management to determine the accountant's wages

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Part Three – Disclosure provision in connection with the financial reporting of the corporation

1. Critical accounting estimates

The financial statements as of December 31, 2025, did not use critical accounting estimates, except for the examination of the value of investment real estate based on the opinions of certified appraisers.

2. Material Appraisers

All of Company's properties have been appraised by Kroll, Inc. (previously: Duff & Phelps) and Colliers International Valuation and Advisory Services, LLC, save for Company's single-family properties (the PORT properties), appraised by House Canary. Note that all of the aforementioned appraisers are independent of the Company.

A. Kroll, Inc. (previously: Duff & Phelps) is a financial services consultation firm which providing financial consulting and investment banking services. Among other things, Kroll specializes in appraisals in major real estate cities and markets in the US in a variety of real estate segments (office, residential, hotels, industry, healthcare, commerce, and retail) for business clients. Kroll employs approximately 5,000 people and provides services in over 100 nations.

B. Colliers International Valuation and Advisory Services, LLC specializes in appraisals in major real estate cities and markets in the US in a variety of real estate segments (office, residential, hotels, industry, healthcare, commerce, and retail) for business clients such as financial institutions, real estate corporations, contractors, investors, entrepreneurs and legal firms. Colliers employs approximately 17,000 people working in 62 branches and offices around the world.

C. House Canary specializes in appraisals of various real estate properties in major cities and markets in the US for private and corporate clients such as financial institutions, real estate corporations, contractors, investors, and entrepreneurs. The House Canary appraisal model is autonomous and is based on, and backed by, machine learning technology and a large variety of data sources.

A-24

3. Material and highly material valuations

Property name	Valuation date	Value in the financial statements as of December 31, 2025 (**)	Value in accordance with the valuation as of December 31, 2025	Appraiser name	Valuation model	Valuation underlying assumptions		
						Discount rates	Representative NOI (USD thousands)	Representative occupancy rate
110 William Street (JV)(*)	December 31, 2025	Book value on the books of the Associated Company: 422,100	422,100	Kroll, Inc	10 Year DCF	Terminal Cap Rate – 6.00% Discount Rate – 7.00%	Range of: 25,464-29,975	Range of: 93.8%-98.8%
Oakland City Center(*)	December 31, 2025	57,400	57,400	Kroll, Inc	10 Year DCF	Terminal Cap Rate – 9.50% Discount Rate – 10.50%	Range of: 3,168-10,346	Range of: 45.2%-84.0%
1180 Raymond	December 31, 2025	60,300	60,300	Kroll, Inc	10 Year DCF	Terminal Cap Rate – 5.50% Discount Rate – 7.25%%	Range of: 3,156-4,183	Range of: 83.6%-88.6%
The Marq(*)	December 31, 2025	64,030	64,030	Kroll, Inc	10 Year DCF	Terminal Cap Rate – 9.25% Discount Rate – 10.75%	Range of: 5,833-9,264	Range of: 76.9%-80.0%
8 & 9 Corporate Centre	December 31, 2025	55,000	55,000	Kroll, Inc	10 Year DCF	Terminal Cap Rate – 8.50% Discount Rate – 11.00%	Range of: 5,127-7,519	Range of: 90.6%-91%

(*) Highly Material appraisals are appended to this Periodic Report.

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Part Four – Specific Disclosure to the Company's Debenture Holders

Materialization of Grounds for Calling Company's Debentures for Immediate Repayment

On September 30, 2025, further to the report of the Trustee for Company's Debentures (Series B and D) on the results of an assembly of holders of Debentures (Series B and D) in which debenture holders resolved to oppose the proposed transaction for the sale of the PORT Properties, S&P Global Ratings Maalot LTD announced it was downgrading the Company's issuer's rating to ilB (in lieu of ilBBB) and maintaining its inclusion in a watchlist with negative ramifications, and downgrading Company's unsecured Debentures (Series B and Series D) to ilB (in lieu of ilBBB), and maintaining their inclusion in a watchlist with negative ramifications. As a result of the rating downgrade of the Company's debentures described above, grounds have materialized which entitle holders of Debentures (Series B and D), as applies, to call Debentures (Series B and D) for immediate repayment, as set forth in Section 8.1 of the deeds of trust of Series B and D debentures. For details, see Company's immediate report of September 30, 2025 (Reference Number: 2025-01-073499), the contents of which are included in this report by way of reference.

Additionally, on February 17, 2026, S&P Global Ratings Maalot announced that, at the Company's request, it was discontinuing the rating of the Company and its debentures, such that as of close to this report's publication date, the Company and its debentures are not rated. Prior to the discontinuation of the rating, the Company and its debentures were rated 'ilCCC' due to increased risks of a default event.

Further to the aforementioned, as described in this section, below, beginning in Q3/25 the Company is not in compliance with the financial covenants established in the deeds of trust of the Company's Debentures (Series B and D) for two consecutive quarters. As a result of the noncompliance with the financial covenants, grounds have materialized which entitle holders of Debentures (Series B and D), as applies, to call Debentures (Series B and D) for immediate repayment, as set forth in Section 8.1 of the deeds of trust of Debentures (Series B and D).

See also the Company's immediate report published around the time of the release of this report.

Furthermore, review reports and opinions (as applies) by the Company's Auditing Accountants, appended to Company's June 30 and September 30, 2025 financial statements (as well as to this report), included and continue to include, as applies, a call to attention regarding significant doubts for Company's continued existence as a Going Concern, in a manner which entitles holders of Debentures (Series B and D),

A-26

as applies, to call Debentures (Series B and D) for immediate repayment, as set forth in Section 8.1 of the deeds of trust of Debentures (Series B and D).

A-27

1. **<u>Below are details of the Debentures issued by the Company and held by the public as of December 31, 2024:</u>**

1.1. **<u>Below are details regarding Debentures (Series B), Debentures and Debentures (Series D)</u>**

	Debentures (Series B)	**Debentures (Series D)**
Is the debenture series material (as the term is defined in Regulation 10(b)(13)(a) of the Reports Regulation	Yes – Material Debenture series	Yes – Material Debenture series
Date of issue	February 16, 2020	April 25, 2024
Series Expansion Date	October 31, 2021 – series expansion as part of a public offering pursuant to a Shelf Offering Report November 7, 2021 – series expansion as part of a private allotment May 2, 2022 – series expansion as part of a private allotment	August 20, 2024 – series expansion as part of a public offering pursuant to a Shelf Offering Report
Par value on the date of issue (NIS thousands)	254,055	288,103
Par value on the date of series expansion (NIS thousands)	October 31, 2021 – 790,411 November 7, 2021 – 844,055 May 2, 2022 – 1,164,479,866	August 20, 2024 – 587,063
Par value as of December 31, 2025 (NIS thousands)	388,238	587,063
Linked par value as of December 31, 2025 (NIS thousands)	The debentures are not index-linked	The debentures are not index-linked
The amount of accrued interest plus linkage differences (NIS thousands) as of December 31, 2025	8,379	21,526
Value in the financial statements as of December 31, 2025 (USD thousands), including interest payable	124,331	190,779
Stock exchange value as of December 31, 2025 (NIS thousands)	209,377	321,945
Type of interest rate and date of payment thereof	As of the date of the release of this report – the annual interest rate on Debentures (Series B) is 5.18%. Following is an explanation of the interest rate: Fixed Interest Rate – 3.93%. Beginning December 8, 2024, the interest rate was adjusted to 4.18% due to a downgrading of the rating of the debentures by one notch.	As of the date of the release of this report – the annual interest rate on Debentures (Series D) is 11%. Following is an explanation of the interest rate: Fixed Interest Rate – 9.5%.

A-28

	Debentures (Series B)	Debentures (Series D)
	Beginning March 3, 2025, the interest rate was adjusted to 4.43% due to a downgrading of the rating of the debentures by one additional notch. Beginning July 7, 2025, the interest rate was adjusted to 5.18% due to a downgrading of the rating of the debentures by one additional notch. Interest is payable twice a year, on July 31, 2020 as well as on January 31 and July 31 of each of the years 2021 through 2026, beginning July 31, 2020 and ending January 31, 2026 (including). Except for the First Interest Period[9]. Interest is subject to adjustments in the case of a change in the rating of Debentures (Series B) and/or noncompliance with financial covenants.	Beginning December 8, 2024, the interest rate was adjusted to 9.75% due to a downgrading of the rating of the debentures by one notch, as detailed below.. Beginning March 3, 2025, the interest rate was adjusted to 10% due to a downgrading of the rating of the debentures by one additional notch. Beginning March 31, 2025, the interest rate was adjusted to 10.5% due to noncompliance with the Minimum Equity Financial Covenant, as set forth in Section 5.3 of the Deed of Trust. Beginning July 7, 2025, the interest rate was adjusted to 11% due to a downgrading of the rating of the debentures by one additional notch. Interest is payable twice a year, on August 31 of each of the years 2024 through 2028 as well as on February 28 of each of the years 2025 through 2029, beginning August 31, 2024 and ending February 28, 2029 (including). Except for the First Interest Period[10]. Interest is subject to adjustments in the case of a change in the rating of Debentures (Series D) and/or noncompliance with financial covenants.
Rating Cessation and Rating Downgrade	**On February 17, 2026 Maalot announced it was ending the rating of the Company's debentures. For details, see Maalot's announcement (Reference Number: 2026-15-015594). Prior to that, on January 27, 2026, Maalot announced it was downgrading the issuer's rating and the debenture series to ilCCC due to increased risks of default. For details, see Maalot's announcement of January 27, 2026 (Reference Number: 2026-15-010122).**	
Rating reduction on December 8, 2024	On December 8, 2024, Maalot announced the reduction of rating of Debentures (Series B) from ilAA- to ilA+, which impacted the increase of interest on Debentures (Series B) as aforesaid[11].	On December 8, 2024, Maalot announced the reduction of rating of Debentures (Series D) from ilAA- to ilA+, which impacted the increase of interest on Debentures (Series D) as aforesaid[12].

9 In this regard, **The First Interest Period** – from February 16, 2020 through July 30, 2020.

10 In this regard, **The First Interest Period** – from April 25, 2024 through August 31, 2024.

11 For details, see the Company's immediate reports dated December 8, 2024 (reference numbers: 2024-01-622870 and 2024-01-622869), the details of which are presented in this report by way of reference.

12 For details, see the Company's immediate reports dated December 8, 2024 (reference numbers: 2024-01-622870 and 2024-01-622869), the details of which are presented in this report by way of reference.

A-29

	Debentures (Series B)	Debentures (Series D)
Rating reduction on March 3, 2025	On March 3, 2025, Maalot announced the reduction of rating of Debentures (Series B) from ilA+ to ilA, which impacted the increase of interest on Debentures (Series B) as aforesaid[13].	On March 3, 2025, Maalot announced the reduction of rating of Debentures (Series D) from ilA+ to ilA, which impacted the increase of interest on Debentures (Series D) as aforesaid.
Rating reduction on July 6, 2025	On July 6, 2025, Maalot announced it was downgrading the rating of Debentures (Series B) from ilA to ilBBB, which led to an increase in the interest of Debentures (Series B), as described above[14].	On July 6, 2025, Maalot announced it was downgrading the rating of Debentures (Series D) from ilA to ilBBB, which led to an increase in the interest of Debentures (Series D), as described above[15].
Rating reduction on September 30, 2025	On September 30, 2025, following the date of the report on the financial position, Maalot announced it was downgrading the rating of Debentures (Series B) from ilBBB to ilB[16]. Note that due to the aforementioned rating downgrade, grounds have materialized for the holders Debentures (Series B) to call the debentures for immediate repayment, as set forth in Section 8.1 of the deed of trust for Debentures (Series B).	On September 30, 2025, following the date of the report on the financial position, Maalot announced it was downgrading the rating of Debentures (Series D) from ilBBB to ilB[17]. Note that due to the aforementioned rating downgrade, grounds have materialized for the holders of Debentures (Series D) to call the debentures for immediate repayment, as set forth in Section 8.1 of the deed of trust for Debentures (Series D).
Interest increase due to non-compliance with financial covenants	As noted in the Company's August 31, 2025 immediate report as well as in this current section, below, the Company is not in compliance with the financial covenants. Note that beginning July 7, 2025, Debentures (Series B and D) bear the Maximum Additional Interest Rate in accordance with the provisions of Sections 5.2 and 5.3 of the Company's deeds of trust, therefore, the violations described in this immediate report shall not entitle Company's debenture holders to additional interest.	On March 31, 2025 the Company announced it was not compliant with the Consolidated Equity Financial Covenants set forth in Section 5.3 of the deed of trust for Debentures (Series D), which led to an increase in the interest of Debentures (Series D), as described above[18]. As noted in the Company's August 31, 2025 immediate report as well as in this current section, below, the Company is not in compliance with the financial covenants. Note that beginning July 7, 2025, Debentures (Series B and D) bear the Maximum Additional Interest Rate in accordance with the provisions of Sections 5.2 and 5.3 of the Company's deeds of trust, therefore, the violations described in this immediate report shall not entitle Company's debenture holders to additional interest.

[13] For details, see the Company's immediate reports dated March 3, 2025 (reference numbers: 2025-01-014001 and 2025-01-014005), the details of which are presented in this report by way of reference.

[14] For details, see the immediate report of July 6, 2025 (Reference Number: 2025-15-049073), the contents of which are included in this report by way of reference.

[15] For details, see the immediate report of July 6, 2025 (Reference Number: 2025-15-049073), the contents of which are included in this report by way of reference.

[16] For details, see the immediate report of September 30, 2025 (Reference Number: 2025-15-073415), the contents of which are included in this report by way of reference.

[17] For details, see the immediate report of September 30, 2025 (Reference Number: 2025-15-073415), the contents of which are included in this report by way of reference.

[18] For details, see the immediate report of March 31, 2025 (Reference Number: 2025-15-022634), the contents of which are included in this report by way of reference.

A-30

	Debentures (Series B)	Debentures (Series D)
Dates of payment of the principal	Repayable in three (3) annual payments on January 31 of each of the years 2024 through 2026, so that each of the first two payments constitutes 33.33% of the total nominal value of the principal of Debentures (Series B), and the third and final constituting 33.34% of the total nominal value of the principal of Debentures (Series B).	Repayable in three (3) annual payments on February 28 of each of the years 2027 through 2029, so that each of the first two payments constitutes 33.33% of the total nominal value of the principal of Debentures (Series D), and the third and final constituting 33.34% of the total nominal value of the principal of Debentures (Series D).
Linkage basis (principal and interest)	Unlinked	Unlinked
Are they convertible?	No	No
The Company's right to demand early redemption or forced conversion	The Company may (but is not obligated), at any time and at its sole discretion, to make an early redemption of part or all the Debentures (Series B) as it chooses, until the final repayment of the Debentures (Series B), all in accordance with the resolutions of the Board of Directors of the Company and subject to the guidelines of the Securities Authority and the provisions of the TASE Regulations and guidelines thereof, as shall be in force on the relevant date. See additional details in Section 7 of the Deed of Trust for Debentures (Series B), which is referenced in this report.[19]	The Company may (but is not obligated), at any time and at its sole discretion, to make an early redemption of part or all the Debentures (Series D) as it chooses, until the final repayment of the Debentures (Series D), all in accordance with the resolutions of the Board of Directors of the Company and subject to the guidelines of the Securities Authority and the provisions of the TASE Regulations and guidelines thereof, as shall be in force on the relevant date. See additional details in Section 7 of the Deed of Trust for Debentures (Series D), which is referenced in this report.[20]
Guarantee given for payment of corporate liabilities in accordance with the Deed of Trust – Guarantor's name	No guarantee has been given for the payment of the corporate liabilities in accordance with the Deed of Trust.	No guarantee has been given for the payment of the corporate liabilities in accordance with the Deed of Trust, other than the collateral provided as specified in Section 9 below.

19 The Deed of Trust for Debentures (Series B) which was prepared and signed on February 12, 2020 (reference number: 2020-01-013255).

20 The Deed of Trust for Debentures (Series D) which was prepared and signed on April 21, 2024 (reference number: 2024-01-041488).

A-31

2. Details of the trustee for the Debentures (Series B and Series D) of the Company:

Name of the trustee: Reznik Paz Nevo Trusts Ltd.

Name of the person responsible for the series: Adv. Michal Avtalion-Rishoni

Telephone: (+972)-3-6389200; Fax: (+972)-3-6289222

Mailing address: 14 Yad Harutzim Street, Tel Aviv

3. Issuer Rating and Warrant Rating:

On February 17, 2026 Maalot announced it was ending the rating of the Company's debentures at the Company's request. For details, see Maalot's announcement (Reference Number: 2026-15-015594). Prior to that, on January 27, 2026, Maalot announced it was downgrading the issuer's rating and the debenture series to ilCCC due to increased risks of default. For details, see Maalot's announcement of January 27, 2026 (Reference Number: 2026-15-010122).

For details of the rating history of Company's debentures, see Section 1 of this current chapter, above. Recall that due to the aforementioned rating downgrade, grounds have materialized for holders of Debentures (Series B and D), as applies, to call Debentures (Series B and D) for immediate repayment, as set forth in the deeds of trust for Debentures (Series B and Series D).

4. Convening of a meeting of Debenture holders and changes in the terms of the Debentures

For details of debenture holder assemblies convened over the course of the reporting period, see Section 1.1.3 of Part A to this Periodic Report.

As of the date of the release of the report, the terms of Company's debentures remain unchanged.

5. Collateral and charges to secure the Debentures (Series B)

The Debentures (Series B) are not secured by collateral.

For details of the undertaking of the company not to pledge all of its assets (held directly thereby) under a general floating charge, without obtaining the prior consent of the general meeting of the holders of the Debentures (Series B), see Section 6.2 of the Deed of Trust for Debentures (Series B).

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6. Collateral and charges to secure the Debentures (Series D)

Debentures (Series D) are not secured by any collateral.

For details regarding the Company's undertaking not to pledge all of its assets (held directly thereby only) by a general floating charge, without obtaining the advance consent of the meeting of holders of Debentures (Series D) by a special resolution, see Section 6.2 of the Deed of Trust for Debentures (Series D).

7. Compliance with terms and obligations according to the Deed of Trust for Debentures (Series B)

To the best of the Company's knowledge, as of December 31, 2025 and the date of executing this report, the Company is not in compliance with all of the terms and obligations in accordance with the deed of trust for Company's Debentures (Series B) dated February 12, 2020 (hereinafter in this current subsection: "**Deed of Trust for Debentures (Series B)**" or "**The Deed of Trust**").

As aforesaid, grounds have materialized for calling Debentures (Series B) for immediate repayment as set forth in the preface to this section.

Following are details of each of the Company's undertakings in accordance with the Deed of Trust, with which the Company is in compliance as of December 31, 2025 and the date of executing this report, except for the aforementioned in the preface to this current Section E and as detailed below:

- The Company affirms that the Company and all of its investee entities as of this report's publication date are in compliance with the provisions of Section 5.7i of the Deed of Trust.
- The Company affirms that it is in compliance with its obligations set forth in Section 5.8 of the Deed of Trust with regard to its operating segment.
- The Company affirms that it is not in compliance with each of the Financial Covenants, except for the Adjusted NOI financial covenant, as they are defined in Section 6.3 of the Deed of Trust as well as in accordance with Section 5.3 of the Deed of Trust; for details, see the below Section 9.1.
- The Company affirms that it is in compliance with its obligations set forth in Section 6.4 of the Deed of Trust with regard to refraining from obtaining debt with recourse to the Company.
- The Company affirms that it is in compliance with its obligations set forth in Section 6.5 of the Deed of Trust with regard to refraining from obtaining debt and/or granting pledges unto non-Israeli financial institutions.

A-33

8. Compliance with terms and obligations according to the Deed of Trust for Debentures (Series D)

To the best of the Company's knowledge, as of December 31, 2025 and the date of executing this report, the Company is not in compliance with all of the terms and obligations in accordance with the deed of trust for Company's Debentures (Series D) dated April 21, 2024 (hereinafter in this current subsection: "**Deed of Trust for Debentures (Series D)**" or "**The Deed of Trust**").

As aforesaid, grounds have materialized for calling Debentures (Series D) for immediate repayment as set forth in the preface to this section.

Following are details of each of the Company's undertakings in accordance with the Deed of Trust, with which the Company is in compliance as of December 31, 2025 and the date of executing this report, except for the aforementioned in the preface to this current Section E and as detailed below:

- The Company confirms that it is in compliance with its undertakings under Sections 2.5.1 and 2.5.2 of the Deed of Trust. As of the report's publication date, all the funds used in the Dedicated Deposit Account (as defined in the Deed of Trust) were used for payment of principal and interest of Debentures (Series B) as aforesaid in Section 2.9 above, such that as of the report's publication date, no funds are deposited in the Dedicated Deposit Account.
- The Company confirms that the Company and all of its controlled entities, as of this report's publication date, are compliant with the contents of Section 5.7i of the Deed of Trust.
- The Company confirms that it is in compliance with the obligations contained in Section 5.8 of the Deed of Trust, with regard to its areas of operation.
- The Company confirms that it is in compliance with the obligations contained in Section 5.9 of the Deed of Trust, with regard to the distribution restrictions applicable thereto.
- The Company confirms that it is not in compliance with each of the financial covenants, except for the Adjusted NOI financial covenant, as defined in Section 6.3 of the Deed of Trust as well as pursuant to Section 5.3 of the Deed of Trust (for details, see Section 9.2 below).
- The Company confirms that it is in compliance with its obligations as listed in Section 6.2 of the Deed of Trust, with regard to the creation of a floating charge.
- The Company confirms that it is in compliance with its obligations as listed in Section 6.4 of the Deed of Trust, with regard to abstaining from taking on financial debt with a right of return to the Company.

A-34

- The Company confirms that it is in compliance with its obligations as listed in Section 6.5 of the Deed of Trust, with regard to abstaining from taking on credit and/or providing a lien on behalf of non-Israeli financial institutions.

A-35

9. Details regarding Company's compliance with the financial covenants subject to the Deed of Trust for Debentures (Series B) and the Deed of Trust for Debentures (Series D)

9.1. Below are details of the financial covenants set forth in the Deed of Trust for Debentures (Series B) (terms shall have the meanings given to them in the Deed of Trust):

Financial Covenant	Method of calculating the financial criteria and results as of December 31, 2025	Comments
The Consolidated Equity[21] (not including minority interests) will not be less than USD 475 million (this amount will not be linked to the CPI).	Consolidated Equity (excluding minority interests) = USD 80,489 thousand **The Company is not in compliance with the Financial Covenant**	Section 6.3(1) of the Deed of Trust
The Net Adjusted Financial Debt[22] to Net CAP[23] ratio shall not exceed 75%.	Net Adjusted Financial Debt = USD 1,087,795 thousand Net CAP = USD 1,168,626 thousand The Net Adjusted Financial Debt ratio to Net CAP = 93.1% **The Company is not in compliance with the Financial Covenant**	Section 6.3(2) of the Deed of Trust
Adjusted NOI[24] shall be no lower than USD 35 million.	Adjusted NOI = USD 43,535 thousand **The Company is in compliance with the Financial Covenant**	Section 6.3(3) of the Deed of Trust

---

21 **"Consolidated Equity of the Company"**: The Company's equity according to the consolidated Financial Statements of the Company, including shareholder loans subordinate to the Debentures, if any. That is, shareholder loans that meet the following terms: (a) the maturity date thereof is after the final maturity of the debentures; and (b) the loans are subordinate to the debentures with regard to the repayment thereof in the event of liquidation.

22 **"Net Adjusted Financial Debt"** – Debt carrying short and long term interest from banks and financial institutions and from entities the main operation thereof is the provision of loans, plus debt carrying interest in favor of the holders of debentures issued by the Company, net of cash and cash equivalents and net of short-term investments and loans provided that the repayment date thereof does not exceed three years after the relevant balance sheet date, marketable securities and deposits (including such properties which are use-restricted, except for pledged deposits provided against guarantees), all based on the consolidated financial statements of the Company, plus the proportionate consolidation of the net financial debt in affiliated companies and in jointly controlled companies of the Company.

23 **"Net CAP"** – adjusted net financial debt in addition to the Consolidated Equity of the Company (including minority rights).

24 **"Adjusted NOI"** – the Company's income from rent (in the last four quarters), including income from interest deriving from the provision of loans by the consolidated Company (including income deriving from loans purchased) and revenues, including distributions, deriving to the Company from investments in REIT funds or other companies, net of the leasing cost of the properties (in the last four quarters), plus the Company's share in the adjusted NOI of associated companies and jointly-controlled companies (relative consolidation). It shall be clarified that by purchasing one or more income-producing property and/or completion of development property and/or property contribution during the period, and/or provision of loans by the consolidated Company (including income deriving from loans purchased by the Company), and/or additional investment in REIT funds or other companies, the Adjusted NOI of the property/properties and/or loan/s and/or investment/s shall be calculated in accordance with the scope of the Adjusted NOI on the day of purchase and/or completion of development property and/or property contribution and/or provision of the loan or the purchase thereof and/or execution of the investment and up until the relevant report date of financial statement, annualized. For the avoidance of doubt, it shall be clarified that upon the sale or removal of one or more properties, said annualization of the Adjusted NOI shall not be executed for the period prior to the day of sale.

A-36

Financial Covenant	Method of calculating the financial criteria and results as of December 31, 2025	Comments
The Scope of the Projects for Development of the Consolidated Company[25] (including the share of the Company in jointly-controlled and associate companies) shall not exceed 10% of the Adjusted Balance Sheet[26] of the Company	The Scope of the Projects for Development of the Consolidated Company (including the share of the Company in jointly controlled and associate companies) = USD 0 thousand. Total adjusted balance sheet = USD 1,009,476 thousand **The Company is in compliance with the Financial Covenant**	Section 6.3(4) of the Deed of Trust
The Consolidated Equity[12] (excluding minority rights) shall not be less than USD 500 million (this amount will not be index-linked).	Consolidated Equity (excluding minority interests) = USD 80,489 thousand **The Company is <u>not</u> in compliance with the Financial Covenant**	Section 5.3(1) of the Deed of Trust (*)
Adjusted net financial debt[13] to net CAP[14] ratio shall not exceed 72.5%.	Net Adjusted Financial Debt = USD 1,087,795 thousand Net CAP = USD 1,168,626 thousand <u>The Net Adjusted Financial Debt ratio to Net CAP</u> = 93.1% **The Company is <u>not</u> in compliance with the Financial Covenant**	Section 5.3(2) of the Deed of Trust (*)
Adjusted NOI[15] shall be no lower than USD 40 million.	Adjusted NOI = USD 43,535 thousand **The Company is in compliance with the Financial Covenant**	Section 5.3(3) of the Deed of Trust (*)

As of the date of signing this report, Company is not compliant with all financial benchmarks described above, in accordance with the Company's financial statements dated December 31, 2025.

25 "**Scope of Projects for Development of the Company**" – the cost of investment (separate than the fair value) of the Company in projects whose construction started as of the date of the relevant financial statements, and for which no Temporary Certificate of Occupancy (TCO) was obtained yet. It should be clarified that development and renovation works performed in existing income-producing assets of the Company, will not be considered as part of the definition of "Scope of Projects for Development of the Company".

26 "**Adjusted Balance Sheet**" – the total consolidated balance sheet of the Company in addition to the share of the Company in associated companies and companies under joint control.

A-37

9.2. Below are details of the financial covenants set forth in the Deed of Trust for Debentures (Series D) (terms shall have the meanings given to them in the Deed of Trust):

Financial Covenant	Method of calculating the financial criteria and results as of December 31, 2024	Comments
The Consolidated Equity[27] of the Company (excluding minority interests) will not be less than USD 450 million (this amount will not be linked to the CPI).	Consolidated Equity (excluding minority interests) = USD 80,489 thousand. **The Company is <u>not</u> in compliance with the Financial Covenant**	Section 6.3(1) of the Deeds of Trust
The Net Adjusted Financial Debt[28] to Net CAP[29] ratio shall not exceed 75%.	Net Adjusted Financial Debt = USD 1,087,795 thousand Net CAP = USD 1,168,626 thousand <u>The Net Adjusted Financial Debt ratio to Net CAP</u> = 93.1% **The Company is <u>not</u> in compliance with the Financial Covenant**	Section 6.3(2) of the Deeds of Trust
Adjusted NOI[30] shall be no lower than USD 35 million.	Adjusted NOI = USD 43,535 thousand. **The Company is in compliance with the Financial Covenant**	Section 6.3(3) of the Deed of Trust
The Consolidated Equity[24] (excluding minority rights) shall not be less than USD 550 million (this amount will not be index-linked).	Consolidated Equity (excluding minority interests) = USD 80,489 thousand. **The Company is <u>not</u> in compliance with the Financial Covenant**	Section 5.3(1) of the Deeds of Trust (*)

27 **"Consolidated Equity of the Company"**: The Company's equity according to the consolidated Financial Statements of the Company, including shareholder loans subordinate to the Debentures, if any. That is, shareholder loans that meet all the following terms: (a) the maturity date thereof (principal and interest) is after the final maturity of the debentures; and (b) the loans (principal and interest) are subordinate to the debentures with regard to the repayment thereof in the event of liquidation.

28 **"Net Adjusted Financial Debt"** – Debt carrying short and long term interest from banks and financial institutions and from entities the main operation thereof is the provision of loans, plus interest-carrying debt in favor of the holders of debentures issued by the Company, net of cash and cash equivalents and net of short-term investments and loans provided that the repayment date thereof does not exceed three years after the relevant balance sheet date, marketable securities and deposits (including such properties which are use-restricted, except for pledged deposits provided against guarantees), all based on the consolidated financial statements of the Company, plus the proportionate consolidation of the net financial debt in affiliated companies and in jointly controlled companies of the Company.

29 **"Net CAP"** – adjusted net financial debt in addition to the Consolidated Equity of the Company (including minority rights).

30 **"Adjusted NOI"** – the Company's income from rent (in the last four quarters), including income from interest deriving from the provision of loans by the consolidated Company (including income deriving from loans purchased) and revenues, including distributions, deriving to the Company from investments in REIT funds or other companies, net of the leasing cost of the properties (in the last four quarters), plus the Company's share in the adjusted NOI of associated companies and jointly-controlled companies (relative consolidation). It shall be clarified that by purchasing one or more income-producing property and/or completion of development property and/or property contribution during the period, and/or provision of loans by the consolidated Company (including income deriving from loans purchased by the Company), and/or additional investment in REIT funds or other companies, the Adjusted NOI of the property/properties and/or loan/s and/or investment/s shall be calculated in accordance with the scope of the Adjusted NOI on the day of purchase and/or completion of development property and/or property contribution and/or provision of the loan or the purchase thereof and/or execution of the investment and up until the relevant report date of financial statement, annualized. For the avoidance of doubt, it shall be clarified that upon the sale or removal of one or more properties, said annualization of the Adjusted NOI shall not be executed for the period prior to the day of sale.

A-38

Financial Covenant	Method of calculating the financial criteria and results as of December 31, 2024	Comments
Adjusted net financial debt[25] to net CAP[26] ratio shall not exceed 70%.	Net Adjusted Financial Debt = USD 1,087,795 thousand Net CAP = USD 1,168,626 thousand The Net Adjusted Financial Debt ratio to Net CAP = 93.1% **The Company is not in compliance with the Financial Covenant**	Section 5.3(2) of the Deeds of Trust (*)
Adjusted NOI shall be no lower than USD 40 million.	Adjusted NOI = USD 43,535 thousand **The Company is in compliance with the Financial Covenant**	Section 5.3(4) of the Deed of Trust (*)

(*) Failure to comply with the financial covenant does not constitute grounds for immediate repayment, but may result in an interest rate adjustment.

As of the date of signing this report, Company is compliant with all financial benchmarks described above, in accordance with the Company's financial statements dated December 31, 2025.

A-39

10. <u>List of Liabilities of the Company</u>

The Company is publishing concurrently with this report a report on the list of liabilities of the Company according to repayment dates, using electronic reporting – T126.

____

Ronen Nakar

Company's Chairman of the
Board of Directors and CEO

April 15, 2026

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PACIFIC OAK SOR (BVI) Holdings Ltd.

Part C

Financial Statements

Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025 (AUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

	Page
Consolidated Statements of Financial Position	2
Consolidated Statements of Profit or Loss	3
Consolidated Statements of Equity	4-5
Consolidated Statements of Cash Flows	6-7
Notes to the Consolidated Financial Statements	8-29

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note	December 31, 2025	December 31, 2024
		U.S. dollars in thousands	
ASSETS			
CURRENT ASSETS			
Cash and cash equivalents		$ 11,960	$ 55,856
Financial assets at fair value through profit or loss	9	15,079	13,154
Rents and other receivables, net		3,979	2,201
Prepaid expenses and other assets		2,976	4,179
Restricted cash		49,016	25,486
		83,010	100,876
Investment properties held for sale		238,808	—
		321,818	100,876
NON-CURRENT ASSETS			
Investment properties	5	581,861	1,157,945
Property plant and equipment - hotel, net	6	20,200	33,624
Investment in joint ventures	11	84,580	177,375
Restricted cash		1,017	16,890
Goodwill		—	949
		687,658	1,386,783
Total assets		$ 1,009,476	$ 1,487,659

LIABILITIES AND EQUITY			
CURRENT LIABILITIES			
Notes payable, net	7	$ 349,179	$ 157,316
Bonds payable, net	7	302,004	20,653
Accounts payable and accrued liabilities	8	38,487	27,996
Due to affiliates	10	18,024	12,660
Other liabilities		13,212	18,516
		720,906	237,141
Liabilities related to investment properties held for sale		174,947	—
		895,853	237,141
NON-CURRENT LIABILITIES			
Lease obligation	8	9,308	8,912
Other liabilities		23,484	26,380
Notes payable, net	7	—	388,582
Bonds payable, net	7	—	298,741
		32,792	722,615
Total liabilities		928,645	959,756
EQUITY			
Owner's net equity		80,489	523,989
Non-controlling interests		342	3,914
Total equity		80,831	527,903
Total liabilities and equity		$ 1,009,476	$ 1,487,659

The accompanying notes are an integral part of the consolidated financial statements.

April 15, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of financial statements	Schluttenhofer, Ryan Chief Accounting Officer	Nakar, Ronen Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

2

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Year ended December 31,		
	2025	2024	2023
	U.S. dollars in thousands		
Revenues and other income:			
Rental income	$ 101,150	$ 112,567	$ 121,974
Tenant reimbursements	11,163	11,672	12,309
Hotel revenues	7,597	9,061	9,153
Other operating income	1,883	1,899	2,097
Total revenues and other income	121,793	135,199	145,533
Expenses:			
Operating, maintenance, and management fees	(49,755)	(48,572)	(50,446)
Real estate taxes and insurance	(20,290)	(23,410)	(28,213)
Hotel expenses	(6,277)	(6,877)	(6,945)
Total expenses	(76,322)	(78,859)	(85,604)
Gross profit	45,471	56,340	59,929
Fair value adjustment of investment properties, net	(266,810)	(123,140)	(113,281)
Depreciation	(964)	(1,178)	(1,263)
Equity in loss of unconsolidated joint ventures, net	(92,794)	(49,226)	(43,187)
Asset management fees	(13,991)	(15,622)	(15,415)
Impairment charges on goodwill	(949)	—	(4,487)
Impairment loss - hotel	(12,521)	(6,400)	—
Restructuring charges	(1,508)	—	—
General and administrative expenses	(6,268)	(7,425)	(4,932)
Operating loss	(350,334)	(146,651)	(122,636)
Finance income (loss) from financial assets at fair value through profit or loss	1,925	(11,995)	(718)
Finance expenses, net	(76,136)	(71,892)	(68,216)
Foreign currency transaction loss	(40,556)	(3,156)	(18,712)
Other (loss) income, net	(1,250)	1,764	3,347
Gain (loss) on extinguishment of debt, net	19,449	(6,033)	—
Net loss before income taxes	$ (446,902)	$ (237,963)	$ (206,935)
Income tax provision	—	(10,000)	(6,576)
Net loss	$ (446,902)	$ (247,963)	$ (213,511)
Net loss attributable to owner	$ (443,500)	$ (243,177)	$ (212,214)
Net loss attributable to non-controlling interests	(3,402)	(4,786)	(1,297)
Net loss	$ (446,902)	$ (247,963)	$ (213,511)
Total comprehensive loss	$ (446,902)	$ (247,963)	$ (213,511)

The accompanying notes are an integral part of the consolidated financial statements.

3

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	U.S. dollars in thousands					
Balance at January 1, 2023	$ 693,554	$ 256,752	$ 43,074	$ 993,380	$ 12,572	$ 1,005,952
Net loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Total comprehensive loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Distributions to owner	—	(9,000)	—	(9,000)	—	(9,000)
Non-controlling interests contributions	—	—	—	—	543	543
Non-controlling interests distributions	—	—	—	—	(1,094)	(1,094)
Balance at December 31, 2023	693,554	35,538	43,074	772,166	10,724	782,890
Net loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Total comprehensive loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Non-controlling interest contributions	—	—	—	—	584	584
Non-controlling interests distributions	—	—	—	—	(2,608)	(2,608)
Balance at December 31, 2024	693,554	(212,639)	43,074	523,989	3,914	527,903
Net loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Total comprehensive loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Non-controlling interest contributions	—	—	—	—	75	75
Non-controlling interest distributions	—	—	—	—	(245)	(245)
Balance at December 31, 2025	$ 693,554	$ (656,139)	$ 43,074	$ 80,489	$ 342	$ 80,831

The accompanying notes are an integral part of the consolidated financial statements.

4

5 CONSOLIDATED STATEMENTS OF CASH FLOWS Year ended December 31, 2025 2024 2023 U.S. dollars in thousands Cash Flows from Operating Activities: Net loss $ (446,902) $ (247,963) $ (213,511) Adjustments to reconcile net loss to net cash provided by operating activities: Equity in loss of joint ventures, net 92,794 49,226 43,187 Fair value adjustment on investment properties, net 266,810 123,140 113,281 Depreciation 964 1,178 1,263 Impairment loss - hotel 12,521 6,400 — Impairment charges on goodwill 949 — 4,487 Income tax provision — 10,000 6,576 Deferred rent 1,582 (859) (176) Credit loss on financial assets 4,503 2,682 4,923 Finance expenses, net 76,136 71,892 68,216 Other loss (income), net 1,250 (1,764) (3,347) (Gain) loss on extinguishment of debt (19,449) 6,033 — Finance (income) loss from financial assets at fair value through profit or loss (1,925) 11,995 718 Foreign currency transaction loss 40,556 3,156 18,712 29,789 35,116 44,329 Changes in assets and liabilities: Restricted cash (1,391) (154) 5,107 Rents and other receivables, net 289 (1,517) (5,096) Prepaid expenses and other assets 1,206 485 (115) Accounts payable and accrued liabilities 2,597 (1,697) (2,175) Due to affiliates (3,803) 4,676 6,924 Other liabilities (3,602) 7,264 1,468 (4,704) 9,057 6,113 Net cash provided by operating activities 25,085 44,173 50,442 Cash Flows from Investing Activities: Improvements to investment properties (8,808) (27,512) (23,177) Proceeds from sales of investment properties, net 70,490 242,347 123,846 Distribution of capital from joint venture 757 1,497 1,144 Other investing cash flows, net (1,250) 1,764 3,176 Payments for development obligations (3,565) (11,540) (8,689) Tax paid related to sales of investment properties — (10,000) (11,500) Contributions to joint ventures — (79,530) (31,428) Proceeds from the sale of investments in financial assets at fair value through profit or loss, net — 16,379 13,946 Purchase of interest rate caps — (1,447) (1,236) Proceeds from interest rate caps — 2,813 — Payments on foreign currency derivatives, net — (478) (30,209) Dividend income received from financial assets at fair value through profit or loss — 81 4,014 Proceeds for development obligations — 16,461 12,005 Proceeds for capital expenditures — — 209 Net cash provided by investing activities 57,624 150,835 52,101 The accompanying notes are an integral part of the consolidated financial statements. 6 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) Year ended December 31, 2025 2024 2023 U.S. dollars in thousands Cash Flows from Financing Activities: Principal payments on notes and bonds payable $ (145,227) $ (348,667) $ (111,243) Payments on deferred financing costs and extinguishment of debt (5,350) (9,813) (5,416) Interest paid (61,394) (60,399) (58,884) (Distribution) release of restricted cash for debt service obligations (3,526) 13,962 (16,640) Non-controlling interest contributions 75 584 543 Non-controlling interest distributions (245) (2,608) (1,094) Proceeds from loans from owner 10,000 — — Proceeds from notes and bonds payable 80,000 179,787 98,502 Distributions to owner — (6,554) (7,453) Net cash used in financing activities (125,667) (233,708) (101,685) Effect of exchange rate changes on cash and cash equivalents (938) (536) (157) Net (decrease) increase in cash and cash equivalents (43,896) (39,236) 701 Cash and cash equivalents, beginning of period 55,856 95,092 94,391 Cash and cash equivalents, end of period $ 11,960 $ 55,856 $ 95,092 Supplemental Disclosure of Noncash Activities: Accrued development obligations $ 7,895 $ 12,135 $ 11,213 Asset management fee reimbursement payable to owner $ 7,415 $ 12,006 $ 7,047 Distribution payable to owner $ — $ — $ 1,750 Deposit applied to sale of investment property $ — $ 9,472 $ 7,528 The accompanying notes are an integral part of the consolidated financial statements. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 7 NOTE 1: GENERAL INFORMATION Definitions in these financial statements: The Company - Pacific Oak SOR (BVI) Holdings, Ltd. and its subsidiaries Operating Partnership - Pacific Oak Strategic Opportunity Limited Partnership Subsidiaries - Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company. Unconsolidated joint ventures - Companies in which the Company has joint control are accounted for using the equity method. Parent Company or REIT - Pacific Oak Strategic Opportunity REIT, Inc. Investees - Subsidiaries and unconsolidated joint ventures. Related parties - As defined in IAS 24. Dollar - United States dollar or USD. a. The Company was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation, the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership. The Company operates in the investment real estate segment in the United States, which primarily includes investments in: office complexes, residential homes, and undeveloped land. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel. As of December 31, 2025, the Company consolidated six office complexes, encompassing, in the aggregate, approximately 1.8 million rentable square feet and these properties were 64% occupied. In addition, the Company owned one residential home portfolio consisting of 2,077 residential homes, and one apartment property, containing 317 units, which were 92% and 86% occupied, respectively. The Company also owned one hotel property with 196 rooms, three investments in undeveloped land with approximately 247 developable acres, and one office/retail development property, two investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss. Additionally, the Company had one office complex classified as held for sale. b. Due to elevated interest rates and among other factors, the Company is experiencing liquidity difficulties with respect to certain financial covenant requirements, unable to refinance maturing debt in part or in full, as it comes due, and bear higher debt service costs and reduced yields relative to cost of debt. If the Company is unable to find alternative sources of financing, there is a possibility that the Company will not have sufficient funds to cover ongoing operating expenditures that may lead the Company to sell investment properties at values below their fair values. Based on interest rates as of December 31, 2025, if interest rates were 100 basis points higher or lower during the year ended December 31, 2025, the annualized interest expense on the Company's variable rate debt would increase or decrease by $3.2 million or $2.5 million, respectively. c. The financial condition of the Company and the going concern assumption. As of December 31, 2025, the Company had a working capital shortfall amounting to $574.0 million, primarily attributed to loans that have matured or are maturing within a twelve month period from the date of the statement of financial position, including: (i) Series B (388.3 million Israeli new Shekels or $121.7 million as of December 31, 2025) and Series D (587.0 PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 8 million Israeli new Shekels or $184.0 million as of December 31, 2025), collectively (“Series Bonds”) of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025), (ii) mortgage loans related to our residential homes portfolio of $190.0 million, and (iii) mortgage loans in default of $336.7 million, which primarily includes the Bank of America Loan of $152.6 million and the WhiteHawk Loan of $80.0 million. Refer to Note 7 for additional details. As a result of defaults due to covenant breaches, cross-collateralization, and other factors, the Company may be obligated to dispose of investment properties under forced-sale circumstances, which could result in proceeds that are lower than fair values as of December 31, 2025. As of December 31, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Refer to Note 7 for additional details. Additionally, on September 30, 2025, the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and this constitutes an event of default and as a result, the bondholders have the right to declare the Series Bonds of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025) immediately due and payable. In July 2025, the Company completed a secured financing transaction of $80.0 million with WhiteHawk Capital Partners LP (the “WhiteHawk Loan”) and as a result of completing this transaction, a trustee that represents the bondholders of the Series Bonds (the “Trustee”), alleging potential breaches of duty, see below “Negotiations between the Company and the Trustee and the representatives of the holders of the Series Bonds (the “Bondholders”) for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with the WhiteHawk Loan of $80.0 million. During the years ended December 31, 2025, 2024, and 2023, the Company recognized fair value losses of investment properties (including as a result of the sale of an asset and/or the signing of sale agreements) of $266.8 million, $123.1 million, and $113.3 million, respectively, due to declines in market conditions and projected cash flows, including assumptions such as the intended hold period, market rental rates and leasing assumptions, changes in sales comparisons, and based on quoted prices. In addition, as noted above, a portion of the losses resulted from the expedited sale of investment properties at values lower than their fair value. Continued declines in fair values may limit our ability to sell assets or refinance debt at attractive terms and actual results could be significantly different from the estimates. The Company may also negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee. The Company’s residential homes portfolio is classified as Level 3 within the fair value hierarchy. In accordance with the accounting standards, the unit of measurement is the individual residential unit rather than the portfolio as a whole. Accordingly, the valuations are performed by measuring the fair value of each individual residential unit, refer to Note 9 for additional details. It should be noted that a market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. The Company estimates that if the residential homes will be sold as a portfolio, rather than as separate residential units, the expected proceeds may reflect a portfolio discount of approximately 10% to 25% relative to the value of the individual unit as reflected in the financial statements. As of the approval date of the consolidated financial statements, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the Standstill and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful restructuring with the Bondholders (see Note 1f for additional details), and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 9 lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern. d. Class Action Suit On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of December 31, 2025) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.1–$45.5 million as of December 31, 2025). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the advice of the Company's legal counsel, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed. e. Negotiations between the Company and the Trustee and the representatives of the Bondholders. The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations: 1. Objection to Filing Insolvency Proceedings On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026. 2. Refinancing of the PORT Property Portfolio On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. Refer to Note 14 for additional details. 3. Exemption from Liability for Officers and Management Company On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company. 4. Deferral of Debenture Payment Dates Meetings of the Bondholders approved several resolutions to defer repayment dates. On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month. On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 10 5. Use of Interest Cushion Funds During the year ended December 31, 2025 and subsequently, the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of December 31, 2025, $3.8 million was funded and as of the approval date of the consolidated financial statements, the full facility of $10.0 million was funded. 6. Asset Management Transition (Westdale) On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 14 for additional details. 7. Management Agreement with R2 Advisors, LLC On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 14 for additional details. 8. Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. Subsequent to December 31, 2025, the Company completed sales of 49 million shares of its 64 million shares for proceeds of $7.9 million. Refer to Note 14 for additional details. 9. Debt Arrangement Proposals On September 19, 2025, the Company published an in-principle proposal for a debt arrangement with the Bondholders. On October 15, 2025, the Company received a proposal in principle for a settlement from the representatives of the Bondholders (the “Representatives”). On December 25, 2025, meetings of the Bondholders resolved to instruct the Trustee to apply to the court to convene creditor meetings to approve a debt arrangement. On February 4, 2026, subsequent to the reporting date, the Tel Aviv District Court approved the convening of such creditor meetings. 10. Transactions Relating to Sale of PORT Properties On September 28, 2025, the Bondholders failed to approve a transaction for the sale of 1,799 residential homes from the Company's residential homes portfolio, as well as Company’s proposal to proceed with a transaction for the sale of 281 residential homes located in Michigan. On December 8, 2025, meetings approved authorizing the sale of up to 50 residential homes, notwithstanding prior undertakings. On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes. 11. Richardson Sale Transaction On November 24, 2025, meetings of the Bondholders approved instructing the Trustee to notify the Company of their consent to proceed with the sale of the Richardson Office property and related land for total consideration of $26.0 million. Subsequent to this approval, the Company and the purchaser entered into an amended agreement for total consideration of $28.0 million; however, the parties later terminated the amended purchase and sale agreement, and the Company is currently in the process of marketing the property for sale. As of the approval date of the consolidated financial statements, these amended agreements have expired and no binding agreement is currently in place. The Company is actively engaged in PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 11 discussions to renegotiate a potential transaction; however, there can be no assurance that a new agreement will be executed or that a transaction will be completed on comparable terms, or at all. Refer to Note 5 for additional details. 12. Postponement of the call for immediate repayment of Company’s debentures On November 17, 2025, the Bondholders resolved to refrain from calling the Series Bonds for immediate repayment. On November 17, 2025, Bondholders resolved to instruct the Trustee to convene, by November 30, 2025, an assembly of holders of the Series Bonds to decide on the matter of calling the aforementioned debentures for immediate repayment. 13. Founding a Board of Directors’ committee to coordinate negotiations between the Company and representatives of the debenture holders On August 28, 2025, the Company’s Board of Directors decided to form a committee, which included the following members of the Board: Messrs. Peter McMillan III (former Director and former President of the Company), Keith Hall (former Director and former CEO of the Company), and Ron Hadassi (External Director) in favor of coordinating the negotiations between the Company and Representatives, alongside Pacific Oak Capital Advisors, LLC (“POCA”). 14. Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the Bondholders On August 26, 2025, the Company reported that a Letter of Commitment (the “Standstill”) was signed in favor of Trustee and in favor of the Bondholders. 15. Decision to order negotiations in accordance with the debt settlement principles document On August 3, 2025, the meetings of the Bondholders approved an instruction to the Trustee, the Representatives, and the Trustee's counsel and Bondholders to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document. 16. Decision to Notify the Company of the Objection of the Bondholders to the engagement in the Financing Agreement On July 27, 2025, the meetings of the Bondholders approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the Bondholders object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into. 17. Appointment of Representatives Appointment of a joint representation On July 21, 2025, the meetings of the Bondholders decided to appoint a joint representation for the Bondholders. Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Bondholders On July 31, 2025, the meetings of the Bondholders approved the appointment of Mr. Amir Giryes as an American advisor for the Joint Representation. Appointment of an American Legal Counsel for the Joint Representation On July 31, 2025, the meetings of the Bondholders approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation. Appointment of Legal Advisor to the Trustee, the Bondholders and the Joint Representation On July 28, 2025, the meetings of the Bondholders approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the “Joint Representation”). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co. Appointment of a member of the Joint Representation PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 12 On July 28, 2025, the meetings of the Bondholders decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit. 18. Corporate structure and separation from Pacific Oak Group Effective January 31, 2026, the Company and the REIT ceased to be part of the Pacific Oak Group following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the REIT governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, the REIT formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 14 for additional details. 19. Changes in directors and officers Subsequent to December 31, 2025, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 14 for additional details. f. Restructuring Events Bondholder Request to the Israeli Court and Related Debt Agreement Subsequent to December 31, 2025, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law. The proposed arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder oversight and specified enforcement rights upon certain events of default. As of the approval date of the consolidated financial statements, the proposed debt arrangement is still under review. REIT Support In connection with the proposed debt arrangement, upon execution, the Company and the REIT would enter into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed. PORT Board of Directors

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 13 In March 2026, following the Company’s request, several members of PORT’s board of directors, including the former President and CEO, resigned, and PORT’s new executive leadership and external directors were appointed. These governance changes represent a significant change in management and oversight following the reporting period. Refer to Note 14 for additional details. S&P Global Rating Cessation On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion. NOTE 2: MATERIAL ACCOUNTING POLICY INFORMATION The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated. a. Basis of presentation of the consolidated financial statements: These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010. The consolidated financial statements have been prepared on a cost basis, except for investment properties and financial assets at fair value through profit or loss, that are presented at fair value and investment in unconsolidated joint ventures, which is presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated. b. The operating cycle: The operating cycle of the Company is one year. c. Consolidated financial statements: The consolidated financial statements is comprised of the financial statements of companies that are controlled by the Company. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as a change in equity by adjusting the carrying amount of the non-controlling interests with a corresponding adjustment of the equity attributable to equity holders of the Company less / plus the consideration paid or received. Upon the disposal of a subsidiary resulting in loss of control, the Company: - derecognizes the subsidiary's assets and liabilities. - derecognizes the carrying amount of non-controlling interests. - recognizes the fair value of the consideration received. - recognizes the fair value of any remaining investment. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 14 - reclassifies the components previously recognized in other comprehensive income (loss) on the same basis as would be required if the subsidiary had directly disposed of the related assets or liabilities. - recognizes any resulting difference (surplus or deficit) as gain or loss. In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made. d. Investments accounted for using the equity method: The Company's investment in unconsolidated joint ventures is accounted for using the equity method. Under the equity method, the investment in the unconsolidated joint venture is presented at cost with the addition of post- acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the unconsolidated joint venture. Gains and losses resulting from transactions between the Company and the associate or the unconsolidated joint venture are eliminated to the extent of the interest in the associate or in the unconsolidated joint venture. The financial statements of the Company and of the unconsolidated joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the unconsolidated joint venture are uniform and consistent with the policies applied in the financial statements of the Company. Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate. The equity method is applied until the loss of joint control of the unconsolidated joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in an unconsolidated joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or portion of the investment in an unconsolidated joint venture that is classified as held for sale. Any retained interest in this investment which is not classified as held for sale continues to be accounted for using the equity method. On the date of loss of significant influence or joint control, the Company measures any remaining investment in the unconsolidated joint venture at fair value and recognizes in profit and loss the difference between the fair value of any remaining investment plus any proceeds from the sale of the investment in the associate or the unconsolidated joint venture and the carrying amount of the investment on that date. In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made. Typically, the Company is entitled to preferred distributions until certain return targets are achieved. Once these return targets are achieved, based on a tiered waterfall calculation which may not be reflective of the Company's economic interest in the entity, distributions will be allocated to the Company and the other investor(s). Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 15 Joint ventures: In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method. e. Functional currency, presentation currency: Functional currency and presentation currency: The functional and presentation currency of the financial statements is the US dollar. f. Deposits and Restricted Cash Short-term deposits: Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit. Long-term deposits: Long-term bank deposits primarily consists of lender escrow impounds, funds for future construction obligations, and deposits related to future asset sales. Restricted cash: Certain cash balances are subject to contractual or enforceable restrictions and therefore are not available for general corporate purposes. Restricted cash primarily consists of lender-controlled accounts established under the terms of the Company's secured borrowing arrangements. Typically, cash becomes restricted when the loan becomes in default and the lender has the ability to exercise its rights related to cash. Additional restrictions exist for certain escrowed amounts or amounts related to security deposits. g. Revenue recognition: Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties. Revenue from rendering of services is recognized over time, during the period the customer simultaneously receives and consumes the benefits provided by the Company's performance. The Company charges its customers based on payment terms agreed upon in specific agreements. When payments are made before or after the service is performed, the Company recognizes the resulting contract asset or liability. The specific criteria for revenue recognition which must be fulfilled for the following types of revenues are as follows: 1. Revenues from rental fees are recognized in the financial statements over the rental period. 2. Revenues from hospitality services are recognized in the financial statements as the services are rendered. 3. Revenues from hotel management fees are recognized in the financial statements on an accrual basis over the term of the management of the hotel. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 16 h. Financial instruments: Financial liabilities: Financial liabilities measured at amortized cost Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability. After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method. Derecognition of financial liabilities: A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or canceled or expires. A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability. When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial, taking into account qualitative and quantitative information. If the terms of an existing financial liability are substantially modified or a liability is exchanged for another liability from the same lender with substantially different terms, the modification or exchange is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss. If the modification in the terms of an existing liability is not substantial or if a liability is exchanged for another liability from the same lender whose terms are not substantially different, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss. i. Taxes on income: According to the relevant tax laws in the BVI and in the U.S., substantially all of the Company’s entities are considered “pass through” entities. In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”). Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation. j. Investment properties: Investment properties consist of land or buildings (or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business. Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 17 Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment properties are measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment properties are included in profit or loss when they arise. Investment properties are not systematically amortized. In determining the fair value of investment properties, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience, as well as their advisors. The fair value measurement is classified as Level 3 in the fair value hierarchy. k. Fair value measurement: Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs. All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement: Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 - inputs other than quoted prices included within Level 1 that are observable directly or indirectly. Level 3 - inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data). l. Held for sale classification: Investment properties are classified as held for sale when their carrying amount is expected to be recovered principally through a sale transaction rather than through continued rental, development, or operational use. This classification is achieved only when the investment property (or disposal group) is available for immediate sale in its present condition, subject only to terms that are usual and customary for such transactions, and the sale is highly probable. A sale is considered highly probable when the Company has approved and committed to a formal plan to dispose of the property, an active program to locate a buyer has been initiated (including engagement of brokers, listing, or active negotiations), the property is being marketed at a price that is reasonable relative to current market conditions, and the sale is expected to be completed within one year. The likelihood of significant changes to or withdrawal from the plan must be low. Upon classification as held for sale, the property is measured at the lower of its carrying amount and fair value less costs to sell, which typically include broker commissions, legal fees, transfer taxes, and closing costs. Any resulting write-down is recognized immediately in profit or loss within fair value adjustment of investment properties. Subsequent increases in fair value less costs to sell are recognized only to the extent of cumulative impairment losses previously recorded. NOTE 3: SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements: Estimates and assumptions: PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 18 The preparation of the financial statements requires the Company to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate. The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below. Investment properties: Investment properties that can be reliably measured are presented at fair value at the reporting date. Changes in the fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the appropriate discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property. In determining the fair value of investment properties, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment properties may lead to a change in fair value. NOTE 4: DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION FINANCIAL INSTRUMENTS The standards and interpretations applicable to the Company that are issued, but not yet effective, up to the date of issuance of the Company’s consolidated financial statements are discussed below. The Company has not early adopted these standards and amendments and intends to adopt them, if applicable, when they become effective. IFRS 18 “Presentation and Disclosures in Financial Statements”: On April 9, 2024, the IASB issued IFRS 18 “Presentation and Disclosures in Financial Statements” to set out requirements for the presentation and disclosure of information in general purpose financial statements. IFRS 18 introduces new requirements for presentation within the statement of profit or loss, including specified totals and subtotals. Furthermore, entities are required to classify all income and expenses within the statement of profit or loss into one of five categories: operating, investing, financing, income taxes and discontinued operations, whereof the first three are new. It also requires disclosure of newly defined management-defined performance measures, subtotals of income and expenses, and includes new requirements for aggregation and disaggregation of financial information based on the identified roles of the primary financial statements and the notes. The standard is effective for annual periods beginning on or after January 2027. The Company is currently assessing the impact of the new standard. NOTE 5: INVESTMENT PROPERTIES As of December 31, 2025, the Company owned six office complexes, encompassing, in the aggregate, 1.8 million rentable square feet and these properties were 64% (2024 — 67%) occupied. In addition, the Company owned one residential home portfolio consisting of 2,077 residential homes and one apartment property, containing 317 units, which were 92% (2024 — 93%) and 87% (2024 — 92%) occupied, respectively. The Company also owned three investments in undeveloped land with 247 developable acres and one office/retail development property. Additionally, the Company had one office complex classified as held for sale. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 19 The following table provides summary information regarding the Company's investment properties as of December 31, 2025 and 2024 (in thousands): Fair value as of December 31, Property Date Acquired or Foreclosed on City State Property Type 2025 2024 Ownership % Richardson Office (1) 11/23/2011 Richardson TX Office $ 21,000 $ 35,428 100% Park Centre 3/28/2013 Austin TX Office 19,200 31,612 100% The Marq 3/1/2018 Minneapolis MN Office 64,030 88,187 100% Eight & Nine Corporate Centre 6/8/2018 Franklin TN Office 55,000 70,711 100% Lincoln Court (2) 10/5/2020 Campbell CA Office 24,600 40,683 100% Oakland City Center 10/5/2020 Oakland CA Office 57,400 88,709 100% Madison Square (3) 10/5/2020 Phoenix AZ Office 24,700 36,636 90% Residential Homes Portfolio (4) Various Various Various Residential Homes 360,598 395,595 100% 1180 Raymond 8/20/2013 Newark NJ Apartment 60,300 70,744 100% Richardson Land (1) 11/23/2011 and 9/14/2014 Richardson TX Undeveloped Land 7,000 22,080 100% Park Highlands Land (5) 12/30/2011 and 12/30/2013 North Las Vegas NV Undeveloped Land 102,141 102,141 100% 210 West 31st Street 10/5/2020 New York NY Office/Retail 24,700 29,000 80% Georgia 400 Center (6) 5/23/2019 Alpharetta GA Office — 66,277 100% Crown Pointe (7) 2/14/2017 Dunwoody GA Office — 80,142 100% $ 820,669 $ 1,157,945 _____________________ (1) As of December 31, 2025, the Company classified the Richardson Office and Land investment properties as held-for-sale in accordance with IFRS 5. The assets met the criteria for classification as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. The fair value is based on a market approach, utilizing observable inputs derived from recent executed purchase and sale agreements, as well as other relevant market data. As of the approval date of the consolidated financial statements, no binding agreement is currently in place. Refer to Note 1e for additional details. (2) As of December 31, 2025, the Company classified the Lincoln Court investment property as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. As of the approval date of the consolidated financial statements, the Company, at the request of the mortgage lender for this property, has entered into a purchase and sale agreement for the this property. The purchaser is not affiliated with the Company or the Company’s advisors. While the transaction remains subject to customary closing conditions, there can be no assurance that the sale will be completed. Refer to Note 14 for additional details. (3) As of December 31, 2025, the Company classified the Madison Square investment property as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. Subsequent to December 31, 2025 and prior to the approval date of the consolidated financial statements, the Company was in maturity default under the mortgage loan secured by the property. As a result, the mortgage lender exercised its contractual rights and placed the property into a receivership. Refer to Note 14 for additional details. (4) As of December 31, 2025, the Company classified 625 residential homes as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. (5) As of December 31, 2025, the Company entered into a purchase and sale agreement to sell all remaining Park Highlands Land in two tranches, with expected closings in December 2026 and 2027 and gross purchase prices of $52.3 million and $49.9 million, respectively. As of December 31, 2025, the Company had received a $10.0 million deposit from the buyer, which will be applied against the purchase price of the remaining two tranches upon closing. In connection with previously executed amendments to the purchase and sale agreements extending the contractual closing dates, the buyer is also obligated to pay an amount equal to 6% of the consideration for the outstanding tranches until closing. Based on the current contractual terms, such amounts are approximately $0.5 million per month through the expected closing of the first remaining tranche in December 2026 and approximately $0.3 million per month through the expected closing of the final tranche in December 2027. Based on the executed agreement and the Company’s assessment that the sale of the first tranche is highly probable and expected to be completed within 12 months, the Company classified the December 2026 tranche as held-for-sale in the accompanying consolidated statements of financial position. The purchaser is not affiliated with the Company or the Company’s advisors. While the transaction remains subject to customary closing conditions, there can be no assurance that the sale will be completed. (6) In July 2025, the Company sold the Georgia 400 Center for $39.1 million, before closing costs and credits. The sales price approximated the fair value as of June 30, 2025. In connection with the sale, the Company was released from the lien securing $39.5 million of the outstanding principal due under the PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 20 secured mortgage loan and recognized a gain on extinguishment of debt of $0.9 million. The purchaser was not affiliated with the Company or the Company's advisors. (7) In November 2025, the Company sold Crown Pointe for $38.0 million, before closing costs and credits. The sales price approximated the fair value as of September 30, 2025. In connection with the sale, the Company was released from the lien securing $54.7 million of outstanding principal due under the secured mortgage loan and recognized a gain on extinguishment of debt of $20.5 million. The purchaser was not affiliated with the Company or the Company's advisors. The following are the movements in the investment properties during the years ended December 31, 2025 and 2024 (in thousands): December 31, 2025 2024 Balance as of January 1 $ 1,157,945 $ 1,493,587 Additions 5,990 31,965 Disposals (76,456) (244,467) Fair value adjustments, net (266,810) (123,140) Investment properties held for sale (238,808) — Balance as of December 31 $ 581,861 $ 1,157,945 Operating Leases: Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2025, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 14.7 years with a weighted-average remaining term of 3.7 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. As of December 31, 2025, the future minimum rental income from the Company's office complexes, under non-cancelable operating leases was as follows (in thousands): December 31, 2025 2026 $ 31,671 2027 28,176 2028 22,955 2029 18,719 2030 15,165 Thereafter 26,745 $ 143,431 NOTE 6: PROPERTY PLANT AND EQUIPMENT - HOTEL, NET Property, plant and equipment are measured at cost, including directly attributable acquisition costs, less accumulated depreciation, accumulated impairment losses. As of December 31, 2025, the Company owned one hotel property (90% ownership). The following is a hotel reconciliation for the years ended December 31, 2023, 2024 and 2025 (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 21 Land Building and Improvements Total Cost Accumulated Depreciation Hotel, Net Balance, January 1, 2023 $ 2,669 $ 41,805 $ 44,474 $ (2,777) $ 41,697 Additions — 200 200 (1,263) (1,063) Balance, December 31, 2023 $ 2,669 $ 42,005 $ 44,674 $ (4,040) $ 40,634 Additions — 568 568 (1,178) (610) Impairment — (6,400) (6,400) — (6,400) Balance, December 31, 2024 $ 2,669 $ 36,173 $ 38,842 $ (5,218) $ 33,624 Additions — 61 61 (964) (903) Impairment (1) (862) (12,891) (13,753) 1,232 (12,521) Balance, December 31, 2025 $ 1,807 $ 23,343 $ 25,150 $ (4,950) $ 20,200 _____________________ (1) During the year ended December 31, 2025, the Company identified indicators of impairment related to the Q&C Hotel, including declines in operating performance and occupancy. Accordingly, the Company performed an impairment assessment in accordance with IAS 36 Impairment of Assets. The recoverable amount of the Q&C hotel was $20.2 million and was determined based on the higher of its value in use and fair value less costs of disposal. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 22 NOTE 7: NOTES AND BONDS PAYABLE As of December 31, 2025 and 2024, the Company's notes and bonds payable consisted of the following (in thousands): Book Value as of December 31, 2025 Book Value as of December 31, 2024 Contractual Interest Rate as of December 31, 2025 (1) Effective Interest Rate at December 31, 2025 (1) Payment Type (2) Maturity Date (3) Series B Bonds (4) $ 121,705 $ 127,486 5.18% 5.18% (4) 01/31/2026 (4) Series D Bonds (4) 184,032 161,436 11.00% 11.00% (4) 02/28/2029 (4) PORT Mortgage Loan 1 31,793 31,792 4.74% + 4.00% Default 8.74% Interest Only 12/01/2025 (5) PORT Mortgage Loan 2 10,523 10,523 4.72% 4.72% Interest Only 03/01/2026 (5) PORT MetLife Loan 1 54,796 55,939 3.90% 3.90% Interest Only 04/10/2026 (5) PORT MetLife Loan 2 92,857 93,275 3.99% 3.99% Interest Only 04/10/2026 (5) Lincoln Court Mortgage Loan 31,325 31,325 SOFR + 3.25% + 5.00% Default 11.92% Interest Only 08/07/2025 (6) Madison Square Mortgage Loan 20,040 20,722 8.50% + 5.00% Default (7) 13.50% Interest Only 11/30/2025 (7) Bank of America Mortgage Loan 152,636 156,836 SOFR + 2.75% + 3.00% Default 9.42% Principal & Interest 09/01/2026 (8) WhiteHawk Loan 80,000 — SOFR + 6.50% + 3.00% Default 13.17% Interest Only 12/01/2027 (9) Q&C Hotel Mortgage Loan 21,725 21,966 7.50% (10) 7.50% Principal & Interest 02/06/2026 (10) Richardson Office Mortgage Loan 11,782 12,018 7.50% (10) 7.50% Principal & Interest 02/06/2026 (10) Eight & Nine Corporate Centre Mortgage Loan 19,142 20,000 8.90% (11) 8.90% Interest Only 02/09/2026 (11) Crown Pointe Mortgage Loan — 54,738 (12) (12) (12) (12) Series C Bonds — 39,049 (12) (12) (12) (12) Georgia 400 Center Mortgage Loan — 39,662 (12) (12) (12) (12) Total Notes and Bonds Payable principal outstanding 832,356 876,767 Deferred financing costs and debt discount and premium, net (13) (7,584) (11,475) Total Notes and Bonds Payable, net $ 824,772 $ 865,292 _____________________ (1) Contractual and effective interest rate was calculated as the actual interest rate in effect as of December 31, 2025 (consisting of the contractual interest rate, contractual floor rates, and default rates, where applicable), using Secured Overnight Financing Rate (“SOFR”) or Wall Street Journal Prime Rate (“WSJ Prime”) as of December 31, 2025, where applicable, except where noted otherwise. (2) Represents the payment type required under these loans as of December 31, 2025. Certain future monthly payments due under these loans also include amortizing principal payments. (3) Represents the initial contractual maturity date, or the maturity date as extended, as of December 31, 2025. For additional information regarding the Company’s contractual obligations under its notes and bonds payable, see the five-year maturity table below. Maturity Date does not reflect the date of any default; refer to the individual notes for the applicable default dates. (4) As of December 31, 2025, the Company was in default on the Series Bonds due to covenant breaches. See “Israeli Bond Financings” below for a description of the specific covenant defaults and Note 1f for additional details. Subsequent to December 31, 2025, the Bondholders requested that the Israeli court approve a debt arrangement for the Series Bonds. (5) As of December 31, 2025, the PORT Mortgage Loan 1 was in a maturity default and subject to an additional default interest of 4.00%. Subsequent to December 31, 2025, the PORT Mortgage Loan 1 and 2 were paid down by $1.6 million and $0.5 million, respectively and both loans were extended to May 1, 2026 and PORT Mortgage Loan 2 became subject to an additional default interest of 4.00%. Subsequent to December 31, 2025, the PORT MetLife Loan 1 and 2 were extended to May 10, 2026 and the effective interest rate increased to 7.43%, per annum, for both loans. In addition, the Company paid an extension fee of $0.4 million, representing 0.25% of the outstanding principal balance. Such extension did not constitute an event of default. (6) As of December 31, 2025, the Company was in a maturity default and subject to additional default interest of 5.00% and a cash sweep. Subsequent to December 31, 2025, the Company received an updated notice from the lender regarding the default and the lender has initiated steps to sell the collateral property. Additionally, this loan is guaranteed by a subsidiary of the Company for the full principal balance of the loan and interest has been unpaid since July 2025. As of the approval date of the consolidated financial statements, the Company, at the request of the lender, has entered into a purchase and sale agreement for the property secured under this mortgage loan. Refer to Note 14 for additional details. (7) The effective interest rate is at the higher of WSJ Prime plus 1.00% or 8.50%. As of December 31, 2025, the Company was in a maturity default and subject to additional default interest of 5.00%. Subsequent to December 31, 2025, the Company received a notice of default from the lender for immediate repayment of the full principal and outstanding interest and placed the property secured under this mortgage loan under a receivership. This PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 23 loan is guaranteed by a subsidiary of the Company for the full principal balance of the loan and interest has been unpaid since October 2025. Refer to Note 14 for additional details. (8) The loan is cross-collateralized by the associated properties: Park Centre, 1180 Raymond, The Marq, and Oakland City Center. As of December 31, 2025, the loan was in payment default, due to unmet debt service obligations (principal and interest) since September 1, 2025 and was subject to additional default interest of 3.00% and a cash sweep. The cash sweep will hold funds from operations related to the associated properties and will be managed by the lender and utilized for necessary operational expenses. Subsequent to December 31, 2025, the Company engaged with Bank of America regarding a potential forbearance agreement to address the default. The outcome of these discussions remains uncertain, and the terms of any agreement could affect the Company’s obligations under the loan and related properties. Refer to Note 14 for additional details. (9) In July 2025, the one of the Company’s subsidiaries entered into an $80.0 million loan agreement with WhiteHawk (see Note 1c for additional details). The loan carries an annual interest rate of one-month SOFR plus 6.50%, with a SOFR floor of 3.50%, and is secured by the Company’s undeveloped lands in Park Highlands and Richardson, and 210 West 31st Street, and is guaranteed by a subsidiary of the Company for the full principal balance of the loan. As of December 31, 2025, the Company was in default on this loan due to a cross-default related to the Series Bonds (see note 4, above) and was subject to additional default interest of 3.00%. Refer to Note 14 for additional details. (10) These loans are cross-collateralized by the Richardson Office and Q&C Hotel properties. The effective interest rate is at the higher of one-month SOFR plus 3.50% or 7.50%. As of December 31, 2025, the Company entered into a purchase and sale agreement to sell the Richardson Office property and the sale requires approval from the lender due to the cross-collateralization of these loans. Subsequent to December 31, 2025, the agreement expired. Refer to Note 1e for additional details. The Company was in maturity default on this loan and recognizing default interest of 5.00% starting in February 2026, in addition to the original contractual rate, since interest was paid through through February 6, 2026. (11) The effective interest rate is at the higher of one-month SOFR plus 4.90% or 8.90%. As of December 31, 2025, the Company was in default with this loan due to a violation of the net worth guarantor covenant and subsequent to December 31, 2025, the Company entered into a loan amendment which removed the net worth guarantor covenant and extended this loan to February 9, 2027. Since the default interest was waived, no adjustment was recorded. Refer to Note 14 for additional details. (12) These loans were extinguished during the year ended December 31, 2025. (13) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable. During the years ended December 31, 2025, 2024, and 2023, the Company incurred $76.1 million, $71.9 million and $68.2 million of finance expense, respectively. Included in finance expense for the years ended December 31, 2025, 2024 and 2023, was $7.3 million, $9.4 million and $9.6 million, respectively of amortization of deferred financing costs and debt discount and premium, net. Additionally, during the years ended December 31, 2024 and 2023, the Company capitalized $4.5 million and $3.7 million of finance expenses, respectively, to its investments in undeveloped land. No interest was capitalized during the year ended December 31, 2025. The following table presents the contractual maturity analysis of notes and bonds payable outstanding as of December 31, 2025 and 2024. The amounts represent undiscounted contractual cash flows, including principal and interest payments, and assume the exercise of extension options where the Company has a substantive right to defer settlement at the reporting date (in thousands): As of December 31, 2025 Principal Interest (1) Total 2026 $ 832,356 $ 22,405 $ 854,761 _____________________ (1) Interest included in the maturity schedule is calculated based on the outstanding principal balance as of December 31, 2025 and the applicable contractual interest rate. For loans that were in default as of December 31, 2025, the Company has presented only the amount of interest accrued through the reporting date. Due to the ongoing negotiations with the respective lenders and the uncertainty regarding the timing and amount of future payments, the Company is unable to reasonably estimate the remaining contractual interest payments associated with such loans. As of December 31, 2024 Principal Interest Total 2025 $ 177,969 $ 53,565 $ 231,534 2026 310,844 40,428 351,272 2027 93,600 28,306 121,906 2028 199,820 18,527 218,347 2029 94,534 2,195 96,729 $ 876,767 $ 143,021 $ 1,019,788 Israeli Bonds Financing PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 24 As of December 31, 2025, the Company’s had Series Bonds outstanding of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025). During the year ended December 31, 2025, the Company repaid 75.4 million Israeli new shekels ($21.0 million as of January 31, 2025) of the remaining January 31, 2025 Series B bond payment and early repaid 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) of the remaining Series C bond. The deeds of trust that govern the terms of the Series Bonds contain various financial covenants: The Series B bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2025, the Company the covenants calculated under the deed of trust of the Series B Bonds were as follows: (i) Consolidated Equity Capital of the Company as of December 31, 2025 was $80.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 93.0%; (iii) the Adjusted NOI was $43.5 million for the trailing twelve months ended December 31, 2025; and (iv) the consolidated scope of projects was $0 as of December 31, 2025. The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of December 31, 2025, the Company was the covenants calculated under the deed of trust of the Series D Bonds were as follows: (i) Consolidated Equity Capital of the Company as of December 31, 2025 was $80.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 93.0%; (iii) and the Adjusted NOI was $43.5 million for the trailing twelve months ended December 31, 2025. As of December 31, 2025, the Company was not in compliance with financial and nonfinancial covenants related to the Series Bonds and has entered into the Standstill. See Note 1 for further details. Below is a table showing the changes in notes and bonds payable arising from financing activities for the years ended December 31, 2025 and 2024 (in thousands): January 1, 2025 Cash Flows Foreign Exchange Movement Other (1) December 31, 2025 Current notes payable $ 157,316 $ (51,894) $ — $ 421,197 $ 526,619 Current bonds 20,653 (20,653) 3,088 302,649 305,737 Non-current notes payable 391,481 (33,631) — (357,850) — Non-current bonds 307,317 (39,049) 37,468 (305,736) — $ 876,767 $ (145,227) $ 40,556 $ 60,260 $ 832,356 January 1, 2024 Cash Flows Foreign Exchange Movement Other (1) December 31, 2024 Current notes payable $ 163,823 $ (89,399) $ — $ 82,892 $ 157,316 Current bonds 107,241 (107,241) (1,119) 21,772 20,653 Non-current notes payable 460,813 13,560 — (82,892) 391,481 Non-current bonds 313,944 14,200 945 (21,772) 307,317 $ 1,045,821 $ (168,880) $ (174) $ — $ 876,767 _____________________ (1) This column includes the effect of reclassification and debt extinguishments of non-current and current notes and bonds payable and for the years ended December 31, 2025 and 2024. NOTE 8: LEASE OBLIGATION AND ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 25 As of December 31, 2025 and 2024, the Company's finance lease for 210 West 31st Street is included in the accompanying consolidated statements of financial position as follows: December 31, 2025 2024 Right-of-use asset (included in investment properties, in thousands) $ 4,955 $ 6,014 Lease obligation (in thousands) 9,704 9,632 Remaining lease term 88.0 years 89.0 years Discount rate 4.8% 4.8% As of December 31, 2025, the Company had a leasehold interest expiring on 2114. Future minimum lease payments owed by the Company under the finance lease as of December 31, 2025 are as follows (in thousands): 2026 $ 396 2027 396 2028 396 2029 396 2030 396 Thereafter 50,589 Total expected minimum lease obligations 52,569 Less: Amount representing interest (1) (42,865) Present value of net minimum lease obligations $ 9,704 _____________________ (1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition. As of December 31, 2025 and 2024, the Company had accounts payable and accrued liabilities as follows (in thousands): December 31, 2025 2024 Accrued interest $ 19,296 $ 11,040 Accrued real estate taxes 7,007 7,839 Accrued capital improvements 6,196 5,344 Others 5,988 3,773 $ 38,487 $ 27,996 NOTE 9: FAIR VALUE DISCLOSURES The following is a summary of the methods and assumptions used by the Company in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value: Notes and bonds payable: The Company has not disclosed the fair value of its notes payable as management has determined that the carrying amounts represent a reasonable approximation of fair value. This assessment considers the default status of the loans, ongoing negotiations with lenders, and the expectation that any settlement would approximate the recorded obligations. Accordingly, the Company has not performed a separate fair value determination for these instruments. The Series Bonds are publicly traded on the Tel-Aviv Stock Exchange and the fair values are based on the quoted price and the Company classifies this input as a Level 1 input. Investment properties: The fair value of the Company’s investment properties are generally determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 26 owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Additionally, fair values are impacted by economic conditions, including potential impact of distressed or forced-sale scenarios resulting from debt defaults and lender pressures. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions. These fair value measurement are classified as Level 3 in the fair value hierarchy. Investment properties that are valued based on quoted prices, such as executed purchase and sales agreements are classified as Level 2 in the fair value hierarchy. Financial assets at fair value through profit or loss: The Company's real estate equity securities are presented at fair value in the accompanying consolidated statements of financial position. The fair value of the Company's real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies this input as a Level 1 input. The following were the carrying amounts and fair values of the Company's financial liabilities as of December 31, 2025 and 2024, which carrying amounts do not approximate the fair values (in thousands): December 31, 2025 December 31, 2024 Carrying Amount Fair Value Carrying Amount Fair Value Financial liabilities: Series Bonds $ 302,004 $ 196,275 $ 319,386 $ 329,141 Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different. As of December 31, 2025, the Company measured the following assets at fair value (in thousands): Fair Value Measurements Using Total Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs (Level 1) (Level 2) (Level 3) Recurring Basis: Investment properties $ 820,669 $ — $ 104,890 $ 715,779 Financial assets at fair value through profit or loss $ 15,079 $ 15,079 $ — $ — As of December 31, 2024, the Company measured the following assets at fair value (in thousands): Fair Value Measurements Using Total Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs (Level 1) (Level 2) (Level 3) Recurring Basis: Investment properties $ 1,157,945 $ — $ — $ 1,157,945 Financial assets at fair value through profit or loss $ 13,154 $ 13,154 $ — $ — Significant assumptions (based on weighted averages, except for land) used in the valuations are presented below: December 31, 2025 2024 PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 27 Investment properties: Strategic Opportunistic - Income Producing Properties Average rent per square foot $ 26.6 $ 25.9 Terminal capitalization rate 8.5% 7.2% Discount rate 10.3% 8.4% Vacancy 5 - 20% 5 - 15% Strategic Opportunistic - Land Fair value per acre (in thousands) 458 458-690 Residential Homes Capitalization rate 4.0% 4.1% The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties (in thousands): December 31, 2025 2024 Increase (Decrease) on the Fair Value due to Decrease of 25 basis Increase of 25 basis Decrease of 25 basis Increase of 25 basis Investment properties: Strategic Opportunistic Terminal capitalization rates $ 4,574 $ (4,927) $ 11,346 $ (10,429) Residential Homes Capitalization rates $ 23,394 $ (20,666) $ 25,873 $ (22,880) NOTE 10: RELATED PARTY TRANSACTIONS Pacific Oak Capital Advisors, LLC The Parent Company previously entered into an advisory agreement with POCA. Pursuant to the advisory agreement, POCA conducted the Parent Company's operations and managed its portfolio of investments (excluding residential homes), which the Parent Company holds indirectly through the Company. The Parent Company was obligated to pay POCA specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following: (1) an acquisition fee equal to 1.0% of the cost of investments acquired, or the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments; (2) a monthly asset management fee equal to one-twelfth of 1.0% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation; and (3) a disposition fee of 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees exceed 6.0% of the contract sales price. Concurrent with the placement of the Series Bonds and the admission to trading on the Tel-Aviv Stock Exchange, an agreement between the Company and the Parent Company came into effect which constitute a back-to-back agreement to the advisory agreement (the “Back-to-Back Agreement”). Subsequent to December 31, 2025, the Company terminated its advisory agreement with POCA, which resulted in the effective termination of the related Back-to-Back Agreement. The Company subsequently entered into new advisory agreements. Refer to Note 14 for further information. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 28 Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company (in thousands). Year Ended December 31, 2025 2024 2023 Expensed Asset management fees (1) $ 9,641 $ 15,622 $ 15,415 Property management fees (2) — 2,717 2,883 Disposition fees (3) — 1,932 1,255 Reimbursable offering costs (4) — — 894 $ 9,641 $ 20,271 $ 20,447 _____________________ (1) Asset management fees during the year ended December 31, 2025, was related to the Back-to-Back Agreement. Fees during the years ended December 31, 2024 and 2023 was related to the Back-to-Back Agreement and Pacific Oak Residential Advisors, LLC, the previous affiliate that managed the Company’s residential portfolio. (2) Property management fees paid to DMH Realty, LLC, a previous affiliate through December 19, 2024 are recognized as operating, maintenance, and management expenses in the accompanying consolidated statements of profit or loss. (3) Disposition fees with respect to real estate properties sold are recognized as a component of the gain or loss on sale of real estate in the accompanying consolidated statements of profit or loss. (4) Reimbursable offering costs to the Advisor related to the terminated PORT private offering. POCA Loan During the year ended December 31, 2025, the Operating Partnership entered into loan agreements and subsequently amended loan agreements with POCA and a loan agreement between the Company and the Operating Partnership came into effect (the “POCA Loan”). As of December 31, 2025, the outstanding principal loan balance was $10.0 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recognized as finance expenses, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of PORT, the Company’s subsidiary and is recognized as due to affiliates in the accompanying consolidated statements of financial position. Subsequent to December 31, 2025, the Operating Partnership received a notice of default and reservation of rights letter from POCA. Refer to Note 14 for additional details. Due to Affiliates As of December 31, 2025, the due to affiliates balance of $18.0 million consists of $10.0 million for the POCA Loan, $7.3 million of asset management fees due under the Back-to-Back Agreement, and $0.7 million of reimbursable fees. As of December 31, 2024, the due to affiliates balance of $12.7 million consists of $12.0 million of asset management fees due under the Back-to-Back Agreement, and $0.7 million of reimbursable fees. Refer to Note 14 for additional details. NOTE 11: INVESTMENT IN JOINT VENTURES As of December 31, 2025, the Company’s investment in joint ventures was composed of the following (dollars in thousands): Properties as of December 31, 2025 Investment Balance as of December 31, Joint Venture Location Ownership % 2025 2024 110 William Joint Venture 1 New York, New York (1) $ 52,911 $ 142,899 Pacific Oak Opportunity Zone Fund I 4 Various 47.0% 31,669 34,476 $ 84,580 $ 177,375 _____________________

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 29 (1) As of December 31, 2025, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture. The equity in (loss) profit of joint ventures for the years ended December 31, 2025, 2024, and 2023 was as follows (in thousands): Year ended December 31, 2025 2024 2023 110 William Joint Venture $ (89,987) $ (49,066) $ 33,448 Pacific Oak Opportunity Zone Fund I (2,807) (160) (706) 353 Sacramento Joint Venture (1) — — (75,929) Equity in loss of unconsolidated joint ventures, net $ (92,794) $ (49,226) $ (43,187) _____________________ (1) The Company previously suspended the equity method of accounting for the 353 Sacramento Joint Venture and in June 2025, the Company disposed its 353 Sacramento Joint Venture through a deed-in-lieu of foreclosure agreement with the lender. 110 William Joint Venture: Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands): December 31, 2025 2024 Current assets $ 8,880 $ 8,676 Non-current assets (investment property) (1) 422,100 464,900 Current liabilities (2) 342,038 23,824 Non-current liabilities 30,151 277,558 Equity 58,791 172,194 Equity attributable to equity holders of the Company (Based on the waterfall mechanism) $ 52,911 $ 142,899 _____________________ (1) As of December 31, 2025 and 2024, non-current assets consist of the investment property held by the 110 William Joint Venture with a carrying value of $422.1 million and $464.9 million, respectively. The investment property is measured at fair value, which was determined based on valuations performed by independent external valuation experts holding recognized and relevant professional qualifications and experience in the location and category of the property being valued. The valuations were primarily based on expected future cash flows and market assumptions. The 110 William Joint Venture’s investment property is subject to significant disposal restrictions under the joint venture agreement, including the requirement to satisfy certain conditions and obtain consent from the other joint venture partner. (2) Current liabilities consist of principal balances of $305.3 million under senior loan facilities and $21.0 million under a mezzanine loan facility, both with initial maturities of July 5, 2026. The related financial covenants apply to the Company’s wholly owned subsidiary, Pacific Oak SOR Properties, LLC, which serves as guarantor of both the senior and mezzanine loans. As of December 31, 2025, Pacific Oak SOR Properties, LLC was not in compliance with the minimum net worth covenant for the mezzanine loan facility, resulting in a technical default under the mezzanine loan agreement. As of the approval date of the consolidated financial statements, the 110 William Joint Venture is in discussions with the lender regarding a potential waiver, forbearance, or amendment of this covenant. Such amendment, if obtained, may include, among other alternatives, the provision of additional collateral or a modification to the covenant calculation to reflect the joint venture interest, subject to lender approval. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 30 Year ended December 31, 2025 2024 2023 Revenues $ 16,418 $ 15,890 $ 24,474 Gross (loss) profit (1,585) (93) 4,908 Operating (loss) *) (97,098) (24,854) (30,776) Net loss *) (113,403) (43,834) 4,988 Share of equity in loss from joint venture (Based on the waterfall mechanism) (89,987) (49,066) 33,448 *) Includes revaluation of investment properties $ (95,204) $ (24,748) $ (35,402) Pacific Oak Opportunity Zone Fund I: Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands): December 31, 2025 2024 Current assets $ 1,466 $ 1,970 Non-current assets (investment properties) (1) 122,446 129,133 Current liabilities 1,996 828 Non-current liabilities (2) 55,672 57,837 Equity 66,244 72,438 Equity attributable to equity holders of the Company (Based on the waterfall mechanism) $ 31,669 $ 34,476 _____________________ (1) As of December 31, 2025 and 2024, non-current assets consist of three investment property held by the Pacific Oak Opportunity Zone Fund I with a carrying value of $110.1 million and $112.4 million. The investment properties are measured at fair value, which was primarily based on expected future cash flows and market assumptions. (2) Non-current liabilities consists of three secured mortgage loans with an aggregate principal balance of $55.6 million and initial maturities ranging from 2031 to 2032. Year ended December 31, 2025 2024 2023 Revenues $ 6,377 $ 9,184 $ 7,744 Gross profit 2,355 7,687 6,776 Operating (loss) profit *) (1,683) 1,915 (5,050) Net (loss) profit *) (4,362) (479) (7,162) Share of (loss) profit from joint venture (Based on the waterfall mechanism) (2,807) (160) (706) *) Includes revaluation of investment properties $ (2,293) $ (1,359) $ (7,587) The Company does not attach the financial statements related to the investment in joint ventures, as the report do not add more information to the contained above. NOTE 12: SEGMENT INFORMATION The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and assess its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the years ended December 31, 2025, 2024 and 2023 is as follows (in thousands): PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 31 Year ended December 31, 2025 Strategic Opportunistic Properties Residential Homes Hotel Total Total revenues and other income $ 77,256 $ 36,940 $ 7,597 $ 121,793 Gross profit $ 29,829 $ 14,322 $ 1,320 $ 45,471 Finance expenses, net $ 64,677 $ 9,430 $ 2,029 $ 76,136 Year ended December 31, 2024 Strategic Opportunistic Properties Residential Homes Hotel Total Total revenues and other income $ 90,938 $ 35,200 $ 9,061 $ 135,199 Gross profit $ 38,015 $ 16,141 $ 2,184 $ 56,340 Finance expenses, net $ 60,252 $ 9,371 $ 2,269 $ 71,892 Year ended December 31, 2023 Strategic Opportunistic Properties Residential Homes Hotel Total Audited Total revenues and other income $ 97,743 $ 38,637 $ 9,153 $ 145,533 Gross profit $ 41,438 $ 16,283 $ 2,208 $ 59,929 Finance expenses, net $ 55,590 $ 10,279 $ 2,347 $ 68,216 December 31, 2025 Strategic Opportunistic Properties Residential Homes Hotel Total Investment properties (including held for sale) $ 460,071 $ 360,598 $ — $ 820,669 Property plant and equipment - hotel, net $ — $ — $ 20,200 $ 20,200 Total assets $ 612,346 $ 374,731 $ 22,399 $ 1,009,476 Total liabilities $ 704,231 $ 200,772 $ 23,642 $ 928,645 December 31, 2024 Strategic Opportunistic Properties Residential Homes Hotel Total Audited Investment properties $ 762,350 $ 395,595 $ — $ 1,157,945 Property plant and equipment - hotel, net $ — $ — $ 33,624 $ 33,624 Total assets $ 1,043,333 $ 408,875 $ 35,451 $ 1,487,659 Total liabilities $ 737,527 $ 198,764 $ 23,465 $ 959,756 NOTE 13: COMMITMENTS AND CONTINGENCIES Economic Dependency The Company is dependent on external advisors for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 32 any external advisor is unable to provide these services, the Company will be required to obtain such services from other sources. Environmental As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments in the United States. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2025. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities. Legal Matters From time to time, the Company is involved in legal proceedings arising in the ordinary course of business. Excluding the Class Action Suit described in Note 1, the Company does not believe that the outcome of any currently pending legal proceedings is probable of resulting in a material outflow of economic resources. Accordingly, no provision has been recognized. The Company has determined that there are no other matters for which a material outflow is reasonably possible requiring disclosure. The Company has not recognized provisions for matters in which the likelihood of loss is considered remote. Guarantee Agreements As of December 31, 2025 and as part of the 110 William Joint Venture debt and restructuring agreements, the Company, through Pacific Oak SOR Properties, LLC, an indirect wholly owned subsidiary, was the guarantor for certain guarantees related to the 110 William Joint Venture, including guaranteeing: all debt servicing costs and timely debt payments, completion for the construction and development of tenant improvement work, and recourse obligations. The maximum exposure under these guarantees is linked to the outstanding debt balances of $326.3 million and other specific performance obligations related to property improvements and lender obligations. As of December 31, 2025, Pacific Oak SOR Properties, LLC was not in compliance with the minimum net worth covenant for the $21.0 million mezzanine loan component, resulting in a technical default under the mezzanine loan agreement and no provision was recognized due to the collateralized investment property value of $422.1 million exceeding the outstanding debt. As of the approval date of the consolidated financial statements, the 110 William Joint Venture is in discussions with the lender regarding a potential waiver, forbearance, or amendment of this covenant. As of December 31, 2025, and in connection with guarantee agreements on certain mortgage loans, the Company, through indirect wholly owned subsidiaries, guaranteed payment obligations totaling $131.4 million. These obligations relate to the WhiteHawk Loan ($80.0 million), the Lincoln Court Mortgage Loan ($31.3 million), and the Madison Square Mortgage Loan ($20.1 million). The Company may be required to make payments under these guarantees in the event it transfers the properties to the lenders. As of the approval date of the consolidated financial statements, the property securing the Lincoln Court Mortgage Loan is under contract for sale at a gross sales price that is less than the outstanding loan balance, and the extent of any liability under the related guarantee is being disputed with the lender. Advisory Exit Fees Certain of the advisory and property management agreements relating to Pacific Oak Residential Trust, Inc. (“PORT”), the Company’s residential homes subsidiary (the “PORT Agreements”), provide for potential payments due upon termination or the occurrence of certain triggering events. Since any such payments are contingent on future events and are determined based on performative measures, including cumulative returns on invested capital and trailing costs, material uncertainty exists as to what amount will become due and, if so, the timing of such payment, each of which depends on factors outside the Company’s control, including future market conditions, the satisfaction of applicable return hurdles, and the manner and timing of any triggering event, among other factors.

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 33 As of December 31, 2025, and through the approval date of the consolidated financial statements, the Company has concluded that any such potential future obligation is reasonably possible under the PORT Agreements. However, because of the significant uncertainty associated with these factors describe above, the Company is unable to reliably estimate the amount of any such obligation, if any. Accordingly, no liability was recorded in the Company’s consolidated financial statements as of December 31, 2025. NOTE 14: SUBSEQUENT EVENTS The Company evaluates subsequent events up until the date the consolidated financial statements are issued. Management Agreements POCA On January 23, 2026, the REIT terminated the advisory agreement with POCA, effective January 31, 2026. As a result, the Back-to-Back Agreement was also terminated. Pursuant to the terms of these agreements, the outstanding related- party amounts owed by the Company were subsequently reclassified when POCA was no longer an affiliate. Westdale Asset Management, Ltd. (“Westdale”) On January 22, 2026, the Company entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company’s assets (other than those held through PORT). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale. R2 Advisors, LLC (“R2”) On January 23, 2026, the Company entered into a management services agreement with R2. R2 provides the Company with accounting advisory services and is majority-owned and controlled by Ryan Schluttenhofer, the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursement of expenses. Brian Ragsdale On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million. Chairman and Chief Executive Officer Appointment On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar’s responsibilities are customary for a person in his position and are exercised in accordance with the Company’s bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days’ notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT. Real Estate Transactions PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 34 Bank of America Mortgage Loan In February 2026, the Company and Bank of America began discussions regarding the potential to enter into a forbearance agreement for the Bank of America Mortgage Loan and addressing defaults related to unpaid interest and principal payments and a breach of the guarantor’s net worth covenant by the Company’s subsidiary. Under this agreement, Bank of America will refrain from exercising its remedies until August 31, 2026, provided the Company meets specific milestones for the sale of the four properties securing the loan. These milestones require the sale of 1180 Raymond to close by June 15, 2026. For the remaining three office properties, Oakland City Center, The Marq, and Park Centre, the Company must execute purchase and sale agreements by June 30, 2026, with the final sales completed by August 31, 2026. The proposed terms described are subject to several conditions and there can be no assurance concerning the outcome. These investment properties are subject to significant market uncertainty and liquidity constraints. If the lender controls the process of the sale, there could be significant downward pressure on the amount realized by the Company, if any amount is realized at all. Madison Square Receiver In March 2026, the lender for the Madison Square Mortgage Loan appointed a receiver in court to assume control of operations and oversee the management of the Madison Square property and the potential disposition of the asset. The loan was in maturity default and is full recourse to the guarantor, a subsidiary of the Company. As of the approval date of the consolidated financial statements, the loan remained outstanding. As such, if a significant discount to the latest fair value is realized, the Company may recognize a loss on the sale; however, as of December 31, 2025, no adjustment has been recorded in these financial statements with respect to this matter. Eight & Nine Corporate Centre Mortgage Loan Extension In February 2026, the Company entered into an amendment to the existing loan secured by the Eight & Nine Corporate Centre that (i) extended the maturity to February 9, 2027 (with an outstanding balance of approximately $18.9 million prior to the amendment), (ii) removed the Net Worth covenant from the subsidiary guarantor and updated the liquid assets covenant to $10.0 million, and (iii) provided approximately $1.2 million of additional lender funding/reserves to support leasing activity at the property, which correspondingly increased the outstanding loan balance. Partial Sale of Financial Assets Subsequent to December 31, 2025, the Company completed the sale of equity securities of 49 million shares of its 64 million shares in the Keppel Pacific Oak US REIT on the Singapore Exchange for proceeds of $7.9 million. The Company recognizes the disposal (and any resulting gain or loss) in the period in which the sale occurred. As of the approval date of the consolidated financial statements, the Company had 15 million shares remaining. PORT Refinancing The Company continues to evaluate and negotiate potential financing arrangements, including a proposed senior secured credit facility at, and these discussions remain ongoing as of the reporting date. On February 15, 2026, the Company entered into a non-binding term sheet for a senior secured credit facility of up to approximately $216 million, comprising an initial funded tranche and a delayed-draw tranche, bearing interest at SOFR (subject to a 3.0% floor) plus 3.75%, with a 15-month term, subject to extension options, and secured by all assets of the single-family rental portfolio. The facility includes customary fees (including origination, monitoring, exit, and unused line fees), a minimum return provision, and covenants including a maximum 65% LTV and a 90% cash sweep on asset sales, and is intended primarily to refinance existing indebtedness, with execution subject to due diligence, approvals, and definitive documentation. The Company continued discussions with the existing lenders and communicated on the timing of the potential refinancing, including making certain extension payments as required by the lender. Given that the terms are non-binding and subject to further due diligence and approvals, there can be no assurance that any definitive agreement will be executed or that the transaction will be completed. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 35 PORT and POCA Loan On January 29, 2026, the Operating Partnership shared a notice of default and reservation of rights letter (the “Notice”) from POCA, the predecessor advisor through January 31, 2026. The Notice relates to the POCA Loan and alleges, among other things, that no interest has ever been paid on the loan and, as a result, the loan is in default and all principal and accrued interest are now due. The Notice also alleges that default interest of 15.0% is now accruing and that more collateral is required under the related pledge agreement. As of the approval date of the consolidated financial statements, the Operating Partnership is investigating the nature of the payments made by the Company and the Operating Partnership and reserves all rights to dispute the notice. On March 27, 2026, the Company received a letter from POCA to PORT asserting a notice of default under the bridge loan and indicated its intent to enforce related collateral and direct certain proceeds. The Company, together with its advisors, is evaluating the claims and potential implications; however, no adjustments have been recorded as of the approval date of the consolidated financial statements. PORT Board Restructuring Between March and April 6, 2026, all five members of the Board of Directors of PORT, including Mike Gough, Manager of PORT, and Keith Hall, former CEO and Director of the Company, had resigned. The resignations were part of a reconstitution of the PORT Board, following recommendations from the Company’s Board, which includes the appointment of two new directors, a Chief Accounting Officer, and the appointment of a Chief Restructuring Officer which was conditional on the refinancing timing. The reconstituted PORT Board and Chief Restructuring Officer were expected to support the Company’s strategy for the orderly retail sale of its residential homes portfolio and to advance the evaluation and execution of strategic alternatives. There can be no assurance regarding the timing, outcome, or success of these initiatives. WhiteHawk Loan Pending Forbearance Subsequent to December 31, 2025, the Company has submitted an offer to WhiteHawk and remains in discussions regarding a potential forbearance of the WhiteHawk Loan, which could defer the loan’s maturity to better align with the anticipated sale process for the Park Highlands Land and the Company’s pending restructuring discussions with Bondholders (refer to Note 1f for additional details). There can be no assurance that any such forbearance or other consensual arrangement will be consummated, or, if consummated, as to its timing or terms. Lincoln Court Pending Sale Subsequent to December 31, 2025, at the direction of the lender under the Lincoln Court Mortgage Loan, the Company entered into a purchase and sale agreement for the sale of the investment property for a purchase price of $24.6 million. The agreement provides for an anticipated closing date of April 17, 2026, with a one-time option for the buyer to extend the closing date to April 27, 2026, subject to the satisfaction of closing conditions. If the transaction is consummated on the terms currently contemplated, the expected sale proceeds would be insufficient to repay the related indebtedness in full, before transaction costs and other potential adjustments. As of the approval date of the consolidated financial statements, the outstanding balance of the related debt was approximately $31.3 million. The lender has asserted that the debt includes a recourse component; however, the Company disputes that assertion. As of the approval date of the consolidated financial statements, no assurance can be provided that the transaction will close on the contemplated terms, or at all, or as to the ultimate financial impact on the Company. 110 William Street Joint Venture Tenant Improvements In February, 2026, the Company continued to coordinate the senior lender of the 110 William Joint Venture regarding the funding and completion of tenant improvement and related construction items at 110 William Street investment property. In light of these requirements, the Company coordinated with the existing senior lender regarding a protective advance and a temporary partial forbearance with respect to approximately $3.0 million of debt service due. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS U.S. Dollars in thousands 36 In March 2026, the Company continued to coordinate with the senior lender group for 110 William Street regarding the completion of tenant improvement, punch list and related construction items required for tenant acceptance and rent commencement. Management has reduced the remaining open punch list to approximately 30 items, with a substantial portion expected to be addressed in the near term. The overall timing and final cost remain subject to further coordination, contractor performance, procurement timing and tenant/end-user review. In parallel, the Company continues to pursue the Industrial and Commercial Abatement Program (“ICAP”) process. Based on current estimates, timely realization of a portion of the anticipated tax benefits for the first half of 2026 depends on clearing outstanding violations, primarily relating to façade and related work, by early May 2026. On March 27, 2026, the Company received an updated project cost analysis for 110 William Street indicating an estimated funding shortfall of approximately $6.0 million at completion, following the expected rents. The analysis also identified immediate funding requirements, in advance of certain reimbursements, are approximately $6.3 million over the next 60 days, including amounts necessary to address construction progress, clear mechanics related liens and building violations, support ongoing operating expenses, and preserve eligibility for anticipated ICAP tax benefits, as well as ongoing uncertainty regarding the timing and amount of reimbursement and rent collections from the tenant. Further, the Company expects to begin discussions regarding a potential extension of the July 2026 maturities following greater certainty regarding the completion schedule and tenant acceptance process. There can be no assurance that the remaining work will be completed on the currently contemplated timeline, that tenant acceptance or rent commencement will occur when expected, or that the lenders will agree to any future accommodations, extensions, protective advances or other modifications. Although the current joint venture agreement provides for additional time to sell the property, in March 2026, the Company entered into an exclusive listing agreement with a third-party broker granting the broker the sole right to market and procure a sale of 110 William Street, with an initial term extending through December 31, 2026 (subject to extension), and marketing activities expected to commence in 2027. The agreement provides for customary brokerage services and a commission structure based on the ultimate purchase price, contingent upon a successful sale transaction. Park Highlands Series A2 Preferred Shares In March 2026, the sole shareholder of the Company’s 1,927 outstanding Series A2 preferred shares filed a petition with the Tel Aviv District Court seeking recognition as a party in interest as part of the debt arrangement proposed by the Bondholders, see Note 1f for additional details. The court approved this petition, and the sole shareholder has been recognized as a party in interest in the arrangement. The aggregate value of the Series A2 preferred shares is approximately $1.9 million. As of the approval date of the consolidated financial statements, the proposed debt arrangement is still under review.

Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

December 31, 2025 (Audited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2025

U.S. DOLLARS IN THOUSANDS

INDEX

	Page
Special Report Presented Pursuant to Regulation 38d	2
Financial Information from the Consolidated Statements of Financial Position Attributable to the Company	3
Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company	4
Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company	5
Additional Information	6-12

- - - - - - - - - - -

Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is financial information and financial data attributable to the Company, separate from the consolidated financial statements as of December 31, 2025, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 1 to the consolidated financial statements.

2

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	Note	December 31,			
		2025		2024	
		U.S. dollars in thousands			
ASSETS					
NON-CURRENT ASSETS					
Investments in investees		$	400,139	$	849,492
Restricted cash			—		10,109
			400,139		859,601
CURRENT ASSETS					
Cash and cash equivalents			622		704
Restricted cash			10,870		3,252
			11,492		3,956
Total assets		$	411,631	$	863,557
EQUITY		$	80,489	$	523,989
NON-CURRENT LIABILITIES					
Bonds payable, net			—		298,741
CURRENT LIABILITIES					
Accounts payable and accrued liabilities			11,813		8,208
Bonds payable, net	2		302,004		20,653
Due to owner	2		17,325		11,966
			331,142		40,827
Total liabilities			331,142		339,568
Total equity and liabilities		$	411,631	$	863,557

The accompanying notes are an integral part of the condensed financial data.

April 15, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of financial data	Schluttenhofer, Ryan Chief Accounting Officer	Nakar, Ronen Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

3

PACIFIC OAK SOR (BVI) HOLDINGS, LTD. 4 Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company Year ended December 31, 2025 2024 2023 U.S. dollars in thousands Share of loss from investees, net $ (355,991) $ (190,035) $ (157,546) Advisory fees to owner (9,641) (11,593) (11,776) Restructuring charges (1,508) — — General and administrative expenses (3,622) (2,645) (2,039) Operating loss (370,762) (204,273) (171,361) Finance expense (30,773) (30,720) (22,897) Finance income 501 1,005 756 Loss on extinguishment of debt (1,910) (6,033) — Foreign currency transaction loss (40,556) (3,156) (18,712) Net loss $ (443,500) $ (243,177) $ (212,214) Total comprehensive loss $ (443,500) $ (243,177) $ (212,214) The accompanying notes are an integral part of the condensed financial data. PACIFIC OAK SOR (BVI) HOLDINGS, LTD. 5 Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company Year ended December 31, 2025 2024 2023 U.S. dollars in thousands Cash flows from operating activities Net loss $ (443,500) $ (243,177) $ (212,214) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Share of loss from investees 355,991 190,035 157,546 Finance expense 30,773 30,720 22,897 Distribution from investees, net 26,566 49,109 3,712 Foreign currency transaction loss 40,556 3,156 18,712 Loss on extinguishment of debt 1,910 6,033 — Changes in operating assets and liabilities: Accounts payable and accrued liabilities 670 (247) (1,709) Restricted cash for operational expenditures 1,504 (3,389) 2,105 Due to owner (3,808) 3,982 6,908 Net cash provided by (used in) operating activities 10,662 36,222 (2,043) Cash flows from investing activities Distributions from (to) investees, net 66,796 47,280 (15,712) Payments on foreign currency derivatives, net — (478) (30,209) Net cash provided by (used in) investing activities 66,796 46,802 (45,921) Cash flows from financing activities Proceeds from loans from owner 10,000 — — Payment on bonds payable (62,595) (253,229) — Interest paid (26,746) (21,990) (20,879) Release (distribution) of restricted cash for debt service obligations 2,729 26,590 (18,267) Proceeds from bonds payable — 156,746 101,636 Payments of deferred financing costs — (4,850) (4,223) Distributions to owner — (6,554) (7,453) Net cash used in financing activities (76,612) (103,287) 50,814 Effect of exchange rate changes on cash and cash equivalents (928) (536) (157) (Decrease) increase in cash (82) (20,799) 2,693 Cash, beginning of the period 704 21,503 18,810 Cash, end of the period $ 622 $ 704 $ 21,503 Supplemental Disclosure of Noncash Activities: Advisory fee reimbursement payable to owner $ 7,415 $ 11,961 $ 7,047 Distribution payable to owner $ — $ — $ 1,750 The accompanying notes are an integral part of the condensed financial data. PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 6 NOTE 1: BASIS OF PREPARATION a. Separate financial information is prepared in a condensed format as of December 31, 2025 and for the year then ended, in accordance with Regulation 9c of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2025 and for the year then ended, and the information accompanying notes. b. The financial condition of the Company and the going concern assumption. As of December 31, 2025, the Company had a working capital shortfall amounting to $319.7 million, primarily attributed to the Series B (388.3 milion Israeli new Shekels or $121.7 million as of December 31, 2025) and Series D (587.0 million Israeli new Shekels or $184.0 million as of December 31, 2025) bonds (“Series Bonds”) of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025) maturing within 12 month period from the date of the statement of the financial position and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds. As of December 31, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Additionally, on September 30, 2025, the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025). Refer to Note 2 for additional details. In July 2025, the Company, through investees, completed a secured financing transaction of $80.0 million and as a result of completing this transaction, a trustee that represents the bondholders of the Series Bonds (the “Trustee”), issued a series of communications alleging potential breaches of duty, see below “Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company (the “Bondholders”)” for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with an investee's loan with WhiteHawk Capital Partners LP (the “WhiteHawk Loan”) of $80.0 million. During the years ended December 31, 2025, 2024, and 2023, the Company’s investees recognized fair value losses of investment properties (including as a result of the sale of an asset and/or the signing of sale agreements) of $266.8 million, $123.1 million, and $113.3 million, respectively, due to declines in market conditions and projected cash flows, including assumptions such as the intended hold period, market rental rates and leasing assumptions, changes in sales comparisons, and based on quoted prices. In addition, as noted above, a portion of the losses resulted from the expedited sale of investment properties at values lower than their fair value. Continued declines in fair values may limit our ability to sell assets or refinance debt at attractive terms and actual results could be significantly different from the estimates. The Company’s investees may also negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee. The Company’s investees holds a residential homes portfolio and is classified as Level 3 within the fair value hierarchy. In accordance with the accounting standards, the unit of measurement is the individual residential unit rather than the portfolio as a whole. Accordingly, the valuations are performed by measuring the fair value of each individual residential unit. It should be noted that a market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. Management estimates that if the residential homes will be sold as a portfolio, rather than as separate residential units, the expected proceeds may reflect a portfolio discount of approximately 10% to 25% relative to the value of the individual unit as reflected in the financial statements. As of the approval date of the condensed financial data, in order for the Company’s investees to continue their regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the Standstill and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and Representatives, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company’s investees will be successful in implementing its plans and fulfill existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 7 not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company’s management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern. c. Class Action Suit On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of December 31, 2025) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.1–$45.5 million as of December 31, 2025). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed. d. Negotiations between the Company and the Trustee and the representatives of the Bondholders. The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations: 1. Objection to Filing Insolvency Proceedings On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026. 2. Refinancing of the Pacific Oak Residential Trust, Inc. (an investee, “PORT”), Property Portfolio On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by PORT. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. 3. Exemption from Liability for Officers and Management Company On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company. 4. Deferral of Debenture Payment Dates Meetings of the Bondholders approved several resolutions to defer repayment dates. On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month. On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026. 5. Use of Interest Cushion Funds During the year ended December 31, 2025 and subsequently, the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and

PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 8 maintenance of a minimum operating cash balance. As of December 31, 2025, $3.8 million was funded and as of the approval date of the consolidated financial statements, the full facility of $10.0 million was funded. 6. Asset Management Transition (Westdale) On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 3 for additional details. 7. Management Agreement with R2 Advisors, LLC On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 3 for additional details. 8. Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. Subsequent to December 31, 2025, the Company completed sales of approximately 49 million shares of its 64 million shares for proceeds of $7.9 million. 9. Debt Arrangement Proposals On September 19, 2025, the Company published a proposal in principle for a settlement with the Bondholders. On October 15, 2025, the Company received a proposal in principle for a settlement from the representatives of the Bondholders (the “Representatives”). On December 25, 2025, meetings of the Bondholders resolved to instruct the Trustee to apply to the court to convene creditor meetings to approve a debt arrangement. On February 4, 2026, subsequent to the reporting date, the Tel Aviv District Court approved the convening of such creditor meetings. 10. Transactions Relating to Sale of PORT Properties On September 28, 2025, the Bondholders failed to approve a transaction for the sale of 1,799 residential homes held trough PORT, as well as Company’s proposal to proceed with a transaction for the sale of 281 residential homes located in Michigan. On December 8, 2025, meetings approved authorizing the sale of up to 50 residential homes held through PORT, notwithstanding prior undertakings. On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes held through PORT. 11. Richardson Sale Transaction On November 24, 2025, meetings of the Bondholders approved instructing the Trustee to notify the Company and it’s investees of their consent to proceed with the sale of the Richardson Office property and related land for total consideration of $26.0 million. Subsequent to this approval, the Company’s investee entered into amended purchase and sale agreements for a total consideration of $28.0 million; however, the parties later terminated the amended purchase and sale agreement, and the Company’s investee is currently in the process of marketing the property for sale. As of the approval date of the condensed financial data, these amended agreements have expired and no binding agreement is currently in place. The Company is actively engaged in discussions to renegotiate a potential transaction; however, there can be no assurance that a new agreement will be executed or that a transaction will be completed on comparable terms, or at all. 12. Postponement of the call for immediate repayment of Company’s debentures On November 17, 2025, the Bondholders resolved to refrain from calling the Series Bonds for immediate repayment. On November 17, 2025, Bondholders resolved to instruct the Trustee to convene, by November 30, 2025, an assembly of holders of the Series Bonds to decide on the matter of calling the aforementioned debentures for immediate repayment. 13. Founding a Board of Directors’ committee to coordinate negotiations between the Company and representatives of the debenture holders On August 28, 2025, the Company’s Board of Directors decided to form a committee, which included the following members of the Board: Messrs. Peter McMillan III (former Director and former President of the Company), Keith Hall (former PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 9 Director and former CEO of the Company), and Ron Hadassi (External Director) in favor of coordinating the negotiations between the Company and Representatives, alongside Pacific Oak Capital Advisors, LLC (“POCA”). 14. Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the Bondholders On August 26, 2025, the Company reported that a Letter of Commitment (the “Standstill”) was signed in favor of Trustee and in favor of the Bondholders. 15. Decision to order negotiations in accordance with the debt settlement principles document On August 3, 2025, the meetings of the Bondholders approved an instruction to the Trustee, the Representatives, and the Trustee's counsel and Bondholders to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document. 16. Decision to Notify the Company of the Objection of the Bondholders to the engagement in the Financing Agreement On July 27, 2025, the meetings of the Bondholders approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the Bondholders object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into. 17. Appointment of Representatives Appointment of a joint representation On July 21, 2025, the meetings of the Bondholders decided to appoint a joint representation for the Bondholders. Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Bondholders On July 31, 2025, the meetings of the Bondholders approved the appointment of Mr. Amir Giryes as an American advisor for the Joint Representation. Appointment of an American Legal Counsel for the Joint Representation On July 31, 2025, the meetings of the Bondholders approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation. Appointment of Legal Advisor to the Trustee, the Bondholders and the Joint Representation On July 28, 2025, the meetings of the Bondholders approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the “Joint Representation”). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co. Appointment of a member of the Joint Representation On July 28, 2025, the meetings of the Bondholders decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit. 18. Corporate structure and separation from Pacific Oak Group Effective January 31, 2026, the Company and the REIT ceased to be part of the Pacific Oak Group following the termination of the previous management and advisory arrangements and the transition to new service providers. Termination of prior management arrangements and entry into new agreements. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the REIT governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, the REIT formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 3 for additional details. 19. Changes in directors and officers Subsequent to December 31, 2025, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 10 announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 3 for additional details. e. Restructuring Events Bondholder Request to the Israeli Court and Related Debt Agreement Subsequent to December 31, 2025, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law. The arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder oversight and specified enforcement rights upon certain events of default. As of the approval date of the condensed financial data, the proposed debt arrangement is still under review. REIT Support In connection with the debt arrangement and on the date it became effective, the Company and the REIT entered into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed. S&P Global Rating Cessation On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Company’s debenture series, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion. PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information 11 NOTE 2: SIGNIFICANT EVENTS DURING THE REPORTING PERIOD Israeli Bond Financings During the year ended December 31, 2025, the Company repaid 75.4 million Israeli new shekels ($21.0 million as of January 31, 2025) of the remaining January 31, 2025 Series B bond payment and repaid the remaining Series C bond, see below for additional details. As of December 31, 2025, the Company’s had Series Bonds outstanding of 975.3 million Israeli new shekels ($305.7 million as of December 31, 2025). The Series Bonds have fixed interest rates ranging from 5.18% to 11.0%. The deeds of trust that govern the terms of the Series Bonds contain various financial covenants: The Series B bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2025, the Company the covenants calculated under the deed of trust of the Series B Bonds were as follows: (i) Consolidated Equity Capital of the Company as of December 31, 2025 was $80.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 93.0%; (iii) the Adjusted NOI was $43.5 million for the trailing twelve months ended December 31, 2025; and (iv) the consolidated scope of projects was $0 as of December 31, 2025. The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of December 31, 2025, the Company was the covenants calculated under the deed of trust of the Series D Bonds were as follows: (i) Consolidated Equity Capital of the Company as of December 31, 2025 was $80.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 93.0%; (iii) and the Adjusted NOI was $43.5 million for the trailing twelve months ended December 31, 2025. As of December 31, 2025, the Company was not in compliance with financial and nonfinancial covenants related to the Series Bonds and has entered into the Standstill. See Note 1 for additional details. POCA Loan During the year ended December 31, 2025, Pacific Oak Strategic Opportunity Limited Partnership (the “Operating Partnership”), the Company’s sole owner entered into loan agreements and subsequently amended loan agreements with POCA and a loan agreement between the Company and the Operating Partnership came into effect (the “POCA Loan”). As of December 31, 2025, the outstanding loan balance was $10.0 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recognized as finance expenses, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of Pacific Oak Residential Trust, Inc., the Company’s subsidiary and is recognized as due to affiliates in the accompanying consolidated statements of financial position. Subsequent to December 31, 2025, the Operating Partnership received a notice of default and reservation of rights letter from POCA. Refer to Note 3 for additional details. Due to Owner As of December 31, 2025, the due to owner balance consists of $10.0 million related to the POCA Loan and $7.3 million of advisory fees due under the Back-to-Back Agreement that was terminated subsequent to December 31, 2025. Refer to Note 3 for additional details. WhiteHawk Loan and Series C Bonds Payoff In July 2025, the Company’s investees, entered into the WhiteHawk Loan for $80.0 million. The loan has an annual interest rate of one-month SOFR plus 6.50% with a SOFR floor of 3.50% and a maturity date of the earlier of December 1, 2027 or a triggering event. The loan is secured by the Company's investments in undeveloped lands in Park Highlands and Richardson and 210 West 31st Street, a development property. As a result of entering into the loan, part of the proceeds were used to early repay all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty. Additionally, $5.0 million was paid to the owner for deferred advisory fees under the Back-to-Back Agreement. NOTE 3: SUBSEQUENT EVENT The Company evaluates subsequent events up until the date the condensed financial data is issued.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

Management Agreements

Westdale Asset Management, Ltd. ("Westdale")

On January 22, 2026, the Company entered into an asset management agreement with Westdale (the "Westdale Agreement"). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company's assets (other than those held through Pacific Oak Residential Trust, Inc.). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale.

R2 Advisors, LLC ("R2")

On January 23, 2026, the Company entered into a management services agreement with R2. R2 is majority-owned and controlled by Ryan Schluttenhofer, the Company's Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursable expenses.

Brian Ragsdale

On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million.

Chairman and Chief Executive Officer Appointment

On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar's responsibilities are customary for a person in his position and are exercised in accordance with the Company's bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days' notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT.

POCA Advisory Agreement

The REIT previously entered into an advisory agreement with POCA. Concurrent with the placement of the Series Bonds and the admission to trading on the Tel-Aviv Stock Exchange, an agreement between the Company and the REIT came into effect which constitutes a back-to-back agreement to the advisory agreement (the "Back-to-Back Agreement"). On January 23, 2026, the REIT terminated the advisory agreement with POCA, effective January 31, 2026. As a result, the Back-to-Back Agreement was also terminated.

PORT and POCA Loan

On January 29, 2026, the Operating Partnership shared a notice of default and reservation of rights letter (the "Notice") from POCA, the predecessor advisor through January 31, 2026. The Notice relates to the POCA Loan and alleges, among other things, that no interest has ever been paid on the loan and, as a result, the loan is in default and all principal and accrued interest are now due. The Notice also alleges that default interest is now accruing and that more collateral is required under the related pledge agreement. As of the approval date of the condensed financial data, the Operating Partnership is investigating the nature of the payments made by the Company and the Operating Partnership and reserves all rights to dispute the notice.

On March 27, 2026, the Company received a letter from POCA to PORT asserting a notice of default under the bridge loan and indicated its intent to enforce related collateral and direct certain proceeds. The Company, together with its advisors, is evaluating the claims and potential implications; however, no adjustments have been recorded as of the approval date of the condensed financial data.

12

PACIFIC OAK SOR (BVI) Holdings Ltd.

Part C

Asset Valuations:

1 .Oakland City Center;

2 .The Marq;

3. 110 William St.

April 7, 2026

Pacific Oak SOR (BVI) Holdings Ltd.
3200 Park Center Drive, Suite 800
Costa Mesa, CA 92626

Re. Valuation Reports

Dear Sirs,

We, Kroll Real Estate Advisory Group, hereby grant our consent to Pacific Oak SOR (BVI) Holdings Ltd. (hereinafter: the "**Company**") to the inclusion of the valuation report described below within the Company's Consolidated Financial Statements as of December 31, 2025 to be published in April 2026 on the Tel Aviv Stock Exchange.

Property Name	***Date of Appraisal Report***	***Date of which the Appraisal was signed***
Oakland City Center	December 31, 2025	April 7, 2026
The Marq	December 31, 2025	April 7, 2026
110 William St	December 31, 2025	April 7, 2026

Best Regards,

Kroll, LLC

____

Kroll Real Estate Advisory Group


KROLL
REAL ESTATE
ADVISORY GROUP

Pacific Oak - Oakland City Center

Appraisal Report
April 7, 2026

KROLL
REAL ESTATE
ADVISORY GROUP

April 7, 2026

Ryan Schluttenhofer
Chief Accounting Officer
Pacific Oak Capital Advisors
3200 Park Center Drive, Suite 800
Costa Mesa, CA 92626

Re: Appraisal Report

Mr. Schluttenhofer:

In accordance with your request, we have prepared an Appraisal Report to estimate the As-Is Market Value (Leased Fee) in the subject property. The intended use of this appraisal is to assist the client in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report. Please reference the attached report for important information regarding the scope of work and analysis for this appraisal, including property identification, inspection, the highest and best use analysis and valuation methodology.

The subject property, located at 1300 Clay Street & 505 14th Street, Oakland, CA, is a Class A, office, mid-rise office property with improvements located in the Oakland submarket.

The improvements consist of 368,032 square feet of net rentable area (NRA) as of the valuation date. The property was reportedly built in 1985 & 1990 and is approximately 45.2% occupied, with US GSA Bankruptcy Court (largest tenant) occupying approximately 36,632 square feet of space. The lease term for US GSA Bankruptcy Court runs until August 2035. Rollover for the subject in the next 24 months is estimated to be 12,840 square feet, or about 3.4% of NRA.

The following tables convey the final opinion of value that is developed in this appraisal:

1300 CLAY STREET MARKET VALUE CONCLUSION			
VALUATION SCENARIO	INTEREST APPRAISED	DATE	VALUE
As-Is Market Value	Leased Fee	December 31, 2025	$40,800,000

505 14TH STREET MARKET VALUE CONCLUSION			
VALUATION SCENARIO	INTEREST APPRAISED	DATE	VALUE
As-Is Market Value	Leased Fee	December 31, 2025	$16,600,000

The exposure time preceding December 31, 2025 would have been 9 to 12 months and the estimated marketing period as of December 31, 2025 is 9 to 12 months.

KROLL
REAL ESTATE
ADVISORY GROUP

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. This report conforms to the current Uniform Standards of Professional Appraisal Practice (USPAP). Accordingly, the analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth therein.

If there are any specific questions or concerns regarding the attached appraisal report, or if Kroll REAG can be of additional assistance, please contact the individuals listed below.

Respectfully submitted,

Kroll, LLC

Kroll, LLC

Table of Contents

Letter of Transmittal

General Assumptions And Limiting Conditions 2
Certification 4

Introduction

Executive Summary 5
Identification of Appraisal Assignment 8
Scope of Work 10

Descriptions & Exhibits

Regional Analysis 13
Neighborhood Analysis 17
Market Analysis 27
Site Description 30
Zoning 35
Improvement Description 36
Highest & Best Use Analysis 38
As Vacant Analysis 38
As-Improved Analysis 39

Appraisal Methodology

Sales Comparison Approach 42
Income Capitalization Approach 48
Reconciliation of Value Conclusions 69

Addenda

General Definitions 71

General Assumptions And Limiting Conditions

This appraisal report is subject to the following general assumptions and limiting conditions:

1. No investigation has been made of, and no responsibility is assumed for, the legal description or for legal matters including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is further assumed to be free and clear of liens, easements, encroachments and other encumbrances unless otherwise stated, and all improvements are assumed to lie within property boundaries.
2. Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.
3. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any use on which the value estimates provided in this report are based.
4. Full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations is assumed, unless otherwise stated.
5. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions, which occur subsequent to the appraisal date hereof.
6. Responsible ownership and competent property management are assumed.
7. The allocation, if any, in this report of the total valuation among components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal.
8. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches, if included in this report, are only to assist the reader in visualizing the property and no responsibility is assumed for their accuracy. No independent surveys were conducted.
9. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that affect value. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.
10. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions.
11. Neither Kroll REAG nor any individuals signing or associated with this report shall be required by reason of this report to give further consultation, to provide testimony or appear in court or other legal proceedings, unless specific arrangements thereto for have been made.
12. This appraisal has been made in conformance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice.
13. We have not been engaged nor are we qualified to detect the existence of hazardous material, which may or may not be present on or near the property. The presence of potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, industrial wastes, etc. may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired.
14. The date of value to which the conclusions and opinions expressed in this report apply is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States' dollar as of this date.
15. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property along with a detailed

General Assumptions And Limiting Conditions (Continued)

study of ADA requirements could reveal that the property is not in compliance with the act. If so, this would have a negative effect on the property value. We were not furnished with any compliance surveys or any other documents pertaining to this issue and therefore did not consider compliance or noncompliance with the ADA requirements when estimating the value of the property.

16. In accordance with our agreement, this report is limited to the value of the subject property. One or more additional issues may exist that could affect the Federal tax treatment of the subject property with respect to which we have prepared this report. This report does not consider or provide a conclusion with respect to any of those issues. With respect to any significant Federal tax issue outside the scope of this report, this report was not written, and cannot be used, by anyone for the purpose of avoiding Federal tax penalties.

Extraordinary Assumptions

When a value opinion is subject to an extraordinary assumption or hypothetical condition, the appraiser must state that condition so that its effect on the value opinion or conclusion is clear. An extraordinary assumption is an assumption that is directly related to a specific assignment, which if found to be false, could alter the appraiser's opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis. An extraordinary assumption may be used in an assignment only if:

- It is required to properly develop credible opinions and conclusions;
- The appraiser has a reasonable basis for the extraordinary assumption;
- Use of the extraordinary assumption results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for extraordinary assumptions.

This appraisal is subject to the following Extraordinary Assumption(s):

- It is an extraordinary assumption of this appraisal that no material changes to the physical nature of the building have occurred since our last inspection, and that no items of deferred maintenance or any other issues that would materially impact value exist.

The use of an Extraordinary Assumption(s) may have impacted the results of the assignment.

Hypothetical Conditions

Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. A hypothetical condition may be used in an assignment only if:

- Use of the hypothetical condition is clearly required for legal purposes, for purposes of reasonable analysis, or for purposes of comparison;
- Use of the hypothetical condition results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for hypothetical conditions.

No Hypothetical Conditions were made for this assignment.

Certification

We certify that, to the best of our knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions of the signers are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- The signers of this report has no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.
- William Lane, MAI, and Jake Wesson have performed services, specifically as appraisers, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- The signers are not biased with respect to the property that is the subject of this report or to the parties involved with this assignment.
- The engagement in this assignment was not contingent upon developing or reporting predetermined results.
- The compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- The reported analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the *Code of Professional Ethics* and *Standards of Professional Appraisal Practice* of the Appraisal Institute, and the *Uniform Standards of Professional Appraisal Practice*, as set forth by the Appraisal Standards Board of the Appraisal Foundation.
- William Lane, MAI, and Jake Wesson have not inspected the property that is the subject of this report. A representative of Kroll has made a personal inspection of the subject property on October 19, 2018 for a previous assignment involving the subject.
- Ryan Savarese provided significant real property appraisal assistance to the appraiser signing this certification, including verifying rent and sale comparables and interviewing brokers for appropriate market rent, cap rates, and sale prices for similar properties. It is noted that the responsibilities of parties providing assistance is not considered to be significant in terms of any value determination. All parties conducted assistance under the direct supervision of the appraiser's signing this report in compliance with State regulations.
- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
- As of the date of this report, William Lane, MAI has completed the continuing education program for Designated Members of the Appraisal Institute.
- As of the date of this report, Jake Wesson has completed the Standards and Ethics Education Requirement for Candidates of the Appraisal Institute.

William Lane, MAI
Managing Director
State Certified General Real Estate Appraiser
California License No. AG044166
Expiration Date 11/18/2026

Jake Wesson
Vice President
State Certified General Real Estate Appraiser
California License No. AG3013379
Expiration Date 2/25/2027

Executive Summary

(Continued)

	PROPERTY IDENTIFICATION	
Name	Oakland City Center	
Property	Office - Office-Retail	
Address	1300 Clay Street & 505 14th Street	
City, State Zip	Oakland, California 94612	
County	Alameda County	
MSA	Oakland-Fremont-Berkeley, CA Metropolitan Division	
Market / Submarket	East Bay / Oakland	
Geocode	37.804723,-122.273586	
Census Tract	06-001-403100	
	SITE DESCRIPTION	
Number of Parcels	2	
Assessor Parcel Numbers	002-0097-033-00 and 002-0097-023-00	
Land Area	Square Feet	Acres
Usable	50,529	1.16
Total	79,861	1.83
Zoning	Central Business District General Commercial (CBD-C)	
Shape	Irregular	
Topography	Level above street grade	
Flood Zone	Zone X (Unshaded)	
Seismic Zone	Low Risk	
	IMPROVEMENT DESCRIPTION	
Tenancy	Multi-Tenant Occupied By Third Party Tenants - 62 Tenant Spaces	
Net Rentable Area (NRA)	368,032	
Gross Building Area (GBA)	368,032	
Ground Floor SF	30,669	
Total Buildings	2	
Floors	1 - 12	
Year Built	1985 & 1990	
Actual Age	37 Years	
Building Class	A	
Land To Building Ratio	0.22 : 1	
Site Coverage Ratio	38.4%	
Parking	1.0 / 1,000 SF NRA	
	QUALITATIVE ANALYSIS	
Site Quality	Good	
Site Access	Good	
Site Exposure	Good	
Site Utility	Good	
Building Quality	Good	
Building Condition	Good	
Building Appeal	Good	

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 5

Executive Summary

(Continued)

HIGHEST & BEST USE		
Proposed Construction	No	
As Vacant	Commercial development, as demand dictates	
As Improved	Continued use as an office building	
EXPOSURE & MARKETING TIME		
Exposure Time	9 to 12 Months	
Marketing Time	9 to 12 Months	
INVESTMENT INDICATORS		
Current Occupancy / Current Vacancy	45.23%	54.77%
Stabilized Occupancy / Stabilized Vacancy & Credit Loss	84.00%	16.00%
Number of Commercial Tenants in Occupancy / Vacant Spaces	25	37
Weighted Average Lease Term Remaining for Commercial Tenants	6.6 Years	
Total Contract Rent (Occupied Space) for Commercial Tenants	$9,644,415	$57.94/SF
Total Market Rent (Occupied Space)	$7,959,650	$47.82/SF
Contract Rent As % of Market Rent	121%	
Discount Rate (IRR) Conclusion	10.50%	Implied Rate 10.50%
Terminal Capitalization Rate Conclusion	9.50%	Spread Range 50 bp
Holding Period	10 Years	Target 5-8 Years
Average NOI Growth Rate	19.18%	
% SF Expiring in First Five Years	23%	
% SF Expiring over Holding Period	44%	

RECONCILIATION OF VALUES	
VALUATION SCENARIOS	AS-IS MARKET VALUE
Interest	Leased Fee Interest
Date	December 31, 2025
SALES COMPARISON APPROACH	
SALES COMPARISON APPROACH	
Indicated Value	$58,900,000
$/SF NRA	$160
INCOME CAPITALIZATION APPROACH	
DISCOUNTED CASH FLOW (DCF)	
Terminal Capitalization Rate	9.50%
Discount Rate (IRR)	10.50%
Indicated Value	$57,400,000
$/SF NRA	$156
INCOME CAPITALIZATION CONCLUSION	$57,400,000

$/SF NRA	$156
FAIR VALUE	
FAIR VALUE	**$57,400,000**
$/SF NRA	$156

Value Attributions Comments

We have previously completed an assignment involving the subject of this report (September 30, 2025) in which we provided a (fair) market value conclusion $58,600,000. This is about 2% higher than the conclusion reported herein. This change in value can be attributed to the slow leasing activity of the subject property which align with leasing trends in the Greater Oakland/East Bay Office Market.

April 7, 2026

KROLL
REAL ESTATE ADVISORY GROUP

6

Aerial Photograph Identification of Assignment Property Identification The subject property, located at 1300 Clay Street & 505 14th Street, Oakland, CA, is a Class A, office, mid-rise office property with improvements located in the Oakland submarket. The assessor parcel Number is: 002-0097-033-00; 002-0097-023-00. Legal Description A detailed legal description was not provided. Client/Intended Use/Users The client of this specific assignment is Pacific Oak Capital Advisors. The intended use of this appraisal is to assist the client in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report. Purpose The purpose of this appraisal is to develop an opinion of the As-Is Market Value (Leased Fee). Definition Of Market Value The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming that the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1. Buyer and seller are typically motivated; 2. Both parties are well informed or well advised, and acting in what they consider their own best interests; 3. A reasonable time is allowed for exposure in the open market; 4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and 5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.1 Property Rights Appraised The property rights appraised constitute the leased fee interest. Leased Fee Interest A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship.2 Non-Discrimination Statement This appraisal has been completed without regard to race, color, religion, national origin, sex, marital status or any other prohibited basis, and does not contain references which could be regarded as discriminatory. 1 Office of Comptroller of the Currency (OCC), Title 12 of the Code of Federal Regulation, Part 34, Subpart C -Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); This is also compatible with the FDIC, FRS and NCUA definitions of market value. 2 The Dictionary of Real Estate Appraisal, Sixth Edition, Appraisal Institute, Chicago, Illinois, 2015 Identification of Assignment (Continued) April 7, 2026 9 Personal Property & Business Intangible There is no personal property (FF&E) or business intangible value included in this appraisal. Property And Sales History Current Owner The subject property is currently under the ownership of Pacific Oak Capital Advisors Strategic Opportunity REIT Inc., Oakland City Center LLC, according to Alameda County records. Three-Year Sales History The subject property is not currently listed for sale or under contract. Scope of Work According to the Uniform Standards of Professional Appraisal Practice, it is the appraiser’s responsibility to develop and report a scope of work that results in credible results that are appropriate for the appraisal problem and intended user(s). Therefore, the appraiser must identify and consider:  The client and intended users  The intended use of the report  The type and definition of value  The effective date of value  Assignment conditions  Typical client expectations  Typical appraisal work by peers for similar assignments The client of this specific assignment is Pacific Oak Capital Advisors. The intended use of this appraisal is to assist the client in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report. The scope of work for this assignment was based on the needs and prior communications with the Client. The purpose of this assignment—which was prepared as an Appraisal Report in accordance with USPAP Standards Rule 2-2a, with the analysis stated in the document and representing a fully described level of analysis—is to form an opinion of the As-Is Market Value (Leased Fee) for the subject property, as of December 31, 2025. Specifically, the scope of work and report content herein is commensurate with the relative risk that is associated with this particular transaction as determined by the Client, Pacific Oak Capital Advisors. We have conducted primary research and-wherever possible-we have verified and/or re-verified applicable tax data, zoning requirements, flood zone status, demographics, and comparable listing, sale and rental information which was gathered via: a) public records, b) comments from local brokers and market participants, c) third party data such as CoStar, Reis, LoopNet, Real Quest, etc.,) other sources such as related or previous appraisal projects; and e) observations of the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. Then we analyzed, correlated and reconciled the results with the use of appropriate and accepted appraisal methodology to arrive at a reasonable and defensible value conclusion via the Sales Comparison and Income (Discounted Cash Flow) Approaches to value. The appraisal analyzes the regional and local area profiles including employment, population, household income and real estate trends. The local area was inspected to consider external influences on the subject. The appraisal analyzes legal and physical features of the subject including site size, improvement size, flood zone, seismic zone, site zoning, easements, encumbrances, site access and site exposure. The appraisal includes an office market analysis for the East Bay market and Oakland submarket using vacancy, absorption, supply and rent data. Conclusions were drawn for the subject’s competitive position given its physical and locational features, current market conditions and external influences. We have estimated a reasonable exposure time and marketing time associated with the value estimate presented. The appraisal includes a Highest and Best Use analysis and conclusions have been completed for the highest and best use of the subject property As Vacant and As Improved. The analysis considered legal, locational, physical and financial feasibility characteristics of the subject site and existing improvements. We verified the accuracy of the rent roll against leases or made adjustments where required except where otherwise noted as well as verified the accuracy of any Argus or cash flow input against the leases (if provided) as we have read or reviewed all of the leases provided to substantiate the quantity and durability of the gross revenue stream.

Scope of Work (Continued)

We completed an analysis of the subject's existing and/or pro forma economic operating characteristics and attempted—where possible—to identify all lease provisions pertaining to use clauses, co-tenancy requirements (initial opening and ongoing), kick-out provisions, sales volume out clauses, "go dark" clauses and operating covenants, (if applicable this information has been presented in a table format on a tenant-by-tenant basis.

We have provided prior professional services regarding the subject property, in the capacity as appraisers or otherwise, within a three-year period immediately preceding the date of acceptance of this assignment.

We have observed the interior and exterior of the subject's improvements and the surrounding land area. We did not attempt to detect any physical issues with the site area that would not be readily observable without removal of fixtures or fixed elements or any foliage at the site. As well, we did not attempt to detect any environmental hazards at the subject that were not readily observable during our on-site visitation, nor did we conduct any off-site research into potential environmental hazards which might impact the subject. Finally, no research into pending legal proceedings (such as planned condemnation for public-right-of-way, etc.) was undertaken.

Unless otherwise noted in this appraisal, area measurements were taken from the information made available to us that was provided from the Client and site surveys or other sources. These figures have been cross-checked to the extent possible with public records. However, in no event—unless otherwise noted in this report—have we conducted measurements of the specific areas (these figures are taken solely from the information provided by the Client, site surveys or other sources).

The authors of this report are aware of the Competency Rule of USPAP and meets the standards.

Sources of Information

The following sources were contacted to obtain relevant information:

INFORMATION PROVIDED	
Property Assessment & Tax	Alameda County Assessor
Zoning & Land Use Planning	City of Oakland Zoning
Site Size	Alameda County Assessor
Building Size	Alameda County Assessor
Supply & Demand	CoStar
Flood Map	FEMA
Demographics	STDB On-Line
Comparable Information	MLS | Public Records | Confirmed by Local Agents
Legal Description	Not Provided
Rent Roll	Client
Operating Statements	Client
Purchase & Sale Document	Client
Construction Costs/Budget	Property Owner
Income/Expense Statements	Client
Income/Expense Budget	Client
Physical Inspection Report	Not Provided
Building Plans/Specs	Not Provided
Title Report	Not Provided
Phase I Environmental Report	Not Provided
Lease Documents	Not Provided
Architectural Plans & Date	Yes, October 2022

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 11

Scope of Work

(Continued)

The lack of the unavailable items could affect the results of this analysis. As part of the general assumptions and limiting conditions, the subject is assumed to have no adverse easements, significant items of deferred maintenance, or be impacted by adverse environmental conditions.

Subject Property Inspection

PROPERTY INSPECTION				
APPRAISER	**INSPECTED**	**EXTENT**	**DATE**	**ROLE**
Kroll Personnel	Yes	N/A	October 19, 2018	N/A

Exposure & Marketing Time

Marketing time and exposure time are both influenced by price. That is, a prudent buyer could be enticed to acquire the property in less time if the price were less. Hence, the time span cited below coincides with the value opinion(s) formed herein.

USPAP Standard rule 1-2(c)(iv) requires an opinion of exposure time, not marketing time, when the purpose of the appraisal is to estimate market value. In the recent past, the volume of competitive properties offered for sale, sale prices, and vacancy rates have fluctuated little. Sale concessions have not been prevalent. The following information is used to estimate exposure time and marketing time for the subject:

EXPOSURE & MARKETING TIME				
SOURCE		YEAR/QUARTER	MONTHS RANGE	AVERAGE
National CBD Office	PwC			
Current Quarter		**2025 Q4**	**3.0 to 15.0**	**9.5**
Previous Quarter		2025 Q3	3.0 to 15.0	9.5
Four Quarters Prior		2024 Q4	3.0 to 15.0	9.8
San Francisco Office	PwC			
Current Quarter		**2025 Q4**	**6.0 to 18.0**	**9.8**
Previous Quarter		2025 Q3	3.0 to 18.0	7.8
Four Quarters Prior		2024 Q4	3.0 to 18.0	7.4
OVERALL AVERAGE				**9.7**
Exposure Period Conclusion				9 to 12 Months
Marketing Time Conclusion				9 to 12 Months

Conclusion

Given the analysis we have analyzed the exposure time as 9 to 12 months. Further, marketing time of 9 to 12 months is estimated for the subject.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 12

Regional Analysis

Introduction

We have analyzed demographic and economic information as it relates to the interaction of real estate market's supply and demand. This market analysis provides a tool to predict a property's market position and to estimate current and future occupancy and rental rates. Furthermore, a market analysis provides a basis for determining highest and best use of the subject property. Overall market conditions, as well as the property's ability to compete in its market segment, influence income and occupancy performance. Market conditions are influenced by a variety of factors; we have focused on the historical and projected trends for a.) gross domestic product; b.) population; c.) employment; d.) personal income; e.) consumer spending; and, f.) housing.

The subject market's economic performance and the property's ability to maintain its market position is a result of its specific attributes, including overall quality, amenities, location and reputation in the marketplace. To evaluate the factors that influence a property's income potential over a projection term, the market has been analyzed at two levels: first from a broad market perspective (Regional Overview) without specific consideration of the subject property; second from a more narrowly defined market perspective with regards to the subject's neighborhood influences (Neighborhood Analysis).

The subject property is located in Oakland, California. The map presented below illustrates the subject property location relative to the Oakland-Fremont-Berkeley, CA Metropolitan Division metropolitan area.

Regional Analysis (Continued)


Novato
Bel Marin Keys
San Pablo Bay
Vallejo
Suisun Bay
Benicia
Martinez
Bay Point
Pinole
San Rafael
Concord
San Pablo
Pleasant Hill
Richmond
Corte Madera
Mill Valley
El Cerrito
Walnut Creek
Lafayette
Golden Gate National Recreation Area
Berkeley
S
Danville
Oakland
Alameda
San Francisco
San Leandro
Daly City
San Lorenzo
Hayward
South San Francisco
San Bruno
Pacifica
Union City
Burlingame
San Mateo
Fremont
Bair Island
Newark
San Carlos
Google
Map data ©2022 Google

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 14

Regional Analysis (Continued) April 7, 2026 15 Unemployment The following graphs charts the trailing 18 months and trailing 10 years unemployment rate for the United States, West Region, California, Oakland-Fremont-Berkeley, CA Metropolitan Division, and Alameda County. Regional Analysis (Continued) April 7, 2026 16 Employment The following chart shows the trailing 10 years employment for the state of California, Oakland-Fremont-Berkeley, CA Metropolitan Division, and Alameda County. Neighborhood Analysis Introduction A property is an integral part of its surrounding and must not be treated as an entity separate and apart from its surroundings. The value of a property is not found exclusively in its physical characteristics. Physical, economic, political and sociological forces found in the area interact to give value to a property. In order to determine the degree of influence extended by these forces on a property, their past and probable future trends must be analyzed in depth. Therefore, in order to determine the value of a property, a careful and thorough analysis must be made of the area in which the property under study is found. The area is commonly referred to as a neighborhood. “The productivity of real estate is strongly influenced by its economic and physical location. Analyzing economic location goes beyond identification of the physical position of one property in relation to another. The analysis of economic location begins with identification of the economic activities in the neighborhood or trade area, which is delineated by physical, political and socioeconomic boundaries or by time-distance relationships represented by travel times to and from common destinations.” Therefore, in order to estimate the value of a property, a careful and thorough analysis must be made of the area in which the property under study is found. The area is commonly referred to as a neighborhood. A neighborhood can be a portion of a city, a community or an entire town. It is usually considered to be an area which exhibits a fairly high degree of homogeneity as to use, tenancy and certain other characteristics. Therefore, in real estate terminology, a homogeneous neighborhood is one in which property use types are similar. Thus, a neighborhood is more or less a unified area with somewhat definite boundaries. The objective of a neighborhood analysis is to determine perceivable patterns of growth, structure and change that may detract from or enhance property values. The analysis provides a framework or context in which the property values are estimated. A neighborhood map is presented below, followed by a discussion of the subject’s neighborhood. Subject Neighborhood Delineation While a certain level of subjectivity exists in attempting to quantify the limits of a property’s neighborhood, based upon our observations of road patterns and the competition, we believe the subject’s neighborhood the subject’s neighborhood would extend for a radius of three to five miles. Neighborhood Analysis (Continued) April 7, 2026 18

Neighborhood Analysis (Continued)

Location

The subject property is located in Downtown Oakland, CA, and is influenced by the demographic and economic trends in the East Bay metropolitan area. The map above illustrates the subject property's location relative to the Downtown Oakland area and specifically its Central Business District. The subject property is located along Clay St and 14th St. The properties are located in central Oakland and are located by various office properties and retail stores.

Access & Linkages

Primary road access to the subject property is provided by Clay Street & 505 14th Street and secondary road access is provided by Clay St. There is Metro Rail access via the 12th St/Oakland location, which is a 4-minute walk from the subject. There are multiple bus stops within a 3-minute walking distance from the subject property in all directions. The immediate area is considered to be pedestrian-friendly and access is considered to be very good.

Land Uses

The subject property is located along Clay Street & 505 14th Street and Clay St. The area is urban, with a mixture of low, mid and high-rise development. There is a mix of property types with high-density SFR, multi-family apartment/condo, hotel and office.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 19

Neighborhood Analysis

(Continued)

The following tables and maps highlight the development in and around the subject.

LOCAL AREA OFFICE - ONE-MILE RADIUS				
CLASS	RBA	YEAR BUILT	PERCENT LEASED	PROPERTIES
A	6,371,461 SF	1999	67.3	18
B	8,294,141 SF	1949	80.6	106
C	1,770,833 SF	1953	88.6	63
TOTAL	16,436,435 SF	1972	76.3	187

Source: CoStar

LARGEST OFFICE DEVELOPMENTS - ONE-MILE RADIUS



OAK CENTER
21st St
The Cathedral of Christ the Light
Thomas L Berkley
UPTOWN
Children's Fairyland
Fox Theater
15th St
14th St
13th St
12th St
Brush St
17th St
16th St
15th St
14th St
World Famous HOTBOX Chicken
Snow Park
Filbert St
Castro St
11th St
10th St
Harrison St
LAKESIDE
15th St
OWNTOWN OAKLAND
Planet Fitness
The Museum of Art and Digital Entertainment...
14th St
6th St
980
Google
Map data ©2025
A
B
C
D
E
F
G
H
I
J
S

PIN	NAME	ADDRESS, CITY	DIST TO SUBJ	RBA	BUILT	CLASS	%LEASED
A	Government	1301 Clay St, Oakland	0.1 mi	1,000,000	N/A	B	100
B	Oakland Tower	415 20th St, Oakland	0.4 mi	862,000	2027	A	9.7
C	601 City Center	601 12th St, Oakland	0.2 mi	767,791	2019	A	69.91
D	Elihu M. Harris Building	1425-1515 Clay St, Oakland	0.1 mi	747,000	1998	A	100
E	Oakland Tower	1111 Broadway, Oakland	0.1 mi	564,745	1990	A	71.59
F	AT&T	1587 Franklin St, Oakland	0.3 mi	531,947	N/A	B	100
G	1221 City Center	1221 Broadway, Oakland	0.1 mi	521,177	1976	A	73.48

H		1919 Webster St, Oakland	0.4 mi	520,000	2027	A	100
I	555 City Center	555 12th St, Oakland	0.1 mi	490,193	2002	A	54.86
J		1950 Franklin St, Oakland	0.4 mi	445,914	1975	B	46.59

Source: CoStar

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 20

Neighborhood Analysis

(Continued)

LOCAL AREA INDUSTRIAL - ONE-MILE RADIUS				
TYPE	RBA	YEAR BUILT	PERCENT LEASED	PROPERTIES
Flex	68,791 SF	1929	40	5
Gen-Ind <25,000 FT	112,537 SF	1939	77	10
Gen-Ind >25,000 FT	31,339 SF	1924	100	1
TOTAL	212,667 SF	1933	68.2	16

Source: CoStar

LARGEST INDUSTRIAL DEVELOPMENTS - ONE-MILE RADIUS


WEST OAKLAND
OAKLAND AVE - HARRISON ST
GRAND LAKE
Whole Foods Market
ADAMS POINT
Cathedral of Christ the Light
OAK CENTER
Children's Fairyland
Fox Theater
PRESCOTT
The Gardens at Lake Merritt
Oakland
LAKESIDE
CLEVELAND HEIGHTS
Lake Merritt
Oakland Museum of California
MERRITT
Google
Map data ©2025

PIN	NAME	ADDRESS, CITY	DIST TO SUBJ	RBA	BUILT	TYPE	%LEASED
A		2103 San Pablo Ave, Oakland	0.4 mi	31,339	1924	Industrial	100
B		630 20th St, Oakland	0.4 mi	25,000	1925	Flex	0
C		234 11th St, Oakland	0.5 mi	21,435	N/A	Industrial	100
D		470-486 8th St, Oakland	0.3 mi	16,500	1923	Flex	0
E		602 8th St, Oakland	0.3 mi	15,000	1960	Industrial	86.67
F		1501 Martin Luther King Jr. Way, Oakland	0.2 mi	14,000	1915	Industrial	100
G		2040 San Pablo Ave, Oakland	0.4 mi	12,632	1975	Industrial	0
H		1600 Harrison St, Oakland	0.4 mi	11,500	1916	Flex	100
I		1925 Brush St, Oakland	0.5 mi	11,400	1950	Industrial	0

J		683 9th St, Oakland	0.3 mi	10,000	1921	Industrial	100

Source: CoStar

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 21

Neighborhood Analysis (Continued)

LOCAL AREA RETAIL - ONE-MILE RADIUS				
SIZE	RBA	YEAR BUILT	PERCENT LEASED	PROPERTIES
<5,000 FT	0 SF	-	-	0
>5,000 FT-<20,000 FT	1,017,206 SF	1935	90.1	93
>20,000 FT	604,583 SF	1940	76.8	13
TOTAL	1,621,789 SF	1937	85.1	106

Source: CoStar

LARGEST RETAIL DEVELOPMENTS - ONE-MILE RADIUS


Whole Foods Market
580
ADAMS POINT
OAK CENTER
PRESCOTT
SOUTH PRESCOTT
UPTOWN
Fox Theater
Children's Fairyland
The Gardens at Lake Merritt
LAKESIDE
Lake Merritt
Lakeshore Ave
Oakland
980
880
14th St
7th St
3rd St
Adeline St
Peralta St
Market St
Foothill Blvd
E 15th St
E 12th St
Google
Map data ©2025

PIN	NAME	ADDRESS, CITY	DIST TO SUBJ	RBA	BUILT	CLASS	%LEASED
A		601 Webster St, Oakland	0.5 mi	86,630	1970	C	100
B	The Fox Building & Theatre	521-555 19th St, Oakland	0.3 mi	75,000	1925	B	100
C	Hotel San Pablo	1955 San Pablo Ave, Oakland	0.4 mi	60,238	1908	B	0
D	Paramount Theatre	2025 Broadway, Oakland	0.4 mi	59,772	N/A	C	100
E		533 16th St, Oakland	0.2 mi	52,032	N/A	B	0
F	Jack London Gateway	800-900 Market St, Oakland	0.4 mi	50,355	1983	B	96.98
G		921 Washington St, Oakland	0.2 mi	47,000	1917	B	97.87
H		337-345 13th St, Oakland	0.3 mi	43,000	1941	C	100
I	Ross House	481-485 9th St, Oakland	0.3 mi	30,106	1986	B	100

J	1007 Clay St, Oakland	0.2 mi	29,850	1910	0	79.44

Source: CoStar

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 22

Neighborhood Analysis (Continued)

LOCAL AREA MULTI-FAMILY - ONE-MILE RADIUS				
CLASS	RBA	YEAR BUILT	UNITS	PROPERTIES
A	7,159,493 SF	2020	6,846	27
B	3,632,722 SF	1997	3,741	39
C	2,073,996 SF	1957	2,569	58
TOTAL	12,866,211 SF	2002	13,245	124

Source: CoStar

LARGEST MULTI-FAMILY DEVELOPMENTS - ONE-MILE RADIUS


WEST OAKLAND
GRAND LAKE
Whole Foods Market
ADAMS POINT
580
OAK CENTER
980
UPTOWN
Children's Fairyland
The Gardens at Lake Merritt
Lake Merritt
CLEVELAND HEIGHTS
IVY HILL
MERRITT
Oakland Museum of California
880
Peralta St
Mandela Pkwy
Adeline St
Market St
14th St
7th St
12th St
11th St
3rd St
Lakeshore Ave
Foothill Blvd
E 15th St
S
A
B
C
D
E
F
G
H
I
Google
Map data ©2025

PIN	NAME	ADDRESS, CITY	DIST TO SUBJ	RBA	BUILT	CLASS	STORIES
A	1900 Broadway	1950 Broadway, Oakland	0.4 mi	1,074,690	2024	A	39
B	The Uptown	500 William St, Oakland	0.4 mi	597,308	2008	A	6
C	Atlas	385 14th St, Oakland	0.2 mi	575,000	2020	A	40
D		1431 Franklin St, Oakland	0.2 mi	421,000	2027	A	40
E	17th & Broadway	447 17th St, Oakland	0.2 mi	417,072	2019	A	34
F	Pacific Renaissance Plaza	988 Franklin St, Oakland	0.3 mi	401,254	1993	B	14
G	Webster Eleven	1100 Webster St, Oakland	0.3 mi	355,000	2021	A	7
H	City Center Plaza	801 Franklin St, Oakland	0.3 mi	331,000	1976	C	14
I	Lydian	238 13th St, Oakland	0.4 mi	300,254	2021	A	7
J		1750 Broadway, Oakland	0.3 mi	300,000	N/A	A	38

Source: CoStar

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 23

Neighborhood Analysis

(Continued)

TOTAL DEVELOPMENT OVERLAY - ONE-MILE RADIUS


WEST OAKLAND
Whole Foods Market
580
ADAMS POINT
Peralta St
Adeline St
Market St
OAK CENTER
980
Children's Fairyland
14th St
Theater
RESCOTT
The Gardens
at Lake Merritt
7th St
LAKESIDE
CLEVELAND
HEIGHTS
UTH PRESCOTT
Lake Merritt
OAKLAND
3rd St
Museum
of California
Adeline St
880
3rd St
7th St
Foothill Blvd
E 15th St
E 12th St
Google
Map data ©2025

Source: CoStar

The land use in the subject's immediate neighborhood consists of a significant amount of commercial property, comprising of a mix of many property types. Commercial uses in the area include the large office developments, industrial/distribution-type properties, and small- to- medium sized freestanding retail properties. The following chart illustrates the high concentration of multifamily and office compared to industrial and retail properties.

COMMERCIAL LAND USE


Multi-Family
Office
Industrial

Demographics

The following information reflects the demographics for the subject's area.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 24

Neighborhood Analysis (Continued)

LOCAL AREA DEMOGRAPHICS							
DESCRIPTION	1 MILE	3 MILE	5 MILE	DESCRIPTION	1 MILE	3 MILE	5 MILE
POPULATION TOTAL				HOUSEHOLDS			

2010 Census	36,824	227,811	458,239	2010 Census	18,429	101,641	190,646
2020 Census	44,059	258,869	509,066	2020 Census	21,366	112,079	204,912
2025 Estimate	51,051	270,887	520,012	2025 Estimate	25,122	118,796	211,961
2030 Projection	55,536	280,042	532,803	2030 Projection	27,734	123,318	218,290
Δ 2010-2020	19.65%	13.63%	11.09%	Δ 2010-2020	15.94%	10.27%	7.48%
Δ 2020-2025	15.87%	4.64%	2.15%	Δ 2020-2025	17.58%	5.99%	3.44%
Δ 2025-2030	8.79%	3.38%	2.46%	Δ 2025-2030	10.40%	3.81%	2.99%
Total Daytime Population	96,453	296,657	558,138	**HOUSEHOLDS BY INCOME (2025 ESTIMATE)**			
HOUSING UNITS				<$15,000	16.3%	10.0%	9.7%
Total (2025 Estimate)	28,689	130,756	231,383	$15,000 - $24,999	8.7%	5.3%	4.9%
Owner Occupied	12.1%	26.1%	33.2%	$25,000 - $34,999	5.1%	4.3%	4.1%
Renter Occupied	75.5%	64.7%	58.4%	$35,000 - $49,999	6.3%	6.6%	7.0%
Vacant Housing Units	12.4%	9.1%	8.4%	$50,000 - $74,999	9.6%	11.1%	11.3%
Total (2030 Projection)	30,817	135,229	238,669	$75,000 - $99,999	7.5%	9.9%	9.5%
Owner Occupied	11.8%	25.8%	32.5%	$100,000 - $149,999	15.2%	16.2%	15.5%
Renter Occupied	78.2%	65.4%	59.0%	$150,000 - $199,999	11.1%	11.1%	10.9%
Vacant Housing Units	10.0%	8.8%	8.5%	$200,000+	20.2%	25.5%	27.1%
AVERAGE HOUSEHOLD INCOME				**AVERAGE HOUSEHOLD SIZE**			
2025 Estimate	$130,588	$154,880	$161,743	2025 Estimate	1.87	2.18	2.31
2030 Projection	$144,084	$170,910	$177,960	2030 Projection	1.86	2.17	2.30
Δ 2025-2030	10.33%	10.35%	10.03%	Δ 2025-2030	(0.53%)	(0.46%)	(0.43%)
MEDIAN HOUSEHOLD INCOME				**MEDIAN HOME VALUE**			
2025 Estimate	$86,991	$106,550	$108,886	2025 Estimate	$876,268	$1,255,947	$1,337,991
2030 Projection	$102,653	$121,514	$125,497	2030 Projection	$1,018,705	$1,422,528	$1,495,118
Δ 2025-2030	18.00%	14.04%	15.26%	Δ 2025-2030	16.25%	13.26%	11.74%
PER CAPITA INCOME				**AVERAGE HOME VALUE**			
2025 Estimate	$65,074	$68,120	$66,174	2025 Estimate	$966,770	$1,310,010	$1,366,405
2030 Projection	$72,703	$75,408	$73,149	2030 Projection	$1,125,422	$1,454,245	$1,499,708
Δ 2025-2030	11.72%	10.70%	10.54%	Δ 2025-2030	16.41%	11.01%	9.76%

Source: Sites To Do Business Online

Population

The estimate provided by ESRI for the current 2025 population within the subject neighborhood's 3 mile radius is 270,887 representing a 4.64%change since 2020. ESRI's 2020 population estimate for the subject's 5 mile radius is 520,012, which represents a 2.15% change since 2020.

Looking forward, ESRI estimates that the population within the subject neighborhood's 3 mile radius is forecasted to change to 280,042 by the year 2030. As for the broader area, ESRI forecasts that the population within the subject's 5 mile radius will change to 532,803 over the next five years. The population estimates for the next five years within the subject's 5 mile radius represents a 2.46% change as well as a 8.79% change within the subject's 1 mile radius for the same period.

Households

The estimates provided by ESRI indicate that the number of households within the subject neighborhood's 3 mile radius is 118,796, which is a 5.99% change since 2020. Within the subject's broader 5 mile radius, ESRI estimates that the number of households is 211,961, a 3.44% change over the same period of time.

By the year 2030, the estimates provided by ESRI indicate that the number of households within the subject neighborhood's 3 mile radius will change by 3.81% to 123,318 households. Additionally, ESRI's estimate for total households over the next five years within the subject's broader 5 mile radius indicates an expected change of 2.99% which will result in a total household estimate of 218,290.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 25

Neighborhood Analysis (Continued)

Looking back, the number of households in the subject neighborhood's 3 mile radius changed 10.27% during the ten-year period of 2010 to 2020. Since then it has changed by 5.99%.

Income

Income estimates provided by ESRI for the subject neighborhood's 3 mile radius indicates that the median household income is $106,550 and that the average household income is $154,880. Further, the estimates provided by ESRI indicate that, for the subject's broader 5 mile radius the median household income is $108,886, and the average household income is $161,743. Given that there are reportedly 211,961 households in the subject's 5 mile radius, it is estimated that the local effective buying income is around $34,283,208,023.

Conclusion

Based on our observation and the data provided by ESRI, it is perceived that the income and population demographics for the subject neighborhood exhibit average characteristics in terms of reported population growth and income levels. As previously mentioned, the population growth for the subject's 3 mile radius has increased 4.64% since 2020 and based on the projections provided by ESRI, it is expected to continue to increase another 3.38% during the next 5 years. Lastly, we perceive that, since average household incomes are above the national average ($154,880, for the subject's 3 mile radius) and given that the area is well-populated (118,796 households in a 3 mile radius), developments like the subject should be adequately supported.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 26

Market Analysis

In this section, market conditions which influence the subject property are analyzed. An overview of Office supply and demand conditions for the East Bay market and Oakland submarket is presented. Key supply and demand statistics for the most recent year, historical averages and a projection are summarized in the tables below.

OFFICE MARKET AND SUBMARKET DATA SUMMARY (10 YEARS)					
		INVENTORY SUPPLY (SF)		VACANCY (%)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q2	2025	117,071,965	21,448,243	15.7%	19.7%
Q1	2025	117,085,725	21,448,243	15.3%	20.6%
Q4	2024	117,151,590	21,448,243	15.4%	20.5%
Q3	2024	117,363,036	21,448,243	15.1%	19.0%
	2024	117,151,590	21,448,243	15.4%	18.0%
	2023	117,311,687	21,448,243	13.8%	17.8%
	2022	117,329,384	21,448,243	11.6%	14.3%
	2021	117,737,044	21,448,243	11.3%	15.7%
	2020	117,626,692	21,455,883	10.3%	13.5%
	2019	117,210,643	21,104,483	8.1%	9.2%
	2018	115,785,338	20,358,410	8.4%	8.2%
	2017	115,226,491	20,438,719	8.2%	8.5%
	2016	116,250,078	20,415,520	7.6%	7.1%
	2015	116,260,760	20,415,520	8.9%	7.1%
		RENT $/SF		NET ABSORPTION (SF)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q2	2025	$39.55	$47.90	(528,381)	189,314
Q1	2025	$39.19	$47.80	120,092	(16,199)
Q4	2024	$38.93	$49.26	(540,716)	(314,201)
Q3	2024	$39.29	$50.49	(815,547)	(148,867)
	2024	$38.93	$49.26	(2,068,487)	(590,019)
	2023	$39.83	$53.57	(2,531,410)	(731,516)
	2022	$39.14	$54.88	(693,785)	281,595
	2021	$38.71	$56.15	(1,121,759)	(468,074)
	2020	$38.73	$58.58	(2,176,581)	(594,947)
	2019	$39.03	$58.40	1,652,858	462,711
	2018	$37.11	$54.19	312,990	(11,152)
	2017	$32.67	$47.20	(1,734,982)	(254,679)
	2016	$29.13	$46.21	1,557,139	(1,880)
	2015	$25.96	$34.25	1,893,369	613,492

Source: CoStar Property®



LONG TERM VACANCY
30%
25%
20%
15%
10%
5%
0%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
East Bay
Oakland



SHORT TERM VACANCY
30%
25%
20%
15%
10%
5%
0%
2024 Q3
2024 Q4
2025 Q1
2025 Q2
East Bay
Oakland

Market Analysis

(Continued)


LONG TERM RENT
$80
$70
$60
$50
$40
$30
$20
$10
$0
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
East Bay
Oakland


SHORT TERM RENT
$80
$70
$60
$50
$40
$30
$20
$10
$0
2024 Q3
2024 Q4
2025 Q1
2025 Q2
East Bay
Oakland


DELIVERIES, ABSORPTION & VACANCY - MARKET
East Bay Net Del SF 12 Mos
East Bay Net Abs SF 12 Mos
Oakland-Downtown Vacancy
East Bay Vacancy


DELIVERIES, ABSORPTION & VACANCY - SUBMARKET
Oakland-Downtown Net Del SF 12 Mos
Oakland-Downtown Net Abs SF 12 Mos
Oakland-Downtown Vacancy
East Bay Vacancy

The East Bay Office market demonstrates negative conditions. There has been little variance in supply over the last year. Vacancy has slightly increased over the last few periods hovering near the most recent figure at 15.7%. Market rent growth has slightly increased as well. Net absorption was negative for the last year.

The Oakland Office submarket mirrors the broader area in terms of rent and demand growth. Vacancy had fluctuations between 18% and 20% throughout the last several periods. Market rents were decreasing, falling between $45-$50 PSF with the most recent figure in-between at $47.90 PSF. It is noted that rents in this submarket are historically above that of the MSA. Net absorption was negative in the previous two periods.

Mark Rent, Sale Price, Vacancy & Inventory


MARKET RENT
Market Asking Rent $PSF for East Bay
Market Asking Rent $PSF for Oakland-Downtown
Market Asking Rent Growth for East Bay
Market Asking Rent Growth for Oakland Downtown


VACANCY
Oakland-Downtown Vacancy
East Bay Vacancy

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 28

Market Analysis

(Continued)


MARKET SALE PRICE
Market Sale Price SPSF for East Bay
Market Sale Price SPSF for Oakland-Downtown
Sale Price Growth for East Bay
Sale Price Growth for Oakland-Downtown
$800
$700
$600
$500
$400
$300
$200
$100
$0
1000.0%
800.0%
600.0%
400.0%
200.0%
0.0%
-200.0%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025


SUBMARKET INVENTORY
21,600,000
21,400,000
21,200,000
21,000,000
20,800,000
20,600,000
20,400,000
20,200,000
20,000,000
19,800,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2025F
2026F
2027F
2028F
2029F
2030F

Market Analysis Conclusion

Overall, investors would recognize these general retail conditions and the subject's positioning in the immediate market area as having a negative overall influence when contemplating purchase of the subject.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 29

Site Description

The following summaries the salient characteristics of the subject site:

Address	1300 Clay Street & 505 14th Street, Oakland, California.
Location	The subject property is located along the corner of Clay Street & 505 14th Street and Clay St.
Census Tract	**06-001-403100**
Number of Parcels	2
Assessor Parcels	002-0097-033-00 002-0097-023-00

Land Area	Square Feet	Acres
Economic Unit (Primary) Site Size	50,529	1.16
Usable Site Size	50,529	1.16
Total Land Area	79,861	1.83

Excess/Surplus Land	No
Corner	Yes
Floor Area Ratio (FAR)	10.00 Permitted
Site Topography	Level
Site Shape	Irregular
Site Grade	Above street grade
Site Quality	Good
Site Access	Good
Site Exposure	Good
Site Utility	Good

Adjacent Properties

North	Retail
South	Retail
East	Retail
West	Office

Accessibility Access to the subject site is considered good overall.

STREET & TRAFFIC DETAIL

Street Improvements	Type	Direction	Lanes	Lights	Curbs	Sidewalks	Signals	Median	Parking	Center Lane	Bike Lane
Clay Street & 505 14th Street	Major arterial	Two-Way	4	x	x	x	x		x		x

Frontage

Clay Street & 505 14th Street	Frontage along the main arterials

Traffic Counts	Location	Date	Source	Count
Clay Street & 505 14th Street	Urban	Jul-22	CoStar	3,808
	TOTAL			

Exposure & Visibility Exposure of the subject is good.

Site Description (Continued) April 7, 2026 31 Flood Plain Zone X (Unshaded). This is referenced by Panel Number 06001C0067G, dated August 03, 2009. Zone X (unshaded) is a moderate and minimal risk area. Areas of moderate or minimal hazard are studied based upon the principal source of flood in the area. However, buildings in these zones could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in a community’s flood insurance study. The failure of a local drainage system can create areas of high flood risk within these zones. Flood insurance is available in participating communities, but is not required by regulation in these zones. Nearly 25% of all flood claims filed are for structures located within these zones. Minimal risk areas outside the 1% and 0.2% annual chance floodplains. No BFEs or base flood depths are shown within these zones. (Zone X (unshaded) is used on new and revised maps in place of Zone C.) Seismic The subject is in a low risk area. Easements A preliminary title report was not available for review. During the property inspection, no adverse easements or encumbrances were noted. This appraisal assumes that there are no adverse easements present. If questions arise, further research is advised. Soils A detailed soils analysis was not available for review. Based on the development of the subject, it appears the soils are stable and suitable for the existing improvements. Hazardous Waste I have not conducted an independent investigation to determine the presence or absence of toxins on the subject property. If questions arise, the reader is strongly cautioned to seek qualified professional assistance in this matter. Please see the Assumptions and Limiting Conditions for a full disclaimer. Site Rating Overall, the subject site is considered good as a office site in terms of its location, exposure and access to employment, education and shopping centers, based on its location along a major arterial. Site Conclusion No significant detriments were discovered that would inhibit development in accordance with the highest and best use of the subject property. The site’s physical and legal characteristics appear to be supportive of and suitable for the subject’s current use. Plat Map Flood Map Taxes Current Taxation & Assessment Description In California, Proposition 13 establishes that annual increases of assessed value of real property should not exceed 2% per year except in cases of a change in ownership, completion of new construction, and/or in the case of a value restoration due to a prior year decline in value (Proposition 8) assessment. The total assessment for the subject property for the tax year 2025 is $172,902,387 or $469.80 PSF. There are no exemptions in place. The total tax bill for the property is $2,312,395 or $6.28 PSF. The subject’s assessed values and property taxes for the current year are summarized in more detail in the following table. The last assessment for the subject was January 2025 with future assessments scheduled annually (next assessment estimated to be in January 2026). In this instance, the assessment is equal to the market value multiplied by the assessment ratio. The Alameda County Tax Authority usually reassesses upon sale. Based on the foregoing, and the current assessment's relationship to market value, we perceive that the risk of a reassessment is low. Should a reassessment occur, we believe it could be around 100.0% of market value. A stabilized estimate of property taxes using Prop 13 rate is utilized in the income capitalization approach. Based on the scope of this assignment, any pending tax liens are not considered in the value conclusion.

Zoning

The subject is located in the Central Business District General Commercial (CBD-C) zoning area.

ZONING	
Designation	Central Business District General Commercial
Zoning Authority	City of Oakland
Permitted Uses	Office building, retail, hotel and other commercial uses
Current Use	Office-Retail
Current Use Legally Permitted	Yes
Conforming Use	The bulk of the improvements as well as the parking conform to the requirements ordinance.
Conforming Lot	The bulk of the improvements as well as the parking conform to the requirements ordinance.
Zoning Change	Not Likely
Parking Spaces Provided	361

Source: City of Oakland Planning & Zoning Department

Zoning Conclusion

The current use for the subject property is office-retail and is permitted use based on the current zoning guidelines. A zoning change for the subject does not appear likely. Based on the foregoing, it appears that the subject's improvements are a legally conforming use of the subject site.

Improvement Description

The following summaries the salient characteristics of the subject improvements.

Overview The subject property, located at 1300 Clay Street & 505 14th Street, Oakland, CA, is a Class A, office, mid-rise office property with improvements located in the Oakland submarket.

Property Type	Office - Office-Retail
Tenancy	Multi-Tenant Occupied By Third Party Tenants - 62 Tenant Spaces
Net Rentable Area (NRA)	368,032
Gross Building Area (GBA)	368,032
Ground Floor SF	30,669
Total Buildings	2
Floors	1 - 12
Year Built	1985 & 1990; Renovated: N/A

Age/Life Analysis

Actual Age	37
Overall Building Quality	Good
Overall Building Condition	Good
Overall Building Appeal	Good
Average Building Classes	A
Land to Building Ratio	0.22 : 1
Site Coverage Ratio	38.40% (Based On Total Overall Site Area)
Floor Area Ratio (FAR)	7.28 (10.00 Permitted)
Total Parking Spaces	361 - Covered spaces
Parking Ratio	1.0 / 1,000 SF NRA

Size

The Net Rentable Area (NRA) and gross building area (GBA) are shown in the following table. The sizes are taken from public records and confirmed during site inspection.

BUILDING INFORMATION

BUILDING	GBA	NRA
505 14th Street	172,773	172,773
1300 Clay Street	195,259	195,259
TOTAL	**368,032**	**368,032**

Foundation	Reinforced concrete slab
Exterior Walls/Framing	Glass and Concrete/Heavy Steel Frame
Roof	Flat and metal gable roofs / Rubber Membrane and Metal gable covering
Elevator	8 total. 4 in each building
Heating & AC (HVAC)	Adequate
Insulation	Assumed to be standard and to code for both walls and ceilings
Lighting	Interior lighting consists of a mix of incandescent and fluorescent lighting

Improvement Description

(Continued)

Interior Walls	Tenant spaces vary by demand but are typically painted drywall
Doors and Windows	Solar tempered glass in aluminum frame
Ceilings	Tenant spaces have typical 10 foot ceiling heights
Plumbing	Assumed to be adequate and to code
Fire Protection	The first floor of the subject property features a lobby and office spaces. The following floors feature office space
Site Improvements	The site is improved with concrete sidewalks and minimal landscaping.
Landscaping	None, the building covers the entire site.
Signage	There is a monument style sign along Clay Street & 505 14th Street
Parking	Parking varies by use but is stated as one space per 1,000 SF. The subject provides 361 covered parking spaces.
Site Coverage Ratio	38.4% (30,669 SF footprint / 79,861 SF site).
Deferred Maintenance	There do not appear to be any items of deferred maintenance.
Functional Design	The building features a functional Mid-Rise Office design with typical site coverage and adequate off-street parking.
ADA Comment	This analysis assumes that the subject complies with all ADA requirements. Please refer to the Assumptions and Limiting Conditions section.
Hazardous Materials	A Phase I report was not provided. This appraisal assumes that the improvements are constructed free of all hazardous waste and toxic materials, including (but not limited to) unseen asbestos and mold. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

April 7, 2026 37

Highest & Best Use

The theory of highest and best use is fundamental to the concept of value. Highest and best use analysis identifies the most profitable, competitive use to which the property can be put. The highest and best use of a property is based on the competitive forces within the market and submarket and provides the foundation for a detailed investigation of the competitive position of the subject property in the minds of market participants. Highest and best use may be defined as:

> "The reasonably probable and legal use of vacant land or an improved property that is physically possible, appropriately supported, and financially feasible and that results in the highest value."

The four criteria the highest and best use must meet are 1) legally permissible, 2) physically possible, 3) financially feasible and 4) maximally productive. In arriving at the estimate of highest and best use, the subject was analyzed as vacant and as improved as of the date of value. In each of the previous sections of the report including the Market Analysis, Site Description, Improvement Description, Real Estate Taxes and Zoning we have identified factors that influence value. These factors shape our conclusions for the Highest and Best Use as Vacant and As Improved.

This section develops the highest and best use of the subject property As-Vacant and As Improved.

As Vacant Analysis

In this section the highest and best use of the subject as vacant is concluded after taking into consideration financial feasibility, maximal productivity, marketability, legal, and physical factors.

Legally Permissible

Private restrictions, zoning, building codes, historic district controls, and environmental regulations are considered, if applicable to the subject site. The legal factors influencing the highest and best use of the subject site are primarily government regulations such as zoning ordinances. Permitted uses of the subject's Central Business District General Commercial (CBD-C) include office building, retail, hotel and other commercial uses projects. Zoning change is not likely; therefore, uses outside of those permitted by the CBD-C zoning are not considered moving forward in the as-vacant analysis.

Physical Possible

The test of what is physically possible for the subject site considers physical and locational characteristics that influence its highest and best use. In terms of physical features, the subject site totals 1.8334-acres (79,861 SF), it is irregular in shape and has a level topography. The site has good exposure and good overall access. There are no physical limitations that would prohibit development of any of the by-right uses on the site.

Financial Feasibility

Based on the analysis of the subject's market and an examination of costs, a newly constructed building similar to the subject would likely have a value commensurate with its cost; however, a speculative build is not prudent and the site should only be developed for an identified user.

Maximum Productivity

There is only one use that creates value and at the same time conforms to the requirements of the first three tests. Financial feasibility, maximal productivity, marketability, legal, and physical factors have been considered and the highest and best use of the subject site as-vacant concluded to be commercial development, as demand dictates.

Highest & Best Use (Continued) April 7, 2026 39 As Improved Analysis The legal factors influencing the highest and best use of the subject property are primarily governmental regulations such as zoning and building codes. The subject’s improvements were constructed in 1985 & 1990 and are a legal, conforming use. The physical and location characteristics of the subject improvements have been previously discussed in this report. The project is of good quality construction and in good condition, with adequate site coverage and parking ratios. Therefore, the property as improved, meets the physical and location criteria as the highest and best use of the property. In addition to legal and physical considerations, analysis of the subject property as-improved requires consideration of alternative uses. The five possible alternative treatments of the property are demolition (not warranted as the improvements contribute substantial value to the site), expansion (not warranted, no excess or surplus land), renovation (not warranted), conversion (not applicable), and continued use "as-is". Among the five alternative uses, continued use as an office building is the Highest and Best Use of the subject As Improved. Most Probable Buyer Based on the type of property and the income generating potential of the improvements, it is our opinion that the most probable buyer for the subject would be national institutional investor. Appraisal Methodology In traditional valuation theory, the three approaches to estimating the value of an asset are the cost approach, sales comparison approach, and income capitalization approach. Each approach assumes valuation of the property at the property’s highest and best use. From the indications of these analyses, an opinion of value is reached based upon expert judgment within the outline of the appraisal process. Site Valuation The site value is not a specific scope requirement of this assignment. Characteristics specific to the subject property do not warrant that a site value is developed. Therefore, this appraisal does not provide a valuation of the subject site. Cost Approach The cost approach considers the cost to replace the proposed improvements, less accrued depreciation, plus the market value of the land. The cost approach is based on the understanding that market participants relate value to cost. The value of the property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation in the structure from all causes. Profit for coordination by the entrepreneur is included in the value indication. The Cost Approach is not a specific scope requirement of this assignment. Characteristics specific to the subject property do not warrant that this valuation technique is developed. Based on the preceding information, the Cost Approach will not be presented. Sales Comparison Approach The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as price for comparable properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. In conducting the sales comparison approach, we gather data on reasonably substitutable properties and make adjustments for transactional and property characteristics. The resulting adjusted prices lead to an estimate of the price one might expect to realize upon sale of the property. The Sales Comparison Approach is a specific scope requirement of this assignment. Considering the applicability of this approach in relation to the subject property's characteristics, we consider the application of this approach to be warranted. Income Capitalization Approach The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net income developed in our analysis is the balance of potential income remaining after vacancy and collection loss, and operating expenses. This net income is then capitalized at an appropriate rate to derive an estimate of value or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps are involved: (1) estimating the net income applicable to the subject and (2) choosing appropriate capitalization rates and discount rates. The appropriate rates are ones that will provide both a return on the investment and a return of the investment over the life of the particular property. The Income Approach is a scope requirement for this assignment. The subject is a leased investment property making this valuation technique particularly applicable. Therefore, the Income Approach is developed. Discounted Cash Flow analysis is used in this appraisal. The Direct Capitalization method does not contribute substantially to estimating value beyond the DCF analysis and is not presented. Correlation and Conclusion Based on the agreed upon scope with the client, the subject’s specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented Appraisal Methodology (Continued) April 7, 2026 41 represent the As-Is Market Value (Leased Fee). This appraisal does not develop the Cost Approach, the impact of which is addressed in the reconciliation section. Sales Comparison Approach The sales comparison approach is a method of estimating market value whereby a subject property is compared with similar properties that have recently sold or are currently listed for sale. The sales comparison approach is based on the premise that a buyer would pay no more for a specific property than the cost of obtaining a property with the same quality, utility, and perceived benefits of ownership. It is based on the principles of supply and demand, balance, substitution and externalities. The reliability of this approach is dependent on the availability and verification of data, degree of comparability to the subject and absence of atypical conditions affecting the sale price. The following steps describe the applied process of the sales comparison approach.  The market in which the subject property competes is investigated; comparable sales, contracts for sale and current offerings are reviewed.  The most pertinent data is further analyzed, and the quality of the transaction is determined.  The most meaningful unit of value for the subject property is determined.  Each comparable sale is analyzed and where appropriate, adjusted to account for differences the subject property.  The value indication of each comparable sale is analyzed, and the data reconciled for a final indication of value via the sales comparison approach. Comparable Selection Our survey of the market uncovered several recent transactions of comparable office properties. The information collected on these transfers serves two primary functions. First, they establish the investment criteria and parameters upon which office properties are being purchased in the market. Second, the information obtained in the sales comparison approach will be utilized to derive an independent indication of value. The presented transactions will initially be examined on a sale price per SF NRA basis to standardize our comparison effort. Unit of Comparison In estimating the value for the subject property via the sales comparison approach, we have employed the price per SF method. The price per SF utilizes an analysis of the sales and concludes to an adjusted value per SF. This is then applied to the subject property's size in order to derive a value estimate. We have researched five comparables for this analysis; these are documented below followed by a location map and analysis grid. Our search criteria is noted below: Adjustment Process Adjustments to the comparable sales were considered and made when warranted for property rights, financing terms, conditions of sale, expenditures after sale and market conditions. Transactional Adjustments Real Property Rights Conveyed1 When real property rights are sold, they may be the sole subject of the contract or the contract may include other rights, less than all of the real property rights, or even rights to another property or properties. The property rights sold in a comparable should be similar to the property rights being appraised. Typical property rights include the fee simple interest, leased fee interest and leasehold interest. Financing Terms2 The transaction price of one property may differ from that of an identical property due to different financing arrangements. An adjustment for financing terms usually reflects non-market financing as either above or below market. Conditions of Sale3 The definition of market value requires “typical motivations of buyers and sellers” where there is no duress on either party to consummate the sale. An adjustment for conditions of sale usually reflects the motivation of the buyer or seller who is under duress to complete a transaction. Expenditures After Sale4 Expenses that the buyer incurs after purchase (deferred maintenance, HVAC repairs, etc.). No adjustments are warranted based on review of the sales.

Sales Comparison Approach (Continued) April 7, 2026 43 Time Adjustment Market Conditions5 Comparable sales that occurred under market conditions different from those applicable to the subject on the effective date of value require adjustment for any differences that affect their values. An adjustment of market conditions is made if general property values have increased or decreased since the transaction dates. Change in market conditions may result from changes in income tax laws, building moratoriums, and fluctuations in supply and demand. Property Adjustments - Quantitative Quantitative percentage adjustments are also made for location and physical characteristics such as size, age, site and parking ratios, access, exposure, quality and condition, as well as other applicable elements of comparison. Where possible the adjustments applied are based on paired data or other statistical analysis. It should be stressed that the adjustments are subjective in nature and are meant to illustrate the logic in deriving a value opinion for the subject property by the Sales Comparison Approach. Location: Location refers to the time-distance relationships, or linkages, between a property or neighborhood and all other possible origins and destinations of people going to or coming from the property or neighborhood. An adjustment for location within a market area may be required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is located in Oakland, CA, which is in the Oakland- Fremont-Berkeley, CA Metropolitan Division metropolitan area. Based on the available information of similar office transactions, we have selected 5 comparable sales in the Bay Area, CA,. The location adjustments applied had varying magnitudes based on the specific locational factors of the subject property. Our methodology was to compare the localized demographics and market fundamentals of each subject property to the comparables to estimate the magnitude and direction of the location adjustment. Physical Characteristics: Physical characteristics may include differences for size, soils, site access, topography, quality of construction, architectural style, building materials, age, condition, functional utility, attractiveness, amenities, and other characteristics. The value added or lost by the presence or absence of an item in a comparable property may not equal the cost of installing or removing the item. The market dictates the value contribution of individual components to the value of the whole. Economic Characteristics: Economic characteristics are the attributes of a property that directly affect its income and is typically applied to income-producing properties. Characteristics that typically affect a property’s income include operating expenses, quality of management, trade area demographics, tenant mix, rent concessions, lease terms, lease expiration dates, renewal options, and lease provisions. The Improved Sales Comparison Table is on the following page. Sales Comparison Approach (Continued) April 7, 2026 44 Sales Comparison Approach (Continued) April 7, 2026 45 Sales Comparison Approach (Continued) April 7, 2026 46 Analysis of Comparable Sales The comparable sales indicate an overall unadjusted unit value range from $134/SF to $260/SF, and an average of $173/SF. After adjustments, the comparables indicate a range for the subject property from $107/SF to $195/SF, and $156/SF on average. The adjustment process is summarized below. Sale No. 1 ($107/SF Adjusted) This comparable represents the sale of 420 Montgomery, a high-rise office property located at 420 Montgomery Street in San Francisco, CA. This transaction occurred on September 30, 2025, for a total purchase price of $55,000,000 or $134 per square foot. A downward adjustment was made for location as the subject is inferior to the comparable. No other adjustments were made. Sale No. 2 ($151/SF Adjusted) This comparable represents the sale of The Clay Building, a mid-rise office property located at 570 10th Street in San Francisco, CA. This transaction occurred on August 6th, 2025, for a total purchase price of $5,600,000 or $151 per square foot. An upward adjustment was made for quality as the subject is superior. A downward adjustment was made for size as the subject is significantly larger to the comparable. No other adjustments were made. Sale No. 3 ($195/SF Adjusted) This comparable represents the sale of 600 Townsend, a mid-rise office property located at 600 Townsend Street in San Francisco, CA. This transaction occurred on July 29, 2025, for a total purchase price of $54,100,000 or $260 per square foot. A downward adjustment was made for location as the subject is inferior to the comparable. A downward adjustment was made for quality as the comparable is superior to the subject. No adjustments were made. Sale No. 4 ($183/SF Adjusted) This comparable represents the sale of 401-411 Grand Ave, a mid-rise office property located at 401-411 Grand Ave in Oakland, CA. This transaction occurred on August 22, 2024, for a total purchase price of $6,875,000 or $183 per square foot. An upward adjustment was made for quality as the subject is superior. A downward adjustment was made for size as the subject is significantly larger to the comparable. No other adjustments were made. Sale No. 5 ($146/SF Adjusted) These comparables represent the portfolio sale of 1300 Broadway and 2001-2015 Broadway in Oakland, CA. These two properties are mid-rise offices located in downtown Oakland. These properties are currently listed for sale, for a total price of $16,000,000 or $135 per square foot. A downward adjustment was made for market conditions as the comparables are active listings. An upward adjustment was made for quality as the subject is superior. No other adjustments were made.

Sales Comparison Approach (Continued)

Sales Comparison Approach Conclusion

Based on general bracketing, the comparable sales support an adjusted unit value range from $107/SF to $195/SF, with a unit value of $160/SF concluded for the subject property. The following table summarizes the analysis of the comparables, reports the reconciled price per SF value conclusion, and presents the concluded value of the subject property by the Sales Comparison Approach.

IMPROVED SALES COMPARISON APPROACH CONCLUSION (NRA)							
	TRANSACTION	ADJUSTMENT				NET	GROSS
	PRICE	TRANSACTIONAL[1]	ADJUSTED	PROPERTY[2]	FINAL	ADJ	ADJ
1	$134	0%	$134	(20%)	$107	(20%)	20%
2	$151	0%	$151	0%	$151	0%	20%
3	$260	0%	$260	(25%)	$195	(25%)	25%
4	$183	0%	$183	0%	$183	0%	20%
5	$135	(10%)	$122	20%	$146	8%	30%
HIGH	*$260*	*0%*	*$260*	*20%*	*$195*	*8%*	*30%*
AVG	*$173*	*(2%)*	*$170*	*(5%)*	*$156*	*(7%)*	*23%*
MED	*$151*	*0%*	*$151*	*0%*	*$151*	*0%*	*20%*
LOW	*$134*	*(10%)*	*$122*	*(25%)*	*$107*	*(25%)*	*20%*

SUBJECT SF (NRA)		$/SF CONCLUSION		VALUE
368,032	x	$160	=	$58,885,120
INDICATED VALUE (ROUNDED TO NEAREST $10,000)		$160		$58,900,000

[1]Cumulative [2]Additive

Based on the average sale prices in the market, it appears that the conclusion stated above is generally reasonable.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 47

Income Capitalization Approach

The Income Capitalization Approach consists of methods, techniques, and mathematical procedures to analyze a property's capacity to generate monetary benefits (i.e., income and reversion) and convert these benefits into an indication of present value. The present value of these benefits is an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive these benefits as of the valuation date. The principle of anticipation is fundamental to the approach. There are two primary methods for converting monetary benefits into present value: 1) discounted cash flow and 2) direct capitalization.

The discounted cash flow ("DCF") analysis focuses on the operating cash flows expected from the property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period. These amounts are then discounted to their present value. The discounted present values of the income stream and the reversion are added to obtain a value indication. Because benefits to be received in the future are worth less than the same benefits received in the present, this method weights income projected in the early years more heavily than the income and the sale proceeds to be received later.

Direct capitalization uses a single year's stabilized net operating income as a basis for a value indication. It converts estimated "stabilized" annual net operating income to a value indication by dividing the income by a capitalization rate. The rate chosen includes a provision for recapture of the investment and should reflect all factors that influence the value of the property. The rate may be inferred from comparable market transactions and/or obtained from trade sources.

In some situations, both methods yield similar results. The DCF method is more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options and especially in volatile markets. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations.

For the purposes of our appraisal, we have utilized the DCF method. we have completed our discounted cash flow analysis on lease analysis software Argus Enterprises.

The subject property, located at 1300 Clay Street & 505 14th Street, Oakland, CA, is a Class A, office, mid-rise office property with improvements located in the Oakland submarket.

The subject has multi-tenant design that is currently occupied by third party tenants, and has an analyzed occupancy of 45.2%, which is not equivalent to the stabilized occupancy level estimates of 84.0% developed in this appraisal.

Subject Leases

The following table summarizes the subject's in place contract rents.

Income Capitalization Approach

(Continued)

MULTI-TENANT RENT ROLL											
OCCUPIED SPACE									AS OF JANUARY 2026		
SUITE NO	TENANT NAME	TOTAL NRA (SF)	% OF NRA	TENANT GROUP	TERMS START	TERMS END	TERMS YEARS	LEASE STRUCTURE	BASE RENT $/SF(YR.)	BASE RENT $/SF(MO.)	BASE RENT ANNUAL
00P2-0'	Team Commercial Construction	598	0.2%	Office (505 145th)	Jan-23	Dec-25	3.0	Full Service	$122.05	$10.17	$72,986
105	Team Commercial Construction	921	0.3%	Office (505 145th)	Jan-23	Dec-25	3.0	Full Service	$55.62	$4.63	$51,224
110	OCC Owners Association	1,110	0.3%	Office (505 145th)	Sep-13	Aug-28	15.0	Full Service	$65.75	$5.48	$72,986
1210	Laughlin, Falbo, Levy	6,257	1.7%	Office (505 145th)	Apr-19	Aug-26	7.4	Full Service	$68.49	$5.71	$428,542
600	Hunter Pyle Law	4,138	1.1%	Office (505 145th)	Apr-22	Nov-27	5.7	Full Service	$62.58	$5.22	$258,956
1110	HDR Engineering	5,240	1.4%	Office (505 145th)	Dec-22	Jun-28	5.6	Full Service	$63.05	$5.25	$330,391
BOMA	BOMA	6	0.0%	Office (505 145th)	Jan-24	Dec-03	80.0	Full Service	$0.00	$0.00	$0
0162A	The Organic Coup	1,421	0.4%	Retail	Jan-17	Dec-26	10.0	Triple Net	$28.47	$2.37	$40,456
1000	Terraphase Engineering	9,981	2.7%	Office (1300 Clay)	Nov-21	Jul-32	10.7	Full Service	$63.23	$5.27	$631,057
160	Subway (Contract Renewal 1)	1,653	0.4%	Retail	Feb-24	Jan-29	5.0	Triple Net	$29.41	$2.45	$48,613
400	Southern Glazers Wine & Spirits	16,295	4.4%	Office (1300 Clay)	Jan-24	Dec-30	7.0	Full Service	$59.59	$4.97	$971,019
163	San Francisco Soup Company	1,874	0.5%	Retail	Jan-25	Dec-27	3.0	Triple Net	$32.48	$2.71	$60,868
600	PBC Oakland	16,913	4.6%	Office (1300 Clay)	Jan-20	Oct-30	10.8	Full Service	$70.62	$5.89	$1,194,396
1015	NTEU	3,231	0.9%	Office (1300 Clay)	Aug-23	Jul-29	6.0	Full Service	$60.32	$5.03	$194,905
164	Nelson Myers, LLC (Modern Coffee)	887	0.2%	Retail	May-17	May-27	10.0	Triple Net	$41.90	$3.49	$37,167
350	Moffat & Nichol	2,396	0.7%	Office (1300 Clay)	Aug-22	Oct-25	3.3	Full Service	$57.28	$4.77	$137,239
900	Kimley-Horn Associates	16,068	4.4%	Office (1300 Clay)	Jan-24	Jun-31	7.4	Full Service	$59.44	$4.95	$955,135
165	Inview Imaging	4,060	1.1%	Retail	Nov-17	Jul-28	10.7	Triple Net	$48.05	$4.00	$195,083
0300R	GSA - Bankruptcy Court	36,632	10.0%	Office (1300 Clay)	Aug-20	Aug-35	15.0	Full Service	$62.75	$5.23	$2,298,483
1100	Goldfarb & Lipman	16,068	4.4%	Office (1300 Clay)	Jan-18	Jun-28	10.5	Full Service	$30.99	$2.58	$497,933
500	California Bank of Commerce	16,068	4.4%	Office (1300 Clay)	Feb-23	Oct-30	7.8	Full Service	$62.30	$5.19	$1,001,050
167	Building Storage	126	0.0%	Retail	Sep-17	Dec-80	63.3	Triple Net	$0.00	$0.00	$0
00Stora	*Storage	1,541	0.4%	Retail	Jan-19	Dec-80	62.0	Triple Net	$0.00	$0.00	$0
166	*Management Office	1,981	0.5%	Retail	Jan-19	Dec-80	62.0	Triple Net	$55.68	$4.64	$110,302
168	*Engineering Office	999	0.3%	Retail	Sep-13	Dec-80	67.3	Triple Net	$55.68	$4.64	$55,624
OCCUPIED SUBTOTALS		**166,464**	**45.2%**						**$57.94**	**$4.83**	**$9,644,415**
VACANT SPACE											
SUITE NO	SPACE	TOTAL NRA (SF)	% OF NRA	TENANT GROUP	SPEC BEGIN	SPEC END	SPEC YEARS	LEASE STRUCTURE	ASKING RENT $/SF(YR.)	ASKING RENT $/SF(MO.)	ASKING RENT ANNUAL
900	**VACANT	15,050	4.1%	Office (505 145th)	Feb-28	Jan-33	5.0	Full Service	$0.00	$0.00	$0

650	**VACANT	4,910	1.3%	Office (505 145th)	Oct-26	Sep-31	5.0	Full Service	$0.00	$0.00	$0
1175	**VACANT	4,240	1.2%	Office (505 145th)	Feb-26	Jan-31	5.0	Full Service	$0.00	$0.00	$0
1150	**VACANT	5,569	1.5%	Office (505 145th)	Jul-27	Jun-32	5.0	Full Service	$0.00	$0.00	$0
00P1-0	**VACANT	85	0.0%	Office (505 145th)	Aug-28	Jul-33	5.0	Full Service	$0.00	$0.00	$0
1200	**VACANT	6,148	1.7%	Office (505 145th)	May-26	Apr-31	5.0	Full Service	$0.00	$0.00	$0
700	**VACANT	15,050	4.1%	Office (505 145th)	Aug-27	Jul-32	5.0	Full Service	$0.00	$0.00	$0
625	**VACANT	6,002	1.6%	Office (505 145th)	Jun-26	May-31	5.0	Full Service	$0.00	$0.00	$0
500	**VACANT	15,050	4.1%	Office (505 145th)	Aug-26	Jul-31	5.0	Full Service	$0.00	$0.00	$0
450	**VACANT	1,836	0.5%	Office (505 145th)	Sep-26	Aug-31	5.0	Full Service	$0.00	$0.00	$0
400	**VACANT	13,187	3.6%	Office (505 145th)	Mar-26	Feb-31	5.0	Full Service	$0.00	$0.00	$0
340	**VACANT	3,246	0.9%	Office (505 145th)	Feb-27	Jan-32	5.0	Full Service	$0.00	$0.00	$0
320	**VACANT	3,086	0.8%	Office (505 145th)	Jun-26	May-31	5.0	Full Service	$0.00	$0.00	$0
300	**VACANT	2,609	0.7%	Office (505 145th)	Mar-27	Feb-32	5.0	Full Service	$0.00	$0.00	$0
200	**VACANT	9,751	2.6%	Office (505 145th)	Jun-26	May-31	5.0	Full Service	$0.00	$0.00	$0
1050B1	**VACANT	2,001	0.5%	Office (505 145th)	Nov-26	Oct-31	5.0	Full Service	$0.00	$0.00	$0
1000	**VACANT	5,570	1.5%	Office (505 145th)	Dec-26	Nov-31	5.0	Full Service	$0.00	$0.00	$0
1000A	**VACANT	7,479	2.0%	Office (505 145th)	Dec-26	Nov-31	5.0	Full Service	$0.00	$0.00	$0
800	**VACANT	15,050	4.1%	Office (505 145th)	Dec-26	Nov-31	5.0	Full Service	$0.00	$0.00	$0
330	**STATIC VACANT	3,465	0.9%	Office (505 145th)	Jan-80	Dec-84	5.0	Full Service	$0.00	$0.00	$0
310	**STATIC VACANT	2,139	0.6%	Office (505 145th)	Jan-80	Dec-84	5.0	Full Service	$0.00	$0.00	$0
250	**STATIC VACANT	4,422	1.2%	Office (505 145th)	Jan-80	Dec-84	5.0	Full Service	$0.00	$0.00	$0
100	**STATIC VACANT	5,914	1.6%	Office (505 145th)	Jan-80	Dec-84	5.0	Full Service	$0.00	$0.00	$0
1230	** VACANT	2,644	0.7%	Office (505 145th)	Jul-27	Jun-32	5.0	Full Service	$0.00	$0.00	$0
710	**VACANT	4,000	1.1%	Office (1300 Clay)	Jul-28	Nov-33	5.4	Full Service	$0.00	$0.00	$0
820	**VACANT	2,729	0.7%	Office (1300 Clay)	Nov-27	Mar-33	5.4	Full Service	$0.00	$0.00	$0
800	**VACANT	6,081	1.7%	Office (1300 Clay)	Sep-26	Jan-32	5.4	Full Service	$0.00	$0.00	$0
1050	**VACANT	1,690	0.5%	Office (1300 Clay)	Jan-26	May-31	5.4	Full Service	$0.00	$0.00	$0
700	**VACANT	12,068	3.3%	Office (1300 Clay)	Jan-28	May-33	5.4	Full Service	$0.00	$0.00	$0
325	**VACANT	7,509	2.0%	Office (1300 Clay)	Dec-26	Apr-32	5.4	Full Service	$0.00	$0.00	$0
169	**VACANT	1,820	0.5%	Office (1300 Clay)	Apr-28	Mar-33	5.0	Full Service	$0.00	$0.00	$0
0162B	**VACANT	438	0.1%	Office (1300 Clay)	Jul-27	Jun-32	5.0	Full Service	$0.00	$0.00	$0
161	**VACANT	1,205	0.3%	Office (1300 Clay)	May-26	Apr-31	5.0	Full Service	$0.00	$0.00	$0
STOR	**STATIC VACANT (STORAGE)	164	0.0%	Office (1300 Clay)	Jan-80	Dec-84	5.0	Full Service	$0.00	$0.00	$0
830	**STATIC VACANT	2,377	0.6%	Office (1300 Clay)	Jan-80	May-85	5.4	Full Service	$0.00	$0.00	$0
1020	**STATIC VACANT	1,894	0.5%	Office (1300 Clay)	Jan-80	May-85	5.4	Full Service	$0.00	$0.00	$0
810	**VACANT	5,090	1.4%	Office (1300 Clay)	Sep-26	Aug-31	5.0	Full Service	$0.00	$0.00	$0
VACANT SUBTOTALS		201,568	54.8%						$0.00	$0.00	$0
TOTAL NRA		368,032	100%						$26.21	$2.18	$9,644,415

April 7, 2026

REAL ESTATE ADVISORY GROUP

49

Income Capitalization Approach (Continued)

Expense Structure

MARKET LEASING ASSUMPTIONS			
	Retail	Office (1300 Clay)	Office (505 145th)
Base Rent	$25.00	$50.00	$50.00
Leasing Commissions-New	6.00%	$13.75	$13.75
Leasing Commissions-Renewal	6.00%	$13.75	$13.75
Tenant Improvements New	$25.00	$90.00	$90.00
Tenant Improvements Renewal	$5.00	$25.00	$25.00
Renewal Probability	85.00%	70.00%	70.00%
Downtime (months)	9 Mo(s)	12 Mo(s)	12 Mo(s)
Market Term (years/mos)	5/0	5/5	5/0
Rent Abatements (new)	2 Mo(s)	5 Mo(s)	4 Mo(s)
Rent Abatements (Renew)	2 Mo(s)	3 Mo(s)	1 Mo(s)
Reimbursement Method	Retail New NNN	Base Year Stop	Base Year Stop
Rent Escalations	3.00%	3.00%	3.00%

The following table provides a breakdown of the subject's various tenant categories.

TENANT CATEGORY ANALYSIS										
TENANT	SPACE SIZE (SF)			PERCENT	SPACE BREAKOUT			CONTRACT OCCUPIED SPACE		
CATEGORY	OCCUPIED	VACANT	TOTAL	OCCUPIED	OCCUPIED	VACANT	TOTAL	$/SF(YR.)	$/SF(MO.)	ANNUAL
Office (505 145th)	18,270	154,503	172,773	10.6%	7	24	31	$66.51	$5.54	$1,215,085
Office (1300 Clay)	133,652	47,065	180,717	74.0%	9	13	22	$58.97	$4.91	$7,881,217
Retail	14,542	0	14,542	100.0%	9	0	9	$37.69	$3.14	$548,113
TOTAL & AVGS	166,464	201,568	368,032	45.2%	25	37	62	$57.94	$4.83	$9,644,415

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP
50

Income Capitalization Approach (Continued) April 7, 2026 51 Roll-Over Analysis Vacant Space The improvements consist of 368,032 square feet of net rentable area (NRA) as of the valuation date. The property was reportedly built in 1985 & 1990 and is approximately 45.2% occupied, with US GSA Bankruptcy Court (largest tenant) occupying approximately 36,632 square feet of space. The lease term for US GSA Bankruptcy Court runs until August 2035. Rollover for the subject in the next 24 months is estimated to be 12,480 square feet, or about 3.4% of NRA. Office Market Rent Analysis This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property’s contract to what is attainable in the current market. Unit of Comparison The analysis is conducted on a dollar per square foot annually, reflecting market behavior. The market rent analysis is based on a full service structure where the landlord pays for all the operating costs related to running the property. Selection of Comparables A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal. Income Capitalization Approach (Continued) April 7, 2026 52 Presentation The following presentation summarizes the comparables most similar to the subject property. The Office Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages. Income Capitalization Approach (Continued) April 7, 2026 53 Income Capitalization Approach (Continued) April 7, 2026 54 Conclusion Of Market Rent Based on general bracketing, the comparable leases support an adjusted market rent range from $44.55/SF to $68.00/SF, with a market rent of $50.00/SF concluded for the subject property(s). The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusions for the subject property.

Income Capitalization Approach (Continued)

Retail Market Rent Analysis

This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property's contract to what is attainable in the current market.

Unit of Comparison

The analysis is conducted on a dollar per square foot annually, reflecting market behavior. The market rent analysis is based on a **triple net** expense structure where the landlord pays for structural maintenance and vacant space expenses and the tenants reimburse a pro rata share of all other operating expenses including taxes, insurance, utilities, common area maintenance (CAM), and management.

Selection of Comparables

A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal.

Presentation

The following presentation summarizes the comparables most similar to the subject property. The Retail Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages.

RETAIL LEASE COMPARISON TABLE									
	SUBJECT	COMP 1	COMP 2	COMP 3	COMP 4	COMP 5	COMP 6	COMP 7	COMP 8
Name	Pacific Oak 3Q2024	Jack London Gateway	1901-1915 San Pablo Ave	Jack London Gateway	93-103 Linden Street	101 Broadway	1801 Park Blvd	2700 Park Blvd	2508-2510 Telegraph Ave
Address	1300 Clay Street & 505 14th Street	800-900 Market St	1901-1915 San Pablo Ave	800-900 Market St	93-103 Linden St	101 Broadway	1801-1811 Park Blvd	2700-2706 Park Blvd	2508-2510 Telegraph Ave
City	Oakland	Oakland	Oakland	Oakland	Oakland	Oakland	Oakland	Oakland	Oakland
State	CA	CA	CA	CA	CA	CA	CA	CA	CA
Zip	94612	94607-3116	94612-1305	94607-3116	94607-2508	94607-3715	94606-1823	94606-1523	94612-1712
County	Alameda	Alameda	Alameda	Alameda	Alameda	Alameda	Alameda	Alameda	Alameda
Submarket	Oakland	Oakland-West	Oakland-Downtown	Oakland-West	Oakland-West	Oakland-Port/Jack London	Oakland-South/Airport	Oakland-North	Oakland-North
Floor/Suite	-	1st	GRND	1	-	1	1st	1	1
LEASE INFORMATION									
Rent ($/SF/Yr.)		$30.00	$22.28	$27.00	$29.40	$23.04	$25.20	$19.00	$24.00
Tenant		Kids Play Zone	Undisclosed	Althove Al Yemeni	PMG Now	Souley Vegan	Undisclosed	Creative Framing & Gallery	Smash Kingdom
Start Date		8/30/2025	7/1/2025	6/12/2025	2/20/2025	1/23/2025	10/16/2024	6/8/2024	6/1/2024
Space Type		Retail	Retail	Retail	Retail	Retail	Retail	Retail	Retail
Lease Type		New	New	New	New	New	New	New	New
Lease Str.		NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Size (SF)		800	1,658	1,850	2,697	4,600	812	1,600	4,844
Term (Yrs.)		5	-	3	-	10	-	3	7
BUILDING INFORMATION									
NRA (SF)	368,032	50,355	14,400	50,355	30,131	17,800	531,928	5,250	4,844
Year Built/Ren	1985 & 1990 / N/A	1983	1900 / 2004	1983	1905 / 1999	1909 / 1985	1929	1900	1920
Location	Good	Good	Good	Good	Good	Good	Good	Good	Good
Access	Good	Good	Good	Good	Good	Good	Good	Good	Good
Quality	Good	Good	Good	Good	Good	Good	Good	Good	Good
Total Building Adjustments		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Adjusted Rent ($/SF/Yr.)		**$30.00**	**$22.28**	**$27.00**	**$29.40**	**$23.04**	**$25.20**	**$19.00**	**$24.00**
OVERALL COMPARISON		SIMILAR	SIMILAR	SIMILAR	SIMILAR	SIMILAR	SIMILAR	SIMILAR	SIMILAR

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 55

Income Capitalization Approach

(Continued)


PIEDMONT AVENUE
Piedmont
80
580
Peralta St
Maritime St
Morcom Rose Garden
GRAND LAKE
WEST OAKLAND
KP Asian Market
Peralta St
Children Fairyland
TRESTLE GLEN
Park Blvd
7th St
880
Oakland
Dimond Par
580
Middle Harbor Rd
8th St
E 18th St
14th Ave
E 21st St
E 27th St
E 8th St
260
Google
Map data ©2025 Google

COMPARABLE	LABEL	ADDRESS	MILES FROM SUBJECT
COMPARABLE 1	1	800-900 Market St, Oakland, CA, 94607-3116	0.4
COMPARABLE 2	2	1901-1915 San Pablo Ave, Oakland, CA, 94612-1305	0.3
COMPARABLE 3	3	800-900 Market St, Oakland, CA, 94607-3116	0.4
COMPARABLE 4	4	93-103 Linden St, Oakland, CA, 94607-2508	0.9
COMPARABLE 5	5	101 Broadway, Oakland, CA, 94607-3715	0.7
COMPARABLE 6	6	1801-1811 Park Blvd, Oakland, CA, 94606-1823	1.3
COMPARABLE 7	7	2700-2706 Park Blvd, Oakland, CA, 94606-1523	1.8
COMPARABLE 8	8	2508-2510 Telegraph Ave, Oakland, CA, 94612-1712	0.8

Conclusion Of Market Rent

Based on general bracketing, the comparable leases support an adjusted market rent range from $19.00/SF to $30.00/SF, with a market rent of $25.00/SF concluded for the subject property. The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusion for the subject property.

RETAIL MARKET RENT CONCLUSION			
	AVG CONTRACT	LEASE STRUCTURE	CONCLUSION
Retail	$37.69	Triple Net	$25.00

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 56

Income Capitalization Approach

(Continued)

Market Rent vs. Contract Rent

Based on the previous conclusions, the subject's average contract rent is 121% of market rents. Contract rents are applied in our analysis.

Overall Market Rent Conclusion

MARKET LEASING ASSUMPTIONS			
	Retail	Office (1300 Clay)	Office (505 145th)
Base Rent	$25.00	$50.00	$50.00
Leasing Commissions-New	6.00%	$13.75	$13.75
Leasing Commissions-Renewal	6.00%	$13.75	$13.75
Tenant Improvements New	$25.00	$90.00	$90.00
Tenant Improvements Renewal	$5.00	$25.00	$25.00
Renewal Probability	85.00%	70.00%	70.00%
Downtime (months)	9 Mo(s)	12 Mo(s)	12 Mo(s)
Market Term (years/mos)	5/0	5/5	5/0
Rent Abatements (new)	2 Mo(s)	5 Mo(s)	4 Mo(s)
Rent Abatements (Renew)	2 Mo(s)	3 Mo(s)	1 Mo(s)
Reimbursement Method	Retail New NNN	Base Year Stop	Base Year Stop
Rent Escalations	3.00%	3.00%	3.00%

Based on the average rental rates in the market, our estimate appears reasonable.

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP 57

Income Capitalization Approach (Continued)

Operating History

We were presented with the subject's operating expenses as summarized.

OPERATING HISTORY						
YEAR	2024		2025		PROJECTION	
RENTAL REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Potential Base Rent	$11,038,123	$29.99	$9,281,548	$25.22	$19,629,903	$53.34
Absorption & Turnover Vacancy	$0	-	$0	-	($8,459,766)	($22.99)
Free Rent	$0	-	$0	-	($1,240,507)	($3.37)
TOTAL RENTAL REVENUE	$11,038,123	$29.99	$9,281,548	$25.22	$9,929,630	$26.98
OTHER TENANT REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Total Expense Recoveries	$0	-	$0	-	$386,449	$1.05
Free Recovery	$1,462,831	$3.97	$1,187,822	$3.23	($3,525)	($0.01)
TOTAL OTHER TENANT REVENUE	$1,462,831	$3.97	$1,187,822	$3.23	$382,924	$1.04
OTHER REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Tenant Reimbursements	$298,669	$0.81	$1,685	$0.00	$3,456	$0.01
Rental Operations	$0	-	$0	-	$100,473	$0.27
Other non-rental income	$0	-	$90,442	$0.25	$144,445	$0.39
Parking Revenue	$0	-	$253,589	$0.69	$213,650	$0.58
TOTAL OTHER REVENUE	$298,669	$0.81	$345,716	$0.94	$462,024	$1.26
POTENTIAL GROSS REVENUE	$12,799,623	$34.78	$10,815,086	$29.39	$10,774,578	$29.28
ALL VACANCY LOSS	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Vacancy	$0	-	$0	-	($37,990)	($0.10)
Credit Loss	$0	-	$0	-	($107,746)	($0.29)
EFFECTIVE GROSS REVENUE	$12,799,623	$34.78	$10,815,086	$29.39	$10,628,842	$28.88
OPERATING EXPENSES	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Property Taxes	($2,563,211)	($6.96)	($2,521,208)	($6.85)	($839,675)	($2.28)
Insurance	($137,489)	($0.37)	($134,739)	($0.37)	($141,569)	($0.38)
HVAC	($214,072)	($0.58)	($141,561)	($0.38)	($174,029)	($0.47)
Repairs and Maintenance	($2,787,885)	($7.58)	($2,725,946)	($7.41)	($2,765,241)	($7.51)
Janitorial	($488,641)	($1.33)	($406,431)	($1.10)	($455,589)	($1.24)
Lot and Landscape	($117,815)	($0.32)	($111,738)	($0.30)	($230,264)	($0.63)
Elevator	($65,398)	($0.18)	($60,288)	($0.16)	($71,924)	($0.20)
Security	($725,113)	($1.97)	($723,631)	($1.97)	($772,356)	($2.10)
Utilities	($1,106,390)	($3.01)	($961,892)	($2.61)	($1,024,155)	($2.78)
Parking Expense	($147,225)	($0.40)	($133,313)	($0.36)	-	-
G&A	($21,704)	($0.06)	($12,497)	($0.03)	-	-
Management Fee	($943,788)	($2.56)	($947,676)	($2.57)	($966,306)	($2.63)
TOTAL OPERATING EXPENSES	($9,318,730)	($25.32)	($8,880,920)	($24.13)	($7,441,108)	($20.22)
NET OPERATING INCOME	$3,480,893	$9.46	$1,934,166	$5.26	$3,187,734	$8.66

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 58

Income Capitalization Approach (Continued) April 7, 2026 59 Capitalization Rate In this section, a capitalization rate for the subject is developed based upon market extraction and national survey data. Market Extraction The following capitalization table restates the information for the sales previously presented in the Sales Comparison Approach. The cap rate comps indicate a range from 5.76% to 11.10% with an average of 8.54%. Based on the subject’s Net Operating Income and location, it is believed that a cap rate between 8% and 10% is reasonable. Due to the current state of the office market in the Oakland market, transaction data is limited. Income Capitalization Approach (Continued) April 7, 2026 60 Market Extraction Conclusion In conclusion, the market extraction method brackets the subject’s applicable capitalization rate from 5.76% to 11.10%, and is supportive of a capitalization rate conclusion for the subject presented in the Capitalization Rate Conclusion section. A cap rate near the upper end of the range is supported. Income Capitalization Approach (Continued) April 7, 2026 61 National Survey The following table summarizes national cap rate trends for similar properties. Capitalization Rate Conclusion Taking all factors into consideration, the following table summarizes the various capitalization rate indicators and provides the final capitalization rate conclusion. Primary emphasis was placed on the Market Extraction Method, with support from the balance of the data. Income Capitalization Approach (Continued) April 7, 2026 62 Discounted Cash Flow Analysis The DCF assumptions concluded for the subject are summarized as follows:

Income Capitalization Approach (Continued) April 7, 2026 63 MLA Summary/Assumptions for the Cash Flow General Assumptions We have estimated the total holding period for the subject to be 10 years, with the first year ending in 2026 (FY1) and the last year ending in 2035 (FY10), making the reversion year 2036 (FY11). The cash flow data from these years are utilized to calculate the current, “as is” market value of the subject via the discounted cash flow method Growth Rate Assumptions The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index (CPI), as well as a survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates. Market participants are quoting cap rates and discount rates based on a widely anticipated revenue increases (largely resulting from rent growth). As part of our assumption the rental rates were estimated by utilizing a direct rental comparison as the basis for market leasing projected in Fiscal Year 1 of the holding period. Market rent growth has been estimated at 0.0% in FY1, 0.0% in FY2, and 3.0% thereafter. Expense growth was estimated at 3.0% during the entire hold period. Real estate taxes are inflated at 2.0% every year. Income Capitalization Approach (Continued) April 7, 2026 64 Terminal Capitalization Rate The following chart presents investor survey data for Terminal Capitalization Rate: Terminal Rate Conclusion Taking all factors into consideration, the following table summarizes the various terminal rate indicators and provides the final terminal rate conclusion. Primary emphasis was placed on the Market Extraction Method, with support from the balance of the data. We’ve concluded to a 9.50% terminal capitalization rate. Income Capitalization Approach (Continued) April 7, 2026 65 Discount Rate We have also relied on investor surveys for estimating the applicable discount rate for the subject property. The following exhibit details the results of these surveys. Discount Rate Conclusion Taking all factors into consideration, the following table summarizes the various discount rate indicators and provides the final discount rate conclusion. Primary emphasis was placed on the Market Extraction Method, with support from the balance of the data. We’ve concluded to a 10.50% discount rate. Income Capitalization Approach (Continued) April 7, 2026 66

Income Capitalization Approach (Continued) April 7, 2026 67 Income Capitalization Approach (Continued) April 7, 2026 68 Income Capitalization Approach Reconciliation Given that the subject is a multitenant asset with leases expiring at different times throughout the hold, it is generally understood that the discounted cash flow (DCF) method is the preferred method. Based on our findings and interviews with other participants, we concur that this is largely the preferred method and have given the DCF method sole reliance in our income capitalization approach conclusion. Reconciliation of Value Conclusions The process of reconciliation involves the analysis of each approach to value. The quality of data applied the significance of each approach as it relates to market behavior and defensibility of each approach are considered and weighed. Finally, each is considered separately and comparatively with each other. Based on the agreed upon scope with the client, the subject’s specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented represent the As-Is Market Value (Leased Fee). Reconciliation is the process of analyzing the relevance of the indicated values, resulting in a final value estimate. In each of the two approaches, the appraisers have documented all of the input data and briefly explained the methodology in processing and/or analyzing this data. Insofar as the appraisers were able to determine, the data furnished is from reliable sources and has been accepted as being accurate. Because the appraisal of real estate is not, by any means, an exact science, a great deal of subjective judgment on the part of the appraisers becomes a part of each of the recognized approaches. The cost approach relies on the proposition that the market value of the property is no more than the cost of producing a substitute property with the same utility as the subject produces. The approach is reasonably accurate in establishing replacement cost. Market participants do not typically rely on the cost approach for this property type. Further, the age of the improvements makes depreciation difficult to estimate. As a result, the cost approach has limited utility and has been excluded from our analysis. The sales comparison approach was the second approach utilized in the valuation process. This approach involves the direct comparison of the property being appraised with similar market comparables. Each sale was analyzed and compared on a price per square foot basis. The sales comparison approach is heavily dependent upon the accuracy and comparability of the sales. We were able to research and analyze comparable transactions locally. Although the properties are considered comparable to the subject in general physical and economic characteristics, various adjustment factors were warranted. The data collected for the income capitalization approach is recent and considered to be reliable. Strong indicators of market rent, occupancy, and expenses were included in the analysis. The income capitalization approach is considered to be most applicable in the subject's valuation, since a prospective purchaser would likely purchase the property based on its income-producing characteristics. The discounted cash flow analysis is generally regarded as the most reliable method for estimating the value of an income producing property. This approach primarily emphasizes the economic productivity of the asset. It is based on the premise that value is created by the expectation of future benefits. In summary, the income capitalization approach is considered a primary value indicator and was given primary emphasis. The sales comparison also provided to be a reliable value estimate and was given secondary emphasis. Reconciliation Of Value Conclusions (Continued) April 7, 2026 70

Addenda General Definitions3 Assessed value 1. A value set on real estate and personal property by a government as a basis for levying taxes. (IAAO) 2. The monetary amount for a property as officially entered on the assessment roll for purposes of computing the tax levy. Assessed values differ from the assessor's estimate of actual (market) value for three major reasons: fractional assessment ratios, partial exemptions, and decisions by assessing officials to override market value. The process of gathering and interpreting economic data to provide information that can be used by policymakers to formulate tax policy. (IAAO) Easement An interest in real property that conveys use, but not ownership, of a portion of an owner’s property. Access or right of way easements may be acquired by private parties or public utilities. Governments dedicate conservation, open space, and preservation easements. Effective date The date at which the analyses, opinions, and advice in an appraisal, review, or consulting service apply. Fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. Floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area. Identified intangible assets Those intangible assets owned by a business (going concern) that have been separately identified and valued in an appraisal. Land-to-building ratio The proportion of land area to gross building area; one of the factors determining comparability of properties. Leased fee interest An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the lessee are specified by contract terms contained within the lease. Leasehold interest The interest held by the lessee (the tenant or renter) through a lease transferring the rights of use and occupancy for a stated term under certain conditions. Market rent The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations; the lessee and lessor each acting prudently and knowledgeably, and assuming consummation of a lease contract as of a specified date and the passing of the leasehold from lessor to lessee under conditions whereby: 1. Lessee and lessor are typically motivated. 2. Both parties are well informed or well advised, and acting in what they consider their best interests. 3. A reasonable time is allowed for exposure in the open market. 4. The rent payment is made in terms of cash in United States dollars, and is expressed as an amount per time period consistent with the payment schedule of the lease contract. 5. The rental amount represents the normal consideration for the property leased unaffected by special fees or 3 Appraisal Institute, The Dictionary of Real Estate Appraisal, 6th ed. (Chicago: Appraisal Institute, 2015). Addenda (Continued) April 7, 2026 72 concessions granted by anyone associated with the transaction. Marketing time 1. The time it takes an interest in real property to sell on the market sub-sequent to the date of an appraisal. 2. Reasonable marketing time is an estimate of the amount of time it might take to sell an interest in real property at its estimated market value during the period immediately after the effective date of the appraisal; the anticipated time required to expose the property to a pool of prospective purchasers and to allow appropriate time for negotiation, the exercise of due diligence, and the consummation of a sale at a price supportable by concurrent market conditions. Marketing time differs from exposure time, which is always presumed to precede the effective date of the appraisal. (Advisory Opinion 7 of the Appraisal Standards Board of The Appraisal Foundation and Statement on Appraisal Standards No. 6, "Reasonable Exposure Time in Real Property and Personal Property Market Value Opinions" address the determination of reasonable exposure and marketing time.) Negative easement Property that is burdened by an easement; also called servient estate. Personal property Identifiable tangible objects that are considered by the general public as being “personal,” for example, furnishings, artwork, antiques, gems and jewelry, collectibles, machinery and equipment; all tangible property that is not classified as real estate. Personal property consists of every kind of property that is not real property; movable without damage to itself or the real estate; subdivided into tangible and intangible. Prospective value opinion A forecast of the value expected at a specified future date. A prospective value opinion is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written. Rentable area The amount of space on which the rent is based; calculated according to local practice. Restricted appraisal report A written appraisal report prepared under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP, 2020-2021 ed.). A restricted appraisal report sets forth the data considered, the appraisal procedures followed, and the reasoning employed in the appraisal, addressing each item in the depth and detail required by its significance to the appraisal and providing sufficient information so that the client and the users of the report will understand the appraisal and not be misled or confused. Appraisal report A written report prepared under Standards Rule 2-2(a) or 8-2(a). An appraisal report contains a summary of all information significant to the solution of the appraisal problem. The essential difference between a restricted appraisal report and an appraisal report is the level of detail of presentation. Use value In real estate appraisal, the value a specific property has for a specific use; may be the highest and best use of the property or some other use specified as a condition of the appraisal; may be used where legislation has been enacted to preserve farmland, timberland, or other open space land on urban fringes. See also exchange value; value in use. Usable area The area available for assignment or rental to an occupant, including every type of usable space; measured from the inside finish of outer walls to the office side of corridors or permanent partitions and from the centerline of adjacent spaces; includes subdivided occupant space, but no deductions are made for columns and projections. There are two variations of net area: single occupant net assignable area and store net assignable area. Value “as is” The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; Addenda (Continued) April 7, 2026 73 relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning. 0 The Marq - Minneapolis, MN Q4 2025 A p pr a i s a l R e po r t A pr i l 7 , 20 2 6

KROLL
REAL ESTATE
ADVISORY GROUP

April 7, 2026

Ryan Schluttenhofer
Chief Accounting Officer
Pacific Oak Capital Advisors
3200 Park Center Drive 2800
Costa Mesa, CA 92626

RE: Appraisal Report
The Marq - Minneapolis, MN Q4 2025
250 Marquette Ave
Minneapolis, Minnesota 55401

Mr. Schluttenhofer:

In accordance with your request, we have prepared a Appraisal Report to estimate the As-Is Market Value (Leased Fee Estate) in the subject property. The intended use of this appraisal is in connection with Pacific Oak Strategic Opportunity REIT's ("SOR") Company's Board of Directors estimation of the value of the common shares of SOR. SOR and Pacific Oak Capital Advisors are the only intended users of this report. Please reference the attached report for important information regarding the scope of work and analysis for this appraisal, including property identification, inspection, the highest and best use analysis and valuation methodology.

The subject property, located at 250 Marquette Ave, Minneapolis, MN, is a Class A, office, high-rise office property with improvements located in the Minneapolis CBD submarket.

The improvements consist of 522,656 square feet of net rentable area (NRA) as of the valuation date. The property was reportedly built in 1972 and is approximately 76.93% occupied, with GSA - FDA (largest tenant) occupying approximately 37,543 square feet of space. The lease term for GSA - FDA runs until May 2028. Rollover for the subject in the next 24 months is estimated to be 93,891 square feet, or about 18.0% of NRA. Lastly, we perceive that the property is currently stabilized.

The following table conveys the final opinion of value—subject to any Extraordinary Assumptions or Hypothetical Conditions set forth herein—that is developed in this appraisal:

MARKET VALUE CONCLUSION			
VALUATION SCENARIO	INTEREST APPRAISED	EFFECTIVE DATE	VALUE
As-Is Market Value	Leased Fee Estate	December 31, 2025	$64,030,000

The exposure time preceding December 31, 2025 would have been 9 to 12 months and the estimated marketing period as of December 31, 2025 is 9 to 12 months.

1

We have previously appraised the subject property in the three-year period immediately preceding the acceptance of this assignment. Our most recent appraisal of the subject property was as of September 30, 2025 for $62,360,000. Our current appraisal represents a 2.68% increase in value due to the total proposed payable 2026 taxes being 11.71% less than the payable taxes in the previous year. Our real estate tax projection has been updated based on the proposed 2026 figures, reducing operating expenses when compared to the previous report.

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. This report conforms to the current Uniform Standards of Professional Appraisal Practice (USPAP). Accordingly, the analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth therein.

If there are any specific questions or concerns regarding the attached appraisal report, or if Kroll REAG can be of additional assistance, please let us know.

Respectfully submitted,

Kroll, LLC

Kroll, LLC

2

Table of Contents

Letter of Transmittal

Photographs of the Subject Property 3
Certification 4

Introduction

Executive Summary 5
Identification of Appraisal Assignment 8
Scope of Work 10

Descriptions & Analyses

Regional Overview 13
Neighborhood 15
Market Analysis 18
Site Description 20
Taxes & Assessment 22
Zoning 23
Improvement Description 24
Highest & Best Use Analysis 26

Appraisal Methodology

Sales Comparison Approach 30
Income Capitalization Approach 36
Discounted Cash Flow Analysis 46
Reconciliation of Value Conclusions 51
Regional Overview 53
Demographics 54
Aerial Map 55
General Assumptions And Limiting Conditions 56
General Definitions 58

KROLL REAL ESTATE ADVISORY GROUP 2

Photographs of the Subject Property



Exterior View of the Subject



Exterior View of the Subject


250

Exterior View of the Subject



Exterior View of the Subject



Interior View of the Subject



Interior View of the Subject

*These photos are from online databases or CoStar

KROLL
REAL ESTATE ADVISORY GROUP
3

Certification

We certify that, to the best of our knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions of the signers are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- The signers of this report have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.
- Kroll REAG has performed services, specifically as an appraiser, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment in regard to appraisal reports dated October 6, 2020, October 20, 2021, October 25, 2022, December 31, 2022, September 30, 2023, September 30, 2024, and September 30, 2025.
- The signers are not biased with respect to the property that is the subject of this report or to the parties involved with this assignment.
- The engagement in this assignment was not contingent upon developing or reporting predetermined results.
- The compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- The reported analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the *Code of Professional Ethics* and *Standards of Professional Appraisal Practice* of the Appraisal Institute, and the *Uniform Standards of Professional Appraisal Practice*, as set forth by the Appraisal Standards Board of the Appraisal Foundation.
- Shale L. Kaplan, MAI, and Joseph R. Mahowald have not inspected the property that is the subject of this report. A representative of Kroll has made a personal inspection of the subject property on July 25, 2018 for a previous assignment involving the subject.
- No one provided assistance to the persons signing this report.
- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
- As of the date of this report, Joseph R. Mahowald has completed the Standards & Ethics education program for Affiliates of the Appraisal Institute.
- As of the date of this report, Shale L. Kaplan, MAI has completed the continuing education program for Designated Members of the Appraisal Institute.





Shale L. Kaplan, MAI
Senior Director
State Certified General Real Estate Appraiser
Minnesota License No.40723920
Expiration Date 8/31/2026

Joseph R. Mahowald
Vice President
State Certified General Real Estate Appraiser
Minnesota License No. 40917080
Expiration Date 8/31/2027

4

Executive Summary

	PROPERTY IDENTIFICATION	
Name	The Marq	
Property	Office - High-Rise Office	
Address	250 Marquette Ave	
City, State Zip	Minneapolis, Minnesota 55401	
County	Hennepin County	
MSA	Minneapolis-St. Paul-Bloomington, MN-WI MSA	
Market / Submarket	Minneapolis-St. Paul / Minneapolis CBD	
Geocode	44.980957,-93.267903	
Census Tract	27-053-126102	
	SITE DESCRIPTION	
Number of Parcels	1	
Assessor Parcel Number	22-029-24-41-0012	
Land Area	Square Feet	Acres
Usable	108,900	2.50
Total	108,900	2.50
Zoning	Downtown Destination (DT2)	
Shape	Square	
Topography	Level at street grade	
Flood Zone	Zone X (Unshaded)	
Seismic Zone	Low Risk	
	IMPROVEMENT DESCRIPTION	
Tenancy	Multi-Tenant Occupied By Third Party Tenants - 57 Tenant Spaces	
Net Rentable Area (NRA)	522,656	
Total Buildings	1	
Floors	13	
Year Built	1972 (Renovated 2019)	
Actual Age	53 Years	
Building Class	A	
Land To Building Ratio	0.20 : 1	
Parking	0.4 / 1,000 SF NRA	
	QUALITATIVE ANALYSIS	
Site Quality	Good	
Site Access	Good	
Site Exposure	Good	
Site Utility	Good	
Building Quality	Good	
Building Condition	Good	
Building Appeal	Good	

KROLL REAL ESTATE ADVISORY GROUP 5

Executive Summary

HIGHEST & BEST USE	
Proposed Construction	No
As Vacant	Commercial development, commercial or office facility, as demand dictates
As Improved	Continued use as a multi-tenant office building

EXPOSURE & MARKETING TIME		
Exposure Time	9 to 12 Months	
Marketing Time	9 to 12 Months	
Current Occupancy / Current Vacancy	76.93%	23.07%
Stabilized Occupancy / Stabilized Vacancy & Credit Loss	79.00%	21.0%
Occupied SF / Vacant SF	402,055	117,027
Weighted Average Lease Term Remaining for Commercial Tenants	3.3 Years	
Total Contract Rent (Occupied Space) for Commercial Tenants	$9,347,309	$23.25/SF
Capitalization Rate (OAR) Conclusion	8.75%	
Discount Rate (IRR) Conclusion	10.75%	
Terminal Capitalization Rate Conclusion	9.25%	
Holding Period	10 Years	
Average NOI Growth Rate	4.08%	
% SF Expiring in First Five Years	52%	
% SF Expiring over Holding Period	73%	

RECONCILIATION OF VALUES

VALUATION SCENARIOS	AS-IS MARKET VALUE
Interest	Leased Fee Estate
Date	December 31, 2025
SALES COMPARISON APPROACH	
SALES COMPARISON APPROACH	
Indicated Value	**$62,720,000**
$/SF NRA	$120
INCOME CAPITALIZATION APPROACH	
DISCOUNTED CASH FLOW (DCF)	
Terminal Capitalization Rate	9.25%
Discount Rate (IRR)	10.75%
Indicated Value	$64,030,000
$/SF NRA	$123
INCOME CAPITALIZATION CONCLUSION	**$64,030,000**
$/SF NRA	$123
FINAL VALUE CONCLUSION	
FINAL VALUE CONCLUSION	**$64,030,000**
$/SF NRA	$123

KROLL REAL ESTATE ADVISORY GROUP 6

Executive Summary

Extraordinary Assumptions

When a value opinion is subject to an extraordinary assumption or hypothetical condition, the appraiser must state that condition so that its effect on the value opinion or conclusion is clear. An extraordinary assumption is an assumption that is directly related to a specific assignment, which if found to be false, could alter the appraiser's opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis. An extraordinary assumption may be used in an assignment only if:

- It is required to properly develop credible opinions and conclusions;
- The appraiser has a reasonable basis for the extraordinary assumption;
- Use of the extraordinary assumption results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for extraordinary assumptions.

The use of an Extraordinary Assumption(s) may have impacted the results of the assignment.

- We inspected the subject property on July 25, 2018 for a previous assignment related to the subject property. We have not re-inspected the subject for this engagement. We assume that there are no material changes in the physical, economic, or financial condition of the subject property between the inspection date and the date of this report.

Hypothetical Conditions

Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. A hypothetical condition may be used in an assignment only if:

- Use of the hypothetical condition is clearly required for legal purposes, for purposes of reasonable analysis, or for purposes of comparison;
- Use of the hypothetical condition results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for hypothetical conditions.

No Hypothetical Conditions were made for this assignment.

KROLL
REAL ESTATE
ADVISORY GROUP
7

Identification of Appraisal Assignment

Property Identification

The subject property, located at 250 Marquette Ave, Minneapolis, MN, is a Class A, office, high-rise office property with improvements located in the Minneapolis CBD submarket. The assessor parcel Number is: 22-029-24-41-0012.

Legal Description

AUDITORS SUBD. NO. 137 LOTS 128 TO 155 INCL INCL ADJ VAC ALLEY SUBJECT TO STREET 108900 SQ. FT.

Client/Intended Use/Users

The client of this specific assignment is Pacific Oak Capital Advisors. The intended use of this appraisal is in connection with Pacific Oak Strategic Opportunity REIT's ("SOR") Company's Board of Directors estimation of the value of the common shares of SOR. SOR and Pacific Oak Capital Advisors are the only intended users of this report.

Purpose

The purpose of this appraisal is to develop an opinion of the As-Is Market Value (Leased Fee Estate).

Definition Of Market Value

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming that the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;
2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
3. A reasonable time is allowed for exposure in the open market;
4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and
5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.[1]

Property Rights Appraised

The property rights appraised constitute the leased fee estate interest.

Leased Fee Interest

A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship.[2]

[1] Office of Comptroller of the Currency (OCC), Title 12 of the Code of Federal Regulation, Part 34, Subpart C -Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); This is also compatible with the FDIC, FRS and NCUA definitions of market value.

[2] The Dictionary of Real Estate Appraisal, Sixth Edition, Appraisal Institute, Chicago, Illinois, 2015

KROLL REAL ESTATE ADVISORY GROUP 8

Identification of Appraisal Assignment

Non-Discrimination Statement

This appraisal has been completed without regard to race, color, religion, national origin, sex, marital status or any other prohibited basis, and does not contain references which could be regarded as discriminatory.

Personal Property & Business Intangible

There is no personal property (FF&E) or business intangible value included in this appraisal.

Property And Sales History

Current Owner/Three-Year Sales History

The subject title is currently recorded in the name of KBS SOR MARQUETTE PLAZA LLC. who acquired title to the property on March 1, 2018 for the improvements for $88,400,000, as recorded in the Hennepin County records. According to information from the client, the subject property last transacted March 1, 2018 for $88,400,000 or $169 per square foot. To the best of our knowledge, there have been no transactions of the subject property within the past three years. Additionally, the subject is not currently under contract or being marketed for sale.

KROLL REAL ESTATE ADVISORY GROUP 9

Scope of Work

Scope of Work

According to the Uniform Standards of Professional Appraisal Practice, it is the appraiser's responsibility to develop and report a scope of work that results in credible results that are appropriate for the appraisal problem and intended user(s). Therefore, the appraiser must identify and consider:

- The client and intended users
- The intended use of the report
- The type and definition of value
- The effective date of value
- Assignment conditions
- Typical client expectations
- Typical appraisal work by peers for similar assignments

The client of this specific assignment is Pacific Oak Capital Advisors. The intended use of this appraisal is in connection with Pacific Oak Strategic Opportunity REIT's ("SOR") Company's Board of Directors estimation of the value of the common shares of SOR. SOR and Pacific Oak Capital Advisors are the only intended users of this report.

The scope of work for this assignment was based on the needs and prior communications with the Client. The purpose of this assignment—which was prepared as an Appraisal Report in accordance with USPAP Standards Rule 2-2a, with the analysis stated in the document and representing a fully described level of analysis—is to form an opinion of the As-Is Market Value (Leased Fee Estate) for the subject property, as of December 31, 2025. Specifically, the scope of work and report content herein is commensurate with the relative risk that is associated with this particular transaction as determined by the Client, Pacific Oak Capital Advisors.

We have conducted primary research and-wherever possible-we have verified and/or re-verified applicable tax data, zoning requirements, flood zone status, demographics, and comparable listing, sale and rental information which was gathered via: a) public records, b) comments from local brokers and market participants, c) third party data such as CoStar, Reis, LoopNet, Real Quest, etc., d) other sources such as related or previous appraisal projects; and e) observations of the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. Then we analyzed, correlated and reconciled the results with the use of appropriate and accepted appraisal methodology to arrive at a reasonable and defensible value conclusion via the Sales Comparison and Income (Discounted Cash Flow) Approaches to value.

The appraisal analyzes the regional and local area profiles including employment, population, household income and real estate trends. The local area was inspected to consider external influences on the subject.

The appraisal analyzes legal and physical features of the subject including site size, improvement size, flood zone, seismic zone, site zoning, easements, encumbrances, site access and site exposure.

The appraisal includes an office class a market analysis for the Minneapolis-St. Paul market and Minneapolis CBD submarket using vacancy, absorption, supply and rent data. Conclusions were drawn for the subject's competitive position given its physical and locational features, current market conditions and external influences.

We have estimated a reasonable exposure time and marketing time associated with the value estimate presented.

The appraisal includes a Highest and Best Use analysis and conclusions have been completed for the highest and best use of the subject property As Vacant and As Improved. The analysis considered legal, locational, physical and financial feasibility characteristics of the subject site and existing improvements.

We verified the accuracy of the rent roll against leases or made adjustments where required except where otherwise noted as well as verified the accuracy of any Argus or cash flow input against the leases (if provided) as we have read or reviewed all of the leases provided to substantiate the quantity and durability of the gross revenue stream.

KROLL REAL ESTATE ADVISORY GROUP 10

Scope of Work

We completed an analysis of the subject's existing and/or pro forma economic operating characteristics and attempted—where possible—to identify all lease provisions pertaining to use clauses, co-tenancy requirements (initial opening and ongoing), kick-out provisions, sales volume out clauses, "go dark" clauses and operating covenants, (if applicable this information has been presented in a table format on a tenant-by-tenant basis.

We have provided prior professional services regarding the subject property, in the capacity as appraisers or otherwise, within a three-year period immediately preceding the date of acceptance of this assignment in regards to appraisal reports dated October 6, 2020, October 20, 2021, October 25, 2022, December 31, 2022, September 30, 2023, September 30, 2024, and September 30, 2025.

We did not observe the interior and exterior of the subject's improvements and the surrounding land area. We did not attempt to detect any physical issues with the site area that would not be readily observable without removal of fixtures or fixed elements or any foliage at the site. As well, we did not attempt to detect any environmental hazards at the subject that were not readily observable during our on-site visitation, nor did we conduct any off-site research into potential environmental hazards which might impact the subject. Finally, no research into pending legal proceedings (such as planned condemnation for public-right-of-way, etc.) was undertaken.

Unless otherwise noted in this appraisal, area measurements were taken from the information made available to us that was provided from the Client and site surveys or other sources. These figures have been cross-checked to the extent possible with public records. However, in no event—unless otherwise noted in this report—have we conducted measurements of the specific areas (these figures are taken solely from the information provided by the Client, site surveys or other sources).

The authors of this report are aware of the Competency Rule of USPAP and meet the standards.

Sources of Information

The following sources were contacted to obtain relevant information:

INFORMATION PROVIDED	
Property Assessment & Tax	Hennepin County Assessor
Zoning & Land Use Planning	City of Minneapolis Zoning
Site Size	Hennepin County Assessor
Building Size	Hennepin County Assessor
Supply & Demand	CoStar
Flood Map	FEMA
Demographics	ESRI
Comparable Information	CoStar
Legal Description	Hennepin County Assessor
Rent Roll	Client
Operating Statements	Client

The lack of the unavailable items could affect the results of this analysis. As part of the general assumptions and limiting conditions, the subject is assumed to have no adverse easements, significant items of deferred maintenance, or be impacted by adverse environmental conditions.

Subject Property Inspection

A representative of Kroll has made a personal inspection of the subject property on July 25, 2018, for a previous assignment involving the subject.

KROLL REAL ESTATE ADVISORY GROUP 11

Scope of Work

Exposure & Marketing Time

Marketing time and exposure time are both influenced by price. That is, a prudent buyer could be enticed to acquire the property in less time if the price were less. Hence, the time span cited below coincides with the value opinion(s) formed herein.

USPAP Standard rule 1-2(c)(iv) requires an opinion of exposure time, not marketing time, when the purpose of the appraisal is to estimate market value. In the recent past, the volume of competitive properties offered for sale, sale prices, and vacancy rates have fluctuated little. Sale concessions have not been prevalent. The following information is used to estimate exposure time and marketing time for the subject:

EXPOSURE & MARKETING TIME						
SOURCE		YEAR/QUARTER	MONTHS RANGE			AVERAGE
National CBD Office	PwC					
Current Quarter		2025 Q4	3.0	to	15.0	9.5
Last Quarter		2025 Q3	3.0	to	15.0	9.5
Four Quarters Ago		2024 Q4	3.0	to	15.0	9.8
National Secondary Office	PwC					
Current Quarter		2025 Q4	3.0	to	24.0	8.8
Last Quarter		2025 Q3	3.0	to	12.0	7.1
Four Quarters Ago		2024 Q4	3.0	to	12.0	6.8
OVERALL AVERAGE						**9.2**
Exposure Period Conclusion						9 to 12 Months
Marketing Time Conclusion						9 to 12 Months
Most Probable Buyer						Institutional Investor / REITs

Conclusion

Given the analysis we have analyzed the exposure time as 9 to 12 months. Further, marketing time of 9 to 12 months is estimated for the subject.

KROLL REAL ESTATE ADVISORY GROUP 12

Area Analysis

Introduction

We have analyzed demographic and economic information as it relates to the interaction of the real estate market's supply and demand. A Regional Analysis focuses on broad that are influenced by a variety of factors. We have focused on the historical and projected trends for a.) gross domestic product; b.) population; c.) employment; d.) personal income; e.) consumer spending; and, f.) housing.

The subject market's economic performance and the property's ability to maintain its market position is a result of its specific attributes, including overall quality, amenities, location and reputation in the marketplace. To evaluate the factors that influence a property's demographic demand characteristics such as population, employment, and income, the market has been analyzed at two levels: first from a broad market perspective (Regional) without specific consideration of the subject property; second from a more narrowly defined market perspective with regards to the subject's neighborhood influences (Neighborhood).

Regional

The subject property is located in Minneapolis, Minnesota. We have presented this section in an abbreviated format. Please refer to the Addenda Section of this report for further details. The map presented below illustrates the subject property location relative to the Minneapolis-St. Paul-Bloomington, MN-WI MSA metropolitan area.

KROLL
REAL ESTATE
ADVISORY GROUP
13

Area Analysis


Otsego
Ramsey
Dayton
Ham Lake
Andover
Forest Lake
Columbus
Anoka
Rogers
Coon Rapids
Blaine
Lino Lakes
Hugo
Circle Pines
Osseo
Brooklyn Park
Fridley
Brooklyn Center
Maple Grove
Shoreview
New Brighton
Arden Hills
White Bear Lake
Medina
Plymouth
Golden Valley
Roseville
Minneapolis
Orono
Wayzata
St Louis Park
St Paul
Oakdale
Maplewood
Minnetonka
West St Paul
Woodbury
Excelsior
Edina
Richfield
Chanhassen
Eden Prairie
Bloomington
Inver Grove Heights
Cottage Gro
Eagan
Shakopee
Savage
Burnsville
Rosemount
Apple Valley
Prior Lake
Google
Map data ©2023 Google

KROLL
REAL ESTATE
ADVISORY GROUP
14

Area Analysis

Neighborhood

A property is an integral part of its surrounding and must not be treated as an entity separate and apart from its surroundings. The value of a property is not found exclusively in its physical characteristics. Physical, economic, political and sociological forces found in the area interact to give value to a property. In order to determine the degree of influence extended by these forces on a property, their past and probable future trends must be analyzed in depth. Therefore, in order to determine the value of a property, a careful and thorough analysis must be made of the area in which the property under study is found. The area is commonly referred to as a neighborhood.

Subject Neighborhood Delineation

While a certain level of subjectivity exists in attempting to quantify the limits of a property's neighborhood, based upon our observations of road patterns and the competition, we believe the subject's neighborhood the subject's neighborhood would extend for a radius of three to five miles.

KROLL
REAL ESTATE
ADVISORY GROUP
15

Area Analysis



AUDUBON PARK
NORTHEAST MINNEAPOLIS ARTS DISTRICT
NORTHEAST MINNEAPOLIS
Lowry Ave N
Fremont Ave N
N Lyndale Ave
JORDAN
HAWTHORNE
The Home Depot
Young Joni
Target
W Broadway
N Emerson Ave
Mississippi River
NORTHEAST PARK
Broadway St N
University Ave NE
Central Ave NE
Boom Island Park
5th St NE
NEAR NORTH
N Washington Ave
Great River Rd
E Hennepin Ave
NORTH LOOP
MARCY-HOLMES
S
HARRISON
Minneapolis
CENTRAL MINNEAPOLIS
U.S. Bank Stadium
BRYN MAWR
Minneapolis Convention Center
Walker Art Center
LORING PARK
CEDAR-RIVERSIDE
E Franklin Ave
Minneapolis Institute of Art
American Swedish Institute
SEWARD
E 25th St
26th Ave S
CALHOUN ISLES
WHITTIER
PHILLIPS
Mercado Central
W 28th St
Midtown Global Market
UPTOWN
W Lake St
E Lake St
Google
Map data ©2023 Google

KROLL REAL ESTATE ADVISORY GROUP 16

Area Analysis

Location

The subject property is located in Minneapolis, Hennepin County, MN, and is influenced by the demographic and economic trends in the Minneapolis Metropolitan Area. The map presented above illustrates the subject property's location relative to the Minneapolis Metropolitan Area and specifically its Central Business District. The subject property is located along South Marquette Avenue adjacent to South Washington Ave and South 3rd Street. The Marquette Plaza has a 1.5-acre plaza park area on the west side of the property. In partnership with the City of Minneapolis, the Cancer Survivors Park represents the only public park in downtown Minneapolis. Situated at the north end of Nicollet Mall, the park offers a new gathering place downtown featuring a central fountain and numerous seating areas amidst lush green landscaping.

Access & Linkages

Primary road access to the subject property is provided by South Marquette Ave and secondary road access is provided by South 3rd Street or South Washington Ave. There is Light Rail access via the Nicollet Mall station's Blue and Green Lines, which is located at South 5th Street and Nicollet Mall. This is a 5-minute walk to the subject property. There is also access to Light Rail via the Government Plaza station and the Warehouse Hennepin Ave Station. There are multiple bus stops within a 3-minute walking distance from the subject property in all directions. There are four different bus stations on the block that the subject property is located on allowing access to more than a dozen different bus routes. The immediate area is considered to be very pedestrian-friendly and access is considered to be very good.

The subject neighborhood also benefits from its location in the Downtown Central Business District of Minneapolis. This area is most accessible for commuters living downtown and in the surrounding suburbs due abundant rail, bus, and automobile accessibility in the area. Given all of these factors, the subject neighborhood has excellent access and linkage characteristics which has a positive factor for the office submarket.

KROLL REAL ESTATE ADVISORY GROUP 17

Market Analysis

In this section, market conditions which influence the subject property are analyzed. An overview of Office Class A supply and demand conditions for the Minneapolis-St. Paul market and Minneapolis CBD submarket is presented. Key supply and demand statistics for the most recent year, historical averages and a projection are summarized in the tables below.

OFFICE CLASS A MARKET AND SUBMARKET DATA SUMMARY (10 YEARS)

		INVENTORY SUPPLY (SF)		VACANCY (%)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q3	2025	74,773,419	30,317,685	16.1%	22.7%
Q2	2025	74,647,419	30,317,685	15.9%	22.3%
Q1	2025	74,647,419	30,317,685	15.2%	21.8%
Q4	2024	74,647,419	30,317,685	15.8%	22.0%
	2024	74,647,419	29,952,685	15.8%	18.3%
	2023	74,282,419	29,952,685	15.3%	19.8%
	2022	73,896,517	29,952,685	14.2%	19.0%
	2021	72,512,310	28,851,521	11.8%	13.3%
	2020	70,871,598	27,345,691	9.2%	9.5%
	2019	70,300,355	27,086,913	9.3%	10.0%
	2018	69,625,329	27,086,913	8.7%	9.6%
	2017	68,368,306	27,086,913	7.9%	8.9%
	2016	67,690,399	26,818,617	7.6%	7.5%

		RENT $/SF		NET ABSORPTION (SF)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q3	2025	$20.16	$20.99	27,933	(143,905)
Q2	2025	$20.08	$21.00	(522,449)	(146,836)
Q1	2025	$19.73	$20.41	425,205	70,254
Q4	2024	$19.44	$20.26	290,792	(62,850)
	2024	$19.44	$20.35	(112,553)	(386,848)
	2023	$19.52	$20.31	(454,571)	(225,183)
	2022	$19.80	$20.00	(526,668)	(767,541)
	2021	$20.15	$20.80	(424,427)	284,190
	2020	$19.18	$19.11	629,406	367,780
	2019	$18.77	$18.82	195,136	(103,404)
	2018	$18.26	$18.60	568,081	(212,402)
	2017	$17.49	$17.67	397,025	(125,744)
	2016	$16.80	$16.62	1,518,558	1,016,049

Source: CoStar Property®

LONG TERM VACANCY


25%
20%
15%
10%
5%
0%
2016
2017
2018
2019
2020
2021
2022
2023
2024
Minneapolis-St. Paul
Minneapolis CBD

SHORT TERM VACANCY


25%
20%
15%
10%
5%
0%
2024 Q4
2025 Q1
2025 Q2
2025 Q3
Minneapolis-St. Paul
Minneapolis CBD

KROLL REAL ESTATE ADVISORY GROUP
18

Market Analysis


LONG TERM RENT
$30
$25
$20
$15
$10
$5
$0
2016
2017
2018
2019
2020
2021
2022
2023
2024
Minneapolis-St. Paul
Minneapolis CBD


SHORT TERM RENT
$30
$25
$20
$15
$10
$5
$0
2024 Q4
2025 Q1
2025 Q2
2025 Q3
Minneapolis-St. Paul
Minneapolis CBD

The Minneapolis-St. Paul Office Class A market has experienced successive quarters of consistency in the post-pandemic era, with vacancy levels nearly twice that of pre-pandemic levels. Rental rates have grown nearly 5% since 2020. There has been little variance in supply over the last year.

The Minneapolis CBD Office Class A submarket has experienced a higher vacancy level post-pandemic when compared to the overall market. absorption was negative last quarter. Rents in the submarket are in-line to slightly above the overall market.

19

Site Description

The following summaries the salient characteristics of the subject site:

Address 250 Marquette Ave, Minneapolis, Minnesota.

Location The subject property is located along South Marquette Ave on the southeastern side of Marquette Plaza.

Census Tract **27-053-126102**

Number of Parcels	1	
Assessor Parcel	22-029-24-41-0012	
Land Area	Square Feet	Acres
Economic Unit (Primary) Site Si	108,900	2.50
Usable Site Size	108,900	2.50
Total Land Area	108,900	2.50
Excess/Surplus Land	No	
Corner	Yes	
Permitted Building Height		
Floor Area Ratio (FAR)	8.00 Permitted	
Site Topography	Level At street grade	
Site Shape	Square	
Site Grade	At street grade	
Site Quality	Good	
Site Access	Good	
Site Exposure	Good	
Site Utility	Good	
Utilities	All Available	

Adjacent Properties

North	Office Building
South	Parking Lot and Multifamily Building
East	Office Building
West	Office Building

Accessibility Access to the subject site is considered good overall.

STREET & TRAFFIC DETAIL

Street Improvements	Type	Direction	Lanes	Lights	Curbs	Sidewalks	Signals	Median	Parking	Center Lane	Bike Lane
Street 1	Minor arterial	Two-Way	4	x	x	x	x			x	x

Frontage

Marquette Avenue	Frontage along the main arterials

Traffic Counts	Location	Date	Source	Count
Street 1	3rd St SW	2025	CoStar	5,873
	TOTAL			**5,873**

KROLL REAL ESTATE ADVISORY GROUP 20

Site Description

Exposure & Visibility	Exposure of the subject is considered good.
Flood Plain	Zone X (Unshaded). This is referenced by Panel Number 27053CD357F, dated November 04, 2016. Zone X (unshaded) is a moderate and minimal risk area. Areas of moderate or minimal hazard are studied based upon the principal source of flood in the area. However, buildings in these zones could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in a community's flood insurance study. The failure of a local drainage system can create areas of high flood risk within these zones. Flood insurance is available in participating communities, but is not required by regulation in these zones. Nearly 25% of all flood claims filed are for structures located within these zones. Minimal risk areas outside the 1% and 0.2% annual chance floodplains. No BFEs or base flood depths are shown within these zones. (Zone X (unshaded) is used on new and revised maps in place of Zone C.)
Seismic	The subject is in a low risk area.
Easements	A preliminary title report was not available for review. During the property inspection, no adverse easements or encumbrances were noted. This appraisal assumes that there are no adverse easements present. If questions arise, further research is advised.
Soils	A detailed soils analysis was not available for review. Based on the development of the subject, it appears the soils are stable and suitable for the existing improvements.
Hazardous Waste	We have not conducted an independent investigation to determine the presence or absence of toxins on the subject property. If questions arise, the reader is strongly cautioned to seek qualified professional assistance in this matter. Please see the Assumptions and Limiting Conditions for a full disclaimer.
Site Rating	Overall, the subject site is considered good as a office site in terms of its location, exposure and access to employment, education and shopping centers, based on its location along a minor arterial.

KROLL
REAL ESTATE ADVISORY GROUP
21

Taxes

Taxes & Assessment

The subject's assessed values and property taxes for the current year are summarized in the following table.

ASSESSMENT & TAXES (2026)						
TAX RATE AREA	Hennepin County				TAX RATE	3.4699%
ASSESSOR PARCEL #	LAND	IMPROVEMENTS	TOTAL	EXEMPTIONS	TAXABLE	BASE TAX
22-029-24-41-0012	$14,013,200	$31,786,800	$45,800,000	$0	$45,800,000	$1,589,211
Subtotal	$14,013,200	$31,786,800	$45,800,000	$0	$45,800,000	$1,589,211
Subtotal $/NRA	$26.81	$60.82	$87.63	$0.00	$87.63	$3.04
ADDITIONAL TAX CHARGES						
DID Special Assessment						$121,756
Nicollet Mall Special Assessment 9916C						$22,164
Washington Ave Special Assessment 6727C						$5,478
Washington Ave Special Assessment 6727S						$2,179
Washington Ave Special Assessment 6740C						$2,481
Total Additional Tax Charges $/NRA / Total					$0.29	$154,057
TOTAL BASE TAX $/NRA / $ TOTAL					**$3.34**	**$1,743,268**

Source: Hennepin County Assessment & Taxation

Taxation & Assessment Description

In Minnesota, commercial real estate is assessed at 100% of market value. The total assessment for the subject property for the tax year 2026 is $45,800,000 or $87.63 PSF. There are no exemptions in place. The total tax bill for the property is $1,743,268 or $3.34 PSF.

The subject's previous year assessment was $54,900,000. The current year assessment of $45,800,000 represents a 16.58% decrease in assessed value. The base tax figures in the table above are proposed and the final tax figures will be available in March 2026. Unless successfully appealed, the proposed tax figure is generally in-line with the finalized actual figures. The proposed base tax figure of $1,589,211 is a 12.97% decrease in base taxes year over year. The overall tax figure is a 11.71% decrease in taxes year over year.

Based on the scope of this assignment, any pending tax liens are not considered in the value conclusion.

KROLL REAL ESTATE ADVISORY GROUP 22

Zoning

The subject is located in the Downtown Destination (DT2) zoning area.

ZONING	
Designation	Downtown Destination (DT2)
Zoning Authority	City of Minneapolis
Permitted Uses	Corporate and professional offices
Current Use	High-Rise Office
Current Use Legally Permitted	Yes
Conforming Use	The bulk of the improvements as well as the parking conform to the requirements ordinance.
Conforming Lot	The bulk of the improvements as well as the parking conform to the requirements ordinance.
Zoning Change	Not Likely
Parking Spaces Provided	209

Source: City of Minneapolis Planning & Zoning Department

Zoning Conclusion

The current use for the subject property is high-rise office and is a permitted use based on the current zoning guidelines. A zoning change for the subject does not appear likely. Based on the foregoing, it appears that the subject's improvements are a legally conforming use of the subject site.

KROLL
REAL ESTATE
ADVISORY GROUP
23

Improvement Description

The following summaries the salient characteristics of the subject improvements.

Overview	The subject property, located at 250 Marquette Ave, Minneapolis, MN, is a Class A, office, high-rise office property with improvements located in the Minneapolis CBD submarket.
Property Type	Office - High-Rise Office
Tenancy	Multi-Tenant Occupied By Third Party Tenants - 57 Tenant Spaces
Net Rentable Area (NRA)	522,656
Total Buildings	1
Floors	13
Year Built	1972; Renovated: 2019
Overall Building Quality	Good
Overall Building Condition	Good
Overall Building Appeal	Good
Building Class	A
Land to Building Ratio	0.20 : 1
Floor Area Ratio (FAR)	5.04 (8.00 Permitted)
Total Parking Spaces	209 - Structured spaces
Parking Ratio	0.4 / 1,000 SF NRA
Foundation	Poured concrete footings
Exterior Walls/Framing	Thin veneer granite panels and aluminum and glass framed curtain walls systems/Concrete and structural steel frame
Roof	Flat/Single-ply membrane
Elevator	Nine passenger elevators and one service elevator
Heating & AC (HVAC)	Adequate
Insulation	Assumed to be standard and to code for both walls and ceilings
Lighting	Interior lighting consists of a mix of incandescent and fluorescent lighting
Electrical	Assumed adequate and to code
Interior Walls	Painted drywall
Doors and Windows	Adequate
Ceilings	The ceilings are covered with a mix of painted gypsum board and suspended acoustical tiles
Plumbing	Standard plumbing for an office building
Floor Covering	Tenant spaces contain a mix of commercial grade carpeting, tile, and linoleum
Fire Protection	The subject has a wet fire sprinkler system

KROLL REAL ESTATE ADVISORY GROUP 24

Improvement Description

Site Improvements	The site is improved with concrete sidewalks around the perimeter of the building. Situated at the north end of Nicollet Mall, the park offers a new gathering place downtown featuring a central fountain and numerous seating areas amidst lush green landscaping.
Landscaping	A variety of trees, shrubbery and grass.
Signage	There is a monument style sign along Marquette Ave
Parking	Parking varies by use but is stated as one space per 1,000 SF. The subject provides 209 structured parking spaces, or 0.4 spaces per 1,000 SF of NRA.
Deferred Maintenance	The subject property has an ongoing maintenance program in place. Based on discussions with the asset manager, no observable deferred maintenance exists.
Functional Design	The building features a functional High-Rise Office design with typical site coverage and adequate off-street parking.
ADA Comment	This analysis assumes that the subject complies with all ADA requirements. Please refer to the Assumptions and Limiting Conditions section.
Hazardous Materials	A Phase I report was not provided. This appraisal assumes that the improvements are constructed free of all hazardous waste and toxic materials, including (but not limited to) unseen asbestos and mold. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

KROLL REAL ESTATE ADVISORY GROUP 25

Highest and Best Use Analysis

The theory of highest and best use is fundamental to the concept of value. Highest and best use analysis identifies the most profitable, competitive use to which the property can be put. The highest and best use of a property is based on the competitive forces within the market and submarket and provides the foundation for a detailed investigation of the competitive position of the subject property in the minds of market participants. Highest and best use may be defined as:

> "The reasonably probable and legal use of vacant land or an improved property that is physically possible, appropriately supported, and financially feasible and that results in the highest value."

The four criteria the highest and best use must meet are 1) legally permissible, 2) physically possible, 3) financially feasible and 4) maximally productive. In arriving at the estimate of highest and best use, the subject was analyzed as vacant and as improved as of the date of value. In each of the previous sections of the report including the Market Analysis, Site Description, Improvement Description, Real Estate Taxes and Zoning we have identified factors that influence value. These factors shape our conclusions for the Highest and Best Use as Vacant and As Improved.

This section develops the highest and best use of the subject property As Vacant and As Improved.

As Vacant Analysis

In this section the highest and best use of the subject as vacant is concluded after taking into consideration financial feasibility, maximal productivity, marketability, legal, and physical factors.

Legally Permissible

Private restrictions, zoning, building codes, historic district controls, and environmental regulations are considered, if applicable to the subject site. The legal factors influencing the highest and best use of the subject site are primarily government regulations such as zoning ordinances. Permitted uses of the subject's Downtown Destination (DT2) include corporate and professional offices. Zoning change is not likely; therefore, uses outside of those permitted by the DT2 zoning are not considered moving forward in the as-vacant analysis.

Physically Possible

The test of what is physically possible for the subject site considers physical and locational characteristics that influence its highest and best use. In terms of physical features, the subject site totals 2.5000-acres (108,900 SF), it is square in shape and has a level topography. The site has good exposure and good overall access. There are no physical limitations that would prohibit development of any of the by-right uses on the site.

Drainage appears to be adequate. Soil conditions are assumed to be of sufficient load bearing capacity for most types of development. All typical public utilities and municipal services are available.

Financial Feasibility

Based on the analysis of the subject's market and an examination of costs, a newly constructed building similar to the subject would likely have a value commensurate with its cost; however, a speculative build is not prudent and the site should only be developed for an identified user.

Maximum Productivity

There is only one use that creates value and at the same time conforms to the requirements of the first three tests. Financial feasibility, maximal productivity, marketability, legal, and physical factors have been considered and the highest and best use of the subject site as vacant concluded to be commercial development, commercial or office facility, as demand dictates.

KROLL
REAL ESTATE
ADVISORY GROUP
26

Highest and Best Use Analysis

As Improved Analysis

The legal factors influencing the highest and best use of the subject property are primarily governmental regulations such as zoning and building codes. The subject's improvements were constructed in 1972 and are a legal, conforming use. The physical and location characteristics of the subject improvements have been previously discussed in this report. The project is of good quality construction and in good condition, with adequate site coverage and parking ratios. Therefore, the property as improved, meets the physical and location criteria as the highest and best use of the property.

In addition to legal and physical considerations, analysis of the subject property as improved requires consideration of alternative uses. The five possible alternative treatments of the property are demolition (not warranted as the improvements contribute substantial value to the site), expansion (not warranted, no excess or surplus land), renovation (not warranted), conversion (not applicable), and continued use "as is".

Among the five alternative uses, continued use as a multi-tenant office building is the Highest and Best Use of the subject As Improved.

Most Probable Buyer

Based on the type of property and the income generating potential of the improvements, it is our opinion that the most probable buyer for the subject would be national institutional investor.

KROLL
REAL ESTATE
ADVISORY GROUP
27

Appraisal Methodology 28 In traditional valuation theory, the three approaches to estimating the value of an asset are the cost approach, sales comparison approach, and income capitalization approach. Each approach assumes valuation of the property at the property’s highest and best use. From the indications of these analyses, an opinion of value is reached based upon expert judgment within the outline of the appraisal process. Site Valuation The site value is not a specific scope requirement of this assignment. Characteristics specific to the subject property do not warrant that a site value is developed. Therefore, this appraisal does not provide valuation of the subject site. Cost Approach The cost approach considers the cost to replace the proposed improvements, less accrued depreciation, plus the market value of the land. The cost approach is based on the understanding that market participants relate value to cost. The value of the property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation in the structure from all causes. Profit for coordination by the entrepreneur is included in the value indication. The Cost Approach is not a specific scope requirement of this assignment. In addition, buyers of properties similar to the subject would not typically rely on this type of analysis. Based on the preceding information, the Cost Approach will not be presented. Sales Comparison Approach The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as price for comparable properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. In conducting the sales comparison approach, we gather data on reasonably substitutable properties and make adjustments for transactional and property characteristics. The resulting adjusted prices lead to an estimate of the price one might expect to realize upon sale of the property. The Sales Comparison Approach is a specific scope requirement of this assignment. Characteristics specific to the subject property warrant that this valuation technique to be developed. Based on this reasoning, the Sales Comparison Approach is presented within this appraisal. Income Capitalization Approach The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net income developed in our analysis is the balance of potential income remaining after vacancy and collection loss, and operating expenses. This net income is then capitalized at an appropriate rate to derive an estimate of value or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps are involved: (1) estimating the net income applicable to the subject and (2) choosing appropriate capitalization rates and discount rates. The appropriate rates are ones that will provide both a return on the investment and a return of the investment over the life of the particular property. The Income Approach is a scope requirement for this assignment. The subject is a leased investment property making this valuation technique particularly applicable. Therefore, the Income Approach is developed. Discounted Cash Flow analysis is used in this appraisal. The Direct Capitalization method does not contribute substantially to estimating value beyond the DCF analysis and is not presented. Appraisal Methodology 29 Correlation and Conclusion Based on the agreed upon scope with the client, the subject’s specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented represent the As-Is Market Value (Leased Fee Estate). Sales Comparison Approach 30 The sales comparison approach is a method of estimating market value whereby a subject property is compared with similar properties that have recently sold or are currently listed for sale. The sales comparison approach is based on the premise that a buyer would pay no more for a specific property than the cost of obtaining a property with the same quality, utility, and perceived benefits of ownership. It is based on the principles of supply and demand, balance, substitution and externalities. The reliability of this approach is dependent on the availability and verification of data, degree of comparability to the subject and absence of atypical conditions affecting the sale price. The following steps describe the applied process of the sales comparison approach: 1) The market in which the subject property competes is investigated; comparable sales, contracts for sale and current offerings are reviewed; 2) The most pertinent data is further analyzed, and the quality of the transaction is determined; 3) The most meaningful unit of value for the subject property is determined; 4) Each comparable sale is analyzed and where appropriate, adjusted to account for differences the subject property; and, 5) The value indication of each comparable sale is analyzed, and the data reconciled for a final indication of value via the sales comparison approach. Comparable Selection Our survey of the market uncovered several recent transactions of comparable office properties. The information collected on these transfers serves two primary functions. First, they establish the investment criteria and parameters upon which office properties are being purchased in the market. Second, the information obtained in the sales comparison approach will be utilized to derive an independent indication of value. The presented transactions will initially be examined on a sale price per SF NRA basis to standardize our comparison effort. Due to a lack of recent office sales in the Twin Cities metro area, no new comparables have been added to the sales comparison approach from the previous report. Unit of Comparison In estimating the value for the subject property via the sales comparison approach, we have employed the price per SF method. The price per SF utilizes an analysis of the sales and concludes to an adjusted value per SF. This is then applied to the subject property's size in order to derive a value estimate. We have researched seven comparables for this analysis; these are documented below followed by a location map and analysis grid. Transactional Adjustments Adjustments to the comparable sales were considered and made when warranted for property rights, financing terms, conditions of sale, expenditures after sale and market conditions.  Real Property Rights Conveyed1: When real property rights are sold, they may be the sole subject of the contract or the contract may include other rights, less than all of the real property rights, or even rights to another property or properties. The property rights sold in a comparable should be similar to the property rights being appraised. Typical property rights include the fee simple interest, leased fee interest and leasehold interest.  Financing Terms2: The transaction price of one property may differ from that of an identical property due to different financing arrangements. An adjustment for financing terms usually reflects non-market financing as either above or below market.  Conditions of Sale3: The definition of market value requires “typical motivations of buyers and sellers” where there is no duress on either party to consummate the sale. An adjustment for conditions of sale usually reflects the motivation of the buyer or seller who is under duress to complete a transaction.  Expenditures After Sale4: Expenses that the buyer incurs after purchase (deferred maintenance, HVAC repairs, etc.). No adjustments are warranted based on review of the sales. Sales Comparison Approach 31  Market Conditions5: Comparable sales that occurred under market conditions different from those applicable to the subject on the effective date of value require adjustment for any differences that affect their values. An adjustment of market conditions is made if general property values have increased or decreased since the transaction dates. Change in market conditions may result from changes in income tax laws, building moratoriums, and fluctuations in supply and demand. No market conditions have been applied to the comparables given the lack of recent market activity in the Twin Cities office market. Property Adjustments – Quantitative Quantitative percentage adjustments are also made for location and physical characteristics such as size, age, site and parking ratios, access, exposure, quality and condition, as well as other applicable elements of comparison. Where possible the adjustments applied are based on paired data or other statistical analysis. It should be stressed that the adjustments are subjective in nature and are meant to illustrate the logic in deriving a value opinion for the subject property by the Sales Comparison Approach.  Location: Location refers to the time-distance relationships, or linkages, between a property or neighborhood and all other possible origins and destinations of people going to or coming from the property or neighborhood. An adjustment for location within a market area may be required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is located in Minneapolis, MN, which is in the Minneapolis-St. Paul-Bloomington, MN-WI MSA metropolitan area. Based on the available information of similar office transactions, we have selected 7 comparable sales in the Twin Cities metro area. The location adjustments applied had varying magnitudes based on the specific locational factors of the subject property. Our methodology was to compare the localized demographics and market fundamentals of each subject property to the comparables to estimate the magnitude and direction of the location adjustment.  Physical Characteristics: Physical characteristics may include differences for size, soils, site access, topography, quality of construction, architectural style, building materials, age, condition, functional utility, attractiveness, amenities, and other characteristics. The value added or lost by the presence or absence of an item in a comparable property may not equal the cost of installing or removing the item. The market dictates the value contribution of individual components to the value of the whole.  Economic Characteristics: Economic characteristics are the attributes of a property that directly affect its income and is typically applied to income-producing properties. Characteristics that typically affect a property’s income include operating expenses, quality of management, trade area demographics, tenant mix, rent concessions, lease terms, lease expiration dates, renewal options, and lease provisions. The Improved Sales Comparison Table is on the following page.

Sales Comparison Approach 32 Sales Comparison Approach 33 Sales Comparison Approach 34 Analysis of Comparable Sales The comparable sales indicate an overall unadjusted unit value range from $71/SF to $284/SF, and an average of $142/SF. After adjustments, the comparables indicate a range for the subject property from $78/SF to $256/SF, and $142/SF on average. The adjustment process is summarized below. Sale No. 1 ($78/SF Adjusted) - This comparable located at 90 S 7th St, Minneapolis, MN is a 1,196,036 square foot office property located in the Minneapolis CBD submarket. This comparable last traded on December 12, 2024, for $85,000,000 or $71/SF. This comparable was adjusted upward for size. No other adjustments were warranted. Sale No. 2 ($112/SF Adjusted) - This comparable located at 1305 Corporate Center Dr, Eagan, MN is a 140,813 square foot office property located in the Burnsville/Eagan/Apple Vy submarket. This comparable last traded on July 30, 2024, for $15,100,000 or $107/SF. This comparable was adjusted downward for size and age and adjusted upward for location and access/exposure. No other adjustments were warranted. Sale No. 3 ($128/SF Adjusted) - This comparable located at 1715 Yankee Doodle Rd, Eagan, MN is a 102,049 square foot office property located in the Burnsville/Eagan/Apple Vy submarket. This comparable last traded on March 24, 2023, for $12,450,000 or $122/SF. This comparable was adjusted downward for size and age and adjusted upward for location and access/exposure. No other adjustments were warranted. Sale No. 4 ($199/SF Adjusted) - This comparable located at 5500 Wayzata Blvd, Golden Valley, MN is a 357,193 square foot office property located in the I-394 Corridor submarket. This comparable last traded on December 12, 2022, for $79,000,000 or $221/SF. This comparable was adjusted downward for size and age. No other adjustments were warranted. Sale No. 5 ($132/SF Adjusted) - This comparable located at 6160 N Summit Dr, Brooklyn Center, MN is a 104,063 square foot office property located in the Northwest submarket. This comparable last traded on December 2, 2022, for $11,400,000 or $110/SF. This comparable was adjusted downward for size and adjusted upward for age, location, and access/exposure. No other adjustments were warranted. Sale No. 6 ($256/SF Adjusted) - This comparable located at 1601 Utica Ave, Saint Louis Park, MN is a 412,736 square foot office property located in the I-394 Corridor submarket. This comparable last traded on November 23, 2022, for $117,315,435 or $284/SF. This comparable was adjusted downward for age. No other adjustments were warranted. Sale No. 7 ($91/SF Adjusted) - This comparable located at 119 14th St NW, New Brighton, MN is a 234,999 square foot office property located in the Suburban St. Paul submarket. This comparable last traded on September 9, 2022, for $18,500,000 or $79/SF. This comparable was adjusted downward for size and adjusted upward for location and access/exposure. No other adjustments were warranted. Sales Comparison Approach 35 Sales Comparison Approach Conclusion Based on general bracketing, the comparable sales support an adjusted unit value range from $78/SF to $256/SF, with a unit value of $120/SF concluded for the subject property. We placed primary weight on the overall average. The following table summarizes the analysis of the comparables, reports the reconciled price per SF value conclusion, and presents the concluded value of the subject property by the Sales Comparison Approach. Based on the average sale prices in the market, it appears that the conclusion stated above is generally reasonable.

Income Capitalization Approach 36 The Income Capitalization Approach consists of methods, techniques, and mathematical procedures to analyze a property’s capacity to generate monetary benefits (i.e., income and reversion) and convert these benefits into an indication of present value. The present value of these benefits is an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive these benefits as of the valuation date. The principle of anticipation is fundamental to the approach. There are two primary methods for converting monetary benefits into present value: 1) discounted cash flow and 2) direct capitalization. In some situations, both methods yield similar results. The DCF method is more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options and especially in volatile markets. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations. For the purposes of our appraisal, we have utilized the DCF method in this instance. we have completed our discounted cash flow analysis utilizing lease analysis software Argus Enterprise. Income Capitalization Approach 37 Subject Leases The following table summarizes the subject’s in place contract rents. Income Capitalization Approach 38 Roll-Over Analysis Vacant Space The improvements consist of 522,656 square feet of net rentable area (NRA) as of the valuation date. The property was reportedly built in 1972 and is approximately 76.93% occupied, with GSA - FDA (largest tenant) occupying approximately 37,543 square feet of space. The lease term for GSA - FDA runs until May 2028. Rollover for the subject in the next 24 months is estimated to be 93,891 square feet, or about 18.0% of NRA. Lastly, we perceive that the property is currently stabilized. There are currently 16 vacant spaces at the subject. Std Office Market Rent Analysis This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property’s contract to what is attainable in the current market. Unit of Comparison The analysis is conducted on a dollar per square foot annually, reflecting market behavior. The market rent analysis is based on a net lease basis where the landlord pays for structural maintenance and vacant space expenses and the tenants reimburse a pro rata share of all other operating expenses including taxes, insurance, utilities, common area maintenance (CAM), and management. Selection of Comparables A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal. Income Capitalization Approach 39 Presentation The following presentation summarizes the comparables most similar to the subject property. The Std Office Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages.

Income Capitalization Approach


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Minneapolis Central Library
U.S. Bank Plaza
IDS Center
Hennepin County Government Center
Federal Courthouse Plaza
Hen House Eatery
Hyatt Place Minneapolis/Downtown
Target
The Armory
Center
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Washington Ave S
Hennepin Ave
S 2nd St
S 3rd St
S 4th St
S 5th St
South 6th St
S 7th St
S 8th St
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S 11th St
N 3rd Ave
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Google
Map data ©2026 Google

COMPARABLE	LABEL	ADDRESS	MILES FROM SUBJECT
COMPARABLE 1	1	90 S 7th St, Minneapolis, MN, 55402	0.3
COMPARABLE 2	2	100, 150 S Fifth Street, Minneapolis, MN, 55402	0.2
COMPARABLE 3	3	333 S 7th St, Minneapolis, MN, 55402-2414	0.5
COMPARABLE 4	4	333 S 7th St, Minneapolis, MN, 55402-2414	0.5
COMPARABLE 5	5	801 Nicollet Mall, Minneapolis, MN, 55402	0.4
COMPARABLE 6	6	100, 150 S Fifth Street, Minneapolis, MN, 55402	0.2
COMPARABLE 7	7	50 S 6th St, Minneapolis, MN, 55402	0.3
COMPARABLE 8	8	90 S 7th St, Minneapolis, MN, 55402	0.3
COMPARABLE 9	9	100, 150 S Fifth Street, Minneapolis, MN, 55402	0.2
COMPARABLE 10	10	50 S 6th St, Minneapolis, MN, 55402	0.3

KROLL REAL ESTATE ADVISORY GROUP
40

Income Capitalization Approach

Conclusion Of Market Rent

Based on general bracketing, the comparable leases support a market rent range from $17.50/SF to $26.00/SF, with a market rent of $18.00/SF concluded for the subject property. The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusions for the subject property.

STD OFFICE MARKET RENT CONCLUSION			
	LEASE RATE		
1	$26.00		
2	$19.09		
3	$20.31		
4	$21.23		
5	$17.50		
6	$17.76		
7	$18.68		
8	$25.00		
9	$20.50		
10	$21.75		
HIGH	$26.00		
AVG	$20.78		
MED	$20.41		
LOW	$17.50		
	AVG CONTRACT		**CONCLUSION**
Std Office	$23.25	Triple Net	$18.00

Asking Rents

In addition to the comparable market rents indicated above, we have included current asking rents for comparable properties in the Minneapolis CBD. The listings add support to the rental rate conclusion.

ASKING RENT LEASE COMPARISON TABLE				
	SUBJECT	COMP 1	COMP 2	COMP 3
Name	The Marq - Minneapolis, MN Q4 2025	Fifty South Sixth	Canadian Pacific Plaza	RSM Plaza East Tower
Address	250 Marquette Ave	50 S 6th St	120 S 6th St	800 Marquette Ave
City	Minneapolis	Minneapolis	Minneapolis	Minneapolis
State	MN	MN	MN	MN
Zip	55401	55402	55402	55402
County	Hennepin	Hennepin	Hennepin	Hennepin
Submarket	Minneapolis CBD	Minneapolis CBD	Minneapolis CBD	Minneapolis CBD
LEASE INFORMATION				
Rent ($/SF/Yr.)		$21.00	$19.50	$18.00
Tenant		Asking Rent	Asking Rent	Asking Rent
Space Type		Office	Office	Office
Lease Type		Listing	Listing	Listing
Lease Str.		NNN	NNN	NNN
BUILDING INFORMATION				
NRA (SF)	522,656	690,000	377,517	169,824
Year Built/Ren	1972 / 2019	2000	1958 / 2013	1971 / 2018

KROLL
REAL ESTATE ADVISORY GROUP
41

Income Capitalization Approach

Overall Market Rent Conclusion

MARKET LEASING ASSUMPTIONS						
	Std Office	GSA-10 Years	Data Center	ConsCom@$662/mo	Verizon@$662/mo	CenturyLink1@$1,017/Mo
Base Rent	$18.00	$28.00	$25.00	$661.50	$650.00	$1,017.00
Leasing Commissions-New	$10.00	None	$10.00	None	None	None
Leasing Commissions-Renewal	$7.50	None	$7.50	None	None	None
Tenant Improvements New	$70.00		$10.00			
Tenant Improvements Renewal	$35.00		$5.00			
Renewal Probability	70.00%	75.00%	75.00%	100.00%	100.00%	100.00%
Downtime (months)	12 Mo(s)	12 Mo(s)	12 Mo(s)			
Market Term (years/mos)	7/7	10/0	10/0	5/0	5/0	5/0
Rent Abatements (new)	7 Mo(s)					
Rent Abatements (Renew)	7 Mo(s)					
Reimbursement Method	Net	None	Net	Continue Prior	Continue Prior	Continue Prior
Rent Escalations	3.00%	3.00%	1.25%	None	None	None

MARKET LEASING ASSUMPTIONS (CONTINUED)			
	IntelliFiber@$750/Mo	AtomicData@ $750/Mo	CenturyLink2 @$1000/Mo
Base Rent	$750.00	$750.00	$1,000.00
Leasing Commissions-New	None	None	None
Leasing Commissions-Renewal	None	None	None
Tenant Improvements New			
Tenant Improvements Renewal			
Renewal Probability	100.00%	100.00%	100.00%
Downtime (months)			
Market Term (years/mos)	5/0	5/0	5/0
Rent Abatements (new)			
Rent Abatements (Renew)			
Reimbursement Method	Continue Prior	Continue Prior	Continue Prior
Rent Escalations	None	None	None

Based on the average rental rates in the market, our estimate appears reasonable.

Rental Revenue

We have estimated the total holding period for the subject to be 10 years, with the first year ending in 2026 (FY1) and the last year ending in 2035 (FY10), making the reversion year 2036 (FY11). The cash flow data from these years are utilized to calculate the current, "as is" market value of the subject via the discounted cash flow method.

Other Revenue

Under the terms of the market's triple-net lease expense structure, tenants would reimburse the landlord for operating expenses including property taxes, insurance, common area maintenance, utilities and management. These reimbursements are based on the operating expenses that are concluded later in the income capitalization approach. Other revenue included items such as parking, storage, late fees, etc..

Potential Gross Revenue (PGR)

The potential gross revenue in this instance is the sum of all Rental Revenue plus Other Tenant Revenue (reimbursements) and Other Revenue (miscellaneous). The PGR for the subject is $13,891,863 , which is $26.58.

Vacancy

This category accounts for the time period between occupants, as well as possible prolonged vacancies under slow market conditions. This assignment reflects the probable vacancy during the economic life of the property and not necessarily the current or short-term vacancy. The findings of the Market Analysis section support a vacancy loss allocation of 20.00%. As of the effective date, the subject is 76.93% occupied.

KROLL REAL ESTATE ADVISORY GROUP 42

Income Capitalization Approach

Credit Loss

Collection (credit) loss occurs when tenants default on rent or other obligations to the landlord. Minimal historical data was available from the property owner regarding the subject's past or present collection (credit) loss. Credit loss has been estimated at 1.00% of PGR based upon discussions with market participants active in this asset class.

Effective Gross Revenue (EGR)

Effective Gross Revenue in this instance is the PGR less estimates for Vacancy, Collection and Concessions. The total EGR for the subject is $13,612,969 , which is $26.05.

Operating History

We were presented with the subject's operating expenses as summarized.

OPERATING HISTORY										
YEAR	2022		2023		2024		Nov. 2025 T-12		PROJECTION	
RENTAL REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Potential Base Rent	$7,940,220	$15.19	$9,086,313	$17.38	$8,803,956	$16.84	$8,580,662	$16.42	$11,474,997	$21.96
Absorption & Turnover Vacancy	$0	-	$0	-	$0	-	$0	-	($2,147,565)	($18.35)
TOTAL RENTAL REVENUE	$7,940,220	$15.19	$9,086,313	$17.38	$8,803,956	$16.84	$8,580,662	$16.42	$9,327,432	$17.85
OTHER TENANT REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Total Expense Recoveries	$5,037,352	$9.64	$5,186,438	$9.92	$5,301,233	$10.14	$5,200,180	$9.95	$2,620,767	$5.01
Free Recovery	$0	-	$0	-	$0	-	$0	-	$0	-
TOTAL OTHER TENANT REVENUI	$5,037,352	$9.64	$5,186,438	$9.92	$5,301,233	$10.14	$5,200,180	$9.95	$2,620,767	$5.01
OTHER REVENUE	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Other Revenue	$776,633	$1.49	$579,764	$1.11	$577,713	$1.11	$583,175	$1.12	$515,642	$0.99
Free Rent	($177,961)	($0.34)	($597,407)	($1.14)	($258,223)	($0.49)	($132,397)	($0.25)	($142,204)	($0.27)
Parking	$1,064,450	$2.04	$1,122,283	$2.15	$1,107,992	$2.12	$1,164,313	$2.23	$995,294	$1.90
Reimb - Direct Bill Utilities	$0	-	$0	-	$0	-	$0	-	$214,560	$0.41
Reimb - HVAC	$0	-	$0	-	$0	-	$0	-	$360,000	$0.69
Reimb Tenant Other	$0	-	$0	-	$0	-	$0	-	$372	$0.00
TOTAL OTHER REVENUE	$1,663,123	$3.18	$1,104,640	$2.11	$1,427,483	$2.73	$1,615,091	$3.09	$1,943,664	$3.72
POTENTIAL GROSS REVENUE	$14,640,695	$28.01	$15,377,390	$29.42	$15,532,671	$29.72	$15,395,933	$29.46	$13,891,863	$26.58
ALL VACANCY LOSS	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Vacancy	$0	-	$0	-	$0	-	$0	-	($184,729)	($0.35)
Credit Loss	$0	-	$0	-	$0	-	($184,538)	($0.35)	($94,165)	($0.18)
EFFECTIVE GROSS REVENUE	$14,640,695	$28.01	$15,377,390	$29.42	$15,532,671	$29.72	$15,211,394	$29.10	$13,612,969	$26.05
OPERATING EXPENSES	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Taxes	($2,177,819)	($4.17)	($1,973,380)	($3.78)	($1,840,562)	($3.52)	($1,963,406)	($3.76)	($1,743,268)	($3.34)
Insurance	($155,566)	($0.30)	($183,568)	($0.35)	($197,517)	($0.38)	($197,517)	($0.38)	($211,343)	($0.40)
Repairs & Maintenance	($483,730)	($0.93)	($575,580)	($1.10)	($587,025)	($1.12)	($718,698)	($1.38)	($625,000)	($1.20)
Cleaning & Janitorial	($820,712)	($1.57)	($833,388)	($1.59)	($832,827)	($1.59)	($923,937)	($1.77)	($840,000)	($1.61)
Lot & Landscape	($123,387)	($0.24)	($104,515)	($0.20)	($104,348)	($0.20)	($210,461)	($0.40)	($420,000)	($0.80)
Security	($282,237)	($0.54)	($281,925)	($0.54)	($309,610)	($0.59)	($322,548)	($0.62)	($310,000)	($0.59)
Utilities	($646,739)	($1.24)	($644,880)	($1.23)	($691,013)	($1.32)	($598,558)	($1.15)	($690,000)	($1.32)
HVAC	($964,800)	($1.85)	($996,816)	($1.91)	($1,015,861)	($1.94)	($1,080,891)	($2.07)	($1,200,000)	($2.30)
Management Fees	($1,001,555)	($1.92)	($957,784)	($1.83)	($1,113,284)	($2.13)	($1,108,268)	($2.12)	($367,409)	($0.70)
Administrative Fees	($106,427)	($0.20)	($26,276)	($0.05)	($45,142)	($0.09)	($28,821)	($0.06)	($720,000)	($1.38)
Elevator	($56,356)	($0.11)	($97,200)	($0.19)	($108,794)	($0.21)	($106,668)	($0.20)	($118,000)	($0.23)
Parking and Fitness	($398,951)	($0.76)	($398,821)	($0.76)	($381,520)	($0.73)	($404,839)	($0.77)		
TOTAL OPERATING EXPENSES	($7,218,280)	($13.81)	($7,074,132)	($13.53)	($7,227,502)	($13.83)	($7,664,612)	($14.66)	($7,245,020)	($13.86)
NET OPERATING INCOME	$7,422,415	$14.20	$8,303,258	$15.89	$8,305,170	$15.89	$7,546,783	$14.44	$6,367,949	$12.18

Expense Conclusions

The individual expense conclusions for the subject are summarized above.

Net Operating Income (NOI)

The net operating income equals the effective gross income less the total expenses. The net operating income for the subject is $6,367,949 , which is $12.18.

KROLL REAL ESTATE ADVISORY GROUP 43

Income Capitalization Approach

Capitalization Rate

In this section, a capitalization rate for the subject is developed based upon market extraction and national survey data.

Market Extraction

The following capitalization table highlights similar comparables to the subject that sold with reported capitalization rate data. There have been no comparable sales occur in the Minneapolis market recently. As such, we are increasing reliance upon the investor survey data detailed below as a marker for the changing capitalization data.

MARKET EXTRACTION METHOD							
	COMP 1	COMP 2	COMP 3	COMP 4	COMP 5	COMP 6	COMP 7
Name	Sawyer Point Building	Insurance Exchange Building	CIBC Place	35 E Wacker Dr	RBC Gateway Tower	New Brighton Office Center	Normandale Lakes Office Park
Address	720 E Pete Rose Way	501-505 5th Ave	1401 S Brentwood Blvd	35 E Wacker Dr	30 3rd St	119 14th St NW	8331 Norman Center Drive
City	Cincinnati	Des Moines	Brentwood	Chicago	Minneapolis	New Brighton	Bloomington
State	OH	IA	MO	IL	MN	MN	MN
NRA (SF)	182,721	154,950	170,157	556,200	524,898	234,999	1,659,184
Year Built/Ren	1916 / 2024	1923 / 2018	1989	1926 / 2010	2022	2008	2000
Sale Date	11/19/2025	10/29/2025	4/2/2025	8/23/2024	7/19/2023	9/19/2022	7/12/2022
Sale Price	$10,000,000	$4,300,000	$34,300,000	$35,500,000	$225,000,000	$18,500,000	$366,000,000
Price/SF	$55	$28	$202	$64	$429	$79	$221
NOI/SF NRA	$4.98	$2.50	$16.53	$6.47	$26.10	$6.22	$15.26
Occupancy	57%	80%	95%	70%	95%	100%	90%
Capitalization Rate	**9.10%**	**9.00%**	**8.20%**	**10.14%**	**6.08%**	**7.90%**	**6.92%**
HIGH	10.14%						
AVERAGE	**8.19%**						
LOW	6.08%						



NOI & CAPITALIZATION RATE
$30
$25
$20
$15
$10
$5
$0
NOI/SF NRA
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
OAR
COMP 1
COMP 2
COMP 3
COMP 4
COMP 5
COMP 6
COMP 7

The cap rate comps indicate a range from 6.08% to 10.14% with an average of 8.19%. Based on the subject's NOI of Net Operating Income, it is believed that a cap rate between 7.50% and 8.50% is reasonable. As stated, we are placing more reliance upon the survey data detailed below, which shows between a 6bp increase (National CBD Office) and a 12bp decrease (National Secondary Office) in capitalization rates year over year.

KROLL REAL ESTATE ADVISORY GROUP 44

Income Capitalization Approach

National Survey

For additional support, the following table summarizes national cap rate trends for similar properties. The National CBD Office rates have increased 6bp year over year, while the National Secondary Office rates have decreased 12bp year over year.

NATIONAL INVESTOR SURVEY					
CAPITALIZATION RATE (OAR)	YEAR/QUARTER	RANGE			AVERAGE
National CBD Office					PwC
Current Quarter	**2025 Q4**	**5.00%**	**to**	**9.50%**	**7.29%**
Last Quarter	2025 Q3	5.00%	to	9.50%	7.17%
Four Quarters Ago	2024 Q4	5.00%	to	9.50%	7.23%
National Secondary Office					PwC
Current Quarter	**2025 Q4**	**6.25%**	**to**	**10.25%**	**8.31%**
Last Quarter	2025 Q3	6.50%	to	10.25%	8.40%
Four Quarters Ago	2024 Q4	6.50%	to	10.25%	8.43%

A rate slightly above the National Secondary Office is reasonable.

Capitalization Rate Conclusion

Taking all factors into consideration, the following table summarizes the various capitalization rate indicators and provides the final capitalization rate conclusion. Primary emphasis was placed on the National PwC Investor Survey data with support from the balance of the data.

CAPITALIZATION RATE CONCLUSION				
COMPONENT	RANGE			AVERAGE
Market Extraction	6.08%	to	10.14%	8.19%
National PwC Investor Surveys Average	5.63%	to	9.88%	7.80%
CONCLUDED CAPITALIZATION RATE				**8.75%**

KROLL REAL ESTATE ADVISORY GROUP 45

Income Capitalization Approach

Discounted Cash Flow Analysis

The DCF assumptions concluded for the subject are summarized as follows:

DISCOUNTED CASH FLOW ASSUMPTIONS - AS IS		
Cash Flow Software		Argus
Cash Flow Start Date		January 2026
Calendar or Fiscal Analysis		Fiscal
Total Investment Holding Period (Yrs)		10 Years
Reversion Year		2036
GROWTH RATES	ACTUAL	ASSUMED
General Inflation		3.00%
Market Rent	3.61%	0.00%
Expenses	3.36%	3.00%
Real Estate Taxes		3.00%
VACANCY & COLLECTION LOSS		
General Vacancy		20.00%
Credit & Collection Loss		1.00%
Total Vacancy & Collection Loss		21.00%

CAPITAL EXPENDITURES	
Capital Expenditures & Leasing Prior To Stabilization	-$424,832
Reserves for Replacement ($/psf/year)	$0.20
RATES (INVESTMENT)	
Discount Rate	10.75%
Terminal Capitalization Rate	9.25%
Basis Point Spread over OAR	50
Holding Period	10 Years
Average NOI Growth Rate	4.08%
Reversionary Sales Cost	1.00%

KROLL
REAL ESTATE ADVISORY GROUP
46

Income Capitalization Approach

MLA Summary/Assumptions for the Cash Flow

MARKET LEASING ASSUMPTIONS

	Std Office	GSA-10 Years	Data Center	ConsCom@$662/mo	Verizon@$662/mo	CenturyLink1@$1,017/Mo
Base Rent	$18.00	$28.00	$25.00	$661.50	$650.00	$1,017.00
Leasing Commissions-New	$10.00	None	$10.00	None	None	None
Leasing Commissions-Renewal	$7.50	None	$7.50	None	None	None
Tenant Improvements New	$70.00		$10.00			
Tenant Improvements Renewal	$35.00		$5.00			
Renewal Probability	70.00%	75.00%	75.00%	100.00%	100.00%	100.00%
Downtime (months)	12 Mo(s)	12 Mo(s)	12 Mo(s)			
Market Term (years/mos)	7/7	10/0	10/0	5/0	5/0	5/0
Rent Abatements (new)	7 Mo(s)					
Rent Abatements (Renew)	7 Mo(s)					
Reimbursement Method	Net	None	Net	Continue Prior	Continue Prior	Continue Prior
Rent Escalations	3.00%	3.00%	1.25%	None	None	None

MARKET LEASING ASSUMPTIONS (CONTINUED)

	IntelliFiber@$750/Mo	AtomicData@ $750/Mo	CenturyLink2 @$1000/Mo
Base Rent	$750.00	$750.00	$1,000.00
Leasing Commissions-New	None	None	None
Leasing Commissions-Renewal	None	None	None
Tenant Improvements New			
Tenant Improvements Renewal			
Renewal Probability	100.00%	100.00%	100.00%
Downtime (months)			
Market Term (years/mos)	5/0	5/0	5/0
Rent Abatements (new)			
Rent Abatements (Renew)			
Reimbursement Method	Continue Prior	Continue Prior	Continue Prior
Rent Escalations	None	None	None

General Assumptions

We have estimated the total holding period for the subject to be 10 years, with the first year ending in 2026 (FY1) and the last year ending in 2035 (FY10), making the reversion year 2036 (FY11). The cash flow data from these years are utilized to calculate the current, “as is” market value of the subject via the discounted cash flow method.

Growth Rate Assumptions

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index (CPI), as well as a survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates.

Market participants are quoting cap rates and discount rates based on a widely anticipated revenue increases (largely resulting from rent growth). As part of our assumption the rental rates were estimated by utilizing a direct rental comparison as the basis for market leasing projected in Fiscal Year 1 of the holding period. The increases for the following years are 3.0% thereafter annually. Expense growth was estimated at 3.0% during the entire hold period including estimates for real estate taxes and insurance.

Vacancy Loss

Our conclusion of stabilized vacancy for the subject—as discussed in the Marketing Analysis Section of this report—is estimated at 20.00%. This estimate considers both the physical and economic factors of the market.

KROLL
REAL ESTATE ADVISORY GROUP
47

Income Capitalization Approach

Collection Loss

Collection (credit) loss occurs when tenants default on rent or other obligations to the landlord. Minimal historical data was available from the property owner regarding the subject's past or present collection (credit) loss. Collection (Credit) loss has been estimated at 1.00% of PGR based upon discussions with market participants active in this asset class.

Discount Rate

We have also relied on investor surveys for estimating the applicable discount rate for the subject property. The following exhibit details the results of these surveys. The rates for the PwC survey are for institutional grade properties. The calculations in the second exhibit take into consideration the amount revenue growth projected over the hold and reflect the actual discount rate with discussion that follows.

NATIONAL INVESTOR SURVEY - DISCOUNT RATE					
DISCOUNT RATE (IRR)	YEAR/QUARTER	RANGE			AVERAGE
National CBD Office					PwC
Current Quarter	**2025 Q4**	**6.50%**	**to**	**12.00%**	**8.92%**
Last Quarter	2025 Q3	6.50%	to	12.00%	8.92%
Four Quarters Ago	2024 Q4	6.50%	to	13.00%	9.25%
National Secondary Office					PwC
Current Quarter	**2025 Q4**	**7.75%**	**to**	**14.00%**	**10.31%**
Last Quarter	2025 Q3	8.00%	to	14.00%	10.93%
Four Quarters Ago	2024 Q4	8.00%	to	14.00%	10.38%

The average spreads over the going in rate range from 163bp to 200bp. Based on the volatility of the cash flow and the limited growth projections for the asset, we have utilized a spread closer to the higher aspect of the range, say 200bp in this instance.

Terminal Capitalization Rate

The following chart presents investor survey data for Terminal Capitalization Rate:

NATIONAL INVESTOR SURVEY - RESIDUAL CAP RATE					
RESIDUAL CAP RATE	YEAR/QUARTER	RANGE			AVERAGE
National CBD Office					PwC
Current Quarter	**2025 Q4**	**5.50%**	**to**	**9.00%**	**7.46%**
Last Quarter	2025 Q3	5.50%	to	9.00%	7.46%
Four Quarters Ago	2024 Q4	5.50%	to	10.00%	7.72%
National Secondary Office					PwC
Current Quarter	**2025 Q4**	**6.50%**	**to**	**10.00%**	**8.05%**
Last Quarter	2025 Q3	6.50%	to	10.00%	8.26%
Four Quarters Ago	2024 Q4	6.50%	to	10.00%	8.26%

Our spread between our Terminal Rate conclusion over the going in rate is 50bp, which is reasonable for the subject's property type.

KROLL REAL ESTATE ADVISORY GROUP 48

Income Capitalization Approach

DISCOUNTED CASH FLOW (DCF)

YEAR	FY1	FY2	FY3	FY4	FY5	FY6	FY7	FY8	FY9	FY10	REVERSION	GROWTH
BEGINNING YEAR	Jan-26	Jan-27	Jan-28	Jan-29	Jan-30	Jan-31	Jan-32	Jan-33	Jan-34	Jan-35	Jan-36	
ENDING YEAR	Dec-26	Dec-27	Dec-28	Dec-29	Dec-30	Dec-31	Dec-32	Dec-33	Dec-34	Dec-35	Dec-36	
Potential Rental Revenue	$11,474,997	$11,685,486	$11,759,962	$11,636,525	$11,903,933	$12,229,114	$12,714,339	$13,048,829	$13,413,561	$13,803,057	$14,208,329	2.25%
Absorption & Turnover Vacancy	($2,147,565)	($2,295,771)	($1,336,333)	($828,550)	($618,738)	($585,260)	($1,055,930)	($455,478)	($571,801)	($925,818)	($1,183,111)	-6.32%
Free Rent	($142,204)	($486,875)	($735,644)	($877,895)	($116,831)	$0	($897,993)	$0	($44,805)	($704,741)	($992,756)	43.95%
TOTAL RENTAL REVENUE	$9,185,228	$8,902,840	$9,687,984	$9,930,080	$11,168,365	$11,643,854	$10,760,417	$12,593,351	$12,796,955	$12,172,498	$12,032,463	3.61%
OTHER TENANT REVENUE (RECOVERIES)												-
Total Expense Recoveries	$2,620,767	$3,014,358	$3,751,558	$4,300,913	$4,779,783	$4,984,635	$5,257,498	$5,766,549	$5,851,254	$5,733,169	$5,710,510	13.20%
TOTAL OTHER TENANT REVENUE	$2,620,767	$3,014,358	$3,751,558	$4,300,913	$4,779,783	$4,984,635	$5,257,498	$5,766,549	$5,851,254	$5,733,169	$5,710,510	13.20%
OTHER REVENUE (MISCELLANEOUS)												
Reimb - Direct Bill Utilities	$214,560	$220,997	$227,627	$234,456	$241,489	$248,734	$256,196	$263,882	$271,798	$279,952	$288,351	3.39%
Reimb - HVAC	$360,000	$370,800	$381,924	$393,382	$405,183	$417,339	$429,859	$442,755	$456,037	$469,718	$483,810	3.39%
Reimb Tenant Other	$372	$383	$395	$406	$419	$431	$444	$458	$471	$485	$500	3.38%
Other Revenue	$515,642	$531,111	$547,045	$563,456	$580,360	$597,770	$615,704	$634,175	$653,200	$672,796	$692,980	3.39%
Parking	$995,294	$1,025,153	$1,055,907	$1,087,585	$1,120,212	$1,153,819	$1,188,433	$1,224,086	$1,260,809	$1,298,633	$1,337,592	3.39%
TOTAL OTHER REVENUE	$2,085,868	$2,148,444	$2,212,898	$2,279,285	$2,347,663	$2,418,093	$2,490,636	$2,565,356	$2,642,315	$2,721,584	$2,803,233	3.39%
POTENTIAL GROSS REVENUE	$13,891,863	$14,065,642	$15,652,440	$16,510,278	$18,295,811	$19,046,582	$18,508,551	$20,925,256	$21,290,524	$20,627,251	$20,546,206	5.39%
Vacancy	($184,729)	($690,919)	($1,273,669)	($1,844,859)	($2,272,663)	($2,169,513)	($2,393,303)	($2,781,232)	($2,661,252)	($2,369,775)	($2,165,900)	--
Credit Loss	($94,165)	($103,081)	($111,785)	($123,020)	($136,212)	($139,861)	($145,832)	($157,525)	($160,359)	($156,185)	($153,063)	--
EFFECTIVE GROSS REVENUE	$13,612,969	$13,271,642	$14,266,986	$14,542,399	$15,886,936	$16,737,208	$15,969,416	$17,986,499	$18,468,913	$18,101,291	$18,227,243	3.66%
Taxes	($1,743,268)	($1,793,596)	($1,845,464)	($1,898,918)	($1,951,866)	($2,008,721)	($2,067,310)	($2,127,684)	($2,188,294)	($2,252,472)	($2,318,604)	3.25%
Insurance	($211,343)	($217,683)	($224,214)	($230,940)	($237,868)	($245,004)	($252,355)	($259,925)	($267,723)	($275,755)	($284,027)	3.39%
Repairs & Maintenance	($625,000)	($643,750)	($663,063)	($682,954)	($703,443)	($724,546)	($746,283)	($768,671)	($791,731)	($815,483)	($839,948)	3.39%
Cleaning & Janitorial	($840,000)	($865,200)	($891,156)	($917,891)	($945,427)	($973,790)	($1,003,004)	($1,033,094)	($1,064,087)	($1,096,009)	($1,128,890)	3.39%
Lot & Landscape	($420,000)	($432,600)	($445,578)	($458,945)	($472,714)	($486,895)	($501,502)	($516,547)	($532,043)	($548,005)	($564,445)	3.39%
Security	($310,000)	($319,300)	($328,879)	($338,745)	($348,908)	($359,375)	($370,156)	($381,261)	($392,699)	($404,480)	($416,614)	3.39%
Utilities	($690,000)	($710,700)	($732,021)	($753,982)	($776,601)	($799,899)	($823,896)	($848,613)	($874,071)	($900,293)	($927,302)	3.39%
HVAC	($1,200,000)	($1,236,000)	($1,273,080)	($1,311,272)	($1,350,611)	($1,391,129)	($1,432,863)	($1,475,849)	($1,520,124)	($1,565,728)	($1,612,700)	3.39%
Management Fees	($367,409)	($356,114)	($387,519)	($397,203)	($446,735)	($465,754)	($430,417)	($503,734)	($511,878)	($486,900)	($481,299)	3.61%
Administrative Fees	($720,000)	($741,600)	($763,849)	($786,763)	($810,366)	($834,678)	($859,718)	($885,510)	($912,074)	($939,436)	($967,620)	3.39%
Elevator	($118,000)	($121,540)	($125,186)	($128,942)	($132,810)	($136,794)	($140,898)	($145,125)	($149,479)	($153,963)	($158,582)	3.39%
TOTAL OPERATING EXPENSES	($7,245,020)	($7,438,083)	($7,680,009)	($7,906,555)	($8,177,349)	($8,426,585)	($8,628,402)	($8,946,013)	($9,204,203)	($9,438,524)	($9,700,031)	3.36%
NET OPERATING INCOME	$6,367,949	$5,833,559	$6,586,977	$6,635,844	$7,709,587	$8,310,623	$7,341,014	$9,040,486	$9,264,710	$8,662,767	$8,527,212	4.00%
Total Leasing Costs	($300,301)	($4,804,767)	($6,438,196)	($2,815,993)	($710,979)	$0	($4,616,669)	$0	($495,873)	($4,369,287)	($6,075,812)	--
Total Capital Expenditures	($124,531)	($107,667)	($110,897)	($114,224)	($117,651)	($121,180)	($124,816)	($128,560)	($132,417)	($136,390)	($140,481)	--
TOTAL LEASING & CAPITAL COSTS	($424,832)	($4,912,434)	($6,549,093)	($2,930,217)	($828,630)	($121,180)	($4,741,485)	($128,560)	($628,290)	($4,505,677)	($6,216,293)	--
CASH FLOW BEFORE DEBT SERVICE	$5,943,117	$921,125	$37,884	$3,705,627	$6,880,957	$8,189,443	$2,599,529	$8,911,926	$8,636,420	$4,157,090	$2,310,919	-3.34%
Implied Capitalization Rate (OAR)	9.95%	9.11%	10.29%	10.36%	12.04%	12.98%	11.46%	14.12%	14.47%	13.53%	13.32%	
Cash-on-Cash Return	9.28%	1.44%	0.06%	5.79%	10.75%	12.79%	4.06%	13.92%	13.49%	6.49%	3.61%	

PRESENT VALUE OF CASH FLOW-AS IS

YEAR	PERIOD	CASH FLOW	DISCOUNT 10.75%	PRESENT VALUE
1	Jan-26 - Dec-26	$5,943,117	0.902934537	$5,366,246
2	Jan-27 - Dec-27	$921,125	0.815290779	$750,985
3	Jan-28 - Dec-28	$37,884	0.736154202	$27,888
4	Jan-29 - Dec-29	$3,705,627	0.664699054	$2,463,127
5	Jan-30 - Dec-30	$6,880,957	0.600179732	$4,129,811
6	Jan-31 - Dec-31	$8,189,443	0.541923009	$4,438,048
7	Jan-32 - Dec-32	$2,599,529	0.489321001	$1,272,004
8	Jan-33 - Dec-33	$8,911,926	0.441824832	$3,937,510
9	Jan-34 - Dec-34	$8,636,420	0.3989389	$3,445,404
10	Jan-35 - Dec-35	$4,157,090	0.360215711	$1,497,449
11	REVERSION	$2,310,919	--	--
Present Value of Cash Flow		$49,983,118		$27,328,471

NOI to Capitalize	$8,527,212			
Free Rent Offset	$992,756			
Adjusted NOI to Capitalize	$9,519,967			
Terminal Capitalization Rate	9.25%			
Gross Resale	$102,918,562			
Selling Costs	$1,029,186			
Net Resale	$101,889,376	0.360215711		$36,702,154
Total Present Value (Cash Flow + Reversion)				$64,030,626
INDICATED VALUE (ROUNDED TO NEAREST $10,000)			**$123/SF**	**$64,030,000**

KROLL
REAL ESTATE ADVISORY GROUP
49

Income Capitalization Approach

Income Capitalization Approach Reconciliation

INCOME CAPITALIZATION APPROACH	
DISCOUNTED CASH FLOW (DCF)	
Terminal Capitalization Rate	9.25%
Discount Rate (IRR)	10.75%
Indicated Value	$64,030,000
$/SF NRA	$123
INCOME CAPITALIZATION CONCLUSION	**$64,030,000**
$/SF NRA	$123

Given that the subject is a multitenant asset with leases expiring at different times throughout the hold, it is generally understood that the discounted cash flow (DCF) method is the preferred method. Based on our findings and interviews with other participants, we concur that this is largely the preferred method.

KROLL REAL ESTATE ADVISORY GROUP 50

Reconciliation of Value Conclusions

The process of reconciliation involves the analysis of each approach to value. The quality of data applied the significance of each approach as it relates to market behavior and defensibility of each approach are considered and weighed. Finally, each is considered separately and comparatively with each other. Based on the agreed upon scope with the client, the subject's specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented represent the As-Is Market Value (Leased Fee Estate).

Reconciliation is the process of analyzing the relevance of the indicated values, resulting in a final value estimate. In each of the two approaches, the appraisers have documented all of the input data and briefly explained the methodology in processing and/or analyzing this data. Insofar as the appraisers were able to determine, the data furnished is from reliable sources and has been accepted as being accurate. Because the appraisal of real estate is not, by any means, an exact science, a great deal of subjective judgment on the part of the appraisers becomes a part of each of the recognized approaches.

The cost approach relies on the proposition that the market value of the property is no more than the cost of producing a substitute property with the same utility as the subject produces. The approach is reasonable accurate in establishing replacement cost. We have not utilized this approach in our analysis because buyers of properties similar to the subject would not typically rely on this type of analysis.

The sales comparison approach was the second approach utilized in the valuation process. This approach involves the direct comparison of the property being appraised with similar market comparables. Each sale was analyzed and compared on a price per square foot basis. The sales comparison approach is heavily dependent upon the accuracy and comparability of the sales. We were able to research and analyze comparable transactions locally. Although the properties are considered comparable to the subject in general physical and economic characteristics, various adjustment factors were warranted.

The data collected for the income capitalization approach is recent and considered to be reliable. Strong indicators of market rent, occupancy, and expenses were included in the analysis. The income capitalization approach is considered to be most applicable in the subject's valuation, since a prospective purchaser would likely purchase the property based on its income-producing characteristics. The discounted cash flow analysis is generally regarded as the most reliable method for estimating the value of an income producing property. This approach primarily emphasizes the economic productivity of the asset. It is based on the premise that value is created by the expectation of future benefits.

In summary, the income capitalization approach is considered a primary value indicator and was given primary emphasis. The sales comparison approach also provided to be a reliable value estimate and was given secondary emphasis.

KROLL REAL ESTATE ADVISORY GROUP 51

Reconciliation of Value Conclusions 52 Addenda 53 Regional Overview The following graphs charts the trailing 18 months and trailing 10 years unemployment rate for the United States, Midwest Region, Minnesota, Minneapolis-St. Paul-Bloomington, MN-WI MSA, and Hennepin County. The following chart shows the trailing 10 years employment for the state of Minnesota, Minneapolis-St. Paul- Bloomington, MN-WI MSA, and Hennepin County. Addenda 54 Demographics The following information reflects the demographics for the subject’s area. Addenda 55 Aerial Map

Addenda 56 General Assumptions & Limiting Conditions This appraisal report is subject to the following general assumptions and limiting conditions: 1. No investigation has been made of, and no responsibility is assumed for, the legal description or for legal matters including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is further assumed to be free and clear of liens, easements, encroachments and other encumbrances unless otherwise stated, and all improvements are assumed to lie within property boundaries. 2. Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information. 3. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any use on which the value estimates provided in this report are based. 4. Full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations is assumed, unless otherwise stated. 5. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions, which occur subsequent to the appraisal date hereof. 6. Responsible ownership and competent property management are assumed. 7. The allocation, if any, in this report of the total valuation among components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal. 8. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches, if included in this report, are only to assist the reader in visualizing the property and no responsibility is assumed for their accuracy. No independent surveys were conducted. 9. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that affect value. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them. 10. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions. 11. Neither Kroll, LLC nor any individuals signing or associated with this report shall be required by reason of this report to give further consultation, to provide testimony or appear in court or other legal proceedings, unless specific arrangements thereto for have been made. 12. This appraisal has been made in conformance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. 13. We have not been engaged nor are we qualified to detect the existence of hazardous material, which may or may not be present on or near the property. The presence of potentially hazardous substances such as asbestos, urea- formaldehyde foam insulation, industrial wastes, etc. may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired. 14. The date of value to which the conclusions and opinions expressed in this report apply is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States' dollar as of this date. Addenda 57 15. The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property along with a detailed study of ADA requirements could reveal that the property is not in compliance with the act. If so, this would have a negative effect on the property value. We were not furnished with any compliance surveys or any other documents pertaining to this issue and therefore did not consider compliance or noncompliance with the ADA requirements when estimating the value of the property. 16. In accordance with our agreement, this report is limited to the value of the subject property. One or more additional issues may exist that could affect the Federal tax treatment of the subject property with respect to which we have prepared this report. This report does not consider or provide a conclusion with respect to any of those issues. With respect to any significant Federal tax issue outside the scope of this report, this report was not written, and cannot be used, by anyone for the purpose of avoiding Federal tax penalties. Addenda 58 General Definitions3 Assessed value 1. A value set on real estate and personal property by a government as a basis for levying taxes. (IAAO) 2. The monetary amount for a property as officially entered on the assessment roll for purposes of computing the tax levy. Assessed values differ from the assessor's estimate of actual (market) value for three major reasons: fractional assessment ratios, partial exemptions, and decisions by assessing officials to override market value. The process of gathering and interpreting economic data to provide information that can be used by policymakers to formulate tax policy. (IAAO) Easement An interest in real property that conveys use, but not ownership, of a portion of an owner’s property. Access or right of way easements may be acquired by private parties or public utilities. Governments dedicate conservation, open space, and preservation easements. Effective date The date at which the analyses, opinions, and advice in an appraisal, review, or consulting service apply. Fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. Floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area. Identified intangible assets Those intangible assets owned by a business (going concern) that have been separately identified and valued in an appraisal. Land-to-building ratio The proportion of land area to gross building area; one of the factors determining comparability of properties. Leased fee interest An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the lessee are specified by contract terms contained within the lease. Leasehold interest The interest held by the lessee (the tenant or renter) through a lease transferring the rights of use and occupancy for a stated term under certain conditions. Market rent The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations; the lessee and lessor each acting prudently and knowledgeably, and assuming consummation of a lease contract as of a specified date and the passing of the leasehold from lessor to lessee under conditions whereby: 1. Lessee and lessor are typically motivated. 2. Both parties are well informed or well advised, and acting in what they consider their best interests. 3. A reasonable time is allowed for exposure in the open market. 4. The rent payment is made in terms of cash in United States dollars, and is expressed as an amount per time period consistent with the payment schedule of the lease contract. 5. The rental amount represents the normal consideration for the property leased unaffected by special fees or concessions granted by anyone associated with the transaction. 3 Appraisal Institute, The Dictionary of Real Estate Appraisal, 6th ed. (Chicago: Appraisal Institute, 2015). Addenda (Continued) 59 Marketing time 1. The time it takes an interest in real property to sell on the market sub-sequent to the date of an appraisal. 2. Reasonable marketing time is an estimate of the amount of time it might take to sell an interest in real property at its estimated market value during the period immediately after the effective date of the appraisal; the anticipated time required to expose the property to a pool of prospective purchasers and to allow appropriate time for negotiation, the exercise of due diligence, and the consummation of a sale at a price supportable by concurrent market conditions. Marketing time differs from exposure time, which is always presumed to precede the effective date of the appraisal. (Advisory Opinion 7 of the Appraisal Standards Board of The Appraisal Foundation and Statement on Appraisal Standards No. 6, "Reasonable Exposure Time in Real Property and Personal Property Market Value Opinions" address the determination of reasonable exposure and marketing time.) Negative easement Property that is burdened by an easement; also called servient estate. Personal property Identifiable tangible objects that are considered by the general public as being “personal,” for example, furnishings, artwork, antiques, gems and jewelry, collectibles, machinery and equipment; all tangible property that is not classified as real estate. Personal property consists of every kind of property that is not real property; movable without damage to itself or the real estate; subdivided into tangible and intangible. Prospective value opinion A forecast of the value expected at a specified future date. A prospective value opinion is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written. Rentable area The amount of space on which the rent is based; calculated according to local practice. Restricted appraisal report A written appraisal report prepared under Standards Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice (USPAP, 2002 ed.). A restricted appraisal report sets forth the data considered, the appraisal procedures followed, and the reasoning employed in the appraisal, addressing each item in the depth and detail required by its significance to the appraisal and providing sufficient information so that the client and the users of the report will understand the appraisal and not be misled or confused. Appraisal report A written report prepared under Standards Rule 2-2(b) or 8-2(b). An appraisal report contains a summary of all information significant to the solution of the appraisal problem. The essential difference between a restricted appraisal report and an appraisal report is the level of detail of presentation. Use value In real estate appraisal, the value a specific property has for a specific use; may be the highest and best use of the property or some other use specified as a condition of the appraisal; may be used where legislation has been enacted to preserve farmland, timberland, or other open space land on urban fringes. See also exchange value; value in use. Usable area The area available for assignment or rental to an occupant, including every type of usable space; measured from the inside finish of outer walls to the office side of corridors or permanent partitions and from the centerline of adjacent spaces; includes subdivided occupant space, but no deductions are made for columns and projections. There are two variations of net area: single occupant net assignable area and store net assignable area. Value “as is” The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

KROLL
REAL ESTATE
ADVISORY GROUP

Pacific Oak SOR - 110 William St - Q4 2025

Appraisal Report
April 7, 2026



KROLL
REAL ESTATE
ADVISORY GROUP

April 7, 2026

Ryan Schluttenhofer
Chief Accounting Officer
Pacific Oak Capital Advisors
3200 Park Center Drive, Suite 800
Costa Mesa, CA 92626

Re: Appraisal Report

Mr. Schluttenhofer:

In accordance with your request, we have prepared an Appraisal Report to estimate the As-Is Market Value (Leased Fee) in the subject property in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report. Please reference the attached report for important information regarding the scope of work and analysis for this appraisal, including property identification, inspection, the highest and best use analysis and valuation methodology.

The subject property, located at 110 William Street, New York, NY, is a mixed-use, high-rise office property with ground floor retail located in the Insurance District submarket. The improvements consist of 928,157 square feet of net rentable area (NRA) as of the valuation date and were reportedly built in 1918, with expansions in 1959 and renovations in 2006, and are approximately 98.8% occupied. The largest tenant currently the City of New York – DCAS, which occupies approximately 648,369 square feet of space across 19 floors. The majority of these leases occurred in 2025, and the lease terms are for 20 years with a starting rent of $45.00 PSF.

The following table conveys the final opinion of value that is developed in this appraisal:

MARKET VALUE CONCLUSION			
VALUATION SCENARIO	INTEREST APPRAISED	DATE	VALUE
As-Is Market Value	Leased Fee	December 31, 2025	$422,100,000

The exposure time preceding December 31, 2025 would have been six to nine months and the estimated marketing period as of December 31, 2025 is six to nine months.

Extraordinary Assumptions

No Extraordinary Assumptions were made for this assignment.

Hypothetical Conditions

No Hypothetical Conditions were made for this assignment.

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. This report conforms to the current Uniform Standards of Professional Appraisal Practice (USPAP). Accordingly, the analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth therein.

If there are any specific questions or concerns regarding the attached appraisal report, or if Kroll REAG can be of additional assistance, please contact the individuals listed below.

Respectfully submitted,

Kroll, LLC

Kroll, LLC

THIS LETTER MUST REMAIN ATTACHED TO THE REPORT IN ITS ENTIRETY INCLUDING RELATED EXHIBITS, IN ORDER FOR THE VALUE OPINION(S) SET FORTH TO BE CONSIDERED VALID.

Table of Contents

Letter of Transmittal

Photographs of the Subject Property	3
General Assumptions And Limiting Conditions	5
Certification	7

Introduction

Executive Summary	8
Identification of Appraisal Assignment	13
Scope of Work	15

Descriptions & Exhibits

Regional Analysis	18
Neighborhood Analysis	23
Market Analysis	33
Site Description	35
Zoning	42
Improvement Description	44
Highest & Best Use Analysis	46
As Vacant Analysis	46
As-Improved Analysis	47

Appraisal Methodology

Sales Comparison Approach	50
Income Capitalization Approach	58
Reconciliation of Value Conclusions	82

Addenda

General Definitions 84
Legal Description 86

Photographs of the Subject Property April 7, 2026 2 Exterior view of subject from southwest corner of William Street and John Street Exterior view of building entrance on William Street Exterior view of subject Exterior view of peak building heights Exterior view of ground floor retail space along John Street Exterior view of building entrance on John Street and ground floor retail space entrance Photographs of the Subject Property (Continued) Exterior view of service entrance on John Street Exterior view of Fulton Street Subway entrance on John Street Exterior view of building roof at 31st floor Interior view of newly renovated office space Exterior view of building roof at 21st floor from above Interior view of newly renovated cafeteria space Photographs of the Subject Property (Continued) Exterior view of skyline facing southwest Interior view of vacant tenant space under renovation General Assumptions And Limiting Conditions April 7, 2026 5 This appraisal report is subject to the following general assumptions and limiting conditions: 1. No investigation has been made of, and no responsibility is assumed for, the legal description or for legal matters including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is further assumed to be free and clear of liens, easements, encroachments, and other encumbrances unless otherwise stated, and all improvements are assumed to lie within property boundaries. 2. Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information. 3. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any use on which the value estimates provided in this report are based. 4. Full compliance with all applicable federal, state, and local zoning, use, occupancy, environmental, and similar laws and regulations is assumed, unless otherwise stated. 5. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions, which occur subsequent to the appraisal date hereof. 6. Responsible ownership and competent property management are assumed. 7. The allocation, if any, in this report of the total valuation among components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal. 8. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches, if included in this report, are only to assist the reader in visualizing the property and no responsibility is assumed for their accuracy. No independent surveys were conducted. 9. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that affect value. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them. 10. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions. 11. Neither Kroll REAG nor any individuals signing or associated with this report shall be required by reason of this report to give further consultation, to provide testimony or appear in court or other legal proceedings, unless specific arrangements thereto for have been made. 12. This appraisal has been made in conformance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. 13. We have not been engaged nor are we qualified to detect the existence of hazardous material, which may or may not be present on or near the property. The presence of potentially hazardous substances such as asbestos, urea- formaldehyde foam insulation, industrial wastes, etc. may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired. 14. The date of value to which the conclusions and opinions expressed in this report apply is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States' dollar as of this date.

General Assumptions And Limiting Conditions (Continued)

15. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property along with a detailed study of ADA requirements could reveal that the property is not in compliance with the act. If so, this would have a negative effect on the property value. We were not furnished with any compliance surveys or any other documents pertaining to this issue and therefore did not consider compliance or noncompliance with the ADA requirements when estimating the value of the property.
16. In accordance with our agreement, this report is limited to the value of the subject property. One or more additional issues may exist that could affect the Federal tax treatment of the subject property with respect to which we have prepared this report. This report does not consider or provide a conclusion with respect to any of those issues. With respect to any significant Federal tax issue outside the scope of this report, this report was not written, and cannot be used, by anyone for the purpose of avoiding Federal tax penalties.

Hypothetical Conditions

Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. A hypothetical condition may be used in an assignment only if:

- Use of the hypothetical condition is clearly required for legal purposes, for purposes of reasonable analysis, or for purposes of comparison;
- Use of the hypothetical condition results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for hypothetical conditions.

No Hypothetical Conditions were made for this assignment.

Certification

We certify that, to the best of our knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions of the signers are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- The signer of this report has no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.
- Adam Schwartz has performed services, specifically as appraisers, regarding the property that is the subject of this report, specifically as of September 30, 2025, September 30, 2024 and September 30, 2023 . Kroll, LLC has performed services, specifically as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment with valuation date of September 30, 2022.
- The signer is not biased with respect to the property that is the subject of this report or to the parties involved with this assignment.
- The engagement in this assignment was not contingent upon developing or reporting predetermined results.
- The compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- The reported analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the *Code of Professional Ethics* and *Standards of Professional Appraisal Practice* of the Appraisal Institute, and the *Uniform Standards of Professional Appraisal Practice*, as set forth by the Appraisal Standards Board of the Appraisal Foundation.
- A former representative of Kroll, LLC performed an inspection of the property subject to this report on October 22, 2014, and a subsequent exterior-only inspection on October 11, 2017; however, Adam Schwartz did not complete an inspection.

- Adam Kochman real property appraisal assistance to the individuals signing this report.
- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
- As of the date of this report, Adam Schwartz has completed the Standards and Ethics Requirements for Candidates for Designation of the Appraisal Institute.



Adam Schwartz
Senior Director
State Certified General Real Estate Appraiser
New York License No. 46000053290
Expiration Date 3/22/2027
Adam.Schwartz@kroll.com

April 7, 2026 7

Executive Summary

	PROPERTY IDENTIFICATION
Name	110 William
Property	Office - High-Rise Office
Address	110 William Street
City, State Zip	New York, New York 10038-3901
County	New York County
MSA	New York-Jersey City-White Plains, NY-NJ MSA Division
Market / Submarket	New York City / Insurance District
Geocode	40.708725,-74.006914
Census Tract	36-061-001502

	SITE DESCRIPTION	
Number of Parcels	1	
Assessor Parcel Number	Block 77, Lot 8	
Land Area	Square Feet	Acres
Usable	32,670	0.75
Total	32,670	0.75
Zoning	General Central Commercial District/Special Lower Manhattan District (C6-4; L-M)	
Shape	Generally Rectangular	
Topography	Level at street grade	
Flood Zone	Zone X (Unshaded)	

IMPROVEMENT DESCRIPTION

Tenancy	Multi-Tenant Occupied By Third Party Tenants - 70 Tenant Spaces
Net Rentable Area (NRA)	928,157
Gross Building Area (GBA) (REBNY)	788,241
Ground Floor SF	32,000
Total Buildings	1
Floors	32
Year Built	1918 / 1959 (Renovated 2006)
Actual Age	69 Years
Effective Age	18 Years
Economic Life	60 Years
Remaining Useful Life	42 Years
Building Class	A
Land To Building Ratio	0.04 : 1
Site Coverage Ratio	97.9%
Parking	None

QUALITATIVE ANALYSIS

Site Quality	Good
Site Access	Good
Site Exposure	Good
Site Utility	Good
Building Quality	Good
Building Condition	Good
Building Appeal	Good

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 8

Executive Summary (Continued)

HIGHEST & BEST USE		
Proposed Construction	No	
As Vacant	To hold for residential development as demand and economic conditions warrants	
As Improved	As improved with a mid-rise office building with ground floor retail	
EXPOSURE & MARKETING TIME		
Exposure Time	Six to Nine Months	
Marketing Time	Six to Nine Months	
INVESTMENT INDICATORS		
Current Occupancy / Current Vacancy	98.85%	1.15%
Stabilized Occupancy / Stabilized Vacancy & Credit Loss	94.00%	6.0%
Expense Structure	6 - 12 Months	
Occupied SF / Vacant SF	917,458	2,118
Number of Tenants in Occupancy / Vacant Spaces	50	8
Weighted Average Lease Term Remaining for Commercial Tenants	5.2 Years	
Total Contract Rent (Occupied Space)	$42,885,169	$46.74/SF
Total Market Rent (Occupied Space)	$44,866,609	$48.90/SF
Contract Rent As % of Market Rent	95.58%	
Expense Ratio (Expenses/EGR)	40.07%	
Capitalization Rate (OAR) Conclusion	5.75%	
Discount Rate (IRR) Conclusion	7.00%	
Terminal Capitalization Rate Conclusion	6.00%	
Holding Period	10 Years	
Average NOI Growth Rate	0.16%	
% SF Expiring in First Five Years	10.31%	
% SF Expiring over Holding Period	19.89%	

RECONCILIATION OF VALUES	
VALUATION SCENARIOS	AS-IS MARKET VALUE
Interest	Leased Fee
Date	December 31, 2025
SALES COMPARISON APPROACH	
SALES COMPARISON APPROACH	
Indicated Value	$422,300,000
$/SF NRA	$455
INCOME CAPITALIZATION APPROACH	
DISCOUNTED CASH FLOW (DCF)	
Terminal Capitalization Rate	6.00%
Discount Rate (IRR)	7.00%
Indicated Value	$422,100,000
$/SF NRA	$455
INCOME CAPITALIZATION CONCLUSION	$422,100,000
$/SF NRA	$455
FINAL VALUE CONCLUSION	
FINAL VALUE CONCLUSION	$422,100,000
$/SF NRA	$455

Value Attribution Comments

We have previously completed an assignment involving the subject of this report (September 2025) in which we provided a (fair) market value conclusion of $481,800,000 or $519 per SF. This represents a 12.4% decrease over the previous conclusion. The main driver of this decrease is the delay in delivery of the spaces for the new DCAs leases. Based on this delay, we have updated the recovery structure for these leases to reflect the 2027 base year stop amount. This has significantly lowered expense recoveries since the previous report. We have also increased rates by 50 bps to account for the additional investment needed at the subject property and market conditions for similar properties. In

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 9

Executive Summary (Continued) April 7, 2026 10 addition, due to the delay in the DCAS lease-up, an additional capital expenditure of $9,000,000 has been included in this analysis. This decrease in value is negated by the subject property’s ongoing ICAP tax appeal, significantly lowering real estate tax expenses throughout the hold period. As a result, we believe that this decrease in value is justified. Aerial Photograph April 7, 2026 11 Identification of Assignment April 7, 2026 12 Property Identification The subject property, located at 110 William Street, New York, NY, is a mixed-use, high-rise office property with ground floor retail located in the Insurance District submarket. The assessor parcel Number is: Block 77, Lot 8. Legal Description A detailed legal description was not provided. Client/Intended Use/Users The client of this specific assignment is Pacific Oak Capital Advisors. in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report. Purpose The purpose of this appraisal is to develop an opinion of the As-Is Market Value (Leased Fee). Definition Of Market Value The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming that the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1. Buyer and seller are typically motivated; 2. Both parties are well informed or well advised, and acting in what they consider their own best interests; 3. A reasonable time is allowed for exposure in the open market; 4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and 5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.1 Property Rights Appraised The property rights appraised constitute the leased fee interest. Leased Fee Interest A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship.2 Non-Discrimination Statement This appraisal has been completed without regard to race, color, religion, national origin, sex, marital status, or any other prohibited basis, and does not contain references which could be regarded as discriminatory. 1 Office of Comptroller of the Currency (OCC), Title 12 of the Code of Federal Regulation, Part 34, Subpart C -Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); This is also compatible with the FDIC, FRS and NCUA definitions of market value. 2 The Dictionary of Real Estate Appraisal, Sixth Edition, Appraisal Institute, Chicago, Illinois, 2015 Identification of Assignment (Continued) April 7, 2026 13 Personal Property & Business Intangible There is no personal property (FF&E) or business intangible value included in this appraisal. Property And Sales History Current Owner The subject title is currently recorded in the name of 110 William Property Investors III, LLC who acquired title to the property on April 29, 2014 for the improvements for $261,100,000, as recorded in the New York County Deed Records. Pacific Oak Capital Advisors assumed a loan in the amount of $141,500,000 from U.S. Bank National Association as part of the transaction. The contract was signed on December 4, 2013, which equates to an escrow period of 147 days. Three-Year Sales History Ownership of the subject property has not changed in the past three years. We are unaware of any pending sales or listing activity relating to the subject property.

Scope of Work

According to the Uniform Standards of Professional Appraisal Practice, it is the appraiser's responsibility to develop and report a scope of work that results in credible results that are appropriate for the appraisal problem and intended user(s). Therefore, the appraiser must identify and consider:

- The client and intended users
- The intended use of the report
- The type and definition of value
- The effective date of value
- Assignment conditions
- Typical client expectations
- Typical appraisal work by peers for similar assignments

The client of this specific assignment is Pacific Oak Capital Advisors. in making financial reporting decisions related to this asset. Pacific Oak Capital Advisors is the only intended user of this report.

The scope of work for this assignment was based on the needs and prior communications with the Client. The purpose of this assignment—which was prepared as an Appraisal Report in accordance with USPAP Standards Rule 2-2a, with the analysis stated in the document and representing a fully described level of analysis—is to form an opinion of the As-Is Market Value (Leased Fee) for the subject property, as of the valuation date (December 31, 2025). Specifically, the scope of work and report content herein is commensurate with the relative risk that is associated with this particular transaction as determined by the Client, Pacific Oak Capital Advisors.

We have conducted primary research and-wherever possible-we have verified and/or re-verified applicable tax data, zoning requirements, flood zone status, demographics, and comparable listing, sale and rental information which was gathered via: a) public records, b) comments from local brokers and market participants, c) third party data such as CoStar, Reis, LoopNet, Real Quest, etc., d) other sources such as related or previous appraisal projects; and e) observations of the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. Then we analyzed, correlated, and reconciled the results with the use of appropriate and accepted appraisal methodology to arrive at a reasonable and defensible value conclusion via the Sales Comparison and Income (Discounted Cash Flow) Approaches to value.

The appraisal analyzes the regional and local area profiles including employment, population, household income and real estate trends. The local area was inspected to consider external influences on the subject.

The appraisal analyzes legal and physical features of the subject including site size, improvement size, flood zone, seismic zone, site zoning, easements, encumbrances, site access and site exposure.

The appraisal includes an office market analysis for the New York City market and Insurance District submarket using vacancy, absorption, supply and rent data. Conclusions were drawn for the subject's competitive position given its physical and locational features, current market conditions and external influences.

We have estimated a reasonable exposure time and marketing time associated with the value estimate presented.

The appraisal includes a Highest and Best Use analysis and conclusions have been completed for the highest and best use of the subject property As Vacant and As Improved. The analysis considered legal, locational, physical, and financial feasibility characteristics of the subject site and existing improvements.

We verified the accuracy of the rent roll against leases or adjusted where required except where otherwise noted as well as verified the accuracy of any Argus or cash flow input against the leases (if provided) as we have read or reviewed all of the leases provided to substantiate the quantity and durability of the gross revenue stream.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 14

Scope of Work

(Continued)

We completed an analysis of the subject's existing and/or pro forma economic operating characteristics and attempted—where possible—to identify all lease provisions pertaining to use clauses, co-tenancy requirements (initial opening and ongoing), kick-out provisions, sales volume out clauses, "go dark" clauses and operating covenants, (if applicable this information has been presented in a table format on a tenant-by-tenant basis.

We have provided prior professional services regarding the subject property, in the capacity as appraisers or otherwise, within a three-year period immediately preceding the date of acceptance of this assignment.

We have not completed a site inspection for this valuation update as it is beyond the scope of this engagement. As such we have not observed the interior and exterior of the subject's improvements and the surrounding land area since our last inspection on October 22, 2014, and supplemental exterior-only inspection on October 11, 2017, and assume there have been no material changes since our last inspection. We did not attempt to detect any physical issues with the site area that would not be readily observable without removal of fixtures or fixed elements or any foliage at the site. As well, we did not attempt to detect any environmental hazards at the subject that were not readily observable during our on-site visitation, nor did we conduct any off-site research into potential environmental hazards which might impact the subject. Finally, no research into pending legal proceedings (such as planned condemnation for public-right-of-way, etc.) was undertaken.

Unless otherwise noted in this appraisal, area measurements were taken from the information made available to us that was provided from the Client and site surveys or other sources. These figures have been cross-checked to the extent possible with public records. However, in no event—unless otherwise noted in this report—have we conducted measurements of the specific areas (these figures are taken solely from the information provided by the Client, site surveys or other sources).

The authors of this report is aware of the Competency Rule of USPAP and meet the standards.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 15

Scope of Work (Continued)

Exposure & Marketing Time

Marketing time and exposure time are both influenced by price. That is, a prudent buyer could be enticed to acquire the property in less time if the price were less. Hence, the time span cited below coincides with the value opinion(s) formed herein.

USPAP Standard rule 1-2(c)(iv) requires an opinion of exposure time, not marketing time, when the purpose of the appraisal is to estimate market value. In the recent past, the volume of competitive properties offered for sale, sale prices, and vacancy rates have fluctuated. The following information is used to estimate exposure time and marketing time for the subject:

EXPOSURE & MARKETING TIME						
SOURCE		YEAR/QUARTER	MONTHS RANGE			AVERAGE
National CBD Office	PwC					
Current Quarter		2025 Q4	3.0	to	15.0	9.5
Last Quarter		2025 Q3	3.0	to	15.0	9.5
Four Quarters Ago		2024 Q4	3.0	to	15.0	9.8
Manhattan Office	PwC					
Current Quarter		2025 Q4	3.0	to	12.0	6.3
Last Quarter		2025 Q3	3.0	to	12.0	6.3
Four Quarters Ago		2024 Q4	0.0	to	12.0	4.9
OVERALL AVERAGE						**7.9**
Exposure Period Conclusion						Six to Nine Months
Marketing Time Conclusion						Six to Nine Months
Most Probable Buyer						Institutional Investor / REITs

Conclusion

Given the analysis we have analyzed the exposure time as six to nine months. Further, a marketing time of six to nine months is estimated for the subject.

April 7, 2026 16

Regional Analysis

Introduction

We have analyzed demographic and economic information as it relates to the interaction of real estate market's supply and demand. This market analysis provides a tool to predict a property's market position and to estimate current and future occupancy and rental rates. Furthermore, a market analysis provides a basis for determining highest and best use of the subject property. Overall market conditions, as well as the property's ability to compete in its market segment, influence income and occupancy performance. Market conditions are influenced by a variety of factors; we have focused on the historical and projected trends for a.) gross domestic product; b.) population; c.) employment; d.) personal income; e.) consumer spending; and, f.) housing.

The subject market's economic performance and the property's ability to maintain its market position is a result of its specific attributes, including overall quality, amenities, location, and reputation in the marketplace. To evaluate the factors that influence a property's income potential over a projection term, the market has been analyzed at two levels: first from a broad market perspective (Regional Overview) without specific consideration of the subject property; second from a more narrowly defined market perspective with regards to the subject's neighborhood influences (Neighborhood Analysis).

The subject property is located in New York, New York. The map presented below illustrates the subject property location relative to the New York-Jersey City-White Plains, NY-NJ MSA Division metropolitan area.

April 7, 2026

17

Regional Analysis (Continued)


Scarsdale
Paramus
Yonkers
Wayne
Paterson
New Rochelle
Englewood
Hackensack
Clifton
Fort Lee
East
Rutherford
Port
Washingto
Montclair
Edgewater
Bloomfield
Great Neck
Livingston
Hobok
New Hyc
Park
Newark
S
New York
Elmont
Union
Elizabeth
Bayonne
Upper Bay
Valley Stream
Linden
Woodbridge
Township
Lower Bay
Perth Amboy
Sandy Hook Bay
Hazlet
Google
Map data ©2023 Google

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 18

Regional Analysis

(Continued)

Current Economic Conditions

CoStar Economic Analysis – New York Office Market

With the fourth quarter of 2025 underway, New York's office market is arguably outperforming every other major U.S. office market. Available space in New York continues to decline at a rapid pace, and strong tenant demand has pushed leasing activity to impressive levels.

Manhattan recorded nearly 27 million square feet of new leases through the first three quarters of 2025, a total that surpasses the same period in several pre-pandemic years. This outperformance is driven by the strongest office attendance in the U.S., continued growth in the financial sector, and a deeper pool of large corporate tenants who continue to anchor their operations in New York.

The "flight to quality" trend remains the defining theme of New York's office market, with sizable leases recently being signed in some of the city's most desirable buildings. As tenants continue to relocate or expand in New York, such buildings are looked at as tools to attract and retain employees. Of the top 10 new leases signed by square footage, all were located in buildings rated four or five stars by CoStar.

Quality remains a key differentiator for tenants, but location is equally important. Highly accessible trophy properties near major transit hubs in Midtown Manhattan, particularly in the Plaza District and Grand Central submarkets, continue to outperform the overall metro. Leasing volumes in these areas are at or near pre-pandemic levels.

Available office space in Manhattan has fallen to 85 million square feet, marking the first time availability has dipped below 90 million square feet since late 2020. Strong leasing explains part of the decline, but the removal of full office buildings for residential conversions and the sharp drop in new office construction have also played major roles.

While annual rent growth is still trailing pre-pandemic norms, owners of newly built or renovated buildings are gaining pricing power as availability in these properties has fallen sharply over the past two years. Across the broader market, discounts of roughly 8% off asking rents remain common, and many landlords still rely on sizable concession packages to finalize deals. However, the size of those concession packages has stabilized over the past year as availability has tightened.

Given recent performance, vacancy is projected to decline further into 2026. Rents are forecast to rise over the next year, with 4 and 5 Star buildings in desirable neighborhoods likely outperforming the wider market.

Outlook risks lean slightly to the upside. Positive net absorption over the past six quarters, combined with limited speculative construction and rising office-to-residential conversions, suggests that New York's office market is likely to continue outperforming the national trend. While job growth has slowed across the country, New York benefits from a broad base of industries that continue to generate healthy office requirements, which helps limit potential downside.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 19

Regional Analysis (Continued)

Unemployment

The following graphs charts the trailing 18 months and trailing 10 years unemployment rate for the United States, Northeast Region, New York, New York-Jersey City-White Plains, NY-NJ MSA Division, and New York County.

MONTHLY UNEMPLOYMENT RATE (18 MONTHS)


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Source: U.S. Bureau of Labor Statistics

	Jan	Feb	Mar	Apr	May	2024 Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	2025 Jun
Nation				3.9%	3.9%	4.1%	4.2%	4.2%	4.1%	4.1%	4.2%	4.1%	4.0%	4.2%	4.2%	4.2%	4.3%	4.1%
Region				3.5%	3.7%	4.1%	4.5%	4.5%	3.7%	3.8%	3.8%	3.8%	4.5%	4.5%	4.3%	3.9%	4.0%	4.2%
State				3.9%	4.0%	4.3%	4.8%	4.8%	4.0%	4.2%	4.2%	4.2%	4.6%	4.3%	4.1%	3.7%	3.5%	3.8%
Area	4.6%	4.8%	4.5%	4.3%	4.5%	5.0%	5.6%	5.5%	4.7%	4.9%	4.9%	4.7%	4.9%	4.3%	4.4%	4.3%	4.1%	4.6%
County			4.5%	4.3%	4.5%	5.0%	5.6%	5.5%	4.9%	5.0%	5.0%	4.7%	4.8%	3.9%	4.1%	4.2%	3.9%	4.3%

ANNUAL UNEMPLOYMENT RATE (10 YEARS)


12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
Source: U.S. Bureau of Labor Statistics www.bls.gov

	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Nation	5.3%	4.9%	4.4%	3.9%	3.7%	8.1%	5.3%	3.6%	3.6%	4.0%
Region	5.3%	4.8%	4.5%	4.0%	3.7%	9.1%	6.3%	4.0%	3.7%	4.0%
State	5.2%	4.9%	4.6%	4.1%	3.9%	9.8%	7.1%	4.3%	4.1%	4.3%
Area	5.4%	5.0%	4.5%	4.0%	3.8%	11.3%	8.8%	5.0%	4.6%	4.8%
County	4.8%	4.6%	4.1%	3.8%	3.6%	9.8%	8.2%	4.8%	4.5%	4.8%

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 20

Regional Analysis (Continued)

Employment

The following chart shows the trailing 10 years employment for the state of New York, New York-Jersey City-White Plains, NY-NJ MSA Division, and New York County.

STATE & REGIONAL EMPLOYMENT						
YEAR	STATE	% CHG.	AREA	% CHG.	COUNTY	% CHG.
2015	9,227,736	1.6%	5,693,453	2.1%	890,438	1.9%
2016	9,291,888	0.7%	5,750,729	1.0%	874,967	(1.8%)
2017	9,378,155	0.9%	5,846,479	1.6%	891,470	1.9%
2018	9,425,796	0.5%	5,861,959	0.3%	892,611	0.1%
2019	9,479,771	0.6%	5,925,947	1.1%	899,291	0.7%
2020	8,631,409	(9.8%)	5,260,740	(12.6%)	780,250	(15.3%)
2021	8,864,556	2.6%	5,426,804	3.1%	780,948	0.1%
2022	9,205,464	3.7%	5,747,250	5.6%	844,511	7.5%
2023	9,376,673	1.8%	5,906,135	2.7%	877,318	3.7%
2024	9,411,747	0.4%	5,981,679	1.3%	892,131	1.7%
CAGR	**0.2%**	-	**0.6%**	-	**0.0%**	-

Source: U.S. Bureau of Labor Statistics www.bls.gov

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 21

Neighborhood Analysis April 7, 2026 22 Introduction A property is an integral part of its surrounding and must not be treated as an entity separate and apart from its surroundings. The value of a property is not found exclusively in its physical characteristics. Physical, economic, political, and sociological forces found in the area interact to give value to a property. In order to determine the degree of influence extended by these forces on a property, their past and probable future trends must be analyzed in depth. Therefore, in order to determine the value of a property, a careful and thorough analysis must be made of the area in which the property under study is found. The area is commonly referred to as a neighborhood. “The productivity of real estate is strongly influenced by its economic and physical location. Analyzing economic location goes beyond identification of the physical position of one property in relation to another. The analysis of economic location begins with identification of the economic activities in the neighborhood or trade area, which is delineated by physical, political, and socioeconomic boundaries or by time-distance relationships represented by travel times to and from common destinations.” Therefore, in order to estimate the value of a property, a careful and thorough analysis must be made of the area in which the property under study is found. The area is commonly referred to as a neighborhood. A neighborhood can be a portion of a city, a community, or an entire town. It is usually considered to be an area which exhibits a fairly high degree of homogeneity as to use, tenancy and certain other characteristics. Therefore, in real estate terminology, a homogeneous neighborhood is one in which property use types are similar. Thus, a neighborhood is more or less a unified area with somewhat definite boundaries. The objective of a neighborhood analysis is to determine perceivable patterns of growth, structure and change that may detract from or enhance property values. The analysis provides a framework or context in which the property values are estimated. A neighborhood map is presented below, followed by a discussion of the subject’s neighborhood. Subject Neighborhood Delineation While a certain level of subjectivity exists in attempting to quantify the limits of a property’s neighborhood, based upon our observations of road patterns and the competition, we believe the subject’s neighborhood is defined by New York City Hall to the north, Brooklyn Bridge, Pearl Street and East River to the east, Water Street and FDR Drive to the south, Broadway, and Trinity Place to the west. Neighborhood Analysis (Continued) April 7, 2026 23 Neighborhood Analysis (Continued) April 7, 2026 24 Location The subject property is located at the northeast corner of William and John Streets in Lower Manhattan, New York City. New York City, or simply New York, is the most populous city in the United States with an enumerated population of 8,335,897 as of the 2022 census estimate distributed over approximately 302.6 square miles. New York is located at the southern tip of the U.S. state of New York, is a cultural, financial, and media capital of the world, which significantly influences commerce, entertainment, research, technology, education, politics, tourism, art, fashion, and sports. Lower Manhattan, also known as Downtown Manhattan or Downtown New York, is the southernmost part of Manhattan, which is the central borough for business, culture, and government in New York. Lower Manhattan is defined as the area delineated on the north by 14th Street, the west by the Hudson River, the east by the East River and the south by New York Harbor. The Lower Manhattan business district, known as the Financial District, forms the core of the area below Chambers Street and as of 2018, the district has a population of approximately 61,000 residents. In addition, Lower Manhattan is the 4th largest business district in the United States, after Midtown Manhattan, the Chicago Loop, and Washington. It is home to the New York Stock Exchange on Wall Street, and the corporate headquarters of NASDAQ, as well as headquarters of large companies such as AIG, Goldman Sachs, and Verizon Communications. Access & Linkages Primary road access to the subject property is provided by William Street, a one-way neighborhood street, and John Street, a one-way neighborhood street in Lower Manhattan. The subject’s immediate neighborhood primarily consists of office properties with ground floor retail, institutional properties, and some multi-family space. The area’s immediate proximity to the Fulton Street Subway Station provides tenants with easy access to various uptown and downtown rail lines, making it a convenient location for employees who utilize public transportation during their commute to and from work. Additionally, 110 William’s location on the east side of Manhattan provides access to FDR Drive and a connection to Brooklyn via the Brooklyn Bridge and Battery Tunnel. Slightly further west, the West Side Highway connects tenants with New Jersey via the Holland Tunnel, Lincoln Tunnel, and George Washington Bridge. Given all the preceding factors, the subject neighborhood has good access and linkage characteristics which benefits the office submarket. Neighborhood Analysis (Continued) April 7, 2026 25 The following tables and maps highlight the development in and around the subject.

Neighborhood Analysis (Continued) April 7, 2026 26 Neighborhood Analysis (Continued) April 7, 2026 27 Neighborhood Analysis (Continued) April 7, 2026 28 Neighborhood Analysis (Continued) April 7, 2026 29 The land use in the subject’s immediate neighborhood consists of a significant amount of commercial property, comprising of a mix of many property types. The following chart illustrates the high concentration of multifamily and office properties compared to retail and industrial properties.

Neighborhood Analysis (Continued)

Demographics

The following information reflects the demographics for the subject's area.

LOCAL AREA DEMOGRAPHICS							
DESCRIPTION	1 MILE	3 MILE	5 MILE	DESCRIPTION	1 MILE	3 MILE	5 MILE
POPULATION TOTAL				HOUSEHOLDS			
2010 Census	109,221	846,303	2,203,456	2010 Census	48400	398697	960006
2020 Census	127,155	982,013	2,501,178	2020 Census	57996	463150	1106888
2025 Estimate	126,711	992,328	2,519,784	2025 Estimate	59,004	477,411	1,138,016
2030 Projection	129,490	1,021,015	2,578,170	2030 Projection	61,311	496,138	1,178,237
Δ 2010-2020	16.4%	16.0%	13.5%	Δ 2010-2020	19.83%	16.17%	15.30%
Δ 2020-2025	-0.3%	1.1%	0.7%	Δ 2020-2025	1.74%	3.08%	2.81%
Δ 2025-2030	2.2%	2.9%	2.3%	Δ 2025-2030	3.91%	3.92%	3.53%
Total Daytime Population	445,400	1,710,585	4,075,975	**HOUSEHOLDS BY INCOME (2025 ESTIMATE)**			
HOUSING UNITS				<$15,000	1020.0%	1020.0%	1020.0%
Total (2025 Estimate)	68,321	533,573	1,275,674	$15,000 - $24,999	460.0%	460.0%	520.0%
Owner Occupied	1870%	2120%	2050%	$25,000 - $34,999	470.0%	400.0%	460.0%
Renter Occupied	6770%	6830%	6870%	$35,000 - $49,999	450.0%	530.0%	660.0%
Vacant Housing Units	1360%	1050%	1080%	$50,000 - $74,999	750.0%	840.0%	1030.0%
Total (2030 Projection)	70,312	554,320	1,321,337	$75,000 - $99,999	720.0%	710.0%	890.0%
Owner Occupied	1820%	2080%	2010%	$100,000 - $149,999	1110.0%	1290.0%	1420.0%
Renter Occupied	6900%	6870%	6910%	$150,000 - $199,999	940.0%	1030.0%	1000.0%
Vacant Housing Units	1280%	1050%	1080%	$200,000+	4080.0%	3710.0%	3000.0%
AVERAGE HOUSEHOLD INCOME				**AVERAGE HOUSEHOLD SIZE**			
2025 Estimate	$263,957	$214,209	$183,453	2025 Estimate	2.05	2.00	2.15
2030 Projection	$284,402	$232,482	$200,602	2030 Projection	2.01	1.98	2.13
Δ 2025-2030	7.75%	8.53%	9.35%	Δ 2025-2030	(1.95%)	(1.00%)	(0.93%)
MEDIAN HOUSEHOLD INCOME				**MEDIAN HOME VALUE**			
2025 Estimate	$151,112	$137,974	$112,310	2025 Estimate	$1,426,166	$1,148,413	$1,057,636
2030 Projection	$175,704	$159,138	$129,437	2030 Projection	$1,457,791	$1,228,784	$1,138,147
Δ 2025-2030	16.27%	15.34%	15.25%	Δ 2025-2030	2.22%	7.00%	7.61%
PER CAPITA INCOME				**AVERAGE HOME VALUE**			
2025 Estimate	$123,802	$103,166	$82,946	2025 Estimate	$1,464,907	$1,299,408	$1,230,032
2030 Projection	$135,542	$113,056	$91,765	2030 Projection	$1,494,172	$1,352,035	$1,279,228
Δ 2025-2030	9.48%	9.59%	10.63%	Δ 2025-2030	2.00%	4.05%	4.00%

Source: Sites To Do Business Online

Population

The estimate provided by ESRI for the current 2025 population within the subject neighborhood's 3 mile radius is 992,328 representing a 1.1% change since 2020. ESRI's 2020 population estimate for the subject's 5 mile radius is 2,519,784, which represents a 0.7% change since 2020.

Looking forward, ESRI estimates that the population within the subject neighborhood's 3 mile radius is forecasted to change to 1,021,015 by the year 2030. As for the broader area, ESRI forecasts that the population within the subject's 5 mile radius will change to 2,578,170 over the next five years. The population estimates for the next five years within the subject's 5 mile radius represents a 2.3% change as well as a 2.2% change within the subject's 1 mile radius for the same period.

Households

The estimates provided by ESRI indicate that the number of households within the subject neighborhood's 3 mile radius is 477,411, which is a 3.08% change since 2020. Within the subject's broader 5 mile radius, ESRI estimates that the number of households is 1,138,016, a 2.81% change over the same period of time.

By the year 2030, the estimates provided by ESRI indicate that the number of households within the subject neighborhood's 3 mile radius will change by 3.92% to 496,138 households. Additionally, ESRI's estimate for total households over the next five years within the subject's broader 5 mile radius indicates an expected change of 3.53% which will result in a total household estimate of 1,178,237.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 30

Neighborhood Analysis

(Continued)

Looking back, the number of households in the subject neighborhood's 3 mile radius changed 16.17% during the ten-year period of 2010 to 2020. Since then, it has changed by 3.08%.

Income

Income estimates provided by ESRI for the subject neighborhood's 3 mile radius indicates that the median household income is $137,974 and that the average household income is $214,209. Further, the estimates provided by ESRI indicate that, for the subject's broader 5 mile radius the median household income is $112,310, and the average household income is $183,453. Given that there are reportedly 1,138,016 households in the subject's 5 mile radius, it is estimated that the local effective buying income is around $208,772,449,248.

Conclusion

Based on our observation and the data provided by ESRI, it is perceived that the income and population demographics for the subject neighborhood exhibit above average characteristics in terms of reported population growth and income levels. As previously mentioned, the population growth for the subject's 3 mile radius has increased 1.1% since 2020 and based on the projections provided by ESRI, it is expected to continue to increase another 2.9% during the next 5 years. Lastly, we perceive that, since average household incomes are above the national average ($214,209, for the subject's 3 mile radius) and given that the area is well-populated (477,411 households in a 3 mile radius), developments like the subject should be adequately supported.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 31

Market Analysis

In this section, market conditions which influence the subject property are analyzed. An overview of Office supply and demand conditions for the New York City market and Insurance District submarket is presented. Key supply and demand statistics for the most recent year, historical averages and a projection are summarized in the tables below.

OFFICE MARKET AND SUBMARKET DATA SUMMARY (10 YEARS)

		INVENTORY SUPPLY (SF)		VACANCY (%)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q4	2025	860,486,443	12,166,697	13.5%	13.0%
Q3	2025	861,877,522	12,587,485	13.8%	15.6%
Q2	2025	858,732,411	12,587,485	13.8%	14.3%
Q1	2025	862,080,525	12,587,485	14.1%	13.4%
	2024	862,730,745	13,363,339	14.2%	17.0%
	2023	862,329,881	13,363,339	14.3%	16.8%
	2022	861,009,698	13,845,197	13.2%	18.7%
	2021	854,256,643	14,195,111	12.3%	9.8%
	2020	852,732,974	14,239,547	10.0%	6.2%
	2019	849,484,618	14,337,959	8.2%	6.2%
	2018	838,967,117	14,355,821	8.1%	7.4%
	2017	835,511,639	14,406,751	8.4%	3.6%
	2016	835,199,318	14,424,751	8.6%	3.0%

		RENT $/SF		NET ABSORPTION (SF)	
QTR	YEAR	MARKET	SUBMARKET	MARKET	SUBMARKET
Q4	2025	$38.54	$44.99	643,264	(42,815)
Q3	2025	$38.40	$44.66	2,698,767	(159,983)
Q2	2025	$38.49	$44.48	399,918	(110,603)
Q1	2025	$38.61	$44.32	(222,647)	(40,574)
	2024	$39.26	$47.93	1,354,305	(208,429)
	2023	$39.68	$48.56	(8,276,214)	(139,808)
	2022	$41.83	$48.57	(1,660,640)	(1,541,921)
	2021	$40.09	$51.83	(18,259,338)	(551,052)
	2020	$40.17	$56.12	(12,830,432)	(91,455)
	2019	$42.25	$57.35	8,636,391	158,324
	2018	$42.33	$57.46	6,329,285	(607,302)
	2017	$41.65	$54.71	1,027,750	(78,472)
	2016	$42.37	$50.82	(1,226,164)	10,923

Source: CoStar Property®

LONG TERM VACANCY


22%
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
2016
2017
2018
2019
2020
2021
2022
2023
2024
New York City
Insurance District

SHORT TERM VACANCY


22%
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
2025 Q1
2025 Q2
2025 Q3
2025 Q4
New York City
Insurance District

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP
32

Market Analysis

(Continued)



LONG TERM RENT
$60
$55
$50
$45
$40
$35
$30
2016 2017 2018 2019 2020 2021 2022 2023 2024
New York City
Insurance District



SHORT TERM RENT
$60
$55
$50
$45
$40
$35
$30
2025 Q1
2025 Q2
2025 Q3
2025 Q4
New York City
Insurance District



DELIVERIES, ABSORPTION & VACANCY - MARKET
New York Net Del SF 12 Mos
New York Net Abs SF 12 Mos
Insurance District Vacancy
New York Vacancy
15,000,000
10,000,000
5,000,000
0
-5,000,000
-10,000,000
-15,000,000
-20,000,000
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%



DELIVERIES, ABSORPTION & VACANCY - SUBMARKET
Insurance District Net Del SF 12 Mos
Insurance District Net Abs SF 12 Mos
Insurance District Vacancy
New York Vacancy
500,000
0
-500,000
-1,000,000
-1,500,000
-2,000,000
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%

The New York City Office market demonstrates positive conditions. There has been an increase in supply over the last year. Vacancy has increased over the last several periods hovering near the most recent figure at 15.6%. Market rent growth has also remained somewhat static as well. Net absorption was positive in the last two quarters.

The Insurance District Office submarket generally mirrors the broader area in terms of rent and demand growth. Vacancy was stable, staying between 18.3 and 18.6% throughout the last several periods, with the most recent figure at 18.3%. Unlike vacancies, market rents fluctuated, with figures between $43.05 and $48.56 with the most recent figure at the low of $43.05 PSF. It is noted that rents in this submarket are currently below that of the MSA. Net absorption was positive for the last two quarters.

Market Rent, Sale Price, Vacancy & Inventory



MARKET RENT
Market Rent $PSF for New York
Market Rent Growth for New York
Market Rent $PSF for Insurance District
Market Rent Growth for Insurance District
$70
$60
$50
$40
$30
$20
$10
$0
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2025 2026 2027F 2028F 2029F



VACANCY
Insurance District Vacancy
New York Vacancy
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2025 2026

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 33

Market Analysis

(Continued)



MARKET SALE PRICE
Market Sale Price $PSF for New York
Market Sale Price $PSF for Insurance District
Sale Price Growth for New York
Sale Price Growth for Insurance District
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
100.0%
50.0%
0.0%
-50.0%
-100.0%
-150.0%
-200.0%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025



SUBMARKET INVENTORY
15,500,000
15,000,000
14,500,000
14,000,000
13,500,000
13,000,000
12,500,000
12,000,000
11,500,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2025
2026
2027F
2028F
2029F

Market Analysis Conclusion

Overall, investors would recognize these general office conditions and the subject's positioning in the immediate market area as having a negative overall influence with upward potential when contemplating purchase of the subject. To conclude, the market should be monitored from time to time to assess its impact on market values.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 34

Site Description

The following summaries the salient characteristics of the subject site:

Address 110 William Street, New York, New York.

Location The subject property is located along the northeast corner of William Street in Lower Manhattan, New York City.

Census Tract **36-061-001502**

Number of Parcels	1	
Assessor Parcel	Block 77, Lot 8	
Land Area	Square Feet	Acres
Usable Site Size	32,670	0.75
Total Land Area	32,670	0.75
Excess/Surplus Land	No	
Corner	Yes	
Floor Area Ratio (FAR)	10.00 Permitted	
Site Topography	Level At street grade	
Site Shape	Generally Rectangular	
Site Grade	At street grade	
Site Quality	Good	
Site Access	Good	
Site Exposure	Good	
Site Utility	Good	
Utilities	All available	

Arterial Access 110 William is located in the Insurance District of Manhattan, which is linked by major transportation routes including Interstate 95, Interstate 495, and Route 80, all within a 5-mile radius of the subject property.

Rail Access The Property has a Fulton Street Subway entrance on site leading to the A, C, 2, and 3 lines. The Property is also conveniently located near the Nassau Street J and Z lines, Fulton Street 4 and 5 lines, and Cortlandt N and R lines.

Water/Port Access In addition to public transportation, 110 William's location on the east side of Manhattan provides convenient access to FDR Drive and a direct connection to the Brooklyn Bridge and Brooklyn Battery Tunnel. To the west is the West Side Highway, which is directly connected to the Holland Tunnel, the Lincoln Tunnel, and the George Washington Bridge.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 35

Site Description (Continued)

Adjacent Properties

North Fulton Street borders the property to the north and provides several access points to the Fulton Street Subway Station. Land uses in the area predominantly consist of office buildings with ground floor retail and institutional buildings. A Pace University building is located on William Street just north of the subject.

South A second main entrance to the building is located on John Street, which borders the subject directly to the south. Both the Fulton Street Subway Station and the building's service entrance are also accessible via John Street. Nearby properties consist primarily of office space with ground floor retail is located here.

East Gold Street borders the property to the east, and holds various office properties with ground floor retail. An underground parking garage is also located on Gold Street, along with several mid-rise and high-rise multi-family properties within close proximity to the subject.

West The main entrance to the building sits on William Street, which borders the property directly to the West. HSBC, a ground floor tenant at the property, also has an entrance on William Street. The immediate area is primarily made up of office buildings with ground floor retail, including several cafés and convenience stores.

Accessibility Access to the subject site is considered good overall.

STREET & TRAFFIC DETAIL

Street Improvements	Type	Direction	Lanes	Lights	Curbs	Sidewalks	Signals	Median	Parking	Center Lane	Bike Lane
William Street	Neighborhood street	One-Way	2	x	x	x			x		
John Street	Neighborhood Street	One-Way	1	x	x	x			x		

Exposure & Visibility Exposure of the subject is good.

Flood Plain Zone X (Unshaded). This is referenced by Panel Number 3604970184F, dated September 05, 2007. Zone X (unshaded) is a moderate and minimal risk area. Areas of moderate or minimal hazard are studied based upon the principal source of flood in the area. However, buildings in these zones could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in a community's flood insurance study. The failure of a local drainage system can create areas of high flood risk within these zones. Flood insurance is available in participating communities, but is not required by regulation in these zones. Nearly 25% of all flood claims filed are for structures located within these zones. Minimal risk areas outside the 1% and 0.2% annual chance floodplains. No BFEs or base flood depths are shown within these zones. (Zone X (unshaded) is used on new and revised maps in place of Zone C.)

Easements A preliminary title report was not available for review. During the property inspection, no adverse easements or encumbrances were noted. This appraisal assumes that there are no adverse easements present. If questions arise, further research is advised.

Soils A detailed soils analysis was not available for review. Based on the development of the subject, it appears the soils are stable and suitable for the existing improvements.

Hazardous Waste We have not conducted an independent investigation to determine the presence or absence of toxins on the subject property. If questions arise, the reader is strongly

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 36

Site Description (Continued)

cautioned to seek qualified professional assistance in this matter. Please see the Assumptions and Limiting Conditions for a full disclaimer.

Site Rating Overall, the subject site is considered good as an office site in terms of its location, exposure and access to employment, education and shopping centers, based on its location along a neighborhood street.

Site Conclusion No significant detriments were discovered that would inhibit development in accordance with the highest and best use of the subject property. The site's physical and legal characteristics appear to be supportive of and suitable for the subject's current use.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 37

Plat Map April 7, 2026 38 Flood Map April 7, 2026 39 Taxes April 7, 2026 40 Current Taxation & Assessment Description The subject’s assessed values and property taxes for the current year are summarized in more detail in the following table. Real property in New York City is assessed at 45% of market value, which indicates an implied market value of $255,060,000. Our concluded value is higher than the implied market value due to the positive impacts due to the lease up of the property. Any changes to assessed values are phased in over a five-year period. New York City applies 20% of the change each year for five years. In any given year, there are multiple transitions being applied which results in an actual assessed value and a transitional assessed value for the property each year. The law requires that whichever number is lower – the actual assessed value or transitional assessed value – is used to determine the property’s tax bill. However, if physical changes are made to a property, the full value of the improvements is not phased in over a five-year period, but rather is immediately applied. We have incorporated the phased in tax increases into our analysis. Based on discussions with the client, 110 William Street participated in New York City Industrial and Commercial Abatement Program to improve the building and in connection with the new tenanted space. ICAP provides a property tax abatement that reduces the amount real estate taxes that would otherwise be due based on the Property’s assessed value and tax rate. The ICAP Abatement Base is calculated as the difference between the tax on the Building Assessed Value for the first tax year having a taxable status date following its completion and 115% of the tax on the building assessed value for the initial tax year. 110 William Street is located in the Lower Manhattan Renovation Area. For the purpose of this assignment, we have assumed that the appeal will be approved. The ICAP benefits would be effective as of July 1, 2026. If the benefit is approved after the taxes are billed, it will be implemented retroactively. As a result of this, excess taxes would be cancelled and generate a credit. The ICAP tax abatement will have 12 years of ICAP benefits. Benefits year 1 through 8 get 100% of the base, year 9 gets 80% of the base, year 10 gets 60% of the base, year 11 gets 40% of the base and year 12 gets 20% of the base. A historical analysis of the tax assessments at the subject property are detailed below: Flood Map (Continued) April 7, 2026 41

Zoning

The subject is located in the General Central Commercial District/Special Lower Manhattan District (C6-4; L-M) zoning area which was Established to enhance the vitality of Lower Manhattan, home of the city's oldest central business district and a growing residential community. The district regulations allow for the conversion of older commercial buildings to residential use and encourage a dynamic mix of uses in the area while protecting its distinctive skyline and old street patterns. The built character of the area is enhanced by height and setback regulations and limitations on the dimensions of tall buildings. The pedestrian environment is enriched by requirements for retail continuity, pedestrian circulation space and subway station improvements.

ZONING	
Designation	General Central Commercial District/Special Lower
Zoning Authority	City of New York
Permitted Uses	Most commercial, retail and residential uses, including corporate headquarters, hotels, retail stores and some residential uses in mixed-use buildings
Current Use	High-Rise Office
Current Use Legally Permitted	Yes
Conforming Use	The improvements conform to the bulk requirements of the ordinance.
Conforming Lot	The improvements conform to the bulk requirements of the ordinance.
Zoning Change	Not Likely
Max Permitted Floor Area Ratio (FAR)	10
Min Permitted Yard Setbacks	
Front (Feet)	20
Rear (Feet)	20

Source: City of New York Planning & Zoning Department

Zoning Conclusion

The current use for the subject property is high-rise office and is a permitted use based on the current zoning guidelines. A zoning change for the subject does not appear likely. Based on the foregoing, it appears that the subject's improvements are a legally conforming use of the subject site.

It is recommended that local planning and zoning personnel be contacted regarding more specific information that may be applicable to the subject. We note that this appraisal is not intended to be a detailed determination of compliance, as that determination is beyond the scope of this real estate appraisal assignment.

April 7, 2026 42

Zoning Map

(Continued)


John Street (46 ft)
Gold Street (80 ft)
Gold Street (Unknown ft)
Lane (Unknown ft)
100ft
Zoning and Land Use
Tax Lots
Zoning Districts
Commercial Districts
Manufacturing Districts
Residence Districts
Parks
Battery Park City
Commercial Overlays
C1-1 through C1-5
C2-1 through C2-5
Basemaps
Subways
Building Footprints

110 WILLIAM STREET, 10038

TAX LOT | BBL 1000770008

Manhattan (Borough 1) | Block 77 | Lot 8

Zoning Districts: C6-4 LM

INTERSECTING MAP LAYERS :

None found

ZONING DETAILS:

Digital Tax Map

Zoning Map: 12b (PDF)

Historical Zoning Maps (PDF)

Owner Type	Private
Owner	110 WILLIAM PROPERTY INVESTORS III, LLC
Land Use	Commercial & Office Buildings
Lot Area	32,511 sq ft
Lot Frontage	188.25 ft
Lot Depth	173.42 ft
Year Built	1956
Year s Altered	2003 , 2011
Building Class	Office Buildings - Office Only or Office with Comm – 20 Stories or More (O4)
Number of Buildings	1
Number of Floors	31
Gross Floor Area	788,241 sq ft
Total # of Units	46
Building Info	BISWEB
Property Records	View ACRIS
Housing Info	View HPD's Building, Registration & Violation Records
Community District	Manhattan Community District 1
City Council District	Council District 1
School District	02
Police Precinct	1
Fire Company	E006
Sanitation Borough	1
Sanitation District	01
Sanitation Subsection	1B

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 43

Improvement Description

The following summaries the salient characteristics of the subject improvements.

Overview The subject property, located at 110 William Street, New York, NY, is a mixed-use, high-rise office property with ground floor retail located in the Insurance District submarket.

Property Type	Office - High-Rise Office
Tenancy	Multi-Tenant Occupied By Third Party Tenants - 56 Tenant Spaces
Net Rentable Area (NRA)	928,157
Gross Building Area (GBA) (REBNY)	788,241
Total Buildings	1
Floors	32
Year Built	1918 / 1959; Renovated: 2006

Age/Life Analysis	
Actual Age	68
Effective Age	18
Economic Life	60
Remaining Useful Life	42
Overall Building Quality	Good
Overall Building Condition	Good
Overall Building Appeal	Good
Building Class	A
Land to Building Ratio	0.04 : 1
Site Coverage Ratio	97.95% (Based On Total Overall Site Area)
Floor Area Ratio (FAR)	28.41
Total Parking Spaces	None

Foundation	Poured concrete slab.
Exterior Walls/Framing	Structural steel with masonry and concrete encasement.
Roof	Flat / Insulated rubber membrane with a gravel ballast.
Elevator	23 Passenger, 1 Freight.
Heating & AC (HVAC)	Heating: Direct steam; Cooling: Central chiller/cooling tower with cooling coils.
Insulation	Assumed to be standard and to code for both walls and ceilings.
Lighting	Mix of fluorescent and incandescent lighting.
Electrical	Assumed adequate and to code.
Interior Walls	Painted drywall.
Doors and Windows	Standard storefront windows and doors, glass in aluminum frames.
Ceilings	Suspended acoustical tile system throughout.
Plumbing	Assumed to be adequate and to code.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 44

Improvement Description (Continued)

Floor Covering	Floors throughout the office, corridor, or lobby areas contain either marble finish, terrazzo, resilient tile, ceramic tile, carpet or exposed hard wood.
Fire Protection	The subject has a wet fire sprinkler system.
Interior Finish/Build-Out	The interior of the subject is typical of a Multi-Tenant office building with Floors throughout the office, corridor, or lobby areas contain either marble finish, terrazzo, resilient tile, ceramic tile, carpet or exposed hard wood. flooring, Suspended acoustical tile system throughout ceilings and Painted drywall walls.
Site Improvements	The site is improved with asphalt pavement and concrete sidewalks without any landscaping.
Landscaping	None, the building covers the entire site.
Parking	C6-4 Zoning has no required accessory parking.
Deferred Maintenance	The subject property has an ongoing maintenance program in place. Based on an interview with the property owner/manager/contact and the onsite inspection by the field appraiser, no observable deferred maintenance exists.
Functional Design	The building features functional High-Rise Office design with typical site coverage.
ADA Comment	This analysis assumes that the subject complies with all ADA requirements. Please refer to the Assumptions and Limiting Conditions section.
Hazardous Materials	A Phase I report was not provided. This appraisal assumes that the improvements are constructed free of all hazardous waste and toxic materials, including (but not limited to) unseen asbestos and mold. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 45

Highest & Best Use April 7, 2026 46 The theory of highest and best use is fundamental to the concept of value. Highest and best use analysis identifies the most profitable, competitive use to which the property can be put. The highest and best use of a property is based on the competitive forces within the market and submarket and provides the foundation for a detailed investigation of the competitive position of the subject property in the minds of market participants. Highest and best use may be defined as: “The reasonably probable and legal use of vacant land or an improved property that is physically possible, appropriately supported, and financially feasible and that results in the highest value.” The four criteria the highest and best use must meet are 1) legally permissible, 2) physically possible, 3) financially feasible and 4) maximally productive. In arriving at the estimate of highest and best use, the subject was analyzed as vacant and as improved as of the date of value. In each of the previous sections of the report including the Market Analysis, Site Description, Improvement Description, Real Estate Taxes and Zoning we have identified factors that influence value. These factors shape our conclusions for the Highest and Best Use as Vacant and As Improved. This section develops the highest and best use of the subject property As-Vacant and As Improved. As Vacant Analysis In this section the highest and best use of the subject as vacant is concluded after taking into consideration financial feasibility, maximal productivity, marketability, legal, and physical factors. Legally Permissible Private restrictions, zoning, building codes, historic district controls, and environmental regulations are considered, if applicable to the subject site. The legal factors influencing the highest and best use of the subject site are primarily government regulations such as zoning ordinances. Permitted uses of the subject’s General Central Commercial District/Special Lower Manhattan District (C6-4; L-M) include most commercial, retail and residential uses, including corporate headquarters, hotels, retail stores and some residential uses in mixed-use buildings. A zoning change is not likely; therefore, uses outside of those permitted by the C6-4; L-M zoning are not considered moving forward in the as- vacant analysis. Physical Possible The test of what is physically possible for the subject site considers physical and locational characteristics that influence its highest and best use. In terms of physical features, the subject site totals 0.7500-acres (32,670 SF), it is generally rectangular in shape and has a level topography. The site has good exposure and good overall access. There are no physical limitations that would prohibit development of any of the by-right uses on the site. Financial Feasibility Based on the analysis of the subject’s market and an examination of costs, and given current speculative market conditions for office buildings in the Insurance District submarket and increased construction costs in lieu of inflation, a newly constructed building similar to the subject would likely not have a value commensurate with its cost; however, a speculative build is not prudent, and the site should only be developed for an identified user. Maximum Productivity There is only one use that creates value and at the same time conforms to the requirements of the first three tests. Financial feasibility, maximal productivity, marketability, legal, and physical factors have been considered and the highest and best use of the subject site as-vacant concluded to be to hold for residential development as demand and economic conditions warrants. Highest & Best Use (Continued) April 7, 2026 47 As Improved Analysis The legal factors influencing the highest and best use of the subject property are primarily governmental regulations such as zoning and building codes. The subject’s improvements were constructed in 1918 / 1959 and renovations in 2006 and are a legal, conforming use. The physical and location characteristics of the subject improvements have been previously discussed in this report. The project is of good quality construction and in good condition, with adequate site coverage. Therefore, the property as improved, meets the physical and location criteria as the highest and best use of the property. In addition to legal and physical considerations, analysis of the subject property as-improved requires consideration of alternative uses. The five possible alternative treatments of the property are demolition (not warranted as the improvements contribute substantial value to the site), expansion (not warranted, no excess or surplus land), renovation (not warranted), conversion (not applicable), and continued use "as-is". Among the five alternative uses, as improved with a mid-rise office building with ground floor retail is the Highest and Best Use of the subject As Improved. Most Probable Buyer Based on the type of property and the income generating potential of the improvements, it is our opinion that the most probable buyer for the subject would be a regional or national institutional investor. Appraisal Methodology April 7, 2026 48 In traditional valuation theory, the three approaches to estimating the value of an asset are the cost approach, sales comparison approach, and income capitalization approach. Each approach assumes valuation of the property at the property’s highest and best use. From the indications of these analyses, an opinion of value is reached based upon expert judgment within the outline of the appraisal process. Site Valuation Characteristics specific to the subject property do not warrant that a site value is developed. Therefore, this appraisal does not provide a valuation of the subject site. Cost Approach The cost approach considers the cost to replace the proposed improvements, less accrued depreciation, plus the market value of the land. The cost approach is based on the understanding that market participants relate value to cost. The value of the property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation in the structure from all causes. Profit for coordination by the entrepreneur is included in the value indication. The Cost Approach has limited applicability due to the age of the improvements and lack of market based data to support an estimate of accrued depreciation. Based on the preceding information, the Cost Approach will not be presented. Sales Comparison Approach The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as price for comparable properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. In conducting the sales comparison approach, we gather data on reasonably substitutable properties and adjust for transactional and property characteristics. The resulting adjusted prices lead to an estimate of the price one might expect to realize upon sale of the property. Considering the applicability of this approach in relation to the subject property's characteristics, we consider the application of this approach to be warranted. Income Capitalization Approach The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net income developed in our analysis is the balance of potential income remaining after vacancy and collection loss, and operating expenses. This net income is then capitalized at an appropriate rate to derive an estimate of value or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps are involved: (1) estimating the net income applicable to the subject and (2) choosing appropriate capitalization rates and discount rates. The appropriate rates are ones that will provide both a return on the investment and a return of the investment over the life of the particular property. The subject is a leased investment property making this valuation technique particularly applicable. Therefore, the Income Approach is developed. The Discounted Cash Flow analysis is used in this appraisal. The Direct Capitalization method does not contribute substantially to estimating value beyond the DCF analysis and is not presented. Correlation and Conclusion Based on the agreed upon scope with the client, the subject’s specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented Appraisal Methodology (Continued) April 7, 2026 49 represent the As-Is Market Value (Leased Fee) This appraisal does not develop the Cost Approach, the impact of which is addressed in the reconciliation section.

Sales Comparison Approach April 7, 2026 50 The sales comparison approach is a method of estimating market value whereby a subject property is compared with similar properties that have recently sold or are currently listed for sale. The sales comparison approach is based on the premise that a buyer would pay no more for a specific property than the cost of obtaining a property with the same quality, utility, and perceived benefits of ownership. It is based on the principles of supply and demand, balance, substitution, and externalities. The reliability of this approach is dependent on the availability and verification of data, degree of comparability to the subject and absence of atypical conditions affecting the sale price. The following steps describe the applied process of the sales comparison approach.  The market in which the subject property competes is investigated; comparable sales, contracts for sale and current offerings are reviewed.  The most pertinent data is further analyzed, and the quality of the transaction is determined.  The most meaningful unit of value for the subject property is determined.  Each comparable sale is analyzed and where appropriate, adjusted to account for differences the subject property.  The value indication of each comparable sale is analyzed, and the data reconciled for a final indication of value via the sales comparison approach. Comparable Selection Our survey of the market uncovered several recent transactions of comparable office properties. The information collected on these transfers serves two primary functions. First, they establish the investment criteria and parameters upon which office properties are being purchased in the market. Second, the information obtained in the sales comparison approach will be utilized to derive an independent indication of value. The presented transactions will initially be examined on a sale price per SF NRA basis to standardize our comparison effort. Unit of Comparison In estimating the value for the subject property via the sales comparison approach, we have employed the price per SF method. The price per SF utilizes an analysis of the sales and concludes to an adjusted value per SF. This is then applied to the subject property's size in order to derive a value estimate. We have researched five comparables for this analysis; these are documented below followed by a location map and analysis grid. Our search criteria is noted below:  3 or 4 Star Rated (Class B+/A-) Office Buildings;  Submarkets: Manhattan;  Size: Greater than 100,000 Square Feet;  Sale Date: After January 1st, 2023; and  Building Height: Mid to High Rise. Adjustment Process Adjustments to the comparable sales were considered and made when warranted for property rights, financing terms, conditions of sale, expenditures after sale and market conditions. Transactional Adjustments Real Property Rights Conveyed1 When real property rights are sold, they may be the sole subject of the contract or the contract may include other rights, less than all of the real property rights, or even rights to another property or properties. The property rights sold in a comparable should be similar to the property rights being appraised. Typical property rights include the fee simple interest, leased fee interest and leasehold interest. Sales Comparison Approach (Continued) April 7, 2026 51 Financing Terms2 The transaction price of one property may differ from that of an identical property due to different financing arrangements. An adjustment for financing terms usually reflects non-market financing as either above or below market. Conditions of Sale3 The definition of market value requires “typical motivations of buyers and sellers” where there is no duress on either party to consummate the sale. An adjustment for conditions of sale usually reflects the motivation of the buyer or seller who is under duress to complete a transaction. Expenditures After Sale4 Expenses that the buyer incurs after purchase (deferred maintenance, HVAC repairs, etc.). No adjustments are warranted based on review of the sales. Time Adjustment Market Conditions5 Comparable sales that occurred under market conditions different from those applicable to the subject on the effective date of value require adjustment for any differences that affect their values. An adjustment of market conditions is made if general property values have increased or decreased since the transaction dates. Change in market conditions may result from changes in income tax laws, building moratoriums, and fluctuations in supply and demand. Property Adjustments - Quantitative Quantitative percentage adjustments are also made for location and physical characteristics such as size, age, site and parking ratios, access, exposure, quality, and condition, as well as other applicable elements of comparison. Where possible the adjustments applied are based on paired data or other statistical analysis. It should be stressed that the adjustments are subjective in nature and are meant to illustrate the logic in deriving a value opinion for the subject property by the Sales Comparison Approach. Location: Location refers to the time-distance relationships, or linkages, between a property or neighborhood and all other possible origins and destinations of people going to or coming from the property or neighborhood. An adjustment for location within a market area may be required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is located in New York, NY, which is in the New York- Jersey City-White Plains, NY-NJ MSA Division metropolitan area. Based on the available information of similar office transactions, we have selected 4 comparable sales in and around the Insurance District submarket of New York, NY. The location adjustments applied had varying magnitudes based on the specific locational factors of the subject property. Our methodology was to compare the localized demographics and market fundamentals of each subject property to the comparables to estimate the magnitude and direction of the location adjustment. Physical Characteristics: Physical characteristics may include differences for size, soils, site access, topography, quality of construction, architectural style, building materials, age, condition, functional utility, attractiveness, amenities, and other characteristics. The value added or lost by the presence or absence of an item in a comparable property may not equal the cost of installing or removing the item. The market dictates the value contribution of individual components to the value of the whole. Economic Characteristics: Economic characteristics are the attributes of a property that directly affect its income and is typically applied to income-producing properties. Characteristics that typically affect a property’s income include operating expenses, quality of management, trade area demographics, tenant mix, rent concessions, lease terms, lease expiration dates, renewal options, and lease provisions. The Improved Sales Comparison Table is on the following page. Sales Comparison Approach (Continued) April 7, 2026 52 Sales Comparison Approach (Continued) April 7, 2026 53

Sales Comparison Approach (Continued)

Improved Sales Photographs



COMPARABLE 1



COMPARABLE 2



COMPARABLE 3



COMPARABLE 4

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 54

Sales Comparison Approach

(Continued)

Analysis of Comparable Sales

The comparable sales indicate an overall unadjusted unit value range from $145/SF to $817/SF, and an average of $472/SF. After adjustments, the comparables indicate a range for the subject property from $174/SF to $791/SF, and $485/SF on average. The adjustment process is summarized below.

Sale No. 1 ($750/SF Adjusted) – This transaction represents the sale of a 766,969 SF office building located at 148 Lafayette St in the SoHo submarket of New York, NY, which sold on May 28th, 2025 for a confirmed $105,500,000 or $817 PSF.

The sale represented the transfer of the leased fee interest, thus no adjustment for property rights was warranted. No adjustment was warranted for occupancy as the comparable had similar occupancy to the subject. No adjustment was made to financing as the comparable had normal financing conditions. No adjustment was made to the sale condition as the comparable had normal sale conditions. The transaction closed on May 28th, 2025; therefore, no adjustment was made for market conditions. A downward adjustment was made for building size due to the comparable being substantially smaller than the subject, as smaller buildings tend to sell for higher unitary prices due to economies of scale. An downward adjustment was made for year built as the subject is of an older vintage than the comparable. A downward adjustment was made for location as the comparable property is in a higher-demand area than the subject property. An upward adjustment was made for access as the comparable has more limited access than the subject property. A downward adjustment was made for exposure as the subject exhibits superior visibility characteristics. No further adjustments were warranted for the physical characteristics of the comparable.

Sale No. 2 ($599/SF Adjusted) – This transaction represents the sale of a 201,000 SF office building located at 500 Park Avenue in the Plaza District submarket of New York, NY which sold on January 21st, 2025 for a confirmed $130,000,000 or $647 PSF.

The sale represented the transfer of the leased fee interest, thus no adjustment for property rights was warranted. No adjustment was warranted for occupancy as the comparable was reportedly 85% occupied at the date of sale, which is inferior to the subject. No adjustment was made to financing as the comparable had normal financing conditions. No adjustment was made to the sale condition as the comparable had normal sale conditions. The transaction closed on January 21st, 2025; therefore, an adjustment was made for market conditions. A downward adjustment was made for building size due to the comparable being substantially smaller than the subject, as smaller buildings tend to sell for higher unitary prices due to economies of scale. A upward adjustment was made for year built as the comparable is of a older vintage than the subject. A downward adjustment was made for location as the comparable property is in a higher-demand area than the subject property. A upward adjustment was made for access as the comparable property has more limited access compared to the subject property. No further adjustments were warranted for the physical characteristics of the comparable.

No further adjustments were warranted for the physical characteristics of the comparable.

Sale No. 3 ($174/SF Adjusted) - This transaction represents the sale of a 1,104,184 SF office building located at 80 Pine St in the Financial District submarket of New York, NY, which sold on September 6, 2024 for a confirmed $160,000,000 or $145 PSF.

The sale represented the transfer of the leased fee interest, thus no adjustment for property rights was warranted. No adjustment was warranted for occupancy as the comparable had similar occupancy to the subject. No adjustment was made to financing as the comparable had normal financing conditions. No adjustment was made to the sale condition as the comparable had normal sale conditions. The transaction closed on September 6, 2024; therefore, an adjustment was made for market conditions. A upward adjustment was made for building size due to the comparable being substantially larger than the subject, as larger buildings tend to sell for lower unitary prices due to economies of scale. An downward adjustment was made for year built as the subject is of an older vintage than the comparable. An upward

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 55

Sales Comparison Approach (Continued)

adjustment was made for location as the comparable property is in a lower-demand area compared to the subject. An upward adjustment was made for access as the comparable has more limited access than the subject property. A downward adjustment was made for exposure as the subject exhibits superior visibility characteristics. No further adjustments were warranted for the physical characteristics of the comparable.

Sale No. 4 ($367/SF Adjusted) – This transaction represents the sale of a 510,940 SF office building located at 780 Third Ave in the Plaza District submarket of New York, NY which sold on June 25th, 2024 for a confirmed $177,000,000 or $346 PSF.

The sale represented the transfer of the leased fee interest, thus no adjustment for property rights was warranted. No adjustment was warranted for occupancy as the comparable was reportedly 59% occupied at the date of sale, which is similar to the subject. No adjustment was made to financing as the comparable had normal financing conditions. No adjustment was made to the sale condition as the comparable had normal sale conditions. The transaction closed on June 25th, 2024; therefore, an adjustment was made for market conditions. A downward adjustment was made for building size due to the comparable being substantially smaller than the subject, as smaller buildings tend to sell for higher unitary prices due to economies of scale. A upward adjustment was made for year built as the comparable is of a older vintage than the subject. A downward adjustment was made for location as the comparable property is in a higher-demand area than the subject property. A upward adjustment was made for condition as the comparable property is in inferior condition compared to the subject property. No further adjustments were warranted for the physical characteristics of the comparable.

Sales Comparison Approach Conclusion

Based on general bracketing, the comparable sales support an adjusted unit value range from $174/SF to $791/SF, with a unit value of $475/SF concluded for the subject property. In our conclusion, we placed a greater emphasis on comparables 2 and 4, due to their proximity to the subject property. The following table summarizes the analysis of the comparables, reports the reconciled price per SF value conclusion, and presents the concluded value of the subject property by the Sales Comparison Approach.

IMPROVED SALES COMPARISON APPROACH CONCLUSION (NRA)							
	TRANSACTION	ADJUSTMENT				NET	GROSS
	PRICE	TRANSACTIONAL[1]	ADJUSTED	PROPERTY[2]	FINAL	ADJ	ADJ
1	$817	2%	$833	(10%)	$750	(8%)	32%
2	$647	3%	$666	(10%)	$599	(7%)	33%
3	$145	4%	$151	15%	$174	20%	39%
4	$346	6%	$367	0%	$367	6%	36%
HIGH	$817	6%	$833	15%	$750	20%	39%
AVG	$489	4%	$504	(1%)	$473	3%	35%
MED	$497	4%	$517	(5%)	$483	(1%)	35%
LOW	$145	2%	$151	(10%)	$174	(8%)	32%
		SUBJECT SF (NRA)		$/SF CONCLUSION	VALUE		
		928,157	x	$455 =	$422,311,435		
INDICATED VALUE (ROUNDED TO NEAREST $100,000)				$455	$422,300,000		

[1]Cumulative [2]Additive

Based on the average sale prices in the market, it appears that the conclusion stated above is generally reasonable.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 56

Income Capitalization Approach

The Income Capitalization Approach consists of methods, techniques, and mathematical procedures to analyze a property's capacity to generate monetary benefits (i.e., income and reversion) and convert these benefits into an indication of present value. The present value of these benefits is an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive these benefits as of the valuation date. The principle of anticipation is fundamental to the approach. There are two primary methods for converting monetary benefits into present value: 1) discounted cash flow and 2) direct capitalization.

The discounted cash flow ("DCF") analysis focuses on the operating cash flows expected from the property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period. These amounts are then discounted to their present value. The discounted present values of the income stream and the reversion are added to obtain a value indication. Because benefits to be received in the future are worth less than the same benefits received in the present, this method weights income projected in the early years more heavily than the income and the sale proceeds to be received later.

Direct capitalization uses a single year's stabilized net operating income as a basis for a value indication. It converts estimated "stabilized" annual net operating income to a value indication by dividing the income by a capitalization rate. The rate chosen includes a provision for recapture of the investment and should reflect all factors that influence the value of the property. The rate may be inferred from comparable market transactions and/or obtained from trade sources.

In some situations, both methods yield similar results. The DCF method is more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options and especially in volatile markets. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations.

For the purposes of our appraisal, we have utilized the DCF method. we have completed our discounted cash flow analysis on lease analysis software Argus Enterprise.

The subject has multi-tenant design that is currently occupied by third party tenants, and has an analyzed occupancy of 98.8%, which is equivalent to the stabilized occupancy level estimate of 100.0% developed in this appraisal.

LEASE EXPIRATION SCHEDULE

YEAR	SF EXPIRING	% NRA	CUMULATIVE SF	% NRA
1	35,534	3.8%	35,534	3.8%
2	17,942	1.9%	53,476	5.8%
3	0	0.0%	53,476	5.8%
4	42,262	4.6%	95,738	10.3%
5	0	0.0%	95,738	10.3%
6	4,000	0.4%	99,738	10.7%
7	0	0.0%	99,738	10.7%
8	0	0.0%	99,738	10.7%
9	0	0.0%	99,738	10.7%
10	84,874	9.1%	184,612	19.9%
11	0	0.0%	184,612	19.9%
12	646	0.1%	185,258	20.0%


LEASE EXPIRATION SCHEDULE
200,000
150,000
100,000
50,000
0
1 2 3 4 5 6 7 8 9 10 11
SF EXPIRING
CUMULATIVE SF

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP
57

Income Capitalization Approach (Continued)

Subject Leases

The following table summarizes the subject's in-place contract rents.

MULTI-TENANT RENT ROLL

OCCUPIED SPACE — AS OF SEPTEMBER 2025

SUITE NO	TENANT NAME	TOTAL NRA (SF)	% OF NRA	TENANT GROUP	TERMS START	TERMS END	TERMS YEARS	LEASE STRUCTURE	BASE RENT $/SF(YR.)	BASE RENT $/SF(MO.)	BASE RENT ANNUAL
Various	License Agreement SF	680	0.1%	Storage	Jan-13	Dec-48	36.0	None	$0.00	$0.00	$0
SC-CEL/LOB	City of New York - DCAS	443	0.0%	Storage	Jul-25	Jun-45	20.0	None	$44.75	$3.73	$19,824
SC-CEL	*Building Services	3,420	0.4%	Storage	Jan-04	Dec-48	45.0	None	$0.00	$0.00	$0
3200	CBRE Management Office	4,281	0.5%	Office 26-30, 32 (Submeter)	Sep-24	Aug-39	15.0	Full Service	$56.34	$4.70	$241,204
3100	Perseus Telecommunications	10,969	1.2%	Office 31 (Terrace) (Submeter)	Apr-19	Oct-26	7.5	Full Service	$76.35	$6.36	$837,462
3000	City of New York - DCAS	11,410	1.2%	Office 26-30, 32 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$510,598
2900	City of New York - DCAS	13,954	1.5%	Office 26-30, 32 (ERIF)	Jul-25	Jun-45	20.0	None	$44.75	$3.73	$624,442
2800	City of New York - DCAS	15,522	1.7%	Office 26-30, 32 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$694,610
2700	City of New York - DCAS	15,533	1.7%	Office 26-30, 32 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$695,102
2603	City of New York - DCAS	3,865	0.4%	Office 26-30, 32 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$172,959
2602	City of New York - DCAS	3,202	0.3%	Office 26-30, 32 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$143,290
2601	City of New York - DCAS	8,413	0.9%	Office 26-30, 32 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$376,482
2510	City of New York - DCAS	4,099	0.4%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$183,430
2502	City of New York - DCAS	6,382	0.7%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	None	$44.75	$3.73	$285,595
2501	Terrapinn Inc.	6,973	0.8%	Office 21-25 (ERIF)	Oct-16	Apr-27	10.6	Full Service	$74.16	$6.18	$517,135
2501	**DCAS (NEW)	0	0.0%	Office 21-25 (ERIF)	Oct-27	Jun-45	17.8	Full Service	-	-	$0
2402	Velez Organization	4,091	0.4%	Office 21-25 (ERIF)	Dec-18	Jul-26	7.6	Full Service	$53.76	$4.48	$219,923
2401	Ebiquity Advertising	7,564	0.8%	Office 21-25 (ERIF)	Nov-15	Apr-26	10.5	Full Service	$37.60	$3.13	$284,438
2400	Hardin Kundla	5,876	0.6%	Office 21-25 (ERIF)	Nov-15	Apr-26	10.5	None	$36.74	$3.06	$215,890
2300	City of New York - DCAS	17,604	1.9%	Office 21-25 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$787,779
2202	City of New York - DCAS	4,794	0.5%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$214,532
2201	City of New York - DCAS	6,483	0.7%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$290,114
2200	City of New York - DCAS	6,400	0.7%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	None	$44.75	$3.73	$286,400
2100	City of New York - DCAS	19,064	2.1%	Office 21-25 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$853,114
2005	NYC ACS (DCAS)	32,982	3.6%	Office 16-20 (Direct)	Jun-19	Jun-40	21.0	Full Service	$51.00	$4.25	$1,682,082
1900	Pacific College	34,455	3.7%	Office 16-20 (Submeter)	Jan-14	Jul-29	15.6	Full Service	$46.50	$3.88	$1,602,272
1900	**DCAS (NEW)	0	0.0%	Office 16-20 (Submeter)	Jan-30	Jun-45	15.5	Full Service	-	-	$0
1810	Akelius	8,854	1.0%	Office 16-20 (Direct)	Aug-18	Dec-25	7.4	Full Service	$16.54	$1.38	$146,423
1803	City of New York - DCAS	4,475	0.5%	Office 16-20 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$200,256
1802	City of New York - DCAS	5,746	0.6%	Office 16-20 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$257,134
1801	City of New York - DCAS	8,983	1.0%	Office 16-20 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$401,989
1700	City of New York - DCAS	35,848	3.9%	Office 16-20 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,604,198
1600	SCA	37,500	4.0%	Office 16-20 (Submeter)	Apr-19	Jan-35	15.8	Full Service	$55.00	$4.58	$2,062,500
1500	SCA	36,854	4.0%	Office 9-15 (Submeter)	Apr-19	Jan-35	15.8	Full Service	$55.00	$4.58	$2,026,970
1430	NYC ACS (DCAS)	11,484	1.2%	Office 9-15 (Direct)	Jun-19	Jun-40	21.0	Full Service	$51.00	$4.25	$585,684
1420	NYC Independent Budget Office	8,503	0.9%	Office 9-15 (Direct)	Aug-11	Aug-21	10.1	Full Service	$0.00	$0.00	$0
1410	City of New York - DCAS	4,579	0.5%	Office 9-15 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$204,910
1400	SCA	10,520	1.1%	Office 9-15 (Submeter)	Apr-19	Jan-35	15.8	Full Service	$55.00	$4.58	$578,600
1300	NYC ACS (DCAS)	39,347	4.2%	Office 9-15 (Direct)	Jun-19	Jun-40	21.0	Full Service	$51.00	$4.25	$2,006,697
1201	City of New York - DCAS	3,451	0.4%	Office 9-15 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$154,432
1200	City of New York - DCAS	25,398	2.7%	Office 9-15 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,136,561
1100	City of New York - DCAS	35,988	3.9%	Office 9-15 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,610,463
1000	City of New York - DCAS	40,176	4.3%	Office 9-15 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,797,876
0910A	City of New York - DCAS	6,635	0.7%	Office 9-15 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$296,916
910	City of New York - DCAS	2,562	0.3%	Office 9-15 (ERIF)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$114,650
905	City of New York - DCAS	6,815	0.7%	Office 9-15 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$304,971
901	City of New York - DCAS	8,661	0.9%	Office 9-15 (Submeter)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$387,580
900	City of New York - DCAS	15,162	1.6%	Office 9-15 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$678,500
800	City of New York - DCAS	40,275	4.3%	Office 4-8 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,802,306
700	City of New York - DCAS	40,375	4.3%	Office 4-8 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,806,781
600	City of New York - DCAS	40,252	4.3%	Office 4-8 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,801,277
500	City of New York - DCAS	40,234	4.3%	Office 4-8 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,800,472
400	City of New York - DCAS	40,179	4.3%	Office 4-8 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,798,010
300	City of New York - DCAS	40,140	4.3%	Office 2-3 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,796,265
200	City of New York - DCAS	38,872	4.2%	Office 2-3 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$1,739,522
130	City of New York - DCAS	2,762	0.3%	Retail (Corner & Side St)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$123,600
120	City of New York - DCAS	7,795	0.8%	Retail (Corner & Side St)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$348,826
105	FedEx/Kinko's, Inc.	4,000	0.4%	Retail (Corner & Side St)	Oct-15	Sep-25	10.0	Full Service	$0.00	$0.00	$0
101	City of New York - DCAS	6,997	0.8%	Office 2-3 (Direct)	Jul-25	Jun-45	20.0	Full Service	$44.75	$3.73	$313,116
0100A	Pacific College	1,272	0.1%	Retail (Interior)	Jan-14	Jul-29	15.6	Full Service	$46.50	$3.88	$59,152
100	Pacific College	5,753	0.6%	Retail (Interior)	Jan-14	Jul-29	15.6	Full Service	$46.50	$3.88	$267,534
60	Voyager Espresso	646	0.1%	Retail (Arcade)	Aug-15	Jun-25	9.9	Full Service	$0.00	$0.00	$0
20	*Building Plan Room	1,124	0.1%	Retail (Interior)	Jan-04	Dec-48	45.0	Full Service	$0.00	$0.00	$0
10	Pacific College	782	0.1%	Storage	Jan-14	Jul-29	15.6	Full Service	$46.50	$3.88	$36,366
OCCUPIED SUBTOTALS		**917,458**	**98.8%**						**$45.77**	**$3.81**	**$41,989,214**

VACANT SPACE

SUITE NO	SPACE	TOTAL NRA (SF)	% OF NRA	TENANT GROUP	SPEC BEGIN	SPEC END	SPEC YEARS	LEASE STRUCTURE	ASKING RENT $/SF(YR.)	ASKING RENT $/SF(MO.)	ASKING RENT ANNUAL
3201	**STATIC VACANT	361	0.0%	Storage	Jan-80	Dec-89	10.0	None	$0.00	$0.00	$0
3200S	**STATIC VACANT	353	0.0%	Storage	Jan-80	Dec-89	10.0	None	$0.00	$0.00	$0
2402	**DCAS (NEW)	0	0.0%	Office 21-25 (ERIF)	Jan-27	Jun-45	18.5	None	$0.00	$0.00	$0
2401	**DCAS (NEW)	0	0.0%	Office 21-25 (ERIF)	Oct-26	Jun-45	18.8	None	$0.00	$0.00	$0
2400	**DCAS (NEW)	0	0.0%	Office 21-25 (ERIF)	Oct-26	Jun-45	18.8	None	$0.00	$0.00	$0
1810	**DCAS (NEW)	8,841	1.0%	Office 16-20 (ERIF)	May-26	Jun-45	19.2	None	$0.00	$1.54	$163,559
170	**STATIC VACANT	361	0.0%	Storage	Jan-80	Dec-89	10.0	None	$0.00	$0.00	$0
0040S	**STATIC VACANT	1,043	0.1%	Storage	Jan-80	Dec-89	10.0	None	$0.00	$0.00	$0
VACANT SUBTOTALS		10,959	1.2%						$14.92	$1.24	$163,559
TOTAL NRA		928,417	100%						$45.23	$3.77	$41,989,214

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 58

Income Capitalization Approach (Continued)

Market Leasing Assumptions

MARKET LEASING ASSUMPTIONS	Office 9-15 (Direct)	Office 9-15 (Submeter)	Office 9-15 (ERIF)	Office 16-20 (Direct)	Office 16-20 (Submeter)	Office 16-20 (ERIF)
Base Rent	$48.00	$48.00	$48.00	$48.00	$48.00	$48.00
Leasing Commissions-New	Varies	Varies	Varies	Varies	Varies	Varies
Leasing Commissions-Renewal	Varies	Varies	Varies	Varies	Varies	Varies
Tenant Improvements New	$90.00	$90.00	$90.00	$90.00	$90.00	$90.00
Tenant Improvements Renewal	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00
Renewal Probability	75.00%	75.00%	75.00%	75.00%	75.00%	75.00%
Downtime (months)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)
Market Term (years/mos)	10/0	10/0	10/0	10/0	10/0	10/0
Rent Abatements (new)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)
Rent Abatements (Renew)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)
Reimbursement Method	None	None	Voyager Espresso (2015 BY)	None	None	Voyager Espresso (2015 BY)
Rent Escalations	None	None	None	None	None	None

MARKET LEASING ASSUMPTIONS (CONTINUED)	Office 21-25 (Direct)	Office 21-25 (Submeter)	Office 21-25 (ERIF)	Office 26-30, 32 (Direct)	Office 26-30, 32 (Submeter)	Office 26-30, 32 (ERIF)
Base Rent	$48.00	$48.00	$48.00	$55.00	$55.00	$55.00
Leasing Commissions-New	Varies	Varies	Varies	Varies	Varies	Varies
Leasing Commissions-Renewal	Varies	Varies	Varies	Varies	Varies	Varies
Tenant Improvements New	$90.00	$90.00	$90.00	$90.00	$90.00	$90.00
Tenant Improvements Renewal	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00
Renewal Probability	75.00%	75.00%	75.00%	75.00%	75.00%	75.00%
Downtime (months)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)
Market Term (years/mos)	10/0	10/0	10/0	10/0	10/0	10/0
Rent Abatements (new)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)
Rent Abatements (Renew)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)
Reimbursement Method	None	None	r Espresso (2015 BY)	None	None	Voyager Espresso (2015 BY)
Rent Escalations	None	None	None	None	None	None

MARKET LEASING ASSUMPTIONS (CONTINUED)	Retail (Corner & Side Street)	Retail (Interior)	Retail (Arcade)	Storage	Office 31 (Terrace (Submeter)	Office 2-3 (Direct)	Office 4-8 (Direct)
Base Rent	$110.00	$50.00	$35.00	$15.00	$58.00	$48.00	$48.00
Leasing Commissions-New	Varies	Varies	Varies	Varies	Varies	Varies	Varies
Leasing Commissions-Renewal	Varies	Varies	Varies	Varies	Varies	Varies	Varies
Tenant Improvements New	$50.00	$20.00	$20.00		$90.00	$90.00	$90.00
Tenant Improvements Renewal	$25.00	$10.00	$10.00		$60.00	$60.00	$60.00
Renewal Probability	75.00%	75.00%	75.00%	75.00%	75.00%	75.00%	75.00%
Downtime (months)	9 Mo(s)	9 Mo(s)	9 Mo(s)	9 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)
Market Term (years/mos)	10/0	10/0	10/0	10/0	10/0	10/0	10/0
Rent Abatements (new)	8 Mo(s)	8 Mo(s)	8 Mo(s)	8 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)
Rent Abatements (Renew)	4 Mo(s)	4 Mo(s)	4 Mo(s)	4 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)
Reimbursement Method	Retail	Retail	Retail	None	None	None	None
Rent Escalations	3.00%	3.00%	3.00%	3.00%	None	None	None

The following table provides a breakdown of the subject's various tenant categories.

TENANT CATEGORY ANALYSIS										
TENANT	SPACE SIZE (SF)			PERCENT	SPACE BREAKOUT			CONTRACT OCCUPIED SPACE		
CATEGORY	OCCUPIED	VACANT	TOTAL	OCCUPIED	OCCUPIED	VACANT	TOTAL	$/SF(YR.)	$/SF(MO.)	ANNUAL
Office 9-15 (Direct)	121,487	0	121,487	100.0%	6	0	6	$44.23	$3.69	$5,373,728
Office 9-15 (Submeter)	117,421	0	117,421	100.0%	5	0	5	$48.89	$4.07	$5,740,174
Office 9-15 (ERIF)	17,227	0	17,227	100.0%	4	0	4	$44.75	$3.73	$770,908
Office 16-20 (Direct)	77,684	0	77,684	100.0%	3	0	3	$44.19	$3.68	$3,432,703
Office 16-20 (Submeter)	71,955	0	71,955	100.0%	3	0	3	$50.93	$4.24	$3,664,772
Office 16-20 (ERIF)	19,204	8,841	28,045	68.5%	3	1	4	$44.75	$3.73	$859,379
Office 21-25 (Submeter)	17,604	0	17,604	100.0%	0	0	0	$44.75	-	$787,779
Office 26-30, 32 (Direct)	0	0			1	1	2	-	-	$0
Office 26-30, 32 (Submeter)	46,746	0	46,746	100.0%	0	0	0	$45.81	-	$2,141,514
Office 26-30, 32 (ERIF)	29,434	0	29,434	100.0%	4	0	4	$44.75	$3.73	$1,317,173
Retail (Corner & Side St)	14,557	0	14,557	100.0%	4	0	4	$32.45	$2.70	$472,426
Retail (Interior)	8,149	0	8,149	100.0%	3	0	3	$40.09	$3.34	$326,686
Retail (Arcade)	646	0	646	100.0%	1	0	1	$0.00	$0.00	$0
Storage	5,325	2,118	7,443	71.5%	4	4	8	$10.55	$0.88	$56,190
Office 31 (Terrace) (Submeter)	10,969	0	10,969	100.0%	1	0	1	$76.35	$6.36	$837,462
Office 2-3 (Direct)	86,009	0	86,009	100.0%	3	0	3	$44.75	$3.73	$3,848,903
Office 4-8 (Direct)	201,315	0	201,315	100.0%	5	0	5	$44.75	$3.73	$9,008,846
TOTAL & AVGS	845,732	10,959	856,691	98.7%	50	6	56	$45.69	$3.81	$38,638,643

April 7, 2026

KROLL
REAL ESTATE ADVISORY GROUP

59

Income Capitalization Approach

(Continued)

Recently Signed Lease Analysis

According to the rental information provided, there is one recently signed lease with commencement dates from January 2023 to October 2024. The lease is an office lease on floor 32. The summary is presented in the table below.

RECENT LEASING										
TENANT	SPACE	LEASE TERMS			LEASE	CONCESSIONS		CURRENT RENT		
NAME	NRA (SF)	START	END	YEARS	STRUCTURE	FREE (MO.)	TI/SF	$/SF(YR.)	$/SF(MO.)	ANNUAL
CBRE Management Office	4,281	Sep-24	Aug-39	15.0	None	0	$0	$55.10	$4.59	$235,896.00
TOTAL & AVGS	4,281			15.0				$55.10	$4.59	$235,896

Leasing Activity January 2023 through October 2024

Roll-Over Analysis

Approximately 5.8% of the total NRA will expire by Year 2 and 10.7% of the total NRA will expire by Year 6 of our analysis period. The balance of the NRA is leased up by larger tenants, some of which are not set to expire until after our analysis period.

LEASE EXPIRATION SCHEDULE				
YEAR	SF EXPIRING	% NRA	CUMULATIVE SF	% NRA
1	35,534	3.8%	35,534	3.8%
2	17,942	1.9%	53,476	5.8%
3	0	0.0%	53,476	5.8%
4	42,262	4.6%	95,738	10.3%
5	0	0.0%	95,738	10.3%
6	4,000	0.4%	99,738	10.7%
7	0	0.0%	99,738	10.7%
8	0	0.0%	99,738	10.7%
9	0	0.0%	99,738	10.7%
10	84,874	9.1%	184,612	19.9%
11	0	0.0%	184,612	19.9%


LEASE EXPIRATION SCHEDULE
200,000
150,000
100,000
50,000
0
1 2 3 4 5 6 7 8 9 10 11
SF EXPIRING
CUMULATIVE SF

Vacant Space

The improvements consist of 928,157 square feet of net rentable area (NRA) as of the valuation date and were reportedly built in 1918, with expansions in 1959 and renovations in 2006, and are approximately 98.8% occupied. The largest tenant currently the City of New York – DCAS, which occupies approximately 648,369 square feet of space across 19 floors. The majority of these leases occurred in 2025, and the lease terms are for 20 years with a starting rent of $45.00 PSF.. We have broken up the future vacancy by use type and by floor.

Office 9-15 (Direct) Market Rent Analysis

This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property's contract to what is attainable in the current market.

Unit of Comparison

The analysis is conducted on a dollar per square foot annually, reflecting market behavior. Typically, office leases operate under the Full-service gross basis subject to base year stop structure, while retail leases operate under a Modified Gross or Triple Net basis.

Under a typical full-service gross lease, the landlord will be responsible for paying the operating expenses, which include but not limited to property taxes, insurance, common area maintenance, utilities, and structural repairs, and capped at the base year amounts. The tenants will be responsible for their pro rata share of expense reimbursements above base year amounts. Similar to full-service gross lease, lease under Modified Gross basis require tenants to pay certain expense items such as electricity or utilities, depending on the nature of business and negotiation between the landlord

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 60

Income Capitalization Approach (Continued)

and tenant. As a result, the rent quoted on Modified Gross basis is usually lower than that on full-service basis for a given space.

Selection of Comparables

A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal.

Presentation

The following presentation summarizes the comparables most similar to the subject property. The Office 9-15 (Direct) Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages.

OFFICE 9-15 (DIRECT) LEASE COMPARISON TABLE									
	SUBJECT	COMP 1	COMP 2	COMP 3	COMP 4	COMP 5	COMP 6	COMP 7	COMP 8
Name	Pacific Oak SOR - 110 William St - Q4 2025	42 Broadway	225 Broadway	Wall Street Plaza	160 Broadway	100 William St	111 John St	160 Broadway	Water Street Plaza
Address	110 William Street	42 Broadway	225 Broadway	88 Pine Street	160 Broadway	100 William St	111 John St	160 Broadway	125 Maiden Ln
City	New York	New York	New York	New York	New York	New York	New York	New York	New York
State	NY	NY	NY	NY	NY	NY	NY	NY	NY
Zip	10038-3901	10004	10007-3001	10005-1801	10038	10038	10038	10038	10038
County	New York	New York	Manhattan	Manhattan	Manhattan	New York	New York	Manhattan	Manhattan
Submarket	Insurance District	Financial District	City Hall	Financial District	Insurance District	Insurance District	Insurance District	Insurance District	Insurance District
Floor/Suite	FL 2-25	21	15th	20th	12th	12th	10th	13th	2nd
LEASE INFORMATION									
Rent ($/SF/Yr.)		$48.00	$45.00	$54.00	$66.00	$52.00	$40.00	$48.00	$43.00
Tenant		Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed	Undisclosed	Not Disclosed	Not Available	Not Disclosed
Start Date		1/1/2026	6/1/2025	4/1/2025	12/1/2024	3/1/2024	10/19/2023	8/20/2023	2/23/2023
Space Type		Office	Office	Office	Office	Office	Office	Office	Office
Lease Type		New	New	New	New	New	New	New	New
Lease Str.		Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Full-Service
Size (SF)		4,786	2,550	8,911	1,000	6,098	4,660	5,750	1,301
Term (Yrs.)		Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed	Not Disclosed
BUILDING INFORMATION									
NRA (SF)	928,157	389,927	520,951	624,000	113,600	377,120	296,076	113,600	368,900
Year Built/Ren	1918 / 1959 / 2006	1904	1927	1973	1908	1972 / 2012	1929	1908	1958

April 7, 2026

61

Income Capitalization Approach (Continued)


PJ Clarke's On The Hudson
West St
Barclay St
Warren St
Church St
Park Place
City Hall
Chambers St
Park Pl
World Trade Center
City Hall Park
1 Police Plaza
9/11 Memorial & Museum
World Trade Center
WTC Cortlandt
Vesey St
Park Row
Spruce St
Beekman St
Fulton St
Ann St
Cortlandt St
Brooklyn Br
Liberty St
Fulton St
Fulton St
Church St
Fulton St
Fulton St
Broadway
Liberty St
Washington St
Greenwich St
Gold St
Manhatta
Pine St
Fulton St
Rector St
Wall St
William St
Platt St
Pearl St
Beekman St
New York Stock Exchange
Water St
Wall St
John St
Crown Shy
Broad St
Pier 17
Maiden Ln
Charging Bull
478
Pearl St
Cobble Fish
Front St
Beaver St
Beaver St
Battery Pl
Bowling Green
Water St
Pier 15 East River Esplanade
National Museum of the American Indian
Google
Map data ©2026 Google
1
2
3
4
5
6
8
S

COMPARABLE	LABEL	ADDRESS	MILES FROM SUBJECT
COMPARABLE 1	1	42 Broadway, New York, NY, 10004	0.4
COMPARABLE 2	2	225 Broadway, New York, NY, 10007-3001	0.2
COMPARABLE 3	3	88 Pine Street, New York, NY, 10005-1801	0.2
COMPARABLE 4	4	160 Broadway, New York, NY, 10038	0.2
COMPARABLE 5	5	100 William St, New York, NY, 10038	0.0
COMPARABLE 6	6	111 John St, New York, NY, 10038	0.1
COMPARABLE 7	7	160 Broadway, New York, NY, 10038	0.2
COMPARABLE 8	8	125 Maiden Ln, New York, NY, 10038	0.2

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP
62

Income Capitalization Approach (Continued)

Discussion of Office 9-15 (Direct) Lease Comparables

The Office 9-15 (Direct) lease comparables indicate an unadjusted range from $40.00/SF to $66.00/SF, and an average of $49.50/SF. Rents are analyzed on a full-service gross basis.

Furthermore, in 3Q 2021 Twilio signed a 7.4-year lease occupying a total NRA of 35,848 square feet on the 17th floor, taking the place of the former tenant Knotel. Their annual contract rent begins at $50.00/SF, with a commencement date of September 1, 2021.

Conclusion Of Market Rent

Based on general bracketing, the comparable leases support an adjusted market rent range from $40.00/SF to $66.00/SF, with a market rent of $48.00/SF concluded for floors 2-25. The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusions for the subject property.

OFFICE 9-15 (DIRECT) MARKET RENT CONCLUSION

	LEASE	ADJUSTMENT				NET	GROSS
	RATE	LEASE[1]	ADJUSTED	BUILDING[1]	FINAL	ADJ	ADJ
1	$48.00	0%	$48.00	0%	$48.00	0%	0%
2	$45.00	0%	$45.00	0%	$45.00	0%	0%
3	$54.00	0%	$54.00	0%	$54.00	0%	0%
4	$66.00	0%	$66.00	0%	$66.00	0%	0%
5	$52.00	0%	$52.00	0%	$52.00	0%	0%
6	$40.00	0%	$40.00	0%	$40.00	0%	0%
7	$48.00	0%	$48.00	0%	$48.00	0%	0%
8	$43.00	0%	$43.00	0%	$43.00	0%	0%

	AVG CONTRACT	AVG ASKING		CONCLUSION
Office 9-15 (Direct)	$44.23	$44.80	Full Service	$48.00

Office Floors 26-30, 32 Market Rent Analysis

This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property's contract to what is attainable in the current market.

Selection of Comparables

A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal.

Presentation

The following presentation summarizes the comparables most similar to the subject property. The Office Floors 26-30, 32 Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages.

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP 63

Income Capitalization Approach

(Continued)

OFFICE FLOORS 26-32 LEASE COMPARISON TABLE							
	SUBJECT	COMP 1	COMP 2	COMP 3	COMP 4	COMP 5	COMP 6
Name	Pacific Oak SOR - 110 William St - Q4 2025	22 Cortlandt St	39 Broadway	225 Broadway	4 World Trade Center	195 Broadway	225 Broadway
Address	110 William Street	22 Cortlandt St	39 Broadway	225 Broadway	4 World Trade Center	195 Broadway	225 Broadway
City	New York	New York	New York	New York	New York	New York	New York
State	NY	NY	NY	NY	NY	NY	NY
Zip	10038-3901	10007	10006	10007-3001	10280	10007-3100	10007-3001
County	Manhattan	Manhattan	Manhattan	Manhattan	Manhattan	Manhattan	Manhattan
Submarket	Insurance District	World Trade Center	World Trade Center	City Hall	World Trade Center	World Trade Center	City Hall
Floor/Suite	FL 26-32	31	26th	30th	27-28	27th	29th
LEASE INFORMATION							
Rent ($/SF/Yr.)		$58.00	$46.00	$50.00	$63.78	$52.00	$49.00
Tenant		Zima International Inc.	Not Disclosed	Not Disclosed	Duolingo	Payoneer	Not Disclosed
Start Date		12/1/2025	8/1/2025	1/1/2025	1/1/2024	11/1/2023	5/1/2023
Space Type		Office	Office	Office	Office	Office	Office
Lease Type		New	New	New	Sublease	New	New
Lease Str.		Modified Gross	Modified Gross	Modified Gross	NNN	Modified Gross	+ELEC
Size (SF)		18,700	8,280	2,680	66,038	41,982	1,660
Term (Yrs.)		Not Disclosed	Not Disclosed	Not Disclosed	10.33	Not Disclosed	Not Disclosed
BUILDING INFORMATION							
NRA (SF)	928,157	671,000	447,400	520,951	3,168,000	1,052,861	520,951
Year Built/Ren	1918 / 1959 / 2006	1973	1928 / 2005	1927	2013	1913 / 1986	1927


One World Trade Center
9/11 Memorial & Museum
Barclay St
CIVIC CENTER
Chambers St
Worth St
St James Pl
3
4
1
5
Fulton St
Broadway
S End Ave
Spruce St
Beekman St
Gold St
Brooklyn Brg
Pearl St
Water St
FDR Dr
Fulton St
FINANCIAL DISTRICT
SEAPORT
2
Wall St
Broad St
Charging Bull
Brooklyn Bridge
Beaver St
Pearl St
Front St
Google
Map data ©2026 Google

COMPARABLE	LABEL	ADDRESS	MILES FROM SUBJECT
COMPARABLE 1	1	22 Cortlandt St, New York, NY, 10007	0.2
COMPARABLE 2	2	39 Broadway, New York, NY, 10006	0.4
COMPARABLE 3	3	225 Broadway, New York, NY, 10007-3001	0.2
COMPARABLE 4	4	4 World Trade Center, New York, NY, 10280	0.3
COMPARABLE 5	5	195 Broadway, New York, NY, 10007-3100	0.2
COMPARABLE 6	6	225 Broadway, New York, NY, 10007-3001	0.2

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 64

Income Capitalization Approach (Continued)

Office Floors 26-30, 32 Discussion of Lease Comparables

The Office Floors 26-30, 32 lease comparables indicate an unadjusted range from $46.00/SF to $63.78/SF, and an average of $52.63/SF. Rents are analyzed on a full-service gross basis.

Conclusion Of Market Rent

Based on general bracketing, the comparable leases support an adjusted market rent range from $46.00/SF to $63.78/SF, with a market rent of $55.00/SF concluded for floors 26-30 and floor 32. As floor 31 includes a terrace, it is reasonable that it would lease-up at a higher market rent. We have therefore reconciled to $58.00/SF for Floor 31. The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusions for the subject property.

OFFICE FLOORS 26-32 MARKET RENT CONCLUSION

1	$58.00	0%	$58.00	0%	$58.00	0%	0%
2	$46.00	0%	$46.00	0%	$46.00	0%	0%
3	$50.00	0%	$50.00	0%	$50.00	0%	0%
4	$63.78	0%	$63.78	0%	$63.78	0%	0%
5	$49.00	0%	$49.00	0%	$49.00	0%	0%
6	$49.00	0%	$49.00	0%	$49.00	0%	0%

	AVG CONTRACT	AVG ASKING		CONCLUSION
Office Floors 26-30, 32	-	$52.63	Full Service	$55.00
Office Floor 31 (Terrace)	-	-	Full Service	$58.00

Retail (Corner & Side St) Market Rent Analysis

This section examines comparable properties within the marketplace to estimate market rent for the subject. This allows for a comparison of the subject property's contract to what is attainable in the current market.

Unit of Comparison

The analysis is conducted on a dollar per square foot Annually, reflecting market behavior. The market rent analysis is based on a modified gross basis where the tenant reimburses the landlord for their pro rata share of the tenant electric costs plus real estate taxes over the base year.

Selection of Comparables

A complete search of the area was conducted in order to find the most comparable properties in terms of location, tenancy, age, exposure, quality, and condition. The comparables in this analysis are the most reliable indicators of market rent for the subject available at the time of this appraisal.

Presentation

The following presentation summarizes the comparables most similar to the subject property. The Retail (Corner & Side St) Lease Comparison Table, location map, photographs, and an analysis of the rent comparables are presented on the following pages.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 65

Income Capitalization Approach (Continued)

RETAIL LEASE COMPARISON TABLE									
	SUBJECT	COMP 1	COMP 2	COMP 3	COMP 4	COMP 5	COMP 6	COMP 7	COMP 8
Name	Pacific Oak SOR - 110 William St - Q4 2025	294-296 Grand St	102-104 Mott St	15 E 13th St	63 E 4th St	134 - 136 Delancey St	302-306 Grand St	240 E 4th St	132-138 Mulberry
Address	110 William Street	294-296 Grand St	102-104 Mott St	15 E 13th St	63 E 4th St	134-136 Delancey St	302-306 Grand St	240 E 4th St	132-138 Mulberry St
City	New York	New York	New York	New York	New York	New York	New York	New York	New York
State	NY	NY	NY	NY	NY	NY	NY	NY	NY
Zip	10038-3901	10002-4403	10013	10003	10003	10002	10002	10009-7404	10013-5551
County	New York	New York	New York	New York	Manhattan	Manhattan	Manhattan	Manhattan	Manhattan
Submarket	Insurance District	Soho	Chinatown	Gramercy Park	Bowery	Soho	Soho	Alphabet City	Soho
Floor/Suite	GRND	-	-	-	1st	1st	1st	GRND	2nd
LEASE INFORMATION									
Rent ($/SF/Yr.)		$69.00	$140.00	$126.00	$105.00	$150.00	$116.00	$60.00	$40.00
Tenant		Not Disclosed	Not Disclosed	Not Disclosed	Dashwood Gallery	Pizza Hut	Not Disclosed	Not Disclosed	Miette Culinary Studio
Start Date		11/1/2025	6/1/2025	9/1/2025	9/12/2024	6/1/2024	7/12/2023	5/12/2023	2/12/2023
Space Type		Retail	Retail	Retail	Retail	Retail	Office	Retail	Office
Lease Type		New	New	New	New	New	New	New	New
Lease Str.		NNN	NNN	NNN	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net
Size (SF)		3,030	2,350	2,000	400	1,100	600	1,811	2,946
Term (Yrs.)		Not Disclosed	Not Disclosed	10	5	10	3	5.67	2
BUILDING INFORMATION									
NRA (SF)	928,157	13,035	19,750	2,000	12,335	4,700	12,870	19,860	55,800
Year Built/Ren	1918 / 1959 / 2006	1900 / 2021	1920 / 1986	1912	1920	1900	1920	1900	1936/ 1988


Whitney Museum of American Art
Hoboken
Target
WEST VILLAGE
7th Ave
Park Ave S
1st Ave
East River
Washington Square Park
FDR Dr
GREENPOINT
Manhattan Ave
SOHO
Lafayette
Jersey City
New York
Domino Park
L'industrie Pizzeria
Grand St
NEW JERSEY
NEW YORK
FINANCIAL DISTRICT
Manhattan Bridge
WILLIAMSBURG
Google
Map data ©2026 Google

COMPARABLE	LABEL	ADDRESS	MILES FROM SUBJECT
COMPARABLE 1	1	294-296 Grand St, New York, NY, 10002-4403	1.0
COMPARABLE 2	2	102-104 Mott St, New York, NY, 10013	0.8
COMPARABLE 3	3	15 E 13th St, New York, NY, 10003	2.0
COMPARABLE 4	4	63 E 4th St, New York, NY, 10003	1.5
COMPARABLE 5	5	134-136 Delancey St, New York, NY, 10002	1.2
COMPARABLE 6	6	302-306 Grand St, New York, NY, 10002	1.0
COMPARABLE 7	7	240 E 4th St, New York, NY, 10009-7404	1.6
COMPARABLE 8	8	132-138 Mulberry St, New York, NY, 10013-5551	0.8

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 66

Income Capitalization Approach

(Continued)

Retail (Corner & Side St) Discussion of Lease Comparables

The Retail (Corner & Side St) lease comparables indicate an unadjusted range from $40.00/SF to $150.00/SF, and an average of $100.75/SF. Rents are analyzed on a triple net basis. As mentioned earlier, there are three types of retail space, delineated based on the location – inside the arcade, fronting the side street/corner of the building, and inside the interior of the building. Kinko's Inc. is continuing its 5-year lease, occupying a total NRA of 4,000, at an annual contract rent of $31.28/SF. This tenant space is located along the side street.

Currently, Voyager Espresso comprises the sole retail arcade suite and has a contract rent of approximately $37.11/SF. However, the outbreak of COVID-19 has been particularly detrimental to the retail sector, and while retail has bounced back in 2024 so far, the market rents have yet to fully return to pre-COVID levels. Accordingly, it is likely that the market rent would be lower than contract rent as this tenant signed on August 1, 2015.

Conclusion Of Market Rent

Based on general bracketing, the comparable leases support a market rent range from $40.00/SF to $150.00/SF, with a market rent of $110.00/SF concluded for the corner & side street retail tenant. The comparable leases supported a market range from $45.19/SF to $48.00/SF, with a market rent of $50.00 concluded for the interior retail tenant. No leases comparable were used for the arcade retail tenant, with a market rent of $35.00 concluded as this lease was signed prior to COVID and market rents have not fully returned to pre-COVID levels in the Insurance District.

The following table summarizes the various indicators of market rent, provides the market rent analysis and the conclusions for the subject property.

RETAIL MARKET RENT CONCLUSION							
1	$69.00	0%	$69.00	0%	$69.00	0%	0%
2	$140.00	0%	$140.00	0%	$140.00	0%	0%
3	$126.00	0%	$126.00	0%	$126.00	0%	0%
4	$105.00	0%	$105.00	0%	$105.00	0%	0%
5	$150.00	0%	$150.00	0%	$150.00	0%	0%
6	$116.00	0%	$116.00	0%	$116.00	0%	0%
7	$60.00	0%	$60.00	0%	$60.00	0%	0%
8	$40.00	0%	$40.00	0%	$40.00	0%	0%

	AVG CONTRACT	AVG ASKING		CONCLUSION
Retail (Corner & Side St)	$32.45	$118.00	Triple Net	$110.00
Retail (Interior)	$40.09	$88.00	Triple Net	$50.00
Retail (Arcade)	$0.00	-	Triple Net	$35.00

Market Rent vs. Contract Rent

Based on the previous conclusions, the subject's average contract rent is 100.3% of market rents.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 67

Income Capitalization Approach (Continued)

Revenue and Expense Estimates

We have utilized the Discounted Cash Flow method under the Income Capitalization Approach to arrive at the market value of our subject. The cash flow depends on the revenue generated and expenses incurred at the subject property. This section discusses the details of our revenue and expense projections in Year 1 of the hold period, which will be applied to DCF analysis.

Rental Revenue

The total rental revenue consists of the subject's contract leases as well as our market leasing assumptions based on the rent conclusions presented above. The rental revenue for the subject is $42,465,506 or $45.74/SF.

Other Tenant Revenue (Reimbursement or Recoveries)

As discussed earlier in our Market Rent Analysis, the office and retail leases operate under a full-service gross or a Modified Gross basis. Our estimate for Year 1 is presented in the table below.

REIMBURSEMENT REVENUE CONCLUSIONS				
OTHER TENANT REVENUE	%PRR	$/SF NRA	TOTAL	COMMENT
Total Expense Recoveries	1.0%	$0.46	$427,406	Expense recoveries include the expense recovery income from tenants, which are mostly under a full-service gross expense structure subject to base year stops.
TOTAL OTHER TENANT REVENUE	**1.0%**	**$0.46**	**$427,406**	

Other Revenue (Miscellaneous)

The following tables summarize the miscellaneous revenue projected for the subject property.

OTHER REVENUE CONCLUSIONS				
OTHER REVENUE	%PRR	$/SF NRA	TOTAL	COMMENT
Rental Operations	0.3%	$0.15	$140,906	Other revenues are based off the totals detailed in the client-provided Argus model.
Tenant Reimbursements	1.6%	$0.74	$684,668	Other revenues are based off the totals detailed in the client-provided Argus model.
Other Non-Rental Income	0.3%	$0.15	$137,439	Other revenues are based off the totals detailed in the client-provided Argus model.
TOTAL OTHER REVENUE	**2.3%**	**$1.04**	**$963,013**	

Potential Gross Revenue (PGR)

The potential gross revenue in this instance is the Rental Revenue plus Other Tenant Revenue (reimbursements) and Other Revenue (miscellaneous). The PGR for the subject is $43,855,925 which is $47.25/SF.

Vacancy

Vacancy loss is estimated based on the vacancy observed in the current market and the subject's current and historical occupancy. According to the most recent quarter Costar report, the vacancy rate of New York office market is 13.5% and the Insurance District office submarket is 13.1%. As at the date of value, the subject is approximately 98.8% occupied.

The outbreak of COVID-19 pandemic and social distancing policies have slowed down economic activities and hit the office market hardly especially in New York, which is a densely populated city and the financial hub where many corporate headquarters are located. Based on the current situation, we have assumed a vacancy loss of 5.00%. We did not apply the 5% vacancy loss assumption for City of New York – DCAS' leases, as they are a high credit tenant.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 68

Income Capitalization Approach (Continued)

Credit Loss

Credit loss is the potential income loss due to rent payment default. Using the assumption that office tenants have suffered due to the pandemic, we have allowed credit loss of 1.00%. We did not apply the 1% credit loss assumption for City of New York – DCAS' leases, as they are a high credit tenant.

Concessions (Free Rent)

Depending on current market conditions, in particular the amount of available space versus current demand, landlords may offer rental concessions in the form of free rent. We have considered the effects of concessions in the local office market, which will be offered on an ad hoc basis, depending on the marketing strategy of the property. Based on the most recent CoStar report for the Insurance District submarket, we estimate fourteen months of free rent for new office leases and seven months of free rent for renewal leases. New retail tenants are estimated to receive eight months of free rent and renewed retail leases will receive four months of free rent.

Effective Gross Revenue (EGR)

Effective Gross Revenue in this instance is the PGR less estimates for Vacancy, Collection and Concessions. The total EGR for the subject is $42,856,212 which is $46.17.

April 7, 2026

69

Income Capitalization Approach (Continued) April 7, 2026 70 Operating History We were presented with the subject’s operating expenses as summarized. Income Capitalization Approach (Continued) April 7, 2026 71 Expense Conclusions The individual expense conclusions for the subject are summarized below. The analysis relies upon the subject’s historical data and general market parameters. Net Operating Income (NOI) The net operating income equals the effective gross income less the total expenses. The net operating income for the subject is $25,684,283 which is $27.67/SF. Income Capitalization Approach (Continued) April 7, 2026 72 Capitalization Rate In this section, a capitalization rate for the subject is developed based upon market extraction, national survey data and band of investments analysis. Market Extraction The following capitalization table restates the information for the sales previously presented in the Sales Comparison Approach. The cap rate comps indicate a range from 4.00% to 7.75% with an average of 5.85%. Income Capitalization Approach (Continued) April 7, 2026 73 Market Extraction Conclusion In conclusion, the market extraction method brackets the subject’s applicable capitalization rate from 4.00% to 7.75%, and is supportive of a capitalization rate conclusion for the subject presented in the Capitalization Rate Conclusion section. A cap rate near the middle of the range is supported. National Survey The investor pool for the subject property likely includes regional investors, with a national investor profile viewed as likely based on the relatively large size, tenancy, and location of the subject property. The survey shows that cap rates range from 4.25% to 10.00% in the current quarter with an average cap rate between 7.09% to 7.22%.

Income Capitalization Approach (Continued)

Band of Investment (Simple) Technique

As an additional test, we have presented the Simple Band of Investment as an alternate method for calculating the cap rate:

SIMPLE BAND OF INVESTMENT					
ASSUMPTIONS					
Interest Rate	5.61%		Ten Year Treasury	200 bp	
Loan Amortization Period	25 Years		Current 10-Yr. Treasury	3.81% (As of Valuation Date)	
Loan-To-Value-Ratio	65.00%		6-Mos Trend		
Mortgage Constant	0.098557		Current SOFR	5.16% (As of Valuation Date)	
Debt Service Coverage Ratio	1.75000		6-Mos Trend		
CALCULATION					
Mortgage Component	65%	x	9.86%	=	0.0641
Equity Component	35%	x	7.30%	=	0.0256
INDICATED CAPITALIZATION RATE					**8.96%**

Capitalization Rate Conclusion

Taking all factors into consideration, the following table summarizes the various capitalization rate indicators and provides the final capitalization rate conclusion. Primary emphasis was placed on the Market Extraction Method, with support from the balance of the data. With the agreement with the City of New York – DCAS to lease most of the vacant space, the concluded capitalization rate was lower than the indicated capitalization rate.

CAPITALIZATION RATE CONCLUSION				
COMPONENT		RANGE		AVERAGE
Market Extraction	4.00%	to	7.75%	5.85%
National PwC Investor Surveys Average	5.00%	to	9.50%	7.09%
National RERC Average - New York CBD	-	to	-	6.60%
National Realty Rates Average - CBD	5.00%	to	12.23%	8.91%
Simple Band of Investment Calculation				8.96%
CONCLUDED CAPITALIZATION RATE				**5.75%**

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 74

Income Capitalization Approach (Continued)

Discounted Cash Flow Analysis

The DCF assumptions concluded for the subject are summarized as follows:

DISCOUNTED CASH FLOW ASSUMPTIONS - AS IS	
Cash Flow Software	Argus Enterprise
Cash Flow Start Date	January 1, 2026
Calendar or Fiscal Analysis	Fiscal
Total Investment Holding Period (Yrs)	10 Years
Reversion Year	2036
GROWTH RATES	ASSUMED
General Inflation	3.00%
Market Rent	3.00%
Expenses	3.00%
Real Estate Taxes	3.00%
VACANCY & COLLECTION LOSS	
General Vacancy	5.00%
Credit & Collection Loss	1.00%
Total Vacancy & Collection Loss	6.00%
CAPITAL EXPENDITURES	
Capital Expenditures & Leasing Prior To Stabilization	$9,185,631
Reserves for Replacement ($/psf/year)	$0.20
RATES (INVESTMENT)	
Discount Rate	7.00%
Terminal Capitalization Rate	6.00%
Basis Point Spread over OAR	25
Holding Period	10 Years
Average NOI Growth Rate	0.16%
Reversionary Sales Cost	4.00%

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 75

Income Capitalization Approach (Continued)

MLA Summary/Assumptions for the Cash Flow

MARKET LEASING ASSUMPTIONS						
	Office 9-15 (Direct)	Office 9-15 (Submeter)	Office 9-15 (ERIF)	Office 16-20 (Direct)	Office 16-20 (Submeter)	Office 16-20 (ERIF)
Base Rent	$48.00	$48.00	$48.00	$48.00	$48.00	$48.00
Leasing Commissions-New	Varies	Varies	Varies	Varies	Varies	Varies
Leasing Commissions-Renewal	Varies	Varies	Varies	Varies	Varies	Varies
Tenant Improvements New	$90.00	$90.00	$90.00	$90.00	$90.00	$90.00
Tenant Improvements Renewal	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00
Renewal Probability	75.00%	75.00%	75.00%	75.00%	75.00%	75.00%
Downtime (months)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)	18 Mo(s)
Market Term (years/mos)	10/0	10/0	10/0	10/0	10/0	10/0
Rent Abatements (new)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)	14 Mo(s)
Rent Abatements (Renew)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)	7 Mo(s)
Reimbursement Method	None	None	Voyager Espresso (2015 BY)	None	None	Voyager Espresso (2015 BY)
Rent Escalations	None	None	None	None	None	None

Growth Rate Assumptions

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index (CPI), as well as a survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates.

Market participants are quoting cap rates and discount rates based on a widely anticipated revenue decline (largely resulting from rent decreases). As part of our assumption the rental rates were estimated by utilizing a direct rental comparison as the basis for market leasing projected in Fiscal Year 1 of the holding period.

Analysis provided by CoStar projects market rent growth in the submarket to increase in 2025, with minor decreases expected in the 2026.

Based on market statistics and our research, we have assumed a market growth rate of 3.0% for the entire holding period of this analysis.

Vacancy Loss

Our conclusion of stabilized vacancy for the subject—as discussed in the Marketing Analysis Section of this report—is estimated at 5.00%. This estimate considers both the physical and economic factors of the market.

Collection Loss

Collection (credit) loss occurs when tenants default on rent or other obligations to the landlord. Minimal historical data was available from the property owner regarding the subject's past or present collection (credit) loss. Collection (Credit) loss has been estimated at 1.00% of PGR based upon discussions with market participants active in this asset class.

Capital Expenditures

Capital expenditure includes amount spent in capital improvements, tenant improvements, and associated leasing commissions. Capital improvements of approximately $3,495,961 and leasing costs of approximately $4,706,981 are planned between Years 1 & 2 of our analysis period based on information provided by management.

Discount Rate

We have also relied on investor surveys for estimating the applicable discount rate for the subject property. The following exhibit details the results of these surveys. The results of the PwC Investor and market participant surveys are summarized in the following table. The rates for the PwC survey are for institutional grade properties. The calculations in the second exhibit take into consideration the amount revenue growth projected over the hold and reflect the actual discount rate with discussion that follows.

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 76

Income Capitalization Approach (Continued)

NATIONAL INVESTOR SURVEY - DISCOUNT RATE					
DISCOUNT RATE (IRR)	YEAR/QUARTER	RANGE			AVERAGE
National CBD Office					PwC
Current Quarter	**2025 Q4**	**6.50%**	**to**	**12.00%**	**8.92%**
Last Quarter	2025 Q3	6.50%	to	12.00%	8.92%
Four Quarters Ago	2024 Q4	6.50%	to	13.00%	9.25%
Manhattan Office					PwC
Current Quarter	**2025 Q4**	**6.00%**	**to**	**9.50%**	**7.75%**
Last Quarter	2025 Q3	6.00%	to	9.00%	7.75%
Four Quarters Ago	2024 Q4	6.25%	to	10.00%	7.75%

Based on the volatility of the cash flow and the limited growth projections for the asset, we have utilized a spread closer to the middle aspect of the range, say 125bp in this instance. We have therefore reconciled to a discount rate of 7.00%.

Terminal Capitalization Rate

The following chart presents investor survey data for Terminal Capitalization Rate:

NATIONAL INVESTOR SURVEY - RESIDUAL CAP RATE					
RESIDUAL CAP RATE	YEAR/QUARTER	RANGE			AVERAGE
National CBD Office					PwC
Current Quarter	**2025 Q4**	**5.50%**	**to**	**9.00%**	**7.46%**
Last Quarter	2025 Q3	5.50%	to	9.00%	7.46%
Four Quarters Ago	2024 Q4	5.50%	to	19.00%	7.72%
Manhattan Office					PwC
Current Quarter	**2025 Q4**	**5.75%**	**to**	**7.50%**	**6.67%**
Last Quarter	2025 Q3	5.75%	to	7.50%	6.69%
Four Quarters Ago	2024 Q4	5.50%	to	9.00%	6.81%

Based on the physical and economic characteristics of the subject property, we have estimated a terminal cap rate of 6.00% as part of our analysis.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 77

Income Capitalization Approach April 7, 2026 78 Income Capitalization Approach April 7, 2026 79 Income Capitalization Approach (Continued) April 7, 2026 80 Income Capitalization Approach Reconciliation Given that the subject is a multitenant asset with leases expiring at different times throughout the hold, it is generally understood that the discounted cash flow (DCF) method is the preferred method. Based on our findings and interviews with other participants, we concur that this is largely the preferred method. Reconciliation of Value Conclusions April 7, 2026 81 The process of reconciliation involves the analysis of each approach to value. The quality of data applied the significance of each approach as it relates to market behavior and defensibility of each approach are considered and weighed. Finally, each is considered separately and comparatively with each other. Based on the agreed upon scope with the client, the subject’s specific characteristics and the interest appraised, this appraisal developed Sales Comparison and Income (Discounted Cash Flow) Approaches. The values presented represent the As-Is Market Value (Leased Fee). Reconciliation is the process of analyzing the relevance of the indicated values, resulting in a final value estimate. In each of the two approaches, the appraisers have documented all of the input data and briefly explained the methodology in processing and/or analyzing this data. Insofar as the appraisers were able to determine, the data furnished is from reliable sources and has been accepted as being accurate. Because the appraisal of real estate is not, by any means, an exact science, a great deal of subjective judgment on the part of the appraisers becomes a part of each of the recognized approaches. The cost approach relies on the proposition that the market value of the property is no more than the cost of producing a substitute property with the same utility as the subject produces. The approach is reasonable accurate in establishing replacement cost. The cost approach is not applied as this approach is not a typical consideration of investors in leased CBD office properties. The sales comparison approach was the second approach utilized in the valuation process. This approach involves the direct comparison of the property being appraised with similar market comparables. Each sale was analyzed and compared on a price per square foot basis. The sales comparison approach is heavily dependent upon the accuracy and comparability of the sales. We were able to research and analyze comparable transactions locally. Although the properties are considered comparable to the subject in general physical and economic characteristics, various adjustment factors were warranted. The data collected for the income capitalization approach is recent and considered to be reliable. Strong indicators of market rent, occupancy, and expenses were included in the analysis. The income capitalization approach is considered to be most applicable in the subject's valuation, since a prospective purchaser would likely purchase the property based on its income-producing characteristics. The discounted cash flow analysis is generally regarded as the most reliable method for estimating the value of an income producing property. This approach primarily emphasizes the economic productivity of the asset. It is based on the premise that value is created by the expectation of future benefits. In summary, the income capitalization approach is considered a primary value indicator and was given primary emphasis. The sales comparison approach also proved to be a reliable value estimate and was given secondary emphasis. The cost approach was not included.

Reconciliation Of Value Conclusions (Continued)

RECONCILIATION OF VALUES	
VALUATION SCENARIOS	AS-IS MARKET VALUE
Interest	Leased Fee
Date	December 31, 2025
SALES COMPARISON APPROACH	
SALES COMPARISON APPROACH	
Indicated Value	$422,300,000
$/SF NRA	$455
INCOME CAPITALIZATION APPROACH	
DISCOUNTED CASH FLOW (DCF)	
Terminal Capitalization Rate	6.00%
Discount Rate (IRR)	7.00%
Indicated Value	$422,100,000
$/SF NRA	$455
INCOME CAPITALIZATION CONCLUSION	$422,100,000
$/SF NRA	$455
FINAL VALUE CONCLUSION	
FINAL VALUE CONCLUSION	$422,100,000
$/SF NRA	$455

April 7, 2026 KROLL REAL ESTATE ADVISORY GROUP 82

Addenda

General Definitions[3]

Assessed value

1. A value set on real estate and personal property by a government as a basis for levying taxes. (IAAO)
2. The monetary amount for a property as officially entered on the assessment roll for purposes of computing the tax levy. Assessed values differ from the assessor's estimate of actual (market) value for three major reasons: fractional assessment ratios, partial exemptions, and decisions by assessing officials to override market value. The process of gathering and interpreting economic data to provide information that can be used by policymakers to formulate tax policy. (IAAO)

Easement
An interest in real property that conveys use, but not ownership, of a portion of an owner's property. Access or right of way easements may be acquired by private parties or public utilities. Governments dedicate conservation, open space, and preservation easements.

Effective date

The date at which the analyses, opinions, and advice in an appraisal, review, or consulting service apply.

Fee simple estate
Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Floor area ratio (FAR)
The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area.

Identified intangible assets

Those intangible assets owned by a business (going concern) that have been separately identified and valued in an appraisal.

Land-to-building ratio

The proportion of land area to gross building area; one of the factors determining comparability of properties.

Leased fee interest
An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the lessee are specified by contract terms contained within the lease.

Leasehold interest
The interest held by the lessee (the tenant or renter) through a lease transferring the rights of use and occupancy for a stated term under certain conditions.

Market rent
The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations; the lessee and lessor each acting prudently and knowledgeably, and assuming consummation of a lease contract as of a specified date and the passing of the leasehold from lessor to lessee under conditions whereby:

1. Lessee and lessor are typically motivated.
2. Both parties are well informed or well advised, and acting in what they consider their best interests.
3. A reasonable time is allowed for exposure in the open market.
4. The rent payment is made in terms of cash in United States dollars, and is expressed as an amount per time period consistent with the payment schedule of the lease contract.

---

[3] Appraisal Institute, *The Dictionary of Real Estate Appraisal*, 6th ed. (Chicago: Appraisal Institute, 2015).

April 7, 2026
KROLL REAL ESTATE ADVISORY GROUP 83

Addenda (Continued)

5. The rental amount represents the normal consideration for the property leased unaffected by special fees or concessions granted by anyone associated with the transaction.

Marketing time
1. The time it takes an interest in real property to sell on the market sub-sequent to the date of an appraisal.
2. Reasonable marketing time is an estimate of the amount of time it might take to sell an interest in real property at its estimated market value during the period immediately after the effective date of the appraisal; the anticipated time required to expose the property to a pool of prospective purchasers and to allow appropriate time for negotiation, the exercise of due diligence, and the consummation of a sale at a price supportable by concurrent market conditions. Marketing time differs from exposure time, which is always presumed to precede the effective date of the appraisal. (Advisory Opinion 7 of the Appraisal Standards Board of The Appraisal Foundation and Statement on Appraisal Standards No. 6, "Reasonable Exposure Time in Real Property and Personal Property Market Value Opinions" address the determination of reasonable exposure and marketing time.)

Negative easement
Property that is burdened by an easement; also called servient estate.

Personal property
Identifiable tangible objects that are considered by the general public as being “personal,” for example, furnishings, artwork, antiques, gems and jewelry, collectibles, machinery and equipment; all tangible property that is not classified as real estate. Personal property consists of every kind of property that is not real property; movable without damage to itself or the real estate; subdivided into tangible and intangible.

Prospective value opinion
A forecast of the value expected at a specified future date. A prospective value opinion is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written.

Rentable area
The amount of space on which the rent is based; calculated according to local practice.

Restricted appraisal report

A written appraisal report prepared under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP, 2020-2021 ed.). A restricted appraisal report sets forth the data considered, the appraisal procedures followed, and the reasoning employed in the appraisal, addressing each item in the depth and detail required by its significance to the appraisal and providing sufficient information so that the client and the users of the report will understand the appraisal and not be misled or confused.

Appraisal report

A written report prepared under Standards Rule 2-2(a) or 8-2(a). An appraisal report contains a summary of all information significant to the solution of the appraisal problem. The essential difference between a restricted appraisal report and an appraisal report is the level of detail of presentation.

Use value

In real estate appraisal, the value a specific property has for a specific use; may be the highest and best use of the property or some other use specified as a condition of the appraisal; may be used where legislation has been enacted to preserve farmland, timberland, or other open space land on urban fringes. See also exchange value; value in use.

Usable area

The area available for assignment or rental to an occupant, including every type of usable space; measured from the inside finish of outer walls to the office side of corridors or permanent partitions and from the centerline of adjacent spaces; includes subdivided occupant space, but no deductions are made for columns and projections. There are two variations of net area: single occupant net assignable area and store net assignable area.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 84

Addenda (Continued)

Value "as is"

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

April 7, 2026

KROLL REAL ESTATE ADVISORY GROUP 85

Addenda (Continued) April 7, 2026 86 Legal Description D-1 Chapter D – Additional Details of the Corporation Company Name: PACIFIC OAK SOR (BVI) Holding Ltd. ("the Company") Company number (BVI): 1900288 Date of financial reports: December 31, 2025 Date of report: April 15, 2026 D-2 Regulation 10A: Quarterly comprehensive income report summary The following is a summary of the comprehensive income report of the Company for each of the quarters in 2025 (USD thousands): For year ended December 31, 2024 Q4 Q3 Q2 Q1 Income Rental fees gross, service fees, management, and other revenue 121,793 27,945 28,625 32,441 32,782 Property operating costs (76,322) (22,553) (16,191) (18,682) (18,896) Gross profit 45,471 5,392 12,434 13,759 13,886 Fair value adjustment of investment property, net 266,810 475,611 (97,591) (108,665) (2,545) Depreciation (964) (170) (246) (274) (274) Company share in (loss) profit of Joint ventures (92,794) (58,343) (30,151) (2,433) (1,867) Related parties property management fees (13,991) (2,931) (3,673) (3,722) (3,665) Impairment charge on goodwill (949) - (949) 0 0 Depreciation Loss - Hotel (12,521) (3,160) (6,190) (3,171) 0 Restructuring charges (1,508) (1,508) General and administrative expenses (6,267) (1,859) (1,531) (1,279) (1,598) Net operating profit (loss) before financing (350,334) (120,589) (127,897) (105,785) 3,937 Other income (1,250) (2,578) 252 233 843 Income (losses) from financing of financial assets at fair value through profit or loss 1,925 321 642 962 0 Financing expenses (76,136) (23,027) (19,815) (17,151) (16,143) Loss from extinguishment of debt 19,449 20,494 (1,045) 0 0 Adjustments due to currency exchange rate (40,556) (10,493) (5,906) (30,141) 5,984 Net profit (loss) (446,902) (135,872) (153,769) (151,882) (5,379) Taxes - 60 830 0 (890) Total comprehensive profit (loss) (446,902) (135,812) (152,939) (151,882) (6,269) Total comprehensive profit for the period attributed to: Profit (loss) attributable to shareholders (443,500) (134,708) (150,902) (151,422) (6,468) (Profit) loss attributable to holders of non-controlling rights (3,402) (1,104) (2,037) (460) 199 Regulation 10C: Use of the proceeds of the securities No securities were issued to the public in 2025. For details of use of the proceeds of securities issued by the Company in 2023- 2024, see Regulation 10 c of Part D of the Company’s 2024 Periodic Report. D-3 Regulation 11: List of investments in material subsidiaries and affiliated companies as of the date of the Statement of Financial Position # Company name Country of incorporation As of December 31, 2025 Voting rights Profit rights Total investment in the investee (USD thousands) 1. Pacific Oak SOR Acquisition VIII, LLC United States 100% 100% 24,700 2. Pacific Oak SOR Acquisition XXV, LLC United States 50% 90% 422,100 3. Pacific Oak SOR Acquisition XXXIII, LLC United States 100% 100% 64,030 4. Pacific Oak SOR Acquisition XXXIV, LLC United States 100% 100% 55,000 5. Pacific Oak SOR X Acquisition III, LLC United States 100% 100% 360,598 6. Pacific Oak SOR Acquisition XVII, LLC United States 100% 100% 19,200 7. Pacific Oak SOR II Acquisition VII LLC United States 100% 100% 57,400 Regulation 12: Changes in investment in material subsidiaries and related companies For details, see Note 12 to the consolidated financial statements as of December 31, 2025. Regulation 13: Income of material subsidiaries and related companies Company name For the year ended December 31, 2025 Profit (loss) after tax Pre-tax profit (loss) Interest income (costs) Dividend Managem ent fees (USD thousands) Pacific Oak SOR Acquisition VIII, LLC 1,606 1,606 0 0 323 Pacific Oak SOR Acquisition XXV, LLC (1,585) (1,585) 0 0 2,623 Pacific Oak SOR Acquisition XXXIII, LLC 6,644 6,644 0 0 1,034 Pacific Oak SOR Acquisition XXXIV, LLC 6,226 6,226 0 0 830 Pacific Oak SOR X Acquisition III, LLC 19,703 19,703 0 0 3,958 Pacific Oak SOR Acquisition XVIII LLC 1,540 1,540 0 0 429 Pacific Oak SOR II Acquisition VII, LLC 1,952 1,952 0 0 895 Regulation 20: Trading on the Stock Exchange – securities listed for trading The Company has two debenture series registered for trade – Debentures (Series B) and Debentures (Series D). For further information regarding the Company's debentures, see Part E of the Board of Directors' Report attached to this report, with regard to a dedicated disclosure to the debenture holders. In addition, for details of the use made in the consideration from the issuance of Debentures (Series D), which were issued during 2024, see Regulation 10(C) above. Regulation 21: Remuneration to interested parties and senior officers

As of the date of the release of the report, the Company does not employ anyone except for its Chairman of the Board of Directors and CEO, Mr. Ronen Nakar, who was appointed to the role in January 2026, following the date of the report on the financial position. Mr. Ronen Nakar is entitled, starting from the date of his appointment at the end of January 2026, to a monthly compensation of 40 thousand shekels plus vat.

Until January 31, 2026, management and operation of the Company was carried out by the Previous Management Company in accordance with the Previous Management Agreement and the Back to Back agreement described in sections A and B below, which constituted the Company's compensation policy (as defined in Section 267A of the Companies Law) until that date[1].

Note that beginning on August 19, 2025 and until the termination of the Back-to-Back Agreement on January 31, 2026, the Previous Management Company was paid management fees in accordance with the provisions of the standstill agreement between the Company and holders of its debentures. For details of this agreement, see the Company's immediate report of August 19, 2025 (Reference Number: 2025-01-061824).

Furthermore, by October 15, 2025, at which point Ms. (Attorney) Jody Kremerman concluded her terms as Company's Active Chairwoman of the Board of Directors, Ms. Kremerman was entitled to annual remuneration of USD 55,500 plus VAT and reimbursement of expenses.

Meanwhile, over the course of 2025, no wages and/or management fees and/or associated expenses were paid to interested parties of the Company and officers, other than the management fees paid to the Previous Management Company as such is defined below and the remuneration paid to the Chair of the Board of Directors of the Company.

Remunerations and undertakings for remunerations, as recognized in the financial statements for 2025, are in the amount of approximately USD 10,033 thousand (accumulated POCA asset management fees). The Chair of the Board of Directors was paid a remuneration of approximately USD 48.7 thousand (for the period of service as the Chair of the Board of Directors).

A. **The Previous Management Agreement and the Back-to-Back Agreement which expired in January 2026**

Up to January 31, 2026, the REIT and the Management Company had an agreement which is renewed once a year, subject to the approval of the REIT Conflict of Interests Committee (for an unlimited number of periods

[1] On March 18 and 30, 2025, Company's Audit Committee, Board of Directors and a general assembly of the Company's sole shareholder affirmed an update to the remuneration policy so that it also includes the remuneration paid to the Company's Active Chairwoman, as approved by the aforementioned in May 2024. The aforementioned Active Chairwoman concluded her term with the Company in 2025.

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of one year each), according to which the Management Company provides the REIT with advisory services in connection with the management of the REIT Fund, including location and operation of properties, investment decision making regarding the acquisition and sale of properties for the Company, location of loans and financing structures for the Company, building of a budget and monitoring the performance of the properties of the Company, management of investor relations in the Company and more (hereinabove and hereinafter: the "**Management Agreement**"). For details, see Section 1.4.2 of Appendix A regarding the description of REIT Laws attached to Chapter A above.

On March 8, 2016, upon completion of the initial issuance of the Company's debentures on the Tel Aviv Stock Exchange, an agreement came into effect between the Company and the REIT Fund (which amended few times) and which constitutes a back-to-back agreement to the Management Agreement[2] specified in detail in section 6A.1 of the Chapter, Description of the REIT Laws, as such term is defined in Chapter A of this report (hereinafter: the "**Back-to-Back Agreement**") which was brought to a conclusion by the REIT in tandem with the conclusion of the Management Agreement on January 31, 2026. For details, see the immediate report of January 24, 2026, Reference Number: 2026-01-009279.

It should be noted that while the Back-to-Back Agreement was in effect, the Company's Audit Committee reviewed the Back-to-Back Agreement annually and received a report regarding the performance of the Management Agreement and the amounts paid thereunder. The Company itself was not a party to the Management Agreement, and all payments it transferred to the REIT were solely pursuant to the Back-to-Back Agreement.

<u>The following table summarizes the fees REIT is entitled to under the Back-to-Back agreement for the years 2025 and 2024:</u>

Fee type	During the year	
	FY2025 (Stand Still started on August 2025)	FY2024
	(USD thousands)	
Property management fee	9,641	11,523(*)
Property realization fee	-	1,331
Refund of operating expenses	-	-
Total fee	9,641	**12,854**

(*) It should be noted that as of the date of the Statement of Financial Position, the aforementioned amounts were not actually paid in full to

[2] Except exclusions detailed in the Back-to-Back Agreement, as specified in section 1.4.2 of Appendix A regarding the description of the REIT Laws.

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the REIT and were classified in the Company's financial statements as credit balances. For further details, see Note 10 to the consolidated financial statements.

B. **Regarding services for the Company's residential properties held through PORT**

Starting as of September 2022, and up to December 2024, expenses associated with the single-family residential properties of the Company held through PORT were not included in the payments paid to the Management Company as part of the Back-to-Back Agreement but were rather paid in accordance with the separate series of agreements. For details regarding such agreements and the fees paid thereunder in 2024[3], see Regulation 21, Section (b) of Chapter D (Additional Details Report) of the Company's 2024 Annual Report. Reference No. 2025-01-022627, the information of which is incorporated into this report by way of reference.

It should be noted that during December 2024, the Residential Property Management Company of the Company (PORT) (which was and still is a corporation outside the Company) was sold to a third-party management company specializing in the management of single-family residential from Second Avenue Group, whose headquarters are located in Tampa, Florida (hereinafter: the "**New Residential Property Management Company**"). The New Residential Property Management Company is not affiliated with the REIT or the previous Company's Management Company and is not part of the PACIFIC OAK Group.

As of this date, the New Residential Property Management Company replaced the previous corporations (from the Pacific Oak Group) which provided management services to PORT properties under the same terms of the current agreements as specified in section 1.14d to chapter A, with the exception of the validity of the aforesaid service agreements was extended until December 2026 with the option of renewing the agreement annually with the consent of the parties.

C. **Management Agreements for the Company's Assets as of January 31, 2026**

For details of Company's asset management agreements with a third-party management company for its properties, as well as an agreement for the provision of accounting management services, which are in force beginning January 31, 2026, as well as the agreement for management of the residential properties held by PORT, see Section 1.14 of Part A of this Periodic Report (Material Agreements).

[3] Reference No. 2025-01-022627, the information of which is incorporated into this report by way of reference.

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D. **Remuneration of external and independent directors**

For 2025, the Company paid its External Directors and Independent Director serving the Company at that time (Ms. Mor Porat Vered and Ms. Michal Marom Brikmman) as well as Mr. Ron Hadassi, who still serves as Company's External Director, a total of USD 335 thousand.

All the aforesaid officers are entitled to the maximum annual and participation amounts set forth in Second and Third Schedule, respectively, of the Companies Regulations (Rules Regarding Remuneration and Expenses of an External Director), 2000 (hereinafter: the "**Remuneration**" and the "**Remuneration Regulations**," respectively). It should be clarified that the participation remuneration and the annual remuneration shall be determined from time to time, in accordance with the level of equity under which the Company is classified, as specified in the First Schedule of the Remuneration Regulations. For additional details see the Immediate Report of the Company dated June 7, 2016 (Reference no.: 2016-01-046083), the information of which is included in this report by way of reference.

For details of changes to the composition of the Company's Board of Directors in January 2026, see Section 3 of Part B to this Periodic Report.

E. **Lack of Agreement for Activity Delineation between the Management Company and the REIT**

As of December 31, 2025, there is no agreement between the Management Company and the Company and the other REIRs managed by it in the Pacific Oak Group, in respect of activity delineation. It shall be noted that the Previous Management Agreement of the Management Company with each of the member trusts of the Pacific Oak Group (additional REIT companies in the Group which receive management services from the Management Company) was similar in its essence and terms to the Management Agreement between the Management Company and the REIT.

Regulation 21A: **Control of the Corporation**

Pacific Oak Strategic Opportunity Limited Partnership (hereinabove and hereinafter: the "**Partnership**") holds 20,000 ordinary shares of no par value of the Company, representing 100% of the issued and paid up share capital and of the voting rights, and is the sole shareholder of the Company. The Partnership is held (100%) by Pacific Oak Strategy Opportunity REIT, Inc. (hereinafter: the "**REIT Fund**"). As of December 31, 2025, the REIT Fund is held by approximately 17,000 shareholders, no single person holds more than 5.4% of

D-7

the share capital of the REIT Fund, and there is no controlling shareholder of the REIT Fund.

It should be noted that in accordance with the foregoing in Appendix A with respect to REIT Funds (real estate investment trusts), which is attached to Chapter A of this report, there is a restriction against one holder holding more than 9.8% of the REIT Fund. In view of the fact that the REIT Fund also holds, indirectly, 100% of the interests in the Company, and in view of the fact that there is a restriction against one holder holding more than 9.8% of the issued and paid up share capital of the REIT Fund, and that in practice there is no single holder holding more than 3.3% of the issued and paid up share capital of the REIT Fund (and, as aforesaid, there is no controlling shareholder of the REIT Fund), then, in the opinion of the Company, there is no controlling shareholder of the Company, as such term is defined in the Securities Law.

D-8

Regulation 22: **Transactions with officers in the Company**

To the best of the knowledge of the Company, the following are details of transactions in which the Company entered into an engagement with an office holder in the Company or in which the office holder has a personal interest in the approval thereof, which the Company has entered into during 2025 or a date later than the end of 2025 up to the date of publication of this report:

#	The organs which approved the transaction	Transaction description	The personal interest of the officer	Additional details
1.	The Company's Audit Committee and the Board of Directors in February 2025 and Company's Board of Directors in June 2026	On February 10, 2025, the Audit Committee and the Board of Directors of the Company approved the entry into a loan agreement between the Company and the Partnership (Pacific Oak Strategic Opportunity Limited Partnership, which is the sole shareholder of the Company) for an unsecured bridge loan of USD 8 million, bearing annual interest at a rate of 12%. The aforesaid loan was made on February 26, 2025, with a repayment date of May 27, 2025, with the Company having the option to extend the repayment date for a period of 90 days. Failure to comply with the terms of the loan will result in an increase in the loan interest rates to 15% per annum. The aforesaid loan was provided to the Company on the same terms (Back-to-Back) as the loan taken by the Partnership took from Pacific Oak Capital Advisors LLC (the REIT advisory company and the Company's management company). The entry into the aforesaid agreement was approved by the Audit Committee and the Board of Directors of the Company as a non-extraordinary transaction in which an officer of the Company has a personal interest, in light of the fact that Messrs. Peter McMillan III and Keith Hall, who at the time served as senior officers of the Company, indirectly held and control the Previous Management Company. Furthermore, on June 26, 2025, Company's Board of Directors approved an amendment to the bridge loan agreement approved in February 2025, as described above (hereinafter: **February 2025 Bridge Loan**), as part of which the Management Company acquiesced to the Company's request to lower the interest rate from 12% to 10% and to extend the final maturity date, similar to the aforementioned bridge loan, to the earlier of (a) July 1, 2028; (b) the occurrence of a capital event (sale or refinancing which generate cash flow) in connection with the PORT Properties, and this against providing the Management Company with collateral by way of preferred equity, or a similar legal instrument, in the PORT Properties, similar the aforementioned bridge loan. Note that as of around the date of the release of the report this loan remains unpaid.	Messrs. Peter McMillan III and Keith Hall, who at the time served as senior officers of the Company, indirectly hold and control the Management Company.	For additional details regarding the two aforementioned loans, see the Company's immediate reports of June 28, 2025 (Reference Number: 2025-01-046068) and January 24, 2026 (Reference Number: 2026-01-009278), as well as Section 1.1.2.9 of Part A of this Periodic Report. Additionally, for details regarding the management company's claims concerning the aforementioned loans, see Section 1.1.2.9 of Chapter A in this periodic report.
2.	The Company's Board of	On June 26, 2025, the Company's Board of Directors approved the engagement in a bridge loan agreement between the Company and the Partnership (Pacific Oak Strategic Opportunity Limited	Messrs. Peter McMillan III and Keith	

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#	The organs which approved the transaction	Transaction description	The personal interest of the officer	Additional details
	Directors in June 2025	Partnership, which is the Company's sole shareholder) totaling USD 2 million (hereinafter in this current section: **The Bridge Loan**) in order to fulfill the upcoming interest payment on Company's Series C debentures, scheduled for June 30, 2025. The Bridge Loan bears annual interest at a rate of 10%, and failure to comply with its terms would result in an interest rate increased to 15% annually. The Bridge Loan will mature upon closing the financing in connection with land parcels in the Park Highlands, Richardson and 210 West 31st properties, which shall be used for, inter alia, if and when closed, the repayment of the Company's Series C debentures, and this subject to the consent of the lender in the aforementioned financing agreement. Should such lender's consent fail to be obtained, the Bridge Loan shall mature on the earlier of: (a) July 1, 2028; (b) the occurrence of a capital event (sale or refinancing which generate cash flow) in connection with the single-family homes held by the Company via PORT (hereinafter: **The PORT Properties**). The Bridge Loan was provided to the Company under the same terms (back-to-back) as the terms obtained by the Partnership from Pacific Oak Capital Advisors, LLC (the REIT's previous consultant and the Company's Previous Management Company) (hereinafter: **The Management Company**), and for which as collateral it was agreed that the Management Company shall be granted preferred equity, or a similar legal instrument, in the PORT Properties. The aforementioned engagements (as well as the amendment to the loan agreement in Row 1, above) have been approved by the Company's Board of Directors as Non-Extraordinary Transactions in which Company's Officers Have a Personal Stake, and this due to the fact that Messrs. Peter McMillan III and Keith Hall, who at the time served as senior officers of the Company, indirectly held and control the Previous Management Company.	Hall, who at the time served as senior officers of the Company, indirectly hold and control the Management Company.	
3.	January 27 2026, by the Audit Committee and the Board	Approval of the appointment of Mr. Ronen Nakar as Chairman of the Board of Directors and CEO of the Company in accordance with the provisions of Section 121(d) of the Companies Law, for a period of three years from the date of the decision.	Mr. Ronen Nakar serves as CEO and chairman	--

Regulation 24: **<u>Holdings of interested parties and officers on the publication date of the report</u>**

For details of the holdings of shares of the Company by interested parties, see the Immediate Report of the Company dated March 13, 2016 (Reference no.: 2016-01-005025), presented hereto by way of reference.

Regulation 24A: **Registered capital, issued capital and convertible securities**

Registered capital: 50,000 ordinary shares, with no par value

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Issued and repaid capital: 20,000 ordinary shares, with no par value

Regulation 24B: **Register of shareholders of the Corporation as of the publication date of the report**

Owners	Identity No.[4]	Address	Number of shares	Share type[5]	Held as Trustee
Pacific Oak Strategic Opportunity Limited Partnership	4631745	3857 Birch St Newport Beach, CA 92660-2616, U.S.A	20,000	Securities without ordinary shares	No

Regulation 25A: **Registered address of the corporation**

The registered office of the Company in the British Virgin Islands:	TRIDENT TRUST COMPANY (B.V.I.) LIMITED[6] Trident Chambers P.O. Box 146 Road Town, Tortola The British Virgin Islands
Company offices in the United States:	3857 Birch St Newport Beach, CA 92660-2616
Address for court notices in Israel:	C/o Shimonov & Co. – Law Firm, 56 Mazeh, Tel Aviv-Jaffa 6578906.

[4] Registrar number in the country of incorporation.

[5] Non-convertible.

[6] Formerly: Hauteville Trust (BVI) Limited.

D-11

Regulation 26: **Directors of the Corporation as of the publication date of the report**

Name:	Ronen Nakar	Ron Hadassi	Itay Dayan	Varda Klal
Position:	Chair of the Board of Directors and CEO	External director	External director	External director
Identity number:	023635436	059258269	032163057	23082936
Date of birth:	January 11, 1968	March 24, 1965	March 6, 1975	October 1, 1967
Address for court notices:	62 Hatsabar, Tel Mond	13 Yigal Yadin, Hod Hasharon	14 Cnaan, Or Yehuda	7 Hamaayan, Kfar Haoranim
Citizenship:	Israel	Israel	Israel	Israel
Start of term date:	February 1, 2026	August 7, 2025	February 1, 2026	February 1, 2026
Member of a committee of the Board of Directors:	No	Audit Committee, Balance Sheet Committee and the Committee for the Review of the Financial Statements	Audit Committee, Remuneration Committee and the Committee for the Review of the Financial Statements	Audit Committee, Remuneration Committee and the Committee for the Review of the Financial Statements
Is an independent director, external director or expert external director:	No	Yes	Yes	Yes
Is deemed by the Company as having accounting and financial expertise or as holding the professional qualifications:	Yes	Yes	Yes	Yes
The Director is an employee of the Corporation, a subsidiary or a related company thereof or of an interested party therein:	Yes – Company CEO	No	No	No
Education:	Graduate of Economics and Accounting, Ben-Gurion University Certified in Business Administration, Ben-Gurion University	Graduate of Economics, Social Sciences and Law, Tel Aviv University Certified in Business Administration, specializing	Graduate of Accounting and economics, Tel Aviv University Certified in Business Administration majoring in financing and accounting – MBA Tel Aviv University	Graduate of Economics, Tel Aviv University Certified in Business Administration, specializing in financing, Bar Ilan University

D-12

Name:	Ronen Nakar	Ron Hadassi	Itay Dayan	Varda Klal
		in financing, Tel Aviv University		
Occupation in the past 5 years:	Financial advisor in the real estate and finance segments; external Director for Westdale America Limited; Independent director for Industrial Buildings Corp., Ltd., External Director for Barak Capital Underwriting; External Director for Alma Foundations; External Director for IBI Deposits, LTD; director for Loanwise (private company)	Director for Hertz Properties Group Limited; External Director for Barak Capital Properties, LTD; Director of BAZAN Group; Chairman of the Board of Directors and CEO of Elbit Medical Technologies, LTD; Chairman of the Board of Directors of Elbit Imaging, LTD; Executive Director for Plaza Centers, NV; Trustee for Brookland April Limited; Trustee for MWL Israel, LTD (previously Starwood West Limited); Lecturer at the School of Business in Rishon Lezion; Lecturer at Hebrew University	VP Financing and Capital Markets with Blackedge; Member of the Credit Committee, Chief Investment Manager for the Pineapple Fund; Credit Director for Ayalon Insurance Company	Independent financial advisor; Chairman of the Investment Committee for an Institutional Organization; Independent director for Opal Balance; External Director for Yahad Rofiim
Corporations in which serves as a Director:	External Director for Kohan Properties Limited; Independent Director for Industrial Buildings Corp., Ltd., External Director for Barak Capital Underwriting; External Director for Alma Foundations; External Director for IBI Deposits, LTD; director for Loanwise (private company)	Director for the Zarasi Group, Director for Carmel Corp. and its subsidiary; External Director for Snir Paper Industries; Director for QualiTau LTD.; External Director for Barkat Real Estate Financing, LTD; Director for Zim Integrated Shipping Services, LTD. Also serves on the following private companies: Iscoor	A. Levi Investments and Construction, LTD.	Independent director for Opal Investments; External Director for Yahad Rofiim

D-13

Name:	Ronen Nakar	Ron Hadassi	Itay Dayan	Varda Klal
		Metal and Steel Group LTD and Ligi Hadassi Management and Investments, LTD (family run business)		
Family connection with another interested party in the Company:	N.R.	N.R.	N.R.	N.R.
Is a Director which the Company regards as having accounting and financial expertise with respect to the minimum number:	No	No	No	Yes

For details of changes in the composition of the Company's Board of Directors in early 2026, see Section 3 of Part B to this report.

D-14

Regulation 26A: **Senior officers of the Corporation**

For details about Mr. Ronen Nakar, the Company's CEO and President, who also serves as Chairman of the Board of Directors, see Rule 26 above.

Name:	Ryan Schluttenhofer
Identity number:	A49103861
Date of birth:	March 31, 1992
Start of term date:	April 17, 2025
Position in the Corporation or a subsidiary, related company thereof or interested party thereof:	Chief Accounting Officer
Is an interested party in the corporation or is a family member of another senior officer or of an interested party in the Corporation:	N.R.
Education:	Graduate of Business Administration
Occupation in the past 5 years:	Director and Accounting and Reporting for Pacific Oak Capital Advisors, LLC. Transaction Director for PwC – New York

Regulation 26B: **Independent authorized signatories in the Corporation**

The Company has no independent authorized signatories.

Regulation 27: **Auditors of the Corporation**

Ernst & Young – Kost Forer Gabbay & Kasierer

144A Menachem Begin Road, Tel Aviv 6492102

To the best knowledge of the Company, the Auditor or partner thereof is not an interested partner or an officer in the Company.

Regulation 28: **Amendment of the regulations of the Company**

No change was implemented in Company's regulations during the reported year.

Regulation 29: **Recommendations and resolutions of the Board of Directors**

A. On July 30, 2025, the Company's Board of Directors resolved to complete a full early redemption of the Company's Series C debentures. For details see Company's immediate report of July 30, 2025, Reference Number: 2025-01-056559, the contents of which are included in this report by way of reference.

D-15

D-16 B. Indemnity and insurance Granting Letters of indemnity to directors and officers On June 6, 2016, the Company's audit committee, remuneration committee, board of directors, and sole shareholder meeting authorized a commitment to indemnify the senior officers of the Company (hereinafter: the "Serving Officers"). The commitment to indemnify applies both prospectively and retroactively, with the same language to each of the Serving Officers. For more information, including on the language of the letter of indemnity, see immediate report published by the Company on June 7, 2016, reference number: 2016-01-046563, the information of which presented in this report by way of reference (hereinafter: the "Reference Report"). Officer Insurance Policy On June 6, 2016, the Company's audit committee, remuneration committee, board of directors, and general meeting, as applicable, authorized the inclusion of the Serving Officers under the REIT's current liability insurance policy7 (hereinafter collectively: the "Liability Insurance Policy"), the main terms of which, as amended in 2025, are as follows: Liability insurance policy capped at USD 35 million accrued liability per case and period, for all serving directors and in its subsidiaries for their serving officers on its behalf and/or on the subsidiaries' behalf and the Management Company. The cumulative annual premium of the Liability Insurance Policy is USD 636 thousand. It should be noted that the Liability Insurance Policy is in effect until June 30, 2026. Further to the changes in the composition of the Company's management, and considering the fact that the previous insurance policy was purchased in July 2025, the new management approved an expansion of the insurance in a manner specific to Company's new management. The Company had previously held a D&O insurance policy at a total coverage of approximately USD 35 million . 7 Pacific Oak Strategy Opportunity REIT Inc. which is ultimately holding through ownership chain the entire (100%) issued and outstanding share capital of the Company (hereinafter and hereinabove: the "REIT"). D-17 In addition to the existing insurance coverage, and after consideration by the Company, it has engaged in separate supplementary Side A / DIC (Difference in Conditions) insurance for Pacific Oak SOR (BVI) Holdings, Ltd., with total coverage of up to USD 10 million, which shall apply exclusively to Company's insured officers and directors. The new insurance coverage of USD 10 million combines with Company's existing USD 35 million D&O insurance policy, and does not form a part of it, and is intended to apply only in specific circumstances, including when the D&O policy has been exhausted, is unavailable or has been rejected, or when the Company is unable or unwilling to indemnify or finance legal defense for covered entities. Accordingly, this additional coverage should be deemed a dedicated and targeted exclusion benefiting the new management company and additional insured persons at a BVI level, as opposed to a replacement or expansion of Company's existing D&O policy. Pacific Oak SOR (BVI) Holding Ltd. Name of signatory Position Signature Ronen Nakar CEO and Chairman of the Board of Directors ____________ PACIFIC OAK SOR (BVI) Holdings Ltd. Chapter E Director Statements Chapter E - Annual Report on Effectiveness of Internal Control over Financial Reporting and Disclosure Below is the annual report on effectiveness of internal control over financial reporting and disclosure, pursuant to Regulation 9b(a) The management of Pacific Oak (BVI) Holdings Ltd. (the “Corporation”), under the supervision of the Corporation's Board of Directors, is responsible to set and maintain proper internal control over financial reporting and disclosure by the Corporation. For this matter, management consists of: Ronen Nakar, CEO and chairman; Ryan Schluttenhofer, Chief Accounting Officer (hereinafter: "Most senior financial officer"); Internal control over financial reporting and disclosure consists of existing controls and procedures at the corporation, designed by the general manager and most senior financial officers, or under their supervision, or by those acting in said capacities, under supervision of the corporation's Board of Directors, which are designed to provide reasonable certainty with respect to reliability of financial reporting and preparation of reports pursuant to statutory provisions, and to ensure that information which the corporation is required to disclose in reports issued pursuant to statutory provisions is collected, processed, summarized and reported on schedule and in the format prescribed by law. Internal control includes, inter alia, controls and procedures designed to ensure that information which the corporation is required to disclose, is collected and submitted to corporate management, including to the general manager and to the most senior financial officer, or to those acting in said capacities, so as to enable decisions to be made at the appropriate time with regard to the required disclosure. Due to structural limitations, internal control over financial reporting and disclosure is not designed to provide absolute certainty that misrepresentation of omission of information on the reports would be avoided or discovered. Management, supervised by the Board of Directors, has reviewed and assessed internal control over financial reporting and disclosure at the corporation and the effectiveness there of; The assessment of effectiveness of internal control over financial reporting and disclosure by management, supervised by the Board of Directors, consisted of: 1) Mapping and identification of accounts and business processes which the Company deems material for financial reporting. The internal control components identified are: (a) Enterprise- level controls; (b) Controls over the process of compilation and closing of financial statements; (c) General controls of information systems; (d) Highly material processes for financial reporting and disclosure (controls over determination of fair value of investment property, controls over revenues from leasing of investment property, and controls over the non-current liabilities). 2) Mapping and documentation of existing controls at the Corporation, designed to provide an answer to reporting and disclosure risk, assessment of the effectiveness of control design and analysis of existing control gaps, correction of faults in control design and test for existence of compensatory controls.

3) Assessment of the functional effectiveness of key controls. Based on this assessment, the Board of Directors and management of the Corporation have concluded that internal control over financial reporting and disclosure at the corporation as of December 31, 2025 is not effective due to material weakness in the financial reporting close process due to the Company’s recent organizational restructuring and the absence of an orderly management transition, in addition to control deficiencies at Pacific Oak Residential Trust, Inc., the Company’s wholly owned subsidiary. This is the first time that there is such weakness. The Company's management and Board of Directors estimates that such weakness didn’t have material impacts on the financial report and disclosures in the financial statements for December 31, 2025. To ensure that, the Company's management, with oversight by the board have done as follows:  enhanced review controls and additional validation procedures over data and key processes within the financial statement close process; and  engagement of external professional consultants to assist management in the preparation and review of the consolidated financial statements and related disclosures. These actions were designed to mitigate the risk of material misstatement for the period and to support the fair presentation of the Company’s financial statements. In order to amend the deficiencies in 2026, the Company has planned to adopt, while approving the financial statements for 2025, a plan in order to ensure the amendment of the weakness through the end of 2026, such plans includes the following main components:  Assistance from External Experts Active and direct involvement of experienced internal control consultants in the review of the design and execution of related controls, including during interim reporting periods.  Change in Governance and Leadership Structure The Company implemented changes to its governance and leadership structure, including the reorganization of the Board of Directors of Pacific Oak Residential Trust, Inc. and the appointment of a Chief Restructuring Officer. These changes were designed to strengthen oversight, enhance accountability, and improve the effectiveness of oversight, including areas impacting internal control over financial reporting.  Organizational and Process Improvements Reorganization of the Company’s organizational process map, including clarification of roles and responsibilities, and implementation of improved processes and control mechanisms to enhance the timeliness and accuracy of financial reporting.  Strengthening of Control Environment and Monitoring Implementation of formalized control activities over complex accounting estimates and the financial close process, along with ongoing monitoring of the effectiveness of these controls by management, with oversight from the Company’s Board of Directors. Certification by the CEO pursuant to Regulation 9b(d)(1) I, the undersigned, Ronen Nakar, serving CEO and Chair of the Board, hereby certify as follows; 1. I have reviewed the periodic report by Pacific Oak SOR (BVI) Holdings Ltd. ("the Corporation") for 2025 ("the Report"). 2. To the best of my knowledge, the report is free of any miss-representation of material fact and is not lacking any representation of material fact required for the representations made there in, under the circumstances in which they were made, to not be misleading in reference to the period covered by the report. 3. To the best of my knowledge, the financial statements and other financial information included in the report properly reflect, in all material aspects, the financial standing, operating results and cash flows of the corporation as of the dates and for the periods to which the report refers. 4. I have disclosed to the corporation's Independent Auditor, Board of Directors and to the Audit Committee and Financial Statements Committee of the corporation, based on my most current assessment of the internal control over financial reporting and disclosure: a. All significant faults and material weaknesses in specification of operation of internal control over financial reporting and disclosure which may reasonably impact the corporation's capacity to collect, process, summarize or report financial information in a manner which may cast doubt over the reliability of financial reporting and preparation of financial statements pursuant to statutory provisions; and - b. Any fraud, whether or not material, involving the General Manager or any of the direct reports thereof, or involving any other employees having a significant capacity in internal control over financial reporting and disclosure. 5. I, on my own or with others at the Corporation: a. Have set controls and procedures and/or verified that controls and procedures have been specified and maintained under my supervision, designed to ensure that material information with regard to the corporation, including subsidiaries thereof, as defined in Securities Regulations (Annual financial statements), 2010, is brought to my attention by others at the corporation and subsidiaries, specifically during preparation of the report; and - b. Have set controls and procedures and/or verified that controls and procedures have been specified and maintained under my supervision, designed to reasonably ensure the reliability of financial reporting and preparation of the financial statements pursuant to statutory provisions, including pursuant to generally-accepted accounting principles; c. Have assessed the effectiveness of internal control over financial reporting and disclosure, and have presented in this report the conclusions drawn by the Board of Directors and management with regard to effectiveness of said internal control as of the report date. The foregoing shall not derogate from my responsibility or that of any other person pursuant to all statutory provisions. Ronen Nakar CEO and Chairman of the Board Date: April __, 2026 Certification by most senior financial officers pursuant to Regulation 9b(d)(2) I, the undersigned, Ryan Schluttenhofer, Chief Accounting Officer, hereby certify as follows: 1. We have reviewed the financial statements and other financial information included on the reports by Pacific Oak SOR (BVI) Holdings Ltd. (hereinafter: "the Corporation") for 2025 (hereinafter: "the Reports"). 2. To the best of our knowledge, the financial statements and other financial information included on the report is free of any mis-representation of material fact and is not lacking any representation of material fact required for the representations made there in, under the circumstances in which they were made, to not be misleading in reference to the period covered by the report. 3. To the best of our knowledge, the financial statements and other financial information included in the report properly reflect, in all material aspects, the financial standing, operating results and cash flows of the corporation as of the dates and for the periods to which the report refers. 4. We have disclosed to the Corporation's Independent Auditor, Board of Directors and to the Audit Committee and Financial Statements Committee of the Corporation, based on my most current assessment of the internal control over financial reporting and disclosure: a. All significant faults and material weaknesses in specification of operation of internal control over financial reporting and disclosure, in as much as it related to the financial statements and to other financial information included on the report, which may reasonably impact the corporation's capacity to collect, process, summarize or report financial information in a manner which may cast doubt over the reliability of financial reporting and preparation of financial statements pursuant to statutory provisions; and - b. Any fraud, whether or not material, involving the General Manager or any of the direct reports thereof, or involving any other employees having a significant capacity in internal control over financial reporting and disclosure. 5. We, on our own or with others at the Corporation: a. Have set controls and procedures and/or verified that controls and procedures have been specified and maintained under my supervision, designed to ensure that material information with regard to the corporation, including subsidiaries thereof, as defined in Securities Regulations (Annual financial statements), 2010 - as it applies to financial statements and other financial information included on the report, is brought to my attention by others at the corporation and subsidiaries, specifically during preparation of the report; and - b. Have set controls and procedures and/or verified that controls and procedures have been specified and maintained under my supervision, designed to reasonably ensure the reliability of financial reporting and preparation of the financial statements pursuant to statutory provisions, including pursuant to generally-accepted accounting principles; c. Have assessed the effectiveness of internal control over financial reporting and disclosure, in as much as it relates to the financial statements and to other financial information included on the report as of the report date. Our conclusions from my aforementioned assessment have been delivered to the Board of Directors and to management, and are incorporated in this report. The foregoing shall not derogate from our responsibility or that of any other person pursuant to all statutory provisions. Ryan Schluttenhofer, Chief Accounting Officer Date: April ___ , 2026 Independent Auditor's opinion of the effectiveness of internal control The Independent Auditor's opinion of the effectiveness of internal control is enclosed to the Company’s financial statements as of December 31 2025 attached as chapter C to this periodic report hereinabove.